As filed with the Securities and Exchange Commission on June 8, 2021

No. 333-256653

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

THE MIDDLEBY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	3580	36-3352497
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

1400 Toastmaster Drive

Elgin, Illinois, 60120

(847) 741-3300

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Timothy J. FitzGerald

Chief Executive Officer

The Middleby Corporation

1400 Toastmaster Drive

Elgin, Illinois 60120

(847) 741-3300

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Shilpi Gupta Eric C. Otness Skadden, Arps, Slate, Meagher & Flom LLP 333 West Wacker Drive Chicago, Illinois 60606 (312) 407-0700	Joel H. Horn, Esq. Executive Vice President, General Counsel and Corporate Secretary 2227 Welbilt Boulevard New Port Richey, Florida 34655 (727) 375-7010	Barbara L. Becker Saee Muzumdar Gibson, Dunn & Crutcher LLP 200 Park Avenue New York, New York 10166 (212) 351-4000

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this Registration Statement is declared effective and all other conditions to the proposed merger contemplated by the Agreement and Plan of Merger dated as of April 20, 2021, described in the joint proxy statement/prospectus contained herein, have been satisfied or waived.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this joint proxy statement/prospectus is not complete and may be changed. We may not distribute the Middleby Common Stock being registered pursuant to this joint proxy statement/prospectus until the registration statement filed with the Securities and Exchange Commission is effective. This joint proxy statement/prospectus does not constitute an offer to distribute or a solicitation of an offer to receive any securities in any jurisdiction where an offer or solicitation is not permitted.

PRELIMINARY—SUBJECT TO COMPLETION—DATED JUNE 8, 2021

MERGER PROPOSAL—YOUR VOTE IS VERY IMPORTANT

Dear Stockholders of The Middleby Corporation and Welbilt, Inc.:

On behalf of the boards of directors of The Middleby Corporation (“Middleby”) and Welbilt, Inc. (“Welbilt”), we are pleased to enclose the accompanying joint proxy statement/prospectus relating to the merger of Middleby and Welbilt. We are requesting that you take certain actions as a Middleby or Welbilt stockholder.

On April 20, 2021, Middleby, Middleby Marshall Inc., a Delaware corporation and wholly owned, direct subsidiary of Middleby (“Acquiror”), Mosaic Merger Sub, Inc., a Delaware corporation and a direct wholly owned subsidiary of Acquiror (“Merger Sub”), and Welbilt entered into an Agreement and Plan of Merger (as amended from time to time, the “Merger Agreement”), providing for the merger of Merger Sub with and into Welbilt, with Welbilt surviving the merger (the “Merger”) as an indirect wholly owned subsidiary of Middleby. In the Merger, Welbilt stockholders will be entitled to receive, in exchange for each share of Welbilt common stock, par value $0.01 per share (“Welbilt Common Stock”), owned by them immediately prior to such Merger, 0.1240 shares of Middleby common stock, par value $0.01 per share (“Middleby Common Stock”), with cash paid in lieu of the issuance of any fractional shares, which we refer to collectively as the merger consideration.

Middleby and Welbilt will each hold special meetings of their respective stockholders in connection with the proposed Merger (respectively, the “Middleby Special Meeting” and “Welbilt Special Meeting”).

At the Middleby Special Meeting, holders of Middleby Common Stock (the “Middleby stockholders”) will be asked to vote on proposals to (i) approve the issuance of shares of Middleby Common Stock to the holders of Welbilt Common Stock (the “Welbilt stockholders”) in connection with the Merger pursuant to the terms of the Merger Agreement (the “Stock Issuance Proposal”); and (ii) to consider and approve an amendment to Middleby’s Restated Certificate of Incorporation (as amended, the “Middleby Charter”) to increase the number of authorized shares of Middleby Common Stock from 95,000,000 shares to 150,000,000 shares, a copy of such amendment is attached as Annex E to the accompanying joint proxy statement/prospectus (the “Middleby Authorized Share Issuance Proposal”); and (iii) approve the adjournment of the Middleby Special Meeting to solicit additional proxies if a quorum is not present or if there are not sufficient votes cast at the Middleby Special Meeting to approve the Stock Issuance Proposal (the “Middleby Adjournment Proposal”). Approval of the Stock Issuance Proposal requires the affirmative vote of a majority of the Middleby Common Stock entitled to vote thereon and present in person or represented by proxy at the Middleby Special Meeting. Approval of the Middleby Adjournment Proposal requires the affirmative vote of a majority of the Middleby Common Stock entitled to vote thereon and present in person or represented by proxy at the Middleby Special Meeting. Under the Fourth Amended and Restated Bylaws of Middleby, virtual attendance at the special meeting constitutes presence in person for purposes of the vote required.

Contemporaneously and in connection with the execution of the Merger Agreement, Middleby entered into a support agreement (the “Icahn Support Agreement”) (a copy of which is attached as Annex D to this joint proxy statement/prospectus) with certain Welbilt stockholders affiliated with Carl C. Icahn (such stockholders are referred to herein collectively as the “Icahn Stockholders”), pursuant to which the Icahn Stockholders agreed, among other things, subject to the terms and conditions thereof, to vote all of the shares of the Welbilt Common Stock held by the Icahn Stockholders as of such date in favor of the Merger Proposal at the Welbilt Special Meeting. For more information, please see “The Merger Agreement—Icahn Support Agreement.” For more information regarding the security ownership of the Icahn Stockholders, please see “Certain Beneficial Owners of Welbilt Common Stock.”

The Middleby Special Meeting will be held virtually at www.virtualshareholdermeeting.com/MIDD2021SM, on July 21, 2021, at 10:30 a.m., Central Time. Middleby’s board of directors (the “Middleby Board”) unanimously recommends that Middleby stockholders vote “FOR” the Stock Issuance Proposal, “FOR” the Middleby Authorized Share Issuance Proposal and “FOR” the Middleby Adjournment Proposal.

At the Welbilt Special Meeting, Welbilt stockholders will be asked to vote on proposals to (i) adopt the Merger Agreement (the “Merger Proposal”), (ii) approve, on a non-binding advisory basis, the compensation that may be paid or become payable to Welbilt’s named executive officers that is based on or otherwise relates to the Merger (the “Advisory Compensation Proposal”) and (iii) approve the adjournment of the Welbilt Special Meeting to solicit additional proxies if a quorum is not present or there are not sufficient votes cast at the Welbilt Special Meeting to approve the Merger Proposal (the “Welbilt Adjournment Proposal”). Approval of the Merger Proposal requires the affirmative vote of the holders of a majority of the outstanding shares of Welbilt Common Stock entitled to vote on the proposal. Approval of the Welbilt Adjournment Proposal and the Advisory Compensation Proposal requires the affirmative vote of the holders of a majority of the Welbilt Common Stock entitled to vote thereon and present in person or represented by proxy at the Welbilt Special Meeting. Virtual attendance by stockholders of record at the special meeting constitutes presence in person for purposes of the vote required.

The Welbilt Special Meeting will be held virtually at www.virtualshareholdermeeting.com/WBT2021SM, on July 21, 2021, at 1:00 p.m., Eastern Time. The board of directors of Welbilt (the “Welbilt Board”) unanimously recommends that Welbilt stockholders vote “FOR” the Merger Proposal, “FOR” the Advisory Compensation Proposal and “FOR” the Welbilt Adjournment Proposal.

If the Merger is completed, at the effective time of the Merger (the “Effective Time”), each issued and outstanding share of Welbilt Common Stock as of immediately prior to the Effective Time that is eligible to be converted into Middleby Common Stock in accordance with the terms of the Merger Agreement will convert automatically into the right to receive 0.1240 shares of Middleby Common Stock (the “Exchange Ratio”), with cash paid in lieu of the issuance of fractional shares, if any. Although the number of shares of Middleby Common Stock that Welbilt stockholders will receive in exchange for their shares of Welbilt Common Stock is fixed, the market value of the merger consideration will fluctuate with the market price of Middleby Common Stock and will not be known at the time Welbilt stockholders vote to adopt the Merger Agreement or at the time Middleby stockholders vote to approve the Stock Issuance Proposal. Based on the closing price of Middleby Common Stock on the NASDAQ Global Select Market (“NASDAQ”) on April 20, 2021, the last trading day before the public announcement of the parties entering into the Merger Agreement, the exchange ratio represented approximately $20.69 in value for each share of Welbilt Common Stock. Based on the closing price of Middleby Common Stock on NASDAQ on [                ], 2021, the last practicable trading day before the date of the accompanying joint proxy statement/prospectus, the exchange ratio represented approximately $[                ] in value for each share of Welbilt Common Stock. Based on the estimated number of shares of Middleby Common Stock and estimated number of shares of Welbilt Common Stock, as well as the outstanding equity awards of the parties, that will be outstanding immediately prior to the consummation of the Merger, we estimate that, upon consummation of the Merger, Middleby stockholders as of immediately prior to the Merger will hold approximately 76%, and Welbilt stockholders as of immediately prior to the Merger will hold approximately 24%, of the issued and outstanding shares of Middleby Common Stock (in each case based on fully diluted shares outstanding of each company). We urge you to obtain current market quotations for Middleby Common Stock (trading symbol “MIDD”) and Welbilt Common Stock (trading symbol “WBT”).

The obligations of Middleby and Welbilt to complete the Merger are subject to the satisfaction or waiver of a number of conditions set forth in the Merger Agreement, a copy of which is attached as Annex A to the accompanying joint proxy statement/prospectus. The accompanying joint proxy statement/prospectus describes the Middleby Special Meeting and the proposals to be considered thereat, the Welbilt Special Meeting and the proposals to be considered thereat, the Merger and the documents and agreements related to the Merger. It also contains or references information about Middleby and Welbilt and certain related agreements and matters. Please carefully read the entire accompanying joint proxy statement/prospectus prior to voting, including “Risk Factors” beginning on page 37, for a discussion of the risks relating to the proposed Merger. You also can obtain information about Middleby and Welbilt from documents that each has filed with the Securities and Exchange Commission. Please see “Where You Can Find More Information” beginning on page 217 of the accompanying joint proxy statement/prospectus for how you may obtain such information.

Sincerely,

Timothy FitzGerald	William C. Johnson
Chief Executive Officer The Middleby Corporation	President and Chief Executive Officer Welbilt, Inc.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued in connection with the Merger described in the accompanying joint proxy statement/prospectus or determined if the accompanying joint proxy statement/prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The accompanying joint proxy statement/prospectus is dated [                ], 2021 and is first being mailed to Middleby stockholders of record and Welbilt stockholders of record on or about [                ], 2021.

1400 Toastmaster Drive

Elgin, Illinois, 60120

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

OF

THE MIDDLEBY CORPORATION

TO BE HELD ON JULY 21, 2021

To the Stockholders of The Middleby Corporation:

You are cordially invited to attend the special meeting of stockholders (the “Middleby Special Meeting”) of the Middleby Corporation (“Middleby”) virtually, to be held at 10:30 a.m., Central Time, on July 21, 2021 virtually at www.virtualshareholdermeeting.com/MIDD2021SM, for the following purposes:

1.

to consider and vote on a proposal (the “Stock Issuance Proposal”) to approve the issuance of shares of Middleby’s common stock, par value $0.01 per share (the “Middleby Common Stock”), pursuant to the Agreement and Plan of Merger, dated as of April 20, 2021 (the “Merger Agreement”), by and among Middleby, Middleby Marshall Inc., Mosaic Merger Sub, Inc. (“Merger Sub”) and Welbilt, Inc. (“Welbilt”), as it may be amended from time to time, a copy of which is attached as Annex A to the joint proxy statement/prospectus;

2.

to consider and approve an amendment to Middleby’s Restated Certificate of Incorporation (as amended, the “Middleby Charter”) to increase the number of authorized shares of Middleby Common Stock from 95,000,000 shares to 150,000,000 shares (such amendment, the “Middleby Charter Amendment” and such proposal, the “Middleby Authorized Share Increase Proposal”), a copy of the Middleby Charter Amendment is attached as Annex E to the joint proxy statement/prospectus; and

3.

to consider and vote on a proposal to approve the adjournment of the Middleby Special Meeting, if necessary or appropriate, for the purpose of soliciting additional votes for the approval of the Stock Issuance Proposal or the Middleby Authorized Share Increase Proposal (the “Middleby Adjournment Proposal”).

Middleby will transact no other business at the Middleby Special Meeting or any adjournment or postponement thereof, except such business as may properly be brought before the Middleby Special Meeting or any adjournment or postponement thereof, by or at the direction of the board of directors of Middleby (the “Middleby Board”) in accordance with Middleby’s Fourth Amended and Restated Bylaws. These items of business are described in the enclosed joint proxy statement/prospectus. The Middleby Board has designated the close of business on June 17, 2021 as the record date (the “Middleby Record Date”) for the purpose of determining the holders of shares of Middleby Common Stock who are entitled to receive notice of, and to vote at, the Middleby Special Meeting and any adjournment or postponement thereof, unless a new record date is fixed in connection with any adjournment or postponement of the Middleby Special Meeting. Only holders of record of Middleby Common Stock at the close of business on the Middleby Record Date are entitled to notice of, and to vote at, the Middleby Special Meeting and at any adjournment or postponement thereof.

The Middleby Board has (i) determined that the Merger Agreement and the other transactions contemplated thereby, including the merger of Merger Sub with and into Welbilt (the “Merger”) and the issuance of Middleby Common Stock contemplated by the Stock Issuance Proposal, are advisable and in the best interests of Middleby and the Middleby stockholders, (ii) authorized and approved Middleby’s execution, delivery and performance of the Merger Agreement in accordance with its terms and Middleby’s consummation of the transactions contemplated thereby, including the Merger and the issuance of Middleby Common Stock contemplated by the Stock Issuance Proposal, (iii) resolved that the approval of the Stock Issuance Proposal be submitted to a vote at a meeting of the holders of Middleby Common Stock and (iv) recommended that the holders of Middleby Common Stock approve the Stock Issuance Proposal. The Middleby Board recommends that holders of Middleby Common Stock vote “FOR” the Stock Issuance Proposal, “FOR” the Middleby Authorized Share Increase Proposal and “FOR” the Middleby Adjournment Proposal.

Properly executed proxy cards with no instructions indicated on the proxy card will be voted “FOR” the Stock Issuance Proposal, “FOR” the Middleby Authorized Share Increase Proposal and “FOR” the Middleby Adjournment Proposal. Even if you plan to attend the Middleby Special Meeting virtually, Middleby requests that you complete, sign, date and return the enclosed proxy card in the accompanying envelope prior to the Middleby Special Meeting to ensure that your shares will be represented and voted at the Middleby Special Meeting if you later decide not to or become unable to attend virtually.

You may also submit a proxy over the Internet using the Internet address on the enclosed proxy card or by telephone using the toll-free number on the enclosed proxy card. If you submit your proxy through the Internet or by telephone, you will be asked to provide the control number from the enclosed proxy card. If you are not a stockholder of record, but instead hold your shares in “street name” through a broker, bank, trust or other nominee, you must provide a proxy executed in your favor from your broker, bank, trust or other nominee in order to be able to vote at the Middleby Special Meeting.

Please vote as promptly as possible, whether or not you plan to attend the Middleby Special Meeting virtually. If your shares are held in the name of a broker, bank, or other nominee, please vote by following the instructions on the voting instruction form furnished by the broker, bank, or other nominee. If you hold your shares in your own name, submit a proxy to vote your shares as promptly as possible by (i) visiting the Internet site listed on the proxy card, (ii) calling the toll-free number listed on the proxy card or (iii) submitting your proxy card by mail by using the self-addressed, stamped envelope provided. Submitting a proxy will not prevent you from voting virtually, but it will help to secure a quorum and avoid added solicitation costs. Any eligible holder of Middleby Common Stock entitled to vote thereon and who is virtually present at the Middleby Special Meeting may vote, thereby revoking any previous proxy. In addition, a proxy may also be revoked in writing before the Middleby Special Meeting in the manner described in this joint proxy statement/prospectus.

The enclosed joint proxy statement/prospectus provides a detailed description of the Merger, the Merger Agreement, and the other matters to be considered at the Middleby Special Meeting. We urge you to read carefully the joint proxy statement/prospectus—including any documents incorporated by reference therein—and the Annexes in their entirety. If you have any questions concerning the Merger or the joint proxy statement/prospectus, would like additional copies or need help voting your shares of Middleby Common Stock, please contact Innisfree M&A Incorporated:

Innisfree M&A Incorporated

501 Madison Avenue, 20th Floor

New York, NY 10022

Stockholders May Call: 1 (877) 717-3926 (toll-free from the U.S and Canada)

or +1 (412) 232-3651 (from other locations)

Banks and Brokers May Call: (212) 750-5833

By Order of the Board of Directors

Timothy FitzGerald
Chief Executive Officer

Elgin, Illinois

[                 ], 2021

Your vote is very important, regardless of the number of shares of Middleby Common Stock you own. The Merger cannot be completed unless stockholders of both Middleby and Welbilt approve certain proposals related to the Merger. Whether or not you plan to attend the Middleby Special Meeting virtually, please submit a proxy to vote your shares as promptly as possible to make sure that your shares are represented at the Middleby Special Meeting.

WELBILT, INC.

2227 Welbilt Boulevard

New Port Richey, Florida 34655

NOTICE OF SPECIAL MEETING OF

STOCKHOLDERS OF WELBILT, INC.

TO BE HELD JULY 21, 2021

To the Stockholders of Welbilt, Inc.:

You are cordially invited to attend the special meeting of stockholders (the “Welbilt Special Meeting”) of Welbilt, Inc. (“Welbilt”) virtually, to be held at 1:00 p.m., Eastern Time, on July 21, 2021 at www.virtualshareholdermeeting.com/WBT2021SM, for the following purposes:

1.

To vote on a proposal to adopt the Agreement and Plan of Merger, dated as of April 20, 2021 (as amended from time to time, the “Merger Agreement”), by and among The Middleby Corporation (“Middleby”), Middleby Marshall Inc., Mosaic Merger Sub, Inc. (“Merger Sub”) and Welbilt, a copy of which is attached as Annex A to the joint proxy statement/prospectus; (the “Merger Proposal”);

2.

To vote on a proposal to approve, on a non-binding advisory basis, the compensation that may be paid or become payable to Welbilt’s named executive officers that is based on or otherwise relates to the Merger (as defined below) (the “Advisory Compensation Proposal”); and

3.

To vote on a proposal to approve the adjournment of the Welbilt Special Meeting to solicit additional proxies if a quorum is not present or there are not sufficient votes cast at the Welbilt Special Meeting to approve the Merger Proposal (the “Welbilt Adjournment Proposal”).

Welbilt will transact no other business at the Welbilt Special Meeting or any adjournment or postponement thereof, except such business as may properly be brought before the Welbilt Special Meeting or any adjournment or postponement thereof by or at the direction of the Welbilt board of directors (the “Welbilt Board”) in accordance with Welbilt’s Amended and Restated Bylaws. This joint proxy statement/prospectus, of which this notice is a part, describes the proposals listed above in more detail. Please refer to the attached documents, including the Merger Agreement and all other annexes and any documents incorporated by reference, for further information with respect to the business to be transacted at the Welbilt Special Meeting. You are encouraged to read the entire document carefully before voting. In particular, please see the sections entitled “The Merger” beginning on page 52 for a description of the transactions contemplated by the Merger Agreement and “Risk Factors” beginning on page 37 for an explanation of the risks associated with the Merger and the other transactions contemplated by the Merger Agreement.

Approval of the Merger Proposal by the affirmative vote of the holders of a majority of the outstanding shares of Welbilt common stock, par value $0.01 per share (“Welbilt Common Stock”), entitled to vote on the proposal is required to complete the Merger between Welbilt and Merger Sub, as contemplated pursuant to the Merger Agreement (the “Merger”). Holders of Welbilt Common Stock (“Welbilt stockholders”) will also be asked to approve the Advisory Compensation Proposal and the Welbilt Adjournment Proposal. Approval of the Welbilt Adjournment Proposal and the Advisory Compensation Proposal requires the affirmative vote of the holders of a majority of the Welbilt Common Stock entitled to vote thereon and present in person or represented by proxy at the Welbilt Special Meeting.

The Welbilt Board has fixed the close of business on June 17, 2021, as the record date (the “Welbilt Record Date”) for the determination of the Welbilt stockholders entitled to receive notice of, and to virtually vote at, the Welbilt Special Meeting or any adjournment or postponement thereof. The Welbilt stockholders of record as of the close of business on the Welbilt Record Date are the only Welbilt stockholders that are entitled to receive notice of, and to virtually vote at, the Welbilt Special Meeting and any adjournment or postponement thereof unless a new record date is fixed in connection with any adjournment or postponement of the Welbilt Special Meeting. Regardless of whether there is a quorum, the chairman or any other person presiding over the Welbilt Special Meeting as provided in the Amended and Restated Bylaws of Welbilt (the “Welbilt Bylaws”) or designated by the Welbilt Board (such person, the “Presiding Stockholder Meeting Chair”) may adjourn the Welbilt Special Meeting. In addition, the Welbilt Special Meeting may be postponed by the Welbilt Board in its discretion. For additional information regarding the Welbilt Special Meeting, please see the section entitled “Welbilt Special Meeting” beginning on page 162 of this joint proxy statement/prospectus.

The Welbilt Board, at a meeting duly called and held, has by unanimous vote (i) determined that the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement are advisable and fair to, and in the best interests of, Welbilt and the Welbilt stockholders, (ii) approved, authorized, adopted and declared advisable the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement and (iii) resolved to recommend that the Welbilt stockholders vote in favor of the adoption of the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement. The Welbilt Board unanimously recommends that holders of Welbilt Common Stock vote “FOR” the Merger Proposal, “FOR” the Advisory Compensation Proposal and “FOR” the Welbilt Adjournment Proposal.

Properly executed proxy cards with no instructions indicated on the proxy card will be voted “FOR” the Merger Proposal, “FOR” the Advisory Compensation Proposal and “FOR” the Welbilt Adjournment Proposal. Even if you plan to attend the Welbilt Special Meeting virtually, Welbilt requests that you complete, sign, date and return the enclosed proxy card in the accompanying envelope prior to the Welbilt Special Meeting to ensure that your shares will be represented and voted at the Welbilt Special Meeting if you later decide not to or become unable to attend virtually.

You may also submit a proxy over the Internet using the Internet address on the enclosed proxy card or by telephone using the toll-free number on the enclosed proxy card. If you submit your proxy through the Internet or by telephone, you will be asked to provide the control number from the enclosed proxy card. If you are not a stockholder of record, but instead hold your shares in “street name” through a broker, bank, trust or other nominee, you must provide a proxy executed in your favor from your broker, bank, trust or other nominee in order to be able to vote at the Welbilt Special Meeting.

Please vote as promptly as possible, whether or not you plan to attend the Welbilt Special Meeting virtually. If your shares are held in the name of a broker, bank, or other nominee, please vote by following the instructions on the voting instruction form furnished by the broker, bank, or other nominee. If you hold your shares in your own name, submit a proxy to vote your shares as promptly as possible by (i) visiting the Internet site listed on the proxy card, (ii) calling the toll-free number listed on the proxy card or (iii) submitting your proxy card by mail by using the self-addressed, stamped envelope provided. Submitting a proxy will not prevent you from voting virtually, but it will help to secure a quorum and avoid added solicitation costs. Any eligible holder of Welbilt Common Stock entitled to vote and who is virtually present at the Welbilt Special Meeting may vote, thereby revoking any previous proxy. In addition, a proxy may also be revoked in writing before the Welbilt Special Meeting in the manner described in this joint proxy statement/prospectus.

The enclosed proxy statement/prospectus provides a detailed description of the Merger, the Merger Agreement, and the other matters to be considered at the Welbilt Special Meeting. We urge you to read carefully the proxy statement/prospectus—including any documents incorporated by reference—and the Annexes in their entirety. If you have any questions concerning the Merger Proposal, the Advisory Compensation Proposal, the Welbilt Adjournment Proposal, the Merger or this joint proxy statement/prospectus, would like additional copies, or need help voting your shares of Welbilt Common Stock, please contact:

D.F. King & Co., Inc.

48 Wall Street, 22nd Floor

New York, NY 10005

Stockholders Call (toll-free): (800) 714-3310

Banks and Brokers Call: (212) 269-5550

Email: welbilt@dfking.com

By Order of the Board of Directors

William C. Johnson
President and Chief Executive Officer

New Port Richey, Florida

[                ], 2021

Your vote is very important. The Merger between Middleby and Welbilt cannot be completed without the approval of the Merger Proposal by the affirmative vote of the holders of a majority of the outstanding shares of Welbilt Common Stock entitled to vote on the proposal.

ABOUT THIS JOINT PROXY STATEMENT/PROSPECTUS

This document, which forms part of a registration statement on Form S-4 filed with the U.S. Securities and Exchange Commission (the “SEC”) by The Middleby Corporation, a Delaware corporation (“Middleby”), constitutes a prospectus of Middleby under Section 5 of the Securities Act of 1933 (as amended, the “Securities Act”) with respect to the shares of Middleby Common Stock to be issued to the stockholders of Welbilt, Inc., a Delaware corporation (“Welbilt”), stockholders pursuant to the Agreement and Plan of Merger, dated as of April 20, 2021 (as amended from time to time, the “Merger Agreement”), by and among Middleby, Middleby Marshall Inc., a Delaware corporation (“Acquiror”), Mosaic Merger Sub, Inc., a Delaware corporation (“Merger Sub”) and Welbilt. This document also constitutes a proxy statement of each of Middleby and Welbilt under Section 14(a) of the Securities Exchange Act of 1934 (as amended, the “Exchange Act”). It also constitutes a notice of meeting with respect to the special meeting of Welbilt stockholders (the “Welbilt Special Meeting”) and the special meeting of Middleby stockholders (the “Middleby Special Meeting”).

You should rely only on the information contained in or incorporated by reference into this joint proxy statement/prospectus. Neither Middleby nor Welbilt have authorized anyone to provide you with information that is different from, or in addition to, that contained in or incorporated by reference into this joint proxy statement/prospectus. This joint proxy statement/prospectus is dated [                ], 2021. The information contained in this joint proxy statement/prospectus is accurate only as of that date or, in the case of information in a document incorporated by reference, as of the date of such document, unless the information specifically indicates that another date applies. Neither the mailing of this joint proxy statement/prospectus to Middleby stockholders and Welbilt stockholders nor the issuance by Middleby of shares of common stock of Middleby, par value $0.01 per share (“Middleby Common Stock”) pursuant to the Merger Agreement will create any implication to the contrary.

This joint proxy statement/prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is unlawful to make any such offer or solicitation in such jurisdiction. Middleby has supplied all information contained in this joint proxy statement/prospectus relating to Middleby, and Welbilt has supplied all such information relating to Welbilt. Middleby and Welbilt have both contributed to the information related to the Merger (as herein defined) contained in this joint proxy statement/prospectus.

Unless the context otherwise requires, all references in this joint proxy statement/prospectus to “Middleby” refer to The Middleby Corporation, a Delaware corporation. Unless the context otherwise requires, all references in this joint proxy statement/prospectus to “Welbilt” refer to Welbilt, Inc., a Delaware corporation. All references in this joint proxy statement/prospectus to “Middleby Common Stock” refer to the common stock of Middleby, par value $0.01 per share, and all references in this joint proxy statement/prospectus to “Welbilt Common Stock” refer to the common stock of Welbilt, par value $0.01 per share. All references in this joint proxy statement/prospectus to “Merger Agreement” refer to the Agreement and Plan of Merger, dated as of April 20, 2021, by and among Middleby, Acquiror, Merger Sub, and Welbilt, as it may be amended from time to time, a copy of which is attached as Annex A to this joint proxy statement/prospectus and incorporated by reference herein. All references in this joint proxy statement/prospectus to the “Exchange Ratio” refer to the ratio of 0.1240 shares of Middleby Common Stock per outstanding share of Welbilt Common Stock that will be issued to Welbilt stockholders in connection with the Merger.

i

ADDITIONAL INFORMATION

This joint proxy statement/prospectus incorporates by reference important business and financial information about Middleby and Welbilt from other documents that are not included in or delivered with this joint proxy statement/prospectus. For a listing of the documents incorporated by reference into this joint proxy statement/prospectus, see “Where You Can Find More Information.”

You may request copies of this joint proxy statement/prospectus and any of the documents incorporated by reference herein or other information concerning Middleby or Welbilt, without charge, upon written or oral request to the applicable company’s principal executive offices. The respective addresses and phone numbers of such principal executive offices are listed below.

For Middleby Stockholders:	For Welbilt Stockholders:
The Middleby Corporation 1400 Toastmaster Drive Elgin, Illinois, 60120 Attention: Investor Relations Telephone: (847) 741-3300	Welbilt, Inc. 2227 Welbilt Boulevard New Port Richey, Florida 34655 Attention: Investor Relations Telephone: (727) 853-3079

If you would like to request any of the Middleby or Welbilt documents that are incorporated by reference into this joint proxy statement/prospectus, please do so by July 14, 2021 in order to receive them before the Middleby Special Meeting and the Welbilt Special Meeting.

You may also obtain any of the documents incorporated by reference into this joint proxy statement/prospectus without charge through the SEC’s website at www.sec.gov. In addition, you may obtain copies of documents filed by Middleby with the SEC by accessing Middleby’s website at https://middlebycorporation.gcs-web.com/financial-information/sec-filings. You may also obtain copies of documents filed by Welbilt with the SEC by accessing Welbilt’s website at https://ir.welbilt.com/investor-relations/financial-information/sec-filings/default.aspx.

We are not incorporating the contents of the websites of the SEC, Middleby, Welbilt or any other entity into this joint proxy statement/prospectus. We are providing the information about how you can obtain certain documents that are incorporated by reference into this joint proxy statement/prospectus at these websites only for your convenience.

For a more detailed description of the information incorporated by reference in this joint proxy statement/prospectus and how you may obtain it, see “Where You Can Find More Information” beginning on page 217.

In addition, if you have questions about the Merger (as defined below) or this joint proxy statement/prospectus, would like additional copies of this joint proxy statement/prospectus or need to obtain proxy cards or other information related to the proxy solicitation, contact Innisfree M&A Incorporated, the proxy solicitor for Middleby, toll-free at (877) 717-3926 or, for brokers and banks, collect at (212) 750-5833, or D.F. King & Co., Inc., the proxy solicitor for Welbilt, toll-free at (800) 714-3310 or, for brokers and banks, at (212) 269-5550. You will not be charged for any of these documents that you request.

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QUESTIONS AND ANSWERS

The following questions and answers briefly address some commonly asked questions about the special meeting of Welbilt stockholders (the “Welbilt Special Meeting”), the special meeting of Middleby stockholders (the “Middleby Special Meeting”) and the Merger. They may not include all the information that is important to Welbilt stockholders and Middleby stockholders. Welbilt stockholders and Middleby stockholders should carefully read this entire joint proxy statement/prospectus, including the annexes and the other documents referred to herein incorporated by reference.

Q:	Why am I receiving this joint proxy statement/prospectus?

A:

This joint proxy statement/prospectus serves as a proxy statement for the Welbilt Special Meeting and the Middleby Special Meeting. You are receiving this joint proxy statement/prospectus because Middleby and Welbilt have agreed to an all stock merger transaction. Pursuant to the Merger Agreement, at the effective time of the Merger (as defined below) (the “Effective Time”), Merger Sub will merge with and into Welbilt, the separate corporate existence of Merger Sub will cease and Welbilt will continue as the surviving corporation in the Merger as an indirect wholly owned subsidiary of Middleby (the “Merger”). As referred to in this joint proxy statement/prospectus, the “Effective Time” means the effective time of the Merger and as set forth in the Merger Agreement. The Merger Agreement governs the terms of the Merger of Merger Sub and Welbilt and is attached to this joint proxy statement/prospectus as Annex A.

In order to complete the Merger, among other things, Welbilt stockholders must adopt the Merger Agreement in accordance with the General Corporation Law of the State of Delaware (the “DGCL”), and Middleby stockholders must approve the issuance of shares of Middleby Common Stock in connection with the Merger.

This joint proxy statement/prospectus serves as both the proxy statement through which Middleby and Welbilt will solicit proxies to obtain the necessary stockholder approvals for the Merger and the prospectus by which Middleby will issue shares of Middleby Common Stock as consideration in the Merger.

This joint proxy statement/prospectus, which you should carefully read in its entirety, contains important information about the Welbilt Special Meeting and the Middleby Special Meeting, the Merger and other matters.

Q:	What will happen in the Merger?

A:

The Merger Agreement sets forth the terms and conditions of the proposed Merger of Merger Sub and Welbilt. Under the Merger Agreement, Merger Sub will merge with and into Welbilt, the separate corporate existence of Merger Sub will cease and Welbilt will continue as the surviving corporation in the Merger as an indirect wholly owned subsidiary of Middleby.

The Merger Agreement is attached to this joint proxy statement/prospectus as Annex A. For a more complete discussion of the proposed Merger, its effects and the other transactions contemplated by the Merger Agreement, please see “The Merger” elsewhere in this joint proxy statement/prospectus.

Q:	What are Welbilt stockholders being asked to vote on?

A:

Welbilt is holding a special meeting of its stockholders to vote on the adoption of the Merger Agreement (the “Merger Proposal”), pursuant to which each outstanding share of Welbilt Common Stock will be cancelled and converted into the right to receive 0.1240 shares of Middleby Common Stock, with cash paid in lieu of the issuance of any fractional shares.

Welbilt stockholders will also be asked to (1) approve, on a non-binding advisory basis, the compensation that may be paid or become payable to Welbilt’s named executive officers that is based on or otherwise relates to the Merger (the “Advisory Compensation Proposal”); and (2) approve the proposal to adjourn the Welbilt Special Meeting to solicit additional proxies if a quorum is not present or if there are not sufficient votes at the time of the Welbilt Special Meeting to approve the Merger Proposal or to ensure that any supplement or amendment to this joint proxy statement/prospectus is timely provided to Welbilt stockholders (the “Welbilt Adjournment Proposal”).

Your vote is very important, regardless of the number of shares of Welbilt Common Stock that you own. The approval of the Merger Proposal is a condition to the obligations of Middleby and Welbilt to complete the Merger.

Q:	What are Middleby stockholders being asked to vote on?

A:	Middleby is holding a special meeting of its stockholders to vote on the:

•	approval of the issuance of shares of Middleby Common Stock in connection with the Merger (the “Stock Issuance Proposal”); and

•

approval of an amendment to Middleby’s Restated Certificate of Incorporation (as amended, the “Middleby Charter”) to increase the number of authorized shares of Middleby Common Stock from 95,000,000 shares to 150,000,000 shares (such amendment, the “Middleby Charter Amendment” and such proposal, the “Middleby Authorized Share Increase Proposal”).

Middleby stockholders will also be asked to approve the proposal to adjourn the Middleby Special Meeting to solicit additional proxies if a quorum is not present or if there are not sufficient votes at the time of the Middleby Special Meeting to approve the Stock Issuance Proposal or the Middleby Authorized Share Increase Proposal or to ensure that any supplement or amendment to this joint proxy statement/prospectus is timely provided to Middleby stockholders (the “Middleby Adjournment Proposal”).

Your vote is very important, regardless of the number of shares of Middleby Common Stock that you own. The approval of the Stock Issuance Proposal is a condition to the obligations of each of Middleby and Welbilt to complete the Merger.

Q:	How important is my vote as a Welbilt stockholder?

A:

Your vote “FOR” each proposal presented at the Welbilt Special Meeting is very important, and you are encouraged to submit a proxy as soon as possible. The merger between Middleby and Welbilt cannot be completed without the approval of the Merger Proposal by the Welbilt stockholders.

Q:	How important is my vote as a Middleby stockholder?

A:

Your vote “FOR” each proposal presented at the Middleby Special Meeting is very important, and you are encouraged to submit a proxy as soon as possible. The merger between Middleby and Welbilt cannot be completed without the approval of the Stock Issuance Proposal by the Middleby stockholders.

Q:	What constitutes a quorum, and what vote is required to approve each proposal at the Welbilt Special Meeting?

A:

The holders of a majority of the outstanding shares of Welbilt Common Stock as of the Welbilt Record Date (as defined below) must be represented at the Welbilt Special Meeting in person or by proxy in order to constitute a quorum. Virtual attendance by stockholders of record at the special meeting will constitute presence in person for the purpose of determining the presence of a quorum for the transaction of business at the Welbilt Special Meeting. Shares of beneficial owners who hold such shares in “street name” through a bank, broker, trust or other nominee and who fail to give voting instructions to their bank, broker, trust or other nominee will not be counted towards quorum. Beneficial owners who virtually attend the Welbilt Special Meeting will not count towards a quorum unless they instruct their shares or hold a legal proxy executed by their bank, broker, trust or other nominee.

Approval of the Merger Proposal requires the affirmative vote of holders of a majority of the outstanding shares of Welbilt Common Stock as of the Welbilt Record Date entitled to vote on the proposal. Accordingly, a Welbilt stockholder’s abstention from voting or the failure of a Welbilt stockholder to vote (including the failure of a Welbilt stockholder who holds shares in “street name” through a bank, broker, trust or other nominee to give any voting instructions to that bank, broker, trust or other nominee) will have the same effect as a vote “against” the Merger Proposal.

Approval of each of the Welbilt Adjournment Proposal and the Advisory Compensation Proposal require the affirmative vote of the holders of a majority of the Welbilt Common Stock as of the Welbilt Record Date entitled to vote thereon and present in person or represented by proxy at the Welbilt Special Meeting. Accordingly, with respect to a Welbilt stockholder who is present in person or represented by proxy at the Welbilt Special Meeting, such stockholder’s abstention from voting will have the same effect as a vote “against” the Advisory Compensation Proposal and Welbilt Adjournment Proposal. The failure of a Welbilt stockholder of record who is not present in person or represented by proxy at the Welbilt Special Meeting to vote on either proposal, as well as the failure of a Welbilt stockholder who holds shares in “street name” through a bank, broker, trust or other nominee to give any voting instructions to the bank, broker, trust or other nominee, will have no effect on either of the Advisory Compensation Proposal or the Welbilt Adjournment Proposal. Regardless of whether there is a quorum, the chairman or any other person presiding over the Welbilt Special Meeting as provided in the Welbilt Bylaws or by the board of directors of Welbilt (the “Welbilt Board”) (such person, the “Presiding Stockholder Meeting Chair”) may also adjourn the Welbilt Special Meeting. In addition, the Welbilt Special Meeting may be postponed by the Welbilt Board in its discretion.

Q:	What constitutes a quorum, and what vote is required to approve each proposal at the Middleby Special Meeting?

A:

The holders of a majority of the outstanding shares of Middleby Common Stock as of the Middleby Record Date (as defined below) entitled to vote at the Middleby Special Meeting must be represented at the Middleby Special Meeting in person or by proxy in order to constitute a quorum. Under the Fourth Amended and Restated Bylaws of Middleby (the “Middleby Bylaws”), virtual attendance at the special meeting will constitute presence in person for the purpose of determining the presence of a quorum for the transaction of business at the Middleby Special Meeting.

Assuming a quorum is present, approval of the Stock Issuance Proposal requires the affirmative vote of a majority of votes cast by holders of shares of Middleby Common Stock as of the Middleby Record Date present in person or represented by proxy at the Middleby Special Meeting and entitled to vote thereon. Accordingly, with respect to a Middleby stockholder who is present in person or represented by proxy at the Middleby Special Meeting, assuming a quorum is present, such stockholder’s abstention from voting, a broker non-vote or the failure of a Middleby stockholder to vote (including the failure of a Middleby stockholder who holds shares in “street name” through a bank, broker, trust or other nominee to give voting instructions to the bank, broker, trust or other nominee) will have no effect on the outcome of the Stock Issuance Proposal.

Approval of the Middleby Authorized Share Increase Proposal requires the affirmative vote of holders of a majority of the outstanding shares of Middleby Common Stock as of the Middleby Record Date entitled to vote on the proposal. Accordingly, an abstention from a Middleby stockholder or the failure of a Middleby stockholder to vote (including the failure of a Middleby stockholder who holds shares in “street name” through a bank, broker, trust or other nominee to give voting instructions to that bank, broker, trust or other nominee) will have the same effect as a vote “against” the Middleby Authorized Share Increase Proposal.

Approval of the Middleby Adjournment Proposal requires the affirmative vote of holders of a majority of the shares of Middleby Common Stock as of the Middleby Record Date present in person or represented by proxy at the Middleby Special Meeting and entitled to vote thereon. Accordingly, with respect to a Middleby stockholder who is present in person or represented by proxy at the Middleby Special Meeting, such stockholder’s abstention from voting or the failure of a Middleby stockholder to vote will have the same effect as a vote “against” the Middleby Adjournment Proposal. Assuming a quorum is present, the failure of a Middleby stockholder who holds shares in “street name” through a bank, broker, trust or other nominee to give voting instructions to the bank, broker, trust or other nominee will have no effect on the outcome of the Middleby Adjournment Proposal. However, if a Middleby stockholder instructs its bank, broker, trust or other nominee regarding the Stock Issuance Proposal but not the Middleby Adjournment Proposal or the Middleby Authorized Share Increase Proposal, the resulting broker non-vote will have the same effect as voting “against” the Middleby Adjournment Proposal. Regardless of whether there is a quorum, the chairman of the Middleby Special Meeting may also adjourn the Middleby Special Meeting.

Q:	How can I attend the Welbilt Special Meeting?

A:

Welbilt stockholders as of the Welbilt Record Date may attend, vote and submit questions virtually at the Welbilt Special Meeting by logging in at www.virtualshareholdermeeting.com/WBT2021SM. To log in, Welbilt stockholders (or their authorized representatives) will need the control number provided on their proxy card, voting instruction form or notice. If you are not a Welbilt stockholder or do not have a control number, you may still access the meeting as a guest, but you will not be able to participate.

Q:	How can I attend the Middleby Special Meeting?

A:

Middleby stockholders as of the Middleby Record Date may attend, vote and submit questions virtually at the Middleby Special Meeting by logging in at www.virtualshareholdermeeting.com/MIDD2021SM. To log in, Middleby stockholders (or their authorized representatives) will need the control number provided on their proxy card, voting instruction form or notice. If you are not a Middleby stockholder or do not have a control number, you may still access the meeting as a guest, but you will not be able to participate.

Q:	Are there any stockholders who have already committed to voting in favor of any of the proposals at the Welbilt Special Meeting?

A:

Yes. Contemporaneously with the execution of the Merger Agreement, Middleby entered into the Icahn Support Agreement (a copy of which is attached as Annex D to this joint proxy statement/prospectus) with certain Welbilt stockholders affiliated with Carl C. Icahn (such stockholders are referred to herein collectively as the “Icahn Stockholders”), pursuant to which the Icahn Stockholders agreed, among other things, subject to the terms and conditions thereof, to vote all of the shares of Welbilt Common Stock held by them as of such date in favor of the Merger Proposal at the Welbilt Special Meeting. The Icahn Stockholders beneficially owned approximately 8.4% of the outstanding shares of Welbilt Common Stock as of [                ], 2021. For more information, please see “The Merger Agreement—Icahn Support Agreement.”

Q:	What will Welbilt stockholders receive if the Merger is completed?

A:

If the Merger is completed, eligible shares of Welbilt Common Stock outstanding at the Effective Time will automatically be converted into the right to receive 0.1240 shares of Middleby Common Stock. Each Welbilt stockholder will receive cash in lieu of any fractional share of Middleby Common Stock that such stockholder would otherwise be entitled to receive in the Merger.

Because Middleby will issue a fixed number of shares of Middleby Common Stock in exchange for each share of Welbilt Common Stock, the value of the merger consideration that Welbilt stockholders will receive in the Merger will depend on the market price of shares of Middleby Common Stock at the Effective Time. The market price of shares of Middleby Common Stock that Welbilt stockholders receive at the Effective Time could be greater than, less than or the same as the market price of shares of Middleby Common Stock on the date of this joint proxy statement/prospectus or at the time of the Welbilt Special

x

Meeting or the Middleby Special Meeting. Accordingly, you should obtain current market quotations for Middleby Common Stock and Welbilt Common Stock before deciding how to vote with respect to the Merger Proposal or the Stock Issuance Proposal, as applicable. Middleby Common Stock is traded on the NASDAQ Global Select Market (“NASDAQ”) under the symbol “MIDD.” Welbilt Common Stock is traded on the New York Stock Exchange (“NYSE”) under the symbol “WBT.”

For more information regarding the merger consideration to be received by Welbilt stockholders if the Merger is completed, please see “The Merger Agreement—Merger Consideration.”

Q:	Who will own Middleby immediately following the Merger?

A:

Middleby and Welbilt estimate that upon the completion of the Merger, current Middleby stockholders, collectively, will own approximately 76% of the outstanding shares of Middleby Common Stock, and current Welbilt stockholders, collectively, will own approximately 24% of the outstanding Middleby Common Stock (in each case, based on fully diluted shares outstanding of each company).

Q:	Will Welbilt equity and other long-term incentive awards be affected by the Merger?

A:	Treatment of Welbilt Stock Options

As of the Effective Time, each option to purchase shares of Welbilt Common Stock under the Welbilt Equity Plan (each, a “Welbilt Option”) that is then outstanding will be converted into an option to purchase shares of Middleby Common Stock upon substantially the same terms and conditions as are in effect with respect to such option immediately prior to the Effective Time, including with respect to vesting and termination-related provisions (each, a “Middleby Option”) except that:

•

such Middleby Option will provide the right to purchase that whole number of shares of Middleby Common Stock (rounded down to the nearest whole share) equal to the number of shares of Welbilt Common Stock subject to such Welbilt Option, multiplied by the Exchange Ratio; and

•

the exercise price per share for each such Middleby Option will be equal to the exercise price per share of such Welbilt Option in effect immediately prior to the Effective Time, divided by the Exchange Ratio (the exercise price per share, as so determined, being rounded up to the nearest full cent);

provided, however, that the conversion of the Welbilt Options will be made in a manner consistent with Treasury Regulation Section 1.424-1, such that such conversion will not constitute a “modification” of such Welbilt Options for purposes of Section 409A or Section 424 of the Code.

Treatment of Welbilt Restricted Stock

As of the Effective Time, each outstanding share of Welbilt Common Stock that is unvested or subject to a risk of forfeiture or repurchase option in favor of Welbilt and granted under the Welbilt Equity Plan (the “Welbilt Restricted Stock”) that is outstanding immediately prior to the Effective Time will be converted into an award of restricted stock with respect to shares of Middleby Common Stock (each a, “Middleby Restricted Stock Award”) with substantially the same terms and conditions as were applicable to such Welbilt Restricted Stock award immediately prior to the Effective Time, including with respect to vesting and termination-related provisions, except that such Middleby Restricted Stock Award will be comprised of that number of shares of Middleby Common Stock as is equal to the product of:

•	the number of shares of Welbilt Common Stock subject to such Welbilt Restricted Stock award immediately prior to the Effective Time; multiplied by

•	the Exchange Ratio, with any fractional shares rounded down to the nearest whole share.

Treatment of Welbilt RSUs

As of the Effective Time, each restricted stock unit constituting the right to be issued a share of Welbilt Common Stock upon vesting granted under the Welbilt Equity Plan (each, a “Welbilt RSU”) and each Welbilt RSU held by a non-employee member of the Welbilt Board granted under the Welbilt Equity Plan (each, a “Welbilt Director RSU”) that is outstanding immediately prior to the Effective Time will be converted into a restricted stock unit award that will settle in shares of Middleby Common Stock (each a, “Middleby RSU Award”) with substantially the same terms and conditions as were applicable to such Welbilt RSU or Welbilt Director RSU, as applicable, immediately prior to the Effective Time, including with respect to vesting and termination-related provisions, except that such Middleby RSU Award will be comprised of that number of Middleby restricted stock units as is equal to the product of:

•	the number of Welbilt RSUs or Welbilt Director RSUs, as applicable, subject to such award immediately prior to the Effective Time; multiplied by

•	the Exchange Ratio, with any fractional restricted stock units rounded down to the nearest whole restricted stock unit.

Treatment of Welbilt PSUs

As of the Effective Time, each performance stock unit granted pursuant to a Welbilt Equity Plan or otherwise that vests on the basis of time and the achievement of performance targets and pursuant to which the holder has a right to receive shares of Welbilt Common Stock following the vesting or lapse of restrictions applicable to such performance stock unit (each, a “Welbilt PSU”) (other than a Welbilt Director RSU) that is outstanding immediately prior to the Effective Time will, as of the Effective Time, be converted into a Middleby RSU Award that vests solely based on the passage of time on the terms and conditions (including, if applicable, any continuing vesting requirements and vesting acceleration terms) under the Welbilt Equity Plan and applicable award agreement in effect immediately prior to the Effective Time, except that such Middleby RSU Award will be comprised of that number of Middleby restricted stock units as is equal to the product of:

•  the number of Welbilt PSUs subject to such award immediately prior to the Effective Time assuming:

•  in the case of Welbilt PSUs granted in 2019, that the actual or projected actual performance is achieved; provided that such Welbilt PSUs are not assumed at greater than ten percent (10%) of target achievement; and

•  in the case of any other Welbilt PSUs, that the maximum level of performance is achieved; multiplied by;

•  the Exchange Ratio, with any fractional restricted stock units rounded down to the nearest whole restricted stock unit.

Certain Actions

Prior to the Effective Time, the parties will take all actions that Middleby and Welbilt determine are reasonably necessary or desirable to effectuate the provisions of the Merger Agreement related to the treatment of the Welbilt equity awards, including obtaining board or committee consents or adopting or assuming a Welbilt Equity Plan by Middleby.

At or prior to the Effective Time, Middleby will be required take all actions reasonably necessary to reserve for issuance a number of shares of Middleby Common Stock in respect of each Middleby Option, Middleby Restricted Stock Awards and Middleby RSU Awards (the “Rollover Equity Awards”).

At or prior to the Effective Time, Middleby will file a registration statement on Form S-8 with respect to the shares of Middleby Common Stock subject to the assumed awards described in the Merger Agreement. Welbilt will be required to reasonably assist Middleby in the preparation of such registration statement and provide Middleby with all information reasonably requested by Middleby for such preparation.

Q:	What will the composition of the board of directors of Middleby be following completion of the Merger?

A:

The Middleby board of directors (the “Middleby Board”) at the Effective Time will be composed of (i) Gordon O’Brien, Sarah Palisi Chapin, Cathy L. McCarthy, John R. Miller III, Robert Nerbonne, Nassem Ziyad and Timothy FitzGerald (each a “Legacy Middleby Director” and collectively the “Legacy Middleby Directors”) and (ii) Cynthia M. Egnotovich and William C. Johnson (each a “Welbilt Appointed Director” and collectively, the “Welbilt Appointed Directors”). For additional information regarding the Middleby Board following the completion of the Merger, please see “The Merger Agreement—Board of Directors After Completion of the Merger.”

Q:	How does the Welbilt Board recommend that I vote at the Welbilt Special Meeting?

A:

The Welbilt Board unanimously recommends that you vote “FOR” the Merger Proposal, “FOR” the Advisory Compensation Proposal and “FOR” the Welbilt Adjournment Proposal. For additional information regarding the recommendation of the Welbilt Board, please see “The Merger—Recommendation of the Welbilt Board and its Reasons for the Merger.”

Q:	Who is entitled to vote at the Welbilt Special Meeting?

A:

The record date for the Welbilt Special Meeting is June 17, 2021 (the “Welbilt Record Date”). All holders of shares of Welbilt Common Stock who held shares at the close of business on the Welbilt Record Date are entitled to receive notice of, and to vote at, the Welbilt Special Meeting. Each such holder of Welbilt Common Stock is entitled to cast one vote on each matter properly brought before the Welbilt Special Meeting for each share of Welbilt Common Stock that such holder owned of record as of the Welbilt Record Date. Please see “Welbilt Special Meeting—Voting at the Welbilt Special Meeting” for instructions on how to vote your shares without attending the Welbilt Special Meeting.

Q:	How does the Middleby Board recommend that I vote at the Middleby Special Meeting?

A:

The Middleby Board unanimously recommends that you vote “FOR” the Stock Issuance Proposal, “FOR” the Middleby Authorized Share Increase Proposal and “FOR” the Middleby Adjournment Proposal. For additional information regarding the recommendation of the Middleby Board, please see “The Merger—Recommendation of the Middleby Board and its Reasons for the Merger.”

Q:	Who is entitled to vote at the Middleby Special Meeting?

A:

The record date for the Middleby Special Meeting is June 17, 2021 (the “Middleby Record Date”). All holders of shares of Middleby Common Stock who held shares at the close of business on the Middleby Record Date are entitled to receive notice of, and to vote at, the Middleby Special Meeting. Each such holder of Middleby Common Stock is entitled to cast one vote on each matter properly brought before the Middleby Special Meeting for each share of Middleby Common Stock that such holder owned of record as of the Middleby Record Date. Please see “Middleby Special Meeting—Voting at the Middleby Special Meeting” for instructions on how to vote your shares without attending the Middleby Special Meeting.

Q:	What is a proxy?

A:

A stockholder’s legal designation of another person to vote shares of such stockholder’s common stock at a special or annual meeting is referred to as a proxy. The document used to designate a proxy to vote your shares of common stock is called a proxy card.

Q:	How many votes do I have for the Welbilt Special Meeting?

A:

Each Welbilt stockholder is entitled to one vote for each share of Welbilt Common Stock held of record as of the close of business on the Welbilt Record Date for each proposal. As of the close of business on the Welbilt Record Date, there were [            ] outstanding shares of Welbilt Common Stock.

Q:	How many votes do I have for the Middleby Special Meeting?

A:

Each Middleby stockholder is entitled to one vote for each share of Middleby Common Stock held of record as of the close of business on the Middleby Record Date for each proposal. As of the close of business on the Middleby Record Date, there were [            ] outstanding shares of Middleby Common Stock.

Q:	What will happen to my shares of Middleby Common Stock?

A:

Nothing. You will continue to own the same shares of Middleby Common Stock that you own prior to the Effective Time. As a result of the Stock Issuance Proposal, however, the overall ownership percentage of current Middleby stockholders will be diluted after it acquires Welbilt.

Q:	What happens if the Merger is not completed?

A:

If the Welbilt stockholders do not approve the Merger Proposal or the Middleby stockholders do not approve the Stock Issuance Proposal, or if the Merger is not completed for any other reason, Welbilt stockholders will not receive any merger consideration for their shares of Welbilt Common Stock in connection with the Merger. Instead, Middleby and Welbilt will each remain independent public companies. The Middleby Common Stock will continue to be listed and traded on NASDAQ, and the Welbilt Common Stock will continue to be listed and traded on the NYSE. If the Merger Agreement is terminated under certain specified circumstances, Middleby or Welbilt may be required to reimburse certain expenses of the other party, or (i) in the case of Middleby, pay to Welbilt a termination fee of $160 million (the “Middleby Termination Fee”) under certain specified circumstances or a termination fee of $140 million (the “Reverse Termination Fee”) under other specified circumstances and (ii) in the case of Welbilt, pay to Middleby a termination fee of $110 million (the “Welbilt Termination Fee”). Please see “The Merger Agreement—Termination Fee” for a more detailed discussion of each of the termination fees.

Q:	How can I vote my shares and participate at the Welbilt Special Meeting?

A:	If you are a Welbilt stockholder of record as of the close of business on the Welbilt Record Date, you may submit your proxy before the special meeting in one of the following ways:

•	Telephone-use the toll-free number shown on your proxy card;

•	Internet-visit the website shown on your proxy card to vote via the Internet; or

•	Mail-complete, sign, date and return the enclosed proxy card in the enclosed postage-paid envelope.

If you are a Welbilt stockholder of record, you may also cast your vote virtually at the special meeting by following the instructions at www.virtualshareholdermeeting.com/WBT2021SM. If you decide to attend the Welbilt Special Meeting virtually and vote at the meeting, your vote will revoke any proxy previously submitted.

The Welbilt Special Meeting will begin promptly at 1:00 p.m., Eastern Time, on July 21, 2021. Welbilt encourages its stockholders to access the meeting prior to the start time leaving ample time for check-in. Please follow the instructions as outlined in this joint proxy statement/prospectus.

Even if you plan to attend the Welbilt Special Meeting virtually, Welbilt recommends that you vote your shares in advance as described below so that your vote will be counted if you later decide not to or become unable to attend the Welbilt Special Meeting.

Q:	How can I vote my shares without attending the Welbilt Special Meeting?

A:

Whether you hold your shares directly as a stockholder of record of Welbilt or beneficially in “street name,” you may direct your vote by proxy without attending the Welbilt Special Meeting. You can vote by proxy by mail, over the Internet or by telephone by following the instructions provided on the enclosed proxy card. Please note that if you hold shares beneficially in “street name,” you should follow the voting instructions provided by your bank, broker, trust or other nominee.

Additional information on voting procedures can be found under “Welbilt Special Meeting.”

Q:	How can I vote my shares and participate at the Middleby Special Meeting?

A:	If you are a Middleby stockholder of record as of the close of business on the Middleby Record Date, you may submit your proxy before the special meeting in one of the following ways:

•	Telephone-use the toll-free number shown on your proxy card;

•	Internet-visit the website shown on your proxy card to vote via the Internet; or

•	Mail-complete, sign, date and return the enclosed proxy card in the enclosed postage-paid envelope.

If you are a Middleby stockholder of record, you may also cast your vote virtually at the special meeting by following the instructions at www.virtualshareholdermeeting.com/MIDD2021SM. If you decide to attend the Middleby Special Meeting virtually and vote at the meeting, your vote will revoke any proxy previously submitted.

The Middleby Special Meeting will begin promptly at 10:30 a.m., Central Time, on July 21, 2021. Middleby encourages its stockholders to access the meeting prior to the start time leaving ample time for check-in. Please follow the instructions as outlined in this joint proxy statement/prospectus.

Even if you plan to attend the Middleby Special Meeting virtually, Middleby recommends that you vote your shares in advance as described below so that your vote will be counted if you later decide not to or become unable to attend the Middleby Special Meeting.

Q:	How can I vote my shares without attending the Middleby Special Meeting?

A:

Whether you hold your shares directly as a stockholder of record of Middleby or beneficially in “street name,” you may direct your vote by proxy without attending the Middleby Special Meeting. You can vote by proxy by mail, over the Internet or by telephone by following the instructions provided on the enclosed proxy card. Please note that if you hold shares beneficially in “street name,” you should follow the voting instructions provided by your bank, broker, trust or other nominee.

Additional information on voting procedures can be found under “Middleby Special Meeting.”

Q:	When and where is the Welbilt Special Meeting? What must I bring to attend the Welbilt Special Meeting?

A:

The Welbilt Special Meeting will be held virtually at www.virtualshareholdermeeting.com/WBT2021SM, on July 21, 2021, at 1:00 p.m., Eastern Time. Online access will begin at 12:45 p.m., Eastern Time, and Welbilt encourages its stockholders to access the meeting prior to the start time.

Welbilt has chosen to hold the Welbilt Special Meeting solely via the Internet and not in a physical location given the public health impact of COVID-19 and the desire to promote the health and safety of the Welbilt stockholders, directors, officers, employees and other constituents.

Even if you plan to attend the Welbilt Special Meeting virtually, Welbilt recommends that you vote your shares in advance as described above so that your vote will be counted if you later decide not to or become unable to attend the special meeting.

Q:	When and where is the Middleby Special Meeting? What must I bring to attend the Middleby Special Meeting?

A:

The Middleby Special Meeting will be held virtually at www.virtualshareholdermeeting.com/MIDD2021SM, on July 21, 2021, at 10:30 a.m., Central Time. Online access will begin at 10:15 a.m., Central Time, and Middleby encourages its stockholders to access the meeting prior to the start time.

Middleby has chosen to hold the Middleby Special Meeting solely via the Internet and not in a physical location given the public health impact of COVID-19 and the desire to promote the health and safety of the Middleby stockholders, directors, officers, employees and other constituents.

Even if you plan to attend the Middleby Special Meeting virtually, Middleby recommends that you vote your shares in advance as described above so that your vote will be counted if you later decide not to or become unable to attend the special meeting.

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner of shares held in “street name?”

A:

If your shares are held in “street name” in a stock brokerage account or by a bank or other nominee, you must provide your bank, broker, trust or other nominee with instructions on how to vote your shares. Please follow the voting instructions provided by your broker, bank or other nominee. Please note that you may not vote shares held in street name by returning a proxy card directly to Welbilt or Middleby, as applicable, or by voting in person at the Welbilt Special Meeting or Middleby Special Meeting, as applicable, unless you provide a “legal proxy,” which you must obtain from your broker, bank or other nominee.

Q:

If my shares of Welbilt Common Stock or Middleby Common Stock are held in “street name” by my bank, broker, trust or other nominee, will my bank, broker, trust or other nominee automatically vote those shares for me?

A:

Under the rules of NASDAQ and the NYSE, as applicable, your bank, broker, trust or other nominee will only be permitted to vote your shares of Welbilt Common Stock or Middleby Common Stock, as applicable, with respect to “non-routine” matters if you instruct your bank, broker, trust or other nominee how to vote. All of the proposals scheduled for consideration at the Welbilt Special Meeting and the Middleby Special Meeting are “non-routine” matters. As a result, if you fail to provide voting instructions to your broker, bank or other nominee, your shares will not be counted as present at the Welbilt Special Meeting or Middleby Special Meeting, as applicable, for purposes of determining a quorum and will not be voted on any of the proposals. If you provide voting instructions to your broker, bank or other nominee on one or more of the proposals but not on one or more of the other proposals, then your shares will be counted as present for the purposes of determining a quorum but will not be voted on any proposal for which you fail to provide instructions. To make sure that your shares are voted with respect to each of the proposals, you should instruct your bank, broker, trust or other nominee how you wish to vote your shares in accordance with the procedures provided by your bank, broker, trust or other nominee regarding the voting of your shares.

The effect of not instructing your bank, broker, trust or other nominee how you wish to vote your shares will be the same as a vote “against” the Merger Proposal or the Middleby Authorized Share Increase Proposal, as applicable, and will not have any effect on the outcome of the Welbilt Adjournment Proposal or the Middleby Adjournment Proposal, as applicable, or the Stock Issuance Proposal or the Advisory Compensation Proposal, as applicable. However, if you instruct your bank, broker, trust or other nominee on how you wish to vote your shares on some but not all proposals, the resulting broker non-vote will have the same effect as voting “against” any proposal for which you do not provide instruction the Merger Proposal, but will have no effect on the Advisory Compensation Proposal or the Welbilt Adjournment Proposal.

Q:	What should I do if I receive more than one set of voting materials for a stockholder meeting?

A:

If you hold shares of Welbilt Common Stock or Middleby Common Stock in “street name” and also directly in your name as a stockholder of record or otherwise, or if you hold shares of Welbilt Common Stock or Middleby Common Stock in more than one brokerage account, you may receive more than one set of voting materials relating to the Welbilt Special Meeting or the Middleby Special Meeting.

Record Holders. For shares held directly, please complete, sign, date and return each proxy card, or you may cast your vote by telephone or Internet as provided on each proxy card, or otherwise follow the voting instructions provided in this joint proxy statement/prospectus in order to ensure that all of your shares of Welbilt Common Stock or Middleby Common Stock are voted.

“Street name” Holders. For shares held in “street name” through a bank, broker, trust or other nominee, you should follow the procedures provided by your bank, broker, trust or other nominee to vote your shares.

Q:	If a stockholder gives a proxy, how are the shares of Welbilt Common Stock or Middleby Common Stock, as applicable, voted?

A:

Regardless of the method you choose to vote, the individuals named on the enclosed proxy card will vote your shares of Welbilt Common Stock or Middleby Common Stock, as applicable, in the way that you indicate. When completing the proxy card or the Internet or telephone processes, you may specify whether your shares of Welbilt Common Stock or Middleby Common Stock, as applicable, should be voted for or against, or abstain from voting on, all, some or none of the specific items of business to come before the Welbilt Special Meeting or Middleby Special Meeting.

Q:	How will my shares of Welbilt Common Stock or Middleby Common Stock be voted if I return a blank proxy?

A:

If you sign, date and return your proxy card and do not indicate how you want your shares of Welbilt Common Stock to be voted, then your shares of Welbilt Common Stock will be voted “FOR” the Merger Proposal, “FOR” the Advisory Compensation Proposal and “FOR” the Welbilt Adjournment Proposal.

If you sign, date and return your proxy card and do not indicate how you want your shares of Middleby Common Stock to be voted, then your shares of Middleby Common Stock will be voted “FOR” the Stock Issuance Proposal, “FOR” the Middleby Authorized Share Increase Proposal and “FOR” the Middleby Adjournment Proposal.

Q:	Can I change my vote of shares of Welbilt Common Stock after I have submitted my proxy?

A:	Yes. Any stockholder of record as of the Welbilt Record Date giving a proxy has the right to revoke it before the proxy is voted at the Welbilt Special Meeting by:

•

subsequently submitting a new proxy, whether by submitting a new proxy card or by submitting a proxy via the Internet or telephone, that is received by the deadline specified on the accompanying proxy card;

•	giving written notice of your revocation to Welbilt’s Corporate Secretary;

•	voting virtually at the Welbilt Special Meeting; or

•	revoking your proxy and voting at the Welbilt Special Meeting.

Your attendance at the Welbilt Special Meeting will not revoke your proxy unless you give written notice of revocation to Welbilt’s Corporate Secretary before your proxy is exercised or unless you vote your shares in person at the Welbilt Special Meeting.

Execution or revocation of a proxy will not in any way affect your right to attend the Welbilt Special Meeting and vote. Written notices of revocation and other communications with respect to the revocation of proxies should be addressed to:

Welbilt, Inc.

Attn: Corporate Secretary

2227 Welbilt Boulevard

New Port Richey, Florida 34655

For more information, please see “Welbilt Special Meeting—Revocation of Proxies.”

Q:	Can I change my vote of shares of Middleby Common Stock after I have submitted my proxy?

A:	Yes. Any stockholder giving a proxy has the right to revoke it before the proxy is voted at the Middleby Special Meeting by:

•

subsequently submitting a new proxy, whether by submitting a new proxy card or by submitting a proxy via the Internet or telephone, that is received by the deadline specified on the accompanying proxy card;

•	giving written notice of your revocation to Middleby’s Corporate Secretary;

•	voting virtually at the Middleby Special Meeting; or

•	revoking your proxy and voting at the Middleby Special Meeting.

Your attendance at the Middleby Special Meeting will not revoke your proxy unless you give written notice of revocation to Middleby’s Corporate Secretary before your proxy is exercised or unless you vote your shares in person at the Middleby Special Meeting.

Execution or revocation of a proxy will not in any way affect your right to attend the Middleby Special Meeting and vote. Written notices of revocation and other communications with respect to the revocation of proxies should be addressed to:

The Middleby Corporation

Attn: Corporate Secretary

1400 Toastmaster Drive

Elgin, Illinois, 60120

For more information, please see “Middleby Special Meeting—Revocation of Proxies.”

Q:	If I hold my shares in “street name,” can I change my voting instructions after I have submitted voting instructions to my bank, broker, trust or other nominee?

A:

If your shares are held in the name of a bank, broker, trust or other nominee and you previously provided voting instructions to your bank, broker, trust or other nominee, you should follow the instructions provided by your bank, broker, trust or other nominee to revoke or change your voting instructions.

Q:	Where can I find the voting results of the Welbilt Special Meeting and the Middleby Special Meeting?

A:

The preliminary voting results for the Welbilt Special Meeting and the Middleby Special Meeting will be announced at their respective meetings. In addition, within four business days of the Welbilt Special Meeting and the Middleby Special Meeting, Welbilt and Middleby intend to file the final voting results of their respective meetings with the SEC on a Current Report on Form 8-K.

Q:	Do Welbilt or Middleby stockholders have appraisal rights or dissenters’ rights?

A:	No. Neither Welbilt nor Middleby stockholders are entitled to appraisal or dissenters’ rights in connection with the Merger under Section 262 of the DGCL.

Q:	As a Welbilt stockholder, are there any risks that I should consider in deciding whether to vote for the approval of the Merger Proposal?

A:

Yes. You should read and carefully consider the risk factors set forth in “Risk Factors.” You also should read and carefully consider the risk factors of Middleby and Welbilt contained in the reports of Middleby and Welbilt, which are incorporated by reference into this joint proxy statement/prospectus.

Q:	As a Middleby stockholder, are there any risks that I should consider in deciding whether to vote for the approval of the Stock Issuance Proposal or the Middleby Authorized Share Increase Proposal?

A:

Yes. You should read and carefully consider the risk factors set forth in “Risk Factors.” You also should read and carefully consider the risk factors of Middleby and Welbilt contained in the reports of Middleby and Welbilt, which are incorporated by reference into this joint proxy statement/prospectus.

Q:	Do any of the officers or directors of Welbilt have interests in the Merger that may differ from or be in addition to my interests as a Welbilt stockholder?

A:

Yes. In considering the recommendation of the Welbilt Board that Welbilt stockholders vote to approve the Merger Proposal, Welbilt stockholders should be aware that Welbilt’s directors and executive officers have interests in the Merger that are different from, or in addition to, the interests of Welbilt stockholders generally. The Welbilt Board was aware of and considered these differing interests, to the extent such interests existed at the time, among other matters, in evaluating and negotiating the Merger Agreement and the Merger and in unanimously recommending that the Merger Agreement be approved and adopted by Welbilt stockholders. See “The Merger—Interests of Welbilt’s Directors and Executive Officers in the Merger.”

Q:	Do any of the officers or directors of Middleby have interests in the Merger that may differ from or be in addition to my interests as a Middleby stockholder?

A:

Yes. In considering the recommendation of the Middleby Board that Middleby stockholders vote to approve the Stock Issuance Proposal, Middleby stockholders should be aware that Middleby’s directors and executive officers have interests in the Merger that are different from, or in addition to, the interests of Middleby stockholders generally. The Middleby Board was aware of and considered these differing interests, to the extent such interests existed at the time, among other matters, in evaluating and negotiating the Merger Agreement and the Merger and in unanimously recommending that the Stock Issuance Proposal be approved by Middleby stockholders. See “The Merger—Interests of Middleby’s Directors and Executive Officers in the Merger.”

Q:	What happens if I sell my shares of Welbilt Common Stock after the Welbilt Record Date but before the Welbilt Special Meeting?

A:

The Welbilt Record Date is earlier than the date of the Welbilt Special Meeting. If you transfer your shares of Welbilt Common Stock after the Welbilt Record Date but before the Welbilt Special Meeting, you will, unless special arrangements are made, retain your right to vote at the Welbilt Special Meeting.

Q:	What happens if I sell my shares of Middleby Common Stock after the Middleby Record Date but before the Middleby Special Meeting?

A:

The Middleby Record Date is earlier than the date of the Middleby Special Meeting. If you transfer your shares of Middleby Common Stock after the Middleby Record Date but before the Middleby Special Meeting, you will, unless special arrangements are made, retain your right to vote at the Middleby Special Meeting.

Q:	Who will solicit and pay the cost of soliciting proxies in connection with the Welbilt Special Meeting?

A:

The Welbilt Board is soliciting the Welbilt stockholders’ proxy in connection with the Welbilt Special Meeting, and Welbilt will bear the cost of soliciting such proxies, including the costs of printing and mailing this joint proxy statement/prospectus to the Welbilt stockholders. Welbilt has retained D.F. King & Co., Inc. (“D.F. King”) as proxy solicitor to assist with the solicitation of proxies in connection with the Welbilt Special Meeting. Solicitation initially will be made by mail. Forms of proxies and proxy materials may also be distributed through banks, brokers and other nominees to the beneficial owners of shares of Welbilt Common Stock, in which case these parties will be reimbursed for their reasonable out-of-pocket expenses. Proxies may also be solicited in person or by telephone, facsimile, electronic mail, or other electronic medium by certain of Welbilt’s directors, officers and employees, without additional compensation.

Middleby and Welbilt also may be required to reimburse banks, brokers and other custodians, nominees and fiduciaries or their respective agents for their expenses in forwarding proxy materials to beneficial owners of Welbilt Common Stock. Middleby’s directors, officers and employees and Welbilt’s directors, officers and employees also may solicit proxies by telephone, by electronic means or in person. They will not be paid any additional amounts for soliciting proxies.

Q:	Who will solicit and pay the cost of soliciting proxies in connection with the Middleby Special Meeting?

A:

The Middleby Board is soliciting the Middleby stockholders’ proxy in connection with the Middleby Special Meeting, and Middleby will bear the cost of soliciting such proxies, including the costs of printing and mailing this joint proxy statement/prospectus to the Middleby stockholders. Middleby has retained Innisfree M&A Incorporated (“Innisfree”) as proxy solicitor to assist with the solicitation of proxies in connection with the Middleby Special Meeting. Solicitation initially will be made by mail. Forms of proxies and proxy materials may also be distributed through banks, brokers and other nominees to the beneficial owners of shares of Middleby Common Stock, in which case these parties will be reimbursed for their reasonable out-of-pocket expenses. Proxies may also be solicited in person or by telephone, facsimile, electronic mail, or other electronic medium by certain of Middleby’s directors, officers and employees, without additional compensation.

Middleby and Welbilt also may be required to reimburse banks, brokers and other custodians, nominees and fiduciaries or their respective agents for their expenses in forwarding proxy materials to beneficial owners of Middleby Common Stock. Middleby’s directors, officers and employees and Welbilt’s directors, officers and employees also may solicit proxies by telephone, by electronic means or in person. They will not be paid any additional amounts for soliciting proxies.

Q:	What are the United States federal income tax consequences of the Merger to Welbilt U.S. stockholders?

A:

The Merger is intended to qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), for U.S. federal income tax purposes. However, it is not a condition to Middleby’s obligation or Welbilt’s obligation to complete the Merger that the Merger qualifies as a “reorganization.” Nevertheless, assuming that the Merger so qualifies, U.S. holders (as defined in the section entitled “Material U.S. Federal Income Tax Consequences of the Merger”) of shares of Welbilt Common Stock will generally not recognize any gain or loss for U.S. federal income tax purposes on the exchange of their shares of Welbilt Common Stock for shares of Middleby Common Stock in the Merger, except for any gain or loss that may result from the receipt of cash in lieu of a fractional share of Middleby Common Stock. Middleby and Welbilt have not sought and will not seek any ruling from the Internal Revenue Service (the “IRS”) regarding any matters relating to the Merger and, as a result, there can be no assurance that the IRS would not assert, or that a court would not sustain, a position contrary to any of the conclusions set forth herein.

For a more complete discussion of the U.S. federal income tax consequences of the Merger, see the section entitled “Material U.S. Federal Income Tax Consequences of the Merger.”

Q:	When is the Merger expected to be completed?

A:

Subject to the satisfaction or waiver of the closing conditions described under “The Merger Agreement—Conditions to the Completion of the Merger,” including the approval of the Merger Proposal and the Stock Issuance Proposal, the Merger is expected to close in late 2021. However, neither Middleby nor Welbilt can predict the actual date on which the Merger will be completed, or if the Merger will be completed at all, because completion of the Merger is subject to conditions and factors outside the control of both companies. Middleby and Welbilt hope to complete the Merger as soon as reasonably practicable.

Q:	What are the conditions to completion of the Merger?

A:

The Merger is subject to a number of conditions to Closing as specified in the Merger Agreement. These Closing conditions include, among others, (i) the approval of the Stock Issuance Proposal by the affirmative vote of the holders of outstanding Middleby Common Stock representing a majority of votes cast at the Middleby Special Meeting; (ii) the adoption of the Merger Agreement by the holders of at least a majority of the outstanding shares of Welbilt Common Stock entitled to vote thereon at the Welbilt Special Meeting; (iii) the Middleby Common Stock to be issued in connection with the Stock Issuance Proposal has been approved for listing on NASDAQ; (iv) this joint proxy statement/prospectus is effective under the Securities Act and no stop order suspending the use of this joint proxy statement/prospectus has been issued by the SEC, (v) (a) any applicable waiting period (and any extension thereof, including under any agreement between a party and a governmental authority agreeing not to consummate the Merger prior to a certain date) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder (the “HSR Act”), relating to the consummation of the Merger has expired or early termination has been granted thereunder and (b) each consent from a governmental authority required to be obtained with respect to the Merger under any other applicable United States or foreign competition, antitrust, merger control or investment laws (together with the HSR Act, “Antitrust Laws”), has been obtained and remains in full force and effect, in each case, without the imposition, individually or in the aggregate, of an Unacceptable Condition; and (vi) no governmental authority of competent jurisdiction has issued or entered any order after the date of the Merger Agreement, and no law has been enacted or promulgated after the date of the Merger Agreement, in each case, that (whether temporary or permanent) is then in effect and has the effect of (a) restraining, enjoining or otherwise prohibiting the consummation of the Merger or the other transactions contemplated by the Merger Agreement or (b) resulting, individually or in the aggregate, in an Unacceptable Condition (any such order or law in clause (a) or (b), a “Restraint”). More information may be found in “The Merger Agreement—Conditions to the Completion of the Merger.”

Q:	How will I receive the merger consideration to which I am entitled?

A:

If you hold your shares of Welbilt Common Stock through The Depository Trust Company (“DTC”), you will not be required to take any specific actions to exchange your shares of Welbilt Common Stock for shares of Middleby Common Stock. After the completion of the Merger, shares of Welbilt Common Stock held through DTC in book-entry form will be automatically exchanged for shares of Middleby Common Stock in book-entry form and an exchange agent (the “Exchange Agent”) selected by the parties will deliver to you a check in the amount of any cash to be paid in lieu of any fractional share of Middleby Common Stock to which you would otherwise be entitled. If you hold your shares of Welbilt Common Stock in certificated form, or in book-entry form but not through DTC, after receiving the proper documentation from you, following the Effective Time, the Exchange Agent will deliver to you the Middleby Common Stock and a check in the amount of any cash in lieu of fractional shares to which you would otherwise be entitled. More information may be found in “The Merger Agreement—Exchange of Shares.”

Q:	What should I do now?

A:

You should read this joint proxy statement/prospectus carefully and in its entirety, including the annexes, and return your completed, signed and dated proxy card by mail in the enclosed postage-paid envelope, or you may submit your voting instructions by telephone or over the Internet as soon as possible so that your shares will be voted in accordance with your instructions.

Q:	Whom do I call if I have questions about the Welbilt Special Meeting, the Middleby Special Meeting or the Merger?

A:

If you are a Welbilt stockholder and have questions about the Welbilt Special Meeting or the Merger, or desire additional copies of this joint proxy statement/prospectus or additional proxy cards, you may contact:

Welbilt, Inc.

Attn: Corporate Secretary

2227 Welbilt Boulevard

New Port Richey, Florida 34655

If you are a Middleby stockholder and have questions about the Middleby Special Meeting or the Merger, or desire additional copies of this joint proxy statement/prospectus or additional proxy cards, you may contact:

The Middleby Corporation

Attn: Corporate Secretary

1400 Toastmaster Drive

Elgin, Illinois, 60120

SUMMARY

For your convenience, provided below is a brief summary of certain information contained in this joint proxy statement/prospectus. This summary highlights selected information from this joint proxy statement/prospectus and does not contain all of the information that may be important to you as a Welbilt stockholder or Middleby stockholder. To understand the Merger fully and for a more complete description of the terms of the Merger, you should read this entire joint proxy statement/prospectus carefully, including its annexes and the other documents to which you are referred. Additionally, important information, which you are urged to read, is contained in the documents incorporated by reference into this joint proxy statement/prospectus. See “Where You Can Find More Information” beginning on page 217. Items in this summary include a page reference directing you to a more complete description of those items.

The Parties to the Merger (See page 50)

The Middleby Corporation

Middleby is a leader in the design, manufacture, marketing, distribution, and service of a broad line of (i) foodservice equipment used in all types of commercial restaurants and institutional kitchens, (ii) food preparation, cooking, baking, chilling and packaging equipment for food processing operations, and (iii) premium kitchen equipment including ranges, ovens, refrigerators, ventilation and dishwashers primarily used in the residential market. Middleby Common Stock is listed and traded on NASDAQ under the ticker symbol “MIDD.” Middleby, which is incorporated in Delaware, has its executive offices located at 1400 Toastmaster Drive, Elgin, Illinois, 60120, and can be reached by phone at (847) 741-3300.

Welbilt, Inc.

Welbilt is one of the world’s leading commercial foodservice equipment companies currently leveraging a full suite of equipment capable of storing, cooking, holding, displaying, dispensing and serving in both hot and cold foodservice categories. Welbilt designs, manufactures and supplies best-in-class equipment for the global commercial foodservice market which is used by commercial and institutional foodservice operators including full-service restaurants, quick-service restaurant chains, hotels, resorts, cruise ships, caterers, supermarkets, convenience stores, hospitals, schools and other institutions. Welbilt sells its products in each of its geographical segments, the Americas, EMEA and APAC, through a global network of over 5,000 distributors, dealers, buying groups and manufacturers’ representatives. Welbilt Common Stock is listed and traded on the NYSE under the ticker symbol “WBT.” Welbilt has its executive offices located at 2227 Welbilt Boulevard, New Port Richey, FL 34655, and can be reached by phone at (727) 375-7010.

The Merger and the Merger Agreement (See page 52)

The terms and conditions of the Merger are contained in the Merger Agreement, a copy of which is attached as Annex A to this joint proxy statement/prospectus. You are encouraged to read the Merger Agreement carefully and in its entirety, as it is the primary legal document that governs the Merger.

Pursuant to the Merger Agreement, Merger Sub will merge with and into Welbilt, the separate corporate existence of Merger Sub will cease and Welbilt will continue as an indirect wholly owned subsidiary of Middleby. Following the Merger, Welbilt Common Stock will be delisted from the NYSE, will be deregistered under the Exchange Act and will cease to be publicly traded.

Exchange Ratio (See page 112)

At the Effective Time, each share of Welbilt Common Stock will be converted into the right to receive 0.1240 shares of Middleby Common Stock.

The Exchange Ratio is fixed, which means that it will not change between now and the Effective Time, regardless of changes in the market price of Welbilt Common Stock and Middleby Common Stock. No fractional shares of Middleby Common Stock will be issued upon the conversion of shares of Welbilt Common Stock pursuant to the Merger Agreement. Each Welbilt stockholder who otherwise would have been entitled to receive a fraction of a share of Middleby Common Stock will be entitled to receive cash in lieu of such fractional share.

Middleby stockholders will continue to own their existing shares of Middleby Common Stock, and it is expected that Middleby stockholders will own approximately 76% of the Middleby Common Stock and Welbilt stockholders will own approximately 24% of the Middleby Common Stock immediately following the Effective Time.

The Middleby Special Meeting (See page 153)

The Middleby Special Meeting will be held virtually at www.virtualshareholdermeeting.com/MIDD2021SM, on July 21, 2021, at 10:30 a.m., Central Time. The Middleby Special Meeting is being held to consider and vote on the following proposals:

•	to approve the Stock Issuance Proposal;

•	to approve the Middleby Authorized Share Increase Proposal; and

•	to approve the Middleby Adjournment Proposal.

Completion of the Merger is conditioned on, among other things, the approval of the Stock Issuance Proposal by Middleby stockholders. Approval of the Middleby Adjournment Proposal is not a condition to the obligation of either Welbilt or Middleby to complete the Merger.

Only holders of record of outstanding shares of Middleby Common Stock as of the close of business on June 17, 2021, the Middleby Record Date, are entitled to notice of, and to vote at, the Middleby Special Meeting or any adjournment or postponement of the Middleby Special Meeting. Middleby stockholders may cast one vote for each share of Middleby Common Stock owned as of the Middleby Record Date for each proposal.

Assuming holders of a majority of the outstanding shares of Middleby Common Stock entitled to vote at a meeting of stockholders are present in person or represented by proxy at the Middleby Special Meeting (for purposes of the Middleby Special Meeting, a “quorum”), approval of the Stock Issuance Proposal requires the affirmative vote of a majority of votes cast by holders of shares of Middleby Common Stock present in person or represented by proxy at the Middleby Special Meeting and entitled to vote thereon. Accordingly, with respect to a Middleby stockholder who is present in person or represented by proxy at the Middleby Special Meeting, assuming a quorum is present, such stockholder’s abstention from voting, a broker non-vote or the failure of a Middleby stockholder to vote (including the failure of a Middleby stockholder who holds shares in “street name” through a bank, broker, trust or other nominee to give voting instructions to the bank, broker, trust or other nominee) will have no effect on the outcome of the Stock Issuance Proposal.

Approval of the Middleby Authorized Share Increase Proposal requires the affirmative vote of holders of a majority of the outstanding shares of Middleby Common Stock entitled to vote on the proposal. Accordingly, an abstention from a Middleby stockholder or the failure of a Middleby stockholder to vote (including the failure of a Middleby stockholder who holds shares in “street name” through a bank, broker, trust or other nominee to give voting instructions to that bank, broker, trust or other nominee) will have the same effect as a vote “against” the Middleby Authorized Share Increase Proposal.

Approval of the Middleby Adjournment Proposal requires the affirmative vote of holders of a majority of the shares of Middleby Common Stock present in person or represented by proxy at the Middleby Special Meeting and entitled to vote thereon. Accordingly, with respect to a Middleby stockholder who is present in person or represented by proxy at the Middleby Special Meeting, such stockholder’s abstention from voting or the failure of a Middleby stockholder to vote will have the same effect as a vote “against” the Middleby Adjournment Proposal. Assuming a quorum is present, the failure of a Middleby stockholder who holds shares in “street name” through a bank, broker, trust or other nominee to give voting instructions to its bank, broker, trust or other nominee will have no effect on the outcome of the Middleby Adjournment Proposal. However, if a Middleby stockholder instructs its bank, broker, trust or other nominee regarding the Stock Issuance Proposal but not Middleby Adjournment Proposal, the resulting broker non-vote will have the same effect as voting “against” the Middleby Adjournment Proposal. Regardless of whether there is a quorum, the chairman of the Middleby Special Meeting may also adjourn the Middleby Special Meeting.

Under the Middleby Bylaws, virtual attendance at the special meeting constitutes presence in person for purposes of the vote required.

Recommendation of the Middleby Board and its Reasons for the Merger (See page 65)

The Middleby Board has unanimously determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are advisable and in the best interests of Middleby and its stockholders and has unanimously adopted and approved the Merger Agreement and the transactions contemplated thereby, including the Merger. The Middleby Board unanimously recommends that Middleby stockholders vote “FOR” the Stock Issuance Proposal, “FOR” the Middleby Authorized Share Increase Proposal and “FOR” the Middleby Adjournment Proposal, if necessary or appropriate to reach a quorum or solicit additional proxies. For additional information on the factors considered by the Middleby Board in reaching this decision and the recommendation of the Middleby Board, please see “The Merger—Recommendation of the Middleby Board and its Reasons for the Merger.”

Opinion of Middleby’s Financial Advisor (See page 68)

Pursuant to an engagement letter, Middleby retained Guggenheim Securities, LLC (“Guggenheim”) as its financial advisor in connection with the proposed Merger.

At the meeting of the Middleby Board on April 20, 2021, Guggenheim rendered its oral opinion to the Middleby Board that, as of such date and based upon and subject to the assumptions made, procedures followed, matters considered and limitations on the review undertaken by Guggenheim in preparing the opinion, the Exchange Ratio in the proposed Merger was fair, from a financial point of view, to Middleby. Guggenheim confirmed its April 20, 2021 oral opinion by delivering its written opinion, dated April 20, 2021, to the Middleby Board that, as of such date, the Exchange Ratio in the proposed Merger was fair, from a financial point of view, to Middleby.

The full text of the written opinion of Guggenheim, dated April 20, 2021, which sets forth the assumptions made, procedures followed, matters considered and limitations on the review undertaken by Guggenheim in preparing the opinion, is attached as Annex B to this joint proxy statement/prospectus and is incorporated herein by reference. The summary of the opinion of Guggenheim set forth in this joint proxy statement/prospectus is qualified in its entirety by reference to the full text of such opinion. Middleby stockholders are urged to read the opinion in its entirety. Guggenheim’s opinion was addressed to the Middleby Board (in its capacity as such) in connection with and for the purposes of its evaluation of the proposed Merger, was directed only to the Exchange Ratio in the proposed Merger and did not address any other aspect of the proposed Merger. The opinion does not constitute a recommendation to any stockholder of Middleby as to how such stockholder should vote with respect to the Stock Issuance Proposal, the Middleby Authorized Share Increase Proposal or any other matter. For a description of the opinion that the Middleby Board received from Guggenheim, see the section entitled “The Merger—Opinion of Middleby’s Financial Advisor.”

Interests of Middleby’s Directors and Executive Officers in the Merger (See page 105)

Other than with respect to continued service for, employment by and the right to continued indemnification by the combined company, as of the date of this joint proxy statement/prospectus, Middleby’s directors and executive officers do not have interests in the Merger that are different from, or in addition to, the interests of other the Middleby stockholders generally. See “Interests of Middleby Directors and Executive Officers in the Merger.”

The Welbilt Special Meeting (See page 162)

The Welbilt Special Meeting will be held virtually at www.virtualshareholdermeeting.com/WBT2021SM, on July 21, 2021, at 1:00 p.m., Eastern Time. The Welbilt Special Meeting is being held to consider and vote on the following proposals:

•	to approve the Merger Proposal;

•	to approve the Advisory Compensation Proposal; and

•	to approve the Welbilt Adjournment Proposal.

Completion of the Merger is conditioned on, among other things, the approval of the Merger Proposal by Welbilt stockholders. Approval of the Welbilt Adjournment Proposal and the Advisory Compensation Proposal are not conditions to the obligation of either Welbilt or Middleby to complete the Merger.

Only holders of record of outstanding shares of Welbilt Common Stock as of the close of business on June 17, 2021, the Welbilt Record Date, are entitled to notice of, and to vote at, the Welbilt Special Meeting or any adjournment or postponement of the Welbilt Special Meeting. Welbilt stockholders may cast one vote for each share of Welbilt Common Stock owned as of the Welbilt Record Date for each proposal.

Assuming holders of a majority of the outstanding shares of Welbilt Common Stock are present in person or represented by proxy at the Welbilt Special Meeting (for purposes of the Welbilt Special Meeting, a “quorum”), approval of the Merger Proposal requires the affirmative vote of holders of a majority of the outstanding shares of Welbilt Common Stock entitled to vote on the proposal. Accordingly, a Welbilt stockholder’s abstention from voting or the failure of a Welbilt stockholder to vote (including the failure of a Welbilt stockholder who holds shares in “street name” through a bank, broker, trust or other nominee to give any voting instructions to that bank, broker, trust or other nominee) will have the same effect as a vote “against” the Merger Proposal.

Under the Welbilt Bylaws, approval of the Welbilt Adjournment Proposal and the Advisory Compensation Proposal requires the affirmative vote of the holders of a majority of the Welbilt Common Stock entitled to vote thereon and present in person or represented by proxy at the Welbilt Special Meeting. Accordingly, with respect to a Welbilt stockholder who is present in person or represented by proxy at the Welbilt Special Meeting and who abstains, such stockholder’s abstention will be counted in connection with the determination of whether a quorum is present and will have the same effect as a vote “against” each of the Advisory Compensation Proposal and the Welbilt Adjournment Proposal. However, the failure of a Welbilt stockholder of record who is not present in person or represented by proxy at the Welbilt Special Meeting to vote on either proposal, as well as the failure of a Welbilt stockholder who holds shares in “street name” through a bank, broker, trust or other nominee to give any voting instructions to the bank, broker, trust or other nominee, will have no effect on either of the Advisory Compensation Proposal or the Welbilt Adjournment Proposal.

Icahn Support Agreement (See page 152)

Contemporaneously with the execution of the Merger Agreement, Middleby entered into the Icahn Support Agreement (a copy of which is attached as Annex D to this joint proxy statement/prospectus) with certain Welbilt stockholders affiliated with Carl C. Icahn (such stockholders are referred to herein collectively as the “Icahn Stockholders”), pursuant to which the Icahn Stockholders agreed, among other things, subject to the terms and conditions thereof, to vote all of the shares of Welbilt Common Stock held by the Icahn Stockholders as of such date in favor of the Merger Proposal at the Welbilt Special Meeting. For more information, please see “The Merger Agreement—Icahn Support Agreement.” For more information regarding the security ownership of the Icahn Stockholders, please see “Certain Beneficial Owners of Welbilt Common Stock.”

Recommendation of the Welbilt Board and its Reasons for the Merger (See page 80)

The Welbilt Board has unanimously (i) determined that the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement are advisable and fair to, and in the best interests of, Welbilt and the Welbilt stockholders, (ii) approved, authorized, adopted and declared advisable the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement and (iii) resolved to recommend that the Welbilt stockholders vote in favor of the adoption of the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement. The Welbilt Board unanimously recommends that Welbilt stockholders vote “FOR” the Merger Proposal, “FOR” the Advisory Compensation Proposal, and “FOR” the Welbilt Adjournment Proposal, if necessary or appropriate to reach a quorum solicit additional proxies. For additional information on the factors considered by the Welbilt Board in reaching this decision and the recommendation of the Welbilt Board, please see “The Merger—Recommendation of the Welbilt Board and its Reasons for the Merger.”

Opinion of Welbilt’s Financial Advisor (See page 83)

Welbilt retained Morgan Stanley & Co. LLC (“Morgan Stanley”) to act as financial advisor to the Welbilt Board in connection with the proposed Merger. At the meeting of the Welbilt Board on April 20, 2021, Morgan Stanley rendered its oral opinion, subsequently confirmed in writing, that as of such date, and based upon and subject to the various assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of the review undertaken by Morgan Stanley as set forth in the written opinion, the exchange ratio pursuant to the Merger Agreement was fair from a financial point of view to the holders of shares of Welbilt Common Stock. The full text of the written opinion of Morgan Stanley, dated as of April 20, 2021, which sets forth, among other things, the various assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of the review undertaken by Morgan Stanley in rendering its opinion, is attached to this joint proxy statement/prospectus as Annex C. You are encouraged to read the opinion carefully and in its entirety. The summary of the opinion of Morgan Stanley set forth herein is qualified in its entirety by reference to the full text of the opinion. Morgan Stanley’s opinion was rendered for the benefit of the Welbilt Board, in its capacity as such, and addressed only the fairness from a financial point of view, as of the date of such opinion, of the Exchange Ratio to the holders of shares of Welbilt Common Stock. Morgan Stanley’s opinion did not address any other aspects or implications of the Merger, including the relative merits of the Merger as compared to any other alternative business transaction, or other alternatives, the prices at which shares of Middleby Common Stock or Welbilt Common Stock would trade following consummation of the Merger or at any time, or the fairness of the amount or nature of the compensation to any officers, directors or employees of Welbilt, or any class of such persons, relative to the consideration to be received by the holders of shares of Welbilt Common Stock pursuant to the Merger. Morgan Stanley did not express any opinion or recommendation as to how the stockholders of Middleby or Welbilt should vote at the stockholders’ meetings to be held in connection with the Merger.

Interests of Welbilt’s Directors and Executive Officers in the Merger (See page 100)

When considering the recommendation of the Welbilt Board that Welbilt stockholders vote “FOR” the Merger Proposal, Welbilt stockholders should be aware that, aside from their interests as Welbilt stockholders, Welbilt’s directors and executive officers have interests in the Merger that are different from, or in addition to, the interests of other Welbilt stockholders generally. The Welbilt Board was aware of such interests during its deliberations on the merits of the Merger and in deciding to recommend that Welbilt stockholders vote “FOR” the Merger Proposal at the Welbilt Special Meeting on July 21, 2021.

These interests include:

•

the executive officers of Welbilt have arrangements with Welbilt that provide for certain severance payments or benefits, accelerated vesting of certain equity-based awards and other rights and other payments or benefits in the event of a qualifying termination of employment following the completion of the Merger;

•

the directors of Welbilt have arrangements with Welbilt that provide for accelerated vesting of certain equity-based awards in the event of a qualifying termination of services following the completion of the Merger;

•	executive officers and directors of Welbilt have rights to indemnification, advancement of expenses and directors’ and officers’ liability insurance that will survive the completion of the Merger; and

•	Welbilt directors, William C. Johnson and Cynthia M. Egnotovich, will join the board of directors of the combined company following the Closing (as defined below).

The Welbilt Board was aware of these additional interests of their directors and executive officers and considered these potential interests, among other matters, in evaluating and negotiating the Merger Agreement and the Merger, in approving the Merger Agreement and in recommending the applicable Merger-related proposals. For a further discussion of the interests of Welbilt directors and executive officers in the Merger, see “The Merger—Interests of Welbilt’s Directors and Executive Officers in the Merger.”

Treatment of Welbilt Equity Awards (See page 113)

Treatment of Welbilt Stock Options

As of the Effective Time, each Welbilt Option that is then outstanding will be converted into a Middleby Option with substantially the same terms and conditions as were applicable to such Welbilt Option immediately prior to the Effective Time, including with respect to vesting and termination-related provisions, except that:

•

such Middleby Option will provide the right to purchase that whole number of shares of Middleby Common Stock (rounded down to the nearest whole share) equal to the number of shares of Welbilt Common Stock subject to such Welbilt Option, multiplied by the Exchange Ratio; and

•

the exercise price per share for each such Middleby Option will be equal to the exercise price per share of such Welbilt Option in effect immediately prior to the Effective Time, divided by the Exchange Ratio (the exercise price per share, as so determined, being rounded up to the nearest full cent);

provided, however, that the conversion of the Welbilt Options will be made in a manner consistent with Treasury Regulation Section 1.424-1, such that such conversion will not constitute a “modification” of such Welbilt Options for purposes of Section 409A or Section 424 of the Code.

Treatment of Welbilt Restricted Stock

As of the Effective Time, each Welbilt Restricted Stock award that is outstanding immediately prior to the Effective Time will be converted into a Middleby Restricted Stock Award with substantially the same terms and conditions as were applicable to such Welbilt Restricted Stock award immediately prior to the Effective Time, including with respect to vesting and termination-related provisions, except that such Middleby Restricted

Stock Award will be comprised of that number of shares of Middleby Common Stock as is equal to the product of:

•	the number of shares of Welbilt Common Stock subject to such Welbilt Restricted Stock award immediately prior to the Effective Time; multiplied by

•	the Exchange Ratio, with any fractional shares rounded down to the nearest whole share.

Treatment of Welbilt RSUs

As of the Effective Time, each Welbilt RSU and each Welbilt Director RSU that is outstanding immediately prior to the Effective Time will be converted into a Middleby RSU Award with substantially the same terms and conditions as were applicable to such Welbilt RSU or Welbilt Director RSU, as applicable, immediately prior to the Effective Time, including with respect to vesting and termination-related provisions, except that such Middleby RSU Award will be comprised of that number of Middleby restricted stock units as is equal to the product of:

•	the number of Welbilt RSUs or Welbilt Director RSUs, as applicable, subject to such award immediately prior to the Effective Time; multiplied by

•	the Exchange Ratio, with any fractional restricted stock units rounded down to the nearest whole restricted stock unit.

Treatment of Welbilt PSUs

As of the Effective Time, each Welbilt PSU (other than a Welbilt Director RSU) that is outstanding immediately prior to the Effective Time will, as of the Effective Time, be converted into a Middleby RSU Award that vests solely based on the passage of time on the terms and conditions (including, if applicable, any continuing vesting requirements and vesting acceleration terms) under the Welbilt Equity Plan and applicable award agreement in effect immediately prior to the Effective Time, except that such Middleby RSU Award will be comprised of that number of Middleby restricted stock units as is equal to the product of:

•	the number of Welbilt PSUs subject to such award immediately prior to the Effective Time assuming:

•

in the case of Welbilt PSUs granted in 2019, that the actual or projected actual performance is achieved; provided that such Welbilt PSUs are not assumed at greater than ten percent (10%) of target achievement; and

•	in the case of any other Welbilt PSUs, that the maximum level of performance is achieved; multiplied by;

•	the Exchange Ratio, with any fractional restricted stock units rounded down to the nearest whole restricted stock unit.

Certain Actions

Prior to the Effective Time, the parties will take all actions that Middleby and Welbilt determine are reasonably necessary or desirable to effectuate the provisions of the Merger Agreement related to the treatment of the Welbilt equity awards, including obtaining board or committee consents or adopting or assuming a Welbilt Equity Plan by Middleby.

At or prior to the Effective Time, Middleby will be required take all actions reasonably necessary to reserve for issuance a number of shares of Middleby Common Stock in connection with the Rollover Equity Awards.

At or prior to the Effective Time, Middleby will file a registration statement on Form S-8 with respect to the shares of Middleby Common Stock subject to the assumed awards described in the Merger Agreement. Welbilt will be required to reasonably assist Middleby in the preparation of such registration statement and provide Middleby with all information reasonably requested by Middleby for such preparation.

Repayment, Termination and Defeasance of Existing Indebtedness (See page 106)

At least five (5) business days prior to the Closing Date (as defined below), Welbilt will use commercially reasonable efforts to deliver to Middleby:

•

an executed copy of a customary payoff letter from the agents under the Credit Agreement, dated as of March 3, 2016, among Welbilt, as borrower, the subsidiary borrowers party thereto from time to time, the lenders party thereto, and JPMorgan Chase Bank, N.A., as administrative agent, as amended, restated, supplemented or otherwise modified prior to the date of the Merger Agreement (the “Existing Credit Agreement”) in form and substance reasonably satisfactory to Middleby relating to the repayment in full of all obligations under the Existing Credit Agreement or secured or guaranteed by the Existing Credit Agreement, the termination of all commitments in connection therewith, the release of all encumbrances granted under the Existing Credit Agreement or securing the obligations under the Existing Credit Agreement and the release of all guarantees granted under the Existing Credit Agreement or in connection with the Existing Credit Agreement; and

•

final drafts of customary certificates and opinions, in form and substance reasonably satisfactory to Middleby, relating to and required for the defeasance and discharge of all of the obligations under the Indenture, dated as of February 18, 2016, among MTW Foodservice Escrow Corp., as issuer, the guarantors party thereto from time to time, and Wells Fargo Bank, National Association, as trustee (the “Existing Indenture” and together with the Existing Credit Agreement, the “Existing Credit Facilities”).

Welbilt will use commercially reasonable efforts to, and will use commercially reasonable efforts to cause its subsidiaries to, deliver to Middleby (or to the agent or trustee, as applicable, under the Existing Credit Facilities, in the case of prepayment and termination notices or deliverables related to defeasance) prior to the Closing, in form and substance reasonably satisfactory to Middleby, all the documents, filings and notices required for:

•

the termination of commitments under the Existing Credit Agreement, the release of all guarantees and other loan documents executed in connection with the Existing Credit Agreement, and the release of all encumbrances granted in connection with the Existing Credit Agreement, including the filing of UCC releases, termination of control agreements, and delivery of possessory collateral, which will in each case be subject to the occurrence of the Closing and the repayment in full of all obligations then outstanding under the Existing Credit Facilities; and

•	the defeasance and discharge of all obligations under the Existing Indenture and the release of all guarantees executed in connection with the Existing Indenture.

Certain Beneficial Owners of Welbilt Common Stock (See page 210)

At the close of business on [             ], 2021, the latest practicable date prior to the date of this joint proxy statement/prospectus, Welbilt’s directors and executive officers and their affiliates, as a group, beneficially owned and were entitled to vote approximately [            ] shares of Welbilt Common Stock, collectively representing [    ]% of the shares of Welbilt Common Stock outstanding on that date. Welbilt currently expects that all of its directors and executive officers will vote their shares “FOR” the Merger Proposal, “FOR” the Advisory Compensation Proposal and “FOR” the Welbilt Adjournment Proposal (if necessary). For more information regarding the security ownership of Welbilt directors and executive officers, please see “Certain Beneficial Owners of Welbilt Common Stock.”

In addition, pursuant to the Icahn Support Agreement, the Icahn Stockholders (which beneficially owned approximately 8.4% of the outstanding shares of Welbilt Common Stock as of [             ], 2021) have agreed, subject to the terms and conditions thereof, to vote all shares of Welbilt Common Stock held by the Icahn Stockholders as of such date in favor of the Merger Proposal at the Welbilt Special Meeting. For a more complete discussion of the Icahn Support Agreement, please see “The Merger—Icahn Support Agreement.”

Ownership of Middleby after the Merger (See page 106)

As of the date of this joint proxy statement/prospectus, based on the Exchange Ratio, the number of outstanding shares of Welbilt Common Stock (plus the number of shares underlying outstanding Welbilt RSUs) and the number of outstanding shares of Middleby Common Stock (on a fully diluted basis), it is estimated that Middleby stockholders will own approximately 76% and Welbilt stockholders will own approximately 24% of the issued and outstanding shares of Middleby Common Stock on a fully diluted basis immediately following the Effective Time.

Board of Directors of Middleby Following the Merger (See page 106)

The Middleby Board at the Effective Time will consist of nine directors and be composed of the (i) Legacy Middleby Directors and (ii) the Welbilt Appointed Directors.

Conditions to the Completion of the Merger (See page 144)

Each party’s obligation to effect the Merger is subject to the satisfaction at Closing, or waiver at or prior to Closing, of each of the following conditions:

•	the approval of the Merger Proposal by the Welbilt stockholders;

•	the approval of the Stock Issuance Proposal by the Middleby stockholders;

•

the registration statement on Form S-4, of which this joint proxy statement/prospectus forms a part, will have become effective under the Securities Act and no stop order suspending the effectiveness may be in effect;

•	NASDAQ having approved the listing of the shares of Middleby Common Stock to be issued in the Merger;

•

(i) the expiration or earlier termination of the waiting period (and any extension of such period) under the HSR Act and (ii) each consent from a governmental authority required to be obtained with respect to the Merger under any Antitrust Law set forth in the disclosure letters to the Merger Agreement must be obtained and remain in full force and effect, in each case, without the imposition, individually or in the aggregate, of an Unacceptable Condition (as defined in the Merger Agreement); and

•

no governmental authority of competent jurisdiction has issued or entered any order after the date of the Merger Agreement, and no law has been enacted or promulgated after the date of the Merger Agreement, in each case, that (whether temporary or permanent) is in effect and has the effect of a Restraint.

In addition, Middleby’s and Merger Sub’s obligation to effect the Merger is subject to the satisfaction at Closing, or waiver at or prior to Closing, of each of the following conditions:

•	The accuracy of the representations and warranties of Welbilt:

•

regarding capitalization (as set forth in Section 3.2(a) of the Merger Agreement) were true and correct in all respects (other than de minimis inaccuracies) as of the date of the Merger Agreement and are true and correct in all respects (other than de minimis inaccuracies) as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties are expressly made as of a specific date, in which case such representations and warranties must be so true and correct as of such specific date); and

•

regarding (i) the validity of issued and outstanding shares of Welbilt Common Stock, (ii) stock options and other convertible securities, (iii) subsidiaries of Welbilt, (iv) authority relative to the Merger Agreement, (iv) the vote on the Merger Proposal and (v) brokers (as set forth in Sections 3.2(b), 3.2(c), 3.2(d), 3.3, 3.4 and 3.26 of the Merger Agreement, respectively (and together with representations and warranties in the previous bullet, the “Welbilt Fundamental Representations”)) were true and correct in all material respects, without giving effect to any materiality or “Material Adverse Effect” (as defined herein) qualifications therein, as of the date of the Merger Agreement and are true and correct in all material respects, without giving effect to any materiality or “Material Adverse Effect” qualifications therein, as though made on and as of the Closing Date (except to the extent such representations and warranties are expressly made as of a specific date, in which case such representations and warranties must be true and correct as of such specific date);

•

each representation and warranty of Welbilt (other than the Welbilt Fundamental Representations) set forth in the Merger Agreement was true and correct, without giving effect to any materiality or “Material Adverse Effect” qualifications therein, as of the date of the Merger Agreement and is true and correct, without giving effect to any materiality or “Material Adverse Effect” qualifications therein, as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties are expressly made as of a specific date, in which case such representations and warranties must so true and correct as of such specific date), except where the failure of such representations and warranties to be so true and correct, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect.

•	Welbilt’s performance or compliance in all material respects with its obligations required under the Merger Agreement to be performed or complied with on or prior to the Closing;

•

Since the date of the Merger Agreement, there has not been any event, circumstance, occurrence, effect, fact, development or change that, individually or in the aggregate, has had, or would reasonably be expected to have, a Material Adverse Effect; and

•	Welbilt having delivered to Middleby a certificate of an executive officer of the Welbilt certifying the matters of the immediately preceding bullets.

Welbilt’s obligation to effect the Merger is subject to the satisfaction at Closing, or waiver at or prior to Closing, of each of the following conditions:

•	the accuracy of the representations and warranties of Middleby:

•

regarding capitalization (as set forth in Section 4.2(a) of the Merger Agreement) were true and correct in all respects (other than de minimis inaccuracies) as of the date of the Merger Agreement and are true and correct in all respects (other than de minimis inaccuracies) as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties are expressly made as of a specific date, in which case such representations and warranties must be true and correct as of such specific date); and

•

regarding (i) validity of issued and outstanding shares of Middleby Common Stock, (ii) stock options and other convertible securities, (iii) authority relative to the Merger Agreement, (iv) the vote on the Stock Issuance Proposal, and (v) brokers (as set forth in Sections 4.2(b), 4.2(c), 4.3, 4.4 and 4.19 in the Merger Agreement, respectively (together with the representations and warranties in the previous bullet, the “Middleby Fundamental Representations”)) were true and correct in all material respects, without giving effect to any materiality or “Material Adverse Effect” qualifications therein, as of the date of the Merger Agreement and are true and correct in all material respects, without giving effect to any materiality or “Material Adverse Effect” qualifications therein as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties are expressly made as of a specific date, in which case such representations and warranties must be so true and correct as of such specific date);

•

each other representation and warranty of Middleby set forth in the Merger Agreement (other than the Middleby Fundamental Representations) was true and correct, without giving effect to any materiality or “Material Adverse Effect” qualifications therein, as of the date of the Merger Agreement and is true and correct, without giving effect to any materiality or “Material Adverse Effect” qualifications therein as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties are expressly made as of a specific date, in which case such representations and warranties must so true and correct as of such specific date), except where the failure of such representations and warranties to be so true and correct, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect.

•

Middleby’s and Merger Sub’s performance or compliance in all material respects with each of their respective obligations required under the Merger Agreement to be performed or complied with on or prior to the closing of the Merger (the “Closing”);

•

since the date of the Merger Agreement, there has not been any event, circumstance, occurrence, effect, fact, development or change that, individually or in the aggregate, has had, or would reasonably be expected to have, a Material Adverse Effect; and

•	Middleby having delivered to Welbilt a certificate of an executive officer of Middleby certifying the matters of the immediately preceding bullets.

No Solicitation of Acquisition Proposals by Welbilt (See page 128)

Welbilt agreed that from the date of the Merger Agreement until the earlier of the Effective Time and the termination of the Merger Agreement in accordance with its terms that:

•

Welbilt will, and will cause its subsidiaries and its and their respective officers and directors to, immediately cease, and shall direct and use its reasonable best efforts to cause its and their respective other representatives to immediately cease, and cause to be terminated all existing discussions, negotiations and communications with any persons or entities with respect to any Welbilt Acquisition Proposal) (other than the transactions contemplated by the Merger Agreement);

•	Welbilt will not, and will not authorize or permit any of its representatives to, directly or indirectly through another person:

•

initiate, seek, solicit, knowingly facilitate, knowingly encourage (including by way of furnishing any non-public information relating to Welbilt or any of its subsidiaries), or knowingly induce the making, submission or announcement of any proposal that constitutes, or would reasonably be expected to lead to, a Welbilt Acquisition Proposal;

•

engage in negotiations or discussions with, or provide any non-public information or non-public data to, or afford access to the properties, books and records of Welbilt to, any person (other than Middleby or any of its affiliates or representatives) in connection with or in response to any Welbilt Acquisition Proposal or any proposal reasonably expected to lead to any Welbilt Acquisition Proposal or grant any waiver or release under any standstill, confidentiality or other agreement (except that if the Welbilt Board determines in good faith, after consultation with its outside legal counsel, that the failure to grant any waiver or release would reasonably be expected to be inconsistent with its fiduciary duties under applicable law, Welbilt may waive any such standstill provision in order to permit a third party to make a Welbilt Acquisition Proposal);

•

enter into any binding or non-binding letter of intent, agreement in principle, memorandum of understanding, merger agreement, acquisition agreement, option agreement, joint venture agreement, partnership agreement or other agreement, commitment, arrangement or understanding contemplating or otherwise in connection with, or that is intended to or would reasonably be expected to lead to, any Welbilt Acquisition Proposal; or

•	resolve to do any of the actions contemplated by the previous three bullets;

•

Welbilt will not provide and must have, within twenty-four (24) hours of execution of the Merger Agreement, terminated access of any third party to any data room (virtual or actual) containing any of Welbilt’s information; and

•

within twenty-four (24) hours of execution of the Merger Agreement, Welbilt must have requested the return or destruction of all confidential, non-public information and materials provided to third parties that have entered into confidentiality agreements relating to a possible Welbilt Acquisition Proposal with Welbilt or any of its subsidiaries.

Notwithstanding the foregoing, if at any time after the date of the Merger Agreement and prior to the approval of the Merger Proposal, Welbilt receives a bona fide written Welbilt Acquisition Proposal from a third party and such Welbilt Acquisition Proposal was not initiated, sought, solicited, knowingly facilitated, knowingly encouraged, knowingly induced or otherwise procured in breach of the Merger Agreement, then Welbilt may:

•

contact the person who has made such Welbilt Acquisition Proposal solely to clarify the terms of such Welbilt Acquisition Proposal so that Welbilt Board may inform itself about such Welbilt Acquisition Proposal;

•

furnish information concerning its business, properties or assets to such person pursuant to a confidentiality agreement with confidentiality and standstill terms that, taken as a whole, are not materially less favorable to Welbilt than those contained in the confidentiality agreement, dated as of December 13, 2020, between Middleby and Welbilt (the “Confidentiality Agreement”); and

•	negotiate and participate in discussions and negotiations with such person concerning such Welbilt Acquisition Proposal.

In the case of the previous two bullets, Welbilt may take such actions only if the Welbilt Board determines in good faith, after consultation with its outside financial advisors and outside legal counsel, that such Welbilt Acquisition Proposal constitutes or is reasonably likely to constitute or result in a Welbilt Superior Proposal.

Welbilt:

•	will promptly (and in any case within twenty-four (24) hours) provide Middleby notice:

•

of the receipt of any Welbilt Acquisition Proposal, which notice must include a complete, unredacted copy of all written proposals, written indications of interest or draft agreements relating to, or other written materials that describe any of the terms and conditions of, such Welbilt Acquisition Proposal; and

•

of any inquiries, proposals or offers received by, any requests for non-public information from, or any discussions or negotiations initiated or continued or sought to be initiated or continued with, Welbilt or any of its representatives concerning a Welbilt Acquisition Proposal, and disclose the identity of the other party (or parties) and the terms of such inquiry, offer, proposal or request and, in the case of written materials, provide copies of such materials;

•

will promptly (and in any case within twenty-four (24) hours) make available to Middleby copies of all written materials provided by Welbilt to such party but not previously made available to Middleby; and

•

will keep Middleby informed on a reasonably prompt basis (and, in any case, within twenty-four (24) hours of any significant development) of the status and material details (including amendments and proposed amendments) of any such Welbilt Acquisition Proposal or other inquiry, offer, proposal or request.

For the purposes of this joint proxy statement/prospectus:

•

“Welbilt Acquisition Proposal” means a proposal, offer or inquiry from any person providing for any (i) merger, consolidation, share exchange, business combination, recapitalization or similar transaction involving Welbilt, pursuant to which any such person would own or control, directly or indirectly, twenty percent (20%) or more of the voting power of Welbilt, (ii) sale, lease, license, dissolution or other disposition, directly or indirectly, of assets of Welbilt (including the capital stock or other equity interests of any of its subsidiaries) or any subsidiary of Welbilt representing twenty percent (20%) or more of the consolidated assets, net revenues or net income of Welbilt and its subsidiaries taken as a whole, or to which twenty percent (20%) or more of the net revenues, net income or assets of Welbilt and its subsidiaries, taken as a whole, are attributable, (iii) issuance or sale or other disposition of capital stock or other equity interests representing twenty percent (20%) or more of the voting power of Welbilt or any of its subsidiaries whose business constitutes twenty percent (20%) or more of the net revenues, net income or assets of Welbilt and its subsidiaries, taken as a whole, (iv) tender offer, exchange offer or any other transaction or series of transactions in which any person will acquire, directly or indirectly, beneficial ownership or the right to acquire beneficial ownership of capital stock or other equity interests representing twenty percent (20%) or more of the voting power of Welbilt or any of its subsidiaries whose business constitutes twenty percent (20%) or more of the net revenues, net income or assets of Welbilt and its subsidiaries, taken as a whole, or (v) any combination of the foregoing.

•

“Welbilt Intervening Event” means a material event or circumstance that was not known or reasonably foreseeable to the Welbilt Board on the date of the Merger Agreement (or if known, the material consequences of which were not known or reasonably foreseeable to the Welbilt Board as of the date of the Merger Agreement), which event or circumstance, or any consequence thereof, becomes known to the Welbilt Board prior to the approval of the Merger Proposal; provided that in no event will any inquiry, offer or proposal that constitutes or would reasonably be expected to lead to a Welbilt Acquisition Proposal constitute a Welbilt Intervening Event.

•

“Welbilt Superior Proposal” means a bona fide unsolicited written Welbilt Acquisition Proposal (provided that for purposes of this definition references to twenty percent (20%) in the definition of “Welbilt Acquisition Proposal” shall be deemed to be references to fifty percent (50%)) which the Welbilt Board determines in good faith (i) to be reasonably likely to be consummated on the terms proposed on a timely basis if accepted and (ii) to be more favorable to Welbilt’s stockholders from a financial point of view than the Merger and the other transactions contemplated by the Merger Agreement, in each case, taking into account at the time of determination all relevant circumstances, including the various legal, financial and regulatory aspects of the proposal, all the terms and conditions of such proposal and the Merger Agreement, and any changes to the terms of the Merger Agreement offered by Welbilt in response to such Welbilt Acquisition Proposal in accordance with the Merger Agreement.

No Solicitation of Acquisition Proposals by Middleby (See page 130)

Middleby agreed that, from the date of the Merger Agreement until the earlier of the Effective Time and the termination of the Merger Agreement in accordance with its terms:

•

Middleby will, and will cause its subsidiaries and its and their respective officers and directors to, immediately cease, and will direct and use its reasonable best efforts to cause its and their respective other representatives to immediately cease, and cause to be terminated all existing discussions, negotiations and communications with any persons or entities with respect to any Middleby Acquisition Proposal (other than the transactions contemplated by the Merger Agreement);

•	Middleby will not, and will not authorize or permit any of its representatives to, directly or indirectly through another person:

•

initiate, seek, solicit, knowingly facilitate, knowingly encourage (including by way of furnishing any non-public information relating to Middleby or any of its subsidiaries), or knowingly induce the making, submission or announcement of any proposal that constitutes, or would reasonably be expected to lead to, a Middleby Acquisition Proposal;

•

engage in negotiations or discussions with, or provide any non-public information or non-public data to, or afford access to the properties, books and records of Middleby to, any person (other than Welbilt or any of its affiliates or representatives) in connection with or in response to any Middleby Acquisition Proposal or any proposal reasonably expected to lead to any Middleby Acquisition Proposal or grant any waiver or release under any standstill, confidentiality or other agreement (except that if the Middleby Board determines in good faith, after consultation with its outside legal counsel, that the failure to grant any waiver or release would reasonably be expected to be inconsistent with its fiduciary duties under applicable law, Middleby may waive any such standstill provision in order to permit a third party to make a Middleby Acquisition Proposal);

•

enter into any binding or non-binding letter of intent, agreement in principle, memorandum of understanding, merger agreement, acquisition agreement, option agreement, joint venture agreement, partnership agreement or other agreement, commitment, arrangement or understanding contemplating or otherwise in connection with, or that is intended to or would reasonably be expected to lead to, any Middleby Acquisition Proposal; or

•	resolve to do any of the actions contemplated by the previous three bullets;

•

Middleby will not provide and must have, within twenty-four (24) hours of execution of the Merger Agreement, terminated access of any third party to any data room (virtual or actual) containing any of Middleby’s information; and

•

within twenty-four (24) hours of execution of the Merger Agreement, Middleby must have requested the return or destruction of all confidential, non-public information and materials provided to third parties that have entered into confidentiality agreements relating to a possible Middleby Acquisition Proposal with Middleby or any of its subsidiaries.

Notwithstanding the foregoing, if at any time after the date of the Merger Agreement and prior to obtaining the approval of the Stock Issuance Proposal, Middleby receives a bona fide written Middleby Acquisition Proposal from a third party and such Middleby Acquisition Proposal was not initiated, sought, solicited, knowingly facilitated, knowingly encouraged, knowingly induced or otherwise procured in breach of the Merger Agreement, then Middleby may:

•

contact the person who has made such Middleby Acquisition Proposal solely to clarify the terms of such Middleby Acquisition Proposal so that the Middleby Board may inform itself about such Middleby Acquisition Proposal;

•

furnish information concerning its business, properties or assets to such person pursuant to a confidentiality agreement with confidentiality and standstill terms that, taken as a whole, are not materially less favorable to Middleby than those contained in the Confidentiality Agreement; and

•	negotiate and participate in discussions and negotiations with such person concerning such Middleby Acquisition Proposal.

In the case of previous two bullets, only if the Middleby Board determines in good faith, after consultation with its outside financial advisors and outside legal counsel, that such Middleby Acquisition Proposal constitutes or is reasonably likely to constitute or result in a Middleby Superior Proposal.

Middleby:

•	must promptly (and in any case within twenty-four (24) hours) provide Welbilt notice

•

of the receipt of any Middleby Acquisition Proposal, which notice must include a complete, unredacted copy of all written proposals, written indications of interest or draft agreements relating to, or other written materials that describe any of the terms and conditions of, such Middleby Acquisition Proposal; and

•

of any inquiries, proposals or offers received by, any requests for non-public information from, or any discussions or negotiations initiated or continued or sought to be initiated or continued with, Middleby or any of its representatives concerning a Middleby Acquisition Proposal, and disclose the identity of the other party (or parties) and the terms of such inquiry, offer, proposal or request and, in the case of written materials, provide copies of such materials;

•

must promptly (and in any case within twenty-four (24) hours) make available to Welbilt copies of all written materials provided by Middleby to such party but not previously made available to Welbilt; and

•

must keep Welbilt informed on a reasonably prompt basis (and, in any case, within twenty-four (24) hours of any significant development) of the status and material details (including amendments and proposed amendments) of any such Middleby Acquisition Proposal or other inquiry, offer, proposal or request.

For the purposes of this joint proxy statement/prospectus:

•

“Middleby Acquisition Proposal” means a proposal, offer or inquiry from any person providing for any (i) merger, consolidation, share exchange, business combination, recapitalization or similar transaction involving Middleby, pursuant to which any such person would own or control, directly or indirectly, twenty percent (20%) or more of the voting power of Middleby, (ii) sale, lease, license, dissolution or other disposition, directly or indirectly, of assets of Middleby (including the capital stock or other equity interests of any of its subsidiaries) or any subsidiary of Middleby representing twenty percent (20%) or more of the consolidated assets, net revenues or net income of Middleby and its subsidiaries taken as a whole, or to which twenty percent (20%) or more of the net revenues, net income or assets of Middleby and its subsidiaries, taken as a whole, are attributable (iii) issuance or sale or other disposition of capital stock or other equity interests representing twenty percent (20%) or more of the voting power of Middleby or any of its subsidiaries whose business constitutes twenty percent (20%) or more of the net revenues, net income or assets of Middleby and its subsidiaries, taken as a whole, (iv) tender offer, exchange offer or any other transaction or series of transactions in which any person will acquire, directly or indirectly, beneficial ownership or the right to acquire beneficial ownership of capital stock or other equity interests representing twenty percent (20%) or more of the voting power of Middleby or any of its subsidiaries whose business constitutes twenty percent (20%) or more of the net revenues, net income or assets of Middleby and its subsidiaries, taken as a whole, or (v) any combination of the foregoing, in the case of each of (i) through (v) above, a condition of which is that the transactions contemplated by the Merger Agreement do not occur or that could only be completed if the transactions contemplated by the Merger Agreement do not occur.

•

“Middleby Intervening Event” means a material event or circumstance that was not known or reasonably foreseeable to the Middleby Board on the date of the Merger Agreement (or if known, the material consequences of which were not known or reasonably foreseeable to the Middleby Board as of the date of the Merger Agreement), which event or circumstance, or any consequence thereof, becomes known to the Middleby Board prior to the approval of the Stock Issuance Proposal; provided that in no event will any inquiry, offer or proposal that constitutes or would reasonably be expected to lead to a Middleby Acquisition Proposal constitute a Middleby Intervening Event.

•

“Middleby Superior Proposal” means a bona fide unsolicited written Middleby Acquisition Proposal (provided that for purposes of this definition references to twenty percent (20%) in the definition of “Middleby Acquisition Proposal” will be deemed to be references to fifty percent (50%)) which the Middleby Board determines in good faith (i) to be reasonably likely to be consummated on the terms proposed on a timely basis if accepted and (ii) to be more favorable to Middleby’s stockholders from a financial point of view than the Merger and the other transactions contemplated by the Merger Agreement, in each case, taking into account at the time of determination all relevant circumstances, including the various legal, financial and regulatory aspects of the proposal, all the terms and conditions of such proposal and the Merger Agreement, and any changes to the terms of the Merger Agreement offered by Middleby in response to such Middleby Acquisition Proposal in accordance with the Merger Agreement.

No Change of Recommendation by Welbilt (See page 131)

Except as permitted by the Merger Agreement, neither the Welbilt Board nor any committee thereof will:

•

withdraw, qualify or modify, or publicly propose to withdraw, qualify or modify, the Welbilt Recommendation (as defined in the Merger Agreement), in each case in a manner adverse to Middleby or Merger Sub (a “Welbilt Recommendation Modification”) or

•

adopt, approve, authorize, declare advisable or recommend or publicly propose to adopt, approve, authorize, declare advisable or recommend, any Welbilt Acquisition Proposal (any action described in these two bullets being referred to as a “Welbilt Adverse Recommendation Change”)

Permitted Welbilt Change of Recommendation—Superior Proposal

If, at any time after the date of the Merger Agreement and prior to the receipt of the approval of the Merger Proposal, the Welbilt Board receives a Welbilt Acquisition Proposal that the Welbilt Board determines in good faith, after consultation with its outside financial advisors and outside legal counsel, constitutes a Welbilt Superior Proposal that was not initiated, sought, solicited, knowingly facilitated, knowingly encouraged, knowingly induced or otherwise procured in breach of the Merger Agreement, the Welbilt Board may effect a Welbilt Adverse Recommendation Change or terminate the Merger Agreement pursuant to its terms in order to enter into a definitive agreement with respect to such Welbilt Superior Proposal if:

•

the Welbilt Board determines in good faith, after consultation with its outside legal counsel, that the failure to take such action would reasonably be expected to be inconsistent with its fiduciary duties under applicable law;

•

Welbilt provides Middleby with five (5) business days’ prior written notice of the Welbilt Board’s intention to effect such a Welbilt Adverse Recommendation Change or terminate the Merger Agreement pursuant to its terms, which notice must include the identity of the party (or parties) making such Welbilt Superior Proposal, the material terms of such Welbilt Superior Proposal (including the price) and copies of the current drafts of material agreements providing for such Welbilt Superior Proposal;

•

for a period of five (5) business days following the notice delivered pursuant to previous bullet, Welbilt must have discussed and negotiated in good faith and made Welbilt’s representatives available to discuss and negotiate in good faith (in each case to the extent Middleby desires to negotiate) with

Middleby’s representatives any proposed modifications to the terms and conditions of the Merger Agreement so that the failure to take such action would no longer reasonably be expected to be inconsistent with the fiduciary duties of the Welbilt Board under applicable law (it being understood and agreed that any amendment to any material term or condition of any Welbilt Superior Proposal shall require a new notice and a new three (3)-business day negotiation period); and

•

no earlier than the end of such negotiation period, the Welbilt Board must have determined in good faith, after consultation with its outside legal counsel and after considering the terms of any proposed amendment or modification to the Merger Agreement, that:

•	the Welbilt Acquisition Proposal that is the subject of the notice described above still constitutes a Welbilt Superior Proposal; and

•	the failure to take such action would still be reasonably expected to be inconsistent with its fiduciary duties under applicable law.

Permitted Welbilt Change of Recommendation—Intervening Event

Other than in connection with a Welbilt Superior Proposal (which is subject to the terms of the Merger Agreement), prior to obtaining the approval of the Merger Proposal, the Welbilt Board may, in response to a Welbilt Intervening Event, take an action that would result in a Welbilt Recommendation Modification, only if:

•

the Welbilt Board determines in good faith, after consultation with its outside legal counsel, that the failure to take such action would reasonably be expected to be inconsistent with its fiduciary duties under applicable law;

•

Welbilt notified Middleby in writing that the Welbilt Board intends to effect such a Welbilt Adverse Recommendation Change pursuant to the Merger Agreement (which notice must specify the material facts and circumstances providing the basis of the Welbilt Intervening Event and for the Welbilt Board’s determination to effect such a Welbilt Adverse Recommendation Change in reasonable detail);

•

for a period of five (5) business days following the notice delivered pursuant to the previous bullet, Welbilt must have discussed and negotiated in good faith and made Welbilt’s representatives available to discuss and negotiate in good faith (in each case to the extent Middleby desires to negotiate), with Middleby’s representatives any proposed modifications to the terms and conditions of the Merger Agreement so that the failure to take such action would no longer reasonably be expected to be inconsistent with the fiduciary duties of the Welbilt Board under applicable law (and any material change to the relevant facts and circumstances will require a new notice and a new three (3)-business day negotiation period); and

•

no earlier than the end of such negotiation period, the Welbilt Board must have determined in good faith, after consultation with its outside legal counsel and after considering the terms of any proposed amendment or modification to the Merger Agreement, that the failure to take such action would still be reasonably expected to be inconsistent with its fiduciary duties under applicable law.

No Change of Recommendation by Middleby (See page 131)

Neither the Middleby Board nor any committee thereof may

•

withdraw, qualify or modify, or publicly propose to withdraw, qualify or modify, the Middleby Recommendation (as defined in the Merger Agreement), in each case in a manner adverse to Welbilt (a “Middleby Recommendation Modification”); or

•

adopt, approve, authorize, declare advisable or recommend or publicly propose to adopt, approve, authorize, declare advisable or recommend any Middleby Acquisition Proposal (any action described in the previous two bullets being referred to as a “Middleby Adverse Recommendation Change”)

Permitted Middleby Change of Recommendation—Superior Proposal

Notwithstanding the provisions of the Merger Agreement described above, if, at any time after the date of the Merger Agreement and prior to the receipt of Middleby’s stockholders’ approval of the Stock Issuance Proposal, the Middleby Board receives a Middleby Acquisition Proposal that the Middleby Board determines in good faith, after consultation with its outside financial advisors and outside legal counsel, constitutes a Middleby Superior Proposal that was not initiated, sought, solicited, knowingly facilitated, knowingly encouraged, knowingly induced or otherwise procured in breach of the Merger Agreement, the Middleby Board may effect a Middleby Adverse Recommendation Change or terminate the Merger Agreement pursuant to its terms in order to enter into a definitive agreement with respect to such Middleby Superior Proposal if

•

the Middleby Board determines in good faith, after consultation with its outside legal counsel, that the failure to take such action would reasonably be expected to be inconsistent with its fiduciary duties under applicable law;

•

Middleby provides Welbilt with five (5) business days’ prior written notice of the Middleby Board’s intention to effect such a Middleby Adverse Recommendation Change or terminate the Merger Agreement pursuant to its terms, which notice must include the identity of the party (or parties) making such Middleby Superior Proposal, the material terms of such Middleby Superior Proposal (including the price) and copies of the current drafts of material agreements providing for such Middleby Superior Proposal;

•

for a period of five (5) business days following the notice delivered pursuant to the previous bullet, Middleby must have discussed and negotiated in good faith and made Middleby’s representatives available to discuss and negotiate in good faith (in each case to the extent Welbilt desires to negotiate) with Welbilt’s representatives any proposed modifications to the terms and conditions of the Merger Agreement so that the failure to take such action would no longer be inconsistent with the fiduciary duties of the Middleby Board under applicable law (it being understood and agreed that any amendment to any material term or condition of any Middleby Superior Proposal requires a new notice and a new three (3)-business day negotiation period); and

•

no earlier than the end of such negotiation period, the Middleby Board must have determined in good faith, after consultation with its outside legal counsel and after considering the terms of any proposed amendment or modification to the Merger Agreement, that (x) the Middleby Acquisition Proposal that is the subject of the notice described above still constitutes a Middleby Superior Proposal and (y) the failure to take such action would still be reasonably expected to be inconsistent with its fiduciary duties under applicable law.

Permitted Middleby Change of Recommendation—Intervening Event

Notwithstanding the provisions of the Merger Agreement described above, other than in connection with a Middleby Superior Proposal, prior to obtaining the receipt of Middleby’s stockholders’ approval of the Stock Issuance Proposal, the Middleby Board may, in response to a Middleby Intervening Event, take any action that may constitute a Middleby Recommendation Modification, only if:

•

the Middleby Board determines in good faith, after consultation with its outside legal counsel, that the failure to take such action would reasonably be expected to be inconsistent with its fiduciary duties under applicable law;

•

Middleby has notified Welbilt in writing that the Middleby Board intends to effect such a Middleby Adverse Recommendation Change pursuant to the Merger Agreement (which notice must specify the material facts and circumstances providing the basis of the Middleby Intervening Event and for the Middleby Board’s determination to effect such a Middleby Adverse Recommendation Change in reasonable detail);

•

for a period of five (5) business days following the notice delivered pursuant to the previous bullet, Middleby must have discussed and negotiated in good faith and made Middleby’s representatives available to discuss and negotiate in good faith (in each case to the extent Welbilt desires to negotiate), with Welbilt’s representatives any proposed modifications to the terms and conditions of the Merger Agreement so that the failure to take such action would no longer be inconsistent with the fiduciary duties of the Middleby Board under applicable law (it being understood and agreed that any material change to the relevant facts and circumstances requires a new notice and a new three (3)-business day negotiation period); and

•

no earlier than the end of such negotiation period, the Middleby Board must have determined in good faith, after consultation with its outside legal counsel and after considering the terms of any proposed amendment or modification to the Merger Agreement, that the failure to take such action would still be reasonably expected to be inconsistent with its fiduciary duties under applicable law.

Termination of the Merger Agreement (See page 146)

Termination by Mutual Consent

The Merger Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time, whether before or after adoption of the Merger Agreement by the Welbilt stockholders or approval of the Stock Issuance Proposal by the Middleby stockholders, by mutual written consent of Middleby and Welbilt.

Termination by Either Middleby or Welbilt

Either party may terminate the Merger Agreement if:

•

the Merger is not consummated on or before April 20, 2022 (the “Termination Date”); provided, however, that if, on the Termination Date, the conditions to the Closing set forth in the Merger Agreement (solely to the extent any such Restraint is in respect of an Antitrust Law) are not fulfilled but all other conditions to the Closing set forth in the Merger Agreement have been waived or fulfilled (other than those conditions that by their terms cannot be satisfied prior to the Closing, but which conditions would be satisfied if the Closing occurred on such date), then the Termination Date will automatically, without any action on the part of the parties to the Merger Agreement, be extended to October 20, 2022; provided, further, that the Termination Date may be further extended at the option of either Middleby or Welbilt in the circumstance described in a disclosure letter to the Merger Agreement to a date no later than June 20, 2023 and such date, as so extended, will be the “Termination Date” for purposes of the Merger Agreement; provided, further, that the right to terminate the Merger Agreement pursuant to this bullet will not be available to any party if a material breach by such party of any of its obligations under the Merger Agreement has been the cause of or resulted in the failure of the Closing to have occurred on or before the Termination Date;

•

(A) prior to the Effective Time, any governmental authority of competent jurisdiction has issued or entered any order after the date of the Merger Agreement or any law has been enacted or promulgated after the date of the Merger Agreement that has the effect of permanently restraining, enjoining or otherwise prohibiting the Merger or the other transactions contemplated by the Merger Agreement, and in the case of such an order, such order must be final and non-appealable or (B) any consent from a governmental authority required to be obtained pursuant to the Merger Agreement has become incapable of being obtained prior to the Termination Date; provided, however, that the right to terminate the Merger Agreement pursuant to this clause will not be available to a party if a material breach by such party of its obligations under appropriate actions, consents and filings section of the Merger Agreement is the cause of or resulted in the issuance of such order or the failure to obtain such consent;

•	the required approval of the Merger Proposal at the Welbilt Special Meeting (or at any adjournment or postponement thereof) is not obtained; or

•	the required approval of the Stock Issuance Proposal at the Middleby Special Meeting (or at any adjournment or postponement thereof) is not obtained.

Termination by Middleby

Middleby may terminate the Merger Agreement if:

•	Welbilt breaches or fails to perform any of its representations, warranties, covenants or other agreements set forth in the Merger Agreement, which breach or failure to perform:

•	would result in the failure of a condition set forth in the Merger Agreement; and

•

is not capable of being cured by Welbilt by the Termination Date or, if capable of being cured, is not cured by Welbilt on or before the earlier of (x) the Termination Date and (y) the date that is thirty (30) calendar days following Middleby’s delivery of written notice to Welbilt of such breach or failure to perform;

provided, however, that Middleby may not terminate the Merger Agreement pursuant to the foregoing if Middleby or Merger Sub is then in material breach of any of its obligations under the Merger Agreement so as to result in the failure of Middleby’s conditions to the Merger;

•

the Welbilt Board makes a Welbilt Adverse Recommendation Change, Welbilt fails to include in this joint proxy statement/prospectus the Welbilt Recommendation or Welbilt materially violates or breaches any of its obligations under the non-solicitation provisions of the Merger Agreement; or

•

prior to obtaining approval of the Stock Issuance Proposal by the Middleby stockholders, the Middleby Board authorizes Middleby to enter into a definitive agreement with respect to a Middleby Superior Proposal and Middleby enters into such definitive agreement concurrently with its termination of the Merger Agreement, but only if:

•

Middleby is permitted to terminate the Merger Agreement to accept a Middleby Superior Proposal pursuant to, and subject to its compliance with the applicable terms and conditions of, the Merger Agreement; and

•	as a condition to the effectiveness of such termination, Middleby pays to Welbilt the Middleby Termination Fee prior to or simultaneously with such termination.

Termination by Welbilt

Welbilt may terminate the Merger Agreement if:

•

Middleby or Merger Sub breaches or fails to perform any of their respective representations, warranties, covenants or other agreements set forth in the Merger Agreement, which breach or failure to perform:

•	would result in the failure of a condition set forth in the Merger Agreement; and

•

is not capable of being cured by Middleby or Merger Sub, as applicable, by the Termination Date or, if capable of being cured, is not cured by Middleby or Merger Sub on or before the earlier of (x) the Termination Date and (y) the date that is thirty (30) calendar days following Welbilt’s delivery of written notice to Middleby of such breach or failure to perform;

provided, however, that Welbilt may not terminate the Merger Agreement pursuant to the foregoing if Welbilt is then in material breach of any of its obligations under the Merger Agreement so as to result in the failure of Welbilt’s conditions to the Merger;

•

the Middleby Board makes a Middleby Adverse Recommendation Change, Middleby fails to include in this joint proxy statement/prospectus the Middleby Recommendation or Middleby materially violates or breaches any of its obligations under the non-solicitation provisions of the Merger Agreement; or

•

prior to obtaining the approval of the Merger Proposal by the Welbilt stockholders, the Welbilt Board authorizes Welbilt to enter into a definitive agreement with respect to a Welbilt Superior Proposal and Welbilt enters into such definitive agreement concurrently with its termination of the Merger Agreement, but only if:

•

Welbilt is permitted to terminate the Merger Agreement to accept a Welbilt Superior Proposal pursuant to, and subject to its compliance with the applicable terms and conditions of, the Merger Agreement; and

•	as a condition to the effectiveness of such termination, Welbilt pays to Middleby the Welbilt Termination Fee prior to or simultaneously with such termination.

Payment of Expenses (See page 148)

Welbilt will be required to pay to Middleby all reasonable and documented out-of-pocket costs and expenses, including all fees and expenses incurred in connection with the financing of the transactions contemplated by the Merger Agreement and the fees and expenses of counsel, accountants, investment bankers, experts and consultants, incurred by Middleby and Merger Sub in connection with the Merger Agreement and the transactions contemplated by the Merger Agreement in an amount not to exceed $20,000,000 (the “Middleby Expenses”) if the Merger Agreement is terminated by either Middleby or Welbilt because the Welbilt stockholders fail to approve the Merger Proposal; provided that any payment of the Middleby Expenses will not affect Middleby’s right to receive any Welbilt Termination Fee otherwise due under the Merger Agreement, but shall reduce, on a dollar for dollar basis, any Welbilt Termination Fee that becomes due and payable under the Merger Agreement. Any Middleby Expenses required to be paid by Welbilt in accordance with the Merger Agreement must be made by wire transfer of immediately available funds promptly, but in no event later than three (3) business days after Middleby’s receipt of documentation supporting such Middleby Expenses.

Middleby will be required to pay to Welbilt all of the reasonable and documented out-of-pocket costs and expenses, including the fees and expenses of counsel, accountants, investment bankers, experts and consultants, incurred by Welbilt in connection with the Merger Agreement and the transactions contemplated by the Merger Agreement in an amount not to exceed $20,000,000 (the “Welbilt Expenses”), plus any amounts payable to Welbilt in connection with Middleby’s financing activities; provided that any payment of the Welbilt Expenses will not affect Welbilt’s right to receive any Middleby Termination Fee otherwise due under the Merger Agreement, but will reduce, on a dollar for dollar basis, any Middleby Termination Fee that becomes due and payable under the Merger Agreement. Any Welbilt Expenses required to be paid by Middleby under the Merger Agreement must be made by wire transfer of immediately available funds promptly, but in no event later than three (3) business days after Middleby’s receipt of documentation supporting such Welbilt Expenses.

Termination Fee (See page 148)

Welbilt will be required to pay to Middleby the Welbilt Termination Fee if:

•

Middleby terminates the Merger Agreement because Welbilt breaches or fails to perform any of its representations, warranties, covenants or other agreements set forth in the Merger Agreement, and which breach or failure to perform:

•	would result in the failure of some of Welbilt’s conditions set forth in the Merger Agreement; and

•

is not capable of being cured by Welbilt by the Termination Date or, if capable of being cured, is not cured by Welbilt on or before the earlier of (x) the Termination Date and (y) the date that is thirty (30) calendar days following Middleby’s delivery of written notice to Welbilt of such breach or failure to perform;

•	Either Middleby or Welbilt terminates the Merger Agreement because:

•	the Merger is not consummated on or before the Termination Date; or

•	the Welbilt stockholders fail to approve the Merger Proposal;

In the case of the previous bullets:

•

prior to such termination (or prior to the Welbilt Special Meeting in the case of termination because the Welbilt stockholders fail to approve the Merger Proposal), a Welbilt Acquisition Proposal has been made after the date of the Merger Agreement and was publicly disclosed and not publicly withdrawn prior to such date; and

•

within twelve (12) months after such termination, a Welbilt Acquisition Proposal is consummated or Welbilt enters into a definitive agreement with respect to a Welbilt Acquisition Proposal (provided, however, that for purposes of such termination, the references to “twenty percent (20%)” in the definition of Welbilt Acquisition Proposal will be deemed to be references to “fifty percent (50%)”);

Welbilt will be required to pay to Middleby the Welbilt Termination Fee if:

•

Middleby terminates the Merger Agreement because the Welbilt Board made a Welbilt Adverse Recommendation Change, Welbilt failed to include in this joint proxy statement/prospectus the Welbilt Recommendation or Welbilt materially violates or breaches any of its obligations under the non-solicitation provisions of the Merger Agreement;

•	Middleby terminates the Merger Agreement for any other reason permitted by the Merger Agreement and was otherwise entitled to terminate the Merger Agreement because of the previous bullet; or

•

Welbilt terminates the Merger Agreement because prior to obtaining the Welbilt stockholders approval of the Merger Proposal, the Welbilt Board authorizes Welbilt to enter into a definitive agreement with respect to a Welbilt Superior Proposal and Welbilt enters into such definitive agreement concurrently with its termination of the Merger Agreement.

Middleby will be required to pay to Welbilt the Middleby Termination Fee if:

•

Welbilt terminates the Merger Agreement because Middleby breaches or fails to perform any of its representations, warranties, covenants or other agreements set forth in the Merger Agreement, and which breach or failure to perform:

•	would result in the failure of some of Middleby’s conditions set forth in the Merger Agreement; and

•

is not capable of being cured by Middleby by the Termination Date or, if capable of being cured, is not cured by Middleby on or before the earlier of (x) the Termination Date and (y) the date that is thirty (30) calendar days following Welbilt’s delivery of written notice to Middleby of such breach or failure to perform;

•	Either Middleby or Welbilt terminates the Merger Agreement because:

•	the Merger is not consummated on or before the Termination Date; or

•	the Middleby stockholders fail to approve the Stock Issuance Proposal;

In the case of the previous bullets:

•

prior to such termination (or prior to the Middleby Special Meeting in the case of termination because the Middleby stockholders fail to approve the Merger Proposal), a Middleby Acquisition Proposal has been made after the date of the Merger Agreement and was publicly disclosed and not publicly withdrawn prior to such date; and

•

within twelve (12) months after such termination, a Middleby Acquisition Proposal is consummated or Middleby enters into a definitive agreement with respect to a Middleby Acquisition Proposal (provided, however, that for purposes of such termination, the references to “twenty percent (20%)” in the definition of Middleby Acquisition Proposal will be deemed to be references to “fifty percent (50%)”);

Middleby will be required to pay to Welbilt the Middleby Termination Fee if:

•

Welbilt terminates the Merger Agreement because the Middleby Board made a Middleby Adverse Recommendation Change, Middleby failed to include in this joint proxy statement/prospectus the Middleby Recommendation or Middleby materially violates or breaches any of its obligations under the non-solicitation provisions of the Merger Agreement;

•	Welbilt terminates the Merger Agreement for any other reason permitted by the Merger Agreement and was otherwise entitled to terminate the Merger Agreement because of the previous bullet; or

•

Middleby terminates the Merger Agreement because prior to obtaining the Middleby stockholders approval of the Stock Issuance Proposal, the Middleby Board authorizes Middleby to enter into a definitive agreement with respect to a Middleby Superior Proposal and Middleby enters into such definitive agreement concurrently with its termination of the Merger Agreement.

Middleby will be required to pay Welbilt the Reverse Termination Fee if:

•	Middleby or Welbilt terminates the Merger Agreement because:

•

the Merger is not consummated on or before the Termination Date and at the time of such termination any of the conditions of Middleby or Welbilt are not satisfied (solely as a result of an order in respect of an Antitrust Law issued or entered after the date of the Merger Agreement) but all other conditions to the Closing set forth in the Merger Agreement are waived or fulfilled or would be fulfilled if the Closing were to occur on such date; or

•

(A) prior to the Effective Time, any governmental authority of competent jurisdiction issues or enters any order after the date of the Merger Agreement or any law is enacted or promulgated after the date of the Merger Agreement that has the effect of permanently restraining, enjoining or otherwise prohibiting the Merger or the other transactions contemplated by the Merger Agreement, and in the case of such an order, must be final and non-appealable or (B) any consent from a governmental authority required to be obtained pursuant to the Merger Agreement becomes incapable of being obtained prior to the Termination Date; provided, however, Middleby must pay the Reverse Termination Fee if such termination under this bullet is solely as a result of:

•	a final and non-appealable order in respect of an Antitrust Law issued or entered after the date of the Merger Agreement; or

•	a failure to obtain a consent of a governmental authority under an Antitrust Law required to be obtained pursuant to the Merger Agreement;

Notwithstanding anything to the foregoing, Middleby is not required to pay the Reverse Termination Fee pursuant to the foregoing if a breach by Welbilt of any of its obligations under the Merger Agreement is the principal cause of the circumstances that would have otherwise required the payment of the Reverse Termination Fee pursuant to the foregoing.

Material U.S. Federal Income Tax Consequences of the Merger (See page 190)

For U.S. federal income tax purposes, it is intended that:

•	the Merger qualifies as a “reorganization” within the meaning of Section 368(a) of the Code;

•

with respect to the Merger, the Merger Agreement constitutes a “plan of reorganization” within the meaning of regulations promulgated by the IRS under the Code, specifically §§ 1.368-2(g) and 1.368-3(a); and

•	with respect to the Merger, Middleby, Acquiror, Merger Sub, and Welbilt are each a “party to a reorganization” within the meaning of Section 368(b) of the Code.

Each of Middleby and Welbilt will be required to (i) use reasonable best efforts to cause the Merger to qualify as a reorganization within the meaning of Section 368(a) of the Code and (ii) not take (and use reasonable best efforts to prevent any affiliate of such party from taking) any actions that would reasonably be expected to prevent the Merger from qualifying as a reorganization under the provisions of Section 368(a) of the Code.

Middleby and Welbilt have not sought and will not seek any ruling from the IRS regarding any matters relating to the Merger, and, as a result, there can be no assurance that the IRS would not assert, or that a court would not sustain, a position contrary to any of the conclusions set forth herein.

For a more complete discussion of the U.S. federal income tax consequences of the Merger, see the section entitled “Material U.S. Federal Income Tax Consequences of the Merger.”

The discussion of the material U.S. federal income tax consequences contained in this joint proxy statement/prospectus is intended to provide only a general discussion and is not a complete analysis or description of all potential U.S. federal income tax consequences of the Merger that may vary with, or are dependent on, individual circumstances. In addition, it does not address the effects of any foreign, state or local tax laws, or federal tax laws other than U.S. federal income tax laws.

THE TAX CONSEQUENCES OF THE MERGER TO ANY PARTICULAR WELBILT STOCKHOLDER WILL DEPEND ON THAT STOCKHOLDER’S PARTICULAR CIRCUMSTANCES. YOU SHOULD CONSULT YOUR OWN TAX ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES OF THE MERGER TO YOU IN LIGHT OF YOUR PARTICULAR CIRCUMSTANCES.

Fractional Shares (See page 112)

No fractional shares of Middleby Common Stock will be issued upon the conversion of Welbilt Common Stock pursuant to the Merger Agreement, and such fractional share interests will not entitle the owner thereof to any Middleby Common Stock or to vote or to any other rights of a holder of Middleby Common Stock.

All fractional shares that a single record holder of Welbilt Common Stock would be otherwise entitled to receive will be aggregated and calculations will be rounded to three (3) decimal places.

In lieu of any such fractional shares, each holder of Welbilt Common Stock otherwise entitled to a fractional share of Middleby Common Stock will be entitled to receive an amount in cash, without interest, rounded down to the nearest cent, equal to the product of:

•	the amount of the fractional share interest in a share of Middleby Common Stock to which such holder would be entitled under the Merger Agreement; and

•	the price of Middleby Common Stock.

As soon as practicable after the determination of the amount of cash, if any, to be paid to holders of Welbilt Common Stock in lieu of any fractional share interests in Middleby Common Stock, the Exchange Agent will pay the applicable amount, without interest, to each of the holders of Welbilt Common Stock entitled to receive such cash.

The payment of cash in lieu of fractional share interests pursuant to the Merger Agreement is not a separately bargained-for consideration thereunder.

Comparison of Stockholders’ Rights (See page 196)

Upon the completion of the Merger, Welbilt stockholders receiving shares of Middleby Common Stock will become stockholders of Middleby, and their rights will be governed by Delaware law and the governing corporate documents of Middleby in effect at the Effective Time.

Welbilt stockholders will have different rights once they become stockholders of Middleby due to differences between the governing corporate documents of Welbilt and Middleby, as further described in “Comparison of Stockholders’ Rights.”

Listing of Middleby Common Stock; Delisting and Deregistration of Welbilt Common Stock (See page 140)

Before completion of the Merger, Middleby has agreed to use its reasonable best efforts to cause the shares of Middleby Common Stock to be issued in the Merger and reserved for issuance under any equity awards to be approved for listing on NASDAQ.

In addition, the new shares of Middleby Common Stock to be issued to former Welbilt stockholders must be approved for listing on NASDAQ, subject to official notice of issuance.

If the Merger is completed, the Welbilt Common Stock will cease to be listed on the NYSE and will be deregistered under the Exchange Act.

Accounting Treatment of the Merger (See page 109)

The Merger will be accounted for using the acquisition method of accounting in accordance with Accounting Standards Codification (“ASC”) 805 — Business Combinations, which we refer to as “ASC 805.” Middleby’s management has evaluated the guidance contained in ASC 805 with respect to the identification of the acquirer in the Merger and concluded, based on a consideration of the pertinent facts and circumstances, that Middleby will be the acquirer for financial accounting purposes. Accordingly, Middleby’s cost to acquire Welbilt has been allocated to Welbilt’s acquired assets, liabilities and commitments based upon their estimated fair values. The allocation of the purchase price is estimated and is dependent upon estimates of certain valuations that are subject to change. In addition, the final purchase price of Middleby’s acquisition of Welbilt will not be known until the date of the completion of the Merger and could vary materially from the preliminary purchase price. Accordingly, the final acquisition accounting adjustments may be materially different from the preliminary unaudited pro forma adjustments presented.

Regulatory Matters (See page 109)

The completion of the Merger is subject to:

•

any applicable waiting period (and any extension thereof, including under any agreement between a party and a governmental authority agreeing not to consummate the Merger prior to a certain date) under the HSR Act relating to the consummation of the Merger having expired or early termination thereof being granted;

•

each consent from a governmental authority required to be obtained with respect to the Merger under any Antitrust Law set forth in the disclosure letters to the Merger Agreement must be obtained and must remain in full force and effect, in each case, without the imposition, individually or in the aggregate, of an Unacceptable Condition; and

•

no governmental authority of competent jurisdiction has issued or entered any order after the date of the Merger Agreement, and no law has been enacted or promulgated after the date of the Merger Agreement, in each case, that (whether temporary or permanent) is in effect and has the effect of a Restraint.

No Appraisal Rights (See page 110)

Under the DGCL, neither Middleby stockholders nor Welbilt stockholders are entitled to appraisal rights or dissenters’ rights in connection with the Merger or the issuance of shares of Middleby Common Stock in the Merger.

Litigation Related to the Merger (See page 110)

On June 2, 2021, a purported stockholder of Welbilt filed a putative federal securities action against the members of the Welbilt Board and Welbilt under the caption Stein v. Welbilt, Inc., et al., Case No. 1:21-cv-00812 (D. Del.) (the “Stein Lawsuit”). On June 4, 2021, a purported stockholder of Welbilt filed a putative federal securities action against the members of the Welbilt Board, Welbilt, Middleby, Middleby Marshall Inc., and Mosaic Merger Sub, Inc. under the caption Vanmersbergen v. Welbilt, Inc., et al., Case No. 1:21-cv-00822 (D. Del.) (the “Vanmersbergen Lawsuit,” and together with the Stein Lawsuit, the “Lawsuits”). The Lawsuits generally allege that this registration statement on Form S-4, originally filed on May 28, 2021 in connection with the Merger, omits material information in violation of Sections 14(a) and 20(a) of the Exchange Act, rendering this registration statement false and misleading. The Lawsuits seek, among other things, injunctive relief to prevent the consummation of the Merger, or alternatively, rescission or rescissory damages in the event the Merger is consummated, damages, costs, including attorneys’ fees, and such other and further relief as the court may deem just and proper. In addition, the Vanmersbergen Lawsuit seeks an order directing the defendants to account for all damages allegedly suffered by plaintiff.

Risk Factors (See page 37)

In evaluating the Merger Agreement and the Merger, you should carefully read this joint proxy statement/prospectus and give special consideration to the factors discussed in “Risk Factors.”

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF MIDDLEBY

Set forth below are selected historical consolidated financial data for Middleby. The consolidated financial data as of January 2, 2021 and December 28, 2019, and for the fiscal years ended 2020, 2019, 2018, 2017 and 2016 are derived from Middleby’s audited consolidated financial statements that are incorporated by reference into this joint proxy statement/prospectus from Middleby’s Annual Report on Form 10-K for the fiscal year ended January 2, 2021, filed on March 3, 2021. The consolidated balance sheet data as of December 29, 2018 are derived from Middleby’s financial data included in Middleby’s Annual Report on Form 10-K for the fiscal year ended January 2, 2021, filed on March 3, 2021. The consolidated financial data as of April 3, 2021, and for the three months ended April 3, 2021 and March 28, 2020, are derived from Middleby’s unaudited condensed combined financial statements included in Middleby’s Quarterly Report on Form 10-Q for the quarter ended April 3, 2021, filed on May 13, 2021, which is incorporated by reference into this joint proxy statement/prospectus. The consolidated balance sheet data as of April 3, 2021 are derived from Middleby’s unaudited condensed combined financial statements included in Middleby’s Quarterly Report on Form 10-Q for the quarter ended April 3, 2021, filed on May 13, 2021, which is incorporated by reference into this joint proxy statement/prospectus. Middleby’s management believes that Middleby’s unaudited condensed combined financial statements have been prepared on a basis consistent with its audited consolidated financial statements and include all normal and recurring adjustments necessary for a fair presentation of the results for each interim period.

The consolidated financial statement data provided below is only a summary, and you should read it in conjunction with the historical consolidated financial statements of Middleby and the related notes contained in its annual and quarterly reports and the other information that Middleby has previously filed with the SEC and which are incorporated into this joint proxy statement/prospectus by reference. See “Where You Can Find More Information.” Information below is presented in thousands, except share and per share amounts.

Consolidated Statements of Earnings

	Three Months Ended		Fiscal Year Ended(1),
	Apr 3, 2021	Mar 28, 2020	2020	2019	2018	2017	2016
Net sales	$758,058	$677,459	$2,513,257	$2,959,446	$2,722,931	$2,335,542	$2,267,852
Cost of sales	482,184	427,269	1,631,209	1,855,949	1,718,791	1,422,801	1,366,672
Gross profit	275,874	250,190	882,048	1,103,497	1,004,140	912,741	901,180
Selling, general and administrative expenses	154,957	143,942	531,897	593,813	538,842	468,219	471,638
Restructuring expenses	794	834	12,375	10,480	19,332	19,951	10,524
Gain on litigation settlement	—	—	—	(14,839)	—	—	—
Gain on sale of plant	(1,050)	—	(1,982)	—	—	(12,042)	—
Impairments	—	—	15,327	—	—	58,000	—

Income from operations	121,173	105,414	324,431	514,043	445,966	378,613	419,018
Interest expense and deferred financing amortization, net	16,067	15,713	78,617	82,609	58,742	25,983	23,880
Net periodic pension benefit (other than service costs)	(11,373)	(10,089)	(39,996)	(29,722)	(39,020)	(35,033)	(30,409)
Curtailment loss			14,682	865	906	3,305	3,202
Other (income) expense, net	(1,691)	3,326	3,071	(2,328)	1,825	829	1,040

Earnings before income taxes	118,170	96,464	268,057	462,619	423,513	383,529	421,305
Provision for income taxes	28,907	22,685	60,763	110,379	106,361	85,401	137,089

Net earnings	$89,263	$73,779	$207,294	$352,240	$317,152	$298,128	$284,216

Net earnings per share:
Basic	$1.62	$1.33	$3.76	$6.33	$5.71	$5.26	$4.98

Diluted	$1.59	$1.33	$3.76	$6.33	$5.70	$5.26	$4.98

Weighted average number of shares
Basic	55,213	55,396	55,093	55,647	55,576	56,715	57,030

Diluted	55,966	55,398	55,136	55,656	55,604	56,719	57,085

Comprehensive income	$87,091	$14,452	$69,799	$277,783	$307,095	$316,032	$76,305

(1)	Middleby’s fiscal year ends on the Saturday nearest to December 31.

Consolidated Statements of Comprehensive Income

	Three Months Ended		Fiscal Year Ended(1),
	Apr. 3, 2021	Mar. 28, 2020	2020	2019	2018
Net Earnings	$89,263	$73,779	$207,294	$352,240	$317,152

Other comprehensive (loss) income:
Foreign currency translation adjustments	(10,614)	(48,916)	55,744	7,066	(43,050)
Pension liability adjustment, net of tax	(3,970)	14,808	(172,583)	(57,398)	32,125
Unrealized gain (loss) on interest rate swaps, net of tax	12,412	(25,219)	(20,656)	(24,125)	868

Other comprehensive (loss) income:	$(2,172)	$(59,327)	$(137,495)	$(74,457)	$(10,057)

Comprehensive Income	$87,091	$14,452	$69,799	$277,783	$307,095

(1)	Middleby’s fiscal year ends on the Saturday nearest to December 31.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF WELBILT

The following table presents selected historical consolidated financial data for the periods indicated below. Welbilt derived the selected historical statements of operations data for the years ended December 31, 2020, 2019 and 2018 and the balance sheet data as of December 31, 2020 and 2019, from its audited consolidated financial statements included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2020, which is incorporated by reference into this joint proxy statement/prospectus. The selected historical consolidated financial data for the three months ended March 31, 2021 and March 31, 2020, and as of March 31, 2021, are derived from Welbilt’s unaudited interim consolidated financial statements and related notes thereto contained in Welbilt’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, which is incorporated by reference into this joint proxy statement/prospectus. The following information is only a summary and does not provide all of the information contained in Welbilt’s financial statements.

The selected historical consolidated financial data for the years ended December 31, 2017 and 2016 and as of December 31, 2018, 2017 and 2016, have been derived from Welbilt’s audited consolidated financial statements as of and for such years, which have not been included or incorporated by reference into this joint proxy statement/prospectus. The selected historical consolidated financial data as of March 31, 2020, have been derived from Welbilt’s unaudited interim consolidated financial statements and related notes thereto contained in Welbilt’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, which has not been incorporated by reference into this joint proxy statement/prospectus.

On March 4, 2016, Welbilt spun off from The Manitowoc Company, Inc. (“MTW”) and publicly listed on the New York Stock Exchange under the name Manitowoc Foodservice, Inc. (the “Spin-Off”). On March 6, 2017, Welbilt’s shares commenced trading under a new NYSE ticker symbol, “WBT” when the name was changed from “Manitowoc Foodservice, Inc.” to “Welbilt, Inc.” Prior to the Spin-Off, Welbilt functioned as part of the larger group of companies controlled by MTW. Through the date of the Spin-Off, Welbilt’s financial statements were prepared on a combined stand-alone basis derived from the consolidated financial statements and accounting records of MTW. Welbilt functioned as part of the larger group of companies controlled by MTW and accordingly, MTW performed certain corporate overhead functions for Welbilt and allocated the related costs. These allocated costs were primarily related to: 1) corporate officers, 2) employee benefits and compensation, 3) stock-based compensation and 4) certain corporate functions, which were not provided at the business level including, but not limited to, finance, treasury, tax, audit, legal, information technology, human resources, and investor relations. Where possible, these costs were allocated based on direct usage, with the remainder allocated on a basis of revenue, headcount, or other measures determined as reasonable. Welbilt asserted that the assumptions regarding the allocated expenses, reasonably reflect the utilization of services provided to, or the benefit received by, Welbilt during the applicable periods presented.

The unaudited consolidated financial statements have been prepared on the same basis as the audited consolidated financial statements and, in the opinion of Welbilt’s management, include all adjustments necessary for a fair presentation of the information set forth therein. The results of interim periods are not necessarily indicative of results that may be expected for the full year or any future periods.

The following information should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and Welbilt’s consolidated financial statements, including the related notes, contained in Welbilt’s Annual Report on Form 10-K for the year ended December 31, 2020 and Welbilt’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2021. See “Where You Can Find More Information.”

No cash dividends were declared or paid during any of the periods presented below.

(in millions, except per share data)	March 31,		December 31,

	2021(3)(4)	2020(3)(4)	2020(3)(4)	2019(4)	2018(5)	2017	2016
Statements of Operations Data (for the year or quarter ended):
Net sales	$316.8	$328.9	$1,153.4	$1,593.9	$1,590.1	$1,445.4	$1,456.1

Depreciation and amortization	$15.9	$15.2	$62.2	$61.1	$55.0	$47.9	$48.5

Earnings (loss) before income taxes	$9.8	$(15.3)	$(13.7)	$75.7	$89.0	$121.4	$102.2

Net earnings (loss)	$7.9	$(15.1)	$(7.4)	$55.9	$78.2	$132.9	$71.5

Earnings (loss) per share — Basic	$0.06	$(0.11)	$(0.05)	$0.40	$0.56	$0.96	$0.52

Earnings (loss) per share — Diluted	$0.06	$(0.11)	$(0.05)	$0.39	$0.55	$0.94	$0.51

Balance Sheets Data (as of end of year or quarter):
Adjusted working capital (1)	$275.5	$277.1	$260.1	$265.6	$152.1	$132.4	$118.9

Total assets	$2,165.5	$2,185.0	$2,141.6	$2,165.3	$2,075.0	$1,840.4	$1,769.1

Long-term obligations (2)	$1,482.0	$1,533.6	$1,445.5	$1,432.2	$1,321.8	$1,232.2	$1,281.3

Capital expenditures	$(4.7)	$(5.6)	$20.1	$33.9	$21.4	$20.7	$16.0

(1)	Adjusted working capital is defined as net receivables and inventory less trade accounts payable.
(2)

The long-term obligations as of March 31, 2021, December 31, 2020, March 31, 2020 and December 31, 2019 include long-term debt and both long-term operating and finance lease obligations resulting from the adoption of Accounting Standards Update No. 2016-02—Leases as of January 1, 2019, for which the impact is not included in years prior to 2019. The long-term obligations as of December 31, 2018, 2017 and 2016, respectively, include amounts for long-term debt and capital leases only based on the lease accounting standards in effect for the respective periods.

(3)

For the quarters ended and as of March 31, 2021 and 2020 and the year ended and as of December 31, 2020, Welbilt’s financial results reflect the impacts of the COVID-19 pandemic on the results of operations and financial condition.

(4)

In May 2019, Welbilt launched its Business Transformation Program and incurred consulting costs, restructuring charges and other transformation-related expenses during both of the quarters ended March 31, 2021 and 2020 and both of the years ended December 31, 2020 and 2019.

(5)

On April 19, 2018, Welbilt, through a wholly-owned subsidiary, acquired 100% of the share capital of Avaj International Holding AB (“Crem”). Crem’s operations have been included in the consolidated results of operations beginning on the acquisition date.

SELECTED HISTORICAL AND UNAUDITED PRO FORMA COMBINED PER SHARE INFORMATION

The following table sets forth (i) historical per share information of Middleby for the three months ended April 3, 2021, and the year ended January 2, 2021, (ii) the unaudited pro forma consolidated per share information of Middleby after giving pro forma effect to the Merger, including Middleby’s issuance of 0.1240 of a shares of Middleby Common Stock for each outstanding share of Welbilt Common Stock not owned by Middleby or its subsidiaries for the three months ended April 3, 2021 and the year ended January 2, 2021 and (iii) the historical per share information of Welbilt for the three months ended March 31, 2021 and the year ended December 31, 2020.

This information should be read in conjunction with (i) the selected consolidated historical financial information included elsewhere in this joint proxy statement/prospectus, (ii) the consolidated historical financial statements of Middleby and Welbilt and related notes that are incorporated by reference in this joint proxy statement/prospectus and (iii) the “Unaudited Pro Forma Condensed Combined Financial Data” included in this joint proxy statement/prospectus.

	Historical Welbilt	Historical Middleby	Pro Forma
Basic net earnings (loss) per share of common stock
Period ended April 3, 2021	—	$1.62	$1.29
Three months ended March 31, 2021	$0.06	—	—
Year ended January 2, 2021	—	$3.76	$0.61
Year ended December 31, 2020	$(0.05)	—	—
Diluted net earnings (loss) per share of common stock	—	—	—
Period ended April 3, 2021	—	$1.59	$1.28
Three months ended March 31, 2021	$0.06	—	—
Year ended January 2, 2021	—	$3.76	$0.61
Year ended December 31, 2020	$(0.05)	—	—
Cash dividends declared per share
Period ended April 3, 2021	—	—	—
Three months ended March 31, 2021	—	—	—
Year ended January 2, 2021	—	—	—
Year ended December 31, 2020	—	—	—
Book value per share
As of April 3, 2021	$1.96	$35.87	$69.73

SELECTED UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA

The following table shows selected unaudited pro forma condensed combined financial information about the consolidated financial condition and results of operations of Middleby after giving effect to the Merger as described in the section entitled “Unaudited Pro Forma Condensed Combined Financial Information.”

The selected unaudited pro forma condensed combined balance sheet data as of April 3, 2021 gives effect to the Merger as if it occurred on April 3, 2021. The selected unaudited pro forma condensed combined statements of operations data for the three months ended April 3, 2021 and for the year ended January 2, 2021 give effect to the Merger as if it occurred on January 1, 2020.

The selected pro forma data have been derived from, and should be read in conjunction with, the unaudited pro forma condensed combined financial information appearing elsewhere in this joint proxy statement/prospectus. The unaudited pro forma condensed combined financial information contains estimated adjustments, based upon available information and certain assumptions that management believes are reasonable under the circumstances. The assumptions underlying the pro forma adjustments are described in the section entitled “Notes to Unaudited Pro Forma Combined Consolidated Financial Statements.”

In addition, the pro forma financial information was based on, and should be read in conjunction with, the historical consolidated financial statements and related notes of Middleby and Welbilt for the applicable periods, which have been incorporated in this joint proxy statement/prospectus by reference.

Middleby’s historical condensed combined financial information has been adjusted in the selected unaudited pro forma condensed combined financial information to give pro forma effect to events that are (i) directly attributable to the Merger, (ii) factually supportable, and (iii) with respect to the selected unaudited pro forma condensed combined statement of operations data, expected to have a continuing impact on results.

The selected unaudited pro forma combined consolidated financial information is preliminary, based on initial estimates, and is subject to change as more information becomes known regarding the consideration payable and actual costs incurred in relation to the Merger, which could be materially different than the initial estimates. The selected unaudited pro forma condensed combined financial information is presented in thousands, except share and per share amounts.

(amounts in millions, except per share data)
Unaudited Pro Forma Condensed Combined Statements of Operations Data	Period Ended April 3, 2021	–	Year ended January 2, 2021
Net earnings (loss) per share, basic	$1.29		$0.61
Net earnings (loss) per share, diluted	$1.28		$0.61
Weighted-average shares used in computing net loss per share, basic and diluted	73,634		72,804

(amounts in millions)
Unaudited Pro Forma Condensed Combined Balance Sheet Data	Period Ended April 3, 2021
Cash and cash equivalents	$352.8
Restricted cash	$0.5
Accounts receivables, net of reserve of doubtful accounts	$602.4
Inventories, net	$817.5
Prepaid expenses and other	$96.7
Prepaid taxes	$31.9
Total current assets	$1,901.8
Property, plant and equipment, net of accumulated depreciation	$506.7
Goodwill	$4,011.1
Other intangibles, net of amortization	$4,199.3
Long-term deferred tax assets	$89.2
Other assets	$186.8
Total assets	$10,849.9
Total current liabilities	$983.0
Long-term debt	$3,272.0
Long-term deferred tax liability	$810.7
Accrued pension benefits	$488.2
Other non-current liabilities	$263.9
Total stockholders’ equity	$5,077.1
Total liabilities and stockholders’ equity	$10,894.9

COMPARATIVE PER SHARE MARKET PRICE AND DIVIDEND INFORMATION

The following table sets forth the closing sale prices per share of Middleby Common Stock and Welbilt Common Stock on NASDAQ the NYSE, respectively, on April 20, 2021, the last trading day prior to the public announcement of the Merger, and on [            ], 2021, the last practicable trading day prior to the mailing of this joint proxy statement/prospectus. Middleby Common Stock is traded on NASDAQ under the symbol “MIDD” and Welbilt Common Stock is traded on the NYSE under the symbol “WBT.” The high and low trading prices for the Middleby Common Stock on April 20, 2021, the last trading day immediately before the public announcement of the Merger, were $171.21 and $ 164.83, respectively. The high and low trading prices for the Welbilt Common Stock on April 20, 2021, the last trading day immediately before the public announcement of the Merger, were $15.83 and $15.17, respectively. The table also shows the estimated implied value of the Merger Consideration (as defined below) proposed for each share of Welbilt Common Stock as of the same two dates. The implied value for share consideration was calculated by multiplying the closing sale price of a share of Middleby Common Stock on the relevant date by the exchange ratio of 0.1240 shares of Middleby Common Stock for each share of Welbilt Common Stock.

	Middleby Common Stock			Welbilt Common Stock			Implied Per Share Value of Share Consideration
April 20, 2021		$166.83			$15.63			$20.69
[ ], 2021	$	[	]	$	[	]	$	[	]

The market prices of Middleby Common Stock and Welbilt Common Stock have fluctuated since the date of the announcement of the Merger Agreement and will continue to fluctuate prior to the completion of the Merger. No assurance can be given concerning the market prices of Middleby Common Stock or Welbilt Common Stock before completion of the Merger or of Middleby Common Stock after completion of the Merger. Because the Exchange Ratio, which determines the Merger Consideration, is fixed and will not be adjusted for changes in the market prices of either Middleby Common Stock or Welbilt Common Stock, the market price of Middleby Common Stock (and, therefore, the value of the Merger Consideration) when received by Welbilt stockholders after the Merger is completed could be greater than, less than or the same as shown in the table above. Accordingly, these comparisons may not provide meaningful information to stockholders in determining how to vote with respect to the proposals described in this joint proxy statement/prospectus. We urge you to obtain current market quotations for Middleby Common Stock and Welbilt Common Stock and to review carefully the other information contained in this joint proxy statement/prospectus. Please see “Risk Factors—Risks Relating to the Merger— Because the number of Middleby shares that Welbilt stockholders will be entitled to receive as a result of the Merger will be based on a fixed exchange ratio, and the value of the Middleby shares has fluctuated and will continue to fluctuate, Welbilt stockholders cannot be sure of the value of the merger consideration they will receive.”

In addition, because the Exchange Ratio is fixed, the number of shares of Middleby Common Stock to be received by Welbilt stockholders in the Merger will not change between now and the time the Merger is completed to reflect changes in the trading prices of Middleby Common Stock or Welbilt Common Stock.

For more information on the market for Middleby’s or Welbilt’s common equity, related stockholder matters and issuer purchases of equity securities, see Part II, Item 5 “Market for Registrant’s Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities” of Middleby’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, or Welbilt’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, which are each incorporated by reference into this joint proxy statement/prospectus.

Dividend Information

Middleby does not currently pay cash dividends on the Middleby Common Stock. Any future payment of cash dividends on the Middleby Common Stock will be at the discretion of the Middleby Board and will depend upon Middleby’s results of operations, earnings, capital requirements, contractual restrictions and other factors deemed relevant by the Middleby Board. The Middleby Board currently intends to retain any future earnings to support its operations and to finance the growth and development of Middleby’s business and does not intend to declare or pay cash dividends on Middleby Common Stock for the foreseeable future. In addition, Middleby’s revolving credit facility limits its ability to declare or pay dividends on the Middleby Common Stock.

RISK FACTORS

In deciding how to vote, stockholders of Middleby and Welbilt, respectively, should carefully consider the following risk factors and all of the information contained herein or incorporated by reference herein, including, but not limited to, the matters addressed in the section entitled “Cautionary Statement Regarding Forward-Looking Statements” as well as Welbilt’s and Middleby’s other filings with the SEC incorporated herein by reference. Please see the section entitled “Where You Can Find More Information.”

Risks Relating to the Merger

The Merger is subject to customary closing conditions to the obligations of both Welbilt and Middleby to complete the Merger, and if these conditions are not satisfied or waived, the Merger may not be completed on a timely basis or at all.

The completion of the Merger is subject to several customary conditions to Closing and there can be no assurance that such conditions to Closing that remain outstanding will be satisfied or waived (to the extent permitted by law). The failure to timely satisfy the required conditions could delay the completion of the Merger for a significant period of time or prevent the completion of the Merger from occurring at all. These conditions to Closing include, among others, (i) approval of the issuance of Middleby Common Stock in connection with the Merger by the Middleby stockholders, (ii) approval for listing of the Middleby Common Stock to be issued in connection with the Merger on NASDAQ, (iii) the effectiveness of a registration statement on Form S-4 with respect to the Middleby Common Stock to be issued in connection with the Merger, (iv) approval of the Merger Proposal by the Welbilt stockholders, (v) expiration or termination of any waiting period under the HSR Act, and receipt of applicable approvals under certain foreign competition, antitrust or merger control laws, (vi) there being no law or order prohibiting consummation of the Merger, (vii) subject to specified materiality standards, the accuracy of the representations and warranties of the parties, (viii) compliance by the parties in all material respects with their respective covenants, (ix) the absence of a material adverse effect with respect to each of Middleby and Welbilt, and (x) the delivery of an officer’s closing certificate by both parties.

Many of the conditions to completion of the Merger are not within either Welbilt’s or Middleby’s control, and neither Welbilt or Middleby can predict when, or if, these conditions will be satisfied. If any of these conditions are not satisfied or waived prior to April 20, 2022 (subject to extension if certain approvals have not been obtained by such date), it is possible that the Merger Agreement may be terminated. Although Welbilt and Middleby have agreed in the Merger Agreement to use reasonable best efforts to, subject to certain limitations, complete the Merger as promptly as practicable, these and other conditions to the completion of the Merger may fail to be satisfied. In addition, satisfying the conditions to and completion of the Merger may take longer, and could cost more, than Welbilt and Middleby expect. Neither Welbilt nor Middleby can predict whether and when these other conditions will be satisfied. Furthermore, the requirements for obtaining the required clearances and approvals could delay the completion of the Merger for a significant period of time or prevent them from occurring. Any delay in completing the Merger may adversely affect the cost savings and other benefits that Welbilt and Middleby expect to achieve if the Merger and the integration of the companies’ respective businesses are not completed within the expected timeframe. There can be no assurance that all required regulatory approvals will be obtained or obtained prior to the termination date. The governmental agencies from which the parties have sought or are seeking certain approvals in connection with the Merger have broad discretion in administering applicable governing regulations, and may impose requirements, limitations or costs, require divestitures or place restrictions on the conduct of the combined company’s business after the Closing. Such requirements, limitations, costs, divestitures or restrictions could delay or prevent the consummation of the Merger or have a material adverse effect on the combined company’s business and results of operations.

Failure to consummate the Merger could negatively impact the share price and the future business and financial results of each of Middleby and Welbilt.

If the Merger is not consummated, the ongoing businesses of Middleby and Welbilt may be adversely affected and, without realizing any of the potential benefits of having consummated the Merger, each of Middleby and Welbilt may experience certain negative effects, including the following:

•	Middleby and Welbilt may experience negative reactions from the financial markets, including negative impacts on their respective stock prices;

•	Middleby and Welbilt may experience negative reactions from their respective customers, distributors, suppliers, vendors, business partners and employees;

•	Middleby and Welbilt will be required to pay certain costs and expenses relating to the Merger whether or not the Merger is consummated, such as legal, accounting, financial advisor and printing fees;

•

Matters relating to the Merger (including integration planning during the pendency of the Merger) may require substantial management time and resources, which could otherwise have been devoted to other beneficial opportunities;

•

Middleby or Welbilt could become subject to litigation related to any failure to consummate the Merger or related to any enforcement proceeding commenced against Middleby or Welbilt to perform their respective obligations under the Merger Agreement; and

•

If the Merger Agreement is terminated in certain circumstances, Welbilt may be required to pay Middleby the Welbilt Termination Fee or Middleby may be required to pay Welbilt the Middleby Termination Fee or Reverse Termination Fee.

If the Merger is not consummated, these risks may materialize and may materially and adversely affect Middleby’s and Welbilt’s respective businesses, operations, financial results and share prices.

The Merger Agreement subjects each of Middleby and Welbilt to restrictions on its business activities prior to the Effective Time.

The Merger Agreement subjects Middleby and Welbilt to restrictions on their respective business activities prior to the Effective Time. The Merger Agreement obligates each of Middleby and Welbilt to generally conduct their respective businesses in the ordinary course until the Effective Time and to use their respective reasonable best efforts to (i) preserve their respective assets and business organization, (ii) maintain their respective existing relationships and goodwill with material customers, suppliers, distributors, governmental authorities and business partners, and (iii) to keep available the services of their respective officers and key employees. These restrictions could prevent Middleby or Welbilt from pursuing certain business opportunities that arise prior to the Effective Time.

Neither the Middleby stockholders nor the Welbilt stockholders will be entitled to appraisal rights in the Merger.

Under Delaware law, holders of the Middleby Common Stock and Welbilt Common Stock do not have appraisal rights in connection with the Merger.

The Merger Agreement contains provisions that limit Middleby’s and Welbilt’s ability to pursue alternatives to the Merger, may discourage certain other companies from making a favorable alternative transaction proposal and, in specified circumstances, could require Middleby or Welbilt to pay the other party a termination fee.

Under the Merger Agreement, each of Middleby and Welbilt is subject to certain restrictions on its ability to solicit alternative business combination proposals from third parties, engage in discussion or negotiations with respect to such proposals or provide information in connection with such proposals, subject to certain customary exceptions. Middleby and Welbilt may terminate the Merger Agreement and enter into an agreement providing for a superior proposal only if specified conditions have been satisfied, and such a termination would result in Middleby being required to pay Welbilt the Middleby Termination Fee or Welbilt being required to pay Middleby the Welbilt Termination Fee. If the Merger Agreement is terminated and Middleby or Welbilt determines to seek another business combination, such party may not be able to negotiate a transaction with another party on terms comparable to, or better than, the terms of the Merger. While Middleby and Welbilt believe these provisions and agreements are reasonable and customary and are not preclusive of other offers, these provisions could discourage a third party that may have an interest in acquiring all or a significant part of Middleby or Welbilt from considering or proposing such acquisition, even if such third party were prepared to pay consideration with a higher value than the merger consideration. These provisions might also result in a potential third party acquirer proposing to pay a lower price than it might otherwise have proposed to pay because of the added expense of the termination fee that may become payable in certain circumstances.

In specified circumstances, Middleby or Welbilt could terminate the Merger Agreement to accept an alternative proposal.

Each of Middleby and Welbilt may in certain circumstances terminate the Merger Agreement to enter into an agreement providing for a superior proposal prior to obtaining approval of the Stock Issuance Proposal from the Middleby stockholders or approval of the Merger Proposal by the Welbilt stockholders, respectively. In such event, Middleby would be obligated to pay Welbilt the Middleby Termination Fee or Welbilt would be obligated to pay Middleby the Welbilt Termination Fee, as applicable, but such party would have no further material obligation or liabilities to the other relating to or arising out of the Merger Agreement or the Merger. Such termination would deny the other party and its stockholders any benefits from the Merger and could materially and negatively impact the other party’s share price.

Because the number of Middleby shares that Welbilt stockholders will be entitled to receive as a result of the Merger will be based on a fixed exchange ratio, and the value of the Middleby shares has fluctuated and will continue to fluctuate, Welbilt stockholders cannot be sure of the value of the merger consideration they will receive.

Upon completion of the Merger, Welbilt stockholders will be entitled to receive 0.1240 shares of Middleby Common Stock in exchange for each outstanding and issued share of Welbilt Common Stock. Because this exchange ratio is fixed and will only be adjusted in certain limited circumstances (including reclassifications, stock splits or combinations, exchanges or readjustments of shares, or stock dividends, recapitalization or similar transactions involving Welbilt or Middleby), any changes in the market value of shares of Middleby Common Stock or Welbilt Common Stock may affect the value that Welbilt stockholders will be entitled to receive upon completion of the Merger. Share price changes may result from a variety of factors, including changes in the business, operations or prospects of Middleby or Welbilt, market assessments of the likelihood that the Merger will be completed, the timing of the Merger, regulatory considerations, general market and economic conditions and other factors.

While the Merger is pending, Middleby and Welbilt will be subject to business uncertainties which could adversely affect their respective businesses, results of operations, financial conditions and cash flows.

Uncertainty about the effect of the Merger on Middleby’s and Welbilt’s employees, customers, distributors, suppliers, vendors and other business partners may have an adverse effect on Middleby and Welbilt. These uncertainties may impair each company’s ability to attract, retain and motivate key personnel until the Merger is consummated and for a period thereafter. If, despite their retention efforts, key employees of Middleby and Welbilt depart because of issues relating to the uncertainty and difficulty of integration or a desire not to remain with the combined company, the combined company’s (or, if the Merger is not consummated, Welbilt’s or Middleby’s) business could be harmed and its ability to realize the anticipated benefits of the Merger could be adversely affected.

Parties with which Middleby and Welbilt do business may experience uncertainty associated with the Merger, including with respect to current or future business relationships with Middleby and Welbilt. Middleby’s and Welbilt’s respective business relationships may be subject to disruption as customers and suppliers may attempt to negotiate changes in existing business relationships or consider entering into business relationships with parties other than Welbilt. These disruptions could have an adverse effect on the businesses, financial condition, results of operations or prospects of Middleby and Welbilt, including an adverse effect on the anticipated benefits of the Merger. The risk and adverse effect of such disruptions could be exacerbated by a delay in completion of the Merger or termination of the Merger Agreement.

Completion of the Merger may trigger change in control or other provisions in certain agreements to which Welbilt is a party.

Certain contracts entered into by Welbilt contain change in control, anti-assignment, or certain other provisions that may be triggered as a result of the Merger. If the counterparties to such agreements do not consent to the Merger or waive such provisions, the counterparties may have the ability to exercise certain rights (including termination rights), resulting in the combined company incurring liabilities as a consequence of breaching such agreements, or causing the combined company to lose the benefit of such agreements or incur costs in seeking replacement agreements. Even if Welbilt and Middleby are able to negotiate waivers, the counterparties may require a fee for such waivers or seek to renegotiate the agreements on terms less favorable to Welbilt.

If completed, the Merger may not achieve its intended results.

Welbilt and Middleby entered into the Merger Agreement with the expectation that the Merger will result in various benefits. Achieving the anticipated benefits of the Merger is subject to several uncertainties, including whether the businesses of Middleby and Welbilt can be integrated in an efficient and effective manner. Failure to achieve these anticipated benefits could result in increased costs or decreases in the amount of expected revenues and could adversely affect the combined company’s future business, financial condition, operating results and cash flows.

Welbilt and Middleby may be unable to successfully integrate their respective operations. Failure to successfully integrate the businesses of Welbilt and Middleby in the expected timeframe may adversely affect the future results of the combined company, and, consequently, the value of the Middleby shares that Welbilt stockholders will receive as the merger consideration.

It is possible that the integration process could take longer than anticipated, could give rise to unanticipated costs and could result in the loss of valuable employees, the disruption of each of Welbilt’s and Middleby’s ongoing businesses, processes and systems or inconsistencies in standards, controls, procedures, practices, policies and compensation arrangements, any of which could adversely affect the combined company’s ability to achieve the anticipated benefits of the Merger. The combined company’s results of operations could also be adversely affected by any issues attributable to either company’s operations that arise or are based on events or actions that occur prior to the completion of the Merger. Welbilt and Middleby may have difficulty addressing possible differences in corporate cultures and management philosophies. The integration process is subject to several uncertainties, and no assurance can be given that the anticipated benefits will be realized or, if realized, the timing of their realization.

After the Merger, Welbilt stockholders will have a significantly lower ownership and voting interest in the combined company than they currently have in Welbilt and will exercise less influence over management, and Middleby stockholders will also have reduced ownership in the combined company.

Based on the number of shares of Welbilt Common Stock outstanding as of [     ], 2021, former Welbilt stockholders are expected to own Middleby shares representing approximately 24% of the combined company and Middleby stockholders are expected to own Middleby shares representing approximately 76% of the combined company. Following the completion of the Merger, the Middleby shares that each former Welbilt stockholder will receive as merger consideration will represent a percentage ownership of the combined company that is smaller than such stockholder’s percentage ownership of Welbilt before the completion of the Merger. Further, following the completion of the Merger, Middleby shares that each Middleby stockholder will continue to hold will represent a percentage ownership of the combined company that is smaller than such stockholder’s percentage ownership of Middleby before the completion of the Merger. As a result of this reduced ownership percentage, former Welbilt stockholders and Middleby stockholders will have less influence over the management and policies of the combined company than they currently have over the management and policies of Welbilt and Middleby, respectively.

The shares of Middleby Common Stock to be received by Welbilt stockholders upon the completion of the Merger will have different rights from shares of Welbilt Common Stock.

Upon the completion of the Merger, Welbilt stockholders will no longer be stockholders of Welbilt. Instead, former Welbilt stockholders will become Middleby stockholders and while their rights as Middleby stockholders will continue to be governed by the laws of the State of Delaware, their rights will be subject to and governed by the terms of the Middleby Charter and the Middleby Bylaws. The terms of the Middleby Charter and the Middleby Bylaws are in some respects different than the terms of the Amended and Restated Certificate of Incorporation of Welbilt (the “Welbilt Charter”) and the Welbilt Bylaws, which currently govern the rights of Welbilt stockholders.

Welbilt and Middleby may be targets of legal proceedings that could result in substantial costs and may delay or prevent the Merger from being completed.

Although, currently, we are not aware of any legal proceedings having been brought against Welbilt or Middleby in connection with the Merger, securities class action lawsuits, derivative lawsuits and other legal proceedings are often brought against public companies that have entered into merger agreements. Even if such legal proceedings are without merit, defending against these claims can result in substantial costs and divert management time and resources. An adverse judgment could result in monetary damages, which could have a negative impact on Welbilt’s and Middleby’s respective liquidity and financial condition. Additionally, if a plaintiff is successful in obtaining an injunction prohibiting completion of the Merger, such injunction may delay or prevent the Merger from being completed, or from being completed within the expected timeframe, which may adversely affect Welbilt’s business, financial position and results of operations.

Welbilt and Middleby will incur substantial transaction fees and costs in connection with the Merger.

Welbilt and Middleby expect to incur several non-recurring transaction-related costs associated with completing the Merger, combining the operations of the two organizations and achieving desired benefits of the Merger. These fees and costs will be substantial. Non-recurring transaction costs include, but are not limited to, fees paid to legal, financial and accounting advisors, retention, severance, change in control and other integration-related costs, filing fees and printing costs. Additional unanticipated costs may be incurred in the integration of the businesses of Welbilt and Middleby. There can be no assurance that the integration process will deliver all or substantially all of the benefits of the Merger in the near term, the long term or at all. The costs described above and any unanticipated costs and expenses, many of which will be borne by Middleby or Welbilt even if the Merger is not completed, could have an adverse effect on Middleby’s or Welbilt’s financial condition and operating results.

The market price of the Middleby Common Stock after the Merger may be affected by factors different from those currently affecting the market price of Welbilt Common Stock.

Upon completion of the Merger, Welbilt stockholders will no longer be stockholders of Welbilt but will instead become holders of Middleby Common Stock. The businesses of Middleby differ from those of Welbilt in important respects, and, accordingly, the results of operations of Middleby after the Merger, as well as the market price of the Middleby Common Stock, may be affected by factors different from those currently affecting the results of operations of Welbilt. In addition, general fluctuations in stock markets could have a material adverse effect on the market for, or liquidity of, Middleby Common Stock, regardless of Middleby’s actual operating performance.

Directors and executive officers of Welbilt have interests in the Merger that may be different from, or in addition to, the interests of the Welbilt stockholders generally.

Welbilt’s directors and executive officers have interests in the Merger that may be different from, or in addition to, the interests of Welbilt stockholders generally. The interests of Welbilt’s directors and executive officers include, among others, severance rights, vesting protections for equity awards in the event of termination of employment in connection with a change in control, rights to continuing indemnification and directors’ and officers’ liability insurance and that Welbilt directors William C. Johnson and Cynthia M. Egnotovich will join the board of directors of the combined company following the Closing. Welbilt’s Board was aware of and carefully considered the interests of Welbilt’s respective directors and officers, among other matters, in evaluating the terms and structure, and overseeing the negotiation of the Merger, in approving the Merger Agreement, the Merger and the other transactions contemplated thereby, and the recommendation of the Welbilt Board that the Welbilt stockholders adopt the Merger Agreement. See “The Merger—Interests of Welbilt’s Directors and Executive Officers in the Merger” for a more detailed description of these interests. The Welbilt Board was aware of and carefully considered the interests of its directors and officers, among other matters, in evaluating the terms and structure, and overseeing the negotiation of the Merger, in approving the Merger Agreement, the Merger and the transactions contemplated thereby and recommending that the Welbilt stockholders vote in favor of the adoption of the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement.

Risks Relating to Middleby and Welbilt

A pandemic, epidemic or outbreak of an infectious disease, including COVID-19, may materially and adversely affect the businesses, results of operations and financial results of Middleby, Welbilt and/or the combined company.

The outbreak of COVID-19 in December 2019 has spread throughout the world. The spread of COVID-19 has affected the global economy and may adversely affect the operations and financial results of Middleby, Welbilt and/or the combined company (including their respective ability to manage liquidity) by, among other things, causing a period of business disruptions or shutdowns. Neither Middleby nor Welbilt can currently predict the scope and severity of any potential business disruptions or shutdowns, but if Middleby, Welbilt, the combined company and/or any of the third parties with whom Middleby, Welbilt or the combined company engages were to experience business disruptions or shutdowns, the ability of Middleby, Welbilt and/or the combined company to conduct business in the manner and on the timelines presently planned could be materially and negatively impacted, which could have a material adverse effect on the integration of the businesses and the results of operations and financial condition of Middleby, Welbilt and/or the combined company.

The combined company may not be able to retain customers or suppliers or customers or suppliers may seek to modify contractual obligations with the combined company, which could have an adverse effect on the combined company’s business and operations.

As a result of the Merger, the combined company may experience strain in relationships with customers and suppliers that may harm the combined company’s business and results of operations. Certain customers or suppliers may seek to terminate or modify contractual obligations following the Merger whether or not contractual rights are triggered as a result of the Merger. There can be no guarantee that customers and suppliers will remain with or continue to have a relationship with the combined company or do so on the same or similar contractual terms following the Merger. If any of the customers or suppliers seek to terminate or modify contractual obligations or discontinue the relationship with the combined company, then the combined company’s business and results of operations may be harmed.

Middleby may be unable to successfully integrate Welbilt’s operations and may not realize the anticipated benefits of acquiring Welbilt.

Until the completion of the Merger, Middleby and Welbilt will continue to operate as separate publicly traded companies. The success of the Merger will depend, in part, on Middleby’s ability to successfully integrate Welbilt’s operations. This integration will be complex and time consuming. The failure to successfully integrate and manage the challenges presented by the integration process may result in Middleby not fully achieving the anticipated benefits of the Merger. Potential difficulties that Middleby may encounter as part of the integration process, many of which may be beyond the control of management, include the following:

•	the inability of Middleby to successfully integrate Welbilt’s business in a manner that permits Middleby to achieve the full benefits anticipated to result from the Merger;

•	the loss of key employees that may be difficult to replace in the very competitive refrigeration and service industry business;

•	the disruption of each company’s ongoing business, which may adversely affect each company’s ability to maintain relationships with suppliers, creditors or customers;

•	coordinating geographically separated organizations, systems and facilities;

•	unanticipated changes in applicable laws and regulations;

•	integrating the workforces of the two companies while maintaining focus on achieving the combined company’s strategic goals;

•	the possibility of faulty assumptions underlying expectations about Welbilt’s prospects as part of the combined company; and

•	potential unknown liabilities and unforeseen increased or new expenses, delays or regulatory conditions associated with the Merger.

Among the factors considered by the Middleby Board in connection with its approval of the Merger Agreement were the synergistic and other benefits that could result from the Merger. Middleby cannot provide assurance that such benefits will be realized within the time periods contemplated or at all.

Middleby and Welbilt will incur significant direct and indirect costs and expenses as a result of the Merger.

Middleby and Welbilt have incurred and will incur a significant amount of costs and expenses in connection with and as a result of consummating the Merger. A portion of the transaction costs related to the Merger will be incurred regardless of whether the Merger is consummated. While Middleby and Welbilt have assumed that a certain magnitude of transaction expenses will be incurred, factors beyond Middleby’s and Welbilt’s control could affect the total amount or the timing of these expenses. These expenses may exceed the costs historically borne by Middleby and Welbilt. These costs could adversely affect the financial condition and results of operations of Middleby and Welbilt.

Middleby’s actual financial positions and results of operations following the Merger may differ materially from the unaudited pro forma financial data included in this joint proxy statement/prospectus.

The pro forma financial information contained in this joint proxy statement/prospectus is presented for informational purposes only and may not be an indication of what Middleby’s financial position or results of operations would have been had the Merger been consummated on the date indicated. The pro forma financial information has been derived from the audited and unaudited historical financial statements of Middleby and Welbilt and certain adjustments and assumptions after giving effect to the Merger. The assets and liabilities of Middleby have been measured at historical values.

In addition, the assumptions used in preparing the pro forma financial information may not prove to be accurate, and other factors may affect Middleby’s financial condition or results of operations following the consummation of the Merger. Any material variance from the pro forma financial information may cause significant variations in the market price of the Middleby Common Stock. See “Unaudited Pro Forma Combined Financial Information.”

The financial forecasts relating to Middleby and Welbilt prepared in connection with the Merger may not be realized, which may adversely affect the market price of the Middleby Common Stock following the Closing.

This joint proxy statement/prospectus includes certain financial forecasts considered by Middleby and Welbilt in connection with their respective businesses. None of the financial forecasts prepared by Middleby or Welbilt were prepared with a view towards public disclosure or compliance with the published guidelines of the SEC, GAAP or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of financial forecasts. These forecasts are inherently based on various estimates and assumptions that are subject to the judgment of those preparing them. These forecasts are also subject to significant economic, competitive, industry and other uncertainties and contingencies, all of which are difficult or impossible to predict and many of which are beyond the control of Middleby and Welbilt. Important factors that may affect the actual results of Middleby and Welbilt and cause the internal financial forecasts to not be achieved include risks and uncertainties relating to Middleby’s and Welbilt’s businesses, industry performance, the regulatory environment, general business and economic conditions and other factors described under the section entitled “Cautionary Statement Regarding Forward-Looking Statements” in this joint proxy statement/prospectus.

In addition, the financial forecasts also reflect assumptions that are subject to change and do not reflect revised prospects for Middleby’s and Welbilt’s businesses, changes in general business or economic conditions or any other transaction or event that has occurred or that may occur and that was not anticipated at the time the financial forecasts were prepared. In addition, since such financial forecasts cover multiple years, the information by its nature becomes less predictive with each successive year. There can be no assurance that Middleby’s, Welbilt’s or the combined company’s financial condition or results of operations will be consistent with those set forth in such forecasts.

The trading price and volume of the Middleby Common Stock may be volatile following the Merger.

The trading price and volume of the Middleby Common Stock may be volatile following completion of the Merger. The stock markets in general have experienced extreme volatility that has often been unrelated to the operating performance of particular companies. These broad market fluctuations may adversely affect the trading price of the Middleby Common Stock. As a result, you may suffer a loss on your investment.

The market for Middleby Common Stock will depend on a number of conditions, most of which the combined company cannot control, including:

•	general economic conditions within the U.S. and internationally, including changes in interest rates;

•	general market conditions, including fluctuations in commodity prices;

•	domestic and international economic, legal and regulatory factors unrelated to the combined company’s performance;

•	volatility in the financial or securities markets or other global economic factors;

•	actual or anticipated fluctuations in the combined company’s quarterly and annual results and those of its competitors;

•	quarterly variations in the rate of growth of the combined company’s financial indicators, such as revenue, EBITDA, net income and net income per share;

•	the businesses, operations, results and prospects of the combined company;

•	the operating and financial performance of the combined company;

•	future mergers, acquisitions, dispositions and strategic alliances;

•	market conditions in the industries in which Middleby and Welbilt operate;

•	changes in government regulation, taxes, legal proceedings or other developments;

•	shortfalls in the combined company’s operating results from levels forecasted by equity research analysts;

•	changes in revenue or earnings estimates, or changes in recommendations by equity research analysts;

•

failure of the combined company to achieve the perceived benefits of the Merger, including financial results and anticipated synergies, as rapidly as or to the extent anticipated by financial or industry analysts;

•	speculation in the industry, press or investment community;

•	the failure of equity research analysts to cover the combined company’s common stock;

•	sales of Middleby Common Stock by the combined company, large stockholders or management, or the perception that such sales may occur;

•	changes in accounting principles, policies, guidance, interpretations or standards;

•	announcements concerning the combined company or its competitors;

•	public reaction to the combined company’s press releases, other public announcements and filings with the SEC;

•	strategic actions taken by competitors;

•	actions taken by the combined company stockholders;

•	additions or departures of key management personnel;

•	access to the bank and capital markets on acceptable terms;

•	maintenance of acceptable credit ratings or credit quality; and

•	the risk factors described in this joint proxy statement/prospectus and the documents incorporated by reference into this joint proxy statement/prospectus.

These and other factors may impair the market for the Middleby Common Stock and the ability of investors to sell shares at an attractive price. These factors also could cause the market price and demand for the Middleby Common Stock to fluctuate substantially, which may negatively affect the price and liquidity of the Middleby Common Stock. Many of these factors and conditions are beyond the control of the combined company or the stockholders of the combined company.

Future sales or issuances of Middleby Common Stock could have a negative impact on the Middleby Common Stock price.

The Middleby Common Stock that Middleby will issue to Welbilt stockholders if the Merger is consummated generally may be sold immediately in the public market. It is possible that some Welbilt stockholders will decide to sell some or all of the shares of Middleby Common Stock that they receive in the Merger. Any disposition by a significant stockholder of Middleby Common Stock, or the perception in the market that such dispositions could occur, may cause the price of Middleby Common Stock to fall. Any such decline could impair the combined company’s ability to raise capital through future sales of Middleby Common Stock. Further, Middleby Common Stock may not qualify for investment indices and any such failure may discourage new investors from investing in Middleby Common Stock.

Combined company stockholders may experience dilution in the future.

The percentage ownership of combined company stockholders may be diluted in the future because of equity issuances for acquisitions, capital market transactions or otherwise, including, without limitation, equity awards that the combined company may grant to its directors, officers and employees. Such issuances may have a dilutive effect on the combined company’s earnings per share, which could adversely affect the market price of the Middleby Common Stock.

Certain employees of Welbilt will have rights to purchase or receive shares of Middleby Common Stock after the Merger as a result of the conversion of their Welbilt equity awards into Middleby equity awards. The conversion of these Welbilt equity awards into Middleby equity awards is described in further detail in the section entitled “The Merger Agreement—Treatment of Welbilt Equity Awards.” The issuance of shares of Middleby Common Stock pursuant to these awards will dilute the percentage ownership of combined company stockholders. It is also expected that, from time to time after the Closing, the Compensation Committee of the Middleby Board will grant additional equity awards to employees and directors of the combined company under the combined company’s compensation and employee benefit plans. These additional equity awards will have a dilutive effect on the combined company’s earnings per share, which could adversely affect the market price of the Middleby Common Stock.

In addition, the combined company’s certificate of incorporation will authorize the combined company to issue, without the approval of stockholders, one or more classes or series of preferred stock having such designations, powers, preferences and relative, participating, optional and other special rights, including preferences over Middleby Common Stock with respect to dividends and distributions, as the Middleby Board generally may determine. The terms of one or more classes or series of preferred stock could dilute the voting power or reduce the value of the Middleby Common Stock. For example, the repurchase or redemption rights or liquidation preferences that could be assigned to holders of preferred stock could affect the residual value of the Middleby Common Stock. For more information, see “Description of Middleby Capital Stock.”

The combined company may record goodwill and other intangible assets that could become impaired and result in material non-cash charges to the results of operations of the combined company in the future.

The combined company will account for the Merger as an acquisition of a business in accordance with GAAP. Under the acquisition method of accounting, the assets and liabilities of Welbilt and its subsidiaries will be recorded, as of completion, at their respective fair values and added to Middleby’s. The combined company’s reported financial condition and results of operations for periods after completion of the Merger will reflect Welbilt’s balances and results after completion of the Merger but will not be restated retroactively to reflect the historical financial position or results of operations of Welbilt and its subsidiaries for periods prior to the Merger.

Under the acquisition method of accounting, the total purchase price is allocated to Welbilt’s identifiable tangible and intangible assets acquired and liabilities assumed based on their respective fair market values as of the date of completion of the Merger, with any excess purchase price allocated to goodwill. To the extent the value of goodwill or intangibles, if any, becomes impaired in the future, the combined company may be required to incur material non-cash charges relating to such impairment. The combined company’s operating results may be significantly impacted from both the impairment and the underlying trends in the business that triggered the impairment.

Risks Relating to Welbilt’s Business

You should read and consider risk factors specific to Welbilt’s business that will also affect the combined company after the Merger. These risks are described in the sections entitled “Risk Factors” in Welbilt’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and in other documents incorporated by reference into this joint proxy statement/prospectus. Please see the section entitled “Where You

Can Find More Information” beginning on page 217 of this document for the location of information incorporated by reference into this joint proxy statement/prospectus.

Risks Relating to Middleby’s Business

You should read and consider risk factors specific to Middleby’s business that will also affect the combined company after the Merger. These risks are described in the sections entitled “Risk Factors” in Middleby’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and in other documents incorporated by reference into this joint proxy statement/prospectus. Please see the section entitled “Where You Can Find More Information” beginning on page 217 of this document for the location of information incorporated by reference into this joint proxy statement/prospectus.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain statements and information in this joint proxy statement/prospectus and the documents incorporated by reference herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act and Section 21E of the Exchange Act. The words “believe,” “expect,” “anticipate,” “plan,” “intend,” “foresee,” “predict,” “budget,” “should,” “would,” “could,” “attempt,” “appears,” “forecast,” “outlook,” “estimate,” “continue,” “project,” “projection,” “goal,” “model,” “target,” “potential,” “may,” “will,” “objective,” “guidance,” “outlook,” “effort,” “are likely” and other similar expressions are intended to identify forward-looking statements, which are generally not historical in nature and convey the uncertainty of future events or outcomes, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on Middleby’s and Welbilt’s respective current expectations and beliefs concerning future developments and their potential effect on their respective businesses.

The forward-looking statements contained in this document speak only as of the date of this joint proxy statement/prospectus and are largely based on Middleby’s and Welbilt’s respective expectations for the future, which reflect certain estimates and assumptions made by their respective managements. These estimates and assumptions reflect Middleby’s and Welbilt’s best judgment based on currently known market conditions, operating trends and other factors. Although Middleby and Welbilt believe such estimates and assumptions to be reasonable, they are inherently uncertain and involve a number of risks and uncertainties that are beyond Middleby’s and Welbilt’s control. As such, managements’ assumptions about future events may prove to be inaccurate. For a more detailed description of the risks and uncertainties involved, see “Risk Factors” in each of Middleby’s and Welbilt’s most recently filed Annual Reports on Form 10-K, subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other SEC filings.

These cautionary statements qualify all forward-looking statements attributable to Middleby or Welbilt, or persons acting on either’s behalf. Middleby management and Welbilt management caution you that the forward-looking statements contained in this joint proxy statement/prospectus are not guarantees of future performance, and neither Middleby nor Welbilt can assure you that such statements will be realized or that the events and circumstances they describe will occur. These risks and uncertainties also include those set forth under “Risk Factors,” beginning on page 37. Factors that could cause actual results to differ materially from those anticipated or implied in the forward-looking statements herein include, but are not limited to:

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the risk that Middleby or Welbilt may be unable to obtain governmental and regulatory approvals required for the transaction, or that required governmental and regulatory approvals may delay the transaction or result in the imposition of conditions that could reduce the anticipated benefits from the Merger or cause the parties to abandon the Merger;

•	the risk that a condition to Closing may not be satisfied;

•	the length of time necessary to consummate the Merger, which may be longer than anticipated for various reasons;

•	the risk that the businesses will not be integrated successfully;

•	the risk that the cost savings, synergies and growth from the Merger may not be fully realized or may take longer to realize than expected;

•	the diversion of management time on transaction-related issues;

•	the effect of future regulatory or legislative actions on the companies or the industries in which they operate;

•	the risk that the credit ratings of the combined company or its subsidiaries may be different from what the companies expect;

•	potential liability resulting from pending or future litigation;

•	changes in the general economic environment, or social or political conditions, that could affect the businesses;

•	the potential impact of the announcement or consummation of the Merger on relationships with customers, providers, vendors, competitors, management and other employees;

•	the ability to hire and retain key personnel;

•	reliance on and integration of information technology systems;

•	the risks associated with assumptions the parties make in connection with the parties’ critical accounting estimates and legal proceedings;

•	impact of reduced demand for the companies’ products and products made from them due to governmental and societal actions taken in response to the COVID-19 pandemic;

•	the uncertainties, costs and risks involved in Middleby’s and Welbilt’s operations, including as a result of employee misconduct;

•	natural disasters, pandemics and epidemics;

•	counterparty credit risks;

•	risks relating to Middleby’s and Welbilt’s indebtedness;

•	competition for assets, materials, people and capital;

•	regulatory restrictions, compliance costs and other risks relating to governmental regulation, including with respect to environmental matters;

•	cyberattack risks;

•	the extent to which insurance covers any losses Welbilt or Middleby may experience;

•	risks related to investors attempting to effect change;

•	general domestic and international economic and political conditions, including the impact of COVID-19;

•	the impact of a prolonged federal, state or local government shutdown and threats not to increase the federal government’s debt limit; and

•	changes in tax, environmental and other laws, including court rulings, applicable to Middleby’s and Welbilt’s business.

All subsequent written and oral forward-looking statements concerning Middleby, Welbilt, the Merger, the combined company or other matters and attributable to Middleby or Welbilt or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above. Middleby and Welbilt assume no duty to update or revise their respective forward-looking statements based on new information, future events changes in circumstances or otherwise, except as required by law.

THE PARTIES TO THE MERGER

The Middleby Corporation

1400 Toastmaster Drive

Elgin, Illinois 60120

(847) 741-3300

Middleby is a leader in the design, manufacture, marketing, distribution, and service of a broad line of (i) foodservice equipment used in all types of commercial restaurants and institutional kitchens, (ii) food preparation, cooking, baking, chilling and packaging equipment for food processing operations, and (iii) premium kitchen equipment including ranges, ovens, refrigerators, ventilation and dishwashers primarily used in the residential market. Middleby Common Stock is listed and traded on NASDAQ under the ticker symbol “MIDD.” Middleby, which is incorporated in Delaware, has its executive offices located at 1400 Toastmaster Drive, Elgin, Illinois, 60120, and can be reached by phone at (847) 741-3300.

For more information about Middleby, please visit Middleby’s website at www.middleby.com. The information contained on Middleby’s website or accessible through it does not constitute a part of this joint proxy statement/prospectus.

Welbilt, Inc.

2227 Welbilt Boulevard

New Port Richey, Florida 34655

(727) 375-7010

Welbilt is one of the world’s leading commercial foodservice equipment companies currently leveraging a full suite of equipment capable of storing, cooking, holding, displaying, dispensing and serving in both hot and cold foodservice categories. Welbilt designs, manufactures and supplies best-in-class equipment for the global commercial foodservice market which is used by commercial and institutional foodservice operators including full-service restaurants, quick-service restaurant chains, hotels, resorts, cruise ships, caterers, supermarkets, convenience stores, hospitals, schools and other institutions. Welbilt sells its products in each of its geographical segments, the Americas, EMEA and APAC, through a global network of over 5,000 distributors, dealers, buying groups and manufacturers’ representatives. Welbilt Common Stock is listed and traded on the NYSE under the ticker symbol “WBT.” Welbilt has its executive offices located at 2227 Welbilt Boulevard, New Port Richey, FL 34655, and can be reached by phone at (727) 375-7010.

Middleby Marshall Inc.

1400 Toastmaster Drive

Elgin, Illinois 60120

(847) 741-3300

Acquiror is the operating subsidiary of Middleby. Acquiror and its subsidiaries are responsible for the operations in connection with the design, manufacturing, marketing, distribution, and service of a broad line of (i) foodservice equipment used in all types of commercial restaurants and institutional kitchens, (ii) food preparation, cooking, baking, chilling and packaging equipment for food processing operations, and (iii) premium kitchen equipment including ranges, ovens, refrigerators, ventilation and dishwashers primarily used in the residential market.

Mosaic Merger Sub, Inc.

1400 Toastmaster Drive

Elgin, Illinois 60120

(847) 741-3300

Merger Sub is an indirect wholly owned subsidiary of Middleby. Merger Sub was formed by Middleby solely in contemplation of the Merger, has not conducted any business and has no assets, liabilities or other obligations of any nature other than as set forth in the Merger Agreement.

THE MERGER

This section of the joint proxy statement/prospectus describes material aspects of the Merger. This summary may not contain all of the information that is important to you. You should carefully read this entire joint proxy statement/prospectus and the other documents we refer you to for a more complete understanding of the Merger. In addition, we incorporate important business and financial information about each of us into this joint proxy statement/prospectus by reference. You may obtain the information incorporated by reference into this joint proxy statement/prospectus without charge by following the instructions in the section entitled “Where You Can Find More Information” beginning on page 217.

Transaction Structure

Upon the terms and subject to the conditions set forth in the Merger Agreement, and in accordance with the DGCL, at the Effective Time, Merger Sub will be merged with and into Welbilt, the separate corporate existence of Merger Sub will cease and Welbilt will continue as the surviving corporation in the Merger as an indirect wholly owned subsidiary of Middleby.

Consideration to Welbilt Stockholders

At the Effective Time, by virtue of the Merger and without any further action on the part of Middleby, Merger Sub, Welbilt or any holder of capital stock thereof:

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each share of Welbilt Common Stock held by Welbilt as treasury stock or held, directly or indirectly, by Middleby or Merger Sub immediately prior to the Effective Time shall automatically be canceled and retired and cease to exist, and no consideration or payment will be delivered in exchange therefor or in respect thereof (such shares, “Canceled Shares”);

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each share of Welbilt Common Stock issued and outstanding immediately prior to the Effective Time (other than Canceled Shares) will be converted into the right to receive, in accordance with the terms of the Merger Agreement, shares of Middleby Common Stock in amount equal to the Exchange Ratio (and, if applicable, cash in lieu of fractional shares of Middleby Common Stock payable in accordance with the Merger Agreement, such shares of Middleby Common Stock and any such cash in lieu of fractional shares, the “Merger Consideration”);

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each share of Welbilt Common Stock to be converted into the right to receive the Merger Consideration as provided in the Merger Agreement will no longer be outstanding and will be automatically canceled and will cease to exist, and the holders of certificates (the “Certificates”) or book-entry shares (“Book-Entry Shares”), which immediately prior to the Effective Time represented such Welbilt Common Stock, will cease to have any rights with respect to such Welbilt Common Stock other than the right to receive, upon surrender of such Certificates or Book-Entry Shares in accordance with the Merger Agreement, the Merger Consideration and any dividends or other distributions payable to such holder pursuant to the Merger Agreement; and

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each share of common stock, par value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time will be converted into and become one (1) fully paid share of common stock, par value $0.01 per share, of the combined company and constitute the only outstanding shares of capital stock of the combined company.

In addition, each outstanding Welbilt equity award in respect of Welbilt Common Stock will be treated as described in “The Merger Agreement—Treatment of Welbilt Equity Awards.”

Background of the Merger

As part of Middleby’s ongoing strategic planning process, members of the Middleby Board and members of Middleby senior management periodically review and assess Middleby’s operations, financial performance and competitive position, as well as industry trends and potential strategic initiatives. In addition, members of Middleby senior management meet with members of the Middleby Board in the ordinary course of business to discuss strategic alternatives in order to enhance shareholder value, including, among other things, business combinations, acquisitions, divestitures and share repurchases. In connection with these reviews and assessments, from time to time, the Middleby Board and members of Middleby senior management enlist the assistance of financial advisors and outside legal advisors. In furtherance of its strategy, over the past several years, Middleby has completed numerous acquisitions and has from time-to-time considered other potential strategic transaction partners. In particular, at various times between 2014 and 2020, Middleby conducted periodic assessments of a potential strategic transaction with Welbilt.

Welbilt’s senior management and the Welbilt Board regularly review Welbilt’s performance, strategy, competitive position, opportunities and prospects in light of current business and economic environments and developments in the kitchen equipment industry and the opportunities and challenges facing participants in the industry. These reviews have included consideration by Welbilt’s senior management and the Welbilt Board of potential strategic alternatives, including acquisitions, business combinations and other strategic transactions.

From time to time, Welbilt’s senior officers have met with other industry participants to discuss potential strategic transactions in light of dynamics in the kitchen equipment industry and the potential to create long-term value by pursuing strategic transactions.

In the spring of 2020, largely as a result of the COVID-19 pandemic and its impact on the kitchen equipment industry and broader restaurant and food services industries, the trading price of Welbilt Common Stock decreased significantly. On March 18, 2020, Welbilt’s stock price closed at $3.50, as compared to the highest trading price during the 52 weeks preceding such date of $19.79 on November 4, 2019.

On June 19, 2020, the Welbilt Board received an unsolicited written proposal from a financial sponsor, which we refer to as Party A, to acquire Welbilt in an all-cash transaction at a price of $12.00 to $13.00 per share. On that day, Welbilt’s stock price closed at $6.05.

On each of June 22, 2020 and June 26, 2020, the Welbilt Board held virtual meetings to discuss Party A’s proposal at which representatives of Welbilt’s senior management were present. Also attending the virtual meetings were representatives of Morgan Stanley, and representatives of Gibson, Dunn & Crutcher LLP, Welbilt’s outside legal counsel (“Gibson Dunn”). A representative of Gibson Dunn reviewed the directors’ fiduciary duties in the context of Party A’s outreach, and a representative of Morgan Stanley discussed a preliminary financial analysis of Party A’s proposal. The Welbilt Board discussed both valuation and timing of Party A’s proposal in light of the impact of the COVID-19 pandemic on Welbilt’s stock price and its financial and business outlook. Following discussion at the June 26, 2020 meeting, the Welbilt Board directed Morgan Stanley to relay to Party A that the Welbilt Board had received its proposal but that the Welbilt Board would not be in a position to respond until Welbilt’s strategic planning process was completed in late July. At the Welbilt Board’s direction, Morgan Stanley relayed the message to Party A.

On July 24, 2020, the Welbilt Board held a virtual regular meeting at which representatives of Welbilt’s senior management team were present. Among other things, the Welbilt Board reviewed management’s strategic plan, including the changes thereto in light of the COVID-19 pandemic, and certain sensitivities in the event the pandemic worsened or improved. Management’s plan was also provided to Morgan Stanley.

On July 31, 2020, the Welbilt Board held a virtual meeting at which representatives of Welbilt’s senior management team, Morgan Stanley and Gibson Dunn were present. The Welbilt Board discussed Morgan Stanley’s preliminary valuation of Welbilt based on the latest forecasts prepared by Welbilt management and a potential response to Party A’s proposal. The Welbilt Board also considered certain information provided by Morgan Stanley regarding Morgan Stanley’s material investment banking relationships with Welbilt and Party A during the prior two-year period, and the Welbilt Board determined that Morgan Stanley did not have any disqualifying conflicts of interest in serving as a financial advisor to Welbilt in connection with any potential transaction with Party A. In light of significant uncertainty resulting from the pandemic, the Welbilt Board determined that Party A’s proposal was not worth pursuing and directed Morgan Stanley to inform Party A that Welbilt was not prepared to engage in discussions with Party A on the terms of the proposal received, but that as a public company, Welbilt was always open to listen to any proposal. Morgan Stanley conveyed the message to representatives of Party A and in the following days engaged in discussions with Party A related thereto.

On August 4, 2020, the Middleby Board held a virtual regular meeting at which representatives of Middleby’s senior management team and Guggenheim Securities, LLC, financial advisor to Middleby (“Guggenheim”) were present. Among other things, the Middleby Board discussed the merits of a potential acquisition of Welbilt and reviewed various transaction analyses presented by Guggenheim. At the request of the Middleby Board, Guggenheim provided additional follow-up materials to Middleby’s senior management team on August 19, 2020, including incremental illustrative transaction analyses for the pro forma combined entity in connection with a potential acquisition of Welbilt.

On August 6, 2020, the Welbilt Board received a revised proposal from Party A to acquire Welbilt at a price of $14.00 per share in cash.

On each of August 10 and 12, 2020, the Welbilt Board held virtual meetings at which representatives of Welbilt’s senior management team, Morgan Stanley and Gibson Dunn were present to discuss Party A’s revised proposal. Following these discussions, the Welbilt Board determined that at $15.00 per share in cash, Welbilt would be prepared to provide initial due diligence information to Party A. At the Welbilt Board’s direction, Ms. Cynthia M. Egnotovich, Chairperson of the Welbilt Board, and representatives of Morgan Stanley communicated this message to Party A.

On August 14, 2020, the Welbilt Board received a further revised proposal from Party A to acquire Welbilt at a price of $15.00 per share in cash.

On August 17, 2020, the Welbilt Board held a virtual meeting at which representatives of Welbilt’s senior management team, Morgan Stanley and Gibson Dunn were present. The Welbilt Board discussed Party A’s further revised proposal, and the Welbilt Board determined to move forward with entering into a confidentiality agreement with Party A to enable Party A to conduct due diligence on Welbilt. A representative of Gibson Dunn reminded the Welbilt Board of its fiduciary duties in connection with a potential strategic transaction, and the Welbilt Board and representatives of Gibson Dunn also discussed the advisability of forming a strategic transaction committee (the “transaction committee”) to consider, review, evaluate and negotiate the potential transaction with Party A or other strategic alternatives available to Welbilt and make recommendations to the Welbilt Board with respect to any such transactions. The directors determined that having a transaction committee would facilitate the Welbilt Board’s consideration of a potential strategic transaction and alternatives thereto more efficiently, and that while a transaction committee could under certain circumstances be used to address director conflicts of interest, the Welbilt Board was not aware of any such conflicts in connection with Party A’s proposal. The representatives of Gibson Dunn indicated that they would interview each director to consider his or her independence and disinterestedness.

On August 20, 2020, Welbilt and Party A executed a confidentiality agreement, after which Party A began to conduct due diligence on Welbilt.

On August 28, 2020, the Welbilt Board held a virtual meeting at which representatives of Welbilt’s senior management team, Morgan Stanley and Gibson Dunn were present. The Welbilt Board discussed the status of Party A’s ongoing due diligence and meetings between Welbilt management and representatives of Party A. On the advice of representatives of Gibson Dunn, the Welbilt Board determined that each of Ms. Egnotovich, Mr. Dino J. Bianco (a member of the Welbilt Board) and Mr. Andrew Langham (a member of the Welbilt Board) were independent and disinterested for purposes of considering a potential transaction with Party

A and alternatives thereto. The Welbilt Board then adopted resolutions approving the formation of a transaction committee comprised of Ms. Egnotovich, Mr. Bianco and Mr. Langham.

On September 3, 2020, Welbilt’s transaction committee held a virtual meeting at which representatives of Welbilt’s senior management team, Morgan Stanley and Gibson Dunn were present. The transaction committee discussed the status of the potential transaction with Party A. The transaction committee noted that the Welbilt Board had determined that commencing a broad auction process at that time would not be in the best interest of Welbilt and its stockholders as the Welbilt Board had not determined to engage in any strategic transaction or sale of control and such a process would divert management’s time and resources from focusing on Welbilt’s strategic plan and recovery from the COVID-19 pandemic, but would remain open to undertaking such a process if circumstances so warranted, including if discussions with Party A sufficiently progressed.

On September 10, 2020, Welbilt’s transaction committee held a virtual meeting at which Mr. Horn and representatives of Gibson Dunn were present to further discuss the status of Party A’s ongoing due diligence.

Also on September 10, 2020, the Middleby Board held a virtual meeting at which representatives of Middleby’s senior management team, Guggenheim and Skadden, Arps, Slate, Meagher & Flom LLP, outside legal counsel to Middleby (“Skadden”), were present to review updated transaction analyses prepared by Guggenheim regarding a potential acquisition of Welbilt, including updated earnings and market dynamics. At the conclusion of the meeting, the Middleby Board authorized Mr. Timothy FitzGerald, Chief Executive Officer of Middleby, to contact Mr. William C. Johnson, President and Chief Executive Officer of Welbilt, in order to initiate a preliminary discussion regarding the potential merits of a business combination between Middleby and Welbilt.

On September 18, 2020, Mr. FitzGerald contacted Mr. Johnson by e-mail and by telephone to discuss his views on a potential business combination between Middleby and Welbilt. Mr. FitzGerald suggested that there was strategic rationale for a business combination between the companies and indicated his belief that a business combination could enhance value for both companies’ stockholders. No proposal was made by Mr. FitzGerald during this conversation.

On September 21, 2020, the Welbilt Board held a virtual meeting at which representatives of Welbilt’s senior management team, Morgan Stanley and Gibson Dunn were present. The Welbilt Board discussed Mr. Johnson’s conversation with Mr. FitzGerald regarding a potential business combination between Welbilt and Middleby. Mr. Johnson stated that he would arrange a meeting with Mr. FitzGerald later that week to gather additional information with respect to Middleby’s views on any potential business combination. The Welbilt Board also discussed the status of Party A’s ongoing due diligence review of Welbilt. Upon the transaction committee’s recommendation, the Welbilt Board approved the engagement of Morgan Stanley as Welbilt’s financial advisor in connection with the potential transaction with Party A or other potential strategic transaction based on, among other things, Morgan Stanley’s industry experience and performance, as well as its long-standing relationship with, and knowledge of, Welbilt.

On September 23, 2020, Welbilt entered into an amendment to its engagement letter with Morgan Stanley to provide for the engagement of Morgan Stanley as Welbilt’s financial advisor in connection with a potential transaction.

Also on September 23, 2020, Mr. Johnson and Mr. FitzGerald held an in-person meeting to discuss a potential business combination between Welbilt and Middleby. During this discussion, Mr. FitzGerald suggested to Mr. Johnson that the potential acquisition of Welbilt would be structured as an all-stock transaction. No proposal was made during this discussion.

On September 24, 2020, Welbilt’s transaction committee held a virtual meeting at which representatives of Welbilt’s senior management team, Morgan Stanley and Gibson Dunn were present. The transaction committee discussed Mr. Johnson’s conversation with Mr. FitzGerald regarding a potential business combination between Welbilt and Middleby. The group agreed that Mr. Johnson should relay to Mr. FitzGerald that a proposal, if any, from Middleby should be formally submitted to the Welbilt Board in advance of its next regularly-scheduled meeting in October. At the transaction committee’s direction, Mr. Johnson relayed the message to Mr. FitzGerald.

On October 1, 2020, representatives of Morgan Stanley received an unsolicited call from representatives of another financial sponsor, which we refer to as Party B, during which the representatives of Party B stated that they were aware that Welbilt was in discussions with third parties regarding a potential strategic transaction. No proposal was made by Party B. On such date, Welbilt’s stock price was trading at $6.12 per share.

Also on October 1, 2020, the Middleby Board held a virtual meeting at which representatives of Middleby’s senior management team, Guggenheim and Skadden were present to discuss the strategic merits of a potential acquisition of Welbilt, potential transaction terms, potential value creation for each party’s shareholders and various financial metrics. Mr. FitzGerald provided details regarding his recent communications with Mr. Johnson and the directors discussed the terms of a potential proposal to be formally submitted to Welbilt. The Middleby Board also determined that it would be advisable to convene recurring special meetings going forward in order for management to provide frequent updates to the directors regarding the status of the potential opportunity and management’s further discussions with Welbilt.

On October 5, 2020, Middleby provided a written proposal to the Welbilt Board for an all-stock transaction that valued Welbilt Common Stock at $8.67 to $9.29 per share (with an implied exchange ratio in the range of 0.0947 to 0.1015 shares of Middleby common stock for each share of Welbilt common stock). Following submission of this proposal, Mr. Johnson and Ms. Egnotovich called Mr. FitzGerald to discuss the proposal. During this conversation, Mr. FitzGerald expressed his views as to the strategic rationale for the proposed business combination and indicated that a combined company could achieve significant synergies and create significant value for each company’s stockholders.

Later that day, Welbilt’s transaction committee held a virtual meeting at which representatives of Welbilt’s senior management team, Morgan Stanley and Gibson Dunn were present to discuss Middleby’s proposal. After discussing the proposed valuation with Morgan Stanley and management, the transaction committee agreed to present Middleby’s proposal to the Welbilt Board but that it would not recommend that Welbilt pursue a transaction at the valuation proposed. The group also discussed the outreach from Party B and the status of the proposed transaction with Party A, which was expected to provide a firm valuation following its investment committee meeting in October.

On October 9, 2020, the Welbilt Board held a virtual meeting at which representatives of Welbilt’s senior management team, Morgan Stanley and Gibson Dunn were present to discuss Middleby’s proposal. After discussing Morgan Stanley’s preliminary valuation analysis and Middleby’s preliminary views of potential synergies and the strategic rationale for a business combination transaction, the Welbilt Board directed Ms. Egnotovich to communicate to Mr. FitzGerald that Welbilt would not accept Middleby’s proposal at the value proposed, but that as a public company, Welbilt was always open to listen to any proposal. Representatives of Morgan Stanley also provided a status update on the potential transaction with Party A and updated the Welbilt Board regarding the outreach from Party B. Thereafter, Ms. Egnotovich informed Mr. FitzGerald that the Welbilt Board was not prepared to accept Middleby’s proposal at the valuation proposed, but acknowledged the strategic rationale of the proposed combination and opportunities for synergies.

On October 13, 2020, Ms. Egnotovich and representatives of Morgan Stanley had a telephone call with Party A during which Party A verbally submitted a revised proposal to acquire Welbilt for a price of up to $15 per share, with a cash portion equal to $13 per share and a publicly-traded contingent value right (“CVR”) portion equal to $2 per share, subject to achievement of certain revenue thresholds, and subsequently submitted a non-binding letter to the Welbilt Board reflecting the foregoing proposal. Later that day, the transaction committee held a virtual meeting with Welbilt’s senior management and representatives of Morgan Stanley and

Gibson Dunn to discuss the revised proposal from Party A, which the transaction committee noted was inferior to the all-cash purchase price of $15 per share that was the basis for Welbilt agreeing to provide Party A with due diligence information.

On October 14, 2020, the Welbilt Board held a virtual meeting at which representatives of Welbilt’s senior management team, Morgan Stanley and Gibson Dunn were present. The Welbilt Board discussed Party A’s revised proposal, after which the directors instructed Morgan Stanley to seek clarity from Party A on certain elements of the revised proposal, particularly with respect to Party A’s proposed financing of the potential transaction.

On October 16, 2020, Welbilt’s transaction committee held a virtual meeting at which representatives of Welbilt’s senior management team, Morgan Stanley and Gibson Dunn were present. The transaction committee determined to discuss with the Welbilt Board the transaction committee’s view that Party A’s proposal was insufficient.

On October 19, 2020, Mr. FitzGerald called Mr. Johnson to acknowledge the Welbilt Board’s response to Middleby’s proposal and indicate that Middleby did not yet have a revised proposal but wanted to keep an open dialogue with the Welbilt Board regarding a potential business combination.

On October 20, 2020, the Welbilt Board held a virtual meeting at which representatives of Welbilt’s senior management team, Morgan Stanley and Gibson Dunn were present to discuss Party A’s proposal. The Welbilt Board agreed with the transaction committee’s recommendation that Party A’s proposal was insufficient. At the Welbilt Board’s direction, on October 21, 2020, Ms. Egnotovich and representatives of Morgan Stanley relayed the message to Party A.

From the period beginning on October 22, 2020 through November 12, 2020, Ms. Egnotovich, Mr. Johnson and representatives of Morgan Stanley held several telephone calls with representatives of Party A to discuss Party A’s proposal, during which Party A verbally increased its offer incrementally. On each of October 22, 2020, October 26, 2020, November 2, 2020 and November 5, 2020, the Welbilt Board held virtual meetings at which representatives of Welbilt’s senior management team, Morgan Stanley and Gibson Dunn were present to discuss each of the further revised proposals made by Party A and potential counteroffers. Further, on each of October 26, 2020 and October 27, 2020, the transaction committee held virtual meetings at which representatives of Welbilt’s senior management team, Morgan Stanley and Gibson Dunn were present to separately discuss the further revised proposals from Party A and potential counteroffers.

On October 23, 2020, the Middleby Board held a virtual meeting at which representatives of Middleby’s senior management team were present to review updated financial analyses for the potential acquisition of Welbilt and receive an update regarding Mr. FitzGerald’s further communication with Welbilt’s senior management team since the prior meeting of the Middleby Board.

On November 2, 2020, the Middleby Board held a virtual regular meeting at which representatives of Middleby’s senior management team, Guggenheim and Skadden were present. Among other things, the Middleby Board reviewed updated financial analyses prepared by Guggenheim, including with respect to the parties’ relative stock price performance and changes to both earnings and market expectations since the last meeting of the Middleby Board, as well as pro forma financial information for the potential transaction. Mr. FitzGerald updated the directors on his recent discussions with Mr. Johnson, noting that both agreed the strategic rationale for the transaction was strong. The Middleby Board discussed potential strategies for revising Middleby’s proposal to Welbilt.

On November 9, 2020, Ms. Egnotovich and Morgan Stanley had a telephone call with Party A during which Party A proposed a “best and final” all-cash offer of $13.80 per share. On November 10, 2020, the transaction committee held a virtual meeting at which representatives of Welbilt’s senior management team,

Morgan Stanley and Gibson Dunn were present to discuss Party A’s “best and final” offer. The transaction committee also asked Morgan Stanley to update its analysis with respect to the potential business combination proposed by Middleby in light of Welbilt’s and Middleby’s then-current stock prices.

On November 12, 2020 and November 18, 2020, the Welbilt Board held virtual meetings at which representatives of Welbilt’s senior management team, Morgan Stanley and Gibson Dunn were present to discuss the recent conversations with Party A, whether to continue to pursue a transaction with Party A and alternatives to the transaction with Party A, including the potential business combination with Middleby and maintaining the status quo. The representatives of Morgan Stanley also discussed their views on movement in the stock market as a result of the recently announced COVID-19 vaccines and the impact that such announcements may have on Welbilt’s stock price, which closed at $9.30 per share on November 18, 2020. Following further discussion, the Welbilt Board determined that the transaction committee should continue to discuss a potential transaction, including terms, with Party A.

On November 24, 2020, the Middleby Board held a virtual meeting at which representatives of Middleby’s senior management team, Guggenheim and Skadden were present to review Guggenheim’s updated financial analysis of the potential transaction, discuss various strategic considerations, and review the parties’ respective third quarter earnings announcements and related impacts on each party’s stock price and on the terms of a potential revised proposal to Welbilt. On November 30, 2020, Middleby submitted a revised written proposal to the Welbilt Board for a potential business combination with Welbilt in an all-stock transaction at a fixed exchange ratio of 0.1000, which implied pro forma ownership of the post-closing combined company of approximately 80% by Middleby’s stockholders and 20% by Welbilt’s stockholders.

On December 1, 2020, Welbilt’s transaction committee held a virtual meeting at which representatives of Welbilt’s senior management team, Morgan Stanley and Gibson Dunn were present to discuss Middleby’s revised proposal. The transaction committee instructed Ms. Egnotovich to inform Middleby that the proposal was not likely acceptable to the Welbilt Board as it had been previously rejected by the Welbilt Board. Following the meeting, Ms. Egnotovich called Mr. FitzGerald to relay the transaction committee’s message that more value would be required, suggesting that an exchange ratio resulting in 25% pro forma ownership by Welbilt’s stockholders (implying an exchange ratio of 0.1315) would be more appropriate, but indicated that the Welbilt Board remained open to offers and would be prepared to consider a further revised proposal at its next regularly-scheduled meeting the following week.

On December 7, 2020, Middleby submitted a further revised written proposal for an all-stock transaction at a fixed exchange ratio of 0.1050, which implied pro forma ownership of the post-closing combined company of approximately 79% by Middleby’s stockholders and 21% by Welbilt’s stockholders. Later that day, the Welbilt Board held a virtual meeting at which representatives of Welbilt’s senior management team, Morgan Stanley and Gibson Dunn were present to discuss Middleby’s revised proposal and Morgan Stanley’s preliminary financial analysis with respect thereto. In order to further assess a potential business combination with Middleby, the Welbilt Board instructed management to negotiate and enter into a mutual confidentiality agreement with Middleby. With respect to the proposed transaction with Party A, the Welbilt Board discussed that Party A’s confirmatory due diligence was underway and that Gibson Dunn was preparing a draft merger agreement.

On December 13, 2020, Welbilt and Middleby executed a mutual confidentiality agreement that contained a standstill provision with customary fall-away provisions, after which the parties began to conduct mutual due diligence.

On December 20, 2020, the Middleby Board held a virtual meeting at which representatives of Middleby’s senior management team, Guggenheim and Skadden were present to review a presentation prepared by Middleby’s senior management team for distribution to Welbilt, which included a financial review of Middleby, an overview of anticipated synergies and other key background information about Middleby to inform Welbilt’s consideration of the potential transaction. The Middleby Board directed management to distribute the presentation to Welbilt for discussion at the upcoming reciprocal due diligence sessions.

On December 21, 2020, Welbilt management and Middleby management conducted virtual due diligence meetings to discuss their respective businesses and further assess potential synergies of a transaction. Following the diligence sessions, Middleby’s and Welbilt’s senior management continued to exchange information relating to various functional due diligence areas and respond to questions arising from the due diligence meetings.

On December 22, 2020, at the direction of the Welbilt Board, a draft merger agreement prepared by Gibson Dunn was transmitted to Party A. Party A did not submit a markup of the draft merger agreement.

On December 23, 2020, the Middleby Board held a virtual meeting at which representatives of Middleby’s senior management team, Guggenheim and Skadden were present to update the Middleby Board on the information exchanged during the due diligence sessions and its effect on management’s estimates of the financial impacts of the proposed transaction, and to summarize the discussions between Middleby’s and Welbilt’s management teams since the prior board meeting.

On January 5, 2021, a strategic company, which we refer to as Party C, made an unsolicited inquiry to Welbilt. No proposal was submitted by Party C.

On January 12, 2021, the Middleby Board held a virtual meeting at which representatives of Middleby’s senior management team, Skadden and Guggenheim were present to review Guggenheim’s updated financial analyses incorporating the findings of Middleby’s initial due diligence investigation of Welbilt. The Middleby Board discussed the terms of a revised proposal to be submitted to Welbilt and approved a proposal that included a fixed exchange ratio of 0.1180. On January 14, 2021, Middleby submitted its further revised written proposal to Welbilt for an all-stock transaction at a fixed exchange ratio of 0.1180, which implied pro forma ownership of the post-closing combined company of approximately 77% by Middleby’s stockholders and 23% by Welbilt’s stockholders. Ms. Egnotovich and Mr. Johnson subsequently called Mr. FitzGerald to discuss Middleby’s revised proposal, the status of each party’s due diligence, the strategic rationale for the proposed business combination, the synergies and other benefits expected therefrom, and regulatory considerations in connection with the proposed business combination.

Later that day, Welbilt’s transaction committee held a virtual meeting at which representatives of Welbilt’s senior management team, Morgan Stanley and Gibson Dunn were present to discuss Middleby’s revised proposal, along with regulatory and governance terms for a potential transaction with Middleby. With respect to the proposed transaction with Party A, the group noted that Welbilt’s stock price was trading higher than Party A’s proposed price of $13.80 per share and agreed that Party A’s valuation no longer offered sufficient value to Welbilt’s stockholders.

On January 15, 2021, the Welbilt Board held a virtual meeting at which representatives of Welbilt’s senior management team, Morgan Stanley and Gibson Dunn were present to discuss Middleby’s revised proposal. Representatives of Morgan Stanley and the Welbilt Board and management discussed the value to Welbilt’s stockholders that a business combination with Middleby presented as compared to continuing to operate on a stand-alone basis. A representative of Gibson Dunn reminded the Welbilt Board of its fiduciary duties in connection with the proposed business combination with Middleby. The Welbilt Board agreed with the transaction committee’s recommendation that the proposed transaction with Party A no longer provided sufficient value to Welbilt’s stockholders and instructed Ms. Egnotovich and Morgan Stanley to inform Party A that Welbilt would no longer engage in a transaction with Party A at the proposed $13.80 purchase price.

On January 18, 2021, the Welbilt Board held a virtual meeting at which representatives of Welbilt’s senior management team, Morgan Stanley and Gibson Dunn were present to discuss the potential business combination with Middleby, and management reported on its preliminary financial and operational due diligence on Middleby. Among other things, the Welbilt Board discussed that prior to moving forward with any transaction, it would need clarity regarding the regulatory process with respect to the proposed transaction, and the allocation of risk related thereto. Following the Welbilt Board meeting, members of the transaction committee coordinated with representatives of Morgan Stanley and Gibson Dunn to prepare a counteroffer to Middleby’s proposal that included a proposed exchange ratio of 0.1285 (which implied pro forma ownership of the combined company of 75.3% by Middleby’s stockholders and 24.7% by Welbilt’s stockholders), proportionate representation on the combined company’s board of directors and a proposed contractual framework that would provide a high degree of closing certainty in any merger agreement.

On January 19, 2021, the Welbilt Board held a virtual meeting at which representatives of Welbilt’s senior management team, Morgan Stanley and Gibson Dunn were present to discuss the transaction committee’s proposed counteroffer and directed Ms. Egnotovich and Mr. Johnson to deliver the counteroffer to Mr. FitzGerald. Ms. Egnotovich also confirmed that she and representatives of Morgan Stanley would reach out to Party A to terminate discussions with respect to any proposed transaction. Following the Welbilt Board meeting, Ms. Egnotovich and Mr. Johnson relayed the Welbilt Board’s counteroffer to Mr. FitzGerald. Representatives of Morgan Stanley also called Party A to confirm that the Welbilt Board would no longer engage in discussions with Party A regarding a potential transaction.

On January 21, 2021, the Middleby Board held a virtual meeting at which representatives of Middleby’s senior management team, Guggenheim and Skadden were present to review updated transaction analyses based on the various exchange ratios proposed by each party, including under Welbilt’s revised proposal, and to discuss the terms of a potential counteroffer, taking into consideration the parties’ relative stock price performances over the last year and current trading prices. At the conclusion of the meeting, the directors approved submission of a revised proposal with a fixed exchange ratio of 0.1240 (implying pro forma ownership of the combined company of 76% by Middleby’s stockholders and 24% by Welbilt stockholders), subject to ongoing due diligence and the negotiation of definitive agreements. On January 22, 2021, Mr. FitzGerald called Ms. Egnotovich and Mr. Johnson to communicate Middleby’s revised proposal of an exchange ratio of 0.1240 and noted that this was Middleby’s “best and final” offer on value. Mr. FitzGerald also indicated that Welbilt’s request for post-closing proportionate board representation remained under review.

On January 22, 2021, Welbilt’s transaction committee held a virtual meeting at which representatives of Welbilt’s senior management team were present to discuss Middleby’s revised offer. That afternoon, the Welbilt Board held a virtual meeting at which representatives of Welbilt’s senior management team, Morgan Stanley and Gibson Dunn were present to discuss the valuation reflected by the revised proposal. A representative of Gibson Dunn reviewed with the Welbilt Board its fiduciary duties in the context of a transaction with Middleby. A representative of Morgan Stanley also provided information regarding Morgan Stanley’s material investment banking relationships with Welbilt and Middleby during the prior two-year period, and the Welbilt Board determined that Morgan Stanley did not have any disqualifying conflicts of interest in serving as a financial advisor to Welbilt in connection with any potential transaction with Middleby. The Welbilt Board determined to move forward with discussions with Middleby with a view to seeking alignment on a framework that guaranteed a high degree of closing certainty, as well as post-closing board composition, prior to commencement of due diligence and negotiation of the definitive transaction agreement.

On January 24, 2021, in connection with the parties’ regulatory due diligence, Welbilt and Middleby executed a Joint Defense Agreement and Confidentiality Agreement. Thereafter, Gibson Dunn, Skadden, and members of senior management of Welbilt and Middleby commenced several discussions and the exchange of information to advance their respective regulatory due diligence.

On January 29, 2021, Ms. Egnotovich and Mr. Johnson called Mr. FitzGerald to confirm that Welbilt had preliminarily accepted, subject to ongoing due diligence and the negotiation of definitive agreements, Middleby’s proposed exchange ratio and both parties agreed to continue reciprocal due diligence in order to further refine each party’s view of potential synergies and better understand the other’s businesses.

Also on January 29, 2021, Middleby executed an engagement letter with Guggenheim to serve as its financial advisor in connection with a potential acquisition of Welbilt. In connection therewith, Guggenheim provided information about its investment banking relationships during the prior two-year period such that Middleby determined that Guggenheim did not have any disqualifying conflicts of interest in serving as its financial advisor in connection with the transaction.

On February 4, 2021, Mr. FitzGerald called Ms. Egnotovich to confirm that the Middleby Board had agreed to give Welbilt proportionate representation on the post-closing combined company’s board of directors, which would result in Middleby expanding its Board from seven to nine individuals, with two Welbilt representatives serving on the post-closing combined company board. Mr. FitzGerald indicated that the individuals would be selected after the Middleby Board conducted interviews with each of Welbilt’s existing directors.

On February 7, 2021, the Middleby Board held a virtual meeting at which representatives of Middleby’s senior management team and Skadden were present. Skadden updated the directors on the overall transaction process and summarized discussions between Skadden and Gibson Dunn since the prior board meeting.

On February 11, 2021, the Welbilt Board held a virtual meeting at which representatives of Welbilt’s senior management team and Gibson Dunn were present to receive an update on the status of the parties’ ongoing discussions. Later that day, Welbilt and Middleby executed a “clean team” addendum to the confidentiality agreement to enable the parties to exchange additional information and further advance the parties’ regulatory due diligence process.

On February 13, 2021, the Middleby Board held a virtual meeting at which representatives of Middleby’s senior management team, Guggenheim and Skadden were present to discuss Skadden’s discussions with Gibson Dunn since the prior board meeting, Guggenheim’s updated transaction analyses and the terms of the proposal to be submitted to Welbilt with respect to certain regulatory covenants and termination rights and fees. The Middleby directors also discussed the process by which the nominating and corporate governance committee would select two Welbilt representatives to join the Middleby Board at Closing. Later on February 13, 2021, Middleby provided to Welbilt a written proposal for the regulatory terms to be included in a definitive transaction agreement, which included an obligation of Middleby to take certain limited steps necessary to obtain the required regulatory approvals, as well as a reverse termination fee payable to Welbilt in the event any such required regulatory approvals were not obtained and a proposed outside date of 12 months following signing, with an ability of the parties to extend the termination date for three months if needed to obtain regulatory approvals.

On February 16, 2021, the Welbilt Board held a virtual meeting at which representatives of Welbilt’s senior management team, Morgan Stanley and Gibson Dunn were present to discuss Middleby’s regulatory proposal. After discussion, the Welbilt Board instructed Gibson Dunn to revise the regulatory proposal to require Middleby to take additional steps if necessary to obtain the required regulatory approvals, to increase the size of the proposed reverse termination fee and to extend the proposed termination date extension period to six months. On February 17, 2021, Ms. Egnotovich and Mr. Johnson called Mr. FitzGerald to relay Welbilt’s position on the regulatory proposal, after which Gibson Dunn transmitted the revised regulatory proposal to Skadden.

Over the following weeks, each of Welbilt’s and Middleby’s senior management teams and representatives of Gibson Dunn and Skadden engaged in several discussions regarding the key terms to be included in the definitive transaction agreement.

On February 23, 2021, the Welbilt Board held a virtual meeting at which representatives of Welbilt’s senior management team, Morgan Stanley and Gibson Dunn were present to discuss ongoing negotiations with Middleby.

On February 26, 2021, the Middleby Board held a virtual regular meeting at which representatives of Middleby’s senior management team and Skadden were present. Among other matters discussed, Skadden updated the directors on the status of negotiations of the Merger Agreement, including with respect to regulatory covenants, termination rights and fees and related considerations regarding closing certainty, as well as a potential timeline for the completion of due diligence.

On March 2, 2021, Welbilt’s transaction committee held a virtual meeting at which representatives of Welbilt’s senior management team, Morgan Stanley and Gibson Dunn were present to discuss the status of the outstanding negotiations. Mr. Johnson indicated that the parties discussed a framework for the regulatory construct in the merger agreement that Welbilt’s management and outside advisors believed would provide Welbilt with a high degree of closing certainty. At the transaction committee’s direction, Mr. Johnson informed Mr. FitzGerald of the transaction committee’s view on the proposed construct, after which the proposed regulatory construct, including a $140 million reverse termination fee payable by Middleby in certain circumstances, was agreed by the parties.

On March 4, 2021 the Welbilt Board held a virtual meeting at which representatives of Welbilt’s senior management team, Morgan Stanley and Gibson Dunn were present to receive an update on the status of negotiations with Middleby. Morgan Stanley reviewed with the Welbilt Board its preliminary financial analysis with respect to the exchange ratio of 0.1240, and the group discussed outstanding due diligence and other workstreams.

Later on March 4, 2021, Welbilt opened a virtual data room and invited Middleby and its advisors to review due diligence materials. On March 9, 2021, Middleby opened a virtual data room and invited Welbilt and its advisors to review certain due diligence materials relating to Middleby. Thereafter, the parties and their advisors continued to conduct financial, accounting, tax, operational and legal due diligence through mid-April 2021.

On March 15, 2021, Skadden delivered the initial draft Merger Agreement for the proposed transaction to Gibson Dunn. The draft Merger Agreement contemplated, among other things, (i) a transaction in which a wholly-owned subsidiary of Middleby would be merged with Welbilt, with Welbilt surviving the Merger; (ii) a regulatory framework in line with the terms previously discussed by the parties; (iii) largely reciprocal non-solicitation provisions applicable to Welbilt and Middleby that would allow each of the Welbilt Board and the Middleby Board, under certain circumstances, to change its recommendation in the event of a superior proposal or intervening event; (iv) a so-called “force the vote” provision requiring each of Welbilt and Middleby to submit the approval and adoption of the Merger Agreement and the issuance of Middleby Common Stock, respectively, to its stockholders notwithstanding any change in recommendation by the Welbilt Board or the Middleby Board, respectively; and (v) a termination fee or expense reimbursement payable by each party under certain circumstances. The draft Merger Agreement did not address the size of each party’s termination fee that would be payable under certain circumstances (other than the agreed $140 million reverse termination fee in connection with failure to obtain required regulatory approvals) or the cap for the proposed expense reimbursement.

On March 23, 2021, Welbilt’s transaction committee held a virtual meeting at which representatives of Welbilt’s senior management team, Morgan Stanley and Gibson Dunn were present to discuss the status of negotiations with Middleby and its advisors and to receive an overview of the terms of Skadden’s initial draft Merger Agreement and Welbilt’s proposed response. A representative of Gibson Dunn reviewed the key terms of the Merger Agreement, including (i) the proposed “force the vote” provision, (ii) proposed termination fees and expense reimbursement, (iii) provisions affecting certainty of Closing, and (iv) conduct of each of Welbilt’s and Middleby’s respective businesses during the period of time between signing and Closing. The transaction committee discussed the importance of retaining the flexibility to terminate the Merger Agreement in order to enter into an agreement with a third party providing for a superior proposal prior to the stockholder meeting and instructed Gibson Dunn to include a reciprocal termination right in the revised Merger Agreement that would allow each party to terminate the Merger Agreement in order to enter into a superior proposal. Following the transaction committee meeting, Gibson Dunn sent a revised draft of the Merger Agreement to Skadden that provided such provision, among other things.

From late March through April 20, 2021, Welbilt and Middleby and their respective legal counsel exchanged multiple drafts of the Merger Agreement and other ancillary documents, as applicable, and held multiple conference calls to discuss due diligence, the transaction agreements and various issues. The discussions and negotiations included numerous telephone conversations between the parties’ management teams, representatives and advisors.

In late March, Middleby’s nominating and corporate governance committee held interviews with certain directors on the Welbilt Board for purposes of selecting the two Welbilt representatives that would serve on the combined company board of directors.

On March 31, 2021, April 8, 2021, and April 14, 2021, the Welbilt Board held virtual meetings at which representatives of Welbilt’s senior management team, Morgan Stanley and Gibson Dunn were present to receive updates on discussions with Middleby and an overview of due diligence and to review Morgan Stanley’s updated financial analysis of the Merger and the terms of the latest drafts of the Merger Agreement. The Welbilt Board discussed the issues that remained open in the Merger Agreement at each meeting, including the Welbilt Board’s proposed superior proposal termination right, the size of each party’s termination fees, and the list of regulatory approvals required to close the transaction. At each meeting, representatives of Morgan Stanley and Gibson Dunn responded to questions from the directors.

On April 6, 2021 and April 15, 2021, the Middleby Board held virtual meetings at which representatives of Middleby’s senior management team, Guggenheim and Skadden were present to update the Middleby Board on the status of negotiations with Welbilt, summarize key due diligence findings and key terms of the latest drafts of the Merger Agreement and review updated financial projections for the Merger, including summaries of potential synergies expected to be generated by the proposed transaction. During the April 15, 2021 meeting, Guggenheim advised the Middleby Board that it was prepared to render an opinion to the Middleby Board to the effect that, subject to the factors and assumptions described by Guggenheim, the exchange ratio was fair from a financial point of view to Middleby.

On April 11, 2021, Mr. FitzGerald notified Mr. Johnson and Ms. Egnotovich that each had been unanimously selected by the Middleby Board’s nominating and corporate governance committee to serve on the combined company board of directors upon the Closing, which was subsequently disclosed to the Welbilt Board at the April 14, 2021 meeting.

On April 12, 2021, Skadden sent to Gibson Dunn a revised draft of the Merger Agreement that notably referenced a voting agreement pursuant to which the Icahn Stockholders would agree to vote their shares of Welbilt Common Stock in favor of the Merger. Subsequently, on April 18, 2021, Mr. FitzGerald transmitted to Mr. Johnson Skadden’s initial draft of the Icahn Support Agreement to be executed by the Icahn Stockholders. Over the next several days, Skadden and representatives of the Icahn Stockholders negotiated and exchanged markups of the Icahn Support Agreement.

On April 19, 2021, Skadden provided a revised draft of the Merger Agreement that provided for the following key points: (i) a reciprocal termination right for superior proposals, (ii) a $110,000,000 termination fee payable by Welbilt in certain circumstances, including in connection with a superior proposal, (iii) an agreed upon list of jurisdictions where receipt of regulatory approvals would be required as a condition to Closing and (iv) an additional eight month extension of the termination date if needed in connection with regulatory approvals. The foregoing provisions reflected the terms agreed by Welbilt’s and Middleby’s senior management teams throughout several discussions over the preceding days. Later that day and again on the morning of April 20, 2021, Welbilt’s transaction committee held virtual meetings at which representatives of Welbilt’s senior management team, Morgan Stanley and Gibson Dunn were present to discuss the key terms of the near-final Merger Agreement and disclosure schedules. Throughout the day on April 20, 2021, Skadden and Gibson Dunn finalized the Merger Agreement and disclosure schedules, and Skadden and representatives of the Icahn Stockholders finalized the Icahn Support Agreement.

On the afternoon of April 20, 2021, the Middleby Board held a virtual meeting at which representatives of Middleby’s senior management team, Guggenheim and Skadden were present to review the changes to the Merger Agreement that had been made since the Middleby Board’s April 15, 2021 meeting. Representatives of Skadden summarized the directors’ fiduciary duties and reviewed the material terms of the final draft of the Merger Agreement, including (i) the non-solicitation obligations of each party, (ii) the ability of each party to terminate the Merger Agreement in certain circumstances and to receive expense reimbursement and certain termination fees, (iii) provisions affecting certainty of Closing, and (iv) conduct of each of Middleby’s and Middleby’s respective businesses during the period of time between signing and Closing. Representatives of Guggenheim then rendered Guggenheim’s oral opinion, subsequently confirmed by the delivery of a written opinion dated April 20, 2021, to the effect that, as of April 20, 2021 and based upon and subject to the limitations, assumptions and qualifications described by Guggenheim, the exchange ratio was fair from a financial point of view to Middleby. Please see the section of this proxy statement entitled “—Opinion of Financial Advisor to Middleby” beginning on page 68 for further description of Guggenheim’s opinion and analysis. Thereafter, the Middleby Board unanimously (i) determined that the Merger Agreement and the transactions contemplated thereby, including the Merger and the issuance of Middleby Common Stock contemplated by the Stock Issuance Proposal, were advisable and in the best interests of Middleby and Middleby’s stockholders, (ii) authorized and approved Middleby’s execution, delivery and performance of the Merger Agreement in accordance with its terms and Middleby’s consummation of the transactions contemplated thereby, including the Merger and the issuance of Middleby Common Stock contemplated by the Stock Issuance Proposal, (iii) resolved that the approval of the Stock Issuance Proposal be submitted to a vote at a meeting of the holders of Middleby Common Stock and (iv) recommended that the holders of Middleby Common Stock approve the Stock Issuance Proposal. For a description of the various factors considered by the Middleby Board, see the section entitled “The Merger—Recommendation of the Middleby Board.”

Also on the afternoon of April 20, 2021, the Welbilt Board held a virtual meeting at which representatives of Welbilt’s senior management team, Morgan Stanley and Gibson Dunn were present to review the changes to the Merger Agreement that had been made since the Welbilt Board’s April 14, 2021 meeting. A representative of Gibson Dunn summarized the directors’ fiduciary duties and reviewed the material terms of the final draft of the Merger Agreement. The Welbilt Board then discussed the terms of the Merger Agreement, including (i) the ability of each of Welbilt and Middleby to respond to certain unsolicited proposals, to terminate the Merger Agreement in certain circumstances and to receive expense reimbursement and certain termination fees, (ii) provisions affecting certainty of closing, and (iii) conduct of each of Middleby’s and Welbilt’s respective businesses during the period of time between signing and closing. Representatives of Morgan Stanley reviewed with the Welbilt Board the Welbilt Board’s consideration of strategic alternatives over the prior 10 months and Morgan Stanley’s financial analysis of the exchange ratio. Representatives of Morgan Stanley reminded the Welbilt Board of certain information previously provided to the Welbilt Board regarding Morgan Stanley’s material investment banking relationships with Welbilt and Middleby during the prior two-year period, and the Welbilt Board again determined that Morgan Stanley did not have any disqualifying conflicts of interest in serving as a financial advisor to Welbilt. Representatives of Morgan Stanley then rendered Morgan Stanley’s oral opinion, subsequently confirmed by the delivery of a written opinion, dated April 20, 2021, that, as of the date of such opinion, and based upon and subject to the various assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of the review undertaken by Morgan Stanley in rendering its opinion as set forth in its written opinion, the exchange ratio pursuant to the Merger Agreement was fair from a financial point of view to the holders of shares of Welbilt Common Stock. Please see the section of this proxy statement entitled “—Opinion of Financial Advisor to Welbilt” beginning on page 83 for further description of Morgan Stanley’s opinion and analysis. Thereafter, the Welbilt Board unanimously (i) determined that the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement were advisable and fair to, and in the best interests of, Welbilt and Welbilt’s stockholders, (ii) approved, authorized, adopted and declared advisable the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement and (iii) resolved to recommend that Welbilt’s stockholders vote in favor of the adoption of the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement. For a description of the various factors considered by the Welbilt Board, see the section entitled “The Merger—Recommendation of the Welbilt Board.”

Following their respective board meetings, Welbilt and Middleby executed and delivered the Merger Agreement and Middleby and the Icahn Stockholders executed the Icahn Support Agreement on the evening of April 20, 2021.

Prior to the open of trading on the New York Stock Exchange and the NASDAQ on the morning of April 21, 2021, Welbilt and Middleby issued a joint press release announcing the transactions contemplated by the Merger Agreement, and Welbilt and Middleby hosted a joint investor call to discuss the transaction.

On May 25, 2021, Welbilt received an unsolicited written proposal from Ali Holding S.r.l. (“Ali Group”), to acquire 100% of the outstanding Welbilt Common Stock in an all-cash transaction at a price of $23.00 per share (representing approximately $3.3 billion in aggregate equity value, on a fully diluted basis), which proposal was subsequently shared with Middleby in accordance with the terms of the Merger Agreement. On May 26, 2021, the Welbilt transaction committee and subsequently the Welbilt Board held virtual meetings at which representatives of Welbilt’s senior management team, Morgan Stanley and Gibson Dunn were present to discuss Ali Group’s proposal. The Welbilt Board directed Morgan Stanley to seek clarification regarding certain aspects of Ali Group’s proposal.

On the morning of May 28, 2021, Ali Group’s proposal was leaked in an Italian newspaper, which was subsequently reported on by the Wall Street Journal and confirmed in a press release issued by Ali Group. Also on May 28, 2021, the Welbilt Board held a virtual meeting at which representatives of Welbilt’s senior management team, Morgan Stanley and Gibson Dunn were present and determined that Ali Group’s proposal constitutes or is reasonably likely to constitute or result in a Company Superior Proposal.

On May 29, 2021, Welbilt and Ali Group executed a mutual confidentiality agreement and “clean team” addendum thereto, and thereafter Welbilt provided access to Ali Group to due diligence information, in each case, in accordance with the terms of the Merger Agreement.

Recommendation of the Middleby Board and its Reasons for the Merger

The Middleby Board unanimously recommends that Middleby stockholders vote “FOR” the Stock Issuance Proposal “FOR” the Middleby Authorized Share Increase Proposal and “FOR” the Middleby Adjournment Proposal, if necessary or appropriate to reach a quorum or solicit additional proxies. In evaluating the Merger, the Middleby Board consulted with Middleby’s management, as well as Middleby’s legal and financial advisors, and, in reaching its conclusions and recommendations, considered a variety of factors, including:

•

the expectation that the Merger would create considerable value for Middleby’s stockholders due to strategic and financial merits of the transaction, including its belief that the combined company would be well-positioned to generate future growth and significant additional returns for Middleby’s stockholders;

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the expectation that the Merger would generate run-rate cost synergies of approximately $100 million, including through potential cost efficiencies in supply chain, manufacturing, operating expenses and best practices, plus an additional $20 million of annual cost savings related to Welbilt’s Business Transformation Program;

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the expectation that the combined company would be better able to scale investments and leverage the combined operating infrastructure, with potential sales and service synergies to support long-term revenue growth and value creation;

•

the expectation that the combination of Middleby’s and Welbilt’s significant cash flows will better position the combined company to make continued strategic investments and pursue additional value-creating opportunities;

•

that the combined company will have an expanded portfolio of highly respected foodservice industry brands, including through the addition of Welbilt brands that are recognized globally for quality and innovation;

•	that the Merger would broaden customer offerings through the combination of complementary products and solutions, including by:

•	expanding Middleby’s beverage platform, addressing one of its key strategic positions;

•	extending cooking and warming technologies and products offerings, and providing innovative cold-side and refrigeration expertise; and

•	positioning Middleby to better serve customers with a wider set of product and services solutions;

•

that the Merger is expected to facilitate the acceleration of innovation and transformational technology investments by sharing engineering among brands to drive new product and service innovation across the Middleby portfolio and through the ability to make additional investments and developments in strategic controls, IoT and forward-looking initiatives;

•

that the Merger would expand the combined company’s manufacturing capabilities, international manufacturing footprint and global infrastructure, including by enhancing manufacturing in Asia and Europe and broadly expanding sales capabilities in the higher-growth Asian region;

•	that the combination of each company’s sales and service capabilities would best position the combined company to meet the evolving needs of the foodservice industry through:

•	the creation of a premier sales and service organization that is better able to support customers globally;

•	the strengthening of customer service, parts fulfillment and technical support capabilities to better meet the needs of a global customer base; and

•	its ability to make supporting investments in transformational customer-facing digital initiatives;

•	that the combined company will be better positioned to handle rapidly changing customer initiatives;

•	Middleby’s management team’s recommendation of the Merger;

•	that the Merger’s all-stock transaction structure would allow Middleby to maintain its balance sheet flexibility for the combined company;

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that the combined organization would continue to be led by Middleby’s experienced management team, including its Chief Executive Officer, Timothy FitzGerald, and its Chief Financial Officer, Bryan Mittelman, who will each remain in his current position;

•	the governance arrangements contained in the Merger Agreement, including that all of the current members of the Middleby Board will continue to serve as directors of the combined company;

•

the terms of the Merger Agreement, taken as a whole, including the parties’ representations, warranties and covenants, the circumstances under which each party may terminate the Merger Agreement, and the fact that upon termination of the Merger Agreement in certain circumstances, Welbilt would be required to pay to Middleby a termination fee;

•	the requirement that Middleby’s stockholders approve the Stock Issuance Proposal as a condition to and in connection with the Merger;

•

the fact that Middleby’s stockholders will own, in the aggregate, approximately 76% of the issued and outstanding shares of Middleby Common Stock immediately following completion of the Merger, and that Welbilt’s stockholders will own, in the aggregate, approximately 24% of the issued and outstanding shares of Middleby Common Stock immediately following completion of the Merger (in each case, on a fully diluted basis);

•	the fact that certain stockholders of Welbilt executed the Icahn Support Agreement, pursuant to which they have agreed to vote their shares of Welbilt Common Stock in favor of the Merger Proposal;

•

certain other factors, including historical information concerning Middleby’s and Welbilt’s respective businesses, financial conditions, results of operations, earnings, trading prices, management, competitive positions and prospects on a projected combined basis and the current and prospective business environment in which Middleby and Welbilt operate; and

•

the financial analyses of Guggenheim, as reviewed and discussed with the Middleby Board, as well as the opinion of Guggenheim, to the effect that, as of April 20, 2021, and based upon and subject to the assumptions, procedures, factors, qualifications, limitations and other matters set forth in Guggenheim’s written opinion, the Exchange Ratio pursuant to the Merger Agreement was fair, from a financial point of view, to Middleby. Such opinion is more fully described below under “—Opinion of Middleby’s Financial Advisor,” and the full text of the written opinion of Guggenheim is attached to this joint proxy statement/prospectus as Annex B.

The Middleby Board also considered potential risks and potentially negative factors concerning the Merger in connection with its deliberations of the proposed transaction, including:

•

the possibility that the Merger may not be completed, or that completion may be unduly delayed, for reasons beyond the control of Middleby and Welbilt, which could result in significant costs and disruption to Middleby’s normal business;

•

the potential for diversion of management and employee attention and for increased employee attrition during the period prior to completion of the Merger and the potential effect of the Merger on Middleby’s business and relations with customers and suppliers;

•	the substantial costs to be incurred in connection with the Merger, including the costs of integrating the businesses of Middleby and Welbilt and the transaction expenses arising from the Merger;

•	the risk of not capturing all of the anticipated synergies and the risk that other anticipated benefits might not be realized;

•	the risk that certain members of Middleby’s or Welbilt’s senior management might choose not to remain employed with the combined company;

•

the fact that the Merger Agreement includes customary restrictions on the ability of Middleby to solicit offers for alternative proposals or to engage in discussions regarding such proposals, subject to exceptions, which could have the effect of discouraging such proposals from being made or pursued. The Middleby Board understood that these provisions may have the effect of discouraging alternative proposals and may make it less likely that the transactions related to such proposals would be negotiated or pursued, even if potentially more favorable to the Middleby stockholders than the Merger;

•	the potential that the termination payment provisions of the Merger Agreement could have the effect of discouraging an alternative proposal for Middleby; and

•	the restrictions on the conduct of Middleby’s business during the period between the signing of the Merger Agreement and completion of the Merger.

The foregoing discussion of the information and factors considered by the Middleby Board is not exhaustive. In view of the Middleby Board’s consideration of a wide variety of factors in connection with its evaluation of the Merger Agreement and the transactions contemplated thereby, including the Merger, and the complexity of these matters, the Middleby Board did not consider it practical to, nor did it attempt to, quantify, rank or otherwise assign relative weights to the specific factors that it considered in reaching its decision. The actual benefits from the Merger could be different from the foregoing estimates and those differences could be material. Accordingly, there can be no assurance that any of the potential benefits described above or included in the factors considered by the Middleby Board will be realized. For a discussion of various factors that could prevent or limit the parties from realizing some or all of these benefits, see “ Risk Factors” beginning on page 37.

The foregoing discussion of the information and factors considered by the Middleby Board is forward-looking in nature and should be read in light of the factors described in the section entitled “Cautionary Statement Regarding Forward-Looking Statements” beginning on page 48.

Opinion of Middleby’s Financial Advisor

Overview

Middleby retained Guggenheim as its financial advisor in connection with the potential acquisition of Welbilt. In selecting Guggenheim as its financial advisor, Middleby considered that, among other things, Guggenheim is an internationally recognized investment banking, financial advisory and securities firm whose senior professionals have substantial experience advising companies in, among other industries, general industrial and process equipment sectors. Guggenheim, as part of its investment banking, financial advisory and capital markets businesses, is regularly engaged in the valuation and financial assessment of businesses and securities in connection with mergers and acquisitions, recapitalizations, spin-offs/split-offs, restructurings, securities offerings in both the private and public capital markets and valuations for corporate and other purposes.

At the April 20, 2021 meeting of the Middleby Board, Guggenheim rendered an oral opinion, which was confirmed by delivery of a written opinion, to the Middleby Board to the effect that, as of April 20, 2021 and based on and subject to the matters considered, the procedures followed, the assumptions made and various limitations of and qualifications to the review undertaken, the Exchange Ratio was fair, from a financial point of view, to Middleby.

This description of Guggenheim’s opinion is qualified in its entirety by the full text of the written opinion, which is attached as Annex B to this joint proxy statement/prospectus and which you should read carefully and in its entirety. Guggenheim’s written opinion sets forth the matters considered, the procedures followed, the assumptions made and various limitations of and qualifications to the review undertaken by Guggenheim. Guggenheim’s written opinion, which was authorized for issuance by the Fairness Opinion and Valuation Committee of Guggenheim, is necessarily based on economic, capital markets and other conditions, and the information made available to Guggenheim, as of the date of such opinion. Guggenheim advised Middleby that global economic conditions and the global capital markets have been experiencing and remain subject to significant volatility, and that Guggenheim expresses no view or opinion as to any potential effects of such volatility on Middleby, Welbilt or the Merger. Guggenheim has no responsibility for updating or revising its opinion based on facts, circumstances or events occurring after the date of the rendering of the opinion.

In reading the discussion of Guggenheim’s opinion set forth below, you should be aware that such opinion (and, as applicable, any materials provided in connection therewith):

•	was provided to the Middleby Board (in its capacity as such) for its information and assistance in connection with its evaluation of the Exchange Ratio;

•	did not constitute a recommendation to the Middleby Board with respect to the Merger;

•	does not constitute advice or a recommendation to any holder of Middleby or Welbilt common stock as to how to vote or act in connection with the Merger or otherwise;

•

did not address Middleby’s underlying business or financial decision to pursue or effect the Merger, the relative merits of the Merger as compared to any alternative business or financial strategies that might exist for Middleby, or the effects of any other transaction in which Middleby might engage;

•	addressed only the fairness, from a financial point of view and as of the date of such opinion, of the Exchange Ratio to Middleby;

•

expressed no view or opinion as to (i) any other term, aspect or implication of (a) the Merger (including, without limitation, the form or structure of the Merger) or the Merger Agreement or (b) any other agreement, transaction document or instrument contemplated by the Merger Agreement or to be entered into or amended in connection with the Merger or (ii) the fairness, financial or otherwise, of the Merger to, or of any consideration to be paid to or received by, the holders of any class of securities, creditors or other constituencies of Middleby or Welbilt; and

•

expressed no view or opinion as to the fairness, financial or otherwise, of the amount or nature of any compensation payable to or to be received by any of Middleby’s or Welbilt’s directors, officers or employees, or any class of such persons, in connection with the Merger relative to the Exchange Ratio or otherwise.

In the course of performing its reviews and analyses for rendering its opinion, Guggenheim:

•	reviewed the execution version of the Merger Agreement;

•	reviewed certain publicly available business and financial information regarding each of Middleby and Welbilt;

•

reviewed certain non-public business and financial information regarding Middleby’s and Welbilt’s respective businesses and future prospects (including (i) certain financial projections for Middleby for the fiscal years ending December 2021 through 2024 that were provided by Middleby to Welbilt (the “Middleby-Exchanged Financial Projections”), (ii) certain financial projections for Middleby and for Welbilt for the fiscal years ending December 2021 through 2024 (together, the “Middleby-Provided Financial Projections”) and (iii) certain other estimates and other forward-looking information), all as prepared and approved for Guggenheim’s use by Middleby’s senior management (collectively with the synergy estimates referred to below, the “Middleby-Provided Information”);

•

reviewed certain non-public business and financial information regarding Welbilt’s business and future prospects (including certain financial projections for Welbilt on a stand-alone basis for the fiscal years ending December 2021 through 2024 (the “Welbilt-Provided Financial Projections”) and certain other estimates and other forward-looking information), all as prepared by Welbilt’s senior management and reviewed by, discussed with and approved for our use by Middleby’s senior management (collectively, the “Welbilt-Provided Information”);

•

reviewed certain estimated cost savings, other combination benefits and financial synergies expected to result from the Merger, and estimated costs to achieve the same (collectively, the “synergy estimates”) all prepared and approved for Guggenheim’s use by Middleby’s senior management;

•

discussed with Middleby’s senior management their strategic and financial rationale for the Merger as well as their views of Middleby’s and Welbilt’s respective businesses, operations, historical and projected financial results and future prospects and the commercial, competitive and regulatory dynamics in the commercial foodservice equipment, food processing equipment and residential kitchen equipment sectors;

•

discussed with Welbilt’s senior management their views of Welbilt’s business, operations, historical and projected financial results and future prospects and the commercial, competitive and regulatory dynamics in the commercial foodservice equipment sector;

•	performed discounted cash flow analyses of Middleby and Welbilt based on the Middleby-Provided Financial Projections and the synergy estimates;

•	reviewed the valuation and financial metrics of certain mergers and acquisitions that Guggenheim deemed relevant in evaluating the Merger;

•	reviewed the historical prices, trading multiples and trading activity of the common shares of Middleby and Welbilt;

•

compared the financial performance of Middleby and Welbilt and the trading multiples and trading activity of the common shares of Middleby and Welbilt with corresponding data for certain other publicly traded companies that Guggenheim deemed relevant in evaluating Middleby and Welbilt;

•	reviewed the pro forma financial results, financial condition and capitalization of Middleby giving effect to the Merger; and

•	conducted such other studies, analyses, inquiries and investigations as Guggenheim deemed appropriate.

With respect to the information used in arriving at its opinion, Guggenheim noted that:

•

Guggenheim relied upon and assumed the accuracy, completeness and reasonableness of all industry, business, financial, legal, regulatory, tax, accounting, actuarial and other information provided by or discussed with Middleby or Welbilt (including the Middleby-Provided Information and the Welbilt-Provided Information) or obtained from public sources, data suppliers and other third parties.

•

Guggenheim (i) did not assume any responsibility, obligation or liability for the accuracy, completeness, reasonableness, achievability or independent verification of, and Guggenheim did not independently verify, any such information (including, without limitation, the Middleby-Provided Information and the Welbilt-Provided Information), (ii) expressed no view or opinion regarding the reasonableness or achievability of the Welbilt-Provided Financial Projections, the Middleby-Provided Financial Projections, the Middleby-Exchanged Financial Projections, the synergy estimates, any other estimates and any other forward-looking information provided by Middleby or Welbilt or the assumptions upon which any of the foregoing are based and (iii) relied upon the assurances of Middleby’s senior management that they were (in the case of the Middleby-Provided Information) and have assumed that Welbilt’s senior management was (in the case of the Welbilt-Provided Information) unaware of any facts or circumstances that would make the Middleby-Provided Information or the Welbilt-Provided Information incomplete, inaccurate or misleading.

•

Specifically, with respect to (i) the Middleby-Provided Financial Projections and the synergy estimates utilized in Guggenheim’s analyses, (a) Guggenheim was advised by Middleby’s senior management, and Guggenheim assumed, that the Middleby-Provided Financial Projections and the synergy estimates had been reasonably prepared on bases reflecting the best then-currently available estimates and judgments of Middleby’s senior management as to the expected future performance of Middleby and Welbilt and the expected amounts and realization of the synergies estimates and (b) Guggenheim assumed that the Middleby-Provided Financial Projections and the synergy estimates had been reviewed by the Middleby Board with the understanding that such information would be used and relied upon by Guggenheim in connection with rendering its opinion, (ii) the Welbilt-Provided Financial Projections, Guggenheim assumed that such financial projections had been reasonably prepared on bases reflecting the best currently available estimates and judgments of Welbilt’s senior management as to the expected future performance of Welbilt on a stand-alone basis and (iii) any financial projections/forecasts, any other estimates and/or other forward-looking information obtained by Guggenheim from public sources, data suppliers and other third parties, Guggenheim assumed that such information was reasonable and reliable.

•

At the direction of Middleby’s senior management, for purposes of Guggenheim’s analyses and opinion, Guggenheim utilized the Middleby-Provided Financial Projections and not the other financial projections provided by Middleby or Welbilt.

Guggenheim also noted certain other considerations with respect to its engagement and the rendering of its opinion:

•

Guggenheim did not perform or obtain any independent appraisal of the assets or liabilities (including any contingent, derivative or off-balance sheet assets and liabilities) of Middleby, Welbilt, or any other entity or the solvency or fair value of Middleby, Welbilt, or any other entity, nor was Guggenheim furnished with any such appraisals.

•

Guggenheim’s professionals are not legal, regulatory, tax, consulting, accounting, appraisal or actuarial experts and Guggenheim’s opinion should not be construed as constituting advice with respect to such matters; accordingly, Guggenheim relied on the assessments of Middleby’s senior management, Welbilt’s senior management and Middleby’s and Welbilt’s respective other professional advisors with respect to such matters. Guggenheim assumed that the Merger will qualify, for US federal income tax purposes, as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended. Guggenheim did not express any view or render any opinion regarding the tax consequences of the Merger to Middleby, Welbilt, or their respective securityholders.

Guggenheim further assumed that:

•

In all respects meaningful to its analyses, (i) Middleby and Welbilt and Merger Sub will comply with all terms and provisions of the Merger Agreement and (ii) the representations and warranties of Middleby, Welbilt and Merger Sub contained in the Merger Agreement were true and correct and all conditions to the obligations of each party to the Merger Agreement to consummate the Merger would be satisfied without any waiver, amendment or modification thereof.

•

The Merger will be consummated in a timely manner in accordance with the terms of the Merger Agreement and in compliance with all applicable legal and other requirements, without any delays, limitations, restrictions, conditions, divestiture or other requirements, waivers, amendments or modifications (regulatory, tax-related or otherwise) that would have an effect on Middleby, Welbilt, Merger Sub or the Merger (including its contemplated benefits) in any way meaningful to Guggenheim’s analyses or opinion.

•

Guggenheim did not express any view or opinion as to the price or range of prices at which the shares of common stock or other securities or financial instruments of or relating to Middleby or Welbilt may trade or otherwise be transferable at any time, including subsequent to the announcement or consummation of the Merger.

Summary of Financial Analyses

Overview of Financial Analyses

This “Summary of Financial Analyses” presents a summary of the principal financial analyses performed by Guggenheim and presented to the Middleby Board in connection with Guggenheim’s rendering of its opinion. Such presentation to the Middleby Board was supplemented by Guggenheim’s oral discussion, the nature and substance of which may not be fully described herein.

Some of the financial analyses summarized below include summary data and information presented in tabular format. In order to understand fully such financial analyses, the summary data and tables must be read together with the full text of the summary. Considering the summary data and tables alone could create a misleading or incomplete view of Guggenheim’s financial analyses.

The preparation of a fairness opinion is a complex process and involves various judgments and determinations as to the most appropriate and relevant financial analyses and the application of those methods to the particular circumstances involved. A fairness opinion therefore is not readily susceptible to partial analysis or summary description, and taking portions of the financial analyses set forth below, without considering such analyses as a whole, would in Guggenheim’s view create an incomplete and misleading picture of the processes underlying the financial analyses considered in rendering Guggenheim’s opinion.

In arriving at its opinion, Guggenheim:

•

based its financial analyses on various assumptions, including assumptions concerning general business, economic and capital markets conditions and industry-specific and company-specific factors, all of which are beyond the control of Middleby, Welbilt, and Guggenheim;

•	did not form a view or opinion as to whether any individual analysis or factor, whether positive or negative, considered in isolation, supported or failed to support its opinion;

•	considered the results of all of its financial analyses and did not attribute any particular weight to any one analysis or factor; and

•

ultimately arrived at its opinion based on the results of all of its financial analyses assessed as a whole and believes that the totality of the factors considered and the various financial analyses performed by Guggenheim in connection with its opinion operated collectively to support its determination as to the fairness, from a financial point of view and as of the date of such opinion, of the Exchange Ratio, to Middleby.

With respect to the financial analyses performed by Guggenheim in connection with rendering its opinion:

•

Such financial analyses, particularly those based on estimates and projections, are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by these analyses.

•

None of the selected precedent merger and acquisition transactions used in the selected precedent merger and acquisition transactions analysis described below is identical or directly comparable to the Merger, and none of the selected publicly traded companies used in the selected publicly traded companies analysis described below is identical or directly comparable to Middleby or Welbilt. However, such transactions and companies were selected by Guggenheim, among other reasons, because they involved target companies or represented publicly traded companies which may be considered broadly similar, for purposes of Guggenheim’s financial analyses, to Middleby and Welbilt based on Guggenheim’s familiarity with the commercial foodservice equipment, food processing equipment and residential kitchen equipment sectors.

•

In any event, selected precedent merger and acquisition transactions analysis and selected publicly traded comparable companies analysis are not mathematical. Rather, such analyses involve complex considerations and judgments concerning the differences in business, financial, operating and capital markets-related characteristics and other factors regarding the selected precedent merger and acquisition transactions to which the Merger was compared and the selected publicly traded companies to which Middleby and Welbilt were compared.

•	Such financial analyses do not purport to be appraisals or to reflect the prices at which any securities may trade at the present time or at any time in the future.

Certain Definitions

Throughout this “Summary of Financial Analyses,” the following financial terms are used in connection with Guggenheim’s various financial analyses:

•	“CY” means calendar year.

•	“EBITDA” means the relevant company’s operating earnings before interest, taxes, depreciation and amortization.

•	“EBITDA multiple” represents the relevant company’s enterprise value divided by its historical or projected EBITDA.

•

“Enterprise value” represents the relevant company’s market capitalization plus (i) the principal or face amount of total debt and preferred stock and (ii) the book value of any non-controlling/minority interests less (iii) cash, cash equivalents, short- and long-term marketable investments and certain other cash-like items.

•	“LTM” means latest twelve months.

•	“SBC” means stock-based compensation.

•	“Unlevered free cash flow” or “ULFCF” means the relevant company’s after-tax unlevered operating cash flow minus capital expenditures and changes in working capital.

•	“VWAP” means volume-weighted average share price over the indicated period of time.

Implied Merger Premia Analysis

Guggenheim reviewed and analyzed the premia paid in the stock-for-stock mergers in which stockholders of a publicly-traded U.S. target owned 20-30% of the pro forma combined company and that have been announced since November 2010. Guggenheim calculated, among other things, the deal premium for each transaction at the unaffected last closing price prior to announcement, 10-day VWAP prior to announcement and 30-day VWAP prior to announcement, and selected a reference range of 20.0% to 30.0% of the unaffected 10-day VWAP. Based on the 10-day VWAP of Welbilt’s stock price of $15.80 on April 16, 2021, Guggenheim calculated an overall reference range of $18.96 – $20.54 for informational reference purposes.

Welbilt Financial Analyses

Recap of Welbilt Financial Analyses. In evaluating Welbilt in connection with rendering its opinion, Guggenheim performed various financial analyses which are summarized in the table below and described in more detail elsewhere herein, including selected publicly traded comparable companies analysis, selected precedent merger and acquisition transactions analysis, and discounted cash flow analysis. Solely for informational reference purposes, Guggenheim also reviewed the Implied Merger Premia Analysis described above.

Recap of Welbilt Financial Analyses

Merger Price per Share (based on Middleby’s 10-Day VWAP)	$20.38
Last Closing Welbilt Share Price	$15.98

	Reference Range for Welbilt Valuation
Financial Analyses	Low (before / after SBC)	High (before / after SBC)
Selected Publicly Traded Companies Analysis:
CY2019A EBITDA	$16.33 / $16.69	$26.53 / $26.64
Middleby View of Welbilt Standalone CY2021E EBITDA	16.17 / 17.08	22.93 / 22.01
Middleby View of Welbilt Standalone CY2022E EBITDA	15.85 / 16.10	21.41 / 20.61
Selected Precedent M&A Transactions Analysis	$17.35	$22.45
Discounted Cash Flow Analysis:
Middleby View of Welbilt Standalone	$10.12	$17.89
Middleby View of Welbilt Integrated	16.03	26.42

For Informational Reference Purposes
Implied Merger Premia Analysis	$18.96	$20.54

Welbilt Selected Publicly Traded Companies Analysis. Guggenheim reviewed and analyzed Welbilt’s historical stock price performance, trading metrics and historical and projected/forecasted financial performance compared to corresponding data for publicly traded companies in the commercial foodservice equipment sector that Guggenheim deemed relevant for purposes of this analysis. Guggenheim calculated, among other things, various public market trading multiples for Middleby and the selected publicly traded companies, which are summarized in the table below:

Welbilt Selected Publicly Traded Companies Analysis

	Trading Enterprise Value / CY 2019A Adj. EBITDA(1) (before / after SBC Expense)	Trading Enterprise Value / CY 2021E Adj. EBITDA(1) (before / after SBC Expense)	Trading Enterprise Value / CY 2022E Adj. EBITDA(1) (before / after SBC Expense)
Selected Commercial Foodservice Equipment Peers
ITW	19.9x / 20.1x	19.6x / 19.8x	18.3x / 18.5x
Dover	17.1 / 17.5	15.9 / 16.2	15.0 / 15.2
Hoshizaki	14.7 / 14.7	20.4 / 20.4	17.6 / 17.6
Electrolux Professional	11.8 / 11.8	16.2 / 16.2	11.7 / 11.7
Rational	31.3 / 31.3	51.8 / 51.8	37.9 / 37.9
Statistical Median(2)	15.9x / 16.1x	17.9x / 18.0x	16.3x / 16.4x

Middleby	17.8x / 18.1x	17.6x / 18.5x	15.7x / 16.4x

(1)

Represents EBITDA before and after giving effect to stock-based compensation expense. Middleby metrics reflect Middleby management Base Case projections. Comparable company metrics reflect Wall Street Consensus derived from FactSet and available broker research reports as of April 16, 2021, and historical information per public SEC filings. Comparable company metrics include unfunded pension liability and relevant IFRS adjustments, and do not include the present value of tax benefits.

(2)	Rational is excluded from the Commercial Foodservice Equipment median range.

In performing its selected publicly traded companies analysis with respect to Welbilt, Guggenheim selected a reference range of adjusted EBITDA multiples of (i) 12.5x to 17.5x (before SBC) and 13.0x to 18.0x (after SBC) for CY2019A adjusted EBITDA, (ii) 15.0x to 19.0x (before SBC) and 16.0x to 19.0x (after SBC) for CY2021E adjusted EBITDA, and (iii) 13.5x to 16.5x (before SBC) and 14.0x to 16.5x (after SBC) for CY2022E adjusted EBITDA. Guggenheim’s selected publicly traded companies analysis resulted in an overall reference range for purposes of evaluating Welbilt’s common stock on a stand-alone public market trading basis of (i) $16.33 – $26.53 per share (before SBC) and $16.69 – $26.64 per share (after SBC) based on CY2019A adjusted EBITDA, (ii) $16.17 – $22.93 per share (before SBC) and $17.08 – $22.01 per share (after SBC) based on CY2021E adjusted EBITDA using the Middleby View of Welbilt Standalone Case projections and (iii) $15.85 – $21.41 per share (before SBC) and $16.10 – $20.61 per share (after SBC) based on CY2022E adjusted EBITDA using the Middleby View of Welbilt Standalone Case projections.

Welbilt Selected Precedent Merger and Acquisition Transactions Analysis. Guggenheim reviewed and analyzed certain financial metrics associated with selected precedent merger and acquisition transactions in the industrial kitchen equipment industry that Guggenheim deemed relevant for purposes of this analysis. Guggenheim calculated, among other things and to the extent publicly available, certain implied change-of-control transaction multiples for the selected precedent merger and acquisition transactions (based on Wall Street equity research consensus estimates, each company’s most recent publicly available financial filings and certain other publicly available information, but excluding stock based compensation), which are summarized in the table below:

Selected Precedent Merger and Acquisition (M&A) Transactions Analysis

Date Announced	Acquirer	Target	Transaction Enterprise Value / LTM EBITDA
April 2008	Manitowoc	Enodis	12.0x
May 2016	Groupe SEB	WMF Group	16.2
January 2018	Duravant	Key Technology	13.4
May 2018	Middleby	Taylor	13.1(1)
April 2019	JBT	ProSeal	17.4
March 2021	De’Longhi	Eversys	12.5x

Statistical Summary
25th Percentile			12.4x
Mean			14.1
Median			13.3
75th Percentile			16.5x

(1)

Multiple calculated by netting the present value of tax benefits relating to the step-up in tax basis arising from the transaction. On a gross basis without such adjustment, the multiple was 15.4x 2017A EBITDA.

In performing its selected precedent merger and acquisition transactions analysis with respect to Welbilt, Guggenheim selected a reference range of transaction multiples for purposes of evaluating Welbilt based on a transaction enterprise value / LTM EBITDA multiple range of 13.0x – 15.5x based on CY2019A EBITDA.

Guggenheim’s selected precedent merger and acquisition transactions analysis resulted in an overall reference range of $17.35 – $22.45 per share for purposes of evaluating Welbilt’s common stock in the context of a business combination transaction.

Welbilt Discounted Cash Flow Analyses. Guggenheim performed discounted cash flow analyses of Welbilt based on the forecasted after-tax unlevered free cash flows (after deduction of stock-based compensation) for Welbilt and an estimate of its terminal/continuing value at the end of the forecast horizon.

In performing its discounted cash flow analyses with respect to Welbilt:

•

Guggenheim performed a separate analysis utilizing each of (i) the Middleby View of the Welbilt Standalone Case projections and (ii) the Middleby view of the Welbilt Integrated Case projections, in each case as provided and approved for Guggenheim’s use by Middleby’s senior management.

•	Guggenheim used a discount rate range of 7.75% – 9.25% based on its estimate of Welbilt’s weighted average cost of capital.

•

In estimating Welbilt’s terminal/continuing value, Guggenheim used a reference range of perpetual growth rates of Welbilt’s terminal year normalized after-tax unlevered free cash flow of 2.50% – 3.00%. The terminal/continuing values implied by the foregoing perpetual growth rate reference range were cross-checked for reasonableness by reference to Welbilt’s implied terminal year EBITDA multiples.

Guggenheim’s discounted cash flow analyses for purposes of evaluating the Middleby Common Stock resulted in an overall reference range of $10.12 – $17.89 per share utilizing the Middleby View of the Welbilt Standalone Case projections and an overall reference range of $16.03 – $26.42 per share utilizing the Middleby View of the Welbilt Integrated Case projections.

Middleby Stand-Alone Financial Analyses

Recap of Middleby Stand-Alone Financial Analyses. In evaluating Middleby in connection with rendering its opinion, Guggenheim performed various financial analyses which are summarized in the table below and described in more detail elsewhere herein, including selected publicly traded companies analysis and discounted cash flow analyses.

Recap of Middleby Stand-Alone Financial Analyses

Reference Range for Middleby on a Stand-Alone Basis
	Low (before / after SBC)	High (before / after SBC)
Selected Publicly Traded Companies Analyses:
CY2019A Adj. EBITDA	$108.48 / $112.29	$165.48 / $168.56
CY2021E Adj. EBITDA	139.40 / 141.53	185.64 / 174.44
CY2022E Adj. EBITDA	140.97 / 139.95	179.86 / 171.02

Discounted Cash Flow Analyses	$104.38	$162.11

Middleby Selected Publicly Traded Companies Analysis. Guggenheim reviewed and analyzed Middleby’s historical stock price performance, trading metrics and historical and projected/forecasted financial performance compared to corresponding data for publicly traded companies in the commercial foodservice equipment, food processing equipment and residential kitchen equipment sectors that Guggenheim deemed relevant for purposes of this analysis. Guggenheim calculated, among other things, various public market trading multiples for Welbilt and the selected publicly traded companies, which are summarized in the table below:

Middleby Selected Publicly Traded Companies Analysis

	Trading Enterprise Value / CY 2019A Adj. EBITDA(1) (before / after SBC Expense)	Trading Enterprise Value / CY 2021E Adj. EBITDA(1) (before / after SBC Expense)	Trading Enterprise Value / CY 2022E Adj. EBITDA(1) (before / after SBC Expense)
Selected Commercial Foodservice Equipment Peers
ITW	19.9x / 20.1x	19.6x / 19.8x	18.3x / 18.5x
Dover	17.1 / 17.5	15.9 / 16.2	15.0 / 15.2
Hoshizaki	14.7 / 14.7	20.4 / 20.4	17.6 / 17.6
Electrolux Professional	11.8 / 11.8	16.2 / 16.2	11.7 / 11.7
Rational	31.3 / 31.3	51.8 / 51.8	37.9 / 37.9
Statistical Median(2)	15.9x / 16.1x	17.9x / 18.0x	16.3x / 16.4x

Selected Food Processing Equipment Peers
Marel	21.9x / 22.1x	18.6x / 18.9x	16.3x / 16.4x
JBT	16.3 / 16.8	16.8 / 17.4	15.0x / 15.5
Statistical Median	19.1x / 19.5x	17.7x / 18.1x	15.6x / 16.0x

Selected Residential Kitchen Equipment Peers
Breville	30.0x / 30.7x	21.2x / 21.5x	18.6x / 18.9x
SEB	11.3 / 11.4	11.6 / 11.7	10.6 / 10.8
Whirlpool	9.3 / 9.6	7.6 / 7.8	7.7 / 7.8
Statistical Median	11.3x / 11.4x	11.6x / 11.7x	10.6x / 10.8x

Welbilt	12.3x / 12.6x	14.9x / 15.3x	13.6x / 13.9x

(1)

Represents EBITDA before and after giving effect to stock-based compensation expense. Welbilt metrics reflect Middleby View of Welbilt Standalone Case projections. Comparable company metrics reflect Wall Street Consensus derived from FactSet and available broker research reports as of April 16, 2021, and historical information per public SEC filings. Comparable company metrics include unfunded pension liability and relevant IFRS adjustments, and do not include the present value of tax benefits.

(2)	Rational is excluded from the Commercial Foodservice Equipment median range.

In performing its selected publicly traded companies analysis with respect to Middleby, Guggenheim selected a reference range of adjusted EBITDA multiples of (i) 12.5x to 17.5x (before SBC) and 13.0x to 18.0x (after SBC) for CY2019A adjusted EBITDA, (ii) 15.0x to 19.0x (before SBC) and 16.0x to 19.0x (after SBC) for CY2021E adjusted EBITDA, and (iii) 13.5x to 16.5x (before SBC) and 14.0x to 16.5x (after SBC) for CY2022E adjusted EBITDA. Guggenheim’s selected publicly traded companies analysis of Middleby resulted in an overall reference range for purposes of evaluating Middleby’s common stock on a stand-alone public market trading basis of (i) $108.48 – $165.48 per share (before SBC) and $112.29 – $168.56 per share (after SBC) based on CY2019A adjusted EBITDA, (ii) $139.40 – 185.64 per share (before SBC) and $141.53 – $174.44 per share (after SBC) based on CY2021E adjusted EBITDA from the Middleby Base Case projections and (iii) $140.97 – $179.86 per share (before SBC) and $139.95 – $171.02 per share (after SBC) based on CY2022E adjusted EBITDA from the Middleby Base Case projections.

Middleby Discounted Cash Flow Analyses. Guggenheim performed stand-alone discounted cash flow analyses of Middleby based on forecasted after-tax unlevered free cash flows (after deduction of stock-based compensation) for Middleby and an estimate of its terminal/continuing value at the end of the forecast horizon.

In performing its discounted cash flow analyses with respect to Middleby:

•	Guggenheim utilized the Middleby Base Case projections as provided and approved for Guggenheim’s use by Middleby’s senior management.

•	Guggenheim used a discount rate range of 7.50% – 9.00% based on its estimate of Middleby’s weighted average cost of capital.

•

In estimating Middleby’s terminal/continuing value, Guggenheim used a reference range of perpetual growth rates of Middleby’s terminal year normalized after-tax unlevered free cash flow of 2.50% – 3.00%. The terminal/continuing values implied by the foregoing perpetual growth rate reference range were cross-checked for reasonableness by reference to Middleby’s implied terminal year EBITDA multiples.

Guggenheim’s discounted cash flow analyses resulted in an overall reference range of $104.38 – $162.11 per share for purposes of evaluating Middleby’s common stock on a stand-alone intrinsic-value basis.

Implied Exchange Ratio Analysis

In assessing the Welbilt/Middleby merger exchange ratio, Guggenheim derived valuation ranges for the common shares of Middleby and Welbilt, respectively, using the financial methodologies described above under the captions “Middleby Discounted Cash Flow Analyses,” “Middleby Selected Publicly Traded Companies Analysis,” “Welbilt Discounted Cash Flow Analyses” and “Welbilt Selected Publicly Traded Companies Analysis.”

The following table summarizes the implied exchange ratios derived using each of foregoing financial methodologies. With respect to any given range of implied exchange ratios, the high implied exchange ratio assumes the maximum Welbilt per share equity value and minimum Middleby per share equity value, while the low implied exchange ratio assumes the minimum Welbilt per share equity value and maximum Middleby per share equity value.

Implied Exchange Ratio Analysis

Welbilt/Middleby Merger Exchange Ratio	0.1240

	Implied Exchange Ratio
	Low (before / after SBC)	High (before / after SBC)
Selected Publicly Traded Companies Analysis
CY2019A Adj. EBITDA	0.0987 / 0.0990	0.2446 / 0.2372
CY2021E Adj. EBITDA (Middleby Base Case and Middleby View of Welbilt Integrated Case)	0.0871 / 0.0979	0.1645 / 0.1555
CY2022E Adj. EBITDA (Middleby Base Case and Middleby View of Welbilt Integrated Case)	0.0881 / 0.0941	0.1519 / 0.1473

Discounted Cash Flow Analyses
Middleby Base Case and Middleby View of Welbilt Standalone Case	0.0624	0.1714
Middleby Base Case and Middleby View of Welbilt Integrated Case	0.0989	0.2532

Guggenheim’s implied exchange ratio analyses resulted in an implied exchange ratio reference range of 0.0624 – 0.2532, as compared to the Merger Exchange Ratio of 0.1240.

Other Considerations

Except as described in the summary above, Middleby did not provide specific instructions to, or place any limitations on, Guggenheim with respect to the procedures to be followed or factors to be considered in performing its financial analyses, or providing its opinion. The type and amount of consideration payable in the Merger were determined through negotiations between Middleby and Welbilt and were approved by the Middleby Board. The decision to enter into the Merger Agreement was solely that of the Middleby Board. Guggenheim’s opinion was just one of the many factors taken into consideration by the Middleby Board. Consequently, Guggenheim’s financial analyses should not be viewed as determinative of the decision of the Middleby Board with respect to the fairness, from a financial point of view, to Middleby of the Exchange Ratio.

Pursuant to the terms of Guggenheim’s engagement, Middleby has agreed to pay Guggenheim a cash transaction fee of $17 million $3.5 million of which was previously paid upon the delivery of Guggenheim’s opinion and the remainder of which will become payable upon the consummation of the Merger. In the event that Middleby is paid any break-up, termination or similar fee or payment in connection with a termination of the Merger Agreement, Middleby has agreed to pay Guggenheim a cash fee equal to 17.5% of such amount, which fee will not exceed 50% of the transaction fee payable in connection with the consummation of the Merger and against which the $3.5 million opinion fee will be credited. In addition, Middleby has agreed to reimburse Guggenheim for certain expenses and to indemnify Guggenheim against certain liabilities arising out of its engagement.

Aside from its current engagement by Middleby and in connection with Middleby’s convertible senior notes offering which closed in August 2020 in respect of which Guggenheim acted as a joint bookrunner and received a fee of $1.2 million, Guggenheim has not been previously engaged during the past two years by Middleby, nor has Guggenheim been previously engaged during the past two years by Welbilt, to provide financial advisory, capital markets or other investment banking services for which Guggenheim received fees. Guggenheim may seek to provide Middleby and Welbilt and their respective affiliates with certain financial advisory and investment banking services unrelated to the Merger in the future, for which services Guggenheim would expect to receive compensation.

Guggenheim and its affiliates and related entities engage in a wide range of financial services activities for its and their own accounts and the accounts of customers, including but not limited to: asset, investment and wealth management; insurance services; investment banking, corporate finance, mergers and acquisitions and restructuring; merchant banking; fixed income and equity sales, trading and research; and derivatives, foreign exchange and futures. In the ordinary course of these activities, Guggenheim and its affiliates and related entities may (i) provide such financial services to Middleby, Welbilt, other participants in the Merger and their respective affiliates, for which services Guggenheim and its affiliates and related entities may have received, and may in the future receive, compensation and (ii) directly and indirectly hold long and short positions, trade and otherwise conduct such activities in or with respect to loans, debt and equity securities and derivative products of or relating to Middleby, Welbilt or their respective affiliates. Furthermore, Guggenheim and its affiliates and related entities and its or their respective directors, officers, employees, consultants and agents may have investments in Middleby, Welbilt or their respective affiliates.

Consistent with applicable legal and regulatory guidelines, Guggenheim has adopted certain policies and procedures to establish and maintain the independence of its research departments and personnel. As a result, Guggenheim’s research analysts may hold views, make statements or investment recommendations and publish research reports with respect to Middleby, Welbilt or their respective affiliates and the Merger that differ from the views of Guggenheim’s investment banking personnel.

Recommendation of the Welbilt Board and its Reasons for the Merger

By unanimous vote, the Welbilt Board, at a meeting held on April 20, 2021, among other things, (i) determined that the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement were advisable and fair to, and in the best interests of, Welbilt and the Welbilt stockholders, (ii) approved, authorized, adopted and declared advisable the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement and (iii) resolved to recommend that the Welbilt stockholders vote in favor of the adoption of the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement. The Welbilt Board unanimously recommends that Welbilt stockholders vote “FOR” the Merger Proposal.

In evaluating the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement, the Welbilt Board consulted with Welbilt’s senior management, outside legal counsel and financial advisor. The Welbilt Board determined that entering into the Merger Agreement with Middleby was in the best interests of Welbilt and its stockholders. In arriving at this determination and in recommending that the Welbilt stockholders vote their shares of Welbilt Common Stock in favor of adoption of the Merger Agreement, the Welbilt Board considered a number of factors, including the following factors (not necessarily in order of relative importance) which the Welbilt Board viewed as being generally positive or favorable in coming to its determination, approval and related recommendation:

•

The Welbilt Board’s belief that the Merger will create a premier food equipment company with complementary product portfolios of leading brands, which will enhance customer service and benefit stockholders by creating long-term growth potential.

•	The Merger will result in a combined company with a larger global footprint with expanded operations in high-growth regions.

•

The expectation that the Merger will result in operational improvement that will drive approximately $100 million of anticipated annual cost synergies expected to be fully realized by the third year following the Closing, with an additional $20 million in Welbilt standalone Business Transformation Program annual improvement.

•	The Merger is expected to be immediately accretive to the combined company’s adjusted earnings per share with greater than 10% annual accretion by the second year following the Closing.

•

The Welbilt Board’s belief that the Merger will create a combined company that can generate significant free cash flow to support strategic investments in new products, the pursuit of potential strategic transactions and potential execution of stock buybacks.

•

The Exchange Ratio in the Merger is fixed and will not fluctuate as a result of changes in the market value of Middleby Common Stock or Welbilt Common Stock, which provides certainty as to the respective pro forma percentage ownership of the combined company and limits the impact of external factors on the Merger.

•

The merger consideration, consisting of shares of Middleby Common Stock, which will be listed for trading on the NASDAQ, continues to provide liquidity for Welbilt stockholders desiring to liquidate their investment after the Merger.

•

The strategic combination with Middleby will allow the Welbilt stockholders to have a meaningful ownership interest in the combined company, with an expected pro forma ownership of approximately 24%, and allow certain continuing Welbilt officers and directors to participate in the execution of the strategy and business plan of the combined company through the appointment of two Welbilt directors, William C. Johnson and Cynthia M. Egnotovich, to the Middleby Board following the Closing.

•

The Welbilt Board considered, with the assistance of Welbilt’s management and advisors, the potential for and benefits of alternative transactions or remaining as a standalone company, and believed that it was unlikely that an alternative transaction or remaining as a standalone company would provide more long-term value to the Welbilt stockholders than the Merger.

•

The Welbilt Board’s and management’s knowledge of the business, product portfolio, operations, financial condition, earnings and prospects of Welbilt and Middleby, taking into account the results of Welbilt’s due diligence review of Middleby, as well as its and their knowledge of the current and prospective environment in which Welbilt and Middleby operate, including economic and market conditions.

•

The strong track record of both companies’ management teams as experienced acquirers and proven integrators is expected to facilitate an effective and timely integration of the two companies’ operations.

•

The Welbilt Board considered the terms of the Merger Agreement related to Welbilt’s ability to respond to unsolicited acquisition proposals and determined that third parties would be unlikely to be deterred from making a competing proposal by the provisions of the Merger Agreement, including because the Welbilt Board may, under certain circumstances, furnish information or enter into discussions in connection with an acquisition proposal if necessary to comply with their fiduciary duties. In this regard, the Welbilt Board considered that:

•

subject to its compliance with the Merger Agreement and prior to the adoption of the Merger Agreement by the Welbilt stockholders, the Welbilt Board can change its recommendation to the Welbilt stockholders with respect to the adoption of the Merger Agreement if, among other things, it determines that such proposal constitutes or would reasonably be expected to lead to a superior proposal with respect to Welbilt; and

•

while the Merger Agreement contains the Welbilt Termination Fee that Welbilt would be required to pay to Middleby in certain circumstances, the Welbilt Board believed that the Welbilt Termination Fee is reasonable in light of such circumstances and the overall terms of the Merger Agreement, consistent with fees in comparable transactions, and not preclusive of other offers. For further discussion regarding the circumstances in which Welbilt would be required to pay the Welbilt Termination Fee to Middleby, please see “The Merger Agreement—Termination Fee” beginning on page 148.

•

The fact that upon termination of the Merger Agreement in certain circumstances, Middleby would be required to pay to Welbilt the Middleby Termination Fee or the Reverse Termination Fee, as applicable, that would help offset some of the costs of the transaction as further described in the section entitled “The Merger Agreement—Termination Fee.”

•

The fact that if the Merger Agreement is terminated by either party because Middleby stockholders do not approve the Stock Issuance Proposal, then Middleby has agreed to reimburse Welbilt for its costs, fees and expenses incurred in connection with the transactions contemplated by the Merger Agreement up to a maximum of $20 million, as further described in the section entitled “The Merger Agreement—Expenses in connection with a Termination.”

•	The support of the Merger by the Icahn Stockholders, as evidenced by the Icahn Stockholder’s execution of the Icahn Support Agreement.

•

The fact that the Merger is intended to qualify as a “reorganization” within the meaning of Section 368(a) of the Code for U.S. federal income tax purposes with the result that U.S. holders of shares of Welbilt Common Stock generally will not recognize any gain or loss for U.S. federal income tax purposes upon receipt of any portion of the merger consideration delivered in the form of Middleby Common Stock.

•

The oral opinion of Morgan Stanley, which was subsequently confirmed by the delivery of a written opinion, dated April 20, 2021, to the effect that, as of such date, and based upon and subject to the various assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of the review undertaken by Morgan Stanley as set forth in its written opinion, the exchange ratio pursuant to the Merger Agreement was fair from a financial point of view to the holders of shares of Welbilt Common Stock, as more fully described below under the heading “—Opinion of Welbilt’s Financial Advisor.”

•

The Welbilt Board reviewed, in consultation with Welbilt’s legal advisors, and considered that the terms of the Merger Agreement, taken as a whole, including the parties’ representations, warranties and covenants and the circumstances under which the Merger Agreement may be terminated, in its belief, are reasonable. The Welbilt Board also reviewed and considered the limited number and nature of the conditions to the completion of the Merger, including customary regulatory approvals.

The Welbilt Board also considered and balanced against the potentially positive factors a number of uncertainties, risks and factors it deemed generally negative or unfavorable in making its determination, approval and related recommendation, including the following (not necessarily in order of relative importance):

•	The fact that the Welbilt stockholders will not receive cash in the transaction even though certain of the Welbilt stockholders may desire liquidity.

•

The fact that, after the Merger, Welbilt stockholders will have a significantly lower ownership and voting interest in the combined company than they currently have in Welbilt and will exercise less influence over management.

•

The ability of Middleby, under specified circumstances, to terminate the Merger Agreement in order to enter into an agreement providing for the implementation of a Middleby Superior Proposal upon payment by Middleby to Welbilt of the Middleby Termination Fee or the Reverse Termination Fee, as applicable, or an expense amount of up to $20 million; for more information, see “The Merger Agreement—Termination of the Merger Agreement” beginning on page 146.

•

Welbilt’s obligation to pay to Middleby the Welbilt Termination Fee or an expense amount of up to $20 million if the Merger Agreement is terminated under specified circumstances; for more information, see “The Merger Agreement—Termination of the Merger Agreement” beginning on page 146.

•

Notwithstanding the likelihood of the Merger being completed, the Merger may not be completed, or that completion may be unduly delayed, including because Welbilt stockholders may not approve the Merger and the other transactions contemplated by the Merger Agreement, the Middleby stockholders may not approve the Stock Issuance Proposal, applicable regulatory approvals may not be obtained or because of reasons beyond the control of Welbilt and Middleby.

•

The possibility that governmental entities may oppose or refuse to grant regulatory clearances of the Merger or impose conditions on Welbilt and Middleby prior to approving the Merger that may adversely impact the ability of the combined company to realize the anticipated benefits that are projected to occur in connection with the Merger.

•

The impact that failure to complete or delays in completing the Merger and the other transactions contemplated by the Merger Agreement could have on the trading price of shares of Welbilt Common Stock and Welbilt’s operating results.

•	The cost savings, cost synergies and other benefits to the Welbilt stockholders that are expected to result from the Merger might not be fully realized or not realized at all.

•

The challenges of integrating the businesses, management teams, strategies and organizations of Welbilt and Middleby, including the possibility that the Merger and resulting integration process could result in the disruption of ongoing business.

•

The substantial costs to be incurred in connection with the transaction, including the transaction expenses arising from the Mergers and the costs of integrating the businesses of Welbilt and Middleby.

•

The restrictions on the conduct of Welbilt’s business during the period between the execution of the Merger Agreement and the consummation of the Merger; for more information, see “The Merger Agreement—Conduct of Business Prior to the Effective Time.”

•	The diversion of management focus and resources from operational matters and other strategic opportunities while working to implement the Merger.

•	The combined company may be unable to retain key employees.

•	The fixed exchange ratio will not adjust to compensate for any increase in the trading price of Welbilt Common Stock prior to the consummation of the Merger.

•	Other matters described in the sections entitled “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements.”

The Welbilt Board considered all of these factors as a whole, as well as others, and, on balance, concluded that the potential benefits of the Merger to Welbilt stockholders outweighed the risks, uncertainties, restrictions and potentially negative factors associated with the Merger.

The foregoing discussion of factors considered by the Welbilt Board is not intended to be exhaustive, but is meant to include material factors considered by the Welbilt Board. The Welbilt Board collectively reached the conclusion to approve the Merger Agreement in light of the various factors described above and other factors that the members of the Welbilt Board believed were appropriate. In light of the variety of factors considered in connection with its evaluation of the Merger, the Welbilt Board did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determinations and recommendations. Moreover, each member of the Welbilt Board applied his or her own personal business judgment to the process and may have given different weight to different factors. The Welbilt Board did not undertake to make any specific determination as to whether any factor, or any particular aspect of any factor, supported or did not support its ultimate determination. The Welbilt Board based its recommendation on the totality of the information available to it, including discussions with Welbilt’s management and outside legal and financial advisors.

It should be noted that this explanation of the reasoning of the Welbilt Board and certain information presented in this section is forward-looking in nature and should be read in light of the factors set forth in “Cautionary Statement Regarding Forward-Looking Statements” beginning on page 48.

Opinion of Welbilt’s Financial Advisor

Welbilt retained Morgan Stanley to act as financial advisor to the Welbilt Board in connection with the proposed Merger. The Welbilt Board selected Morgan Stanley to act as its financial advisor based on Morgan Stanley’s qualifications, expertise and reputation, its knowledge of, and involvement in, recent transactions in the industry, and its knowledge of Welbilt’s business and affairs. At the meeting of the Welbilt Board on April 20, 2021, Morgan Stanley rendered its oral opinion, subsequently confirmed in writing, that as of such date, and based upon and subject to the various assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of the review undertaken by Morgan Stanley as set forth in the written opinion, the exchange ratio pursuant to the Merger Agreement was fair from a financial point of view to the holders of shares of Welbilt Common Stock.

The full text of the written opinion of Morgan Stanley, dated as of April 20, 2021, which sets forth, among other things, the various assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of the review undertaken by Morgan Stanley in rendering its opinion, is attached to this joint proxy statement/prospectus as Annex C. You are encouraged to read the opinion carefully and in its entirety. Morgan Stanley’s opinion was rendered for the benefit of the Welbilt Board, in its capacity as such, and addressed only the fairness from a financial point of view, as of the date of such opinion, of the Exchange Ratio to the holders of shares of Welbilt Common Stock. Morgan Stanley’s opinion did not address any other aspects or implications of the Merger, including the relative merits of the Merger as compared to any other alternative business transaction, or other alternatives, the prices at which shares of Middleby Common Stock or Welbilt Common Stock would trade following consummation of the Merger or at any time, or the fairness of the amount or nature of the compensation to any officers, directors or employees of Welbilt, or any class of such persons, relative to the consideration to be received by the holders of shares of Welbilt Common Stock pursuant to the Merger. Morgan Stanley did not express any opinion or recommendation as to how the stockholders of Middleby or Welbilt should vote at the stockholders’

meetings to be held in connection with the Merger. The summary of the opinion of Morgan Stanley set forth below is qualified in its entirety by reference to the full text of the opinion.

In connection with rendering its opinion, Morgan Stanley, among other things:

•	reviewed certain publicly available financial statements and other business and financial information of Welbilt and Middleby, respectively;

•	reviewed certain internal financial statements and other financial and operating data concerning Welbilt and Middleby, respectively;

•

reviewed certain financial projections prepared by the managements of Welbilt and Middleby, respectively, and certain extrapolations of such financial projections prepared at the direction of Welbilt (which financial projections and extrapolations were reviewed and approved for Morgan Stanley’s use by the management of Welbilt, and which are referred to herein as the “Welbilt Management Forecasted Financial Information” and the “Welbilt View of Middleby Management Forecasted Financial Information”, respectively, and collectively as the “Welbilt View of Management Forecasted Financial Information”);

•

reviewed certain financial projections prepared at the direction of Welbilt, which were based on a consensus of publicly available Wall Street equity research financial forecasts, and certain extrapolations of such financial projections prepared at the direction of Welbilt (which financial projections and extrapolations were reviewed and approved for Morgan Stanley’s use by the management of Welbilt, and which are referred to herein as the “Welbilt Consensus Forecasted Financial Information of Welbilt” and the “Welbilt Consensus Forecasted Financial Information of Middleby”, respectively, and collectively as the “Welbilt Consensus Forecasted Financial Information” (together with the Welbilt View of Management Forecasted Financial Information, the “Welbilt Forecasted Financial Information”));

•

reviewed information relating to certain strategic, financial and operational benefits anticipated from the Merger, prepared by the management of Middleby (which were reviewed and approved for Morgan Stanley’s use by the management of Welbilt, and which are referred to herein as the “estimated synergies”);

•	discussed the past and current operations and financial condition and the prospects of Welbilt, including information relating to the estimated synergies, with senior executives of Welbilt;

•	discussed the past and current operations and financial condition and the prospects of Middleby, including information relating to the estimated synergies, with senior executives of Middleby;

•	reviewed the pro forma impact of the Merger on Middleby’s earnings per share, cash flow, consolidated capitalization and certain financial ratios;

•	reviewed the reported prices and trading activity for Welbilt Common Stock and Middleby Common Stock;

•

compared the financial performance of Welbilt and Middleby and the prices and trading activity of Welbilt Common Stock and Middleby Common Stock with that of certain other publicly-traded companies comparable with Welbilt and Middleby, respectively, and their securities;

•	reviewed the financial terms, to the extent publicly available, of certain comparable transactions;

•	participated in certain discussions and negotiations among representatives of Welbilt and Middleby and their financial and legal advisors;

•	reviewed the Merger Agreement and certain related documents; and

•	performed such other analyses, reviewed such other information and considered such other factors as Morgan Stanley deemed appropriate.

In arriving at its opinion, Morgan Stanley assumed and relied upon, without independent verification, the accuracy and completeness of the information that was publicly available or supplied or otherwise made available to Morgan Stanley by Welbilt and Middleby, and formed a substantial basis for its opinion. With respect to the Welbilt View of Management Forecasted Financial Information, including information relating to the estimated synergies, Morgan Stanley assumed that they had been reasonably prepared on bases reflecting the best currently available estimates and judgments of the respective managements of Welbilt and Middleby of the future financial performance of Welbilt and Middleby, as applicable, and of such estimated synergies (including the amount, timing and achievability thereof). With respect to the Welbilt Consensus Forecasted Financial Information, Morgan Stanley assumed that the Welbilt Consensus Forecasted Financial Information is a reasonable basis upon which to evaluate the business and financial prospects of Welbilt and Middleby, respectively. Morgan Stanley assumed no responsibility for and expressed no view as to the Welbilt Forecasted Financial Information or the estimated synergies or the assumptions on which they are based. Morgan Stanley relied upon, without independent verification, the assessment by the managements of Welbilt and Middleby of: (i) the estimated synergies (including the amount, timing and achievability thereof); (ii) the timing and risks associated with the integration of Welbilt and Middleby; (iii) their ability to retain key employees of Welbilt and Middleby, respectively; and (iv) the validity of, and risks associated with, Welbilt’s and Middleby’s existing and future technologies, intellectual property, products, services and business models. Based on its discussions with Welbilt and at Welbilt’s direction, Morgan Stanley used the Welbilt Forecasted Financial Information and the estimated synergies for purposes of its analyses and its opinion. In addition, Morgan Stanley assumed that the Merger will be consummated in accordance with the terms set forth in the Merger Agreement without any waiver, amendment or delay of any terms or conditions, including, among other things, that the Merger will be treated as a tax-free reorganization, pursuant to the Code, and that the definitive Merger Agreement will not differ in any material respect from the draft thereof furnished to Morgan Stanley. Morgan Stanley assumed that in connection with the receipt of all the necessary governmental, regulatory or other approvals and consents required for the proposed Merger, no delays, limitations, conditions or restrictions would be imposed that would have a material adverse effect on the contemplated benefits expected to be derived in the proposed Merger. In arriving at its opinion, Morgan Stanley was not authorized to solicit, and did not solicit, interest from any party with respect to any acquisition, business combination or other extraordinary transaction involving Welbilt. Morgan Stanley’s opinion did not address the relative merits of the Merger as compared to any other alternative business transaction, or other alternatives, or whether or not such alternatives could be achieved or are available, nor does it address the underlying business decision of Welbilt to enter into the Merger Agreement or proceed with the Merger. Morgan Stanley is not a legal, tax or regulatory advisor. Morgan Stanley is a financial advisor only and relied upon, without independent verification, the assessment of Middleby and Welbilt and their legal, tax and regulatory advisors with respect to legal, tax and regulatory matters. Morgan Stanley expressed no opinion with respect to the fairness of the amount or nature of the compensation to any of Welbilt’s officers, directors or employees, or any class of such persons, relative to the consideration to be received by the holders of shares of Welbilt Common Stock in the transaction. Morgan Stanley did not make any independent valuation or appraisal of the assets or liabilities of Welbilt or Middleby, nor was Morgan Stanley furnished with any such valuations or appraisals. Morgan Stanley’s opinion was necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to Morgan Stanley as of, April 20, 2021. Events occurring after April 20, 2021 may affect Morgan Stanley’s opinion and the assumptions used in preparing it, and Morgan Stanley did not assume any obligation to update, revise or reaffirm its opinion.

Summary of Financial Analyses

The following is a summary of the material financial analyses performed by Morgan Stanley in connection with its oral opinion and the preparation of its written opinion dated April 20, 2021. The following summary is not a complete description of Morgan Stanley’s opinion or the financial analyses performed and factors considered by Morgan Stanley in connection with its opinion, nor does the order of analyses described represent the relative importance or weight given to those analyses. In connection with arriving at its opinion, Morgan Stanley considered all of its analyses as a whole and did not attribute any particular weight to any analysis described below. Considering any portion of such analyses and factors considered, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying Morgan Stanley’s opinion. Some of these summaries of financial analyses include information presented in tabular format. In order to fully understand the financial analyses used by Morgan Stanley, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Furthermore, mathematical analysis (such as determining the average or median) is not in itself a meaningful method of using the data referred to below.

Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before April 19, 2021, the last trading day prior to the date of the meeting of the Welbilt Board at which Morgan Stanley rendered its oral opinion. Capitalization information for each of Welbilt and Middleby, including fully-diluted number of shares, and balance sheet information were provided on April 19, 2021 by Welbilt management and Middleby management, respectively, to Morgan Stanley, and were approved by Welbilt management for Morgan Stanley’s use in its financial analyses. The various analyses summarized below were based on the closing price of $15.66 per Welbilt share as of April 19, 2021 and are not necessarily indicative of current market conditions.

In performing the financial analyses summarized below and in arriving at its opinion, Morgan Stanley used and relied upon the Welbilt Management Forecasted Financial Information, the Welbilt View of Middleby Management Forecasted Financial Information, the Welbilt Consensus Forecasted Financial Information of Welbilt and the Welbilt Consensus Forecasted Financial Information of Middleby, as more fully described in “—Welbilt Forecasted Financial Information” and “—Middleby Forecasted Financial Information,” each of which were approved by Welbilt management for Morgan Stanley’s use in connection with its financial analyses.

Public Trading Comparables Analysis

Morgan Stanley performed a public trading comparables analysis, which is designed to provide an implied value of a company by comparing it to similar companies that are publicly traded. Morgan Stanley reviewed and compared certain financial estimates for each of Welbilt and Middleby with comparable publicly available consensus equity analyst research estimates for selected companies that, in Morgan Stanley’s professional judgment, share certain similar business characteristics and have certain comparable operating characteristics including, among other things, product characteristics, similarly sized revenue and/or revenue growth rates, market capitalization, profitability, scale and/or other similar operating characteristics (which companies are referred to as the comparable companies).

In the case of applying the analysis to Welbilt, Middleby was included in the group of comparable companies. In the case of applying the analysis to Middleby, Welbilt was included in the group of comparable companies. For purposes of this analysis, Morgan Stanley analyzed the ratio of aggregate value (“AV”), which Morgan Stanley defined as fully diluted market capitalization plus total debt, plus preferred stock, plus non-controlling interest, less cash and cash equivalents (including marketable securities), to EBITDA, which Morgan Stanley defined as operating income plus depreciation and amortization plus addbacks for restructuring and other one-time costs, for the calendar year 2021, which ratio Morgan Stanley referred to as AV/2021E EBITDA, in each case, calculated with the burden of stock based compensation, which Morgan Stanley referred to as “SBC”, as further discussed below.

The below table summarizes the companies, the metrics and the multiples employed in this analysis:

Consensus AV/2021E EBITDA[1]
Welbilt	15.4x
Middleby	17.9x
Electrolux Professional AB	14.5x
Hoshizaki Corporation	18.7x
John Bean Technologies Corporation	16.9x

(1)	Welbilt and Middleby multiples based on balance sheet items as of March 31, 2021 per Welbilt management and Middleby management, respectively.

Welbilt Public Trading Comparables Analysis

Based on its analysis and its professional judgment, Morgan Stanley selected a reference range of AV/2021E EBITDA (burdened by SBC) of 14.0x–17.0x for Welbilt. Morgan Stanley applied the selected reference range to the adjusted EBITDA set forth in the Welbilt Management Forecasted Financial Information and the Welbilt Consensus Forecasted Financial Information of Welbilt. Morgan Stanley’s analysis resulted in the following implied fully diluted share prices for Welbilt Common Stock (rounded to the nearest $0.10):

AV/2021E EBITDA (burdened by SBC)	Reference Range	Implied Equity Value Per Share Range
Welbilt Management Forecasted Financial Information	14.0x–17.0x	$14.80–$19.90
Welbilt Consensus Forecasted Financial Information of Welbilt	14.0x–17.0x	$13.40–$18.30

Middleby Public Trading Comparables Analysis

Based on its analysis and its professional judgment, Morgan Stanley selected a reference range of AV/2021E EBITDA (burdened by SBC) of 16.0x–19.0x for Middleby. Morgan Stanley applied the selected reference range to the adjusted EBITDA set forth in the Middleby Management Forecasted Financial Information and the Welbilt Consensus Forecasted Financial Information of Middleby. Morgan Stanley’s analysis resulted in the following implied fully diluted share prices for Middleby Common Stock (rounded to the nearest dollar):

AV/2021E EBITDA (burdened by SBC)	Reference Range	Implied Equity Value Per Share Range
Welbilt View of Middleby Management Forecasted Financial Information	16.0x–19.0x	$154.00–$189.00
Welbilt Consensus Forecasted Financial Information of Middleby	16.0x–19.0x	$148.00–$181.00

Exchange Ratio Implied by Public Trading Comparables Analysis

Morgan Stanley then calculated the estimated implied exchange ratio range as set forth in the table below. Morgan Stanley divided the highest per share price for Welbilt Common Stock resulting from the application of the relevant multiples described above by the lowest per share price for Middleby Common Stock resulting from the application of the relevant multiples described above to derive the highest exchange ratio implied by the public trading comparables analysis. Morgan Stanley divided the lowest per share price for Welbilt Common Stock resulting from the application of the relevant multiples described above by the highest per share price for Middleby Common Stock resulting from the application of the relevant multiples described above to derive the lowest exchange ratio implied by the public trading comparables analysis. The implied exchange ratio range (rounded to four decimal places) resulting from this analysis was as follows:

AV/2021E EBITDA	Implied Exchange Ratio Range
Welbilt Management Forecasted Financial Information to Welbilt View of Middleby Management Forecasted Financial Information	0.0787x–0.1291x
Welbilt Consensus Forecasted Financial Information of Welbilt to Welbilt Consensus Forecasted Financial Information of Middleby	0.0744x–0.1239x

Morgan Stanley noted that the Exchange Ratio was 0.1240x.

No company utilized in the public trading comparables analysis is identical to either Welbilt or Middleby or directly comparable in business mix, size or other metrics. Accordingly, an analysis of the results of the foregoing analysis necessarily involves complex considerations and judgments concerning differences between Welbilt and Middleby and the companies being compared and other factors that would affect the value of the companies to which Welbilt and Middleby are being compared. In selecting comparable companies, Morgan Stanley made numerous judgments and assumptions with respect to size, business mix, industry performance, general business, regulatory, economic, market and financial conditions and other matters, many of which are beyond the control of Welbilt or Middleby. These include, among other things, the impact of competition on Welbilt’s or Middleby’s business and the industry generally, industry growth, and the absence of any adverse material change in the financial condition and prospects of Welbilt or Middleby, the industry, or in the financial markets in general, which could affect the public trading value of Welbilt and Middleby or the companies to which they are being compared.

Relative Discounted Cash Flow Analysis

Morgan Stanley performed a discounted cash flow analysis on each of Welbilt and Middleby, which is designed to provide an implied value of a company by calculating the present value of the estimated future cash flows and terminal value of such company. In connection with this analysis, Morgan Stanley calculated a range of per share equity values for each of Welbilt and Middleby.

Welbilt Discounted Cash Flow Analysis

Morgan Stanley calculated the estimated present value of the stand-alone unlevered free cash flows that Welbilt was forecasted to generate from the second quarter of calendar year 2021 through calendar year 2025 on a standalone basis. Financial data used in this analysis were based on (i) the Welbilt Management Forecasted Financial Information and (ii) the Welbilt Consensus Forecasted Financial Information of Welbilt.

Morgan Stanley performed this analysis on the estimated future cash flows contained in the Welbilt Management Forecasted Financial Information and the Welbilt Consensus Forecasted Financial Information as set forth in the section entitled “The Merger—Certain Unaudited Forecasted Financial Information.” For purposes of this analysis, unlevered free cash flows were calculated as adjusted EBITDA (burdened by SBC) less (in the Welbilt Management Forecasted Financial Information only) one-time costs including business optimization and restructuring costs, less depreciation and amortization to arrive at EBIT, less taxes, plus depreciation and amortization, less capital expenditures, less change in net working capital (including in the Welbilt Management Forecasted Financial Information only, changes in other operating assets and liabilities), and plus deferred income taxes. These estimated unlevered free cash flows were reviewed and approved by Welbilt management for Morgan Stanley’s use.

Morgan Stanley calculated terminal values for Welbilt by applying a range of terminal growth rates of 2.5% to 3.5%, based on Morgan Stanley’s professional judgment, to the unlevered free cash flows of Welbilt through 2025. Morgan Stanley then discounted the unlevered free cash flows and terminal value to present value as of March 31, 2021 using mid-year convention and a range of discount rates from 8.8% to 10.0%, which were selected based on Morgan Stanley’s professional judgment to reflect an estimate of Welbilt’s weighted average cost of capital based on the Capital Asset Pricing Model and other factors. As inputs to the weighted average cost of capital, Morgan Stanley took into account, among other things, market risk premium, risk-free rate, predicted beta, pre-tax cost of debt, effective tax rate as provided by Welbilt management, debt to total capitalization, and upon the application of Morgan Stanley’s professional judgment and experience, a sensitivity adjustment around the estimated cost of equity. The resulting aggregate value was then adjusted for net debt of Welbilt of approximately $1,321 million as of March 31, 2021 as provided by Welbilt management to derive the implied equity value. To calculate the implied per share equity value, Morgan Stanley then divided the implied equity value by the number of fully diluted shares of Welbilt Common Stock outstanding as of March 31, 2021 derived from information provided by Welbilt management on April 19, 2021 using the treasury stock method.

Based on this analysis, Morgan Stanley derived the following ranges of implied equity value per share of Welbilt Common Stock on a fully-diluted basis (rounded to the nearest $0.10):

Discounted Cash Flow Analysis	Implied Equity Value Per Share Range
Welbilt Management Forecasted Financial Information	$14.00–$22.60
Welbilt Consensus Forecasted Financial Information of Welbilt	$10.40–$17.80

Middleby Discounted Cash Flow Analysis

Morgan Stanley calculated the estimated present value of the stand-alone unlevered free cash flows that Middleby was forecasted to generate from the second quarter of calendar year 2021 through calendar year 2025 on a standalone basis. Financial data used in this analysis were based on (i) the Welbilt View of Middleby Management Forecasted Financial Information and (ii) the Welbilt Consensus Forecasted Financial Information of Middleby.

Morgan Stanley performed this analysis on the estimated future cash flows contained in the Welbilt View of Middleby Management Forecasted Financial Information and the Welbilt Consensus Forecasted Financial Information of Middleby as set forth in the section entitled “The Merger—Certain Unaudited Forecasted Financial Information.” For purposes of this analysis, unlevered free cash flows were calculated as adjusted EBITDA (burdened by SBC) less depreciation and amortization to arrive at EBIT, less taxes, plus depreciation and amortization, less capital expenditures, less change in net working capital, and less estimated pension contribution. These estimated unlevered free cash flows were reviewed and approved by Welbilt management for Morgan Stanley’s use.

Morgan Stanley calculated terminal values for Middleby by applying a range of terminal growth rates of 2.5% to 3.5%, based on Morgan Stanley’s professional judgment, to the unlevered free cash flows of Middleby through 2025E. Morgan Stanley then discounted the unlevered free cash flows and terminal value to present value as of March 31, 2021 using mid-year convention and a range of discount rates from 7.2% to 8.9%, which were selected based on Morgan Stanley’s professional judgment to reflect an estimate of Middleby’s weighted average cost of capital based on the Capital Asset Pricing Model and other factors. As inputs to the weighted average cost of capital, Morgan Stanley took into account, among other things, market risk premium, risk-free rate, predicted beta, pre-tax cost of debt, effective tax rate as provided by Middleby management, debt to total capitalization (including unamortized discount on convertible notes), and upon the application of Morgan Stanley’s professional judgment and experience, a sensitivity adjustment around the estimated cost of equity. The resulting aggregate value was then adjusted for net debt of Middleby of approximately $1,576 million as provided by Middleby management to derive the implied equity value. To calculate the implied per share equity value, Morgan Stanley then divided the implied equity value by the number of fully diluted shares of Middleby Common Stock outstanding as of March 31, 2021 derived from information provided by Middleby management on April 19, 2021 using the treasury stock method.

Based on this analysis, Morgan Stanley derived the following ranges of implied equity value per share of Middleby Common Stock on a fully-diluted basis (rounded to the nearest dollar):

Discounted Cash Flow Analysis	Implied Equity Value Per Share Range
Welbilt View of Middleby Management Forecasted Financial Information	$137.00–$244.00
Welbilt Consensus Forecasted Financial Information of Middleby	$110.00–$203.00

Exchange Ratio Implied by Discounted Cash Flow Analysis

Morgan Stanley then calculated the estimated exchange ratio implied by the discounted cash flow analysis. Morgan Stanley divided the highest implied share prices for Welbilt Common Stock by the lowest implied share prices for Middleby Common Stock to derive the highest exchange ratio implied by the discounted cash flow analysis. Morgan Stanley then divided the lowest implied share prices for Welbilt Common Stock by the highest implied share prices for Middleby Common Stock to derive the lowest exchange ratio implied by the discounted cash flow analysis. The implied exchange ratio range (rounded to four decimal places) resulting from this analysis was as follows:

Relative Discounted Cash Flow Analysis	Implied Exchange Ratio Range
Welbilt Management Forecasted Financial Information vs. Welbilt View of Middleby Management Forecasted Financial Information	0.0574x–0.1655x
Welbilt Consensus Forecasted Financial Information of Welbilt vs. Welbilt Consensus Forecasted Financial Information of Middleby	0.0513x–0.1611x

Morgan Stanley noted that the Exchange Ratio was 0.1240x.

Relative Discounted Equity Value Analysis

Morgan Stanley performed a discounted equity value analysis, which is designed to provide insight into the potential future equity value of a company as a function of the company’s estimated future earnings. The resulting equity value is subsequently discounted to arrive at an estimate of the implied present value for such company’s potential future equity value. In connection with this analysis, Morgan Stanley calculated a range of implied present equity values per share on a stand-alone basis for each of Welbilt and Middleby.

Welbilt Discounted Equity Value Analysis

To calculate the discounted equity value for Welbilt, Morgan Stanley utilized estimated 2023E earnings per share based on (i) the Welbilt Management Forecasted Financial Information and (ii) the Welbilt Consensus Forecasted Financial Information of Welbilt. Based upon the application of its professional judgment and experience after reviewing and comparing certain financial estimates for Welbilt, Morgan Stanley applied a range of AV/NTM EBITDA multiples of 11.0x to 13.0x to these estimates, which range was selected based upon Morgan Stanley’s professional judgment and experience taking into account Welbilt’s historical long-term trading multiples, and discounted the resulting values to March 31, 2021 at a discount rate of 13.0%, which rate was selected based on the estimated cost of equity for Welbilt, based on the Capital Asset Pricing Model.

Based on this analysis, Morgan Stanley derived the following ranges of implied equity value per share of Welbilt Common Stock on a fully-diluted basis (rounded to the nearest $0.10):

AV/NTM 2023E EBITDA	Implied Equity Value Per Share Range
Welbilt Management Forecasted Financial Information	$17.70–$21.90
Welbilt Consensus Forecasted Financial Information of Welbilt	$14.20–$17.90

Middleby Discounted Equity Value Analysis

To calculate the discounted equity value for Middleby, Morgan Stanley utilized estimated 2023E earnings per share based on (i) the Welbilt View of Middleby Management Forecasted Financial Information and (ii) the Welbilt Consensus Forecasted Financial Information of Middleby. Based upon the application of its professional judgment and experience after reviewing and comparing certain financial estimates for Middleby, Morgan Stanley applied a range of AV/NTM EBITDA multiples of 13.0x to 15.0x to these estimates, which range was selected based upon Morgan Stanley’s professional judgment and experience taking into account Middleby’s historical long-term trading multiples, and discounted the resulting values to March 31, 2021 at a discount rate of 9.0%, which rate was selected based on the estimated cost of equity for Middleby, based on the Capital Asset Pricing Model.

Based on this analysis, Morgan Stanley derived the following ranges of implied equity value per share of Middleby Common Stock on a fully-diluted basis as of (rounded to the nearest dollar):

AV/NTM 2023E EBITDA	Implied Equity Value Per Share Range
Welbilt View of Middleby Management Forecasted Financial Information	$163.00–$190.00
Welbilt Consensus Forecasted Financial Information of Middleby	$134.00–$157.00

Exchange Ratio Implied by Discounted Equity Value Analysis

Morgan Stanley then calculated the estimated exchange ratio implied by the discounted equity value analysis. Morgan Stanley divided the highest per share price for Welbilt resulting from the application of the relevant multiples described above by the lowest per share price for Middleby resulting from the application of the relevant multiples described above to derive the highest exchange ratio implied by the discounted equity value analysis. Morgan Stanley divided the lowest per share price for Welbilt resulting from the application of the relevant multiples described above by the highest per share price for Middleby resulting from the application of the relevant multiples described above to derive the lowest exchange ratio implied by the discounted equity value analysis.

The implied exchange ratio range (rounded to four decimal places) resulting from this analysis was as follows:

Relative Discounted Equity Value Analysis	Implied Exchange Ratio Range
Welbilt Management Forecasted Financial Information to Welbilt View of Middleby Management Forecasted Financial Information	0.0929x–0.1345x
Welbilt Consensus Forecasted Financial Information of Welbilt to Welbilt Consensus Forecasted Financial Information of Middleby	0.0907x–0.1336x

Morgan Stanley noted that the Exchange Ratio was 0.1240x.

Other Information

Morgan Stanley observed additional factors that were not considered part of Morgan Stanley’s financial analysis with respect to its opinion, but which were noted as reference data for the Welbilt Board, including the following information described below under “—Relative Historical Trading Prices and Exchange Ratio,” “—Relative Equity Research Analysts’ Future Price Targets” and “—Precedent Premia Analysis.”

Relative Historical Trading Prices and Exchange Ratio

Morgan Stanley reviewed the historical trading range of shares of Welbilt Common Stock and Middleby Common Stock for the 52-week period ended on April 19, 2021. The range was as follows:

Historical Period	Historical Per Share Range for Welbilt	Historical Per Share Range for Middleby
52 Weeks (4/20/2020–4/19/2021)	$3.90–$17.25	$46.61–$172.95

Morgan Stanley then performed a historical exchange ratio analysis for the 52-week period ended on April 19, 2021, by dividing the historical trading price of shares of Welbilt Common Stock on each trading day during such period by the historical trading price of shares of Middleby Common Stock on each trading day during such period. For the 52-week period reviewed, Morgan Stanley observed the relevant implied exchange ratio range (rounded to four decimal places) as set forth in the following table:

Historical Period	Implied Exchange Ratio Range
52 Weeks (4/20/2020–4/19/2021)	0.0561x–0.1139x

Morgan Stanley noted that the Exchange Ratio was 0.1240x.

The historical trading ranges and exchange ratios were presented for reference purposes only, and were not relied upon for valuation purposes.

Relative Discounted Analysts’ Future Price Targets

Morgan Stanley reviewed nine future public market trading price targets for each of Welbilt Common Stock and Middleby Common Stock, in each case prepared and published by selected equity research analysts prior to April 19, 2021 (the last trading day prior to the date of the meeting of the Welbilt Board at which Morgan Stanley rendered its oral opinion), based on publicly available data from Bloomberg and publicly available consensus equity analyst research estimates. These forward targets reflected each analyst’s estimate of the 12-month future public market trading price of Welbilt Common Stock and Middleby Common Stock. Morgan Stanley discounted to March 31, 2021 these 12-month future market trading price estimates by the estimated cost of equity for Welbilt of 13% and Middleby of 9%, respectively, which discount rates were selected based upon Morgan Stanley’s professional judgment and experience.

The indicative discounted value range of the research analysts’ price targets was $12.40 to $19.50 per share for Welbilt Common Stock, and $142.00 to $206.00 per share for Middleby Common Stock.

Morgan Stanley then calculated the exchange ratio implied by the research analysts’ discounted future price targets analysis. Morgan Stanley divided the highest implied per share price for shares of Welbilt Common Stock by the lowest implied per share price for shares of Middleby Common Stock to derive the highest exchange ratio implied by the analysis. Morgan Stanley then divided the lowest implied per share price for shares of Welbilt Common Stock by the highest implied per share price for shares of Middleby Common Stock to derive the lowest exchange ratio implied by the analysis. Morgan Stanley observed the relevant implied exchange ratio range (rounded to four decimal places) as set forth in the following table:

12 Month Research Estimates	Implied Exchange Ratio Range
Discounted at respective cost of equity	0.0600x–0.1369x

Morgan Stanley noted that the Exchange Ratio was 0.1240x.

The public market trading price targets published by equity research analysts do not necessarily reflect the current market trading prices for shares of Welbilt Common Stock or shares of Middleby Common Stock, and these estimates are subject to uncertainties, including the future financial performance of Welbilt and Middleby as well as future market conditions.

The discounted analysts’ future price targets analysis was presented for reference purposes only, and were not relied upon by Morgan Stanley for valuation purposes.

Precedent Premia Analysis

Morgan Stanley reviewed, based on publicly available information, the premiums paid in selected acquisition transactions in the United States.

Morgan Stanley considered premiums paid in selected transactions since 2010 in which the consideration was stock and which had an equity value of $1 billion to $20 billion and in which the target company shareholders retained ownership of between 15% and 40% in the combined company, which transactions were selected based on Morgan Stanley’s professional judgment. The premiums paid in such transactions represented a median of 20% and a mean of 21% with respect to one-day spot exchange ratio premiums to unaffected prices.

Based on this analysis and its professional judgment, Morgan Stanley selected a reference premium range of 10% to 30% to apply to the exchange ratio of 0.0929x derived by dividing Welbilt’s closing stock price on April 19, 2021 of $15.66 by Middleby’s closing stock price on April 19, 2021 of $168.56. Based on its calculations, Morgan Stanley observed the relevant implied exchange ratio range (rounded to four decimal places) of 0.1022x–0.1208x. Morgan Stanley observed that the Exchange Ratio was 0.1240x.

No company or transaction utilized as a comparison in the analysis of selected precedent premia transactions is identical to Welbilt or Middleby, or directly comparable to the Merger in business mix, timing and size or other metrics. Accordingly, an analysis of the results of the foregoing necessarily involves complex considerations and judgments concerning differences between the Merger and the other transactions, Welbilt and Middleby and other factors. In evaluating the precedent premia transactions, Morgan Stanley made judgments and assumptions with regard to the applicable transactions, size, business mix, governance matters, industry performance, geographic mix, economic, market and financial conditions and other matters, many of which are beyond the control of Welbilt or Middleby. Mathematical analyses (such as determining the mean or median) are not in themselves a meaningful method of using comparable data.

General

In connection with the review of the Merger by the Welbilt Board, Morgan Stanley performed a variety of financial and comparative analyses for purposes of rendering its opinion. The preparation of a financial opinion is a complex process and is not necessarily susceptible to a partial analysis or summary description. In arriving at its opinion, Morgan Stanley considered the results of all of its analyses as a whole and did not attribute any particular weight to any analysis or factor it considered. Morgan Stanley believes that selecting any portion of its analyses, without considering all analyses as a whole, would create an incomplete view of the process underlying its analyses and opinion. In addition, Morgan Stanley may have given various analyses and factors more or less weight than other analyses and factors, and may have deemed various assumptions more or less probable than other assumptions. As a result, the ranges of valuations resulting from any particular analysis described above should not be taken to be Morgan Stanley’s view of the actual value of Welbilt or Middleby. In performing its analyses, Morgan Stanley made numerous judgments and assumptions with respect to industry performance, general business, regulatory, economic, market and financial conditions and other matters, many of which are beyond the control of Welbilt or Middleby. These include, among other things, the impact of competition on Welbilt’s or Middleby’s business and the industry generally, industry growth, and the absence of any adverse material change in the financial condition and prospects of Welbilt or Middleby, the industry, or the financial markets in general. Any estimates contained in Morgan Stanley’s analyses are not necessarily indicative of future results or actual values, which may be significantly more or less favorable than those suggested by such estimates.

Morgan Stanley conducted the analyses described above solely as part of its analysis of the fairness from a financial point of view of the Exchange Ratio to the holders of shares of Welbilt Common Stock and in connection with the delivery of its written opinion, dated April 20, 2021, to the Welbilt Board. These analyses do not purport to be appraisals or to reflect the prices at which shares of Welbilt Common Stock or Middleby Common Stock might actually trade.

The Exchange Ratio was determined by Welbilt and Middleby through arm’s length negotiations between Welbilt and Middleby and was approved by the Welbilt Board. Morgan Stanley provided financial advice to the Welbilt Board during these negotiations but did not, however, recommend any specific exchange ratio to Welbilt or the Welbilt Board or opine that any specific exchange ratio constituted the only appropriate exchange ratio for the Merger. Morgan Stanley’s opinion did not address the relative merits of the Merger as compared to any other alternative business or financial strategies or transaction or whether or not such alternatives could be achieved or are available, nor did it address the underlying business decision of Welbilt to enter into the Merger Agreement or proceed with the Merger. In addition, Morgan Stanley’s opinion did not in any manner address the prices at which Middleby Common Stock would trade following consummation of the Merger or at any time, or any compensation or compensation agreements arising from (or relating to) the Merger which benefit any officer, director, employee of Welbilt, or any class of such persons, and was not intended to and did not express any opinion or recommendation as to how the stockholders of Middleby or Welbilt should vote at the respective stockholders’ meetings to be held in connection with the Merger.

Morgan Stanley’s opinion and its presentation to the Welbilt Board was one of many factors taken into consideration by the Welbilt Board in deciding to approve the Merger Agreement and the transactions contemplated thereby, including the Merger. Consequently, the analyses as described above should not be viewed as determinative of the opinion of the Welbilt Board with respect to the Exchange Ratio or of whether the Welbilt Board would have been willing to agree to a different exchange ratio. Morgan Stanley’s opinion was approved by a committee of Morgan Stanley investment banking and other professionals in accordance with Morgan Stanley’s customary practice.

The Welbilt Board retained Morgan Stanley based upon Morgan Stanley’s qualifications, expertise and reputation, its knowledge of and involvement in recent transactions in Welbilt’s industry, and its knowledge and understanding of Welbilt’s business and affairs. Morgan Stanley is a global financial services firm engaged in the securities, investment management and individual wealth management businesses. Its securities business is engaged in securities underwriting, trading and brokerage activities, foreign exchange, commodities and derivatives trading, prime brokerage, as well as providing investment banking, financing and financial advisory services. Morgan Stanley, its affiliates, directors and officers may at any time invest on a principal basis or manage funds that invest, hold long or short positions, finance positions, and may trade or otherwise structure and effect transactions, for their own account or the accounts of their customers, in debt or equity securities or loans of Middleby, Welbilt, or any other company, or any currency or commodity, that may be involved in the Merger, or any related derivative instrument.

Under the terms of its engagement letter, Morgan Stanley provided the Welbilt Board with financial advisory services and a financial opinion, described in this section and attached to this joint proxy statement/prospectus as Annex C, in connection with the Merger, and Welbilt has agreed to pay Morgan Stanley a fee of approximately $43 million, $3 million of which became payable upon the delivery of Morgan Stanley’s fairness opinion to the Welbilt Board, and the remaining portion of which is contingent upon, and will be paid upon, the consummation of the Merger. Welbilt also agreed to reimburse Morgan Stanley for its reasonable out-of-pocket expenses incurred from time to time in connection with its engagement. In addition, Welbilt agreed to indemnify Morgan Stanley and its affiliates, its and their respective officers, directors, employees and agents and each other person, if any, controlling Morgan Stanley or any of its affiliates, against certain losses, claims, damages, liabilities and expenses relating to, arising out of or in connection with Morgan Stanley’s engagement.

In the two years prior to the date of its opinion, Morgan Stanley and its affiliates have provided financial advisory and financing services to Welbilt for which Morgan Stanley and its affiliates received aggregate fees of less than $2 million. As of the date of its opinion, Morgan Stanley or an affiliate thereof is a lender to Welbilt. Morgan Stanley may also seek to provide financial advisory and financing services to Welbilt and Middleby and their respective affiliates in the future and would expect to receive fees for the rendering of these services

Certain Unaudited Forecasted Financial Information

Middleby does not, as a matter of course, make public long-term forecasts or internal projections as to future performance, revenues, production, earnings or other results due to, among other reasons, the uncertainty of the underlying assumptions and estimates. In connection with the Merger, Middleby management prepared certain unaudited internal financial forecasts with respect to (i) Middleby on a stand-alone basis, which we refer to, together with certain extrapolations of such prospective financial information for certain fiscal years prepared at the direction of Middleby management, as the “Middleby Base Case,” (ii) Welbilt as a subsidiary of Middleby after giving effect to the Merger, which we refer to, together with certain extrapolations of such prospective financial information for certain fiscal years prepared at the direction of Middleby management, as the “Middleby View of Welbilt Integrated Case” and (iii) Welbilt on a stand-alone basis, which we refer to, together with certain extrapolations of such prospective financial information for certain fiscal years prepared at the direction of Middleby management, as the “Middleby View of Welbilt Standalone Case” and, together with the Middleby Management Base Case and the Middleby View of Welbilt Integrated Case, the “Middleby Management Forecasted Financial Information.” Also, in connection with Middleby’s evaluation of the Merger, Middleby management approved for use certain publicly available consensus “street estimates” for Middleby, as extrapolated for certain fiscal years at the direction of Middleby management, which is referred to as the “Middleby Consensus Forecasted Financial Information” and, together with the Middleby Management Forecasted Financial Information, the “Middleby Forecasted Financial Information” and, collectively with the Welbilt Forecasted Financial Information, the “Forecasted Financial Information.” The Middleby Forecasted Financial Information was provided to the Middleby Board and Middleby’s financial advisor. In addition, the Welbilt Management Forecasted Financial Information was provided by Welbilt management to Middleby management and Middleby’s financial advisor. The Middleby Board directed representatives of Guggenheim to use the Middleby Management Forecasted Financial Information in connection with its financial analyses and opinion as described in the section of this joint proxy statement/prospectus entitled “The Merger—Opinion of Middleby’s Financial Advisor.”

Welbilt does not, as a matter of course, make public long-term forecasts or internal projections as to future performance, revenues, production, earnings or other results due to, among other reasons, the uncertainty of the underlying assumptions and estimates. As part of its annual strategic planning process, Welbilt management prepares an internal long-range financial plan containing certain non-public unaudited prospective financial information with respect to Welbilt on a standalone basis, which we refer to, together with certain extrapolations of such prospective financial information for certain fiscal years prepared at the direction of Welbilt management, as the “Welbilt Management Forecasted Financial Information.” Additionally, in connection with the Merger, Middleby provided to Welbilt and its advisors certain unaudited internal financial forecasts with respect to Middleby on a stand-alone basis, which were extrapolated for certain years at the direction of Welbilt management, and which are referred to as the “Welbilt View of Middleby Management Forecasted Financial Information”. Welbilt management also approved for use certain publicly available consensus “street estimates” for Welbilt and Middleby, as extrapolated for certain fiscal years at the direction of Welbilt management, which are referred to as to as the “Welbilt Consensus Forecasted Financial Information of Welbilt” and the “Welbilt Consensus Forecasted Financial Information of Middelby”, respectively, and, together with the Welbilt Management Forecasted Financial Information and the Welbilt View of Middleby Management Forecasted Financial Information, the “Welbilt Forecasted Financial Information.” The Welbilt Forecasted Financial Information was provided by Welbilt management to the Welbilt Board and Welbilt’s financial advisor for its use and reliance in connection with its financial analyses and opinion (see “The Merger—Opinion of Welbilt’s Financial Advisor” beginning on page 83).

The inclusion of this Forecasted Financial Information should not be regarded as an indication that any of Middleby, Welbilt, their respective affiliates, officers, directors, advisors or other representatives or any other recipient of this Forecasted Financial Information considered, or now considers, it to be necessarily predictive of actual future performance or events, or that it should be construed as financial guidance, and such summary projections set forth below should not be relied on as such.

The Forecasted Financial Information was prepared solely for internal use and is subjective in many respects. While presented with numeric specificity, the Forecasted Financial Information reflects numerous estimates and assumptions that are inherently uncertain and may be beyond the control of Middleby’s and Welbilt’s managements. Further, given that the Forecasted Financial Information covers multiple years, by their nature, they become subject to greater uncertainty with each successive year beyond their preparation. The Forecasted Financial Information is subject to various risks, including, among others, the effect of future regulatory or legislative actions on the companies or the industries in which they operate, the potential impact of the announcement or consummation of the Merger on relationships with customers, providers, vendors, competitors, management and other employees, risks relating to Middleby’s and Welbilt’s indebtedness, changes in the general economic environment, or social or political conditions, that could affect the businesses, potential liability resulting from pending or future litigation, the uncertainties, costs and risks involved in Middleby’s and Welbilt’s operations, including as a result of employee misconduct, the impact of reduced demand for the companies’ products and products made from them due to governmental and societal actions taken in response to the COVID-19 pandemic, the risk that the cost savings, synergies and growth from the Merger may not be fully realized or may take longer to realize than expected, the impact of a prolonged federal, state or local government shutdown and threats not to increase the federal government’s debt limit and other matters described in the sections entitled “Cautionary Statement Regarding Forward-Looking Statements,” “Where You Can Find More Information” and “Risk Factors.”

The Forecasted Financial Information reflects both assumptions as to certain business decisions that are subject to change and, in many respects, personal judgment, and thus is susceptible to multiple interpretations and periodic revisions based on actual experience and business developments. None of Middleby, Welbilt or their respective affiliates, officers, directors, advisors or other representatives can give assurance that the Forecasted Financial Information and the underlying estimates and assumptions will be realized. This Forecasted Financial Information constitutes “forward-looking statements” and actual results may differ materially and adversely from those set forth below.

The Forecasted Financial Information does not take into account any circumstances or events occurring after the date it was prepared. Neither Welbilt nor Middleby can give assurance that, had the Forecasted Financial Information that was prepared by it been prepared either as of the date of the Merger Agreement or as of the date of this joint proxy statement/prospectus, similar estimates and assumptions would be used. The Forecasted Financial Information does not take into account all of the possible financial and other effects of the Merger on Welbilt or Middleby, the effect on Welbilt or Middleby of any business or strategic decision or action that has been or will be taken as a result of the Merger Agreement having been executed, or the effect of any business or strategic decisions or actions that would likely have been taken if the Merger Agreement had not been executed, but which were instead altered, accelerated, postponed or not taken in anticipation of the Merger. Further, the Forecasted Financial Information does not take into account the effect on Welbilt or Middleby of any possible failure of the Merger to occur. None of Welbilt or Middleby or any of their respective affiliates, officers, directors, advisors or other representatives has made, makes or is authorized in the future to make any representation to any Welbilt stockholder or Middleby stockholder or other person regarding Welbilt’s or Middleby’s ultimate performance compared to the information contained in the Forecasted Financial Information or that the Forecasted Financial Information will be achieved. The inclusion of the Forecasted Financial Information herein should not be deemed an admission or representation by Welbilt, Middleby, their respective affiliates, officers, directors, advisors or other representatives or any other person that it is viewed as material information of Welbilt or Middleby, particularly in light of the inherent risks and uncertainties associated with such forecasts. The summary of the Forecasted Financial Information included below is not being included in this joint proxy statement/prospectus in order to influence the decision of any Welbilt stockholder or Middleby stockholder or to induce any stockholder to vote in favor of any of the proposals at the Welbilt Special Meeting or the Middleby Special Meeting.

The Forecasted Financial Information was not prepared with a view toward compliance with GAAP, published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation or presentation of prospective financial information. The Middleby Forecasted Financial Information (other than any portion thereof provided by Welbilt) included in this joint proxy statement/prospectus has been prepared at the direction of, and is the responsibility of, management of Middleby. The Welbilt Forecasted Financial Information (other than any portion thereof provided by Middleby) included in this joint proxy statement/prospectus has been prepared at the direction of, and is the responsibility of, management of Welbilt. Neither Ernst & Young LLP nor PricewaterhouseCoopers LLP has audited, reviewed, examined, compiled or applied agreed-upon procedures with respect to the Forecasted Financial Information and, accordingly, neither Ernst & Young LLP nor PricewaterhouseCoopers LLP expresses an opinion or any other form of assurance with respect thereto. The report of Ernst & Young LLP contained in Middleby’s Annual Report on Form 10-K for the year ended January 2, 2021, which is incorporated by reference into this joint proxy statement/prospectus, relates to historical financial information of Middleby, and such report does not extend to the Middleby Forecasted Financial Information and should not be read to do so. In addition, the PricewaterhouseCoopers LLP report contained in Welbilt’s Annual Report on Form 10-K for the year ended December 31, 2020, which is incorporated by reference in this joint proxy statement/prospectus, relates to historical financial information of Welbilt, and such report does not extend to the Welbilt Forecasted Financial Information and should not be read to do so.

The Forecasted Financial Information includes non-GAAP financial measures, including Adjusted EBITDA, EBITA and Free Cash Flow for each of Middleby and Welbilt. Please see the tables below for a description of how Middleby and Welbilt define these non-GAAP financial measures. Middleby and Welbilt believe that such non-GAAP financial measures provide information useful in assessing operating and financial performance across periods. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in accordance with GAAP, and non-GAAP financial measures used by Middleby and Welbilt may not be comparable to similarly titled measures used by other companies.

In light of the foregoing, and considering that the Middleby Special Meeting and the Welbilt Special Meeting will be held several months after the Forecasted Financial Information was prepared, as well as the uncertainties inherent in any forecasted information, Middleby stockholders and Welbilt stockholders are cautioned not to place undue reliance on such information, and each of Middleby and Welbilt caution you that the Forecasted Financial Information should be evaluated, if at all, in conjunction with the historical financial statements and other information regarding Middleby and Welbilt, as applicable, contained in their respective public filings with the SEC. See the section entitled “Where You Can Find More Information.”

Middleby Forecasted Financial Information

The following tables reflect selected metrics reflected in, or generated from, the Middleby Management Forecasted Financial Information, which do not take into account any circumstances or events occurring after the date that they were prepared, and, other than with respect to the Middleby View of Welbilt Integrated Case, do not take into account any potential cost synergies or revenue opportunities arising out of the Merger, and do not give effect to the Merger:

Middleby Base Case

The following table sets forth the Middleby Base Case projections for the fiscal years 2021 through 2025.

($ in millions)
	Middleby Base Case(1) December 31,
	2021E	2022E	2023E	2024E	2025E
Revenue	$2,998	$3,203	$3,331	$3,431	$3,534
Adj. EBITDA(2) before SBC	$647	$726	$788	$821	$854
Adj. EBITDA(2) after SBC	$614	$696	$756	$789	$822
EBITA(3)	$574	$655	$713	$741	$769
Free Cash Flow	$254	$420	$467	$493	$519

(1)

The Middleby Forecasted Financial Information set forth in this table does not take into account any circumstances or events occurring after the date it was prepared. Given that the Welbilt Special Meeting and the Middleby Special Meeting will be held several months after the Middleby Forecasted Financial Information was prepared, as well as the uncertainties inherent in any forecasted information, Welbilt stockholders and Middleby stockholders are cautioned not to place undue reliance on such information.

(2)

Adjusted EBITDA is defined as net income plus net interest expense, depreciation, amortization of intangible assets and transaction costs. Adjusted EBITDA is not a measure of financial performance under GAAP. Accordingly, it should not be considered as a substitute for net income (loss), operating income (loss) or other measures prepared in accordance with GAAP.

(3)

EBITA is defined as earnings before interest, taxes and amortization and certain other expenses. EBITA is not a measure of financial performance under GAAP. Accordingly, it should not be considered as a substitute for net income (loss), operating income (loss) or other measures prepared in accordance with GAAP.

Middleby View of Welbilt Integrated Case

The following table sets forth the Middleby View of Welbilt Integrated Case projections for the fiscal years 2021 through 2025.

($ in millions)
	Middleby View of Welbilt Integrated Case(1) December 31,
	2021E	2022E	2023E	2024E	2025E
Revenue	$1,407	$1,485	$1,574	$1,621	$1,670
Adj. EBITDA(2) before SBC	$243	$317	$377	$414	$428
Adj. EBITDA(2) after SBC	$236	$310	$370	$407	$421
EBITA	$213	$283	$343	$378	$392
Free Cash Flow	$128	$145	$225	$265	$273

(1)

The Middleby Forecasted Financial Information set forth in this table does not take into account any circumstances or events occurring after the date it was prepared. Given that the Welbilt Special Meeting and the Middleby Special Meeting will be held several months after the Middleby Forecasted Financial Information was prepared, as well as the uncertainties inherent in any forecasted information, Welbilt stockholders and Middleby stockholders are cautioned not to place undue reliance on such information.

(2)

Adjusted EBITDA is defined as net income plus net interest expense, depreciation, amortization of intangible assets and transaction costs. Adjusted EBITDA is not a measure of financial performance under GAAP. Accordingly, it should not be considered as a substitute for net income (loss), operating income (loss) or other measures prepared in accordance with GAAP.

(3)

EBITA is defined as earnings before interest, taxes and amortization and certain other expenses. EBITA is not a measure of financial performance under GAAP. Accordingly, it should not be considered as a substitute for net income (loss), operating income (loss) or other measures prepared in accordance with GAAP.

Middleby View of Welbilt Standalone Case

The following table sets forth the Middleby View of Welbilt Standalone Case projections for the fiscal years 2021 through 2025.

($ in millions)
	Middleby View of Welbilt Standalone Case(1) December 31,
	2021E	2022E	2023E	2024E	2025E
Revenue	$1,407	$1,485	$1,574	$1,621	$1,670
Adj. EBITDA(2) before SBC	$243	$267	$297	$314	$328
Adj. EBITDA(2) after SBC	$236	$260	$290	$307	$321
EBITA(3)	$213	$238	$268	$283	$296
Free Cash Flow	$128	$149	$178	$193	$202

(1)

The Middleby Forecasted Financial Information set forth in this table does not take into account any circumstances or events occurring after the date it was prepared. Given that the Welbilt Special Meeting and the Middleby Special Meeting will be held several months after the Middleby Forecasted Financial Information was prepared, as well as the uncertainties inherent in any forecasted information, Welbilt stockholders and Middleby stockholders are cautioned not to place undue reliance on such information.

(2)

Adjusted EBITDA is defined as net income plus net interest expense, depreciation, amortization of intangible assets and transaction costs. Adjusted EBITDA is not a measure of financial performance under GAAP. Accordingly, it should not be considered as a substitute for net income (loss), operating income (loss) or other measures prepared in accordance with GAAP.

(3)

EBITA is defined as earnings before interest, taxes and amortization and certain other expenses. EBITA is not a measure of financial performance under GAAP. Accordingly, it should not be considered as a substitute for net income (loss), operating income (loss) or other measures prepared in accordance with GAAP.

Welbilt Forecasted Financial Information

The following tables reflect selected metrics reflected in, or generated from, the Welbilt Forecasted Financial Information, which do not take into account any circumstances or events occurring after the date that they were prepared, do not take into account any potential cost synergies or revenue opportunities arising out of the Merger, and do not give effect to the Merger:

Welbilt Management Forecasted Financial Information:

	Welbilt Stand-Alone(1) Fiscal Year Ending December 31,
(in millions of US dollars)	2020A	2021E	2022E	2023E	2024E	2025E
Revenue	$1,153	$1,397	$1,532	$1,630	$1,679	$1,729
Adjusted EBITDA (burdened by SBC)(2)	$171	$247	$336	$390	$401	$413
Unlevered Free Cash Flow(3)	NA	$91	$220	$250	$271	$279

(1)

The Welbilt Management Forecasted Financial Information set forth in this table does not take into account any circumstances or events occurring after the date it was prepared. Given that the Middleby Special

Meeting and Welbilt Special Meeting will be held several months after the Welbilt Management Forecasted Financial Information was prepared, as well as the uncertainties inherent in any forecasted information, Middleby stockholders and Welbilt stockholders are cautioned not to place undue reliance on such information.
(2)

For purposes of the Welbilt Management Forecasted Financial Information, Adjusted EBITDA (burdened by SBC) is defined as GAAP operating income plus (i) depreciation and amortization expense and (ii) certain other one-time items such as restructuring activities and Welbilt’s Business Transformation Program expense and certain other items. Adjusted EBITDA (burdened by SBC) is a financial measure that is not defined under or calculated in accordance with GAAP.

(3)

With respect to Unlevered Free Cash Flow, 2021E figures are limited to 2Q 2021E through 4Q 2021E. Unlevered Free Cash Flow is a financial measure that is not defined under or calculated in accordance with GAAP.

Welbilt View of Middleby Management Forecasted Financial Information:

	Middleby Stand-Alone(1) Fiscal Year Ending December 31,
(in millions of US dollars)	2020A	2021E	2022E	2023E	2024E	2025E
Revenue	$2,513	$2,895	$3,187	$3,394	$3,496	$3,601
Adjusted EBITDA (burdened by SBC)(2)	$464	$638	$771	$874	$901	$929
Unlevered Free Cash Flow(3)	NA	$258	$512	$598	$620	$640

(1)

The Welbilt View of Middleby Management Forecasted Financial Information set forth in this table does not take into account any circumstances or events occurring after the date it was prepared. Given that the Middleby Special Meeting and Welbilt Special Meeting will be held several months after the Welbilt Management Forecasted Financial Information was prepared, as well as the uncertainties inherent in any forecasted information, Middleby stockholders and Welbilt stockholders are cautioned not to place undue reliance on such information.

(2)

For purposes of the Welbilt View of Middleby Management Forecasted Financial Information, Adjusted EBITDA (burdened by SBC) is defined as GAAP operating income plus (i) depreciation and amortization expense and (ii) certain other one-time items such as restructuring activities and certain other items. Adjusted EBITDA (burdened by SBC) is a financial measure that is not defined under or calculated in accordance with GAAP.

(3)

With respect to Unlevered Free Cash Flow, 2021E figures are limited to 2Q 2021E through 4Q 2021E. Unlevered Free Cash Flow is a financial measure that is not defined under or calculated in accordance with GAAP.

Welbilt Consensus Forecasted Financial Information of Welbilt:

	Welbilt Stand-Alone(1) Fiscal Year Ending December 31,
(in millions of US dollars)	2020A	2021E	2022E	2023E	2024E	2025E
Revenue	$1,153	$1,320	$1,485	$1,658	$1,707	$1,759
Adjusted EBITDA (burdened by SBC)(2)	$171	$232	$288	$336	$346	$357
Unlevered Free Cash Flow(3)	NA	$104	$171	$197	$226	$233

(1)

The Welbilt Consensus Forecasted Financial Information of Welbilt set forth in this table does not take into account any circumstances or events occurring after the date it was prepared. Given that the Middleby Special Meeting and Welbilt Special Meeting will be held several months after the Welbilt Consensus Forecasted Financial Information was prepared, as well as the uncertainties inherent in any forecasted information, Middleby stockholders and Welbilt stockholders are cautioned not to place undue reliance on such information.

(2)

For purposes of the Welbilt Consensus Forecasted Financial Information of Welbilt, Adjusted EBITDA (burdened by SBC) is defined as GAAP operating income plus depreciation and amortization expense. Adjusted EBITDA (burdened by SBC) is a financial measure that is not defined under or calculated in accordance with GAAP.

(3)

With respect to Unlevered Free Cash Flow, 2021E figures are limited to 2Q 2021E through 4Q 2021E. Unlevered Free Cash Flow is a financial measure that is not defined under or calculated in accordance with GAAP.

Welbilt Consensus Forecasted Financial Information of Middleby:

	Middleby Stand-Alone(1) Fiscal Year Ending December 31,
(in millions of US dollars)	2020A	2021E	2022E	2023E	2024E	2025E
Revenue	$2,513	$2,947	$3,131	$3,366	$3,467	$3,571
Adjusted EBITDA (burdened by SBC)(2)	$464	$615	$683	$737	$760	$783
Unlevered Free Cash Flow(3)	NA	$259	$448	$447	$521	$536

(1)

The Welbilt Consensus Forecasted Financial Information of Middleby set forth in this table does not take into account any circumstances or events occurring after the date it was prepared. Given that the Middleby Special Meeting and Welbilt Special Meeting will be held several months after the Welbilt Consensus Forecasted Financial Information was prepared, as well as the uncertainties inherent in any forecasted information, Middleby stockholders and Welbilt stockholders are cautioned not to place undue reliance on such information.

(2)

For purposes of the Welbilt Consensus Forecasted Financial Information of Middleby, Adjusted EBITDA (burdened by SBC) is defined as GAAP operating income plus depreciation and amortization expense. Adjusted EBITDA (burdened by SBC) is a financial measure that is not defined under or calculated in accordance with GAAP.

(3)

With respect to Unlevered Free Cash Flow, 2021E figures are limited to 2Q 2021E through 4Q 2021E. Unlevered Free Cash Flow is a financial measure that is not defined under or calculated in accordance with GAAP.

Except as required by applicable securities laws, Middleby and Welbilt do not intend to, and disclaim any obligation to, make publicly available any update or other revision to the Forecasted Financial Information to reflect circumstances existing since their preparation or to reflect the occurrence of unanticipated events, even if any or all of the underlying assumptions are shown to in error or are no longer appropriate, including with respect to the accounting treatment of the Merger under GAAP, or to reflect changes in general economic or industry conditions.

Interests of Welbilt’s Directors and Executive Officers in the Merger

In considering the recommendations of the Welbilt Board, Welbilt stockholders should be aware that Welbilt’s directors and executive officers have interests in the Merger that are different from, or in addition to, the interests of other Welbilt stockholders generally. The Welbilt Board was aware of and considered these interests, among other matters, in evaluating the Merger Agreement and the Merger, in approving the Merger Agreement and in recommending the applicable Merger-related proposals.

These interests include:

•

the executive officers of Welbilt have arrangements with Welbilt that provide for certain severance payments or benefits, accelerated vesting of certain equity-based awards and other rights and other payments or benefits in the event of a qualifying termination of employment following the completion of the Merger;

•

the directors of Welbilt have arrangements with Welbilt that provide for accelerated vesting of certain equity-based awards in the event of a qualifying termination of services following the completion of the Merger;

•	executive officers and directors of Welbilt have rights to indemnification, advancement of expenses and directors’ and officers’ liability insurance that will survive the completion of the Merger; and

•	Welbilt directors, William C. Johnson and Cynthia M. Egnotovich, will join the board of the combined company following Closing.

The following discussion sets forth certain of these interests in the Merger of each executive officer or non-employee director of Welbilt.

Treatment of Welbilt Equity Awards

The Merger Agreement provides for the treatment set forth below with respect to the Welbilt equity awards that are outstanding at the Effective Time.

Welbilt Options

At the Effective Time, each Welbilt Option that is outstanding immediately prior to the Effective Time will be converted into a Middleby Option to purchase shares of Middleby Common Stock with substantially the same terms and conditions as are in effect with respect to such Welbilt Option immediately prior to the Effective Time, including with respect to vesting and termination-related provisions except that, (a) such Middleby Option shall provide the right to purchase a whole number of shares of Middleby Common Stock (rounded down to the nearest whole share) equal to the number of shares of Middleby Common Stock subject to such Welbilt Option, multiplied by the Exchange Ratio, and (b) the exercise price per share for each such Middleby Option shall be equal to the exercise price per share of such Welbilt Option in effect immediately prior to the Effective Time, divided by the Exchange Ratio (the exercise price per share, as so determined, being rounded up to the nearest full cent).

The following sets forth, for each Welbilt executive officer, the aggregate number of shares of Welbilt Common Stock subject to outstanding Welbilt Options held by such executive officer assuming (i) as required under SEC rules, the closing price of a Welbilt Common Stock is $[    ] (the “Estimated Closing Value”), which is equal to the average closing price of a share of Welbilt Common Stock over the first five business days following the first public announcement of the entry into the Merger Agreement, (ii) a closing date of [    ], 2021 (which is the assumed date of closing of the Merger solely for purpose of the disclosure in this section), and (iii) such executive officer remains continuously employed with Welbilt or a subsidiary until the Effective Time.

	Number of Shares Subject to
Name of Named Executive Officer	Vested Stock Options (#)	Unvested Stock Options (#)	Estimated Value of Vested Stock Options($)	Estimated Value of Unvested Stock Options ($)
William C. Johnson	77,492	219,522	584,327	1,678,897
Martin Agard	16,133	54,269	109,011	403,289
Joel Horn	55,342	38,901	298,587	278,075
Richard N. Caron	69,674	39,134	402,597	281,186
Jennifer Gudenkauf	2,051	16,961	16,757	130,357

Welbilt RSUs

At the Effective Time, each Welbilt RSU Award that is outstanding immediately prior to the Effective Time will be converted into a Middleby RSU Award that will settle in shares of Middleby Common Stock with substantially the same terms and conditions as were applicable to such Welbilt RSU Award, as applicable, immediately prior to the Effective Time, including with respect to vesting and termination-related provisions, except that such Middleby RSU Award will be comprised of that number of Middleby restricted stock units equal to the product of (i) the number of Middleby RSU Awards outstanding immediately prior to the Effective Time, multiplied by (ii) the Exchange Ratio, with any fractional restricted stock units rounded down to the nearest whole restricted stock unit.

The following sets forth, for each Welbilt executive officer and director, the aggregate number of shares of Welbilt Common Stock subject to outstanding Welbilt RSU Awards held by such executive officer or director assuming (i) as required under SEC rules, the closing price of a Welbilt Common Stock is the Estimated Closing Value, (ii) a closing date of [    ], 2021 (which is the assumed date of closing of the Merger solely for purpose of the disclosure in this section), and (iii) such executive officer or director remains continuously employed with or engaged by Welbilt or a subsidiary until the Effective Time.

Name of Executive Officer or Director	Number of Shares Subject to Unvested Welbilt RSU Awards (#)	Estimated Value of Unvested Welbilt RSU Awards ($)
Named Executive Officer:
William C. Johnson	113,441	2,516,121
Martin Agard	110,431	2,449,360
Joel Horn	26,862	595,799
Richard N. Caron	27,218	603,695
Jennifer Gudenkauf	10,004	221,889
Director:
Cynthia M. Egnotovich	8,174	181,299
Dino J. Bianco	8,174	181,299
Joan K. Chow	8,174	181,299
Janice L. Fields	8,174	181,299
Brian R. Gamache	8,174	181,299
Andrew Langham	8,174	181,299

Welbilt PSUs

At the Effective Time, each Welbilt PSU Award that is outstanding immediately prior to the Effective Time will be converted into a Middleby RSU Award that vests solely based on the passage of time on the terms and conditions (including, if applicable, any continuing vesting requirements and vesting acceleration terms) applicable under the Welbilt RSU Award in effect immediately prior to the Effective Time, except that such Middleby RSU Award will be comprised of that number of Middleby RSUs equal to the product of (i) the number of shares subject to the Welbilt PSU Award immediately prior to the Effective Time assuming (x) in the case of Welbilt PSU Awards granted in 2019, that the actual or projected actual performance is achieved; provided, that such Welbilt PSUs are not assumed at greater than ten percent (10%) of target achievement, and (y) in the case of any other Welbilt PSU Awards, that the maximum level of performance is achieved, multiplied by (ii) the Exchange Ratio, with any fractional restricted stock units rounded down to the nearest whole restricted stock unit.

The following sets forth, for each Welbilt executive officer, the aggregate number of shares of Welbilt Common Stock subject to outstanding Welbilt PSU Awards held by such executive officer assuming (i) as required under SEC rules, the closing price of a Welbilt Common Stock is the Estimated Closing Value, (ii) a closing date of [    ], 2021 (which is the assumed date of closing of the Merger solely for purpose of the disclosure in this section), (iii) that none of the Welbilt PSUs with a performance period ending in 2019 will vest because the performance goals are not met, and (iv) such executive officer remains continuously employed with Welbilt or a subsidiary until the Effective Time.

Name of Executive Officer	Number of Shares Subject to Unvested Welbilt RSU Awards (#)	Estimated Value of Unvested Welbilt RSU Awards ($)
William C. Johnson	470,380	10,433,028
Martin Agard	126,856	2,813,666
Joel Horn	75,708	1,679,203
Richard N. Caron	75,708	1,679,203
Jennifer Gudenkauf	47,452	1,052,485

Contingent Employment Agreements

Welbilt has entered into Contingent Employment Agreements, which govern change in control severance arrangements, with each of its named executive officers. In the event Welbilt experiences a “change in control” (as defined in the Contingent Employment Agreements, and which the Merger will constitute), Mr. Johnson will continue to be employed by Welbilt for three years and each other named executive officer will continue to be employed for two years (as applicable, the “Change in Control Employment Period”). Under the Contingent Employment Agreements, each executive would remain employed at the same position held as of the change in control date, and would receive a salary at least equal to the salary in effect as of such date, plus all bonuses, incentive compensation, and other similar or comparable cash incentive bonus plans no less favorable than those that were available prior to a change in control. After a change in control, the executive’s compensation would be subject to upward adjustment at least annually based upon the executive’s contributions and the level of increases provided to other officers and key employees. Each Contingent Employment Agreement would terminate prior to the end of the Change in Control Employment Period if the executive voluntarily retired or was terminated for Cause, as defined in the Contingent Employment Agreement.

Additionally, the Contingent Employment Agreements provide the following benefits:

In the event the named executive officer is terminated without Cause or resigns for Good Reason (each as defined below) following a change in control and prior to the end of the applicable Change in Control Employment Period, the officer would generally be entitled to continued participation in health and welfare benefits for the remainder of the Change in Control Employment Period and to receive a payment equal to the base salary and the annual incentive compensation the executive would have otherwise been paid but for the termination, calculated on the basis of the target bonus for the year of termination, through the Change in Control Employment Period.

If the executive’s employment is terminated without Cause, or by the officer for Good Reason, in either case within 24 months following a change of control, all of the equity-based awards that are in effect as of the date of such termination will vest in full or deemed earned in full (assuming the maximum performance goals provided under such award were met, if applicable) effective on the date of such termination (i.e., a “double trigger”).

The cash amount (base salary, STIP and pro rata annual incentive award for the year of termination) described above generally would be paid in a lump sum within 30 days of the termination. In addition, benefits would continue to be provided over the course of the remainder of the Change in Control Employment Period.

If any of the payments to a named executive officer constitute an “excess parachute payment” under Section 280G of the Internal Revenue Code and would result in the imposition on the executive of an excise tax under Section 4999 of the Internal Revenue Code (the “Excise Tax”), the executive would not be entitled to any tax gross up amount; however, the executive would be entitled to receive the “best net” treatment. Under the “best net” treatment, if the after-tax amount (taking into account all federal, state and local excise, income and other taxes) that would be retained by the executive is less than the after- tax amount that would be retained by the executive if the executive were instead to be paid or provided (as the case may be) the maximum amount that the executive could receive without being subject to the Excise Tax (the “Reduced Amount”), then the executive would be entitled to receive the Reduced Amount instead of the full amount that would have been subject to the Excise Tax.

The Contingent Employment Agreements also provide that if the executive is terminated without Cause or resigns for Good Reason prior to the end of the Change in Control Employment Period, the executive will be subject to non-competition restrictive covenants for the lesser of two years or the unexpired term of the Change in Control Employment Period.

For purposes of the Contingent Employment Agreements:

“Cause” means only conviction based upon the commission of a felony or becoming the subject of a final nonappealable judgment of a court of competent jurisdiction holding that the executive is liable to Welbilt for damages for obtaining a personal benefit in a transaction adverse to the interests of Welbilt. The executive shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to the Employee a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters (3/4) of the entire membership of the Welbilt Board called and held for such purpose (after reasonable notice to the executive and an opportunity for the executive, together with his or her counsel, to be heard before the Welbilt Board), finding that the executive was guilty of conduct constituting Cause for termination and specifying the particulars thereof in detail.

“Good Reason” means a resignation by the executive based upon the occurrence (without the executive’s express written consent) of any of the following: (i) a material diminution in the executive’s position or title, or the assignment of duties to the executive that are materially inconsistent with Employee’s position or title; (ii) a material diminution in the executive’s base salary or incentive/bonus opportunities; (iii) a change of more than fifty (50) miles from the location of the executive’s principal place of employment on the date of the change in control; or (iv) a material breach by Welbilt of any of its obligations under the Contingent Employment Agreement, or (v) any successor to the principal business of Welbilt (whether by Merger, purchase of assets, liquidation or otherwise) fails or refuses to assume Welbilt’s obligations under the Contingent Employment Agreement. Notwithstanding the foregoing, no such event described above shall constitute Good Reason unless the executive gives written notice to Welbilt specifying the condition or event relied upon for such termination within ninety (90) days of the initial existence of such event and (2) Welbilt fails to cure the condition or event constituting Good Reason within thirty (30) days following receipt of the executive’s notice.

The Merger will constitute a “change in control” under the Contingent Employment Agreements. For the quantification of the estimated value of the severance payments and benefits described above that would be payable to Welbilt’s named executive officers, see the table below titled “Summary of Potential Transaction Payments to Executive Officers of Welbilt”.

Summary of Potential Transaction Payments to Executive Officer of Welbilt

The information set forth below is required by Item 402(t) of Regulation S-K regarding compensation that is based on or otherwise relates to the Merger that Welbilt’s executive officers could receive in connection with the Merger, as described more fully above under “—Interests of Welbilt’s Directors and Executive Officers in the Merger.” Such amounts have been calculated assuming (i) the Effective Time is [    ], 2022, which is the assumed date of closing of the Merger solely for purposes of the disclosures in this section, (ii) a price equal to the Estimated Closing Value, (iii) the annual base salary and annual target bonus opportunity for each of the executive officers remains unchanged from the amount determined as of the date hereof, (iv) none of Welbilt’s named executive officers receives any additional equity-based awards following the date hereof, (v) each named executive officer is terminated without “Cause” or resigns for “Good Reason” at or immediately following the Effective Time, (vi) the golden parachute rules under Section 280G of the Code do not limit the payments to the executive pursuant to the “best net” provision described above, and (vii) each of Welbilt’s named executive officers has properly executed any required releases and complied with all requirements (including any applicable restrictive covenants) necessary in order to receive such payments and benefits. Some of the assumptions used in the table below are based upon information not currently available and, as a result, the actual amounts to be received by any of Welbilt’s named executive officers, if any, may materially differ from the amounts set forth below.

Merger-Related Compensation

	Cash ($)(1)	Equity ($)(2)	Welfare Benefits(3)	Total
William C. Johnson	6,437,541	14,628,047	63,747	21,129,335
Martin Agard	2,493,350	5,666,315	43,394	8,203,059
Joel Horn	1,659,000	2,553,077	43,787	4,255,865
Richard N. Caron	1,591,850	2,564,085	42,416	4,198,350
Jennifer Gudenkauf	1,402,250	1,404,731	23,071	2,830,052

(1)

Amounts shown reflect the severance payments pursuant to each executive’s Contingent Employment Agreement, which consist of (i) the executive’s severance, i.e., two times (three times for Mr. Johnson) the sum of the named executive officer’s base salary and target annual bonus, and (ii) a pro rata STIP bonus at the target level of performance for the year of termination. The estimated amount of each such payment included in the Cash column above is set forth in the table below.

(2)

Amounts shown reflect the sum of the potential value that each named executive officer could receive in connection with accelerated vesting and settlement of Welbilt equity awards. The estimated amount of each such payment is set forth in the table below:

	Stock Options ($)	RSUs ($)	PSUs ($)
William C. Johnson	1,678,897	2,516,121	10,433,028
Martin Agard	403,289	2,449,360	2,813,666
Joel Horn	278,075	595,799	1,679,203
Richard N. Caron	281,186	603,695	1,679,203
Jennifer Gudenkauf	130,357	221,889	1,052,485

(3)	Amounts shown reflect the estimated cost of continued participation in health and welfare benefits for the remainder of the Change in Control Employment Period.

Interests of Middleby’s Directors and Executive Officers in the Merger

Other than with respect to continued service for, employment by and the right to continued indemnification by the combined company, as of the date of this joint proxy statement/prospectus, Middleby’s directors and executive officers do not have interests in the Merger that are different from, or in addition to, the interests of other Middleby stockholders generally. The Middleby Board was aware of and considered these factors, among other matters, in determining that the terms of the Merger Agreement and the Merger are fair to and in the best interests of Middleby and Middleby stockholders, approving and adopting the Merger Agreement and the transactions contemplated thereby, including the Merger and the shares of Middleby Common Stock to be issued in connection with the Stock Issuance Proposal, and recommending that the Middleby stockholders approve the Stock Issuance Proposal. See “The Merger—Background of the Merger” and “The Merger—Recommendation of the Middleby Board of Directors and its Reasons for the Merger.”

Ownership of Middleby after the Merger

Based on the number of shares of Middleby Common Stock and Welbilt Common Stock outstanding on [    ], 2021, the latest practicable date prior to the date of this joint proxy statement/prospectus, upon completion of the Merger, former Welbilt stockholders are expected to own approximately 24% of the outstanding shares of Middleby Common Stock and Middleby stockholders immediately prior to the Merger are expected to own approximately 76% of the outstanding shares of Middleby Common Stock. The relative ownership interests of Middleby stockholders and former Welbilt stockholders in the combined company immediately following the Merger will depend on the number of shares of Middleby Common Stock and Welbilt Common Stock issued and outstanding immediately prior to the Merger.

Governance of Middleby After the Merger

Charter Amendment

The Middleby Charter will be amended to increase the number of authorized shares of Middleby Common Stock from 95,000,000 shares to 150,000,000 shares. A copy of the Middleby Charter Amendment is attached to this joint proxy statement/prospectus as Annex E.

At the Effective Time, the Middleby Charter, as in effect immediately prior to the Effective Time, as amended as described above, will be the charter of Middleby until thereafter amended in accordance with applicable law.

Bylaws

At the Effective Time, the Middleby Bylaws, as in effect immediately prior to the Effective Time, will be the bylaws of Middleby until thereafter amended in accordance with applicable law.

Board of Directors After Completion of the Merger

The Middleby Board at the Effective Time will be composed of (i) the Legacy Middleby Directors and (ii) the Welbilt Appointed Directors.

Headquarters

Following the Effective Time, the headquarters of Middleby will continue to be located in Elgin, Illinois.

Repayment, Termination and Defeasance of Existing Indebtedness

At least five (5) business days prior to the Closing Date, Welbilt will use commercially reasonable efforts to deliver to Middleby:

•

an executed copy of a customary payoff letter from the agents under the Existing Credit Agreement in form and substance reasonably satisfactory to Middleby relating to the repayment in full of all obligations under the Existing Credit Agreement or secured or guaranteed by the Existing Credit Agreement, the termination of all commitments in connection therewith, the release of all encumbrances granted under the Existing Credit Agreement or securing the obligations under the Existing Credit Agreement and the release of all guarantees granted under the Existing Credit Agreement or in connection with the Existing Credit Agreement; and

•

final drafts of customary certificates and opinions, in form and substance reasonably satisfactory to Middleby, relating to and required for the defeasance and discharge of all of the obligations under the Indenture, dated as of February 18, 2016, among MTW Foodservice Escrow Corp., as issuer, the guarantors party thereto from time to time, and Wells Fargo Bank, National Association, as trustee (the “Indenture”).

Welbilt will use commercially reasonable efforts to, and will use commercially reasonable efforts to cause its subsidiaries to, deliver to Middleby (or to the agent or trustee, as applicable, under the Existing Credit Facilities, in the case of prepayment and termination notices or deliverables related to defeasance) prior to the Closing, in form and substance reasonably satisfactory to Middleby, all the documents, filings and notices required for:

•

the termination of commitments under the Existing Credit Agreement, the release of all guarantees and other loan documents executed in connection with the Existing Credit Agreement, and the release of all encumbrances granted in connection with the Existing Credit Agreement, including the filing of UCC releases, termination of control agreements, and delivery of possessory collateral, which will in each case be subject to the occurrence of the Closing and the repayment in full of all obligations then outstanding under the Existing Credit Facilities; and

•	the defeasance and discharge of all obligations under the Existing Indenture and the release of all guarantees executed in connection with the Existing Indenture.

Directors’ and Officers’ Indemnification Insurance

Without limiting any additional rights that any director or officer may have under any agreement or Welbilt Benefit Plan (as defined in the Merger Agreement), from the Effective Time through the sixth anniversary of the date on which the Effective Time occurs, Middleby will cause the surviving corporation of the Merger (the “Surviving Corporation”) to indemnify and hold harmless each present (as of the Effective Time) and former director and officer of Welbilt and its subsidiaries (the “D&O Indemnified Parties”) against all claims, losses, liabilities, damages, judgments, inquiries, fines and reasonable fees, costs and expenses, including attorneys’ fees and disbursements incurred in connection with any proceeding arising out of or pertaining to the fact that such D&O Indemnified Party is or was an officer or director of Welbilt or any of its subsidiaries at or prior to the Effective Time (including with respect to the Merger Agreement and the transactions and actions contemplated in the Merger Agreement), whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent permitted under applicable law and the Certificate of Incorporation or the Middleby Bylaws as at the date of the Merger Agreement; provided that no D&O Indemnified Party will be entitled to indemnification for any act or omission which constitutes fraud or willful misconduct by such D&O Indemnified Party.

In the event of any such proceeding:

•

each D&O Indemnified Party will be entitled to advancement of expenses incurred in the defense of any proceeding from the Surviving Corporation to the fullest extent permitted under applicable law and the Certificate of Incorporation and the Middleby Bylaws as of the date of the Merger Agreement provided that such D&O Indemnified Party first provides a written undertaking to repay such advances if it is ultimately determined that such person is not entitled to indemnification; and

•

the Surviving Corporation will not settle, compromise or consent to the entry of any judgment in any proceeding for which indemnification has been sought by such D&O Indemnified Party under the Merger Agreement, unless such settlement, compromise or consent includes an unconditional release of such D&O Indemnified Party from all liability arising out of such proceeding or such D&O Indemnified Party otherwise consents.

Middleby and Merger Sub agree that all rights to indemnification and exculpation from liabilities, including advancement of expenses, for acts or omissions occurring at or prior to the Effective Time now existing in favor of the D&O Indemnified Parties as provided in the Certificate of Incorporation, the Middleby

Bylaws or any indemnification contract between such directors or officers and Welbilt (in each case, as in effect on, and, in the case of any indemnification contracts, to the extent made available to Middleby prior to, the date of the Merger Agreement) will survive the Merger and will continue in full force and effect. For a period of six (6) years from the Effective Time, the Surviving Corporation will, and Middleby will cause the Surviving Corporation to, maintain in effect the exculpation, indemnification and advancement of expenses equivalent to the provisions of the Certificate of Incorporation and Bylaws as in effect immediately prior to the Effective Time with respect to acts or omissions occurring prior to the Effective Time and will not amend, repeal or otherwise modify any such provisions in any manner that would adversely affect the rights thereunder of any D&O Indemnified Parties; provided, however, that all rights to indemnification in respect of any action pending or asserted or any claim made within such period will continue until the disposition of such action or resolution of such claim. From and after the Effective Time, Middleby will guarantee and stand surety for, and will cause the Surviving Corporation to honor, in accordance with their respective terms, each of the covenants contained in the directors’ and officers’ insurance covenant.

Prior to the Effective Time, Welbilt will or, if Welbilt is unable to, Middleby will cause the Surviving Corporation as of or after the Effective Time to, purchase a six (6)-year prepaid “tail” policy, with terms, conditions, retentions and limits of liability that are no less favorable than the coverage provided under Welbilt’s existing policies of directors’ and officers’ liability insurance and fiduciary liability insurance, with respect to matters arising on or before the Effective Time (including in connection with the Merger Agreement and the transactions or actions contemplated by the Merger Agreement), and Middleby will cause such policy to be maintained in full force and effect, for its full term, and cause all obligations thereunder to be honored by the Surviving Corporation, and no other party will have any further obligation to purchase or pay for insurance under the Merger Agreement; provided, however, that Welbilt will not pay, and the Surviving Corporation will not be required to pay, in the aggregate, in excess of three hundred percent (300%) of the last annual premium paid by Welbilt prior to the date of the Merger Agreement in respect of such “tail” policy. If Welbilt or the Surviving Corporation for any reason fails to obtain such “tail” insurance policy prior to, as of or after the Effective Time, Middleby will, for a period of six (6) years from the Effective Time, cause the Surviving Corporation to maintain in effect the current policies of directors’ and officers’ liability insurance and fiduciary liability insurance maintained by Welbilt with respect to matters arising on or before the Effective Time; provided, however, that after the Effective Time, Middleby will not be required to pay, in the aggregate, in excess of three hundred percent (300%) of the last annual premium paid by Welbilt prior to the date of the Merger Agreement in respect of the coverage required to be obtained pursuant to the Merger Agreement, but in such case will purchase as much coverage as reasonably practicable for such amount.

The covenants contained in the directors’ and officers’ insurance covenant are intended to be for the benefit of, and will be enforceable by, each of the D&O Indemnified Parties and their respective heirs and will not be deemed exclusive of any other rights to which any such person is entitled, whether pursuant to law, contract or otherwise.

In the event that Middleby or the Surviving Corporation or any of their respective successors or assigns:

•	consolidates with or merges into any other person and will not be the continuing or surviving corporation or entity of such consolidation or merger; or

•	transfers or conveys all or substantially all of its properties and assets to any person;

then, and in each such case, proper provision will be made so that the successors or assigns of Middleby or the Surviving Corporation, as the case may be, will assume the obligations set forth in the directors’ and officers’ insurance covenant of the Merger Agreement.

Dividend Policy

Middleby does not currently pay cash dividends on the Middleby Common Stock. Any future payment of cash dividends on the Middleby Common Stock will be at the discretion of the Middleby Board and will depend upon Middleby’s results of operations, earnings, capital requirements, contractual restrictions and other factors deemed relevant by the Middleby Board. The Middleby Board currently intends to retain any future earnings to support its operations and to finance the growth and development of Middleby’s business and does not intend to declare or pay cash dividends on Middleby Common Stock for the foreseeable future. In addition, Middleby’s revolving credit facility limits its ability to declare or pay dividends on the Middleby Common Stock.

Listing of Middleby Common Stock; Delisting and Deregistration of Welbilt Common Stock

Before completion of the Merger, Middleby has agreed to its reasonable best efforts to cause the shares of Middleby Common Stock to be issued in the Merger and reserved for issuance under any Welbilt equity awards to be approved for listing on NASDAQ. The approval and authorization for listing on NASDAQ, subject to official notice of issuance, of the new shares of Middleby Common Stock to be issued to former Welbilt stockholders in the Merger is a condition to the consummation of the Merger. If the Merger is completed, the Welbilt Common Stock will cease to be listed on the NYSE and will be deregistered under the Exchange Act.

U.S. Federal Securities Law Consequences

Assuming the effectiveness of the registration statement on Form S-4 of which this joint proxy statement/prospectus forms a part, the shares of Middleby Common Stock issued in the Merger will not be subject to any restrictions on transfer arising under the Securities Act or the Exchange Act. This joint proxy statement/prospectus does not cover resales of shares of Middleby Common Stock received by any person upon the completion of the Merger, and no person is authorized to make any use of this joint proxy statement/prospectus, or the registration statement on Form S-4 of which this joint proxy statement/prospectus forms a part, in connection with any resale of shares of Middleby Common Stock.

Accounting Treatment of the Merger

The Merger will be accounted for using the acquisition method of accounting in accordance with ASC 805 — Business Combinations, which we refer to as “ASC 805.” Middleby’s management has evaluated the guidance contained in ASC 805 with respect to the identification of the acquirer in the Merger and concluded, based on a consideration of the pertinent facts and circumstances, that Middleby will be the acquirer for financial accounting purposes. Accordingly, Middleby’s cost to acquire Welbilt has been allocated to Welbilt’s acquired assets, liabilities and commitments based upon their estimated fair values. The allocation of the purchase price is estimated and is dependent upon estimates of certain valuations that are subject to change. In addition, the final purchase price of Middleby’s acquisition of Welbilt will not be known until the date of the completion of the Merger and could vary materially from the preliminary purchase price. Accordingly, the final acquisition accounting adjustments may be materially different from the preliminary unaudited pro forma adjustments presented.

Regulatory Matters

The completion of the Merger is subject to:

•

any applicable waiting period (and any extension thereof, including under any agreement between a party and a governmental authority agreeing not to consummate the Merger prior to a certain date) under the HSR Act relating to the consummation of the Merger having expired or early termination thereof being granted;

•

each consent from a governmental authority required to be obtained with respect to the Merger under any Antitrust Law set forth in the disclosure letters to the Merger Agreement must be obtained and must remain in full force and effect, in each case, without the imposition, individually or in the aggregate, of an Unacceptable Condition; and

•

no governmental authority of competent jurisdiction has issued or entered any order after the date of the Merger Agreement, and no law has been enacted or promulgated after the date of the Merger Agreement, in each case, that (whether temporary or permanent) is in effect and has the effect of a Restraint.

No Appraisal Rights

Appraisal rights are statutory rights that, if applicable under law, enable stockholders of a corporation to dissent from a merger and to demand that such corporation pay the fair value for their shares as determined by a court in a judicial proceeding instead of receiving the consideration offered to such stockholders in connection with the transaction. Under the DGCL, stockholders do not have appraisal rights if the shares of stock they hold are either listed on a national securities exchange or held of record by more than 2,000 holders. In addition, stockholders of the constituent corporation surviving the merger are not entitled to appraisal rights if the merger did not require the vote of the stockholders of the surviving corporation pursuant to Section 251(f) of the DGCL. Notwithstanding the foregoing, appraisal rights are available if stockholders are required by the terms of the Merger Agreement to accept for their shares anything other than (i) shares of stock of the surviving or resulting corporation, (ii) shares of stock of another corporation that will either be listed on a national securities exchange or held of record by more than 2,000 holders, (iii) cash in lieu of fractional shares or (iv) any combination of the foregoing.

No dissenters’ or appraisal rights will be available to stockholders of Welbilt or Middleby with respect to the Merger, the Stock Issuance Proposal or any of the other transactions contemplated by the Merger Agreement.

Litigation Related to the Merger

On June 2, 2021, a purported stockholder of Welbilt filed a putative federal securities action against the members of the Welbilt Board and Welbilt under the caption Stein v. Welbilt, Inc., et al., Case No. 1:21-cv-00812 (D. Del.) (the “Stein Lawsuit”). On June 4, 2021, a purported stockholder of Welbilt filed a putative federal securities action against the members of the Welbilt Board, Welbilt, Middleby, Middleby Marshall Inc., and Mosaic Merger Sub, Inc. under the caption Vanmersbergen v. Welbilt, Inc., et al., Case No. 1:21-cv-00822 (D. Del.) (the “Vanmersbergen Lawsuit,” and together with the Stein Lawsuit, the “Lawsuits”). The Lawsuits generally allege that this registration statement on Form S-4, originally filed on May 28, 2021 in connection with the Merger, omits material information in violation of Sections 14(a) and 20(a) of the Exchange Act, rendering this registration statement false and misleading. The Lawsuits seek, among other things, injunctive relief to prevent the consummation of the Merger, or alternatively, rescission or rescissory damages in the event the Merger is consummated, damages, costs, including attorneys’ fees, and such other and further relief as the court may deem just and proper. In addition, the Vanmersbergen Lawsuit seeks an order directing the defendants to account for all damages allegedly suffered by plaintiff.

THE MERGER AGREEMENT

The following description sets forth the principal terms of the Merger Agreement, which is attached as Annex A and incorporated by reference into this joint proxy statement/prospectus. The rights and obligations of the parties are governed by the express terms and conditions of the Merger Agreement and not by this description, which is summary by nature. This description does not purport to be complete and is qualified in its entirety by reference to the complete text of the Merger Agreement. You are encouraged to read the Merger Agreement carefully and in its entirety, as well as this joint proxy statement/prospectus, before making any decisions regarding any of the proposals described in this joint proxy statement/prospectus. This section is only intended to provide you with information regarding the terms of the Merger Agreement. Neither Middleby nor Welbilt intends that the Merger Agreement will be a source of business or operational information about Middleby or Welbilt. Accordingly, the representations, warranties, covenants and other agreements in the Merger Agreement should not be read alone, and you should read the information provided elsewhere in this joint proxy statement/prospectus and in the public filings Middleby and Welbilt make with the SEC, as described in “Where You Can Find More Information.”

Explanatory Note Regarding the Merger Agreement

The Merger Agreement and this summary of terms are included to provide you with information regarding the terms of the Merger Agreement. Factual disclosures about Middleby and Welbilt contained in this joint proxy statement/prospectus or in the public reports of Middleby and Welbilt filed with the SEC may supplement, update or modify the factual disclosures about Middleby and Welbilt contained in the Merger Agreement. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement, as of a specific date. In addition, these representations, warranties and covenants were made solely for the benefit of the parties to the Merger Agreement and may be qualified and subject to important limitations agreed to by Middleby and Welbilt in connection with negotiating the terms of the Merger Agreement. In particular, in your review of the representations and warranties contained in the Merger Agreement and described in this summary, it is important to bear in mind that the representations and warranties were negotiated with a principal purpose of allocating risk between parties to the Merger Agreement rather than the purpose of establishing these matters as facts. The representations and warranties also may be subject to a contractual standard of materiality different from that generally applicable to stockholders and reports and documents filed with the SEC and, in some cases, were qualified by the matters contained in the confidential disclosures that Middleby and Welbilt each delivered in connection with the Merger Agreement, which disclosures were not reflected in the Merger Agreement itself. Moreover, information concerning the subject matter of the representations and warranties, which do not purport to be accurate as of the date of this joint proxy statement/prospectus, may have changed since the date of the Merger Agreement and subsequent developments or new information qualifying a representation or warranty may have been included in this joint proxy statement/prospectus or in the respective public filings made by Middleby and Welbilt with the SEC.

Additional information about Middleby and Welbilt may be found elsewhere in this joint proxy statement/prospectus or incorporated by reference herein. Please see “Where You Can Find More Information.”

Structure of the Merger

Upon satisfaction or waiver of the conditions to Closing in the Merger Agreement, at the Effective Time, Merger Sub will be merged with and into Welbilt, the separate corporate existence of Merger Sub will cease and Welbilt will continue as the surviving corporation in the Merger as an indirect wholly owned subsidiary of Middleby.

Completion and Effectiveness of the Merger

Subject to the provisions of the Merger Agreement, the Closing will take place on a date to be specified by the parties to the Merger Agreement, but no later than the third (3rd) business day after the satisfaction or waiver of the conditions set forth in the Merger Agreement (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions), unless another time, date or place is agreed to in writing by the parties to the Merger Agreement (such date being the “Closing Date”). The Closing shall take place at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 155 North Wacker Drive, Chicago, Illinois.

Concurrently with the Closing, Welbilt will cause a certificate of merger with respect to the Merger (the “Certificate of Merger”) to be executed and filed with the Delaware Secretary of State as provided under the DGCL. The Merger will become effective at the time the Certificate of Merger is duly filed with the Delaware Secretary of State or at such other date and time as is agreed between Middleby and Welbilt and specified in the Certificate of Merger. The Merger will have the effects set forth in the Merger Agreement and the applicable provisions of the DGCL.

Merger Consideration

At the Effective Time, by virtue of the Merger and without any further action on the part of Middleby, Merger Sub, Welbilt or any holder of capital stock thereof:

•	The Canceled Shares will automatically be canceled and retired and cease to exist, and no consideration or payment will be delivered in exchange therefor or in respect thereof;

•

each share of Welbilt Common Stock issued and outstanding immediately prior to the Effective Time (other than Canceled Shares) will be converted into the right to receive, in accordance with the terms of the Merger Agreement the Merger Consideration;

•

each share of Welbilt Common Stock to be converted into the right to receive the Merger Consideration as provided in the Merger Agreement will no longer be outstanding and will be automatically canceled and will cease to exist, and the Certificates or Book-Entry Shares, which immediately prior to the Effective Time represented such Welbilt Common Stock, will cease to have any rights with respect to such Welbilt Common Stock other than the right to receive, upon surrender of such Certificates or Book-Entry Shares in accordance with the Merger Agreement, the Merger Consideration and any dividends or other distributions payable to such holder pursuant to the Merger Agreement; and

•

each share of common stock, par value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time will be converted into and become one (1) fully paid share of common stock, par value $0.01 per share, of the combined company and constitute the only outstanding shares of capital stock of the combined company.

No fractional shares of Middleby Common Stock will be issued upon the conversion of Welbilt Common Stock pursuant to the Merger Agreement, and such fractional share interests will not entitle the owner thereof to any Middleby Common Stock or to vote or to any other rights of a holder of Middleby Common Stock. All fractional shares that a single record holder of Welbilt Common Stock would be otherwise entitled to receive will be aggregated and calculations will be rounded to three (3) decimal places. In lieu of any such fractional shares, each holder of Welbilt Common Stock otherwise entitled to a fractional share of Middleby Common Stock will be entitled to receive an amount in cash, without interest, rounded down to the nearest cent, equal to the product of (i) the amount of the fractional share interest in a share of Middleby Common Stock to which such holder would, but for the Merger Agreement, be entitled under the Merger Agreement and (ii) the price of Middleby Common Stock. As soon as practicable after the determination of the amount of cash to be paid to holders of Welbilt Common Stock, if any, the Exchange Agent will pay the applicable amount, without interest, to each of the holders of Welbilt Common Stock entitled to receive such cash. The payment of cash in lieu of fractional share interests pursuant to the Merger Agreement is not a separately bargained-for consideration.

For the purposes of the previous paragraph, the price of Middleby Common Stock is the arithmetic average VWAP of Middleby Common Stock for the ten (10) consecutive trading days ending immediately prior to the Closing Date, starting with the opening of trading on the first such trading day to the closing of the last trading day prior to the Closing Date.

Treatment of Welbilt Equity Awards

Treatment of Welbilt Stock Options

As of the Effective Time, each Welbilt Option that is then outstanding will be converted into a Middleby Option with substantially the same terms and conditions as were applicable to such Welbilt Option immediately prior to the Effective Time, including with respect to vesting and termination-related provisions, except that:

•

such Middleby Option will provide the right to purchase that whole number of shares of Middleby Common Stock (rounded down to the nearest whole share) equal to the number of shares of Welbilt Common Stock subject to such Welbilt Option, multiplied by the Exchange Ratio; and

•

the exercise price per share for each such Middleby Option will be equal to the exercise price per share of such Welbilt Option in effect immediately prior to the Effective Time, divided by the Exchange Ratio (the exercise price per share, as so determined, being rounded up to the nearest full cent);

provided, however, that the conversion of the Welbilt Options will be made in a manner consistent with Treasury Regulation Section 1.424-1, such that such conversion will not constitute a “modification” of such Welbilt Options for purposes of Section 409A or Section 424 of the Code.

Treatment of Welbilt Restricted Stock

As of the Effective Time, each Welbilt Restricted Stock award that is outstanding immediately prior to the Effective Time will be converted into a Middleby Restricted Stock Award with substantially the same terms and conditions as were applicable to such Welbilt Restricted Stock award immediately prior to the Effective Time, including with respect to vesting and termination-related provisions, except that such Middleby Restricted Stock Award will be comprised of that number of shares of Middleby Common Stock as is equal to the product of:

•	the number of shares of Welbilt Common Stock subject to such Welbilt Restricted Stock award immediately prior to the Effective Time; multiplied by

•	the Exchange Ratio, with any fractional shares rounded down to the nearest whole share.

Treatment of Welbilt RSUs

As of the Effective Time, each Welbilt RSU and each Welbilt Director RSU that is outstanding immediately prior to the Effective Time will be converted into a Middleby RSU Award with substantially the same terms and conditions as were applicable to such Welbilt RSU or Welbilt Director RSU, as applicable, immediately prior to the Effective Time, including with respect to vesting and termination-related provisions, except that such Middleby RSU Award will be comprised of that number of Middleby restricted stock units as is equal to the product of:

•	the number of Welbilt RSUs or Welbilt Director RSUs, as applicable, subject to such award immediately prior to the Effective Time; multiplied by

•	the Exchange Ratio, with any fractional restricted stock units rounded down to the nearest whole restricted stock unit.

Treatment of Welbilt PSUs

As of the Effective Time, each Welbilt PSU (other than a Welbilt Director RSU) that is outstanding immediately prior to the Effective Time will, as of the Effective Time, be converted into a Middleby RSU Award that vests solely based on the passage of time on the terms and conditions (including, if applicable, any continuing vesting requirements and vesting acceleration terms) under the Welbilt Equity Plan and applicable award agreement in effect immediately prior to the Effective Time, except that such Middleby RSU Award will be comprised of that number of Middleby restricted stock units as is equal to the product of:

•	the number of Welbilt PSUs subject to such award immediately prior to the Effective Time assuming:

•

in the case of Welbilt PSUs granted in 2019, that the actual or projected actual performance is achieved; provided that such Welbilt PSUs are not assumed at greater than ten percent (10%) of target achievement; and

•	in the case of any other Welbilt PSUs, that the maximum level of performance is achieved; multiplied by;

•	the Exchange Ratio, with any fractional restricted stock units rounded down to the nearest whole restricted stock unit.

Certain Actions

Prior to the Effective Time, the parties will take all actions that Middleby and Welbilt determine are reasonably necessary or desirable to effectuate the provisions of the Merger Agreement related to the treatment of the Welbilt equity awards, including obtaining board or committee consents or adopting or assuming a Welbilt Equity Plan by Middleby.

At or prior to the Effective Time, Middleby will be required take all actions reasonably necessary to reserve for issuance a number of shares of Middleby Common Stock in connection with the Rollover Equity Awards.

At or prior to the Effective Time, Middleby will file a registration statement on Form S-8 with respect to the shares of Middleby Common Stock subject to the assumed awards described in the Merger Agreement. Welbilt will be required to reasonably assist Middleby in the preparation of such registration statement and provide Middleby with all information reasonably requested by Middleby for such preparation.

Board of Directors After Completion of the Merger

The Middleby Board at the Effective Time will be composed of (i) the Legacy Middleby Directors and (ii) the Welbilt Appointed Directors.

Notwithstanding the foregoing, if a Welbilt Appointed Director is not willing or able to serve on the Middleby Board as of the Effective Time, then Welbilt will be entitled to designate a replacement for such Welbilt Appointed Director who is reasonably acceptable to Middleby.

After the Effective Time, the Nominating and Corporate Governance Committee of the Middleby Board will:

•

nominate each Welbilt Appointed Director as part of the slate of directors that is included in the proxy statement of Middleby relating to the election of directors for the next annual meeting of the Middleby stockholders following the Effective Time; and

•	provide the same support for the election of each such Welbilt Appointed Director as it provides for all other individuals standing for election at such annual meeting.

Exchange of Shares

Exchange Agent

At or prior to the Effective Time, Middleby will deposit or cause to be deposited with the Exchange Agent, for exchange in accordance with the Merger Agreement through the Exchange Agent, book-entry shares representing the full number of whole shares of Middleby Common Stock issuable pursuant to the Merger Agreement in exchange for outstanding shares of Welbilt Common Stock that are converted into the right to receive the Merger Consideration pursuant to the Merger Agreement, and Middleby will, after the Effective Time on the appropriate payment date, if applicable, provide or cause to be provided to the Exchange Agent any dividends or other distributions payable on such shares of Middleby Common Stock pursuant to the Merger Agreement (such shares of Middleby Common Stock provided to the Exchange Agent, together with any dividends or other distributions with respect thereto and cash in lieu of fractional shares of Middleby Common Stock to be paid pursuant to the Merger Agreement, the “Exchange Fund”).

Following the determination of the aggregate amount of cash required to be paid in lieu of fractional shares pursuant to the Merger Agreement, Middleby will cause the Surviving Corporation to deposit or cause to be deposited with the Exchange Agent such amount of cash sufficient for payment by the Exchange Agent to the applicable holders of Welbilt Common Stock in accordance with the Merger Agreement. The Exchange Fund will not be used for any purpose other than to fund payments pursuant to the Merger Agreement, except as expressly provided for in the Merger Agreement.

Exchange Procedures

As promptly as practicable following the Effective Time, Middleby will cause the Exchange Agent to mail to each holder of record of a Certificate that immediately prior to the Effective Time represented outstanding shares of Welbilt Common Stock that have been converted into the right to receive the Merger Consideration pursuant to the Merger Agreement:

•

a letter of transmittal (which will specify that delivery will be effected, and risk of loss and title to the Certificates will pass only upon proper delivery of the Certificates (or affidavits of loss in lieu thereof) to the Exchange Agent, and which will be in the form and have such other provisions as Middleby and Welbilt may reasonably specify); and

•

instructions (which instructions will be in the form and have such other provisions as Middleby and Welbilt may reasonably specify) for use in effecting the surrender of the Certificates in exchange for:

•

the number of shares of Middleby Common Stock (which will be in book-entry form) representing, in the aggregate, the whole number of shares that such holder has the right to receive in respect of such Certificates pursuant to the Merger Agreement;

•	any dividends or other distributions payable to such holder pursuant to the Merger Agreement; and

•	cash in lieu of fractional shares of Middleby Common Stock payable to such holder pursuant to the Merger Agreement.

Upon surrender of a Certificate (or affidavit of loss in lieu thereof) for cancellation to the Exchange Agent, together with a letter of transmittal duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be required pursuant to such instructions, the holder of such Certificate will be entitled to receive in exchange therefor, and Middleby will cause the Exchange Agent to pay and deliver in exchange therefor as promptly as reasonably practicable:

•

the number of shares of Middleby Common Stock (which shall be in book-entry form) representing, in the aggregate, the whole number of shares that such holder has the right to receive in respect of such Certificate pursuant to the Merger Agreement;

•	any dividends or other distributions payable pursuant to the Merger Agreement; and

•

cash in lieu of fractional shares of Middleby Common Stock payable pursuant to the Merger Agreement, and the Certificate (or affidavit of loss in lieu thereof) so surrendered shall be forthwith canceled.

Until surrendered as contemplated by the Merger Agreement, each Certificate (or affidavit of loss in lieu thereof) will be deemed, from and after the Effective Time, to represent only the right to receive the applicable Merger Consideration as contemplated by the Merger Agreement and any dividends or other distributions payable pursuant to the Merger Agreement. The Exchange Agent will accept such Certificates (or affidavits of loss in lieu thereof) upon compliance with such reasonable terms and conditions as the Exchange Agent may impose to effect an orderly exchange thereof in accordance with normal exchange practices.

As promptly as practicable following the Effective Time, the Exchange Agent will issue and deliver to each holder of Book-Entry Shares that immediately prior to the Effective Time represented shares of Welbilt Common Stock that are converted into the right to receive the Merger Consideration pursuant to the Merger Agreement:

•

the number of shares of Middleby Common Stock (which will be in book-entry form) representing, in the aggregate, the whole number of shares that such holder has the right to receive in respect of such Book-Entry Shares pursuant to the Merger Agreement;

•	any dividends or other distributions payable pursuant to the Merger Agreement; and

•

cash in lieu of any fractional share of Middleby Common Stock payable pursuant to the Merger Agreement, and the Book-Entry Shares so surrendered will be canceled, without such holder being required to deliver a Certificate or any letter of transmittal, “agent’s message” or other documents to the Exchange Agent.

Lost Certificates

If any Certificate is lost, stolen or destroyed, then upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by Middleby, the posting by such person of a bond, in such reasonable amount as Middleby may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration to which the holder thereof is entitled pursuant to the Merger Agreement.

Distributions with Respect to Unexchanged Shares

Subject to applicable law, following surrender of a Certificate (or affidavit of loss in lieu thereof) or Book-Entry Shares for cancellation to the Exchange Agent, there will be paid to the holder of the Middleby Common Stock issued in exchange for such Certificate or Book-Entry Shares, without interest:

•

at the time of delivery of such Middleby Common Stock by the Exchange Agent pursuant to the Merger Agreement, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such shares of Middleby Common Stock; and

•

at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such delivery of such Middleby Common Stock by the Exchange Agent pursuant to the Merger Agreement, and a payment date subsequent to such delivery of such Middleby Common Stock by the Exchange Agent pursuant to the Merger Agreement, payable with respect to such shares of Middleby Common Stock.

In the event of a transfer of ownership of Welbilt Common Stock that is not registered in the transfer records of Welbilt, payment of the appropriate amount of Merger Consideration (and any dividends or other distributions with respect to Middleby Common Stock as contemplated by the Merger Agreement) may be made to a person other than the person in whose name the Certificate or Book-Entry Share so surrendered is registered, if such Certificate is properly endorsed or otherwise in proper form for transfer (and accompanied by all documents reasonably required by the Exchange Agent) or such Book-Entry Share is properly transferred and the person requesting such payment pays any transfer or other taxes required by reason of the payment to a person other than the registered holder of such Certificate or Book-Entry Share or establish to the satisfaction of Middleby that such tax has been paid or is not applicable.

Termination of the Exchange Fund

Any portion of the Exchange Fund which remains undistributed to the holders of the Certificates or Book-Entry Shares for one (1) year after the Effective Time will be delivered to Middleby or its designee upon demand, and any such holders prior to the Merger who have not theretofore complied with the Merger Agreement will thereafter look only to Middleby as general creditor thereof for payment of their claims for Merger Consideration and any dividends or distributions with respect to Middleby Common Stock.

No Liability

None of Middleby, Merger Sub, Welbilt or the Exchange Agent will be liable to any person in respect of any shares of Middleby Common Stock (or dividends or distributions with respect thereto) or cash held in the Exchange Fund delivered to a governmental authority pursuant to any applicable abandoned property, escheat or similar law.

If any Certificate or Book-Entry Share has not been surrendered immediately prior to the date on which any Merger Consideration in respect of such Certificate or Book-Entry Share would otherwise escheat to or become the property of any governmental authority, any such Merger Consideration in respect of such Certificate or Book-Entry Share will, to the extent permitted by applicable law, become the property of Middleby free and clear of all claims or interest of any person previously entitled thereto.

Withholding

Middleby and the Exchange Agent will be entitled to deduct and withhold from the Merger Consideration and any amounts otherwise payable pursuant to the Merger Agreement to any former holder of Welbilt Common Stock or holder of any Welbilt equity awards such amounts as Middleby or the Exchange Agent are required to deduct and withhold with respect to the making of such payment under the Code or any provision of applicable tax law. Any amounts so withheld will be treated for all purposes of the Merger Agreement as having been paid to the person in respect of which such deduction and withholding was made by Middleby or the Exchange Agent.

Investment of Exchange Fund

The Exchange Agent will invest any cash included in the Exchange Fund as directed by Middleby; provided that no such investment will relieve Middleby or the Exchange Agent from making the payments required by the Merger Agreement, and following any losses Middleby will promptly provide additional funds to the Exchange Agent for the benefit of the holders of Welbilt Common Stock in the amount of such losses. Any interest or income produced by such investments will be payable to Middleby or its designee as directed by Middleby.

Adjustments to the Merger Consideration

Without limiting the parties’ respective obligations under certain parts of the Merger Agreement, if at any time during the period between the date of the Merger Agreement and the Effective Time, any change in the number or type of outstanding shares of Middleby Common Stock or Welbilt Common Stock will occur as a result of a reclassification, recapitalization, exchange, stock split (including a reverse stock split) or combination or readjustment of shares or any stock dividend or stock distribution with a record date during such period, the Merger Consideration and any other similarly dependent items, as the case may be, will be appropriately adjusted to provide the same economic effect as contemplated by the Merger Agreement prior to such event.

Representations and Warranties

The Merger Agreement contains representations and warranties made by Middleby to Welbilt and by Welbilt to Middleby. Certain of the representations and warranties in the Merger Agreement are subject to materiality or Material Adverse Effect qualifications (that is, they will not be deemed to be inaccurate or incorrect unless their failure to be true or correct is material or would, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect on the party making such representation or warranty). In addition, certain of the representations and warranties in the Merger Agreement are subject to knowledge qualifications, which means that those representations and warranties would not be deemed untrue, inaccurate or incorrect as a result of matters of which certain officers of the party making the representation did not have actual knowledge. Furthermore, each of the representations and warranties is subject to the qualifications set forth on the disclosure letter delivered to Welbilt by Middleby, in the case of representations and warranties made by Middleby, or to Middleby by Welbilt, in the case of representations and warranties made by Welbilt, as well as certain of the reports of Middleby and Welbilt filed with or furnished to the SEC prior to the date of the Merger Agreement (excluding any disclosures set forth under the heading “Risk Factors” or “Cautionary Statement Regarding Forward-Looking Statements” or any similar heading to the extent that such information is cautionary or forward-looking in nature (other than any historical factual information contained within such headings, disclosure or statements)).

In the Merger Agreement, Welbilt has made representations and warranties to Middleby regarding:

•	organization;

•	qualification;

•	capitalization;

•	subsidiaries;

•	authority relative to the Merger Agreement;

•	vote required;

•	no conflict;

•	required filings and consents;

•	SEC filings, financial statements;

•	absence of certain changes or events;

•	no undisclosed liabilities;

•	litigation;

•	permits;

•	compliance with laws;

•	information supplied;

•	employee benefit plans;

•	labor;

•	taxes;

•	material contracts;

•	related party transactions;

•	intellectual property;

•	information technology;

•	data privacy;

•	real and personal property;

•	environmental;

•	customers and suppliers;

•	products;

•	Foreign Corrupt Practices Act;

•	anti-corruptions;

•	customs and international trade laws;

•	insurance;

•	takeover statutes;

•	brokers; and

•	opinion of financial advisor.

In the Merger Agreement, Middleby has made representations and warranties to Welbilt regarding:

•	organization;

•	qualification;

•	capitalization;

•	subsidiaries;

•	authority relative to the Merger Agreement;

•	vote required;

•	no conflict;

•	required filings and consents;

•	SEC filings, financial statements;

•	absence of certain changes or events;

•	no undisclosed liabilities;

•	litigation;

•	permits;

•	compliance with laws;

•	information supplied;

•	employee benefit plans;

•	taxes;

•	data privacy;

•	environmental;

•	Foreign Corrupt Practices Act;

•	anti-corruption;

•	customs and international trade laws;

•	Merger Sub;

•	brokers;

•	opinion of financial advisor; and

•	share ownership.

For purposes of the Merger Agreement, a “Material Adverse Effect” means any event, circumstance, occurrence, effect, fact, development or change that:

•	would prevent or materially impair the ability of the applicable party to consummate the Merger; or

•

has, or would have, a material adverse effect on the business, financial condition or results of operations of the applicable party and its subsidiaries, taken as a whole; provided, however, that for purposes of this bullet, none of the following (or the results thereof) will constitute or be taken into account in determining whether a Material Adverse Effect has occurred:

•	changes in general economic, financial market, regulatory, business, financial, political, geopolitical, credit or capital market conditions, including interest or exchange rates;

•	general changes or developments in any of the industries or markets in which the applicable party or any of its subsidiaries operate;

•	changes in any applicable laws or accounting regulations or principles or interpretations thereof;

•

any change in the price or trading volume of the applicable party’s securities or other financial instruments or change in the applicable party’s credit rating, in and of itself (provided, however, that the facts or occurrences giving rise to or contributing to such change that are not otherwise excluded from the definition of “Material Adverse Effect” may constitute or be taken into account in determining whether a Material Adverse Effect has occurred);

•

any failure by the applicable party to meet its internal or published projections, budgets, plans or forecasts of its revenues, earnings or other financial performance or results of operation or any published analyst or other third party estimates or expectations of the applicable party’s revenue, earnings or other financial performance or results of operations for any period, in and of itself (provided, however, that the facts or occurrences giving rise to or contributing to such failure that are not otherwise excluded from the definition of “Material Adverse Effect” may constitute or be taken into account in determining whether a Material Adverse Effect has occurred);

•

acts of war (whether or not declared), hostilities, military actions or acts of terrorism, or any escalation or worsening of the foregoing, weather related events, fires, natural disasters, pandemics (including the existence and impact of the COVID-19 pandemic), public health or other emergencies or any other acts of God;

•

the execution and delivery of the Merger Agreement or the public announcement or the pendency of the Merger or the other transactions contemplated in the Merger Agreement (provided that this bullet does not apply to the no conflicts and required filings and consents representations and warranties set forth in the Merger Agreement); or

•

the taking of any action expressly required by the Merger Agreement (other than any obligation under the Merger Agreement to operate in the ordinary course of business (or similar obligation) pursuant to interim operating covenants);

provided, further, that the exceptions in the first, second, third and sixth bullets above do not apply to the extent that the events, circumstances, occurrences, effects, facts, developments or changes set forth in such bullets have a disproportionate impact on the applicable party and its subsidiaries, taken as a whole, relative to the other participants in the industries in which the applicable party and its subsidiaries operate.

Covenants

Conduct of Business Prior to the Effective Time

Welbilt

Except (A) as may be required by law, (B) as may be agreed in writing by Middleby (which consent shall not be unreasonably withheld, delayed or conditioned), (C) as may be expressly contemplated or required pursuant to the Merger Agreement, (D) for any reasonable and good faith actions taken or omitted to be taken, or any plans, procedures and practices adopted, solely to preserve the property and assets of Welbilt and its subsidiaries or to protect the safety or health of personnel of Welbilt and its subsidiaries in connection with the COVID-19 pandemic, in each case (i) consistent with prior practice or with respect to which Welbilt has reasonably consulted with Middleby (to the extent practicable), and (ii) other than with respect to certain sections of the Merger Agreement to which this clause (D) will not apply, and a certain section to the Merger Agreement to which this clause (D) will be limited as set forth therein, or (E) as set forth in part of Welbilt’s disclosure letter to Middleby, (x) Welbilt will, and will cause its subsidiaries to, conduct the business of Welbilt and its subsidiaries in the ordinary course of business and in a manner consistent with past practice and use reasonable best efforts to preserve its assets and business organization and maintain its existing relationships and goodwill with material customers, suppliers, distributors, governmental authorities and business partners, and to keep available the services of its officers and key employees, and (y) Welbilt will not, and will cause its subsidiaries not to, directly or indirectly:

•	amend or otherwise change the Welbilt Charter or the Welbilt Bylaws or such equivalent organizational or governing documents of any of Welbilt’s subsidiaries;

•

adjust, split, combine, subdivide, reclassify, redeem, repurchase or otherwise acquire or amend the terms of Welbilt’s or any of its subsidiaries’ capital stock or other equity interests or any options, equity or equity-based compensation, warrants, convertible securities or other rights of any kind to acquire any shares of Welbilt’s or any of its subsidiaries’ capital stock or other equity interests, other than the acceptance of shares of Welbilt Common Stock as payment for the exercise price or withholding taxes incurred in connection with the exercise, vesting or settlement of any Welbilt equity awards outstanding as of the date of the Merger Agreement or equity awards granted following the date of the Merger Agreement pursuant to the Welbilt Equity Plan and subject to the terms of the Merger Agreement;

•

issue, sell, pledge, dispose, encumber or grant, or authorize any of the foregoing with respect to, any shares of Welbilt’s or its subsidiaries’ capital stock or other equity interests (other than pledges to the collateral agent securing Welbilt’s Existing Credit Agreement), or any options, equity or equity-based compensation, warrants, convertible securities or other rights of any kind to acquire any shares of Welbilt’s or any of its subsidiaries’ capital stock or other equity interests; other than the issuance of Welbilt Common Stock pursuant to a Welbilt equity award;

•

declare, set aside, authorize, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to Welbilt’s or any of its subsidiaries’ capital stock or other equity interests, other than dividends and distributions paid by any subsidiary of Welbilt to Welbilt or any wholly owned subsidiary of Welbilt;

•

(i) establish, adopt, enter into any new, amend, terminate, or take any action to accelerate rights under, any Welbilt Benefit Plan, or any plan, program, policy, practice, agreement or other arrangement that would be a Welbilt Benefit Plan if it had been in effect on the date of the Merger Agreement; (ii) grant or pay, or commit to grant or pay, any bonus, incentive or profit-sharing award or payment (other than the payment of accrued and unpaid bonuses or other incentive or profit-sharing compensation in the ordinary course of business consistent with past practice); (iii) increase, or commit to increase, the amount of the wages, salary, bonuses, commissions, fringe benefits, severance or other compensation (including equity or equity-based compensation, whether payable in stock, cash or other property), benefits or remuneration payable to any current or former employee or director of, or individual service provider to, Welbilt or any subsidiary of Welbilt (other than increases in annual base salaries and incentive compensation opportunities at times and in amounts in the ordinary course of business consistent with past practice); (iv) take any action to accelerate any payment or benefit, the vesting of any equity or equity-based award or the funding of any payment or benefit, payable or to become payable to any current or former employee or director of, or individual service provider to, Welbilt or any subsidiary of Welbilt; (v) enter into any employment, severance, change in control, retention, individual consulting or similar agreement with any current or former employee or director of, or individual service provider to, Welbilt or any subsidiary of Welbilt (other than offer letters that provide for at-will employment without any severance, retention or change in control benefits for newly hired employees or individual service providers who are hired in the ordinary course of business and whose annual base compensation does not exceed $200,000 individually), (vi) communicate with the employees of Welbilt or any subsidiary of Welbilt regarding the compensation, benefits or other treatment they will receive following the Effective Time, unless such communications are consistent with the terms provided herein; or (vii) except as may be required by GAAP, materially change any actuarial or other assumptions used to calculate funding obligations with respect to any Welbilt Benefit Plan or materially change the manner in which contributions to such plans are made or the basis on which such contributions are determined;

•	hire, engage, promote or (other than for cause) terminate any employee or other individual service provider who is or would be entitled to receive annual base compensation of $200,000 or more;

•	waive the restrictive covenant obligations of any employee of Welbilt or its subsidiaries;

•

grant, confer or award equity or equity-based compensation, options, convertible securities, restricted stock, restricted stock units, deferred stock units or other rights to acquire any of Welbilt’s or its subsidiaries’ capital stock or other equity interests;

•

make any (A) loan or advance to (x) any officer or director of Welbilt or its subsidiaries (other than travel and similar advances to its employees in the ordinary course of business) or (y) employees of Welbilt or its subsidiaries in excess of $100,000 in the aggregate, or (B) loan, advance or capital contribution to, or investment in, any other person in excess of $25,000 in the aggregate (other than to or in Welbilt or any direct or indirect wholly owned subsidiary of Welbilt);

•

(A) forgive any loans or advances to (x) any officers or directors of Welbilt or its subsidiaries, or any of their respective affiliates, or (y) employees of Welbilt or its subsidiaries in excess of $100,000 in the aggregate, or (B) change its existing borrowing or lending arrangements for or on behalf of any of such persons pursuant to an employee benefit plan or otherwise;

•

acquire (including by merger, consolidation or acquisition of stock or assets) any corporation, partnership, limited liability company, joint venture, other business organization or any division thereof or all or any of the assets, business or properties of any other person, in each case, with a value or purchase price that, individually or in the aggregate, exceeds $3,000,000, excluding any acquisitions of supplies and inventory in the ordinary course of business;

•

sell, pledge, dispose of, transfer, abandon, lease, license, mortgage, incur any encumbrance (other than permitted encumbrances) (including pursuant to a sale-leaseback transaction or an asset securitization transaction) on or otherwise transfer or encumber any of the assets, business, properties or rights of Welbilt or any of its subsidiaries, in each case, with a value or purchase price that, individually or in the aggregate, exceeds $3,000,000, except (i) sales of inventory in the ordinary course of business and consistent with past practice, (ii) (x) transfers among, (y) the making and repayment of loans to, or (z) the guarantee of indebtedness of, Welbilt and its subsidiaries (but in the case of clause (ii), solely to the extent such exception is required under Section 6.09(b) of Welbilt’s Existing Credit Agreement), or (iii) disposition of obsolete assets or expired inventory;

•	(i) redeem, pay, discharge or satisfy any indebtedness that has a prepayment cost, “make whole” amount, prepayment penalty or similar obligation (other than (A) the payment, discharge or satisfaction required pursuant to the terms of Welbilt’s Existing Credit Facilities as in effect as of the date of the Merger Agreement and (B) indebtedness incurred by Welbilt or its wholly owned subsidiaries and owed to Welbilt or its wholly owned subsidiaries) or (ii) cancel any material indebtedness (individually or in the aggregate) or waive or amend any claims or rights of substantial value;

•

incur, create, assume, guarantee or otherwise become liable for any indebtedness (directly, contingently or otherwise) or assume or guarantee the obligations of any person (or enter into a “keep well” or similar arrangement) or issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of Welbilt or any of its subsidiaries (except for (i) indebtedness or guarantees for drawdowns with respect to, or the entry into letters of credit under, Welbilt’s revolving credit facility under its existing credit facilities in the ordinary course of business consistent with past practice, (ii) indebtedness owed to Welbilt or its wholly owned subsidiaries, (iii) indebtedness incurred pursuant to certain terms of the Merger Agreement, which shall not exceed $5,000,000 in the aggregate, and (iv) other indebtedness in an aggregate amount not to exceed $2,000,000);

•

terminate, assign, enter into, agree to any material amendment or modification of, renew (other than renewals of certain contracts set forth in the Merger Agreement in the ordinary course of business), or waive any material rights under, any Welbilt material contract or real property lease, or any contract that would have been a Welbilt material contract or real property lease had it been entered into prior to the date of the Merger Agreement, in each case, (i) with respect to any Welbilt material contract (x) that would result in expenditures or the incurrence of other liabilities or obligations (whether accrued or contingent) by Welbilt and its subsidiaries in excess of $2 million over the term of such Welbilt material contract or $10 million in the aggregate over the terms of all such Welbilt material contracts and (y) for which the outstanding term of such Welbilt material contract exceeds two years and (ii) with respect to any real property lease, (x) that would result in additional expenditures or the incurrence of other liabilities or obligations (whether accrued or contingent) by Welbilt and its subsidiaries in excess of $100,000 over the term of such real property lease or (y) for which the outstanding term of such real property lease exceeds three years;

•

except as required pursuant to an applicable contract, including any labor agreement, in effect as of the date of the Merger Agreement, (i) modify, renew, extend or enter into any labor agreement or (ii) negotiate with, recognize or certify any labor organization as the bargaining representative of any employees of Welbilt or any of its subsidiaries;

•

make any material change to its methods of financial accounting, except as required by GAAP (or any interpretation thereof), Regulation S-X of the Exchange Act or a governmental authority or quasi-governmental authority (including the Financial Accounting Standards Board or any similar organization);

•

make or agree to make any capital expenditure, other than (i) with respect to capital expenditures in the calendar year ending December 31, 2021, (x) any capital expenditures in the amounts contemplated by the capital expenditure budget of Welbilt and its subsidiaries for the calendar year ending December 31, 2021 made available to Middleby prior to the date hereof, or (y) additional capital expenditures of less than $2,500,000 in the aggregate; provided that the aggregate capital expenditures under clauses (x) and (y) do not exceed $35,000,000 in the calendar year ending December 31, 2021, and (ii) with respect to capital expenditures in the calendar year ending December 31, 2022, capital expenditures of less than $2,500,000 in the aggregate per month; provided, however, that, in each case of clauses (i) and (ii), any capital expenditure greater than $500,000 relating to information technology systems or enhancements or digital projects shall require the prior written consent of Middleby (even if contemplated by such capital expenditure budget);

•	write up, write down or write off the book value of any material assets, except to the extent required by GAAP;

•	commence, release, compromise, assign, settle or agree to settle any action, claim, investigation or proceeding, other than (i) with respect to routine matters in the ordinary course of business and consistent with past practice, (ii) settlements that result solely in monetary obligations involving payment (without the admission of wrongdoing) by Welbilt or any of its subsidiaries of the amounts specifically reserved in accordance with GAAP with respect to such action, claim, investigation or proceeding on Welbilt’s consolidated financial statements for the year ending December 31, 2020 or (iii) an amount not greater than $500,000 individually or $3,000,000 in the aggregate;

•	fail to use commercially reasonable efforts to maintain in effect the material insurance policies covering Welbilt and its subsidiaries and their respective properties, assets and businesses;

•

announce, implement or effect any facility closing, layoff, early retirement programs, severance programs or reductions in force affecting more than one hundred (100) employees of Welbilt or any of its subsidiaries or giving rise to severance or other liabilities or obligations in excess of $3,000,000 in the aggregate with respect to all such actions;

•

cancel, dedicate to the public, disclaim, forfeit, reissue, reexamine or abandon without filing a substantially identical counterpart in the same jurisdiction with the same priority or allow to lapse (except with respect to patents expiring in accordance with their terms) any intellectual property material to Welbilt, other than in the ordinary course of business consistent with the past practice of Welbilt;

•

(i) make or change any material tax election or change any method of tax accounting; (ii) file any material amended tax return; (iii) settle, compromise or close any audit or proceeding relating to (A) U.S. federal income taxes in an amount in excess of $500,000 individually or $2,000,000 in the aggregate or (B) state, local or non-U.S. taxes in an amount in excess of $250,000 individually or $1,000,000 in the aggregate; (iv) agree to an extension or waiver of the statute of limitations with respect to any material amount of taxes; (v) enter into any “closing agreement” within the meaning of Section 7121 of the Code (or any similar provision of state, local or non-U.S. law) with respect to any material tax; or (vi) surrender any right to claim a material tax refund;

•

merge or consolidate Welbilt or any of its subsidiaries with any person or adopt a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of Welbilt or any of its subsidiaries (other than any such transaction solely between or involving wholly owned subsidiaries of Welbilt); or

•	enter into any agreement to do, authorize or adopt any resolutions approving, or announce any intention to do, any of the actions contemplated by the foregoing bullets.

Middleby

Except (A) as may be required by law, (B) as may be agreed in writing by Welbilt (which consent shall not be unreasonably withheld, delayed or conditioned), (C) as may be expressly contemplated or required pursuant to the Merger Agreement, (D) for any reasonable and good faith actions taken or omitted to be taken, or any plans, procedures and practices adopted, solely to preserve the property and assets of Middleby and its subsidiaries or to protect the safety or health of personnel of Middleby and its subsidiaries in connection with the COVID-19 pandemic, in each case (i) consistent with prior practice or with respect to which Middleby has reasonably consulted with Welbilt (to the extent practicable), and (ii) other than with respect to certain sections of the Merger Agreement to which this clause (D) will not apply, and a certain section to the Merger Agreement to which this clause (D) will be limited as set forth therein, or (E) as set forth in part of Middleby’s disclosure letter to Welbilt, (x) Middleby will, and will cause its subsidiaries to, conduct the business of Middleby and its subsidiaries in the ordinary course of business and in a manner consistent with past practice and use reasonable best efforts to preserve its assets and business organization and maintain its existing relationships and goodwill with material customers, suppliers, distributors, governmental authorities and business partners, and to keep available the services of its officers and key employees, and (y) Middleby will not, and will cause its subsidiaries not to, directly or indirectly:

•	amend or otherwise change the Middleby Charter or the Middleby Bylaws or such equivalent organizational or governing documents of any of its subsidiaries in a manner that would be materially adverse to Welbilt or its stockholders or would, or would reasonably be expected to, have the effect of delaying or preventing the consummation of the Merger or the other transactions contemplated by the Merger Agreement;

•	adjust, split, combine, subdivide, reclassify or otherwise amend the terms of the Middleby Common Stock;

•

issue, sell, pledge, dispose, encumber or grant, or authorize any of the foregoing with respect to, any shares of Middleby’s or its subsidiaries’ capital stock or other equity interests (other than pledges to the administrative agent granted pursuant to the terms of the certain loan documents in connection with Middleby’s credit agreement), or any options, equity or equity-based compensation, warrants, convertible securities or other rights of any kind to acquire any shares of Middleby’s or any of its subsidiaries’ capital stock or other equity interests; other than the issuance of Middleby Common Stock pursuant to the Middleby equity awards or the 1.00% Convertible Senior Notes due 2025 issued by Middleby pursuant to the Indenture, dated as of August 21, 2020, between Middleby and U.S. Bank National Association, as trustee;

•

declare, set aside, authorize, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to Middleby’s or any of its subsidiaries’ capital stock or other equity interests, other than dividends and distributions paid by any subsidiary of Middleby to Middleby or any wholly owned subsidiary of Middleby;

•

grant, confer or award equity or equity-based compensation, options, convertible securities, restricted stock, restricted stock units, deferred stock units or other rights to acquire any of Middleby’s or its subsidiaries’ capital stock or other equity interests;

•

make any material change to its methods of financial accounting, except as required by GAAP (or any interpretation thereof), Regulation S-X of the Exchange Act or a governmental authority or quasi-governmental authority (including the Financial Accounting Standards Board or any similar organization);

•

announce, implement or effect any facility closing, layoff, early retirement programs, severance programs or reductions in force affecting more than 100 employees of Middleby or any of its subsidiaries at a single site of employment or giving rise to severance or other liabilities or obligations in excess of $5,000,000 in the aggregate with respect to all such actions;

•

adopt a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of Middleby or any of its subsidiaries (other than any such transaction solely between or involving wholly owned subsidiaries of Middleby); or

•	enter into any agreement to do, authorize or adopt any resolutions approving, or announce any intention to do, any of the actions contemplated by the foregoing bullets.

Appropriate Actions; Consents; Filings

Subject to the terms and conditions of the Merger Agreement, the parties to the Merger Agreement will use their respective reasonable best efforts to consummate and make effective the transactions contemplated by the Merger Agreement and to cause the conditions to the Merger set forth in the Merger Agreement to be satisfied, including using reasonable best efforts to accomplish the following:

•

the obtaining of all necessary actions or non-actions, consents and approvals from governmental authorities or other persons necessary in connection with the consummation of the transactions contemplated by the Merger Agreement, including the Merger, and the making of all necessary registrations and filings (including filings with governmental authorities, if any) and the taking of all reasonable steps as may be necessary to obtain an approval from, or to avoid a proceeding by, any governmental authority or other persons necessary in connection with the consummation of the transactions contemplated by the Merger Agreement, including the Merger;

•

the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging the Merger Agreement or the consummation of the transactions contemplated by the Merger Agreement, including the Merger, performed or consummated by such party in accordance with the terms of the Merger Agreement, including seeking to have any stay or temporary restraining order entered by any court or other governmental authority vacated or reversed; and

•

the execution and delivery of any additional instruments reasonably necessary to consummate the Merger and any other transactions to be performed or consummated by such party in accordance with the terms of the Merger Agreement and to carry out fully the purposes of the Merger Agreement.

Each of the parties to the Merger Agreement will promptly (and in no event later than ten (10) days after the date of the Merger Agreement, unless otherwise agreed to by the parties) make its respective filings under the HSR Act, and thereafter make any other applications and filings as reasonably determined by Welbilt and Middleby under other applicable Antitrust Laws with respect to the transactions contemplated by the Merger Agreement as promptly as reasonably practicable (and in no event later than thirty (30) days after the date of the Merger Agreement, unless otherwise agreed to by the parties) in draft form. Welbilt and Middleby will each pay fifty percent (50%) of all filing fees and other charges for the filings required under any Antitrust Law; provided that, for the avoidance of doubt, Welbilt and Middleby will each bear its own legal fees, including consultant fees, incurred in connection with any applications and filings required under applicable Antitrust Laws.

Subject to Middleby’s obligations in the Merger Agreement, in connection with and without limiting the efforts referenced in the Merger Agreement, Middleby will, after reasonable consultation with Welbilt, have the right to devise, control and direct the strategy and timing for, and make all decisions relating to (and will take the lead in all meetings and communications with any governmental authority relating to), any required submissions, responses to information requests and filings to any governmental authority or other person and obtaining any consent or approval of any governmental authority or other person contemplated by the Merger Agreement, including resolving any proceeding related to any such consent or approval and all matters relating to any divestiture actions; provided that each of the parties to the Merger Agreement will:

•	furnish to the other such necessary information and reasonable assistance as the other may request in connection with the preparation of any governmental filings, submissions or other documents;

•

give the other reasonable prior notice of any such filing, submission or other document and of any substantive communication with or from any governmental authority regarding the transactions contemplated by the Merger Agreement, and permit the other to review and discuss in advance, and consider in good faith the views, and secure the participation, of the other in connection with any such filing, submission, document or communication; and

•

cooperate in responding as promptly as reasonably practicable to any investigation or other inquiry from a governmental authority or in connection with any proceeding initiated by a governmental authority or private party, including informing the other party as soon as practicable of any such investigation, inquiry or proceeding, and consulting in advance before making any presentations or submissions to a governmental authority, or, in connection with any proceeding initiated by a private party, to any other person.

In addition, each of the parties to the Merger Agreement will give reasonable notice to and consult with the other in advance of any meeting, conference, or proceeding with any governmental authority, or in connection with any proceeding by a private party, with any other person, and to the extent permitted by the governmental authority or other person, give the other the opportunity to attend and participate in such meeting, conference, or proceeding.

The parties will consult with each other with respect to obtaining all permits and consents necessary to consummate the transactions contemplated by the Merger Agreement, including the Merger.

In furtherance of and without limiting the efforts referenced in the Merger Agreement, Middleby and Welbilt (if requested by Middleby), along with their respective subsidiaries, will use reasonable best efforts to avoid or eliminate each and every impediment under any Antitrust Law that may be asserted by any governmental authority so as to enable the consummation of the Merger as soon as reasonably practicable (and in any event no later than the Termination Date), including:

•

using reasonable best efforts to sell, divest, hold separate, lease, license, transfer, dispose of, subject to conduct remedies, otherwise encumber or impair or take any other action with respect to any assets, properties, businesses or product lines of Middleby or Welbilt or any of their respective subsidiaries’ affiliates (separately and, in the aggregate, “Antitrust Action”); and

•

in the event that any permanent or preliminary injunction or other order is entered or becomes reasonably foreseeable to be entered in any proceeding that would make consummation of the Merger unlawful or that would otherwise prevent or delay consummation of the Merger, using reasonable best efforts to vacate, modify or suspend such injunction or order;

provided that (x) no party to the Merger Agreement will be required pursuant to the above to commit to or effect any action that is not conditioned upon the consummation of the Merger and (y) Middleby will, after reasonable consultation with Welbilt, control the decision to undertake and the process relating to any action contemplated above in the Merger Agreement, and Welbilt, if so requested by Middleby, will take any and all actions so requested by Middleby, and for the avoidance of doubt, Welbilt will not, unless requested to do so by Middleby, commit to or effect any action contemplated above.

Without limiting the foregoing, Middleby will take all such action (including Antitrust Action) as may be necessary to avoid or eliminate, and minimize the impact of, each and every impediment under any Antitrust Law that is asserted by any governmental authority with respect to the Merger so as to enable the Closing to occur as soon as reasonably possible (and in any event no later than the Termination Date); provided, however, that nothing contained in the Merger Agreement requires Middleby or Welbilt to take, or cause to be taken, any Antitrust Action with respect to:

•

assets, facilities or brands of Middleby or Welbilt or their respective subsidiaries or affiliates representing, accounting for, or directly supporting, in the aggregate, more than $350,000,000 of the annual net sales of Middleby and its subsidiaries and Welbilt and its subsidiaries, taken as a whole, during the twelve (12) month period ending December 31, 2020 (regardless of the revenue generated by such assets, facilities or brands after December 31, 2020); or

•	any assets, facilities or business operations of the brands set forth in Middleby’s disclosure letter (each of the foregoing bullets, an “Unacceptable Condition”).

Each of the parties to the Merger Agreement agreed that, from the date of the Merger Agreement until the earlier of the Effective Time and the date, if any, on which the Merger Agreement is terminated in accordance with the Merger Agreement, it will not, and will ensure that none of its subsidiaries will, consummate, enter into any agreement providing for, or announce, any investment, acquisition, divestiture, merger or other business combination that would reasonably be expected to materially delay or prevent the consummation of the transactions contemplated by the Merger Agreement.

Access to Information; Confidentiality

From the date of the Merger Agreement until the earlier of the Effective Time and the date, if any, on which the Merger Agreement is terminated in accordance with the terms of the Merger Agreement, upon reasonable notice, each party will (and will cause each of its subsidiaries to) afford reasonable access to the other party’s representatives, during normal business hours, to the personnel, advisors, properties, books and records of such party and its subsidiaries and, during such period, shall (and shall cause each of its subsidiaries to) furnish reasonably promptly to such representatives all information concerning the business, properties and personnel of such party and its subsidiaries, and to provide copies thereof, as may reasonably be requested; provided, however, that nothing in the Merger Agreement will require a party or any of its subsidiaries to disclose any information to the other party if such disclosure would, in the reasonable judgment of the disclosing party:

•	violate applicable law or the provisions of any agreement to which such party or any of its subsidiaries is a party; or

•	jeopardize any attorney-client or other legal privilege;

provided, further, that in each such case, the disclosing party will cooperate with the other party to enable it and its representatives to enter into appropriate confidentiality, joint defense or similar documents or arrangements so that it and its representatives may have access to such information.

No investigation or access permitted pursuant to the Merger Agreement will affect or be deemed to modify any representation, warranty, covenant or agreement made by any party to the Merger Agreement. All information furnished by a party, its subsidiaries and its officers, employees and other representatives pursuant to the Merger Agreement will be kept confidential in accordance with the Confidentiality Agreement. No party to the Merger Agreement will be deemed to violate any of its obligations under the Confidentiality Agreement as a result of performing any of its obligations under the Merger Agreement.

No Solicitation of Acquisition Proposals

Welbilt

Welbilt agreed that from the date of the Merger Agreement until the earlier of the Effective Time and the termination of the Merger Agreement in accordance with its terms that:

•

Welbilt will, and will cause its subsidiaries and its and their respective officers and directors to, immediately cease, and shall direct and use its reasonable best efforts to cause its and their respective other representatives to immediately cease, and cause to be terminated all existing discussions, negotiations and communications with any persons or entities with respect to any Welbilt Acquisition Proposal (other than the transactions contemplated by the Merger Agreement);

•	Welbilt will not, and will not authorize or permit any of its representatives to, directly or indirectly through another person:

•

initiate, seek, solicit, knowingly facilitate, knowingly encourage (including by way of furnishing any non-public information relating to Welbilt or any of its subsidiaries), or knowingly induce the making, submission or announcement of any proposal that constitutes, or would reasonably be expected to lead to, a Welbilt Acquisition Proposal;

•

engage in negotiations or discussions with, or provide any non-public information or non-public data to, or afford access to the properties, books and records of Welbilt to, any person (other than Middleby or any of its affiliates or representatives) in connection with or in response to any Welbilt Acquisition Proposal or any proposal reasonably expected to lead to any Welbilt Acquisition Proposal or grant any waiver or release under any standstill, confidentiality or other agreement (except that if the Welbilt Board determines in good faith, after consultation with its outside legal counsel, that the failure to grant any waiver or release would reasonably be expected to be inconsistent with its fiduciary duties under applicable law, Welbilt may waive any such standstill provision in order to permit a third party to make a Welbilt Acquisition Proposal);

•

enter into any binding or non-binding letter of intent, agreement in principle, memorandum of understanding, merger agreement, acquisition agreement, option agreement, joint venture agreement, partnership agreement or other agreement, commitment, arrangement or understanding contemplating or otherwise in connection with, or that is intended to or would reasonably be expected to lead to, any Welbilt Acquisition Proposal; or

•	resolve to do any of the actions contemplated by the previous three bullets;

•

Welbilt will not provide and must have, within twenty-four (24) hours of execution of the Merger Agreement, terminated access of any third party to any data room (virtual or actual) containing any of Welbilt’s information; and

•

within twenty-four (24) hours of execution of the Merger Agreement, Welbilt must have requested the return or destruction of all confidential, non-public information and materials provided to third parties that have entered into confidentiality agreements relating to a possible Welbilt Acquisition Proposal with Welbilt or any of its subsidiaries.

Notwithstanding the foregoing, if at any time after the date of the Merger Agreement and prior to the approval of the Merger Proposal, Welbilt receives a bona fide written Welbilt Acquisition Proposal from a third party and such Welbilt Acquisition Proposal was not initiated, sought, solicited, knowingly facilitated, knowingly encouraged, knowingly induced or otherwise procured in breach of the Merger Agreement, then Welbilt may:

•

contact the person who has made such Welbilt Acquisition Proposal solely to clarify the terms of such Welbilt Acquisition Proposal so that Welbilt Board may inform itself about such Welbilt Acquisition Proposal;

•

furnish information concerning its business, properties or assets to such person pursuant to a confidentiality agreement with confidentiality and standstill terms that, taken as a whole, are not materially less favorable to Welbilt than those contained in the Confidentiality Agreement; and

•	negotiate and participate in discussions and negotiations with such person concerning such Welbilt Acquisition Proposal.

In the case of the previous two bullets, Welbilt may take such actions only if the Welbilt Board determines in good faith, after consultation with its outside financial advisors and outside legal counsel, that such Welbilt Acquisition Proposal constitutes or is reasonably likely to constitute or result in a Welbilt Superior Proposal.

Welbilt:

•	will promptly (and in any case within twenty-four (24) hours) provide Middleby notice:

•

of the receipt of any Welbilt Acquisition Proposal, which notice must include a complete, unredacted copy of all written proposals, written indications of interest or draft agreements relating to, or other written materials that describe any of the terms and conditions of, such Welbilt Acquisition Proposal; and

•

of any inquiries, proposals or offers received by, any requests for non-public information from, or any discussions or negotiations initiated or continued or sought to be initiated or continued with, Welbilt or any of its representatives concerning a Welbilt Acquisition Proposal, and disclose the identity of the other party (or parties) and the terms of such inquiry, offer, proposal or request and, in the case of written materials, provide copies of such materials;

•

will promptly (and in any case within twenty-four (24) hours) make available to Middleby copies of all written materials provided by Welbilt to such party but not previously made available to Middleby; and

•

will keep Middleby informed on a reasonably prompt basis (and, in any case, within twenty-four (24) hours of any significant development) of the status and material details (including amendments and proposed amendments) of any such Welbilt Acquisition Proposal or other inquiry, offer, proposal or request.

Middleby

No Solicitation of Acquisition Proposals by Middleby

Middleby agreed that, from the date of the Merger Agreement until the earlier of the Effective Time and the termination of the Merger Agreement in accordance with its terms:

•

Middleby will, and will cause its subsidiaries and its and their respective officers and directors to, immediately cease, and will direct and use its reasonable best efforts to cause its and their respective other representatives to immediately cease, and cause to be terminated all existing discussions, negotiations and communications with any persons or entities with respect to any Middleby Acquisition Proposal (other than the transactions contemplated by the Merger Agreement);

•	Middleby will not, and will not authorize or permit any of its representatives to, directly or indirectly through another person:

•

initiate, seek, solicit, knowingly facilitate, knowingly encourage (including by way of furnishing any non-public information relating to Middleby or any of its subsidiaries), or knowingly induce the making, submission or announcement of any proposal that constitutes, or would reasonably be expected to lead to, a Middleby Acquisition Proposal;

•

engage in negotiations or discussions with, or provide any non-public information or non-public data to, or afford access to the properties, books and records of Middleby to, any person (other than Welbilt or any of its affiliates or representatives) in connection with or in response to any Middleby Acquisition Proposal or any proposal reasonably expected to lead to any Middleby Acquisition Proposal or grant any waiver or release under any standstill, confidentiality or other agreement (except that if the Middleby Board determines in good faith, after consultation with its outside legal counsel, that the failure to grant any waiver or release would reasonably be expected to be inconsistent with its fiduciary duties under applicable law, Middleby may waive any such standstill provision in order to permit a third party to make a Middleby Acquisition Proposal);

•

enter into any binding or non-binding letter of intent, agreement in principle, memorandum of understanding, merger agreement, acquisition agreement, option agreement, joint venture agreement, partnership agreement or other agreement, commitment, arrangement or understanding contemplating or otherwise in connection with, or that is intended to or would reasonably be expected to lead to, any Middleby Acquisition Proposal; or

•	resolve to do any of the actions contemplated by the previous three bullets;

•

Middleby will not provide and must have, within twenty-four (24) hours of execution of the Merger Agreement, terminated access of any third party to any data room (virtual or actual) containing any of Middleby’s information; and

•

within twenty-four (24) hours of execution of the Merger Agreement, Middleby must have requested the return or destruction of all confidential, non-public information and materials provided to third parties that have entered into confidentiality agreements relating to a possible Middleby Acquisition Proposal with Middleby or any of its subsidiaries.

Notwithstanding the foregoing, if at any time after the date of the Merger Agreement and prior to obtaining the approval of the Stock Issuance Proposal, Middleby receives a bona fide written Middleby Acquisition Proposal from a third party and such Middleby Acquisition Proposal was not initiated, sought, solicited, knowingly facilitated, knowingly encouraged, knowingly induced or otherwise procured in breach of the Merger Agreement, then Middleby may:

•

contact the person who has made such Middleby Acquisition Proposal solely to clarify the terms of such Middleby Acquisition Proposal so that the Middleby Board may inform itself about such Middleby Acquisition Proposal;

•

furnish information concerning its business, properties or assets to such person pursuant to a confidentiality agreement with confidentiality and standstill terms that, taken as a whole, are not materially less favorable to Middleby than those contained in the Confidentiality Agreement; and

•	negotiate and participate in discussions and negotiations with such person concerning such Middleby Acquisition Proposal.

In the case of previous two bullets, only if the Middleby Board determines in good faith, after consultation with its outside financial advisors and outside legal counsel, that such Middleby Acquisition Proposal constitutes or is reasonably likely to constitute or result in a Middleby Superior Proposal.

Middleby:

•	must promptly (and in any case within twenty-four (24) hours) provide Welbilt notice

•

of the receipt of any Middleby Acquisition Proposal, which notice must include a complete, unredacted copy of all written proposals, written indications of interest or draft agreements relating to, or other written materials that describe any of the terms and conditions of, such Middleby Acquisition Proposal; and

•

of any inquiries, proposals or offers received by, any requests for non-public information from, or any discussions or negotiations initiated or continued or sought to be initiated or continued with, Middleby or any of its representatives concerning a Middleby Acquisition Proposal, and disclose the identity of the other party (or parties) and the terms of such inquiry, offer, proposal or request and, in the case of written materials, provide copies of such materials;

•

must promptly (and in any case within twenty-four (24) hours) make available to Welbilt copies of all written materials provided by Middleby to such party but not previously made available to Welbilt; and

must keep Welbilt informed on a reasonably prompt basis (and, in any case, within twenty-four (24) hours of any significant development) of the status and material details (including amendments and proposed amendments) of any such Middleby Acquisition Proposal or other inquiry, offer, proposal or request.

No Change of Recommendation

Welbilt

Except as permitted by the Merger Agreement, neither the Welbilt Board nor any committee thereof will make a Welbilt Adverse Recommendation Change.

Permitted Welbilt Change of Recommendation—Superior Proposal

If, at any time after the date of the Merger Agreement and prior to the receipt of the approval of the Merger Proposal, the Welbilt Board receives a Welbilt Acquisition Proposal that the Welbilt Board determines in good faith, after consultation with its outside financial advisors and outside legal counsel, constitutes a Welbilt Superior Proposal that was not initiated, sought, solicited, knowingly facilitated, knowingly encouraged, knowingly induced or otherwise procured in breach of the Merger Agreement, the Welbilt Board may effect a Welbilt Adverse Recommendation Change or terminate the Merger Agreement pursuant to its terms in order to enter into a definitive agreement with respect to such Welbilt Superior Proposal if:

•

the Welbilt Board determines in good faith, after consultation with its outside legal counsel, that the failure to take such action would reasonably be expected to be inconsistent with its fiduciary duties under applicable law;

•	Welbilt provides Middleby with five (5) business days’ prior written notice of the Welbilt Board’s intention to effect such a Welbilt Adverse Recommendation Change or terminate the Merger

Agreement pursuant to its terms, which notice must include the identity of the party (or parties) making such Welbilt Superior Proposal, the material terms of such Welbilt Superior Proposal (including the price) and copies of the current drafts of material agreements providing for such Welbilt Superior Proposal;

•

for a period of five (5) business days following the notice delivered pursuant to the previous bullet, Welbilt must have discussed and negotiated in good faith and made Welbilt’s representatives available to discuss and negotiate in good faith (in each case to the extent Middleby desires to negotiate) with Middleby’s representatives any proposed modifications to the terms and conditions of the Merger Agreement so that the failure to take such action would no longer reasonably be expected to be inconsistent with the fiduciary duties of the Welbilt Board under applicable law (it being understood and agreed that any amendment to any material term or condition of any Welbilt Superior Proposal shall require a new notice and a new three (3)-business day negotiation period); and

•

no earlier than the end of such negotiation period, the Welbilt Board must have determined in good faith, after consultation with its outside legal counsel and after considering the terms of any proposed amendment or modification to the Merger Agreement, that:

•	the Welbilt Acquisition Proposal that is the subject of the notice described above still constitutes a Welbilt Superior Proposal; and

•	the failure to take such action would still be reasonably expected to be inconsistent with its fiduciary duties under applicable law.

Permitted Welbilt Change of Recommendation—Intervening Event

Other than in connection with a Welbilt Superior Proposal (which is subject to the terms of the Merger Agreement), prior to obtaining the approval of the Merger Proposal, the Welbilt Board may, in response to a Welbilt Intervening Event, take an action that would result in a Welbilt Recommendation Modification, only if:

•

the Welbilt Board determines in good faith, after consultation with its outside legal counsel, that the failure to take such action would reasonably be expected to be inconsistent with its fiduciary duties under applicable law;

•

Welbilt notified Middleby in writing that the Welbilt Board intends to effect such a Welbilt Adverse Recommendation Change pursuant to the Merger Agreement (which notice must specify the material facts and circumstances providing the basis of the Welbilt Intervening Event and for the Welbilt Board’s determination to effect such a Welbilt Adverse Recommendation Change in reasonable detail);

•

for a period of five (5) business days following the notice delivered pursuant to the previous bullet, Welbilt must have discussed and negotiated in good faith and made Welbilt’s representatives available to discuss and negotiate in good faith (in each case to the extent Middleby desires to negotiate), with Middleby’s representatives any proposed modifications to the terms and conditions of the Merger Agreement so that the failure to take such action would no longer reasonably be expected to be inconsistent with the fiduciary duties of the Welbilt Board under applicable law (and any material change to the relevant facts and circumstances will require a new notice and a new three (3)-business day negotiation period); and

•

no earlier than the end of such negotiation period, the Welbilt Board must have determined in good faith, after consultation with its outside legal counsel and after considering the terms of any proposed amendment or modification to the Merger Agreement, that the failure to take such action would still be reasonably expected to be inconsistent with its fiduciary duties under applicable law.

Middleby

Neither the Middleby Board nor any committee thereof may make a Middleby Adverse Recommendation Change.

Permitted Middleby Change of Recommendation—Superior Proposal

Notwithstanding the provisions of the Merger Agreement described above, if, at any time after the date of the Merger Agreement and prior to the receipt of Middleby’s stockholders’ approval of the Stock Issuance Proposal, the Middleby Board receives a Middleby Acquisition Proposal that the Middleby Board determines in good faith, after consultation with its outside financial advisors and outside legal counsel, constitutes a Middleby Superior Proposal that was not initiated, sought, solicited, knowingly facilitated, knowingly encouraged, knowingly induced or otherwise procured in breach of the Merger Agreement, the Middleby Board may effect a Middleby Adverse Recommendation Change or terminate the Merger Agreement pursuant to its terms in order to enter into a definitive agreement with respect to such Middleby Superior Proposal if:

•

the Middleby Board determines in good faith, after consultation with its outside legal counsel, that the failure to take such action would reasonably be expected to be inconsistent with its fiduciary duties under applicable law;

•

Middleby provides Welbilt with five (5) business days’ prior written notice of the Middleby Board’s intention to effect such a Middleby Adverse Recommendation Change or terminate the Merger Agreement pursuant to its terms, which notice must include the identity of the party (or parties) making such Middleby Superior Proposal, the material terms of such Middleby Superior Proposal (including the price) and copies of the current drafts of material agreements providing for such Middleby Superior Proposal;

•

for a period of five (5) business days following the notice delivered pursuant to the previous bullet, Middleby must have discussed and negotiated in good faith and made Middleby’s representatives available to discuss and negotiate in good faith (in each case to the extent Welbilt desires to negotiate) with Welbilt’s representatives any proposed modifications to the terms and conditions of the Merger Agreement so that the failure to take such action would no longer be inconsistent with the fiduciary duties of the Middleby Board under applicable law (it being understood and agreed that any amendment to any material term or condition of any Middleby Superior Proposal requires a new notice and a new three (3)-business day negotiation period); and

•

no earlier than the end of such negotiation period, the Middleby Board must have determined in good faith, after consultation with its outside legal counsel and after considering the terms of any proposed amendment or modification to the Merger Agreement, that (x) the Middleby Acquisition Proposal that is the subject of the notice described above still constitutes a Middleby Superior Proposal and (y) the failure to take such action would still be reasonably expected to be inconsistent with its fiduciary duties under applicable law.

Permitted Middleby Change of Recommendation—Intervening Event

Notwithstanding the provisions of the Merger Agreement described above, other than in connection with a Middleby Superior Proposal, prior to obtaining the receipt of Middleby’s stockholders’ approval of the Stock Issuance Proposal, the Middleby Board may, in response to a Middleby Intervening Event, take any action that may constitute a Middleby Recommendation Modification, only if:

•

the Middleby Board determines in good faith, after consultation with its outside legal counsel, that the failure to take such action would reasonably be expected to be inconsistent with its fiduciary duties under applicable law;

•

Middleby has notified Welbilt in writing that the Middleby Board intends to effect such a Middleby Adverse Recommendation Change pursuant to the Merger Agreement (which notice must specify the material facts and circumstances providing the basis of the Middleby Intervening Event and for the Middleby Board’s determination to effect such a Middleby Adverse Recommendation Change in reasonable detail);

•	for a period of five (5) business days following the notice delivered pursuant to the previous bullet, Middleby must have discussed and negotiated in good faith and made Middleby’s representatives available to discuss and negotiate in good faith (in each case to the extent Welbilt desires to negotiate), with Welbilt’s representatives any proposed modifications to the terms and conditions of the Merger Agreement so that the failure to take such action would no longer be inconsistent with the fiduciary duties of the Middleby Board under applicable law (it being understood and agreed that any material change to the relevant facts and circumstances requires a new notice and a new three (3)-business day negotiation period); and

•

no earlier than the end of such negotiation period, the Middleby Board must have determined in good faith, after consultation with its outside legal counsel and after considering the terms of any proposed amendment or modification to the Merger Agreement, that the failure to take such action would still be reasonably expected to be inconsistent with its fiduciary duties under applicable law.

Directors’ and Officers’ Indemnification Insurance

Without limiting any additional rights that any director or officer may have under any agreement or Welbilt Benefit Plan, from the Effective Time through the sixth anniversary of the date on which the Effective Time occurs, Middleby will cause the Surviving Corporation to indemnify and hold harmless the D&O Indemnified Parties against all claims, losses, liabilities, damages, judgments, inquiries, fines and reasonable fees, costs and expenses, including attorneys’ fees and disbursements incurred in connection with any proceeding arising out of or pertaining to the fact that such D&O Indemnified Party is or was an officer or director of Welbilt or any of its subsidiaries at or prior to the Effective Time (including with respect to the Merger Agreement and the transactions and actions contemplated in the Merger Agreement), whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent permitted under applicable law and the Certificate of Incorporation or the Middleby Bylaws as at the date of the Merger Agreement; provided that no D&O Indemnified Party will be entitled to indemnification for any act or omission which constitutes fraud or willful misconduct by such D&O Indemnified Party.

In the event of any such proceeding:

•

each D&O Indemnified Party will be entitled to advancement of expenses incurred in the defense of any proceeding from the Surviving Corporation to the fullest extent permitted under applicable Law and the Certificate of Incorporation and the Middleby Bylaws as of the date of the Merger Agreement provided that such D&O Indemnified Party first provides a written undertaking to repay such advances if it is ultimately determined that such person is not entitled to indemnification; and

•

the Surviving Corporation will not settle, compromise or consent to the entry of any judgment in any proceeding for which indemnification has been sought by such D&O Indemnified Party under the Merger Agreement, unless such settlement, compromise or consent includes an unconditional release of such D&O Indemnified Party from all liability arising out of such proceeding or such D&O Indemnified Party otherwise consents.

Middleby and Merger Sub agree that all rights to indemnification and exculpation from liabilities, including advancement of expenses, for acts or omissions occurring at or prior to the Effective Time now existing in favor of the D&O Indemnified Parties as provided in the Certificate of Incorporation, the Middleby Bylaws or any indemnification contract between such directors or officers and Welbilt (in each case, as in effect on, and, in the case of any indemnification contracts, to the extent made available to Middleby prior to, the date of the Merger Agreement) will survive the Merger and will continue in full force and effect. For a period of six (6) years from the Effective Time, the Surviving Corporation will, and Middleby will cause the Surviving Corporation to, maintain in effect the exculpation, indemnification and advancement of expenses equivalent to the provisions of the Certificate of Incorporation and Bylaws as in effect immediately prior to the Effective Time with respect to acts or omissions occurring prior to the Effective Time and will not amend, repeal or otherwise modify any such provisions in any manner that would adversely affect the rights thereunder of any D&O Indemnified Parties; provided, however, that all rights to indemnification in respect of any action pending or asserted or any claim made within such period will continue until the disposition of such action or resolution of such claim. From and after the Effective Time, Middleby will guarantee and stand surety for, and will cause the Surviving Corporation to honor, in accordance with their respective terms, each of the covenants contained in the directors’ and officers’ insurance covenant.

Prior to the Effective Time, Welbilt will or, if Welbilt is unable to, Middleby will cause the Surviving Corporation as of or after the Effective Time to, purchase a six (6)-year prepaid “tail” policy, with terms, conditions, retentions and limits of liability that are no less favorable than the coverage provided under Welbilt’s existing policies of directors’ and officers’ liability insurance and fiduciary liability insurance, with respect to matters arising on or before the Effective Time (including in connection with the Merger Agreement and the transactions or actions contemplated by the Merger Agreement), and Middleby will cause such policy to be maintained in full force and effect, for its full term, and cause all obligations thereunder to be honored by the Surviving Corporation, and no other party will have any further obligation to purchase or pay for insurance under the Merger Agreement; provided, however, that Welbilt will not pay, and the Surviving Corporation will not be required to pay, in the aggregate, in excess of three hundred percent (300%) of the last annual premium paid by Welbilt prior to the date of the Merger Agreement in respect of such “tail” policy. If Welbilt or the Surviving Corporation for any reason fails to obtain such “tail” insurance policy prior to, as of or after the Effective Time, Middleby will, for a period of six (6) years from the Effective Time, cause the Surviving Corporation to maintain in effect the current policies of directors’ and officers’ liability insurance and fiduciary liability insurance maintained by Welbilt with respect to matters arising on or before the Effective Time; provided, however, that after the Effective Time, Middleby will not be required to pay, in the aggregate, in excess of three hundred percent (300%) of the last annual premium paid by Welbilt prior to the date of the Merger Agreement in respect of the coverage required to be obtained pursuant to the Merger Agreement, but in such case will purchase as much coverage as reasonably practicable for such amount.

The covenants contained in the directors’ and officers’ insurance covenant are intended to be for the benefit of, and will be enforceable by, each of the D&O Indemnified Parties and their respective heirs and will not be deemed exclusive of any other rights to which any such person is entitled, whether pursuant to law, contract or otherwise.

In the event that Middleby or the Surviving Corporation or any of their respective successors or assigns:

•	consolidates with or merges into any other person and will not be the continuing or surviving corporation or entity of such consolidation or merger; or

•	transfers or conveys all or substantially all of its properties and assets to any person;

then, and in each such case, proper provision will be made so that the successors or assigns of Middleby or the Surviving Corporation, as the case may be, will assume the obligations set forth in the directors’ and officers’ insurance covenant of the Merger Agreement.

Notification of Certain Matters

Subject to applicable law, Welbilt will give prompt notice to Middleby, and Middleby will give prompt notice to Welbilt, of:

•

the occurrence or non-occurrence of any event whose occurrence or non-occurrence, as the case may be, would reasonably be expected to cause, in the case of Welbilt, any of Welbilt’s conditions to the Merger not to be satisfied, or in the case of Middleby, any of Middleby’s conditions to the Merger not to be satisfied, at any time from the date of the Merger Agreement to the Effective Time;

•	any notice or other communication received by such party from any governmental authority in connection with the Merger Agreement, the Merger or the other transactions contemplated by the

Merger Agreement, or from any person alleging that the consent of such person is or may be required in connection with the Merger or the other transactions contemplated by the Merger Agreement; and

•

any claims, investigations or proceedings commenced or, to such party’s knowledge, threatened against, relating to or involving or otherwise affecting such party or any of its subsidiaries that relate to the Merger Agreement, the Merger or the other transactions contemplated by the Merger Agreement.

Notwithstanding anything in the Merger Agreement to the contrary:

•

no such notification shall affect the representations, warranties, covenants or agreements of the parties to the Merger Agreement or the conditions to the obligations of the parties to the Merger Agreement; and

•

failure by a party to the Merger Agreement to comply with the obligations set forth in notification of certain matters covenant will not result in the failure of certain conditions under the Merger Agreement; provided, however, that the delivery of any notice pursuant to the notification of certain matters covenant will not cure any breach of, or noncompliance with, any other provision of the Merger Agreement or limit or otherwise affect the remedies available under the Merger Agreement to the party receiving such notice.

Public Disclosure

So long as the Merger Agreement is in effect, neither Middleby, nor Welbilt, nor any of their respective affiliates, will disseminate any press release or other public announcement or disclosure concerning the Merger Agreement, the Merger or the other transactions contemplated by the Merger Agreement, except as may be required by law or the rules of a national securities exchange, to the extent disclosed in or consistent with this joint proxy statement/prospectus or in connection with ordinary course communications regarding the Merger Agreement and the transactions contemplated by the Merger Agreement to their respective employees, without the prior consent of each of the other parties to the Merger Agreement, which consent may not be unreasonably withheld, conditioned or delayed.

Welbilt will consult with Middleby prior to making any substantive communications to its employees or other constituents with respect to the Merger Agreement and the transactions contemplated by the Merger Agreement to the extent the substance of such communications was not previously approved by Middleby in connection with any prior communications, and will consider in good faith the reasonable comments proposed by Middleby.

Notwithstanding any other provision of the Merger Agreement, the requirements of the public disclosure covenant will not apply to:

•	any such press release or public announcement if:

•	the Welbilt Board has effected any Welbilt Adverse Recommendation Change in accordance with the Merger Agreement; or

•	the Middleby Board has effected a Middleby Adverse Recommendation Change in accordance with the Merger Agreement; or

•

any disclosure by Welbilt or Middleby of any information concerning the Merger Agreement, the Merger or the other transactions contemplated by the Merger Agreement in connection with a determination by:

•	Welbilt in accordance with certain sections of the Merger Agreement that a Welbilt Acquisition Proposal constitutes, or may constitute, a Welbilt Superior Proposal;

•	Middleby in accordance with certain sections of the Merger Agreement that a Middleby Acquisition Proposal constitutes, or may constitute, a Middleby Superior Proposal; or

•	any dispute between the parties regarding the Merger Agreement, the Merger or the transactions contemplated by the Merger Agreement;

provided, however, that in the case of either of the first two sub-bullets above, to the extent not prohibited by applicable law, the disclosing party gives the other party reasonable advance notice of (including the contents of) its intended release, announcement or disclosure.

Employee Matters

For purposes of this section, the term “Covered Employees” will mean employees who are actively employed by Welbilt or any of its subsidiaries immediately prior to the Effective Time; and (ii) the term “Continuation Period” will mean the period beginning at the Effective Time and ending on the date that is twelve months following the Effective Time.

Subject to any labor agreement that applies to the Covered Employees, during the Continuation Period or, if sooner, upon the termination of employment of the applicable Covered Employee, Middleby will provide each Covered Employee with:

•	base salaries no less than in effect immediately prior to the Closing Date;

•	annual cash target bonus (other than change in control and retention bonuses) and commission opportunities no less than in effect immediately prior to the Closing Date; and

•

employee benefits (excluding defined benefit pension plans, plans providing for retiree medical benefits, plans that provide equity-based compensation and plans that provide for payments or benefits upon a change in control), that are substantially comparable in the aggregate to either, as determined by Middleby in its sole discretion:

•	the employee benefits provided by Middleby (or a subsidiary thereof) to its similarly situated employees; or

•	the employee benefits provided by Welbilt or its subsidiaries to Covered Employees under Welbilt Benefit Plans listed in Welbilt’s disclosure letter as in effect immediately before the Effective Time.

In addition:

•

during the one hundred twenty (120) day period following the Closing, Middleby will provide each Covered Employee with severance benefits no less favorable than those provided by Welbilt and its subsidiaries immediately prior to the Effective Time; and

•

following such one hundred twenty (120) day period and for the remainder of the Continuation Period, Middleby will provide each Covered Employee with severance benefits on the same basis that such severance benefits are made available to similarly situated employees of Middleby (or a subsidiary thereof).

In the event any Covered Employee first becomes eligible to participate under any Middleby Benefit Plan following the Effective Time, Middleby will, or will cause a subsidiary of Middleby to, for Covered Employees who become eligible during the calendar year including the Effective Time, to:

•

waive any preexisting condition exclusions and waiting periods with respect to participation and coverage requirements applicable to any Covered Employee under any Middleby Benefit Plan providing medical, dental or vision benefits to the same extent such limitation would have been waived or satisfied under any similar Welbilt Benefit Plan that the Covered Employee participated in immediately prior to coverage under the Middleby Benefit Plan; and

•

provide each Covered Employee with credit for any copayments and deductibles paid prior to the Covered Employee’s coverage under any Middleby Benefit Plan during the plan year in which the Effective Time occurs, to the same extent such credit was given under any similar Welbilt Benefit Plan that the Covered Employee participated in immediately prior to coverage under the Middleby Benefit Plan, in satisfying any applicable deductible or out-of-pocket requirements under the Middleby Benefit Plan for the plan year in which the Effective Time occurs.

As of the Effective Time, Middleby will recognize, or will cause a subsidiary of Middleby to recognize, all service of each Covered Employee prior to the Effective Time, to Welbilt (or any predecessor entities of Welbilt or any of its subsidiaries) for vesting and eligibility purposes (but not for benefit accrual purposes under any defined benefit pension plan) and for purposes of determining future vacation accruals, retirement plan contributions and severance amounts to the same extent as such Covered Employee received, immediately before the Effective Time, credit for such service under any similar Welbilt Benefit Plan in which such Covered Employee participated immediately prior to the Effective Time; provided that service of each Covered Employee prior to the Effective Times will not be recognized for the purpose of any entitlement to participate in, or receive benefits with respect to, any Middleby retiree medical program in which any Covered Employee participates after the Effective Times. In no event will anything contained in the employee matters covenant result in any duplication of benefits for the same period of service.

If requested by Middleby no later than five (5) business days prior to the Closing Date, each of Welbilt, its subsidiaries and any Welbilt ERISA Affiliates will terminate any and all Welbilt Benefit Plans intended to include a Code Section 401(k) arrangement (each a “Welbilt 401(k) Plan”), subject to the condition subsequent that the transactions contemplated by the Merger Agreement will be consummated. If so requested by Middleby, Welbilt will provide Middleby with evidence that such Welbilt 401(k) Plan(s) have been terminated (effective as of no later than the day immediately preceding the Closing Date and subject to the condition subsequent that the transactions contemplated by the Merger Agreement will be consummated) pursuant to resolutions of Welbilt Board or the board of directors of the applicable subsidiaries of Welbilt or such Welbilt ERISA Affiliates, as the case may be. The form and substance of such resolutions and related plan amendments will be subject to review and approval by Middleby, which approval will not be unreasonably withheld or delayed.

Welbilt also will take such other actions in furtherance of terminating such Welbilt 401(k) Plan(s) as Middleby may reasonably require if so requested. Upon termination of Welbilt 401(k) Plan, Middleby will cause a tax-qualified defined contribution plan with a Code Section 401(k) arrangement established or maintained by Middleby or an affiliate (the “Middleby 401(k) Plan”) to accept direct rollovers of eligible rollover distributions (as defined in Section 402(c)(4) of the Code) by Covered Employees. Welbilt and Middleby will cooperate in good faith to take any and all commercially reasonable actions needed to permit each Covered Employee with an outstanding loan balance under Welbilt 401(k) Plan as of the date such plan is terminated to continue to make scheduled loan payments to Welbilt 401(k) Plan after the Closing, pending the distribution and in-kind rollover of the promissory notes evidencing such loans from Welbilt 401(k) Plan to the Middleby 401(k) Plan, as provided in the preceding sentence, such as to prevent, to the extent reasonably possible, a deemed distribution or loan offset with respect to such outstanding loans.

Welbilt and its subsidiaries will satisfy all legal or contractual requirements to provide notice to, or to carry out any consultation procedure with, any employee or groups of employees of Welbilt or any of its subsidiaries, or any labor organization, which is representing any employee of Welbilt or any of its subsidiaries, in connection with the transactions contemplated by the Merger Agreement.

Upon Middleby’s written request, which request will be made at least five (5) business days prior to the Closing Date, the Welbilt Board will adopt resolutions, no earlier than thirty (30) days prior to the Closing Date, to terminate Welbilt’s Deferred Compensation Plan in accordance with the rules set forth in Treas. Reg. Section 1.409A-3(j)(4)(ix), and Middleby will cause the amounts payable thereunder to be distributed as soon as reasonably practicable after the Closing Date.

The parties to the Merger Agreement acknowledged and agreed that all provisions contained in the employee matters covenant with respect to employees of Welbilt and its subsidiaries are included for the sole benefit of the respective parties to the Merger Agreement and will not create any right:

•	in any other person, including employees, former employees, any participant or any beneficiary thereof, in any Welbilt Benefit Plan; or

•	to continued employment with Welbilt, Middleby or their respective subsidiaries or affiliates.

Notwithstanding anything in this employee matters covenant to the contrary, nothing in the Merger Agreement, whether express or implied, will be treated as an amendment or other modification of any Welbilt Benefit Plan or any other employee benefit plans of Welbilt, Middleby or any of their respective subsidiaries or affiliates or will prohibit Middleby or any of its subsidiaries or affiliates from amending or terminating any employee benefit plan.

Certain Tax Matters

For U.S. federal income tax purposes, it is intended that:

•	the Merger qualifies as a “reorganization” within the meaning of Section 368(a) of the Code;

•

with respect to the Merger, the Merger Agreement constitutes a “plan of reorganization” within the meaning of regulations promulgated by the IRS under the Code, specifically §§ 1.368-2(g) and 1.368-3(a);

•	with respect to the Merger, Middleby, Acquiror, Merger Sub, and Welbilt are each a “party to a reorganization” within the meaning of Section 368(b) of the Code; and

•

each of Middleby and Welbilt will use its reasonable best efforts to cause the Merger to qualify, and will not take (and will use its reasonable best efforts to prevent any affiliate of such party from taking) any actions that would reasonably be expected to prevent the Merger from qualifying, as a reorganization under the provisions of Section 368(a) of the Code.

Section 16 Matters

Prior to the Effective Time, Middleby and the Welbilt will take all such steps as may be reasonably necessary or advisable (to the extent permitted under applicable law and no-action letters issued by the SEC) to cause any dispositions of Welbilt Common Stock (including derivative securities with respect to Welbilt Common Stock) or acquisitions of Middleby Common Stock (including derivative securities with respect to Middleby Common Stock) resulting from the transactions contemplated by the Merger Agreement by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to Welbilt or will become subject to such reporting requirements with respect to Middleby, to be exempt under Rule 16b-3 promulgated under the Exchange Act, to the extent permitted by applicable law.

Repayment, Termination and Defeasance of Existing Indebtedness

At least five (5) business days prior to the Closing Date, Welbilt will use commercially reasonable efforts to deliver to Middleby:

•

an executed copy of a customary payoff letter from the agents under the Existing Credit Agreement in form and substance reasonably satisfactory to Middleby relating to the repayment in full of all obligations under the Existing Credit Agreement or secured or guaranteed by the Existing Credit Agreement, the termination of all commitments in connection therewith, the release of all encumbrances granted under the Existing Credit Agreement or securing the obligations under the Existing Credit Agreement and the release of all guarantees granted under the Existing Credit Agreement or in connection with the Existing Credit Agreement; and

•

final drafts of customary certificates and opinions, in form and substance reasonably satisfactory to Middleby, relating to and required for the defeasance and discharge of all of the obligations under the Existing Indenture.

Welbilt will use commercially reasonable efforts to, and will use commercially reasonable efforts to cause its subsidiaries to, deliver to Middleby (or to the agent or trustee, as applicable, under the Existing Credit Facilities, in the case of prepayment and termination notices or deliverables related to defeasance) prior to the Closing, in form and substance reasonably satisfactory to Middleby, all the documents, filings and notices required for:

•

the termination of commitments under the Existing Credit Agreement, the release of all guarantees and other loan documents executed in connection with the Existing Credit Agreement, and the release of all encumbrances granted in connection with the Existing Credit Agreement, including the filing of UCC releases, termination of control agreements, and delivery of possessory collateral, which will in each case be subject to the occurrence of the Closing and the repayment in full of all obligations then outstanding under the Existing Credit Facilities; and

•	the defeasance and discharge of all obligations under the Existing Indenture and the release of all guarantees executed in connection with the Existing Indenture.

Stock Exchange Listing

Middleby agreed to use its reasonable best efforts to cause the shares of Middleby Common Stock to be issued in connection with the Merger to be approved for listing on NASDAQ, subject to official notice of issuance, at or prior to the Effective Time.

Middleby’s Financing Activities

For purposes of this section, “Financing Source” means, in its capacity as such, any agent, arranger, lender, underwriter, purchaser, noteholder or other debt or equity financing source providing a commitment to provide or arrange all or part of the financing pursuant to any commitment letter, engagement letter or any definitive financing documents, or amendments or amendment and restatements of existing financing arrangements, in connection with the transactions contemplated by the Merger Agreement, or any alternative financing in connection therewith (whether debt or equity and whether public or private), including any joinder agreements, indentures or credit agreements entered into pursuant thereto or related thereto, and their respective affiliates, and such agent’s, arranger’s, lender’s, underwriter’s, purchaser’s, noteholder’s or other debt or equity financing source’s (and their respective affiliates’) equityholders, members, employees, officers, directors, attorneys, agents, advisors or representatives, and their respective successors and permitted assigns.

Prior to the Closing, Welbilt will use commercially reasonable efforts to, and will use commercially reasonable efforts to cause its affiliates and its and their respective representatives to, on a timely basis, provide all reasonable cooperation requested by Middleby, any of its affiliates or representatives or any Financing Source in connection with the arrangement, marketing, syndication and consummation of debt and/or equity financing (and the satisfaction of the conditions precedent to funding thereof) deemed reasonably necessary or advisable by Middleby in connection with the transactions contemplated by the Merger Agreement. Such cooperation will, at the reasonable request of Middleby, any of its affiliates or representatives or any Financing Source, include the following:

•	furnishing, or causing to be furnished, to such person:

•

audited balance sheets and related statements of operations, stockholders’ equity and cash flows for the fiscal years ended December 31, 2020, December 31, 2019, December 31, 2018, and prior fiscal years if applicable, and such further fiscal years ended at least sixty (60) days prior to the Closing Date;

•

unaudited balance sheets and related statements of income and cash flows for each fiscal quarter ended after the close of its most recent fiscal year which are no more than one hundred and thirty (130) days old at Closing; and

•

in the case of the previous two bullets, prepared in accordance with GAAP and reviewed (SAS 100) by Welbilt’s accountants (with such review (x) including a review of the financial statements for the corresponding period in the previous fiscal year and (y) being conducted in accordance with applicable accounting standards), together with all other historical financial information and other customary information (and related management discussion and analysis prepared in connection therewith) regarding Welbilt and its affiliates as may be reasonably requested by Middleby, any of its affiliates or representatives or any Financing Source that may be required in order for Middleby to complete and deliver pro forma financial statements, customary confidential information, bank or offering memoranda or prospectuses, in connection with such financing (other than portions customarily provided by Financing Sources), including the information required under any commitment letter, engagement letter or definitive financing document in connection with the transactions contemplated by the Merger Agreement or in connection with a customary offering of securities;

•	providing reasonable assistance to Middleby for the preparation of pro forma financial information and projections required to consummate any such financing or to comply with applicable law;

•

using reasonable best efforts to secure the consent of the independent accountants of Welbilt and its affiliates related to the financial statements described in Middleby’s financing activities covenant;

•

requesting that Welbilt’s and its affiliates’ independent accountants participate in drafting sessions and accounting due diligence sessions and cooperate with the financing, including requesting that they provide customary comfort letters (including “negative assurance” comfort) to the extent required in connection with the marketing and syndication of the financing or as are customarily required in an underwritten offering of securities;

•

providing reasonable assistance to Middleby and its affiliates in their preparation of customary rating agency presentations, road show materials, customary bank or co-investor information memoranda, prospectuses, bank syndication materials, credit agreements, offering memoranda, private placement memoranda, definitive financing documents (as well as customary certificates) and similar or related documents customarily prepared in connection with financings of the type described in parent’s financing activities covenant, and which may incorporate by reference periodic and current reports filed by Welbilt with the SEC;

•

reasonably cooperating with customary marketing efforts and due diligence efforts of Middleby and its affiliates for all or any portion of such financing, including requesting its management team, with appropriate seniority and expertise, and external auditors and advisors, to assist in preparation for and to participate in a reasonable number of meetings (including customary one-on-one meetings with the parties acting as lead arrangers or agents for, and prospective lenders, underwriters, initial purchasers and purchasers of, the financing), presentations, road shows, due diligence sessions, drafting sessions, and sessions with rating agencies, in each case, upon reasonable notice and at mutually agreeable dates and times, and including, without limitation, virtual meetings;

•

using reasonable best efforts to ensure that any syndication or marketing effort in connection with the financing benefits materially from any existing lending and investment banking relationship of Welbilt and its affiliates;

•

reasonably cooperating with any Financing Sources of Middleby or any of Middleby’s affiliates in an evaluation of the assets of Welbilt or any of its subsidiaries for the purpose of establishing collateral arrangements in connection with such financing;

•

using reasonable best efforts to deliver to Middleby, no later than five (5) business days prior to the Closing Date (to the extent requested no later than ten (10) business days prior to the Closing Date), any materials and documentation about Welbilt and its subsidiaries required under applicable “know your customer” and anti-money laundering rules, laws and regulations (including the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 and 31 C.F.R. § 1010.230 regarding beneficial ownership requirements for legal entity customers);

•

provide information concerning Welbilt and its affiliates reasonably necessary for the completion of definitive agreements for financings of the type described in Middleby’s financing activities covenant, including any schedules thereto, and to the extent Welbilt or any of its affiliates will become a party to any such definitive agreement, provide (including using reasonable best efforts to obtain such documents from its advisors) customary certificates (including solvency certificates), corporate authorizations and other customary closing documents and definitive agreements as may be reasonably requested by Middleby or the Financing Sources;

•

informing Middleby promptly in writing if Welbilt Board or a committee thereof, Welbilt’s chief financial officer or any other executive officer of Welbilt concludes that any previously issued financial statements included or intended to be used in connection with the financing should no longer be relied upon;

•

informing Middleby promptly in writing if any member of Welbilt Board, Welbilt’s chief financial officer or any other executive officer of Welbilt will have knowledge of any facts as a result of which a restatement of any of Welbilt’s or its subsidiaries’ financial statements is probable; and

•	reasonably cooperating with Middleby and its Financing Sources in connection with:

•	Middleby’s efforts to obtain customary corporate, facilities and securities ratings;

•	assisting Middleby in obtaining opinions of Welbilt’s counsel;

•	providing customary authorization letters to Middleby’s Financing Sources;

•

providing customary authorizations for the use of the trademarks, service marks and logos of Welbilt and its affiliates; provided that such trademarks, service marks and logos are used in a manner that is not intended to or reasonably likely to harm or disparage Welbilt or its affiliates or the reputation or goodwill of Welbilt or its affiliates;

•	providing access to documents and other information in connection with continuing due diligence investigations; and

•

the payoff of existing indebtedness of Welbilt, whether in the form of a tender offer, change of control offer, redemption, defeasance, satisfaction and discharge, consent solicitation, or otherwise; provided that (1) neither Welbilt nor any of its affiliates will be required to pay any commitment or other similar fee in connection with any financing to be obtained by Middleby or any of Middleby’s affiliates in connection with the transactions contemplated by the Merger Agreement (except to the extent Middleby promptly reimburses (in the case of ordinary course out-of-pocket costs and expenses) or provides the funding (in all other cases) to Welbilt or such affiliate of Welbilt therefor), (2) the effectiveness of any documentation executed by Welbilt with respect thereto, and the attachment of any encumbrance to any assets of Welbilt or any of its subsidiaries, will be subject to the consummation of the Closing, (3) no director or officer of Welbilt will be required to execute any agreement, certificate, document or instrument with respect to such financing that would be effective prior to the Closing (other than certifications of the financial statements and customary authorization letters contemplated above), (4) Welbilt, its controlled affiliates and their respective representatives will be indemnified and held harmless by Middleby from and against any and all liabilities, losses, damages, claims, interest, awards, judgments and penalties suffered or incurred by them in connection with claims asserted by a Financing Source in connection with the arrangement of such financing to the fullest extent permitted by law and with appropriate contribution to the extent such indemnification is not available, other than to the extent any such liabilities, losses, damages, claims, costs, expenses, interest, awards, judgments or penalties are the result of the fraud or willful misconduct of Welbilt, its affiliates or their respective representatives, and (5) Middleby will promptly after termination of the Merger Agreement in accordance with its terms, upon written request by Welbilt, reimburse Welbilt or any of its controlled affiliates for all reasonable and documented out-of-pocket costs or expenses actually incurred by each such person in complying with their respective covenants pursuant to Middleby’s financing activities covenant. Middleby has acknowledged and agreed that the obtaining of any such financing is not a condition to the Closing.

All non-public or other confidential information regarding Welbilt or its affiliates obtained by Middleby, its affiliates, their Financing Sources or their respective representatives will be kept confidential in accordance with the Confidentiality Agreement; provided that such information may be shared:

•

on a non-public basis with Financing Sources and prospective lenders and investors during syndication and marketing of any financing in connection with the Merger Agreement and the Merger and participants in such financing, in each case that enter into confidentiality arrangements customary for financing transactions of the same type as such financing (including “click-through” confidentiality arrangements); and

•	on a confidential basis with rating agencies;

provided, further, that the foregoing will not prohibit such information from being included in bank or co-investor information memoranda, prospectuses, bank syndication materials, offering memoranda and private placement memoranda (including under Rule 144A or a registered offering under the Securities Act).

Welbilt consented to the reasonable use of Welbilt’s and its affiliates’ trademarks, service marks and logos in connection with any financing; provided that such trademarks, service marks and logos are used in a manner that is not intended to or reasonably likely to harm or disparage Welbilt or its affiliates or the reputation or goodwill of Welbilt or its affiliates, and on such other customary terms and conditions as will be mutually agreed.

Stock Exchange Delisting; Deregistration

Prior to the Effective Time, Welbilt will cooperate with Middleby and use its reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things, necessary, proper or advisable on its part under the laws and rules and policies of the NYSE to cause the delisting of Welbilt and of the shares of Welbilt Common Stock from the NYSE as promptly as practicable after the Effective Time and the deregistration of the shares of Welbilt Common Stock under the Exchange Act as promptly as practicable after such delisting. Welbilt will not cause the Welbilt Common Stock to be delisted from the NYSE prior to the Effective Time.

Takeover Laws

If any takeover statute becomes or is deemed to become applicable to Welbilt or the Merger or the other transactions contemplated by the Merger Agreement, then the Welbilt Board will use reasonable best efforts to take any and all actions necessary to render such statutes inapplicable to the foregoing or otherwise minimize the effect of such takeover statute on the foregoing.

Stockholder Litigation

Welbilt will give Middleby prompt notice and the opportunity to participate in the defense or settlement of any proceeding brought by any stockholder against Welbilt and/or its directors or executive officers relating to the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement, whether commenced prior to or after the execution and delivery of the Merger Agreement.

Middleby will give Welbilt prompt notice of, and will consider in good faith Welbilt’s advice with respect to, any proceeding brought by any stockholder against Middleby, Merger Sub and/or their respective directors or executive officers relating to the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement, whether commenced prior to or after the execution and delivery of the Merger Agreement. Welbilt has agreed that it will not settle or offer to compromise or settle any proceeding commenced prior to or after the date of the Merger Agreement against Welbilt or any of its directors or executive officers by any stockholder of Welbilt relating to the Merger Agreement, the Merger, any other transaction contemplated by the Merger Agreement or otherwise, without the prior written consent of Middleby.

Resignations

Prior to the Effective Time, upon Middleby’s request, Welbilt will use reasonable best efforts to cause any director or officer of Welbilt and each of its subsidiaries to execute and deliver a letter effectuating his or her resignation as a director and/or officer, as applicable, of such entity effective as of the Effective Time.

Conditions to the Completion of the Merger

Conditions to Each Party’s Obligation to Effect the Merger

Each party’s obligation to effect the Merger is subject to the satisfaction at Closing, or waiver at or prior to Closing, of each of the following conditions:

•	the approval of the Merger Proposal by the Welbilt stockholders;

•	the approval of the Stock Issuance Proposal by the Middleby stockholders;

•

the registration statement on Form S-4, of which this joint proxy statement/prospectus forms a part, will have become effective under the Securities Act and no stop order suspending the effectiveness may be in effect;

•	NASDAQ having approved the listing of the shares of Middleby Common Stock to be issued in the Merger;

•

(i) the expiration or earlier termination of the waiting period (and any extension of such period) under the HSR Act and (ii) each consent from a governmental authority required to be obtained with respect to the Merger under any Antitrust Law set forth in the disclosure letters to the Merger Agreement must be obtained and remain in full force and effect, in each case, without the imposition, individually or in the aggregate, of an Unacceptable Condition; and

•

no governmental authority of competent jurisdiction has issued or entered any order after the date of the Merger Agreement, and no law has been enacted or promulgated after the date of the Merger Agreement, in each case, that (whether temporary or permanent) is in effect and has the effect of a Restraint.

Conditions to Middleby’s and Merger Sub’s Obligations to Effect the Merger

Middleby’s and Merger Sub’s obligation to effect the Merger is subject to the satisfaction at Closing, or waiver at or prior to Closing, of each of the following conditions:

•	The accuracy of the representations and warranties of Welbilt:

•

regarding capitalization (as set forth in Section 3.2(a) of the Merger Agreement) were true and correct in all respects (other than de minimis inaccuracies) as of the date of the Merger Agreement and are true and correct in all respects (other than de minimis inaccuracies) as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties are expressly made as of a specific date, in which case such representations and warranties must be so true and correct as of such specific date);

•

regarding Welbilt Fundamental Representations were true and correct in all material respects, without giving effect to any materiality or “Material Adverse Effect” qualifications therein, as of the date of the Merger Agreement and are true and correct in all material respects, without giving effect to any materiality or “Material Adverse Effect” qualifications therein, as though made on and as of the Closing Date (except to the extent such representations and warranties are expressly made as of a specific date, in which case such representations and warranties must be true and correct as of such specific date); and

•

each representation and warranty of Welbilt (other than the Welbilt Fundamental Representations) set forth in the Merger Agreement was true and correct, without giving effect to any materiality or “Material Adverse Effect” qualifications therein, as of the date of the Merger Agreement and is true and correct, without giving effect to any materiality or “Material Adverse Effect” qualifications therein, as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties are expressly made as of a specific date, in which case such representations and warranties must so true and correct as of such specific date), except where the failure of such representations and warranties to be so true and correct, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect;

•	Welbilt’s performance or compliance in all material respects with its obligations required under the Merger Agreement to be performed or complied with on or prior to the Closing;

•

Since the date of the Merger Agreement, there has not been any event, circumstance, occurrence, effect, fact, development or change that, individually or in the aggregate, has had, or would reasonably be expected to have, a Material Adverse Effect; and

•	Welbilt having delivered to Middleby a certificate of an executive officer of Welbilt certifying the matters of the immediately preceding bullets.

Conditions to Welbilt’s Obligation to Effect the Merger

Welbilt’s obligation to effect the Merger is subject to the satisfaction at Closing, or waiver at or prior to Closing, of each of the following conditions:

•	the accuracy of the representations and warranties of Middleby:

•

regarding capitalization (as set forth in Section 4.2(a) of the Merger Agreement) were true and correct in all respects (other than de minimis inaccuracies) as of the date of the Merger Agreement and are true and correct in all respects (other than de minimis inaccuracies) as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties are expressly made as of a specific date, in which case such representations and warranties must be true and correct as of such specific date);

•

regarding the Middleby Fundamental Representations were true and correct in all material respects, without giving effect to any materiality or “Material Adverse Effect” qualifications therein, as of the date of the Merger Agreement and are true and correct in all material respects, without giving effect to any materiality or “Material Adverse Effect” qualifications therein as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties are expressly made as of a specific date, in which case such representations and warranties must be so true and correct as of such specific date); and

•

each other representation and warranty of Middleby set forth in the Merger Agreement (other than the Middleby Fundamental Representations) was true and correct, without giving effect to any materiality or “Material Adverse Effect” qualifications therein, as of the date of the Merger Agreement and is true and correct, without giving effect to any materiality or “Material Adverse Effect” qualifications therein as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties are expressly made as of a specific date, in which case such representations and warranties must so true and correct as of such specific date), except where the failure of such representations and warranties to be so true and correct, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect;

•

Middleby’s and Merger Sub’s performance or compliance in all material respects with each of their respective obligations required under the Merger Agreement to be performed or complied with on or prior to the Closing;

•

since the date of the Merger Agreement, there has not been any event, circumstance, occurrence, effect, fact, development or change that, individually or in the aggregate, has had, or would reasonably be expected to have, a Material Adverse Effect; and

•	Middleby having delivered to Welbilt a certificate of an executive officer of Middleby certifying the matters of the immediately preceding bullets.

Termination of the Merger Agreement

Termination by Mutual Consent

The Merger Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time, whether before or after adoption of the Merger Agreement by the Welbilt stockholders or approval of the Stock Issuance Proposal by the Middleby stockholders, by mutual written consent of Middleby and Welbilt.

Termination by Either Middleby or Welbilt

Either party may terminate the Merger Agreement if:

•

the Merger is not consummated on or before the Termination Date; provided, however, that if, on the Termination Date, the conditions to the Closing set forth in the Merger Agreement (solely to the extent any such Restraint is in respect of an Antitrust Law) is not fulfilled but all other conditions to the Closing set forth in the Merger Agreement have been waived or fulfilled (other than those conditions that by their terms cannot be satisfied prior to the Closing, but which conditions would be satisfied if the Closing occurred on such date), then the Termination Date will automatically, without any action on the part of the parties to the Merger Agreement, be extended to October 20, 2022; provided, further, that the Termination Date may be further extended at the option of either Middleby or Welbilt in the circumstance described in a disclosure letter to the Merger Agreement to a date no later than June 20, 2023 and such date, as so extended, will be the “Termination Date” for purposes of the Merger Agreement; provided, further, that the right to terminate the Merger Agreement pursuant to this bullet will not be available to any party if a material breach by such party of any of its obligations under the Merger Agreement has been the cause of or resulted in the failure of the Closing to have occurred on or before the Termination Date;

•

(A) prior to the Effective Time, any governmental authority of competent jurisdiction has issued or entered any order after the date of the Merger Agreement or any law has been enacted or promulgated after the date of the Merger Agreement that has the effect of permanently restraining, enjoining or otherwise prohibiting the Merger or the other transactions contemplated by the Merger Agreement, and in the case of such an order, such order must be final and non-appealable or (B) any consent from a governmental authority required to be obtained pursuant to the Merger Agreement has become incapable of being obtained prior to the Termination Date; provided, however, that the right to terminate the Merger Agreement pursuant to this clause will not be available to a party if a material breach by such party of its obligations under appropriate actions, consents and filings section of the Merger Agreement is the cause of or resulted in the issuance of such order or the failure to obtain such consent;

•	the required approval of the Merger Proposal at the Welbilt Special Meeting (or at any adjournment or postponement thereof) is not obtained; or

•	the required approval of the Stock Issuance Proposal at the Middleby Special Meeting (or at any adjournment or postponement thereof) is not obtained.

Termination by Middleby

Middleby may terminate the Merger Agreement if:

•	Welbilt breaches or fails to perform any of its representations, warranties, covenants or other agreements set forth in the Merger Agreement, which breach or failure to perform:

•	would result in the failure of a condition set forth in the Merger Agreement; and

•

is not capable of being cured by Welbilt by the Termination Date or, if capable of being cured, is not cured by Welbilt on or before the earlier of (x) the Termination Date and (y) the date that is thirty (30) calendar days following Middleby’s delivery of written notice to Welbilt of such breach or failure to perform;

provided, however, that Middleby may not terminate the Merger Agreement pursuant to the foregoing if Middleby or Merger Sub is then in material breach of any of its obligations under the Merger Agreement so as to result in the failure of Middleby’s conditions to the Merger;

•

the Welbilt Board makes a Welbilt Adverse Recommendation Change, Welbilt fails to include in this joint proxy statement/prospectus the Welbilt Recommendation or Welbilt materially violates or breaches any of its obligations under the non-solicitation provisions of the Merger Agreement; or

•

prior to obtaining approval of the Stock Issuance Proposal by the Middleby stockholders, the Middleby Board authorizes Middleby to enter into a definitive agreement with respect to a Middleby Superior Proposal and Middleby enters into such definitive agreement concurrently with its termination of the Merger Agreement, but only if:

•

Middleby is permitted to terminate the Merger Agreement to accept a Middleby Superior Proposal pursuant to, and subject to its compliance with the applicable terms and conditions of, the Merger Agreement; and

•	as a condition to the effectiveness of such termination, Middleby pays to Welbilt the Middleby Termination Fee prior to or simultaneously with such termination.

Termination by Welbilt

Welbilt may terminate the Merger Agreement if:

•

Middleby or Merger Sub breaches or fails to perform any of their respective representations, warranties, covenants or other agreements set forth in the Merger Agreement, which breach or failure to perform:

•	would result in the failure of a condition set forth in the Merger Agreement; and

•

is not capable of being cured by Middleby or Merger Sub, as applicable, by the Termination Date or, if capable of being cured, is not cured by Middleby or Merger Sub on or before the earlier of (x) the Termination Date and (y) the date that is thirty (30) calendar days following Welbilt’s delivery of written notice to Middleby of such breach or failure to perform;

provided, however, that Welbilt may not terminate the Merger Agreement pursuant to the foregoing if Welbilt is then in material breach of any of its obligations under the Merger Agreement so as to result in the failure of Welbilt’s conditions to the Merger;

•

the Middleby Board makes a Middleby Adverse Recommendation Change, Middleby fails to include in this joint proxy statement/prospectus the Middleby Recommendation or Middleby materially violates or breaches any of its obligations under the non-solicitation provisions of the Merger Agreement; or

•

prior to obtaining the approval of the Merger Proposal by the Welbilt stockholders, the Welbilt Board authorizes Welbilt to enter into a definitive agreement with respect to a Welbilt Superior Proposal and Welbilt enters into such definitive agreement concurrently with its termination of the Merger Agreement, but only if:

•

Welbilt is permitted to terminate the Merger Agreement to accept a Welbilt Superior Proposal pursuant to, and subject to its compliance with the applicable terms and conditions of, the Merger Agreement; and

•	as a condition to the effectiveness of such termination, Welbilt pays to the Welbilt Termination Fee prior to or simultaneously with such termination.

Expenses in Connection with a Termination

Welbilt’s requirement to pay the Welbilt Expenses

Welbilt will be required to pay to Middleby the Middleby Expenses if the Merger Agreement is terminated by either Middleby or Welbilt because the Welbilt stockholders fail to approve the Merger Proposal; provided that any payment of the Middleby Expenses will not affect Middleby’s right to receive any Welbilt Termination Fee otherwise due under the Merger Agreement, but shall reduce, on a dollar for dollar basis, any Welbilt Termination Fee that becomes due and payable under the Merger Agreement. Any Middleby Expenses required to be paid by Welbilt in accordance with the Merger Agreement must be made by wire transfer of immediately available funds promptly, but in no event later than three (3) business days after Middleby’s receipt of documentation supporting such Middleby Expenses.

Middleby’s requirement to pay the Middleby Expenses

Middleby will be required to pay to Welbilt the Welbilt Expenses, plus any amounts payable to Welbilt in connection with Middleby’s financing activities; provided that any payment of the Welbilt Expenses will not affect Welbilt’s right to receive any Middleby Termination Fee otherwise due under the Merger Agreement, but will reduce, on a dollar for dollar basis, any Middleby Termination Fee that becomes due and payable under the Merger Agreement. Any Welbilt Expenses required to be paid by Middleby under the Merger Agreement must be made by wire transfer of immediately available funds promptly, but in no event later than three (3) business days after Middleby’s receipt of documentation supporting such Welbilt Expenses.

Termination Fee

Welbilt Payment of Termination Fee

Welbilt will be required to pay to Middleby the Welbilt Termination Fee if:

•

Middleby terminates the Merger Agreement because Welbilt breaches or fails to perform any of its representations, warranties, covenants or other agreements set forth in the Merger Agreement, and which breach or failure to perform:

•	would result in the failure of some of Welbilt’s conditions set forth in the Merger Agreement; and

•

is not capable of being cured by Welbilt by the Termination Date or, if capable of being cured, is not cured by Welbilt on or before the earlier of (x) the Termination Date and (y) the date that is thirty (30) calendar days following Middleby’s delivery of written notice to Welbilt of such breach or failure to perform;

•	Either Middleby or Welbilt terminates the Merger Agreement because:

•	the Merger is not consummated on or before the Termination Date; or

•	the Welbilt stockholders fail to approve the Merger Proposal;

In the case of the previous bullets:

•

prior to such termination (or prior to the Welbilt Special Meeting in the case of termination because the Welbilt stockholders fail to approve the Merger Proposal), a Welbilt Acquisition Proposal has been made after the date of the Merger Agreement and was publicly disclosed and not publicly withdrawn prior to such date; and

•

within twelve (12) months after such termination, a Welbilt Acquisition Proposal is consummated or Welbilt enters into a definitive agreement with respect to a Welbilt Acquisition Proposal (provided, however, that for purposes of such termination, the references to “twenty percent (20%)” in the definition of Welbilt Acquisition Proposal will be deemed to be references to “fifty percent (50%)”);

Welbilt will be required to pay to Middleby the Welbilt Termination Fee if:

•

Middleby terminates the Merger Agreement because the Welbilt Board made a Welbilt Adverse Recommendation Change, Welbilt failed to include in this joint proxy statement/prospectus the Welbilt Recommendation or Welbilt materially violates or breaches any of its obligations under the non-solicitation provisions of the Merger Agreement;

•	Middleby terminates the Merger Agreement for any other reason permitted by the Merger Agreement and was otherwise entitled to terminate the Merger Agreement because of the previous bullet; or

•

Welbilt terminates the Merger Agreement because prior to obtaining the Welbilt stockholders approval of the Merger Proposal, the Welbilt Board authorizes Welbilt to enter into a definitive agreement with respect to a Welbilt Superior Proposal and Welbilt enters into such definitive agreement concurrently with its termination of the Merger Agreement.

Middleby Payment of Termination Fee

Middleby will be required to pay to Welbilt the Middleby Termination Fee if:

•

Welbilt terminates the Merger Agreement because Middleby breaches or fails to perform any of its representations, warranties, covenants or other agreements set forth in the Merger Agreement, and which breach or failure to perform:

•	would result in the failure of some of Middleby’s conditions set forth in the Merger Agreement; and

•

is not capable of being cured by Middleby by the Termination Date or, if capable of being cured, is not cured by Middleby on or before the earlier of (x) the Termination Date and (y) the date that is thirty (30) calendar days following Welbilt’s delivery of written notice to Middleby of such breach or failure to perform;

•	Either Middleby or Welbilt terminates the Merger Agreement because:

•	the Merger is not consummated on or before the Termination Date; or

•	the Middleby stockholders fail to approve the Stock Issuance Proposal;

In the case of the previous bullets:

•

prior to such termination (or prior to the Middleby Special Meeting in the case of termination because the Middleby stockholders fail to approve the Merger Proposal), a Middleby Acquisition Proposal has been made after the date of the Merger Agreement and was publicly disclosed and not publicly withdrawn prior to such date; and

•	within twelve (12) months after such termination, a Middleby Acquisition Proposal is consummated or Middleby enters into a definitive agreement with respect to a Middleby

Acquisition Proposal (provided, however, that for purposes of such termination, the references to “twenty percent (20%)” in the definition of Middleby Acquisition Proposal will be deemed to be references to “fifty percent (50%)”).

Middleby will also be required to pay to Welbilt the Middleby Termination Fee if:

•

Welbilt terminates the Merger Agreement because the Middleby Board made a Middleby Adverse Recommendation Change, Middleby failed to include in this joint proxy statement/prospectus the Middleby Recommendation or Middleby materially violates or breaches any of its obligations under the non-solicitation provisions of the Merger Agreement;

•	Welbilt terminates the Merger Agreement for any other reason permitted by the Merger Agreement and was otherwise entitled to terminate the Merger Agreement because of the previous bullet; or

•

Middleby terminates the Merger Agreement because prior to obtaining the Middleby stockholders approval of the Stock Issuance Proposal, the Middleby Board authorizes Middleby to enter into a definitive agreement with respect to a Middleby Superior Proposal and Middleby enters into such definitive agreement concurrently with its termination of the Merger Agreement.

Middleby Payment of Reverse Termination Fee

Middleby will be required to pay Welbilt the Reverse Termination Fee if:

•	Middleby or Welbilt terminates the Merger Agreement because:

•

the Merger is not consummated on or before the Termination Date and at the time of such termination any of the conditions of Middleby or Welbilt are not satisfied (solely as a result of an order in respect of an Antitrust Law issued or entered after the date of the Merger Agreement) but all other conditions to the Closing set forth in the Merger Agreement are waived or fulfilled or would be fulfilled if the Closing were to occur on such date; or

•

(A) prior to the Effective Time, any governmental authority of competent jurisdiction issues or enters any order after the date of the Merger Agreement or any law is enacted or promulgated after the date of the Merger Agreement that has the effect of permanently restraining, enjoining or otherwise prohibiting the Merger or the other transactions contemplated by the Merger Agreement, and in the case of such an order, must be final and non-appealable or (B) any consent from a governmental authority required to be obtained pursuant to the Merger Agreement becomes incapable of being obtained prior to the Termination Date; provided, however, Middleby must pay the Reverse Termination Fee if such termination under this bullet is solely as a result of:

•	a final and non-appealable order in respect of an Antitrust Law issued or entered after the date of the Merger Agreement; or

•	a failure to obtain a consent of a governmental authority under an Antitrust Law required to be obtained pursuant to the Merger Agreement;

Notwithstanding anything to the foregoing, Middleby is not required to pay the Reverse Termination Fee pursuant to the foregoing if a breach by Welbilt of any of its obligations under the Merger Agreement is the principal cause of the circumstances that would have otherwise required the payment of the Reverse Termination Fee pursuant to the foregoing.

Amendment; Extension; Waiver

The Merger Agreement may be amended by mutual agreement of the parties to the Merger Agreement in writing at any time before or after receipt of the approval of the Merger Proposal by the Welbilt stockholders or approval of the Stock Issuance Proposal by the Middleby stockholders; provided, however, that after the approval of the Merger Proposal by the Welbilt stockholders or approval of the Stock Issuance Proposal by the Middleby stockholders has been obtained, there will not be any amendment that by applicable law or in accordance with the rules of any stock exchange requires further approval by the stockholders of Welbilt or Middleby, as applicable, without such further approval of such stockholders nor any amendment or change not permitted under applicable law.

At any time prior to the Effective Time, subject to applicable law, any party to the Merger Agreement may:

•	extend the time for the performance of any obligation or other act of any other party to the Merger Agreement;

•	waive any inaccuracy in the representations and warranties of the other party contained in the Merger Agreement or in any document delivered pursuant to the Merger Agreement; and

•	waive compliance with any agreement or condition contained in the Merger Agreement.

Any such extension or waiver will only be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

Notwithstanding the foregoing, no failure or delay by Welbilt, Middleby or Merger Sub in exercising any right under the Merger Agreement will operate as a waiver thereof nor will any single or partial exercise thereof preclude any other or further exercise of any other right under the Merger Agreement. Any agreement on the part of a party to the Merger Agreement to any such extension or waiver will be valid only if set forth in an instrument in writing signed on behalf of such party.

Specific Performance

The parties to the Merger Agreement agreed that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that any party to the Merger Agreement does not perform the provisions of the Merger Agreement (including failing to take such actions as are required of it hereunder to consummate the Merger Agreement) in accordance with its specified terms or otherwise breach such provisions. Accordingly, the parties acknowledge and agree that, prior to any termination of the Merger Agreement in accordance with its terms, the parties will be entitled to an injunction, specific performance and other equitable relief to prevent breaches of the Merger Agreement and to enforce specifically the terms and provisions of the Merger Agreement, in addition to any other remedy to which they are entitled at law or in equity. Each of the parties to the Merger Agreement agreed that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that any other party has an adequate remedy at law or that any award of specific performance is not an appropriate remedy for any reason at law or in equity. Any party seeking an injunction or injunctions to prevent breaches of the Merger Agreement and to enforce specifically the terms and provisions of the Merger Agreement will not be required to provide any bond or other security in connection with any such order or injunction.

Third-Party Beneficiaries

The Merger Agreement was not intended to and cannot confer upon any person other than the parties to the Merger Agreement any rights or remedies under the Merger Agreement; except:

•	that it is specifically intended that the D&O Indemnified Parties are intended third-party beneficiaries of the Merger Agreement;

•	from and after the Effective Time, for the rights of holders of shares of Welbilt Common Stock to receive the Merger Consideration; and

•	from and after the Effective Time, for the rights of holders of Welbilt Options, Welbilt Restricted Stock, Welbilt RSUs, Welbilt Director RSUs and Welbilt PSUs to receive the payments contemplated by the applicable provisions of the Merger Agreement and according to any such provisions terms and conditions.

Icahn Support Agreement

On April 20, 2021, contemporaneously with the execution of the Merger Agreement, the Icahn Stockholders entered into the Icahn Support Agreement with Middleby, pursuant to which, among other things, the Icahn Stockholders agreed to vote all of their shares of Welbilt Common Stock (i) in favor of adoption of the Merger Agreement and approval of other matters that are required to be approved by the stockholders of Welbilt in order to effect the Merger; (ii) against any merger agreement or merger (other than the Merger Agreement and the Merger) or other fundamental corporate transaction that is prohibited by the Merger Agreement, unless such transaction is approved in writing by Middleby, or any alternative acquisition proposal; and (iii) against any amendment of Welbilt’s certificate of incorporation or bylaws or other proposal or transaction involving Welbilt or any of its subsidiaries, which amendment or other proposal or transaction would in any manner delay, impede, interfere with, delay, postpone, discourage or adversely affect the Merger, the Merger Agreement or any of the transactions contemplated thereby or change in any manner the voting rights of any outstanding class of capital stock of Welbilt. The Icahn Support Agreement will terminate upon the earliest of (a) the Effective Time, (b) the termination of the Merger Agreement in accordance with its terms, (c) the entry into or effectiveness of certain amendments, modifications or waivers of the Merger Agreement, (d) an adverse recommendation change by the Welbilt Board, or (e) written notice of termination by Middleby to the Icahn Stockholders. The Icahn Stockholders were the beneficial owners of approximately 8.4% of the outstanding Welbilt Common Stock on [                 ], 2021.

MIDDLEBY SPECIAL MEETING

General

This joint proxy statement/prospectus is first being mailed on or about [             ], 2021 and constitutes notice of the Middleby Special Meeting in conformity with the requirements of the DGCL and the Middleby Bylaws.

This joint proxy statement/prospectus is being provided to Middleby stockholders as part of a solicitation of proxies by the Middleby Board for use at the Middleby Special Meeting and at any adjournment or postponement of the Middleby Special Meeting. Middleby stockholders are encouraged to read the entire document carefully, including the annexes to this document, for more detailed information regarding the Merger Agreement and the transactions contemplated by the Merger Agreement.

Date, Time and Place

The Middleby Special Meeting will be held virtually at www.virtualshareholdermeeting.com/MIDD2021SM, on July 21, 2021, at 10:30 a.m., Central Time. The Middleby Special Meeting can be accessed by visiting www.virtualshareholdermeeting.com/MIDD2021SM, where Middleby stockholders will be able to participate and vote online. This joint proxy statement/prospectus is first being furnished to Middleby’s stockholders on or about [                    ], 2021.

Purpose of the Middleby Special Meeting

At the Middleby Special Meeting, Middleby stockholders will be asked to consider and vote on the following:

•	to approve the Stock Issuance Proposal;

•	to approve the Middleby Authorized Share Increase Proposal; and

•	to approve the Middleby Adjournment Proposal.

Middleby will transact no other business at the Middleby Special Meeting or any adjournment or postponement thereof, except such business as may properly be brought before the Middleby Special Meeting by or at the direction of the Middleby Board in accordance with the Middleby Bylaws. This joint proxy statement/prospectus, including the Merger Agreement attached hereto as Annex A, contains further information with respect to these matters.

Recommendation of the Middleby Board

The Middleby Board has unanimously determined that the Stock Issuance Proposal, the Middleby Authorized Share Increase Proposal and the transactions contemplated by the Merger Agreement, including the Merger, are advisable and in the best interests of Middleby and its stockholders and has unanimously adopted and approved the Stock Issuance Proposal and the Middleby Authorized Share Increase Proposal. A description of factors considered by the Middleby Board in reaching its decision to approve and declare advisable the Stock Issuance Proposal can be found in “The Merger—Recommendation of the Middleby Board and its Reasons for the Merger” beginning on page 65.

The Middleby Board unanimously recommends that Middleby stockholders vote “FOR” the Stock Issuance Proposal, “FOR” the Middleby Authorized Share Increase Proposal and “FOR” the Middleby Adjournment Proposal.

Middleby stockholders’ approval of the Stock Issuance Proposal is a condition for the Merger to occur. If Middleby stockholders fail to approve the Stock Issuance Proposal by the requisite vote, the Merger will not occur.

Record Date; Stockholders Entitled to Vote

Only holders of Middleby Common Stock at the close of business on June 17, 2021, the record date for the Middleby Special Meeting, will be entitled to notice of, and to vote at, the Middleby Special Meeting or any adjournment or postponement of the Middleby Special Meeting. At the close of business on the Middleby Record Date, [                    ] shares of Middleby Common Stock were issued and outstanding.

Holders of Middleby Common Stock are entitled to one vote for each share of Middleby Common Stock they own at the close of business on the Middleby Record Date.

A complete list of stockholders entitled to vote at the Middleby Special Meeting will be available for a period of at least ten days prior to the Middleby Special Meeting. If you would like to inspect the list of Middleby stockholders of record, please call the Investor Relations department at (405) 552-4735 to schedule an appointment or request access. A certified list of eligible Middleby stockholders will be available for inspection during the special meeting at www.virtualshareholdermeeting.com/MIDD2021SM by entering the control number provided on your proxy card, voting instruction form or notice.

Quorum; Adjournment

The presence at the Middleby Special Meeting of the holders of a majority of the outstanding shares of Middleby Common Stock entitled to vote at the meeting, represented in person or by proxy, will constitute a quorum. As a result, there must be [                    ] shares represented by proxy or by stockholders present and entitled to vote at the Middleby Special Meeting in order to have a quorum. Virtual attendance at the special meeting will constitute presence in person for the purpose of determining the presence of a quorum for the transaction of business at the Middleby Special Meeting. There must be a quorum for business to be conducted at the Middleby Special Meeting.

The chairman of the meeting or the stockholders, by the affirmative vote of a majority of the voting power of the shares so represented, may adjourn the meeting from time to time, whether or not there is such a quorum. Failure of a quorum to be represented at the Middleby Special Meeting will result in an adjournment of the Middleby Special Meeting and may subject Middleby to additional expense. Even if a quorum is present, the Middleby Special Meeting may also be adjourned in order to provide more time to solicit additional proxies in favor of approval of the Stock Issuance Proposal or the Middleby Authorized Share Increase Proposal if sufficient votes are cast in favor of the Middleby Adjournment Proposal or the chairman of the meeting so moves.

Notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken unless the adjournment is for more than 30 days, in which case a notice of the adjourned meeting will be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for the stockholders entitled to vote is fixed for the adjourned meeting, the Middleby Board must fix a record date for the adjourned meeting in accordance with the DGCL and provide a new notice of the adjourned meeting to each stockholder of record entitled to vote at the meeting. In addition, the Middleby Special Meeting could be postponed before it commences.

If the Middleby Special Meeting is adjourned or postponed for the purpose of soliciting additional votes, stockholders who have already submitted their proxies will be able to revoke them at any time prior to the final vote on the proposals. If you submit your proxy over the Internet or by telephone or submit a properly executed proxy card, even if you abstain from voting, your shares will be counted as present for purposes of determining whether a quorum exists at the Middleby Special Meeting.

Required Vote

Approval of the Stock Issuance Proposal requires the affirmative vote of a majority of votes cast by holders of shares of Middleby Common Stock present in person or represented by proxy at the Middleby Special

Meeting and entitled to vote thereon. Accordingly, with respect to a Middleby stockholder who is present in person or represented by proxy at the Middleby Special Meeting, assuming a quorum is present, such stockholder’s abstention from voting, a broker non-vote or the failure of a Middleby stockholder to vote (including the failure of a Middleby stockholder who holds shares in “street name” through a bank, broker, trust or other nominee to give voting instructions to the bank, broker, trust or other nominee) will have no effect on the outcome of the Stock Issuance Proposal.

Under the Section 242 of the DGCL, approval of the Middleby Authorized Share Increase Proposal requires the affirmative vote of holders of a majority of the outstanding shares of Middleby Common Stock entitled to vote on the proposal. Accordingly, an abstention from a Middleby stockholder or the failure of a Middleby stockholder to vote (including the failure of a Middleby stockholder who holds shares in “street name” through a bank, broker, trust or other nominee to give voting instructions to that bank, broker, trust or other nominee) will have the same effect as a vote “against” the Middleby Authorized Share Increase Proposal.

Under the Middleby Bylaws, approval of the Middleby Adjournment Proposal requires the affirmative vote of the holders of a majority of the shares of Middleby Common Stock present in person or represented by proxy at the Middleby Special Meeting and entitled to vote thereat, whether or not a quorum is present. Under the Middleby Bylaws, virtual attendance at the special meeting constitutes presence in person for purposes of the vote required. Regardless of whether a quorum is present at the Middleby Special Meeting, the chairman of the meeting may also adjourn the Middleby Special Meeting.

Abstentions and Broker Non-Votes

An abstention occurs when a stockholder attends a meeting, either in person or by proxy, but abstains from voting. At the Middleby Special Meeting, abstentions will be counted as present for purposes of determining whether a quorum exists. Abstaining from voting will have the same effect as voting “AGAINST” the Middleby Adjournment Proposal.

If no instruction as to how to vote is given (including no instruction to abstain from voting) in an executed, duly returned and not revoked proxy, the proxy will be voted “FOR” (i) the Stock Issuance Proposal, (ii) the Middleby Authorized Share Increase Proposal and (iii) the Middleby Adjournment Proposal.

Broker non-votes occur when (i) a bank, broker, trust or other nominee has discretionary authority to vote on one or more proposals to be voted on at a meeting of stockholders, but is not permitted to vote on other proposals without instructions from the beneficial owner of the shares and (ii) the beneficial owner fails to provide the bank, broker, trust or other nominee with such instructions. Under NASDAQ rules, banks, brokers and other nominees holding shares in “street name” do not have discretionary voting authority with respect to any of the Middleby proposals described in this joint proxy statement/prospectus. Accordingly, if a beneficial owner of shares of Middleby Common Stock held in “street name” does not give voting instructions to the bank, broker, trust or other nominee, then those shares will not be counted as present in person or by proxy at the Middleby Special Meeting.

Failure to Vote

If you are a stockholder of record and you do not sign and return your proxy card or vote over the Internet, by telephone or at the Middleby Special Meeting, your shares will not be voted at the Middleby Special Meeting, will not be counted as present in person or by proxy at the Middleby Special Meeting and will not be counted as present for purposes of determining whether a quorum exists.

For purposes of the Stock Issuance Proposal, provided a quorum is present, a failure to vote, or a failure to instruct your bank, broker, trust or other nominee to vote, will have no effect on the outcome of a vote on the Stock Issuance Proposal.

For purposes of the Middleby Authorized Share Increase Proposal, an abstention, a failure to vote, or a failure to instruct your bank, broker, trust or other nominee to vote, will have the effect as a vote “AGAINST” the Middleby Authorized Share Increase Proposal.

Provided a quorum is present, a failure to vote, or a failure to instruct your bank, broker, trust or other nominee to vote, will have no effect on the outcome of a vote on the Middleby Adjournment Proposal. An abstention from voting will have the same effect as a vote “AGAINST” the Middleby Adjournment Proposal.

Voting by Middleby’s Directors and Executive Officers

At the close of business on June 17, 2021, directors and executive officers of Middleby were entitled to vote [                    ] shares of Middleby Common Stock, or approximately [    ]% of the shares of Middleby Common Stock issued and outstanding on that date. Directors and executive officers of Middleby have informed Middleby that they intend to vote their shares in favor of the Stock Issuance Proposal, the Middleby Authorized Share Increase Proposal and the Middleby Adjournment Proposal, although none of the directors and executive officers are obligated to do so.

Voting at the Middleby Special Meeting

The Middleby Special Meeting will be a completely virtual meeting. There will be no physical meeting location and the meeting will only be conducted via live webcast. The virtual Middleby Special Meeting will be held on July 21, 2021 at 10:30 a.m., Central Time. To participate in the Middleby Special Meeting and submit questions during the special meeting, visit www.virtualshareholdermeeting.com/MIDD2021SM and enter the 16-digit control number on the proxy card, voting instruction form or notice you received. Online check-in will begin at 10:15 a.m., Central Time. Please allow time for online check-in procedures.

The virtual stockholder meeting format uses technology designed to increase stockholder access, save Middleby and Middleby stockholders time and money, and provide Middleby stockholders rights and opportunities to participate in the meeting similar to what they would have at an in-person meeting. In addition to online attendance, Middleby provides stockholders with an opportunity to hear all portions of the official meeting, submit written questions and comments during the meeting, and vote online during the open poll portion of the meeting.

Although Middleby offers four different voting methods, Middleby encourages you to submit a proxy to vote either over the Internet or by telephone to ensure that your shares are represented and voted at the Middleby Special Meeting.

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To Submit a Proxy to Vote over the Internet: To submit a proxy to vote over the Internet, go to www.virtualshareholdermeeting.com/MIDD2021SM and follow the steps outlined on the secured website. You will need the number included on your proxy card to obtain your records and to create an electronic voting instruction form. If you submit your proxy to vote over the Internet, you do not have to mail in a proxy card. If you choose to submit your vote via proxy over the Internet, you must do so prior to 11:59 p.m., Eastern Time, on July 20, 2021.

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To Submit a Proxy by Telephone: To submit a proxy to vote by telephone, call toll-free 1-800-690-6903 within the U.S., U.S. territories and Canada on a touch-tone telephone. Please have your proxy card available for reference because you will need the validation details that are located on your proxy card in order to submit your vote by proxy by telephone. If you submit your proxy to vote by telephone, you do not have to mail in a proxy card. If you choose to submit your vote via proxy by telephone, you must do so prior to 11:59 p.m., Eastern Time, on July 20, 2021.

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To Submit a Proxy by Mail: To submit a proxy to vote by mail, complete, sign and date the proxy card and return it promptly to the address indicated on the proxy card in the postage paid enveloped provided. If you sign and return your proxy card without indicating how you want your shares of Middleby Common Stock to be voted with regard to a particular proposal, your shares of Middleby

Common Stock will be voted in favor of such proposal. If you return your proxy card without a signature, your shares will not be counted as present at the Middleby Special Meeting and cannot be voted.

•	Voting Virtually at the Middleby Special Meeting:

If your shares are held by your bank, broker, trust or other nominee, you are considered the beneficial owner of shares held in “street name” and you will receive a vote instruction form from your bank, broker, trust or other nominee seeking instruction from you as to how your shares should be voted.

If you sign your proxy, but do not indicate how you wish to vote, your shares will be voted “FOR” the Stock Issuance Proposal, “FOR” the Middleby Authorized Share Increase Proposal and “FOR” the Middleby Adjournment Proposal.

Revocation of Proxies

You can change or revoke your proxy at any time before the final vote at the Middleby Special Meeting. If you are the stockholder of record of your shares, you may revoke your proxy by:

•	submitting another proxy over the Internet or by telephone prior to 11:59 p.m., Eastern Time, on July 20, 2021;

•	timely delivering a written notice that you are revoking your proxy to Middleby’s Corporate Secretary;

•	timely delivering a valid, later-dated proxy;

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attending the Middleby Special Meeting and voting. Your attendance at the Middleby Special Meeting will not revoke your proxy unless you give written notice of revocation to Middleby’s Corporate Secretary before your proxy is exercised or unless you vote your shares in person at the Middleby Special Meeting; or

•	if you are the beneficial owner of shares held in “street name,” you should contact your bank, broker, trust or other nominee with questions about how to change or revoke your voting instructions.

Solicitation of Proxies

The Middleby Board is soliciting your proxy in connection with the Middleby Special Meeting, and Middleby will bear the cost of soliciting such proxies, including the costs of printing and mailing this joint proxy statement/prospectus. Middleby has retained Innisfree as proxy solicitor to assist with the solicitation of proxies in connection with the Middleby Special Meeting. Middleby estimates it will pay Innisfree a fee of approximately $[                    ], in addition to the reimbursement of expenses, for these services. Solicitation initially will be made by mail. Forms of proxies and proxy materials may also be distributed through banks, brokers and other nominees to the beneficial owners of shares of Middleby Common Stock, in which case these parties will be reimbursed for their reasonable out-of-pocket expenses. Proxies may also be solicited in person or by telephone, facsimile, electronic mail, or other electronic medium by certain of Middleby’s directors, officers and employees, without additional compensation.

Tabulation of Votes

Broadridge Financial Solutions, Inc. will tabulate the votes at the Middleby Special Meeting.

Appraisal Rights

Middleby stockholders are not entitled to appraisal or dissenters’ rights in connection with the Merger. For additional information, please see “The Merger—No Appraisal Rights.”

Householding of Middleby Special Meeting Materials

Each registered Middleby stockholder will receive one copy of this joint proxy statement/prospectus per account, regardless of whether you have the same address as another stockholder of record. SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and notices with respect to two or more stockholders sharing the same address by delivering a single proxy statement or a single notice addressed to those stockholders. This process, commonly called “householding,” provides cost savings for companies. Some brokers household proxy materials, delivering a single proxy statement or notice to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. For more details, see “Householding of Proxy Materials.”

Questions

If you have more questions about the Merger or how to submit your proxy, or if you need additional copies of this joint proxy statement/prospectus or the enclosed proxy card or voting instructions, please contact the Corporate Secretary, at Middleby’s principal executive offices, 1400 Toastmaster Drive, Elgin, Illinois, 60120, (847) 741-3300.

Assistance

If you need assistance voting or in completing your proxy card or have questions regarding the Middleby Special Meeting, please contact Innisfree M&A Incorporated:

Innisfree M&A Incorporated

501 Madison Avenue, 20th Floor

New York, NY 10022

Stockholders May Call: 1 (877) 717-3926 (toll-free from the U.S and Canada)

or +1 (412) 232-3651 (from other locations)

Banks and Brokers May Call: (212) 750-5833

MIDDLEBY PROPOSAL 1—THE STOCK ISSUANCE PROPOSAL

This joint proxy statement/prospectus is being furnished to Middleby stockholders as part of the solicitation of proxies by the Middleby Board for use at the Middleby Special Meeting to consider and vote upon a proposal to approve the Stock Issuance Proposal pursuant to the Merger Agreement, which is attached as Annex A to this joint proxy statement/prospectus.

The Middleby Board, after due and careful discussion and consideration, unanimously adopted and approved the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement and determined that the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement are advisable and in the best interests of Middleby and its stockholders.

Required Vote of Stockholders

The Middleby Board accordingly unanimously recommends that Middleby stockholders vote “FOR” the proposal to approve the Stock Issuance Proposal.

Approval of the Stock Issuance Proposal is a condition to completion of the Merger.

The vote on the Stock Issuance Proposal is a vote separate and apart from the vote to approve the Middleby Adjournment Proposal. Accordingly, a Middleby stockholder may vote to approve the Stock Issuance Proposal and vote not to approve the Middleby Adjournment Proposal, and vice versa.

Assuming a quorum is present, approval of the Stock Issuance Proposal requires the affirmative vote of a majority of votes cast by holders of shares of Middleby Common Stock present in person or represented by proxy at the Middleby Special Meeting and entitled to vote thereon. Under the Middleby Bylaws, virtual attendance at the Middleby Special Meeting constitutes presence in person for purposes of the vote required.

THE MIDDLEBY BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE STOCK ISSUANCE PROPOSAL

MIDDLEBY PROPOSAL 2—THE MIDDLEBY AUTHORIZED SHARE INCREASE PROPOSAL

Middleby is asking its stockholders to approve an amendment to the Middleby Charter to increase the number of authorized shares of Middleby Common Stock from 95,000,000 to 150,000,000, effective immediately prior to, and subject to, the completion of the Merger. A copy of the Middleby Charter Amendment to effect the authorized share count increase is attached to this joint proxy statement/prospectus as Annex E. Holders of Middleby Common Stock should read the Middleby Charter Amendment in its entirety.

As of the close of business on the record date for the Middleby Special Meeting, there were [                    ] outstanding shares of Middleby Common Stock. In connection with the Merger, Middleby expects to issue approximately [                    ] shares of Middleby Common Stock to the holders of Welbilt Common Stock.

The Middleby Board considers the proposed increase in the number of authorized shares advisable because it will provide Middleby with greater flexibility in the capital structure of the combined company following the Merger by allowing it to raise capital that may be necessary to further develop its business, to fund potential acquisitions, to have shares available for use in connection with stock plans and to pursue other corporate purposes that may be identified by the board of directors of the combined company in the future. After careful consideration, the Middleby Board, by a unanimous vote of all directors, determined that the Middleby Charter Amendment is advisable and in the best interests of Middleby and approved the Middleby Charter Amendment.

Each share of Middleby Common Stock authorized for issuance has the same rights as, and is identical in all respects with, each other share of Middleby Common Stock currently outstanding. The newly authorized shares of Middleby Common Stock will not affect the rights, such as voting and liquidation rights, of the shares of Middleby Common Stock currently outstanding. Under the Middleby Charter, stockholders of Middleby do not have preemptive rights.

Accordingly, should the Middleby Board elect to issue additional shares of Middleby Common Stock, other than on a pro rata basis to all current Middleby stockholders, existing Middleby stockholders would not have any preferential rights to purchase those shares, and such issuance could have a dilutive effect on earnings per share, book value per share, and the voting power and shareholdings of current Middleby stockholders, depending on the particular circumstances in which the additional shares of Middleby Common Stock are issued. Please see the section entitled “Description of Middleby Capital Stock” beginning on page 193 for a description of Middleby capital stock and the rights of Middleby stockholders. The Middleby Board continually considers Middleby’s capital structure and will determine the terms and timing of any future issuance.

The Middleby Charter Amendment will become effective immediately prior to the effective time, subject to the completion of the Merger.

The foregoing description of the Middleby Charter Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Middleby Charter Amendment, which is attached as Annex E to this joint proxy statement/prospectus.

Approval of the Middleby Authorized Share Increase Proposal requires the affirmative vote of holders of a majority of the outstanding shares of Middleby Common Stock entitled to vote on the proposal. Accordingly, an abstention from a Middleby stockholder or the failure of a Middleby stockholder to vote (including the failure of a Middleby stockholder who holds shares in “street name” through a bank, broker, trust or other nominee to give voting instructions to that bank, broker, trust or other nominee) will have the same effect as a vote “against” the Middleby Authorized Share Increase Proposal.

THE MIDDLEBY BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE MIDDLEBY AUTHORIZED SHARE INCREASE PROPOSAL

MIDDLEBY PROPOSAL 3—THE MIDDLEBY ADJOURNMENT PROPOSAL

The Middleby Special Meeting may be adjourned to another time and place, including, if necessary to permit solicitation of additional proxies if there are not sufficient votes to approve the Stock Issuance Proposal or the Middleby Authorized Share Increase Proposal or to ensure that any supplement or amendment to this joint proxy statement/prospectus is timely provided to Middleby stockholders.

Middleby is asking its stockholders to authorize the holder of any proxy solicited by the Middleby Board to vote in favor of any adjournment of the Middleby Special Meeting to solicit additional proxies if a quorum is not present or there are not sufficient votes to approve the Stock Issuance Proposal or the Middleby Authorized Share Increase Proposal or to ensure that any supplement or amendment to this joint proxy statement/prospectus is timely provided to Middleby stockholders.

Required Vote of Stockholders

The Middleby Board unanimously recommends that Middleby stockholders vote “FOR” the Middleby Adjournment Proposal, if necessary.

The vote on the Middleby Adjournment Proposal is a vote separate and apart from the vote to approve the Stock Issuance Proposal and the Middleby Authorized Share Increase Proposal. Accordingly, a Middleby stockholder may vote to approve the Stock Issuance Proposal and the Middleby Authorized Share Increase Proposal and vote not to approve the Middleby Adjournment Proposal, and vice versa.

Whether or not a quorum is present, approval of the Middleby Adjournment Proposal requires the affirmative vote of holders of a majority of the shares of Middleby Common Stock present in person or represented by proxy at the Middleby Special Meeting entitled to vote thereon. Under the Middleby Bylaws, virtual attendance at the Middleby Special Meeting constitutes presence in person for purposes of the vote required.

THE MIDDLEBY BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE MIDDLEBY ADJOURNMENT PROPOSAL

WELBILT SPECIAL MEETING

General

This joint proxy statement/prospectus is first being mailed on or about [            ], 2021 and constitutes notice of the Welbilt Special Meeting in conformity with the requirements of the DGCL and the Welbilt Bylaws.

This joint proxy statement/prospectus is being provided to Welbilt stockholders as part of a solicitation of proxies by the Welbilt Board for use at the Welbilt Special Meeting and at any adjournment or postponement of the Welbilt Special Meeting. Welbilt stockholders are encouraged to read the entire document carefully, including the annexes to this document, for more detailed information regarding the Merger Agreement and the transactions contemplated by the Merger Agreement.

Date, Time and Place

The Welbilt Special Meeting will be held virtually at www.virtualshareholdermeeting.com/WBT2021SM, on July 21, 2021, at 1:00 p.m., Eastern Time. The Welbilt Special Meeting can be accessed by visiting www.virtualshareholdermeeting.com/WBT2021SM, where Welbilt stockholders will be able to participate and vote online. This joint proxy statement/prospectus is first being furnished to Welbilt’s stockholders on or about [            ], 2021.

Purpose of the Welbilt Special Meeting

At the Welbilt Special Meeting, Welbilt stockholders will be asked to consider and vote on the following:

•	the Merger Proposal;

•	the Advisory Compensation Proposal; and

•	the Welbilt Adjournment Proposal.

Welbilt will transact no other business at the Welbilt Special Meeting except such business as may properly be brought before the Welbilt Special Meeting or any adjournment or postponement thereof. This joint proxy statement/prospectus, including the Merger Agreement attached hereto as Annex A, contains further information with respect to these matters.

Recommendation of the Welbilt Board

The Welbilt Board has unanimously (i) determined that the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement were advisable and fair to, and in the best interests of, Welbilt and the Welbilt stockholders, (ii) approved, authorized, adopted and declared advisable the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement and (iii) resolved to recommend that the Welbilt stockholders vote in favor of the adoption of the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement. A description of factors considered by the Welbilt Board in reaching its decision to approve and declare advisable the foregoing proposals can be found in “The Merger—Recommendation of the Welbilt Board and its Reasons for the Merger” beginning on page 80.

The Welbilt Board unanimously recommends that Welbilt stockholders vote “FOR” the Merger Proposal, “FOR” the Advisory Compensation Proposal and “FOR” the Welbilt Adjournment Proposal at the Welbilt Special Meeting.

Welbilt stockholders’ approval of Merger Proposal is a condition for the Merger to occur. If Welbilt stockholders fail to approve the Merger Proposal by the requisite vote, the Merger will not occur.

Record Date; Stockholders Entitled to Vote

Only holders of Welbilt Common Stock at the close of business on June 17, 2021, the record date for the Welbilt Special Meeting, will be entitled to notice of, and to vote at, the Welbilt Special Meeting or any adjournment or postponement of the Welbilt Special Meeting. At the close of business on the Welbilt Record Date, [                    ] shares of Welbilt Common Stock were issued and outstanding.

Holders of Welbilt Common Stock are entitled to one vote for each share of Welbilt Common Stock they own at the close of business on the Welbilt Record Date.

A complete list of stockholders entitled to vote at the Welbilt Special Meeting will be available for a period of at least ten days prior to the Welbilt Special Meeting. If you would like to inspect the list of Welbilt stockholders of record, please call the Investor Relations department at (727) 853-3079 to schedule an appointment or request access. A certified list of eligible Welbilt stockholders will be available for inspection during the special meeting at www.virtualshareholdermeeting.com/WBT2021SM by entering the control number provided on your proxy card, voting instruction form or notice.

Quorum; Adjournment

The presence at the Welbilt Special Meeting of the holders of a majority of the shares of Welbilt Common Stock represented in person or by proxy, will constitute a quorum. As a result, there must be a majority of all of our outstanding shares represented by proxy or by stockholders present and entitled to vote at the Welbilt Special Meeting in order to have a quorum. Virtual attendance by stockholders of record at the special meeting will constitute presence in person for the purpose of determining the presence of a quorum for the transaction of business at the Welbilt Special Meeting. Shares of beneficial owners who hold such shares in “street name” through a bank, broker, trust or other nominee and who fail to give voting instructions to their bank, broker, trust or other nominee will not be counted towards quorum. Beneficial owners who virtually attend the Welbilt Special Meeting will not count towards a quorum unless they instruct their shares or hold a legal proxy executed by their bank, broker, trust or other nominee. There must be a quorum for business to be conducted at the Welbilt Special Meeting.

The chairman of the meeting, may adjourn the meeting from time to time, whether or not there is such a quorum. Failure of a quorum to be represented at the Welbilt Special Meeting will result in an adjournment of the Welbilt Special Meeting and may subject Welbilt to additional expense. Even if a quorum is present, the Welbilt Special Meeting may also be adjourned in order to provide more time to solicit additional proxies in favor of approval of the Merger Proposal if sufficient votes are cast in favor of the Welbilt Adjournment Proposal or the chairman of the meeting so moves. In addition, the Welbilt Special Meeting may be postponed by the Welbilt Board in its discretion.

Notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken unless the adjournment is for more than 30 days, in which case a notice of the adjourned meeting will be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for the stockholders entitled to vote is fixed for the adjourned meeting, the Welbilt Board must fix a record date for the adjourned meeting in accordance with the DGCL and provide a new notice of the adjourned meeting to each stockholder of record entitled to vote at the meeting. In addition, the Welbilt Special Meeting could be postponed before it commences.

If the Welbilt Special Meeting is adjourned or postponed for the purpose of soliciting additional votes, stockholders who have already submitted their proxies will be able to revoke them at any time prior to the final vote on the proposals. If you submit your proxy over the Internet or by telephone or submit a properly executed proxy card, even if you abstain from voting, your shares will be counted as present for purposes of determining whether a quorum exists at the Welbilt Special Meeting.

Required Vote

Approval of the Merger Proposal requires the affirmative vote of holders of a majority of the outstanding shares of Welbilt Common Stock entitled to vote on the proposal. Accordingly, with respect to a Welbilt stockholder who is present in person or represented by proxy at the Welbilt Special Meeting, such stockholder’s abstention from voting will have the same effect as a vote “against” the Merger Proposal. Additionally, the failure of a Welbilt stockholder who holds shares in “street name” through a bank, broker, trust or other nominee to give voting instructions to the bank, broker, trust or other nominee will have the same effect as a vote “against” the Merger Proposal.

Under the Welbilt Bylaws, approval of the Welbilt Adjournment Proposal and the Advisory Compensation Proposal requires the affirmative vote of the holders of a majority of the shares of Welbilt Common Stock present in person or represented by proxy at the Welbilt Special Meeting and entitled to vote thereon. Accordingly, with respect to a Welbilt stockholder who is present in person or represented by proxy at the Welbilt Special Meeting, such stockholder’s abstention will be counted in connection with the determination of whether a quorum is present and will have the same effect as a vote “against” each of the Advisory Compensation Proposal and the Welbilt Adjournment Proposal. However, the failure of a Welbilt stockholder of record who is not present in person or represented by proxy at the Welbilt Special Meeting to vote on either proposal, as well as the failure of a Welbilt stockholder who holds shares in “street name” through a bank, broker, trust or other nominee to give voting instructions to the bank, broker, trust or other nominee, will have no effect on either of the Advisory Compensation Proposal or the Welbilt Adjournment Proposal.

The Merger is conditioned on, among other things, the approval of the Merger Proposal at the Welbilt Special Meeting. The Advisory Compensation Proposal and the Welbilt Adjournment Proposal are not conditioned on the approval of any other proposal set forth in this joint proxy statement/prospectus. Regardless of whether a quorum is present at the Welbilt Special Meeting, the chairman of the meeting may also adjourn the Welbilt Special Meeting.

Pursuant to the Icahn Support Agreement, the Icahn Stockholders (which beneficially owned approximately 8.4% of the outstanding shares of Welbilt Common Stock as of [                    ], 2021) have agreed, subject to the terms and conditions thereof, to vote all shares of Welbilt Common Stock held by the Icahn Stockholders as of such date in favor of the Merger Proposal at the Welbilt Special Meeting. For a more complete discussion of the Icahn Support Agreement, please see “The Merger—Icahn Support Agreement.”

Abstentions and Broker Non-Votes

An abstention occurs when a stockholder attends a meeting, either in person or by proxy, but abstains from voting. At the Welbilt Special Meeting, abstentions will be counted as present for purposes of determining whether a quorum exists. Abstaining from voting will have the same effect as voting “AGAINST” the Merger Proposal, Advisory Compensation Proposal and Welbilt Adjournment Proposal.

If no instruction as to how to vote is given (including no instruction to abstain from voting) in an executed, duly returned and not revoked proxy, the proxy will be voted in accordance with the Welbilt Board’s recommendation with respect to each proposal and consequently, will be voted “FOR” each of (i) the Merger Proposal, (ii) the Advisory Compensation Proposal and (iii) the Welbilt Adjournment Proposal.

Broker non-votes occur when (i) a bank, broker, trust or other nominee has discretionary authority to vote on one or more proposals to be voted on at a meeting of stockholders, but is not permitted to vote on other proposals without instructions from the beneficial owner of the shares and (ii) the beneficial owner fails to provide the bank, broker, trust or other nominee with such instructions. Under NYSE rules, banks, brokers and other nominees holding shares in “street name” do not have discretionary voting authority with respect to any of the Welbilt proposals described in this joint proxy statement/prospectus. Accordingly, if a beneficial owner of shares of Welbilt Common Stock held in “street name” does not give voting instructions to the bank, broker, trust or other nominee, then those shares will not be counted as present in person or by proxy at the Welbilt Special Meeting and accordingly will not count as present for purposes of determining whether a quorum exists.

Failure to Vote

If you are a stockholder of record and you do not sign and return your proxy card or vote over the Internet, by telephone or at the Welbilt Special Meeting, your shares will not be voted at the Welbilt Special Meeting, will not be counted as present in person or by proxy at the Welbilt Special Meeting and will not be counted as present for purposes of determining whether a quorum exists.

For purposes of the Merger Proposal, a failure of record owners to vote, or a failure beneficial owners to instruct their bank, broker, trust or other nominee to vote, will have the same effect as a vote “AGAINST” the Merger Proposal.

A failure of record owners who are not present in person or represented by proxy at the Welbilt Special Meeting to vote, or a failure beneficial owners to instruct their bank, broker, trust or other nominee to vote, will have no effect on the outcome of a vote on either of the Advisory Compensation Proposal or the Welbilt Adjournment Proposal. All abstentions from voting will have the same effect as a vote “AGAINST” each of the Merger Proposal, the Advisory Compensation Proposal and the Welbilt Adjournment Proposal.

If you sign, date and return your proxy card and do not indicate how you want your shares of Welbilt Common Stock to be voted, then your shares of Welbilt Common Stock will be voted “FOR” the Merger Proposal, “FOR” the Advisory Compensation Proposal and “FOR” the Welbilt Adjournment Proposal.

Voting by Welbilt’s Directors and Executive Officers

At the close of business on June 17, 2021, directors and executive officers of Welbilt were entitled to vote [                    ] shares of Welbilt Common Stock, or approximately [     ]% of the shares of Welbilt Common Stock issued and outstanding on that date. Directors and executive officers of Welbilt have informed Welbilt that they intend to vote their shares in favor of the Merger Proposal, the Advisory Compensation Proposal and the Welbilt Adjournment Proposal, although none of the directors and executive officers are obligated to do so. Andrew Langham, a member of the Welbilt Board, serves as General Counsel of Icahn Enterprises L.P., an affiliate of the Icahn Stockholders. As noted above, pursuant to the Icahn Support Agreement, the Icahn Stockholders (which beneficially owned approximately 8.4% of the outstanding shares of Welbilt Common Stock as of [                    ], 2021) have agreed, subject to the terms and conditions thereof, to vote all shares of Welbilt Common Stock held by the Icahn Stockholders as of such date in favor of the Merger Proposal at the Welbilt Special Meeting. For a more complete discussion of the Icahn Support Agreement, please see “The Merger—Icahn Support Agreement.”

Voting at the Welbilt Special Meeting

The Welbilt Special Meeting will be a completely virtual meeting. There will be no physical meeting location and the meeting will only be conducted via live webcast. The virtual Welbilt Special Meeting will be held on July 21, 2021 at 1:00 p.m., Eastern Time. To participate in the Welbilt Special Meeting and submit questions during the special meeting, visit www.virtualshareholdermeeting.com/WBT2021SM and enter the 16-digit control number on the proxy card, voting instruction form or notice you received. Online check-in will begin at 12:45 p.m., Eastern Time. Please allow time for online check-in procedures.

The virtual stockholder meeting format uses technology designed to increase stockholder access, save Welbilt and Welbilt stockholders time and money, and provide Welbilt stockholders rights and opportunities to participate in the meeting similar to what they would have at an in-person meeting. In addition to online attendance, Welbilt provides stockholders with an opportunity to hear all portions of the official meeting, submit written questions and comments during the meeting, and vote online during the open poll portion of the meeting. Although Welbilt offers four different voting methods, Welbilt encourages you to submit a proxy to vote either over the Internet or by telephone to ensure that your shares are represented and voted at the Welbilt Special Meeting.

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To Submit a Proxy to Vote over the Internet: To submit a proxy to vote over the Internet, go to www.proxyvote.com and follow the steps outlined on the secured website. You will need the number included on your proxy card to obtain your records and to create an electronic voting instruction form. If you submit your proxy to vote over the Internet, you do not have to mail in a proxy card. If you choose to submit your vote via proxy over the Internet, you must do so prior to 11:59 p.m., Eastern Time, on July 20, 2021.

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To Submit a Proxy by Telephone: Non-objecting beneficial owners and registered stockholders may submit a proxy to vote by telephone by calling toll-free 1-800-690-6903 within the U.S., U.S. territories and Canada on a touch-tone telephone. Please have your proxy card available for reference because you will need the validation details that are located on your proxy card in order to submit your vote by proxy by telephone. If you submit your proxy to vote by telephone, you do not have to mail in a proxy card. If you choose to submit your vote via proxy by telephone, you must do so prior to 11:59 p.m., Eastern Time, on July 20, 2021.

•

To Submit a Proxy by Mail: To submit a proxy to vote by mail, complete, sign and date the proxy card and return it promptly to the address indicated on the proxy card in the postage paid enveloped provided. If you sign and return your proxy card without indicating how you want your shares of Welbilt Common Stock to be voted with regard to a particular proposal, your shares of Welbilt Common Stock will be voted in favor of such proposal. If you return your proxy card without a signature, your shares will not be counted as present at the Welbilt Special Meeting and cannot be voted.

•	To Vote Virtually at the Welbilt Special Meeting: To vote virtually at the Welbilt Special Meeting, follow the instructions at www.virtualshareholdermeeting.com/WBT2021SM.

If your shares are held by your bank, broker, trust or other nominee, you are considered the beneficial owner of shares held in “street name” and you will receive a vote instruction form from your bank, broker, trust or other nominee seeking instruction from you as to how your shares should be voted.

If you sign your proxy, but do not indicate how you wish to vote, your shares will be voted “FOR” the Merger Proposal, “FOR” the Advisory Compensation Proposal and “FOR” the Welbilt Adjournment Proposal.

Revocation of Proxies

You can change or revoke your proxy at any time before the final vote at the Welbilt Special Meeting. If you are the stockholder of record of your shares, you may revoke your proxy by:

•	submitting another proxy over the Internet or by telephone prior to 11:59 p.m., Eastern Time, on July 20, 2021;

•	timely delivering a written notice that you are revoking your proxy to Welbilt’s Corporate Secretary;

•	timely delivering a valid, later-dated proxy; or

•

attending the Welbilt Special Meeting and voting. Your virtual attendance at the Welbilt Special Meeting will not revoke your proxy unless you give written notice of revocation to Welbilt’s Corporate Secretary before your proxy is exercised or unless you vote your shares in person at the Welbilt Special Meeting.

If you are the beneficial owner of shares held in “street name,” you should contact your bank, broker, trust or other nominee with questions about how to change or revoke your voting instructions.

Solicitation of Proxies

The Welbilt Board is soliciting your proxy in connection with the Welbilt Special Meeting, and Welbilt will bear the cost of soliciting such proxies, including the costs of printing and filing this joint proxy statement/prospectus. Welbilt has retained D.F. King as proxy solicitor to assist with the solicitation of proxies in connection with the Welbilt Special Meeting. Welbilt estimates it will pay D.F. King a fee of approximately [$                    ], in addition to the reimbursement of expenses, for these services. Solicitation initially will be made by mail. Forms of proxies and proxy materials may also be distributed through banks, brokers and other nominees to the beneficial owners of shares of Welbilt Common Stock, in which case these parties will be reimbursed for their reasonable out-of-pocket expenses. Proxies may also be solicited in person or by telephone, facsimile, electronic mail, or other electronic medium by certain of Welbilt’s directors, officers and employees, without additional compensation.

Tabulation of Votes

Broadridge Financial Solutions, Inc. will tabulate the votes at the Welbilt Special Meeting.

Appraisal Rights

Welbilt stockholders are not entitled to appraisal or dissenters’ rights in connection with the Merger. For additional information, please see “The Merger—No Appraisal Rights.”

Householding of Welbilt Special Meeting Materials

Each registered Welbilt stockholder will receive one copy of this joint proxy statement/prospectus per account, regardless of whether you have the same address as another stockholder of record. SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and notices with respect to two or more stockholders sharing the same address by delivering a single proxy statement or a single notice addressed to those stockholders. This process, commonly called “householding,” provides cost savings for companies. Some brokers household proxy materials, delivering a single proxy statement or notice to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. For more details, see “Householding of Proxy Materials.”

Questions

If you have more questions about the Merger or how to submit your proxy, or if you need additional copies of this joint proxy statement/prospectus or the enclosed proxy card or voting instructions, please contact Investor Relations, at Welbilt’s principal executive offices at 2227 Welbilt Boulevard, New Port Richey, FL, 34655.

Assistance

If you need assistance voting or in completing your proxy card or have questions regarding the Welbilt Special Meeting, please contact the Welbilt solicitation agent:

D.F. King & Co., Inc.

48 Wall Street, 22nd Floor

New York, NY 10005

Stockholders Call (toll-free): (800) 714-3310

Banks and Brokers Call: (212) 269-5550

Email: welbilt@dfking.com

WELBILT PROPOSAL 1—THE MERGER PROPOSAL

This joint proxy statement/prospectus is being furnished to Welbilt stockholders as part of the solicitation of proxies by the Welbilt Board for use at the Welbilt Special Meeting to consider and vote upon a proposal to adopt the Merger Agreement, which is attached as Annex A to this joint proxy statement/prospectus, and approve the transactions contemplated thereby, including the Merger.

The Welbilt Board, after due and careful discussion and consideration, unanimously (i) determined that the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement were advisable and fair to, and in the best interests of, Welbilt and the Welbilt stockholders, (ii) approved, authorized, adopted and declared advisable the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement and (iii) resolved to recommend that the Welbilt stockholders vote in favor of the adoption of the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement.

Required Vote of Stockholders

The Welbilt Board accordingly unanimously recommends that Welbilt stockholders vote “FOR” the proposal to adopt the Merger Agreement and approve the Merger, as disclosed in this joint proxy statement/prospectus, particularly the related narrative disclosures in the sections of this joint proxy statement/prospectus entitled “The Merger” and “The Merger Agreement” and as attached as Annex A to this joint proxy statement/prospectus.

Approval of the Merger Proposal is a condition to completion of the Merger.

The vote on the Merger Proposal is a vote separate and apart from the vote to approve either the Advisory Compensation Proposal or the Welbilt Adjournment Proposal. Accordingly, a Welbilt stockholder may vote to approve the Merger Proposal and vote not to approve the Advisory Compensation Proposal or the Welbilt Adjournment Proposal, and vice versa.

Approval of the Merger Proposal requires the affirmative vote of holders of a majority of the outstanding shares of Welbilt Common Stock entitled to vote thereon. A failure to vote (including a failure to instruct your bank, broker, trust or other nominee to vote) or an abstention will have the same effect as a vote “AGAINST” the Merger Proposal.

Pursuant to the Icahn Support Agreement, the Icahn Stockholders (which collectively with affiliated entities beneficially owned approximately 8.4% of the outstanding shares of Welbilt Common Stock as of [            ], 2021), has agreed, subject to the terms and conditions thereof, to vote their shares of Welbilt Common Stock in favor of the Merger Proposal. For a more complete discussion of the Icahn Support Agreement, please see “The Merger Agreement—Icahn Support Agreement.”

THE WELBILT BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE MERGER PROPOSAL

WELBILT PROPOSAL 2—THE ADVISORY COMPENSATION PROPOSAL

Welbilt is asking its stockholders to approve, on an advisory (non-binding) basis, the compensation that will or may be paid to Welbilt’s named executive officers in connection with the Merger. Because the vote on the Advisory Compensation Proposal is advisory only, it will not be binding on either Welbilt or Middleby. Accordingly, if the Merger Proposal is approved and the Merger is completed, the Merger-related compensation will be payable to Welbilt’s named executive officers, subject only to the conditions applicable thereto, regardless of the outcome of the approval of the Advisory Compensation Proposal.

Required Vote of Stockholders

The Welbilt Board unanimously recommends that Welbilt stockholders vote “FOR” the proposal to approve the Advisory Compensation Proposal.

Under the Welbilt Bylaws, approval of the Advisory Compensation Proposal requires the affirmative vote of the holders of a majority of the shares of Welbilt Common Stock present in person or represented by proxy at the Welbilt Special Meeting and entitled to vote thereon. Accordingly for stockholders of record who are not present in person or represented by proxy at the Welbilt Special Meeting and for beneficial owners who fail to instruct their bank, broker, trust or other nominee to vote on any proposal, a failure to vote will have no effect on the outcome of the vote for the Advisory Compensation Proposal. All abstentions will have the same effect as a vote “AGAINST” the Advisory Compensation Proposal.

The vote on the Advisory Compensation Proposal is a vote separate and apart from the vote to approve either the Merger Proposal or the Welbilt Adjournment Proposal. Accordingly, a Welbilt stockholder may vote to approve the Advisory Compensation Proposal and vote not to approve the Merger Proposal or the Welbilt Adjournment Proposal, and vice versa.

THE WELBILT BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ADVISORY COMPENSATION PROPOSAL

WELBILT PROPOSAL 3—THE WELBILT ADJOURNMENT PROPOSAL

The Welbilt Special Meeting may be adjourned to another time and place, including, if necessary to permit solicitation of additional proxies if there are not sufficient votes to approve the Merger Proposal or to ensure that any supplement or amendment to this joint proxy statement/prospectus is timely provided to Welbilt stockholders.

Welbilt is asking its stockholders to authorize the holder of any proxy solicited by the Welbilt Board to vote in favor of any adjournment of the Welbilt Special Meeting to solicit additional proxies if a quorum is not present there are not sufficient votes to approve the Merger Proposal or to ensure that any supplement or amendment to this joint proxy statement/prospectus is timely provided to Welbilt stockholders.

Required Vote of Stockholders

The Welbilt Board unanimously recommends that Welbilt stockholders vote “FOR” the proposal to adjourn the Welbilt Special Meeting, if necessary.

Under the Welbilt Bylaws, approval of the Welbilt Adjournment Proposal requires the affirmative vote of the holders of a majority of the shares of Welbilt Common Stock present in person or represented by proxy at the Welbilt Special Meeting and entitled to vote thereon. Accordingly, for stockholders of record who are not present in person or represented by proxy at the Welbilt Special Meeting and for beneficial owners who fail to instruct their bank, broker, trust or other nominee to vote on any proposal, a failure to vote will have no effect on the outcome of the vote for the Welbilt Adjournment Proposal. All abstentions will have the same effect as a vote “AGAINST” the Welbilt Adjournment Proposal.

The vote on the Welbilt Adjournment Proposal is a vote separate and apart from the vote to approve the Merger Proposal. Accordingly, a Welbilt stockholder may vote to approve the Merger Proposal and vote not to approve the Welbilt Adjournment Proposal, and vice versa.

THE WELBILT BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE WELBILT ADJOURNMENT PROPOSAL

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL DATA

On April 20, 2021, Middleby, Acquiror, and Merger Sub entered into the Merger Agreement with Welbilt. Concurrently with the execution of the Merger Agreement, Merger Sub will merge with and into Welbilt whereupon the separate corporate existence of Merger Sub will cease, and Welbilt will continue as the surviving corporation of the Merger as a wholly-owned indirect subsidiary of Middleby.

The unaudited pro forma condensed combined financial information is presented to illustrate the estimated effects of the Merger and the other transactions contemplated by the Merger Agreement based on the historical financial position and results of operations of Middleby and Welbilt. The unaudited pro forma condensed combined financial information is presented as follows:

•

the unaudited pro forma condensed combined balance sheet as of April 3, 2021, prepared based on (i) the historical unaudited consolidated balance sheet of Middleby as of April 3, 2021 and (ii) the historical unaudited consolidated balance sheet of Welbilt as of March 31, 2021;

•

the unaudited pro forma condensed combined statement of income for the period ended April 3, 2021 prepared based on (i) the historical unaudited condensed consolidated statement of comprehensive income of Middleby for the period ended April 3, 2021 and (ii) the historical unaudited condensed consolidated statement of operations of Welbilt for the period ended March 31, 2021; and

•

the unaudited pro forma condensed combined statement of income for the year ended January 2, 2021 prepared based on (i) the historical audited consolidated statement of income of Middleby for the fiscal year ended January 2, 2021 and (ii) the historical audited consolidated statement of operations of Welbilt for the fiscal year ended December 31, 2020.

The unaudited pro forma condensed consolidated financial statements have been prepared in accordance with Regulation S-X Article 11, Pro Forma Financial Information. Regulation S-X Article 11 requires that pro forma financial information include the following pro forma adjustments to the historical financial information of the registrant:

•	Transaction Accounting Adjustments – Adjustments that reflect only the application of required accounting to the acquisition, disposition, or other transaction.

•

Autonomous Entity Adjustments – Adjustments that are necessary to reflect the operations and financial position of the registrant as an autonomous entity when the registrant was previously part of another entity.

The transaction accounting adjustments are based on available information and assumptions that Middleby’s management believes are reasonable. However, such adjustments are estimates and actual experience may differ from expectations. There are no autonomous entity adjustments included in the unaudited pro forma condensed combined financial statements. Additionally, Regulation S-X Article 11 permits registrants to reflect in the notes to the pro forma financial information forward-looking information that depicts the synergies and dis-synergies identified by management in determining to consummate or integrate the transaction for which pro forma effect is being given. Such adjustments have not been reflected in the notes to the unaudited pro forma condensed combined financial statements because Middleby’s management does not believe these adjustments would enhance an understanding of the pro forma effects of the transaction.

The Merger will be accounted for using the acquisition method of accounting in accordance ASC 805, “Business Combinations,” (“ASC 805”) with Middleby designated as the accounting acquirer of Welbilt. The unaudited pro forma condensed combined financial information set forth below primarily gives effect to the following:

•	the alignment of accounting policies and financial statement classifications of Welbilt to those of Middleby;

•	the application of the acquisition method of accounting in connection with the Merger;

•	each share of Welbilt Common Stock will be converted into the right to receive 0.1240 shares of Middleby in connection with the Merger; and

•	the application of Merger costs in connection with the Merger.

The unaudited pro forma condensed combined financial information has been presented for informational purposes only and is not necessarily indicative of what the combined company’s financial position or results of operations actually would have been had the Merger been completed as of the dates indicated. In addition, the unaudited pro forma condensed combined financial information does not purport to project the future financial position or operating results of the combined company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of these unaudited pro forma condensed combined financial statements and are subject to change as additional information becomes available and analyses are performed.

The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X of the Exchange Act, as amended by the final rule, Release 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.”

The unaudited pro forma condensed combined financial information has been prepared using the acquisition method of accounting under existing United States generally accepted accounting principles (U.S. “GAAP”) standards, which are subject to change. Middleby will be deemed the acquirer for accounting purposes and Welbilt will be treated as the acquiree, based on a number of factors considered at the time of preparation of this filing, such as the legal form of the Merger, relative size (assets, revenues, or earnings), terms of the exchange, relative voting rights in the combined company after the business combination, etc. The acquisition accounting is dependent upon certain valuations and other studies. Middleby has developed an initial estimate of value. Middleby will finalize the purchase price allocation as soon as practicable within the measurement period, but in no event later than one year following the Closing Date. The assets and liabilities of Welbilt have been measured based on various initial estimates using assumptions that Middleby believes are reasonable, based on information that is currently available.

Accordingly, the pro forma adjustments are preliminary and have been made solely for the purpose of providing pro forma condensed combined financial information prepared in accordance with the rules and regulations of the SEC. Differences between these preliminary estimates and the final acquisition accounting will exist, and these differences could have a material impact on the accompanying unaudited pro forma condensed combined financial information and the combined company’s future results of operations and financial position.

The unaudited pro forma condensed combined financial information has been compiled in a manner consistent with the accounting policies adopted by Middleby in all material aspects. Middleby has performed a high-level review of Welbilt’s accounting policies. Subsequent to the Merger, Middleby may identify additional differences between the accounting policies of the two companies that, when conformed, could have a material impact on the financial statements of the combined company. Additionally, certain financial information of Welbilt as presented in its historical financial statements has been reclassified to conform to the historical presentation in Middleby’s financial statements for purposes of preparation of the unaudited pro forma condensed combined financial information (see Note 8).

The unaudited pro forma condensed combined financial information gives effect to the Merger, as if the Merger had been completed on April 3, 2021, for balance sheet purposes and December 29, 2019, for statement of income purposes. This unaudited pro forma condensed combined financial information was derived from and should be read in conjunction with the separate (i) unaudited financial statements of Middleby as of and for the period ended April 3, 2021 and the related notes included in Middleby’s Quarterly Report on Form 10-Q for the period ended April 3, 2021 that Middleby filed with the SEC on May 13, 2021, (ii) audited financial statements of Middleby as of and for the fiscal year ended January 2, 2021 and the related notes included in Middleby’s Annual Report on Form 10-K for the fiscal year ended January 2, 2021 that Middleby filed with the SEC on March 3, 2021, (iii) unaudited financial statements of Welbilt as of and for the period ended March 31, 2021 and the related notes included in Welbilt’s Quarterly Report on Form 10-Q for the period ended March 31, 2021 that Welbilt filed with the SEC on May 6, 2021, and (iv) audited financial statements of Welbilt as of and for the fiscal year ended December 31, 2020 and the related notes included in Middleby’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 that Welbilt filed with the SEC on February 26, 2021.

The Middleby Corporation

Unaudited Pro Forma Condensed Combined Balance Sheet

As of April 3, 2021

(amounts in millions, except share data)

	Historical Middleby Corporation	Historical Welbilt, Inc. (Note 8)	Pro Forma Transaction Accounting Adjustments	Note	Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$309.3	$140.3	$(96.8)	6A	$352.8
Restricted cash	—	0.5	—		0.5
Accounts receivables, net of reserve of doubtful accounts	427.9	174.5	—		602.4
Inventories, net	574.3	203.2	40.0	6B	817.5
Prepaid expenses and other	73.9	22.8	—		96.7
Prepaid taxes	7.7	27.1	(2.9)	6C	31.9

Total current assets	1,393.1	568.4	(59.7)		1,901.8
Property, plant and equipment, net of accumulated depreciation	336.3	129.6	40.8	6D	506.7
Goodwill	1,928.6	938.5	1,144.0	6E	4,011.1
Other intangibles, net of amortization	1,428.3	453.3	2,317.7	6F	4,199.3
Long-term deferred tax assets	74.2	15.0	—		89.2
Other assets	129.4	60.7	(3.3)	6G	186.8

Total assets	$5,289.9	$2,165.5	$3,439.5		$10,849.9

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current maturities of long-term debt	$21.1	$1.1	$—		$22.2
Accounts payable	213.4	102.2	—		315.6
Accrued expenses	479.9	165.3	—		645.2

Total current liabilities	714.4	268.6	—		983.0
Long-term debt	1,801.0	1,445.5	25.5	6G	3,272.0
Long-term deferred tax liability	126.1	74.9	609.7	6C	810.7
Accrued pension benefits	462.9	25.3	—		488.2
Other non-current liabilities	190.3	73.6	—		263.9
Shareholders’ equity:
Preferred stock	—	—	—		—
Common stock	0.1	1.4	(1.2)	6H	0.3
Paid-in capital	361.5	(21.7)	3,197.0	6H	3,536.8
Treasury stock	(538.9)	—	—		(538.9)
Retained earnings	2,663.1	324.6	(418.2)	6H	2,569.5
Accumulated other comprehensive income	(490.6)	(26.7)	26.7	6H	(490.6)

Total stockholders’ equity	1,995.2	277.6	2,804.3		5,077.1

Total liabilities and stockholders’ equity	$5,289.9	$2,165.5	$3,439.5		$10,894.9

The Middleby Corporation

Unaudited Pro Forma Condensed Combined Statement of Income

For the Period Ended April 3, 2021

(amounts in millions, except per share data)

	Historical Middleby Corporation	Historical Welbilt, Inc. (Note 8)	Pro Forma Transaction Accounting Adjustments	Note	Pro Forma Combined
Net sales	$758.1	$316.8	$—		$1,074.9
Cost of sales	482.2	212.0	1.7	7A	695.9

Gross profit	275.9	104.8	(1.7)		379.0
Selling, general, and administrative expenses	155.0	73.1	14.7	7A, 7C	242.8
Restructuring expenses	0.8	0.2	—		1.0
Gain on sale of plant	(1.1)	—	—		(1.1)

Income from operations	121.2	31.5	(16.4)		136.3
Interest expense and deferred financing amortization, net	16.1	18.7	(11.8)	7D	23.0
Net periodic pension benefit (other than service cost)	(11.4)	0.7	—		(10.7)
Other (income) expense, net	(1.7)	2.3			0.6

Earnings before income taxes	118.2	9.8	(4.6)		123.4
Provision for income taxes	28.9	1.9	(1.5)	7E	29.3

Net earnings	$89.3	$7.9	$(3.1)		$94.1

Net earnings per share:
Basic	$1.62				$1.29

Diluted	$1.59				$1.28

Weighted average number of shares
Basic	55,213				72,811
Dilutive common stock equivalents	753				823

Diluted	55,966				73,634

The Middleby Corporation

Unaudited Pro Forma Condensed Combined Statement of Income

For the Year Ended January 2, 2021

(amounts in millions, except per share data)

	Historical Middleby Corporation	Historical Welbilt Inc. (Note 8)	Pro Forma Transaction Accounting Adjustments	Note	Pro Forma Combined
Net sales	$2,513.3	$1,153.4	$—		$3,666.7
Cost of sales	1,631.2	785.7	46.9	7A, 7B	2,463.8

Gross profit	882.1	367.7	(46.9)		1,202.9
Selling, general, and administrative expenses	531.9	282.1	191.9	7A, 7C	1,005.9
Restructuring expenses	12.4	10.9	—		23.3
Gain on sale of plant	(2.0)	—	—		(2.0)
Impairment of intangible asset	15.3	11.6	—		26.9

Income from operations	324.5	63.1	(238.8)		148.8
Interest expense and deferred financing amortization, net	78.6	81.4	(53.5)	7D	106.5
Net periodic pension benefit (other than service cost)	(40.0)	2.9	—		(37.1)
Curtailment loss	14.7	—	—		14.7
Other expense (income), net	3.1	(7.5)	(3.2)	7E	(7.6)

Earnings before income taxes	268.1	(13.7)	(182.1)		72.3
Provision for income taxes	60.8	(6.3)	(26.7)	7F	27.8

Net earnings	$207.3	$(7.4)	$(155.4)		$44.5

Net earnings per share:
Basic	$3.76				$0.61

Diluted	$3.76				$0.61

Weighted average number of shares
Basic	55,093				72,691
Dilutive common stock equivalents	43				113

Diluted	55,136				72,804

Note 1. Description of the Transaction

Merger Agreement

On the Closing Date, Middleby, Acquiror and Merger Sub will consummate the transactions contemplated by the Merger Agreement. Pursuant to the terms of the Merger Agreement, Merger Sub will merge with and into Welbilt whereupon the separate corporate existence of Merger Sub will cease, and Welbilt will continue as the surviving corporation of the Merger as a wholly-owned indirect subsidiary of Middleby.

Subject to the terms and conditions of the Merger Agreement, at the Effective Time, each share of Welbilt Common Stock issued and outstanding immediately prior to the Effective Time will be converted into the right to receive 0.1240 shares of validly issued, fully paid and non-assessable shares of Middleby Common Stock. Upon the Closing of the Merger, Middleby stockholders will own approximately 76% and Welbilt stockholders will own approximately 24% of the combined company.

Credit Agreement Borrowing

At the time of the Merger, Middleby will proceed to pay off Welbilt’s Existing Credit Facilities using Middleby’s existing credit facilities.

Note 2. Basis of Pro Forma Presentation

The accompanying unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X and has been derived from the audited and unaudited financial information of Middleby and Welbilt.

The unaudited pro forma condensed combined financial information was prepared using the acquisition method of accounting in accordance with ASC 805, which requires, among other things, that assets acquired and liabilities assumed in a business combination be recognized at their fair values as of the acquisition date. The acquisition method of accounting, in accordance with ASC 805, uses the fair value concepts defined in ASC 820, “Fair Value Measurement” (“ASC 820”).

ASC 820 defines fair value, establishes the framework for measuring fair value for any asset acquired or liability assumed under GAAP, expands disclosures about fair value measurements, and specifies a hierarchy of valuation techniques based on the nature of the inputs used to develop the fair value measurements. Fair value is defined in ASC 820 as “the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.” This is an exit price concept for the valuation of an asset or liability. Market participants are assumed to be buyers or sellers in the most advantageous market for the asset or liability. Fair value measurement for an asset assumes the highest and best use by these market participants, and as a result, assets may be required to be recorded which are not intended to be used or sold. Additionally, the fair value may not reflect management’s intended use for those assets.

Fair value measurements can be highly subjective, and it is possible the application of reasonable judgment could develop different assumptions resulting in a range of alternative estimates using the same facts and circumstances.

Fair value estimates were determined based on discussions between Middleby and Welbilt management, due diligence efforts, and information available in public filings. The allocation of the aggregate merger consideration used in the preliminary unaudited pro forma condensed combined financial information is based on initial estimates. The final determination of the allocation of the aggregate merger consideration will be based on the actual tangible and intangible assets and the liabilities of Welbilt at the effective time of the Merger (see Note 5).

Welbilt’s assets acquired and liabilities assumed will be recorded at their fair value at the Closing Date. ASC 805 establishes that the consideration transferred shall be measured at the Closing Date of the Merger at the then-current market price. The Merger is estimated at $4.7 billion including $3.2 billion in equity based on the number of shares of Welbilt outstanding, the Exchange Ratio under the Merger Agreement, and the value of the Middleby Common Stock at the time of the Closing and including approximately $1.5 billion in Welbilt debt (see Note 4).

The unaudited pro forma condensed combined financial information is presented solely for informational purposes and is not necessarily indicative of the combined results of operations or financial position that might have been achieved for the periods or dates indicated, nor is it necessarily indicative of the future results of the combined company. The unaudited pro forma condensed combined financial information has not been adjusted to give effect to certain expected financial benefits of the Merger, such as tax savings, cost synergies or revenue synergies, or the anticipated costs to achieve these benefits, including the cost of integration activities. Also, the unaudited pro forma condensed combined financial information does not reflect possible adjustments related to restructuring or integration activities that have yet to be determined or Merger or other costs following the combination that are not expected to have a continuing impact on the business of the combined company. Further, one-time Merger-related expenses anticipated to be incurred prior to, or concurrent with, the Closing are not included in the unaudited pro forma condensed combined statement of income. For the period ended April 3, 2021 expenses were $2.3 million. For the fiscal year ended January 2, 2021, such Merger expenses were determined not to be significant. Management has identified $78.7 million of Merger-related expenses, not yet incurred as of the pro forma balance sheet date, April 3, 2021, primarily related to deal advisory and legal fees. Additionally, there are change in control debt breakage fees related to the Merger (see Notes 6A and 6G).

Certain amounts from the historical financial statements of Welbilt were reclassified to conform their presentation to that of Middleby (see Note 8).

All numbers in the subsequent footnotes are presented in millions, unless otherwise stated. All per share amounts are presented in dollar per share.

Note 3: Accounting Policies

For purposes of presenting the unaudited pro forma condensed combined financial statements and related information, Middleby has completed a high-level assessment of Welbilt’s significant accounting policies (e.g., accounts receivable allowance for doubtful accounts, inventory reserves, warranty reserves) for purposes of identifying adjustments to align with Middleby accounting policies. At this time, no significant differences in accounting policies were identified. Review of such accounting policies will continue, and policy differences may be identified at a later date and may be deemed material at that time.

Note 4: Estimated Merger Consideration

The estimate of merger consideration transferred and reflected in this unaudited pro forma condensed combined financial information does not purport to represent what the actual merger consideration transferred was when the Merger was completed. ASC 805 requires acquirers of a business to recognize the consideration transferred for the acquiree and the assets acquired and liabilities assumed in the exchange for the acquiree as part of applying the acquisition method. The consideration transferred in a business combination shall be measured at fair value, which shall be calculated as the sum of the acquisition-date fair values of the assets transferred by the acquirer, the liabilities incurred by the acquirer to former owners of the acquiree, and the equity interests issued by the acquirer.

Middleby, through the Merger, acquired Welbilt for approximately $4.2 billion through the payoff of $1.0 billion of debt instruments not assumed at the Closing Date and the issuance of 17.6 million shares at an estimated share price of $180.45 per share for a total issuance of $3.2 billion. If the price per share increase or decrease by ten percent, the purchase price will change by approximately $318 million.

Management notes that each of the Term Loan and Revolver instruments contain a change in control provision which provides that the instruments are in default upon a change in control. Accordingly, Management has determined that the Term Loan and Revolver are not legally assumed and, therefore, the Term Loan and the Revolver are not accounted for as liabilities assumed in the opening balance sheet and the proceeds to retire the Term Loan and Revolver are included in consideration transferred.

Management notes that the Senior Notes do not contain the same change in control default provision as the Term Loan and Revolver, and as such Middleby is not prohibited from assuming such instruments at Closing. Middleby intends to make an offer to settle the notes in accordance with the provisions of the indenture. Middleby has treated the notes as a liability assumed at Closing and has recorded a fair value adjustment at acquisition.

Note 5: Purchase Accounting Adjustments

The following is a preliminary estimate of the assets to be acquired and the liabilities to be assumed by Middleby in the Merger, reconciled to the estimated merger consideration:

Amounts as of Merger Date
Book value of net assets acquired at April 3, 2021	$277.6
Adjusted for:
Elimination of revolver not assumed in Merger	180.0
Elimination of term loan not assumed in Merger	855.0

Book value of net assets acquired at April 3, 2021	1,312.6
Adjusted for:
Elimination of existing intangible assets	(453.3)
Elimination of existing goodwill	(938.5)

Adjusted book value of net assets acquired	(79.2)
Adjustments to:
Inventories	40.0
Other assets	(2.9)
Property, plant, and equipment	40.8
Intangible assets	2,771.0
Goodwill	2,082.5
Debt	(32.0)
Deferred taxes	(609.7)

Estimate of merger consideration expected to be transferred	$4,210.5

Note 6: Balance Sheet Adjustments

The following represents an explanation of the various adjustments to the unaudited pro forma condensed combined balance sheet.

A – Cash and cash equivalents:

Net proceeds from Middleby revolver draw down (1)	$1,470.1
Cash paid for Merger expenses (2)	(78.7)
Cash paid for director and executive change-in-control provisions	(18.1)
Cash consideration to paydown historical Welbilt debt not assumed in Merger	(1,035.0)
Paydown of historical Welbilt debt assumed in Merger	(435.1)

Total pro forma adjustment to cash and cash equivalents	$(96.8)

(1)	Amount represent net proceeds from a $1.47 billion drawdown on Middleby’s existing Credit Agreement. Refer to Note 6G.
(2)

Amount represents Merger costs not incurred or recognized by Middleby as of the pro forma balance sheet date of April 3, 2021. Unrecognized Merger costs are reflected as a reduction to cash for pro forma purposes. Refer to Note 2.

B —Inventory

To estimate the fair value of Welbilt’s inventory, an adjustment of $40.0 million was recorded to increase the carrying value of inventories, which is based on the expected selling price of inventory to customers and adjusted for related costs of disposal and a reasonable profit allowance for the post-acquisition selling effort.

C —Income taxes

For U.S. federal tax purposes, the Merger is structured as a tax-free merger. There will be a carryover of tax basis and tax attributes for both the U.S. and foreign operations. The purchase accounting will not result in a step-up in tax basis at the Closing. The valuation relating to the purchase accounting is preliminary; therefore, the final impact on deferred taxes and liabilities cannot be determined at this time. Preliminary tax adjustments have been made to record deferred taxes on the step-up items, which have resulted in additional deferred tax liabilities being recognized. Upon finalization of the purchase price allocation and detailed analysis of the acquired assets and assumed liabilities, there may be adjustments to the deferred tax balances, and these adjustments could be material.

D —Property, plant and equipment

The represented adjustments in carrying value of Welbilt’s property, plant and equipment is from its recorded net book value to its preliminary estimated fair value. The estimated fair value is expected to be depreciated or amortized based on management’s estimates of the period over which the assets will be utilized to benefit the operations of the combined company. The preliminary amounts assigned to property, plant and equipment are as follows:

	Estimated Life (1)	Welbilt Historical Carrying Amount	Fair Value Adjustment	Estimated Fair Value
Land	N/A	$9.7	$3.8	$13.5
Building and improvements	2-40 years	36.3	14.5	50.8
Machinery and equipment	2-20 years	56.0	22.5	78.5
Furniture and fixtures	3-15 years	14.4	—	14.4
Construction in progress	N/A	13.2	—	13.2

		$129.6	$40.8	$170.4

(1)	Amounts represent preliminary estimated life of assets to be acquired.

The final determination of fair value of property, plant and equipment, as well as estimated useful lives, remains subject to change. The finalization may have a material impact on the valuation of property, plant and equipment and the purchase price allocation, which is expected to be finalized subsequent to the Closing but within the measurement period.

To estimate the fair value of Welbilt’s property, plant and equipment, Middleby considered high level estimates of asset value, insights from valuation professionals and past experience with similar acquisitions. Additional personal property factors were also considered in the valuation including condition of equipment, current maintenance programs associated with the equipment, and operational status of equipment.

The useful lives are estimated based on Middleby’s historical experience with similar assets, taking into account anticipated technological or other changes. Middleby periodically reviews these lives relative to physical factors, economic factors, and industry trends. If there are changes in the planned use of property and equipment or if technological changes were to occur more rapidly than anticipated, the useful lives assigned to these assets may need to be shortened, resulting in the recognition of increased depreciation and amortization expense in future periods.

E —Goodwill

Goodwill represents the future economic benefits arising from other assets acquired in a business combination that are not individually identified and separately recognized. Goodwill is calculated as the excess of consideration transferred in the acquisition over the fair value of the tangible assets, identifiable intangible assets acquired, and liabilities assumed in a business combination. Goodwill acquired in the Merger is estimated to be $2.1 billion and Welbilt’s historical goodwill of $0.9 billion is eliminated, for a net adjustment of $1.2 billion. The estimated goodwill to be recognized is attributable primarily to expected synergies, expanded opportunities in the commercial food service markets, and other benefits that Middleby believes will result from combining its operations with the operations of Welbilt. The U.S. goodwill created in the Merger is not expected to be deductible for tax purposes.

Purchase Price of Merger	$4,210.5
Fair value of net assets acquired:
Cash	140.3
Current assets	465.2
Property, plant, and equipment	170.4
Other intangibles	2,771.0
Long-term deferred tax assets	15.0
Other non-current assets	57.4
Current liabilities	(268.6)
Other non-current liabilities	(538.1)
Deferred tax balances	(684.6)

2,128.0

Pro forma Goodwill	$2,082.5

F—Intangible assets

Amount represents adjustments to record the preliminary estimated fair value of intangibles of approximately $2.8 billion, which is an increase of $2.3 billion over Welbilt’s historical book value of intangibles of $0.5 billion prior to the Merger.

Identified intangibles assets expected to be acquired consist of the following:

	Estimated Life (1)	Estimated Fair Value
Tradename	indefinite	$1,398.6
Customer relationships	12 years	1,335.3
Backlog	6 months	37.1

Estimated fair value of identified intangible assets		$2,771.0

(1)	Amounts represent preliminary estimated life of assets to be acquired.

The fair value of identifiable intangible assets is determined primarily using the “income approach,” which requires a forecast of all the expected future cash flows. Since all information required to perform a detailed valuation analysis of Welbilt’s intangible assets could not obtained as of the date of this filing, for purposes of these unaudited pro forma condensed combined financial statements, fair value was estimated based on current understanding of the marketplace, Welbilt’s product and customer base and Middleby’s past experience with similar acquisitions.

The final determination of fair value of intangible assets, as well as estimated useful lives, remains subject to change. The finalization may have a material impact on the valuation of intangible assets and the purchase price allocation, which is expected to be finalized subsequent to the Merger but within the measurement period.

G—Long-term debt:

In connection with, and immediately following, the Merger, Middleby will borrow $1.5 billion at or near the acquisition date, pursuant to terms of the Credit Agreement. Borrowings under the Credit Agreement accrue interest at a rate of 1.625% above LIBOR per annum.

For the purposes of presenting pro forma financial statements, Middleby considered financing transactions at or near the close of the Merger and in alignment with the long-term financing needs associated with the Merger. In the pro forma financial statements, the approximately $1.5 billion floating debt was borrowed under a 1-month LIBOR option. The pro forma financial statements assume a 0.11% rate plus a 1.63% spread for an all-in rate of 1.74%.

The borrowing was used to refinance $1.5 billion of existing Welbilt debt as follows:

Revolving Credit Facility	$180.0
Term Loan B Facility	855.0
9.5% Senior Notes Due 2024	425.0

Remaining principal of debt paid	1,460.0
Breakage Fee on 9.5% Senior Notes Due 2024	10.1

Cash Paid to Refinance Debt	$1,470.1

In addition, the following adjustments were recorded to recognize fair value of the debt at the time of the Merger, and the loss on extinguishment of debt upon payoff of the debt.

Purchase Accounting adjustments
Write-off of unamortized debt issuance Costs	$15.7
Hedge Accounting fair value adjustments	(0.3)
Fair Value adjustment to book value of debt	13.3

Total purchase accounting adjustments	28.7
Debt Extinguishment impacts
Gain on extinguishment	(13.3)

Non-cash impact on value of debt	15.4
Removal of Welbilt principal balance	(1,460.0)
Borrowings under Middleby revolver facility	1,470.1

Net Change in Long Term Debt	$25.5

Welbilt had also recorded $3.3 million in capitalized debt costs related to the long-term debt in other assets. These amounts were written off in purchase accounting.

H —Total stockholders’ equity

The change is stockholders’ equity represents the elimination of Welbilt capital, accumulated deficit, and accumulated other comprehensive loss, as well as the following adjustments to reflect the capital structure of the combined company:

Estimated Amounts as of Merger Date
Elimination of historical Welbilt common shares	$(1.4)
Elimination of historical Welbilt paid-in-capital (1)	21.7
Elimination of historical Welbilt retained earnings	(324.6)
Elimination of historical Welbilt accumulated other comprehensive loss	26.7
Estimate of gain on Welbilt notes payoff	13.3
Estimate of breakage fee related to Welbilt notes payoff	(10.1)

Estimated Amounts as of Merger Date
Estimate of director and executive change-in-control provision cost	(18.1)
Estimate of Merger expenses (2)	(78.7)
Issuance of additional shares of Middleby Common Stock	3,175.5

Total adjustments to stockholders’ equity	$2,804.3

(1)

Amount represents the reduction to paid-in capital related to the elimination of Welbilt’s historical equity, specifically the net parent investment and related retained earnings of Welbilt held by the Sellers.

(2)	Amount represents $78.7 million of Merger-related expenses, not yet incurred as of the pro forma balance sheet date, April 3, 2021. Refer to Note 2.

Note 7: Statement of Income Adjustments

The following represents an explanation of the various adjustments to the unaudited pro forma condensed combined statement of income.

A—Depreciation of fixed assets and amortization of other intangibles

In conjunction with the acquisition accounting, Middleby performed a fair value assessment of the property, plant and equipment and definite-lived intangible assets. These valuations generate estimated depreciation and amortization expense related to the pro forma valuation adjustments to property, plant and equipment (see Note 6D) and intangible assets (see Note 6F). Pro forma depreciation and amortization have been estimated on a preliminary basis as follows:

	Period Ended 4/3/21	Year Ended 1/2/21
Estimated depreciation for acquired property, plant and equipment	$7.2	$28.1
Estimated amortization for acquired definite-lived intangibles assets	27.8	148.4
Historical Welbilt depreciation expense	(5.4)	(20.7)
Historical Welbilt definite-lived intangible amortization expense	(10.5)	(40.6)

Total pro forma adjustment to depreciation and amortization of other intangibles	$19.1	$115.2

The estimated depreciation expense was calculated using historical remaining useful lives of buildings, improvements, and machinery and equipment. The estimated intangible amortization expense for customer relationships was calculated using remaining useful lives of 12 years. All depreciation of property, plant and equipment and amortization of definite-live intangibles assets are depreciated and amortized, respectively, on a straight-line basis.

The pro forma impact to cost of sales includes the depreciation impact associated with the fair value measurement of Welbilt property, plant and equipment. Cost of sales depreciation was increased by $1.7 million and $6.9 million for the period ended April 3, 2021 and the fiscal year ended January 2, 2021, respectively.

The pro forma impact to selling, general, and administrative expenses (SG&A) includes the depreciation impact associated with the fair value measurement of Welbilt property, plant and equipment. SG&A depreciation was increased by $0.1 million and $0.5 million for the period ended April 3, 2021 and the fiscal year ended January 2, 2021, respectively.

A 10% change in the valuation of property, plant, and equipment would cause a corresponding increase or decrease in the balance of goodwill and annual depreciation expense of approximately $2.8 million.

The pro forma impact to SG&A includes the intangible amortization impact associated with the fair value measurement of definite-lived intangible assets. Definite-lived assets include customer relationships and other developed technologies. Intangible amortization was increased by $17.3 million and $107.8 million for period ended April 3, 2021 and fiscal year ended January 2, 2021, respectively. The fiscal year ended January 2, 2021 includes $37.1 million of amortization related to the backlog which has an amortizable life of less than one year and will not be recurring.

A 10% change in the valuation of intangible assets would cause a corresponding increase or decrease in the balance of goodwill and annual amortization expense of approximately $14.8 million, assuming an overall weighted average useful life of 11.7 years.

B—Cost of sales

The pro forma estimated impact for the fair value of Welbilt’s inventory (see Note 6B), an adjustment of $40.0 million, was recorded to increase cost of sales as the inventory is expected to be sold within one year of acquisition date. The fair value is based on the expected selling price of inventory to customers and adjusted for related costs of disposal and a reasonable profit allowance for the post-acquisition selling effort.

C—Selling, general and administrative

The pro forma impact of certain costs related to compensation and benefits for key employees and board members who will not be continuing with the business subsequent to the Merger are reflected in SG&A. SG&A was reduced by $2.7 million and $13.2 million for the period ended April 3, 2021 and the fiscal year ended January 2, 2021, respectively.

Certain change-in-control provisions related to key employees and Board members are expected to generate $18.1 million of incremental expense in the annual period ended January 2, 2021. These amounts are included in the pro forma financial statements and will not have a continuing impact in the Middleby’s financial statements.

Middleby had also recorded $2.3 million in Merger costs related to the Merger. Additionally, Middleby expects to incur $78.7 million in incremental transaction costs which are reflected in the annual period ended January 2, 2021. These amounts are included in the pro forma financial statements and will not have a continuing impact in the company’s financial statements.

D—Interest expense

The increase in interest expense is comprised of the following:

	Period Ended 4/3/2021	Year Ended 1/2/2021
Floating Borrowing of $1.5 billion (one-month LIBOR USD plus 1.625%)	$6.4	$25.5
Removal of Estimated Commitment Fee Related to Used Portion of Borrowings	(0.9)	(3.7)
Removal of Historical Interest Expense Related to Debt Paid off at Transaction Close	(17.3)	(75.3)

Total interest expense adjustment	$(11.8)	$(53.5)

The interest rates used for the new Middleby debt for purposes of the pro forma condensed combined financial information are based on the contractual variable interest rates reflected in the addendums to the Credit Agreement related to the debt financing for the Merger (See Note 1) and the market rates associated with LIBOR USD borrowings at the time of this filing. The LIBOR USD rates for the floating debt that rolls over on a one-month basis are assumed to be 0.11%. As such, the variable interest rates inclusive of a 1.63% spread for the debt that rolls over on a one-month basis is 1.74%. A 1/8 percent increase or decrease in the interest rates applicable to the approximately $1.5 billion borrowing would result in an aggregate increase or decrease to interest expense of $4.6 million and $18.4 million for the period ended April 3, 2021 and for the year ended January 2, 2021, respectively.

Additionally, a commitment fee based upon Middleby’s funded debt less unrestricted cash to pro forma EBITDA (the “Leverage Ratio”) is charged on the unused portion of the commitments under the Credit Agreement. This variable commitment fee was estimated to be 0.25% per annum for pro forma purposes; therefore, the approximately $1.5 billion of additional borrowings reduces the pro forma interest expense impact from undrawn amounts.

E—Other expense (income), net

Management notes that the Senior Notes do not contain a change in control default provision, and as such the company is not prohibited from assuming such instruments at closing. The company intends to make an offer to settle the notes in accordance with the provisions of the indenture. The company has treated the notes as a liability assumed at closing and has recorded a fair value adjustment at acquisition. As a result of assuming and paying down the notes, Management expects to recognize a breakage fee of $10.1 million and a gain upon the disposition of $13.3 million, recognizing a net gain of $3.2 million. These amounts are included in the pro forma financial statements and will not have a continuing impact in the company’s financial statements.

F—Income taxes

Amounts represent the income tax effect for unaudited pro forma condensed combined statement of income adjustments related to the Merger using statutory tax rates in each jurisdiction, less any applicable valuation allowances and other tax adjustments for the period ended April 3, 2021 and the year ended January 2, 2021. Because the adjustments contained in this unaudited pro forma condensed combined financial information are based on estimates, the effective tax rate could vary from the effective rate in periods subsequent to the Merger.

This amount represents the tax impact of the pro forma adjustments on the income statement of a $1.5 million tax benefit and $26.7 million tax benefit for the period ended April 3, 2021 and year ended January 2, 2021, respectively. The pro forma tax adjustments consider tax effecting the pro forma income statement adjustments at an effective tax rate of approximately 24.4%, non-deductible costs at a 0% tax rate and tax adjustments including the reversal of $7 million of Welbilt’s tax benefits from 2020 for the carryback of 2020 U.S. losses to 2016 and 2017 that would not occur under a combined U.S. group tax return filing. The effective tax rate of the combined company is 23.7% for the period ended April 3, 2021 and 38.4% for the year ended January 2, 2021. The tax rate for the period ended January 2, 2021 is higher than the comparable period due to non-deductible pro forma adjustments for transaction and change in control costs. These rates could be significantly different (either higher or lower) depending on post-Merger activities.

Note 8: Reclassifications

Middleby has completed an initial review of the financial statement presentation of Welbilt for purposes of the unaudited pro forma condensed combined financial information. During this review, the following financial statement reclassifications were performed in order to align the presentation of Welbilt’s financial information with that of Middleby:

Welbilt Presentation March 31, 2021		Presentation Reclassification		Middleby Presentation April 3, 2021
Assets:					Assets:
					Current assets:
Cash	$140.3			$ 140.3	Cash and cash equivalents
Restricted Cash	0.5		a	0.5	Restricted cash
Accounts receivable, less allowance	174.5			174.5	Accounts receivable, net of reserve of doubtful accounts
Inventories, net	203.2			203.2	Inventories, net
Prepaids and other current assets	49.9	(27.1)	b	22.8	Prepaid expenses and other
	—	27.1	b	27.1	Prepaid taxes

Total Current Assets	568.4			568.4	Total current assets
Property, plant, and equipment, net	129.6			129.6	Property, plant and equipment, net of accumulated depreciation
Operating lease right-of-use assets	45.7	(45.7)	c	—
Goodwill	938.5			938.5	Goodwill
Other intangible assets, net	453.3			453.3	Other intangibles, net of amortization
Other non-current assets	30.0	30.7	c, f	60.7	Other assets
	—	15.0	f	15.0	Long-term deferred tax assets

Total Assets	$2,165.5			$2,165.5	Total assets

Liabilities and equity:					Liabilities and stockholders’ equity:
					Current liabilities:
Trade accounts payable	102.2			102.2	Accounts payable
Accrued expense and other liabilities	135.9	29.4	d	165.3	Accrued expenses
Current portion of long-term debt and finance lease	1.1			1.1	Current maturities of long-term debt
Product warranties	29.4	(29.4)	d	—

Total Current Liabilities	268.6			268.6	Total current liabilities

Welbilt Presentation March 31, 2021		Presentation Reclassification		Middleby Presentation April 3, 2021
Long-term debt and finance leases	1,445.5			1,445.5	Long-term debt
Deferred income taxes	74.9			74.9	Long-term deferred tax liability
Pension and post retirement liabilities	25.3			25.3	Accrued pension benefits
Operating lease liabilities	36.5	(36.5)	e	—
Other long-term liabilities	37.1	36.5	e	73.6	Other non-current liabilities

Total non-current liabilities	1,619.3			1,619.3	Total non-current liabilities
Total Liabilities	1,887.9			1,887.9	Total Liabilities
Equity:					Shareholders’ equity:
					Preferred Stock
Common Stock	1.4			1.4	Common Stock
Additional paid-in capital	(21.7)			(21.7)	Paid-in capital
	—			—	Treasury stock, at cost
Retained earnings	324.6			324.6	Retained Earnings
Accumulated other comprehensive income (loss)	(26.7)			(26.7)	Accumulated other comprehensive loss

Total equity	277.6			277.6	Total stockholders’ equity

Total Liabilities and equity	$2,165.5			$2,165.5	Total liabilities and stockholders’ equity

Presentation reclassification notes:

(a)	Restricted cash is a new account that is not historically listed on Middleby’s Balance Sheet.
(b)	Reclassification of $27 million from “Prepaids and other current assets” balance to “Prepaid taxes.”
(c)	Reclassification of entire “Operating lease right-of-use asset” balance to “Other assets.”
(d)	Reclassification of entire “Product warranties” balance to “Accrued expenses.”
(e)	Reclassification of entire “Operating lease liabilities” balance to “Other non-current liabilities.”
(f)	Reclassification of $15 million from “Other assets” balance to “Long-term deferred tax assets.”

Welbilt Presentation December 31, 2020		Presentation Reclassification		Middleby Presentation January 2, 2021
Net Sales	$1,153.4			$1,153.4	Net sales
Cost of sales	743.4	42.3	a	785.7	Cost of sales

Gross profit	410.0			367.7	Gross profit
Selling, general and administrative	285.3	(3.2)	a, b	282.1	Selling, general, and administrative expenses
Amortization expense	39.1	(39.1)	b	—	Amortization expense
Restructuring and other expense	10.9			10.9	Restructuring expenses
Loss from impairment of loss net	11.6			11.6	Impairment of intangible asset

Earnings from operations	63.1			63.1	Income from operations

Welbilt Presentation December 31, 2020		Presentation Reclassification		Middleby Presentation January 2, 2021
Interest expense	81.4			81.4	Interest expense and deferred financing amortization, net
	—	2.9	c	2.9	Net periodic pension benefit (other than service costs)
Other income – net	(4.6)	(2.9)	c	(7.5)	Other expense (income), net

Loss before income taxes	(13.7)			(13.7)	Earnings before income taxes
Income tax benefit	(6.3)			(6.3)	Provision for income taxes

Net loss	$(7.4)			$(7.4)	Net earnings

Presentation reclassification notes:

(a)	Reclassification of $42.3 million engineering and research and development costs from “Selling, general and administrative” to “Cost of sales.”
(b)	Reclassification of $39.1 million from “Amortization expense” to “Selling, general and administrative expenses.”
(c)	Reclassification of $2.2 million of pension plans and $0.7 million of postretirement health and other plans from “Other income – net” to “Net periodic pension benefit (other than service costs).”

Welbilt Presentation March 31, 2021		Presentation Reclassification		Middleby Presentation April 3, 2021
Net sales:	$316.8			$316.8	Net sales
Cost of sales	199.0	13.0	a	212.0	Cost of sales

Gross profit	117.8			104.8	Gross profit
Selling, general and administrative	76.0	(2.9)	a, b	73.1	Selling, general, and administrative expenses
Amortization expense	10.1	(10.1)	b	—	Amortization expense
Restructuring and other expense	0.2			0.2	Restructuring expense

Earnings from operations	31.5			31.5	Income from operations
Interest expense	18.7			18.7	Interest expense and deferred financing amortization, net
		0.7	c	0.7	Net periodic pension benefit (other than service costs)
Other expense, net	3.0	(0.7)	c	2.3	Other expense, net

Earnings before income taxes	9.8			9.8	Earnings before income taxes
Income tax expense	1.9			1.9	Provision for income taxes

Net earnings	$7.9			$7.9	Net earnings

Presentation reclassification notes:

(a)	Reclassification of $13.0 million engineering costs from “Selling, general and administrative” to “Cost of sales.”
(b)	Reclassification of $10.1 million from “Amortization expense” to “Selling, general and administrative expenses.”
(c)	Reclassification of $0.5 million of pension plans and $0.2 million of postretirement health and other plans from “Other expense, net” to “Net periodic pension benefit (other than service costs).”

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

The following is a summary of material U.S. federal income tax consequences generally applicable to a “U.S. holder” (as defined below) of Welbilt Common Stock that receives Middleby Common Stock pursuant to the Merger. This discussion is based upon the Code, Treasury Regulations promulgated thereunder, administrative rulings and judicial decisions in effect as of the date of this joint proxy statement/prospectus, all of which are subject to change at any time, possibly with retroactive effect. Any such change could affect the accuracy of the statements and conclusions set forth in this discussion. This discussion does not address any state or local or non-U.S. tax considerations or any U.S. federal estate, gift, alternative minimum tax, or Medicare contribution tax considerations.

The following discussion applies only to U.S. holders of Welbilt Common Stock who hold shares of Welbilt Common Stock as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment). Further, this discussion does not purport to consider all aspects of U.S. federal income taxation that might be relevant to U.S. holders in light of their specific circumstances and does not apply to U.S. holders subject to special treatment under the U.S. federal income tax laws (such as, for example, dealers or brokers in securities, commodities or foreign currencies, traders in securities that elect to apply a mark-to-market method of accounting, banks and certain other financial institutions, insurance companies, mutual funds, tax-exempt organizations, holders subject to the alternative minimum tax provisions of the Code, partnerships, S corporations or other pass-through entities (or investors in such partnerships, S corporations or other such pass-through entities), regulated investment companies, real estate investment trusts, former citizens or residents of the United States, holders whose functional currency is not the U.S. dollar, holders who hold shares of Welbilt Common Stock as part of a hedge, straddle, constructive sale or conversion transaction or other integrated investment, or holders who acquired Welbilt Common Stock pursuant to the exercise of employee stock options, through a tax qualified retirement plan or otherwise as compensation, or holders who actually or constructively own more than 5% of the outstanding shares of Welbilt Common Stock).

For purposes of this discussion, a “U.S. holder” is a beneficial owner of Welbilt Common Stock that is, for U.S. federal income tax purposes, (i) an individual citizen or resident of the United States, (ii) a corporation, or entity treated as a corporation, organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate, the income of which is includible in gross income for U.S. federal income tax purposes, regardless of its source or (iv) a trust if (a) a court within the United States is able to exercise primary supervision over the trust’s administration and one or more U.S. persons have the authority to control all of the trust’s substantial decisions or (b) such trust has a valid election in effect to be treated as a U.S. person for U.S. federal income tax purposes.

If a partnership (or an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds Welbilt Common Stock, the tax treatment of a partner in such partnership (or an equity owner of such other entity or arrangement) will generally depend on the status of the partner and the activities of the partner (or equity owner) and the partnership (or such other entity or arrangement). Any partnership (or entity treated as a partnership for U.S. federal income tax purposes) that holds Welbilt Common Stock, and any partners in such partnership (or such other entity or arrangement), should consult their tax advisors regarding the tax consequences of the Merger to their specific circumstances.

The tax consequences of the Merger to any holder of Welbilt Common Stock that is not a U.S. holder are not discussed in this joint proxy statement/prospectus. Such holders should consult their own tax advisors regarding the tax consequences of the Merger to them in light of their specific circumstances.

Assuming that the Merger is completed as currently contemplated, Middleby and Welbilt intend for (and have agreed to use their respective reasonable best efforts to cause) the Merger to qualify as a “reorganization” within the meaning of Section 368(a) of the Code. However, it is not a condition to Middleby’s obligation or Welbilt’s obligation to complete the transactions that the Merger qualifies as a “reorganization.” Moreover, neither Middleby nor Welbilt will request a ruling from the IRS with respect to the tax treatment of the Merger, and as a result, no assurance can be given that the IRS will not challenge the treatment of the Merger as a reorganization or that a court would not sustain such a challenge. If the IRS were to challenge the “reorganization” status of the Merger successfully or the form or structure of the Merger was changed in a manner such that it did not qualify as a “reorganization,” the tax consequences would differ from those set forth in this joint proxy statement/prospectus, and U.S. holders of Welbilt Common Stock could be subject to U.S. federal income tax upon the receipt of Middleby Common Stock in the Merger.

Provided the Merger qualifies as a “reorganization” within the meaning of Section 368(a) of the Code, the material U.S. federal income tax consequences of the Merger will generally be as follows:

Exchange of Shares of Welbilt Common Stock for Shares of Middleby Common Stock

Upon the exchange of a U.S. holder’s Welbilt Common Stock for Middleby Common Stock in the Merger, a U.S. holder will generally not recognize gain or loss, except with respect to cash received in lieu of fractional shares of Middleby Common Stock (as discussed below). Further, such holder will have an aggregate tax basis in the Middleby Common Stock received in the Merger (including any fractional shares of Middleby Common Stock deemed received and exchanged for cash as described below) equal to such U.S. holder’s aggregate adjusted tax basis in the Welbilt Common Stock surrendered in exchange therefor. A U.S. holder of Welbilt Common Stock will have a holding period for the shares of Middleby Common Stock received in the Merger (including any fractional shares deemed received and exchanged for cash as described below) that includes the holding period of the shares of Welbilt Common Stock surrendered in the Merger.

A U.S. holder that acquired different blocks of Welbilt Common Stock at different times or different prices should consult its own tax advisor regarding the manner in which the basis and holding period should be allocated among the U.S. holder’s Welbilt Common Stock in light of the U.S. holder’s specific circumstance.

Receipt of Cash in Lieu of Fractional Shares

If a U.S. holder of Welbilt Common Stock receives cash in lieu of a fractional share of Middleby Common Stock, the U.S. holder will generally be treated as having received such fractional share of Middleby Common Stock pursuant to the Merger and then as having received cash in exchange for such fractional share of Middleby Common Stock. As a result, the U.S. holder will generally recognize gain or loss equal to the difference between the amount of cash received in lieu of a fractional share and the U.S. holder’s basis in the fractional share of Middleby Common Stock as set forth above. Such gain or loss will generally be capital gain or loss and will be long-term capital gain or loss if, as of the Effective Time, the U.S. holder’s holding period for such fractional share (including the holding period of shares of Welbilt Common Stock surrendered therefor) exceeds one year. For U.S. holders of shares of Welbilt Common Stock that are non-corporate holders, long-term capital gain generally will be taxed at a U.S. federal income tax rate that is lower than the rate for ordinary income or for short-term capital gains. The deductibility of capital losses is subject to limitations.

Backup Withholding and Information Reporting

Payments of any cash in lieu of a fractional share of Middleby Common Stock are subject to information reporting unless the U.S. holder is an exempt recipient and may, under certain circumstances, be subject to backup withholding (currently, at a rate of 24%), unless such holder provides the withholding agent with its taxpayer identification number and otherwise complies with the backup withholding rules. Any amounts withheld from payments to a U.S. holder of shares of Welbilt Common Stock under the backup withholding rules are not additional tax and generally will be allowed as a refund or credit against such U.S. holder’s U.S. federal income tax liability; provided that such U.S. holder timely furnishes the required information to the IRS.

This discussion of material U.S. federal income tax consequences of the Merger is for general information purposes only and is not intended to be, and should not be construed as, tax advice. Determining the actual tax consequences of the Merger to you may be complex and will depend on your specific situation and on factors that are not within Middleby’s nor Welbilt’s knowledge or control. You should consult your tax advisors with respect to the application of U.S. federal income tax laws to your specific situation as well as any tax consequences arising under the U.S. federal estate or gift tax rules or under the laws of any state, local, non-U.S. or other taxing jurisdiction.

DESCRIPTION OF MIDDLEBY CAPITAL STOCK

The following description of the Middleby Common Stock is not complete and may not contain all the information you should consider before investing in Middleby Common Stock. This description is a summary of certain provisions contained in, and is qualified in its entirety by reference to, the Middleby Bylaws and the Middleby Charter.

General

Middleby’s authorized capital stock consists of 2,000,000 shares of preferred stock, par value $0.01 per share (“Preferred Stock”) and 95,000,000 shares of Middleby Common Stock.

As of June 17, 2021:

•	there were [ ] shares of Middleby Common Stock issued and outstanding; and

•	no Preferred Stock has been issued.

Common Stock

Dividends

Payment of dividends on Middleby Common Stock may be made at the discretion of Middleby’s Board out of legally available funds, subject to any preferential dividend rights of any then outstanding shares of Preferred Stock.

Voting Rights

Holders of Middleby Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. With certain exceptions, a majority of votes cast at a duly called stockholder meeting at which a quorum is present shall decide all stockholder matters. Except with respect to vacancies and newly created directorships, the Middleby Bylaws provide that the directors of the Middleby Board are elected by the vote of a majority of the votes cast with respect to that director (meaning the number of shares voted “for” a director must exceed the number of shares voted “against” that director) at any meeting for the election of directors at which a quorum is present. However, if there are more nominees for election than the number of directors to be elected, directors will be elected by a plurality of votes cast on the election of directors. The Middleby Charter does not provide for cumulative voting.

Other Rights

In the event of liquidation, dissolution or winding up of Middleby, the holders of Middleby Common Stock are entitled to share ratably in all assets remaining after satisfaction of liabilities and the liquidation preference of any then outstanding shares of Preferred Stock. Holders of Middleby Common Stock have no preemptive rights and no right to convert their common stock into any other securities. There are no redemption or sinking fund provisions applicable to the Middleby Common Stock. The rights, preferences and privileges of holders of Middleby Common Stock are subject to, and could be adversely affected by, the rights of holders of shares of any series of Preferred Stock which Middleby may designate and issue in the future without further stockholder approval.

Listing

The Middleby Common Stock is listed on The NASDAQ Global Select Market under the symbol “MIDD.”

Preferred Stock

The Middleby Board is expressly authorized to provide for the issuance from time to time, without further stockholder approval, of up to an aggregate of 2,000,000 shares of Preferred Stock in one or more classes or series, and to fix each such class or series such voting powers, fully or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions of the shares of each class or series, including the dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption price or prices, liquidation preferences and the number of shares constituting any series or designations of any series.

Certain Anti-takeover Matters

Certain provisions of the Middleby Charter, the Middleby Bylaws and the DGCL could have the effect of delaying, deferring or discouraging another party from acquiring Middleby. These provisions encourage persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with the Middleby Board rather than pursue non-negotiated takeover attempts. These provisions include the below summarized items.

DGCL Section 203

Middleby is subject to the provisions of Section 203 of the DGCL (“Section 203”). In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the date of the transaction in which such person becomes an interested stockholder, unless:

•	prior to such time the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•

upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned:

•	by persons who are directors and also officers; and

•	employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

at or subsequent to such time the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2⁄3% of the outstanding voting stock which is not owned by the interested stockholder.

In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of Middleby and any entity or person affiliated with or controlling or controlled by the entity or person.

Special Stockholder Approval for Certain Transactions

Pursuant to the Middleby Charter, no agreement or plan providing for the dissolution, liquidation, merger or consolidation of Middleby or the sale, lease, or transfer of substantially all of its assets, shall be effective, unless approved by the affirmative vote of not less than two-thirds of the votes of all the shares of stock outstanding and entitled to vote thereon.

Board Composition and Powers

The Middleby Bylaws provide that a majority of the Middleby Board may remove any officer or member of any Middleby Board committee with or without cause. The Middleby Board has the power to fix the number of directors by resolution, subject to the Middleby Charter requirements that the Middleby Board be not fewer than three nor more than 11. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, even though less than a quorum, and the directors chosen in this manner will hold office until a successor is chosen and qualified.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

The Middleby Bylaws provide that in order for a stockholder to make a nomination or propose business at an annual meeting of stockholders, a stockholder’s notice must be received at the principal executive offices of Middleby not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that if the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever occurs first.

Special Meetings of Stockholders

The Middleby Bylaws prohibit the ability of stockholders to call special meetings of stockholders. Special meetings of stockholders may be called for any purpose at any time upon the call of only the Chairman of the Middleby Board, the President or a majority of the Middleby Board.

COMPARISON OF STOCKHOLDERS’ RIGHTS

If the Merger is completed, Welbilt stockholders as of the Welbilt Record Date will receive shares of Middleby Common Stock. The Middleby Charter will be the combined company’s charter. The Middleby Bylaws will be the combined company’s bylaws.

Welbilt and Middleby are both Delaware corporations subject to the DGCL. If the Merger is completed, the rights of Welbilt stockholders who become Middleby stockholders through the exchange of shares and the rights of Middleby stockholders will continue to be governed by the DGCL, the Middleby Charter and the Middleby Bylaws.

The following description summarizes certain material differences between the rights of Welbilt stockholders and the rights of Middleby stockholders as of the date hereof. This does not purport to be a complete statement of all those differences, or a complete description of the specific provisions referred to in this summary. The identification of specific differences is not intended to indicate that other equally significant or more significant differences do not exist. Welbilt stockholders should read carefully the relevant provisions of the DGCL, the Middleby Charter, the Middleby Bylaws, the Welbilt Charter and the Welbilt Bylaws. Copies of the documents referred to in this summary may be obtained as described under “Where You Can Find More Information.”

Welbilt	Middleby

AUTHORIZED CAPITAL STOCK; OUTSTANDING CAPITAL STOCK

Welbilt’s authorized capital stock consists of 300,000,000 shares of common stock, par value $0.01 per share, and 3,500,000 shares of preferred stock, par value $0.01 per share.

As of the close of business on [                    ], 2021, the latest practicable date prior to the date of this joint proxy statement/prospectus, Welbilt had [                ] shares of Welbilt Common Stock and no shares of preferred stock issued and outstanding.

Middleby is authorized capital stock consists of 2,000,000 shares of preferred stock, par value $0.01 per share and 95,000,000 shares of common stock, par value $0.01 per share.

As of the close of business on [                ], 2021, the latest practicable date prior to the date of this joint proxy statement/prospectus, Middleby had [                ] shares of Middleby Common Stock and no shares of preferred stock issued and outstanding, which number of shares of Middleby Common Stock does not include the shares of Middleby Common Stock expected to be issued in the Merger.

RIGHTS OF PREFERRED STOCK

Welbilt is authorized to issue up to 3,500,000 shares of Preferred Stock in one or more classes or series. The Welbilt Board, without further action by the holders of the Welbilt Common Stock, may issue shares of preferred stock. The Welbilt Board is vested with the authority to fix by resolution the designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions of any preferred stock issued, including, without limitation, voting rights, redemption rights, dividend rights, liquidation preferences and conversion or exchange rights of any class or series of preferred	The Middleby Board is expressly authorized to provide for the issuance from time to time, without further stockholder approval, of up to an aggregate of 2,000,000 shares of preferred stock in one or more classes or series, and to fix each such class or series such voting powers, fully or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions of the shares of each class or series, including the dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption price

Welbilt	Middleby
stock, and to fix the number of classes or series of preferred stock, the number of shares constituting each class or series and the voting powers for each class or series.	or prices, liquidation preferences and the number of shares constituting any series or designations of any series.

VOTING RIGHTS

The holders of Welbilt Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of the Welbilt stockholders. With certain exceptions, a majority of the votes cast at a stockholder meeting at which a quorum is present must approve all stockholder matters. Except with respect to vacancies or new directorships, the Welbilt Bylaws provide that the Welbilt Board’s directors are elected by the vote of the majority of the votes cast (meaning the number of shares voted “for” a director must exceed the number of shares voted “against” that director). However, if there are more nominees for election than the number of directors to be elected, directors will be elected by a plurality of the votes cast on the election of directors at a Welbilt stockholder meeting at which a quorum is present.

The holders of the Welbilt Common Stock do not have cumulative voting rights for the election of directors or for any other purpose.

Holders of Middleby Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. With certain exceptions, a majority of votes cast at a duly called stockholder meeting at which a quorum is present shall decide all Middleby stockholder matters. Except with respect to vacancies and newly created directorships, the Middleby Bylaws provide that the Middleby Board’s directors are elected by the vote of a majority of the votes cast with respect to that director (meaning the number of shares voted “for” a director must exceed the number of shares voted “against” that director) at any meeting for the election of directors at which a quorum is present. However, if there are more nominees for election than the number of directors to be elected, directors will be elected by a plurality of votes cast on the election of directors.

The Middleby Charter does not provide for cumulative voting.

QUORUM

Except as otherwise provided by law or by the Welbilt Charter, the holders of a majority of the outstanding shares of Welbilt Common Stock, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders. The Chairman of the Welbilt Board or other person presiding as provided in the Welbilt Bylaws or by the Welbilt Board (the “Presiding Stockholder Meeting Chair”) may adjourn the meeting from time to time, whether or not there is a quorum. No notice of the time and place of adjourned meetings need be given except as required by law. The stockholders present at a duly called meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.	Except as otherwise provided by law or the Middleby Charter or the Middleby Bylaws, at any meeting of stockholders, the holders of a majority of the outstanding shares of each class of stock entitled to vote at the meeting must be present or represented by proxy in order to constitute a quorum for transaction of any business. In the absence of a quorum, a majority in interest of the stockholders present or the chairman of the meeting may adjourn the meeting from time to time in the manner provided in Section 1.5 of the Middleby Bylaws until a quorum may attend.

SPECIAL MEETINGS OF STOCKHOLDERS

Special meetings of the stockholders may be called only by the Chairman of the Welbilt Board or by the Welbilt	The Middleby Bylaws prohibit the ability of stockholders to call special meetings of stockholders.

Welbilt	Middleby
Board pursuant to a resolution adopted by a majority of the total number of directors which Welbilt would have if there were no vacancies (the “Whole Welbilt Board”) or by the Chief Executive Officer of Welbilt (the “Welbilt CEO”) or the Welbilt Secretary at the request, in proper form and meeting the delivery and other requirements of Section 2.2 of the Welbilt Bylaws, of the holders of record of not less than 10 percent of the outstanding shares of the Welbilt Common Stock.	Special meetings of stockholders may be called for any purpose at any time upon the call of only the Chairman of the Middleby Board, the President or a majority of the Middleby Board.

NOTICE OF MEETINGS OF STOCKHOLDERS

Record Date

In order that Welbilt may determine the Welbilt stockholders entitled to notice of any meeting of Welbilt stockholders or any adjournment thereof, the Welbilt Board may fix a record date, which record date may not precede the date upon which the resolution fixing the record date is adopted by the Welbilt Board, and which record date may not be more than 60 nor less than 10 days before the date of such meeting.

If the Welbilt Board so fixes a date, such date will also be the record date for determining the Welbilt stockholders entitled to vote at such meeting unless the Welbilt Board determines, at the time it fixes such record date, that a later date on or before the date of the meeting will be the date for making such determination.

If no record date is fixed by the Welbilt Board, the record date for determining Welbilt stockholders entitled to notice of and to vote at a meeting of stockholders will be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

A determination of stockholders of record entitled to notice of or to vote at a meeting of Welbilt stockholders will not apply to any adjournment of the meeting;  provided, however, that Welbilt may fix a new record date for determination of Welbilt stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for Welbilt stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of Welbilt stockholders entitled to vote in accordance with the foregoing provisions.

Record Date

In order that Middleby may determine the Middleby stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Middleby Board may fix, in advance, a record date, which may not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action.

Welbilt	Middleby

Notice of Stockholder Meetings

Under the Welbilt Bylaws, written or printed notice, stating the place, date and hour of the meeting, the means of remote communications, if any, by which Welbilt stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, must be delivered by Welbilt by or at the direction of the Welbilt Board, Chairman of the Welbilt Board or the Welbilt Secretary, or the officer calling the meeting, not less than ten days nor more than 60 days before the date of the meeting, personally, by electronic transmission in the manner provided in Section 232 of the DGCL (except to the extent prohibited by Section 232(e) of the DGCL) or by mail, to each Welbilt stockholder of record entitled to vote at such meeting.

If mailed, such notice will be deemed to be delivered when deposited in the United States mail with postage thereon prepaid, addressed to the stockholder at the address as it appears on Welbilt’s stock transfer books.

If notice is given by electronic transmission, such notice will be deemed to be given at the times provided in the DGCL. Such further notice will be given as may be required by law.

Meetings may be held without notice if all stockholders entitled to vote are present, or if notice is waived by those not present in accordance with Section 7.4 of the Welbilt Bylaws. Any previously scheduled meeting of the stockholders may be postponed, and (a) unless the Welbilt Charter otherwise provides, any special meeting of the Welbilt stockholders called by the Chairman of the Welbilt Board or the Welbilt Board may be cancelled, by resolution of the Welbilt Board upon public notice given prior to the date previously scheduled for such meeting of Welbilt stockholders and (b) any special meeting of Welbilt stockholders called by the Welbilt CEO or the Welbilt Secretary pursuant to a Welbilt stockholder request pursuant to Section 2.2(a) of the Welbilt Bylaws may be cancelled in accordance therein.

Notice of Stockholder Meetings

Notice of Middleby stockholders’ meetings, stating the place, date and hour thereof, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, must be given by the Chairman of the Middleby Board, the Middleby President or the Middleby Secretary to each Middleby stockholder of record entitled to vote thereat at least ten days but not more than sixty days before the date of the meeting, unless a different period is prescribed by law.

STOCKHOLDER RIGHTS PLANS

Welbilt does not currently have a stockholder rights plan in effect.	Middleby does not currently have a stockholder rights plan in effect.

Welbilt	Middleby

STOCKHOLDER INSPECTION RIGHTS; STOCKHOLDER LISTS

Under Section 220 of the DGCL, a stockholder or his or her agent has a right to inspect the corporation’s stock ledger, a list of its stockholders and its other books and records during the usual hours of business upon written demand stating a proper purpose (which must be reasonably related to such person’s interest as a stockholder). If the corporation refuses to permit such inspection or fails to reply to the request within five business days of the demand, the stockholder may apply to the Court of Chancery for an order to compel such inspection.

Pursuant to the DGCL, Welbilt must, at least 10 days in advance of any Welbilt stockholder meeting, make a complete list of the Welbilt stockholders entitled to vote thereat; if the record date is less than 10 days before the meeting, the list must reflect the Welbilt stockholders entitled to vote as of the tenth day before the meeting date. Welbilt stockholders will appear in alphabetical order with their address and the number of shares registered in their name; email or other electronic contact information is not required. Such list will be open to the examination of any Welbilt stockholder for any purpose germane to the meeting for a period of at least 10 days prior to the meeting:

•  on a reasonably accessible electronic network; provided that the access information is provided with the notice of the meeting, or

•  during ordinary business hours, at Welbilt’s principal place of business.

The list will also be available to any Welbilt stockholder during the entire meeting at the place of such meeting or, if the meeting is to be held solely by means of remote communication, on a reasonably accessible electronic network (access information will be provided with the notice of the meeting).

If Welbilt makes the list available on an electronic network, it may take reasonable steps to ensure that such information is available only to the Welbilt stockholders.

Under Section 220 of the DGCL, a stockholder or his or her agent has a right to inspect the corporation’s stock ledger, a list of its stockholders and its other books and records during usual hours of business upon written demand stating a proper purpose (which must be reasonably related to such person’s interest as a stockholder). If the corporation refuses to permit such inspection or fails to reply to the request within five business days of the demand, the stockholder may apply to the Court of Chancery for an order to compel such inspection.

Pursuant to the DGCL, Middleby must, at least 10 days in advance of any Middleby stockholder meeting, make a complete list of the Middleby stockholders entitled to vote thereat; if the record date is less than 10 days before the meeting, the list must reflect the Middleby stockholders entitled to vote as of the tenth day before the meeting date. Middleby stockholders will appear in alphabetical order with their address and the number of shares registered in their name; email or other electronic contact information is not required. Such list will be open to the examination of any Middleby stockholder for any purpose germane to the meeting for a period of at least 10 days prior to the meeting:

•  on a reasonably accessible electronic network; provided that the access information is provided with the notice of the meeting, or

•  during ordinary business hours, at Middleby’s principal place of business.

The list will also be available to any Middleby stockholder during the entire meeting at the place of such meeting or, if the meeting is to be held solely by means of remote communication, on a reasonably accessible electronic network (access information will be provided with the notice of the meeting).

If Middleby makes the list available on an electronic network, it may take reasonable steps to ensure that such information is available only to the Middleby stockholders.

Welbilt	Middleby

NUMBER OF DIRECTORS; TERM

Number of Directors

The Welbilt Bylaws provide that the number of Directors on the Welbilt Board may be fixed from time to time exclusively pursuant to a resolution adopted by a majority of the Whole Board (as defined in the Welbilt Bylaws); provided, however, that Welbilt Board shall at no time consist of greater than nine directors.

There are currently seven members of the Welbilt Board.

Term

The Welbilt directors are elected to one-year terms at the annual meetings of stockholders as specified in the Welbilt Charter, except as otherwise provided in the Welbilt Charter and in the Welbilt Bylaws, and each Welbilt Director holds his or her office until such director’s successor is elected and qualified or until such director’s earlier death, resignation or removal.

The directors are not divided into classes of directors with terms of office that are greater than one year and which terms of office expire at different times.

Number of Directors

The Middleby Bylaws provide that the Middleby Board must consist of not fewer than three (3) nor more than eleven (11) persons. The exact number of directors within the maximum and minimum limitations specified the Middleby Bylaws may be fixed from time to time by resolution adopted by the majority of the Middleby Board.

There are currently seven members of the Middleby Board.

Term

The Middleby directors are elected at the annual meeting of Middleby stockholders, and each director holds his or her office until the next annual meeting of Middleby stockholders and until his or her successor is duly elected and qualified, or until such director’s earlier death, resignation or removal.

ELECTION OF DIRECTORS

The Welbilt Bylaws provide that, election of Welbilt directors at all meetings of the Welbilt stockholders at which directors are to be elected will be by ballot, and a majority of the votes cast at any meeting for the election of directors at which a quorum is present will elect directors. For purposes of the election of directors in the Welbilt Bylaws, a majority of the votes cast means that the number of shares voted “for” a director’s election must exceed the number of votes cast “against” that director’s election. Votes cast excludes abstentions with respect to that director’s election. Notwithstanding the foregoing, in the event of a “contested election” of directors, directors are elected by the vote of a plurality of the votes cast at any meeting for the election of directors at which a quorum is present. For purposes of the election of directors in the Welbilt Bylaws, a “contested election” means any election of directors in which the number of candidates for election as directors exceeds the number of directors to be elected, with the determination thereof being made by the Welbilt Secretary as of the close of the applicable notice of	The Middleby Bylaws provide that each Middleby director is elected by a vote of the majority of the votes cast with respect to that Director at any meeting for the election of directors at which a quorum is present, in accordance with the Middleby Bylaws; provided that if as of a date that is fourteen (14) days in advance of the date Middleby files its definitive proxy statement (regardless of whether or not thereafter revised or supplemented) with the SEC, the number of nominees exceeds the number of directors to be elected, the directors will be elected by the vote of a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of directors. Under the Middleby Bylaws with respect to the election of directors, a majority of the votes cast means that the number of shares voted “for” a director must exceed the number of votes cast against that director.

Welbilt	Middleby
nomination period set forth the Welbilt Bylaws, based on whether one or more notice(s) of nomination were timely filed in accordance with the Welbilt Bylaws, as the case may be; provided, however, that the determination that an election is a “contested election” is determinative only as to the timeliness of a notice of nomination and not otherwise as to its validity.

FILLING VACANCIES ON THE BOARD OF DIRECTORS

Pursuant to the Welbilt Bylaws, unless the Welbilt Board otherwise determines, vacancies occurring in the Welbilt Board resulting from death, resignation, retirement, disqualification, removal from office or other cause, and newly created directorships resulting from any increase in the authorized number of directors, may be filled only by the affirmative vote of a majority of the remaining directors, though less than a quorum of the Welbilt Board, and directors so chosen will hold office for a term expiring at the next annual meeting of stockholders and until such director’s successor has been duly elected and qualified or until such director’s earlier death, resignation or removal, with or without cause; provided that in lieu of filling a vacancy, the Welbilt Board may reduce the number of directors pursuant to the Welbilt Bylaws.	Pursuant to the Middleby Bylaws, vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen will hold office until the next annual election and until their successors are duly elected and qualify, unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner provided by statute.

REMOVAL OF DIRECTORS

Any director, or the entire Welbilt Board, may be removed from office at any time, with or without cause, by the affirmative vote of the holders of a majority of the voting power of all of the outstanding shares of Welbilt Common Stock, voting together as a single class.	Neither the Middleby Charter nor the Middleby Bylaws discuss removal of directors from the Middleby Board. However, under the DGCL, any director or the entire Middleby Board may be removed, with or without cause, by the stockholders holding a majority of the outstanding shares of Middleby Common Stock entitled to vote on the election of directors.

DIRECTOR NOMINATIONS BY STOCKHOLDERS

Pursuant to the Welbilt Bylaws, for nominations to be properly made at an annual meeting or at a special meeting at which directors are to be elected pursuant to Welbilt’s notice of meeting, such nominations must be:

•  specified in Welbilt’s notice of meeting (or any supplement thereto) given by or at the direction of the Welbilt Board;

•  otherwise properly made at the annual meeting, or brought before the special

Pursuant to the Middleby Bylaws, only persons who are nominated in accordance with the following procedures are eligible for election as directors of Middleby, except as may be otherwise provided in the Middleby Charter with respect to the right of holders of preferred stock of Middleby to nominate and elect a specified number of directors in certain circumstances.

Nominations of persons for election to the Middleby Board may be made at any annual meeting of

Welbilt	Middleby

meeting, by or at the direction of the Welbilt Board; or

•  otherwise properly requested to be brought before the annual or special meeting by a stockholder of Welbilt in accordance with the Welbilt Bylaws.

For nominations of persons for election to the Welbilt Board to be made at an annual meeting, or brought before a special meeting, a stockholder must:

•  in the case of a special meeting, with respect to nominations of persons for election to the Welbilt Board, either have called such meeting in accordance with the Welbilt Bylaws or be making nominations solely in response to nominations made by Welbilt or by another stockholder who has properly called such special meeting in accordance with the Welbilt Bylaws be a stockholder of record at the time of giving of notice of such annual or special meeting by or at the direction of the Welbilt Board and at the time of the annual or special meeting;

•  be entitled to vote at such annual or special meeting; and

•  comply with the procedures set forth in the Welbilt Bylaws as to such business or nomination.

stockholders, or at any special meeting of stockholders called for the purpose of electing directors:

•  by or at the direction of the Middleby Board (or any duly authorized committee thereof);

•  by any stockholder of Middleby:

•  who is a stockholder of record on the date of the giving of the notice provided for in the Middleby Bylaws and on the record date for the determination of stockholders entitled to notice of and to vote at such meeting; and

•  who complies with the notice procedures set forth in the Middleby Bylaws.

STOCKHOLDER PROPOSALS

Pursuant to the Welbilt Bylaws, for proposals of other business to be properly brought before an annual or special meeting, such proposals of other business must be:

•  specified in Welbilt’s notice of meeting (or any supplement thereto) given by or at the direction of the Welbilt Board;

•  otherwise properly made at the annual meeting, or brought before the special meeting, by or at the direction of the Welbilt Board; or

•  otherwise properly requested to be brought before the annual or special meeting by a stockholder of Welbilt in accordance with the Welbilt Bylaws.

The Middleby Bylaws provide that for business to be properly brought before an annual meeting by a Middleby stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of Middleby.

To be timely, a stockholder’s notice to the Middleby Secretary must be delivered to or mailed and received at the principal executive offices of Middleby not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the

Welbilt	Middleby

For proposals of other business to be properly requested by a stockholder to be made at an annual meeting, or brought before a special meeting, a stockholder must:

•  in the case of a special meeting, with respect to proposals of business to be conducted at such special meeting, have properly called such special meeting in accordance with the Welbilt Bylaws, be a stockholder of record at the time of giving of notice of such annual or special meeting by or at the direction of the Welbilt Board and at the time of the annual or special meeting;

•  be entitled to vote at such annual or special meeting; and

•  comply with the procedures set forth in the Welbilt Bylaws as to such business or nomination.

To be timely, a stockholder’s notice must be delivered to the Secretary at the principal executive offices of Welbilt such that it is received not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder must be so delivered such that it is received not earlier than the close of business on the 120th day prior to the date of such annual meeting and not later than the close of business on the later of the 90th day prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made by Welbilt.

In addition, to be timely, a stockholder’s notice must further be updated and supplemented, if necessary, so that the information provided or required to be provided in such notice is true and correct as of the record date for the meeting and as of the date that is ten business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement must be delivered to the Welbilt Secretary at the principal executive offices of Welbilt such that it is received not later than five business days after the record date for the meeting in the case of the update and close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs.

In the case of a special meeting of stockholders called for the purpose of electing directors, to be timely, notice of the stockholder must be received not later than the close of business on the tenth (10th) day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs.

To be in proper written form, a stockholder’s notice to the Middleby Secretary must set forth as to each matter such stockholder proposes to bring before the annual meeting:

•  a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting;

•  the name and record address of such stockholder;

•  the class or series and number of shares of capital stock of Middleby which are owned beneficially or of record by such stockholder;

•  a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business; and

•  a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

No business will be conducted at the annual meeting of stockholders except business brought before the annual meeting in accordance with the procedures set forth above; provided, however, that, once business has been properly brought before the annual meeting in accordance with such procedures, nothing above

Welbilt	Middleby
supplement required to be made as of the record date and not later than eight business days prior to the date for the meeting, any adjournment or postponement thereof in the case of the update and supplement required to be made as of ten business days prior to the meeting or any adjournment or postponement thereof.

will be deemed to preclude discussion by any stockholder of any such business.

If the chairman of an annual meeting determines that business was not properly brought before the annual meeting in accordance with the foregoing procedures, the chairman will declare to the meeting that the business was not properly brought before the meeting and such business will not be transacted.

STOCKHOLDER ACTION BY WRITTEN CONSENT

The DGCL provides that, unless otherwise stated in a company’s certificate of incorporation, any action which may be taken at an annual meeting or special meeting of stockholders may be taken without a meeting, if a consent in writing is signed by the holders of the outstanding stock having the minimum number of votes necessary to authorize the action at a meeting of stockholders at which all shares entitled to vote thereon were present and voted.	The DGCL provides that, unless otherwise stated in a company’s certificate of incorporation, any action which may be taken at an annual meeting or special meeting of stockholders may be taken without a meeting, if a consent in writing is signed by the holders of the outstanding stock having the minimum number of votes necessary to authorize the action at a meeting of stockholders at which all shares entitled to vote thereon were present and voted.

CERTIFICATE OF INCORPORATION AMENDMENTS

Under Section 242 of the DGCL, a company’s certificate of incorporation may be amended upon a resolution of the board of directors and, subject to certain exceptions, approved by:

•  the holders of a majority of the outstanding shares entitled to vote; and

•  a majority of the outstanding shares of each class entitled to a class vote if the amendment would increase or decrease the aggregate number of authorized shares of such class, increase or decrease the par value of the shares of such class or alter or change the powers, preference, or special rights of the shares of such class so as to affect them adversely; provided that if the amendment would alter or change the powers, preferences or special rights of one or more series of a class so as to affect them adversely, but shall not so affect the entire class, then only the shares of the series so affected shall be considered a separate class for purposes of the vote.

The Welbilt Charter provides that Welbilt reserves the right to amend, alter or repeal any provision contained in the Welbilt Charter, and any other provisions

Under Section 242 of the DGCL, a company’s certificate of incorporation may be amended upon a resolution of the board of directors and, subject to certain exceptions, approved by:

•  the holders of a majority of the outstanding shares entitled to vote; and

•  a majority of the outstanding shares of each class entitled to a class vote if the amendment would increase or decrease the aggregate number of authorized shares of such class, increase or decrease the par value of the shares of such class or alter or change the powers, preference, or special rights of the shares of such class so as to affect them adversely; provided that if the amendment would alter or change the powers, preferences or special rights of one or more series of a class so as to affect them adversely, but shall not so affect the entire class, then only the shares of the series so affected shall be considered a separate class for purposes of the vote.

The Middleby Charter provides that Middleby reserves the right to amend, alter, change or repeal any provision contained in the Middleby Charter, in

Welbilt	Middleby
authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or as may hereafter prescribed by the laws of the State of Delaware, and except as set forth in Article 8 of the Welbilt Charter, all rights, preferences and privileges of whatsoever nature conferred on directors, stockholders or any other persons whomsoever by and pursuant to Welbilt Charter in its present form or as amended are granted subject to Welbilt’s reservation.	the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders in the Middleby Charter are granted subject to Middleby’s reservation.

BYLAW AMENDMENTS

The Welbilt Bylaws provide that the Welbilt Bylaws may be altered, amended, or repealed at any meeting of the Welbilt Board or of the stockholders, provided that notice of the proposed change was given in the notice of the meeting and, in the case of a meeting of the Welbilt Board, in a notice given not less than two days prior to the meeting.	The Middleby Bylaws provides that the Middleby Bylaws may be altered, amended or repealed, in whole or in part, or new bylaws may be adopted by the stockholders or by the Middleby Board; provided, however, that notice of such alteration, amendment, repeal or adoption of new bylaws be contained in the notice of such meeting of the stockholders or Middleby Board, as the case may be. All such amendments must be approved by either the holders of a majority of outstanding capital stock entitled to vote thereon or by a majority of the entire Middleby Board then in office.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Welbilt Bylaws provide that each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “Proceeding”), by reason of the fact that he or she or a person of whom he or she is the legal representative is or was, at any time during which the indemnification provision of the Bylaws was in effect (whether or not such person continues to serve in such capacity at the time any indemnification or advancement of expenses pursuant to the Welbilt Bylaws is sought or at the time any Proceeding relating thereto exists or is brought), a director or elected officer of Welbilt or is or was serving (at such time as such person is or was a director or elected officer of Welbilt) at the request of Welbilt as a director, elected officer, trustee, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans maintained or sponsored by Welbilt (hereinafter, a “Covered Person”), whether the basis of such Proceeding is alleged action in an official capacity as a director, elected officer, trustee, employee or agent or in any other capacity while serving as a director, elected

The Middleby Charter provides that directors, officers, employees and other agents of Middleby, and persons who serve at its request as directors, officers, employees, or other agents of another organization in which Middleby directly or indirectly owns shares or of which it is a creditor, will be indemnified by Middleby to the fullest extent permitted by law, which indemnification will include, but not be limited to, payment by Middleby of expenses incurred in defending a civil or criminal action or proceeding in advance of the final disposition of such action or proceeding, upon receipt of an undertaking by the person indemnified to repay such payments if he or she is adjudicated to be not entitled to indemnification under the law.

Any such indemnification will be provided although the person to be indemnified is no longer an officer, director, employee, or agent of Middleby or of such other organization.

No indemnification will be provided for any person with respect to any matter as to which he or she has been adjudicated in any proceeding not to have acted

Welbilt	Middleby
officer, trustee, employee or agent, will be (and is be deemed to have a contractual right to be) indemnified and held harmless by Welbilt (and any successor of Welbilt by merger or otherwise) to the fullest extent authorized by the DGCL as the same exists or may be amended or modified from time to time (but, in the case of any such amendment or modification, only to the extent that such amendment or modification permits Welbilt to provide greater indemnification rights than said law permitted Welbilt to provide prior to such amendment or modification), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by Covered Person in connection therewith and such indemnification will continue as to a Covered Person who has ceased to be a director, elected officer, trustee, employee or agent and will inure to the benefit of his or her heirs, executors and administrators; provided, however, that except as provided in the Welbilt Bylaws, Welbilt will indemnify any such Covered Person seeking indemnification in connection with a Proceeding (or part thereof) initiated by such Covered Person only if such Proceeding (or part thereof) was authorized by the Welbilt Board.	in good faith in the reasonable belief that his or her action was in the best interests of Middleby.

LIMITATION OF LIABILITY OF DIRECTORS

The DGCL provides that a corporation may limit or eliminate a director’s personal liability for monetary damages to the corporation or its stockholders for breach of fiduciary duty as a director, except for liability for: (i) any breach of the director’s duty of loyalty to such corporation or its stockholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) willful or negligent violation of provisions of Delaware law governing payment of dividends and stock purchases or redemptions; or (iv) any transaction from which the director derived an improper personal benefit.

The Welbilt Charter provides a director of Welbilt will not be personally liable to Welbilt or its stockholders for monetary damages for any breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL.

Any repeal or modification of the foregoing paragraph will not adversely affect any right or protection of a director of the corporation existing under the Welbilt

The DGCL provides that a corporation may limit or eliminate a director’s personal liability for monetary damages to the corporation or its stockholders for breach of fiduciary duty as a director, except for liability for: (i) any breach of the director’s duty of loyalty to such corporation or its stockholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) willful or negligent violation of provisions of Delaware law governing payment of dividends and stock purchases or redemptions; or (iv) any transaction from which the director derived an improper personal benefit.

The Middleby Charter provides that no director of Middleby will be personally liable to Middleby or its stockholders for monetary damages for breach of fiduciary duty by such director as a director; provided, however, that the Middleby Charter does not eliminate or limit the liability of a director (except to the extent provided by applicable law):

•  for any breach of the director’s duty of loyalty to Middleby or its stockholders;

Welbilt	Middleby
Charter with respect to any act or omission occurring prior to such repeal or modification.

•  for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•  under Section 174 of the DGCL; or

•  for any transaction from which the director derived an improper personal benefit.

The limitation of liability provision in the Middleby Charter will not apply to or have any effect on the liability or alleged liability of any director of Middleby for or with respect to any acts or omissions of such director occurring prior to the date such provisions became effective.

No amendment to or repeal of the limitation of liability provision of the Middleby Charter will apply to or have any effect on the liability or alleged liability of any director of Middleby for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

CERTAIN BUSINESS COMBINATIONS

In general, Section 203 of the DGCL, subject to certain exceptions set forth therein, prohibits a business combination between a corporation and an interested stockholder within three years of the time such stockholder became an interested stockholder, unless (i) prior to such time, the board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder, (ii) upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, exclusive of shares owned by directors who are also officers and by certain employee stock plans or (iii) at or subsequent to such time, the business combination is approved by the board of directors and authorized by the affirmative vote at a stockholders’ meeting of at least 66 2/3% of the outstanding voting stock of the corporation which is not owned by the interested stockholder.

Section 203 defines a “business combination” as a merger, sale or lease of assets, issuance of securities, or other similar transaction. Section 203 defines an “interested stockholder” as a person who owns, or is an affiliate or associate of the corporation and within three years prior did own, 15% or more of such corporation’s

In general, Section 203 of the DGCL, subject to certain exceptions set forth therein, prohibits a business combination between a corporation and an interested stockholder within three years of the time such stockholder became an interested stockholder, unless (i) prior to such time, the board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder, (ii) upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, exclusive of shares owned by directors who are also officers and by certain employee stock plans or (iii) at or subsequent to such time, the business combination is approved by the board of directors and authorized by the affirmative vote at a stockholders’ meeting of at least 66 2/3% of the outstanding voting stock of the corporation which is not owned by the interested stockholder.

Section 203 defines a “business combination” as a merger, sale or lease of assets, issuance of securities, or other similar transaction. Section 203 defines an “interested stockholder” as a person who owns, or is an affiliate or associate of the corporation and within three years prior did own, 15% or more of such

Welbilt	Middleby
outstanding voting stock, and the affiliates and associates of such person. Welbilt has not opted out of Section 203 of the DGCL.	corporation’s outstanding voting stock, and the affiliates and associates of such person. Middleby has not opted out of Section 203 of the DGCL.

FORUM SELECTION

The Welbilt Bylaws provide that, unless consent is given in writing to an alternative forum, the Court of Chancery of the State of Delaware (or, if that court does not have jurisdiction, the federal district court for the District of Delaware) will be the sole and exclusive forum for:

•  any derivative action or proceeding brought on Welbilt’s behalf;

•  any action asserting a claim of or based on a breach of a fiduciary duty owed by any of Welbilt’s current or former directors, officers and employees to Welbilt or its stockholders;

•  any action asserting a claim against Welbilt or any of the current or former directors, officers, employees or stockholders arising pursuant to any provision of the DGCL, the Welbilt Charter or the Welbilt Bylaws; or

•  any action asserting a claim that is governed by the internal affairs doctrine.

Although Welbilt believes this provision of the Bylaws is beneficial by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against Welbilt’s directors and officers.

The Middleby Charter and Middleby Bylaws do not designate an exclusive forum for any actions brought against Middleby.

APPRAISAL RIGHTS AND DISSENTERS’ RIGHTS

As Welbilt is a Delaware corporation subject to the DGCL, the stockholders of Welbilt have those appraisal rights provided by Section 262 of the DGCL, to the extent applicable, provided they satisfy the special criteria and conditions set forth in Section 262 of the DGCL.

Under Section 262 of the DGCL, Welbilt stockholders are not entitled to appraisal or dissenters’ rights in connection with the merger. Please see “The Merger—No Appraisal Rights.”

As Middleby is a Delaware corporation subject to the DGCL, the stockholders of Middleby have those appraisal rights provided by Section 262 of the DGCL, to the extent applicable, provided they satisfy the special criteria and conditions set forth in Section 262 of the DGCL.

Under Section 262 of the DGCL, Middleby stockholders are not entitled to appraisal or dissenters’ rights in connection with the merger. Please see “The Merger—No Appraisal Rights.”

BUSINESS OPPORTUNITIES

The Welbilt Charter and the Welbilt Bylaws are silent on business opportunities.	The Middleby Charter and the Middleby Bylaws are silent on business opportunities.

CERTAIN BENEFICIAL OWNERS OF WELBILT COMMON STOCK

The following table sets forth information known to Welbilt regarding the beneficial ownership of Welbilt Common Stock as of the Welbilt Record Date:

•	each person who is the beneficial owner of more than 5% of the outstanding shares of Welbilt Common Stock;

•	each of Welbilt’s current named executive officers and directors; and

•	all officers and directors of Welbilt, as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including securities that such he, she or it has the right to acquire within 60 days, including options exercisable within 60 days. Restricted stock units that do not vest within 60 days of May 24, 2021 are not included in the beneficial ownership percentage. Except as described in the footnotes below and subject to applicable community property laws and similar laws, Welbilt believes that each person listed above has sole voting and investment power with respect to such shares.

The beneficial ownership of Welbilt Common Stock is based on 141,980,446 shares of Welbilt Common Stock issued and outstanding as of May 24, 2021.

Unless otherwise indicated, Welbilt believes that all persons named in the table below have sole voting and investment power with respect to all shares of Welbilt Common Stock or Welbilt Common Stock beneficially owned by them.

Name	Number of Shares Beneficially Owned	Percent of Shares Beneficially Owned
Cynthia M. Egnotovich(1)	124,318	*
Dino J. Bianco	39,886	*
Joan K. Chow	51,908	*
Janice L. Fields(2)	19,473	*
Brian R. Gamache(3)	35,853	*
Andrew Langham	34,972	*
William C. Johnson(4)	131,041	*
Martin Agard(5)	42,591	*
Josef Matosevic	185,804	*
Joel H. Horn(6)	77,290	*
Richard N. Caron(7)	106,066	*
Jennifer Gudenkauf(8)	8,038	*
All current directors and executive officers as a group (11 persons)(9)	671,436	*
Carl C. Icahn(10) c/o Icahn Associates Holding LLC 767 Fifth Avenue, 47th Floor New York, NY 10153	11,942,238	8.41%
The Vanguard Group, Inc.(11) 100 Vanguard Boulevard Malvern, PA 19355	11,120,683	7.83%
Invesco, Ltd.(12) 1555 Peachtree Street NE, Suite 1800 Atlanta, GA 30309	10,016,888	7.06%
BlackRock, Inc.(13) 55 East 52nd Street New York, NY 10055	9,525,026	6.71%

*	Less than 1%

(1)

Includes 26,295 shares of Welbilt Common Stock held in Welbilt’s Deferred Compensation Plan, each of which are settled and issued to the director generally within 60 days following the director’s termination of service.

(2)

Includes 15,611 shares of Welbilt Common Stock held in Welbilt’s Deferred Compensation Plan, each of which are settled and issued to the director generally within 60 days following the director’s termination of service.

(3)	Includes 10,000 shares of Welbilt Common Stock over which Mr. Gamache shares voting and investment power with his spouse.
(4)

Includes (a) 53,549 shares of Welbilt Common Stock over which Mr. Johnson shares voting and investment power with his spouse and (b) 77,492 shares of Welbilt Common Stock issuable pursuant to currently exercisable Welbilt Options or Welbilt Options that will vest on or before July 24, 2021.

(5)	Includes 16,133 shares of Welbilt Common Stock issuable pursuant to currently exercisable Welbilt Options or Welbilt Options that will vest on or before July 24, 2021.
(6)	Includes 55,342 shares of Welbilt Common Stock issuable pursuant to currently exercisable Welbilt Options or Welbilt Options that will vest on or before July 24, 2021.
(7)	Includes 69,674 shares of Welbilt Common Stock issuable pursuant to currently exercisable Welbilt Options or Welbilt Options that will vest on or before July 24, 2021.
(8)	Includes 2,051 shares of Welbilt Common Stock issuable pursuant to currently exercisable Welbilt Options or Welbilt Options that will vest on or before July 24, 2021.
(9)

Includes (a) 220,692 shares of Welbilt Common Stock issuable pursuant to currently exercisable Welbilt Options or Welbilt Options that will vest on or before July 24, 2021 and (b) 41,906 shares of Welbilt Common Stock held in the Welbilt’s Deferred Compensation Plan, which are settled and issued to the director generally within 60 days following the director’s termination of service.

(10)

Based on the Schedule 13D/A filed with the SEC by Carl C. Icahn on February 14, 2019, (i) High River Limited Partnership has sole voting power and sole dispositive power with respect to 2,388,446 shares of Welbilt Common Stock, (ii) Hopper Investments LLC and Barberry Corp. have shared voting power and shared dispositive power with respect to 2,388,446 shares of Welbilt Common Stock, (iii) Icahn Partners Master Fund LP has sole voting power and sole dispositive power with respect to 3,961,667 shares of Welbilt Common Stock, (iv) Icahn Offshore LP has shared voting power and share dispositive power with respect to 3,961,667 shares of Welbilt Common Stock, (v) Icahn Partners LP has sole voting power and sole dispositive power with respect to 5,592,125 shares of Welbilt Common Stock (which includes shares underlying forward contracts), (vi) Icahn Onshore LP has shared voting power and shared dispositive power with respect to 5,592,125 shares of Welbilt Common Stock (which includes shares underlying forward contracts), (vii) Icahn Capital LP, IPH GP LLC, Icahn Enterprises Holdings L.P., Icahn Enterprises G.P. Inc. and Beckton Corp. have shared voting power and shared dispositive power with respect to 9,553,792 shares of Welbilt Common Stock (which includes shares underlying forward contracts), and (viii) Carl C. Icahn has shared voting power and shared dispositive power with respect to 11,942,238 shares of Welbilt Common Stock. The foregoing shares are subject to the Icahn Support Agreement. For more information, please see “The Merger Agreement—Icahn Support Agreement.”

(11)

Based on the most recently available Schedule 13G/A filed with the SEC on February 10, 2021, the number of shares reported includes: (a) 180,123 shares of Welbilt Common Stock over which The Vanguard Group (“Vanguard”) has shared voting power; (b) 10,838,301 shares of Welbilt Common Stock over which Vanguard has sole dispositive power; and (c) 282,337 shares of Welbilt Common Stock over which Vanguard has shared dispositive power.

(12)

Based on the most recently available Schedule 13G filed with the SEC on February 16, 2021, the number of shares reported includes: (a) 9,627,557 shares of Welbilt Common Stock over which Invesco Ltd. has sole voting power, and (b) 10,016,888 shares of Welbilt Common Stock over which Invesco Ltd. has sole dispositive power.

(13)

Based on the most recently available Schedule 13G/A filed with the SEC on February 1, 2021, the number of shares reported includes: (a) 9,262,562 shares of Welbilt Common Stock over which BlackRock, Inc. has sole voting power, and (b) 9,525,026 shares of Welbilt Common Stock over which BlackRock, Inc. has sole dispositive power.

VALIDITY OF COMMON STOCK

The validity of the shares of Middleby Common Stock offered hereby will be passed upon for Middleby by Skadden, Arps, Slate, Meagher & Flom LLP.

EXPERTS

Middleby

The consolidated financial statements of The Middleby Corporation as of January 2, 2021 and December 28, 2019, and for each of the years in the three-year period ended January 2, 2021, and the effectiveness of internal control over financial reporting as of January 2, 2021, have been incorporated by reference in this joint proxy statement/prospectus in reliance upon the reports of Ernst & Young LLP, independent registered public accounting firm for those periods, incorporated by reference herein, given on their authority as experts in accounting and auditing.

Welbilt

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this joint proxy statement/prospectus by reference to the Welbilt, Inc. Annual Report on Form 10-K for the year ended December 31, 2020 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

STOCKHOLDER PROPOSALS

Middleby

Middleby held its 2021 annual meeting of stockholders on May 10, 2021. Under SEC rules, a stockholder who intends to present a proposal at the 2022 Annual Meeting of Middleby and who wishes the proposal to be included in Middleby’s proxy statement for that meeting pursuant to Rule 14a-8 under the Exchange Act must submit the proposal in writing to the Secretary of Middleby at Middleby’s principal executive offices at 1400 Toastmaster Drive, Elgin Illinois, 60120. The proposal must be received no later than December 1, 2021 (120 days before March 31, 2022, the one year anniversary of the mailing date of this 2021 annual meeting proxy statement).

Under the Middleby Bylaws, written notice of (i) proposals intended to be presented by a stockholder at the 2022 Annual Meeting, but that are not intended for inclusion in Middleby’s proxy statement for that meeting pursuant to Rule 14a-8, and (ii) nominees for the election of directors intended to be made by a stockholder at the 2022 Annual Meeting must be delivered to the Secretary of Middleby at Middleby’s principal executive offices at 1400 Toastmaster Drive, Elgin Illinois, 60120 between January 10, 2022 and February 9, 2022. However, if the 2022 Annual Meeting is called for a date that is not within 30 days before or after May 10, 2022, your proposal or nomination must be received not later than the close of business on the 10th day following the day on which notice of the date of the 2022 Annual Meeting was mailed or public disclosure of the date of that annual meeting was made, whichever first occurs. Such advance notice deadline will also be the deadline for a proposal to be considered “timely” for purpose of Rule 14a-4 (c) under the Exchange Act to be in proper written form, such a notice must set forth the information prescribed in the Middleby Bylaws.

For more information regarding stockholder proposals for the 2022 Annual Meeting of Middleby, see the “How can I submit a proposal for inclusion in Welbilt’s proxy materials for next year’s annual meeting?” and “How can I submit other proposals and a candidate for the Board for next year’s annual meeting?” sections of Middleby Definitive Proxy Statement on Schedule 14A filed with the SEC on March 31, 2021.

Welbilt

Welbilt held its 2021 annual meeting of stockholders on April 23, 2021. Welbilt will only hold an annual meeting of stockholders in 2022 if the Merger is not completed before such meeting. If the Merger is not completed, Welbilt stockholders may submit proposals for consideration at the Welbilt 2022 Annual Meeting of Stockholders (the “Welbilt 2022 Annual Meeting”). To be considered for inclusion in the proxy statement and form of proxy relating to the Welbilt 2022 Annual Meeting, a Welbilt stockholder’s proposal must be submitted in accordance with Rule 14a-8 of the Exchange Act and must be received by Welbilt’s Corporate Secretary at Welbilt’s principal executive offices no later than November 12, 2021. Failure to deliver a proposal in accordance with applicable requirements may result in such proposal being deemed untimely. Furthermore, submission of a proposal does not guarantee its inclusion in next year’s proxy materials.

In order to be properly brought before the Welbilt 2022 Annual Meeting, a stockholder’s notice of nomination of one or more director candidates to be included in Welbilt’s proxy statement pursuant to Article II, Section 2.9 of the Welbilt Bylaws must be received by Welbilt’s Corporate Secretary at Welbilt’s principal executive offices no earlier than October 13, 2021 and no later than November 12, 2021. If the date of the Welbilt 2022 Annual Meeting is more than 30 days before or 60 days after the anniversary of the 2021 Annual Meeting, notice by the Welbilt stockholder must be so received not later than the later of the 180th day prior to such annual meeting or the 10th day following the day on which public disclosure of the date of such meeting is first made.

The Welbilt Bylaws also establish an advance notice procedure for stockholders who wish to present a proposal, including the consideration of director nominees, before an annual meeting of stockholders, but do not intend for the proposal to be included in Welbilt’s proxy materials. Pursuant to the Welbilt Bylaws, in order for business to be properly brought before an annual meeting by a stockholder, the stockholder must have complied with the notice procedures specified in the Welbilt Bylaws and such business must be a proper matter for stockholder action under the DGCL. To be timely for the 2022 Annual Meeting of Stockholders, Welbilt’s Corporate Secretary must receive the written notice no later than the close of business on January 23, 2022, nor earlier than December 24, 2021.

For more information regarding stockholder proposals for the Welbilt 2022 Annual Meeting, see the “Stockholder Proposals and Nominations” section of Welbilt’s Definitive Proxy Statement on Schedule 14A filed with the SEC on March 15, 2021.

HOUSEHOLDING OF PROXY MATERIALS

Each registered Welbilt and Middleby stockholder (meaning you own shares in your own name on (i) the books of Welbilt’s transfer agent, Computershare Trust Company N.A., or (ii) the books of Middleby’s transfer agent, Computershare Trust Company N.A.) will receive one copy of this joint proxy statement/prospectus per account, regardless of whether you have the same address as another stockholder of record. SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and notices with respect to two or more stockholders sharing the same address by delivering a single proxy statement or a single notice addressed to those stockholders. This process, commonly called “householding,” provides cost savings for companies. If you hold shares through a broker, some brokers household proxy materials, delivering a single proxy statement or notice to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice, or if your household is receiving multiple copies of these documents and you wish to request that future deliveries be limited to a single copy, please notify your broker.

Welbilt will promptly deliver, upon oral or written request, a separate copy of this joint proxy statement/prospectus to any Welbilt stockholder residing at an address to which only one copy was mailed. Requests for additional copies should be directed to Investor Relations, at Welbilt’s principal executive offices, 2227 Welbilt Blvd., New Port Richey, Florida 34655, or contact Welbilt Investor Relations by telephone at (727) 853-3079 or by email at investors@welbilt.com.

Middleby will promptly deliver, upon oral or written request, a separate copy of this joint proxy statement/prospectus to any Middleby stockholder residing at an address to which only one copy was mailed. Requests for additional copies should be directed to Richard Sheffer at Middleby’s principal executive offices, 1400 Toastmaster Drive, Elgin, Illinois 60120, or contact Middleby Investor Relations by telephone at (847) 741-3300 or by email at investors@middleby.com.

WHERE YOU CAN FIND MORE INFORMATION

Middleby and Welbilt file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including both Middleby and Welbilt, which you can access at www.sec.gov. The information contained on the SEC’s website is expressly not incorporated by reference into this joint proxy statement/prospectus.

Middleby has filed with the SEC a registration statement on Form S-4 of which this joint proxy statement/prospectus forms a part. The registration statement registers the shares of Middleby Common Stock to be issued to Welbilt stockholders in connection with the Merger. The registration statement, including the attached exhibits and annexes, contains additional relevant information about Middleby and Welbilt, respectively. The rules and regulations of the SEC allow Middleby and Welbilt to omit certain information included in the registration statement from this joint proxy statement/prospectus.

In addition, the SEC allows Middleby and Welbilt to disclose important information to you by referring you to other documents filed separately with the SEC. This information is considered to be a part of this joint proxy statement/prospectus, except for any information that is superseded by information included directly in this joint proxy statement/prospectus or incorporated by reference subsequent to the date of this joint proxy statement/prospectus as described below.

This joint proxy statement/prospectus incorporates by reference the documents listed below that Middleby and Welbilt have previously filed with the SEC. They contain important information about the companies and their financial condition.

Middleby SEC Filings

•	Annual Report on Form 10-K for the fiscal year ended January 2, 2021;

•

The portions of the Definitive Proxy Statement on Schedule 14A for the 2021 annual meeting of stockholders that are specifically incorporated by reference into Middleby’s Annual Report on Form 10-K for the year ended December 31, 2020;

•	Quarterly Report on Form 10-Q for the quarterly period ended April 3, 2021;

•

Current Reports on Form 8-K filed on May 13, 2021, May 6, 2021, April 21, 2021, March  1, 2021, February  19, 2021 and January 5, 2021 (other than the portions of those documents not deemed to be filed pursuant to the rules promulgated under the Exchange Act); and

•

The description of the Middleby Common Stock set forth in Middleby’s Annual Report on Form 10-K, filed September 14, 2017, including any amendment or report filed for the purposes of updating such description.

Welbilt SEC Filings

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2020;

•	Definitive Proxy Statement on Schedule 14A for the 2021 annual meeting of stockholders;

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2021;

•

Current Reports on Form 8-K filed on May 6, 2021, April  26, 2021, April  21, 2021 and February 25, 2021 (other than the portions of those documents not deemed to be filed pursuant to the rules promulgated under the Exchange Act); and

•

The description of the securities of Welbilt contained in Welbilt’s Annual Report on Form 10-K filed on February 26, 2021, and any other amendment or report filed for the purposes of updating such description.

To the extent that any information contained in any report on Form 8-K, or any exhibit thereto, was furnished to, rather than filed with, the SEC, such information or exhibit is specifically not incorporated by reference.

In addition, Middleby and Welbilt incorporate by reference any future filings they make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this joint proxy statement/prospectus and before the date of the Welbilt Special Meeting and the Middleby Special Meeting (excluding any current reports on Form 8-K to the extent disclosure is furnished and not filed). Those documents are considered to be a part of this joint proxy statement/prospectus, effective as of the date they are filed. In the event of conflicting information in these documents, the information in the latest filed document should be considered correct.

Statements contained in this joint proxy statement/prospectus regarding the contents of any contract or other document, are not necessarily complete and each such statement is qualified in its entirety by reference to the full text of that contract or other document filed as an exhibit with the SEC.

You can obtain any of the other documents listed above from the SEC, through the SEC’s website at the address indicated above, or from Middleby or Welbilt, as applicable, by requesting them in writing or by telephone from the appropriate company at the following addresses and telephone numbers:

The Middleby Corporation 1400 Toastmaster Drive Elgin, Illinois, 60120 (847) 741-3300	Welbilt, Inc. 2227 Welbilt Boulevard New Port Richey, Florida 34655 (727) 375-7010

These documents are available from Middleby or Welbilt, as the case may be, without charge, excluding any exhibits to them unless the exhibit is specifically listed as an exhibit to the registration statement of which this joint proxy statement/prospectus forms a part. You can also find information about Middleby and Welbilt at their Internet websites at www.middleby.com and www.Welbiltresources.com, respectively. Information contained on these websites does not constitute part of this joint proxy statement/prospectus.

If you are a Welbilt stockholder and would like to request documents, please do so by July 14, 2021 to receive them before the Welbilt Special Meeting. If you are a Middleby stockholder and would like to request documents, please do so by July 14, 2021 to receive them before the Middleby Special Meeting. If you request any documents from Middleby or Welbilt, Middleby or Welbilt will mail them to you by first class mail, or another equally prompt means, within one business day after Middleby or Welbilt, as the case may be, receives your request.

This document is a prospectus of Middleby and is a joint proxy statement of Welbilt and Middleby for the Welbilt Special Meeting and the Middleby Special Meeting, as the case may be. Neither Middleby nor Welbilt has authorized anyone to give any information or make any representation about the Merger or Middleby or Welbilt that is different from, or in addition to, that contained in this joint proxy statement/prospectus or in any of the materials that Middleby or Welbilt has incorporated by reference into this joint proxy statement/prospectus. Therefore, if anyone does give you information of this sort, you should not rely on it. The information contained in this document speaks only as of the date of this document unless the information specifically indicates that another date applies.

ANNEX A

AGREEMENT AND PLAN OF MERGER

By and Among

THE MIDDLEBY CORPORATION,

MIDDLEBY MARSHALL INC.,

MOSAIC MERGER SUB, INC.

and

WELBILT, INC.

Dated as of April 20, 2021

A-i

A-ii

A-iii

APPENDICES AND EXHIBITS

Appendix A	Definitions
Exhibit A	Certificate of Incorporation

A-iv

INDEX OF DEFINED TERMS

Term	Section
Acquiror	Preamble
Affiliate	Appendix A
Agreement	Preamble
Anti-Corruption Laws	3.22(a)
Antitrust Action	5.4(d)
Antitrust Laws	3.5(b)
Book-Entry Shares	2.1(a)(ii)
Business Day	Appendix A
Bylaws	3.1
Canceled Shares	2.1(a)(i)
Capitalization Date	3.2(a)
Certificate of Incorporation	3.1
Certificate of Merger	1.3
Certificates	2.1(a)(ii)
Charter Amendment	Appendix A
Closing	1.2
Closing Date	1.2
Code	Appendix A
Company	Preamble
Company 401(k) Plan	5.11(e)
Company Acquisition Proposal	Appendix A
Company Adverse Recommendation Change	5.6(c)
Company Benefit Plan	3.12(a)
Company Board	Recitals
Company Common Stock	2.1(a)(i)
Company Designee	5.21
Company Disclosure Letter	Appendix A
Company Equity Awards	Appendix A
Company Equity Plan	Appendix A
Company ERISA Affiliate	Appendix A
Company Expenses	7.3(e)
Company Fundamental Representations	6.2(a)
Company Material Adverse Effect	Appendix A
Company Material Contract	3.14(a)
Company Option	Appendix A
Company Permits	3.10(a)
Company Preferred Stock	3.2(a)
Company Product	3.21
Company Recommendation	Appendix A
Company Related Parties	7.3(g)
Company SEC Documents	3.6(a)
Company Stockholder Approval	3.4
Company Stockholders’ Meeting	5.3(b)
Company Superior Proposal	Appendix A
Company Termination Fee	Appendix A
Confidentiality Agreement	Appendix A
Consent	3.5(b)
Continuation Period	5.11(a)
Contract	Appendix A

A-v

Term	Section
Control	Appendix A
Covered Employees	5.11(a)
COVID-19	Appendix A
Customs and International Trade Authorizations	Appendix A
Customs and International Trade Laws	Appendix A
D&O Indemnified Parties	5.8(a)
Delaware Secretary of State	Appendix A
DGCL	Recitals
Divestiture Action	Appendix A
EDGAR	Article III
Effective Time	1.3
Encumbrance	Appendix A
Environmental Laws	Appendix A
ERISA	Appendix A
Exchange Act	Appendix A
Exchange Agent	2.2(a)
Exchange Fund	2.2(a)
Exchange Ratio	2.1(a)(ii)
Existing Credit Agreement	Appendix A
Financing Source	Appendix A
Foreign Plan	Appendix A
Form S-4	3.11
GAAP	Appendix A
Governmental Authority	Appendix A
Hazardous Materials	Appendix A
HSR Act	Appendix A
Indebtedness	Appendix A
IRS	Appendix A
Joint Proxy Statement	3.11
Knowledge	Appendix A
Labor Agreement	3.12(l)
Labor Organization	3.12(l)
Law	Appendix A
Leased Real Property	3.18(a)
Merger	Recitals
Merger Consideration	2.1(a)(ii)
Merger Sub	Preamble
NASDAQ	Appendix A
NYSE	4.5(b)
OFAC	Appendix A
Order	Appendix A
Owned Real Property	3.18(a)
Parent	Preamble
Parent 401(k) Plan	5.11(e)
Parent Acquisition Proposal	Appendix A
Parent Adverse Recommendation Change	5.7(b)
Parent Benefit Plan	Appendix A
Parent Board	Recitals
Parent Common Stock	Recitals
Parent Convertible Notes	Appendix A
Parent Data	Appendix A

A-vi

Term	Section
Parent Disclosure Letter	Appendix A
Parent Equity Awards	Appendix A
Parent ERISA Affiliate	Appendix A
Parent Expenses	7.3(c)
Parent Fundamental Representations	6.3(a)
Parent Intervening Event	Appendix A
Parent Material Adverse Effect	Appendix A
Parent Option	2.3(a)
Parent Organizational Documents	Appendix A
Parent Permits	3.9(a)
Parent Recommendation	Appendix A
Parent Related Parties	7.3(g)
Parent Restricted Stock Award	2.3(b)
Parent RSU Award	2.3(c)
Parent SEC Documents	4.6(a)
Parent Stock Issuance	Recitals
Parent Stock Price	Appendix A
Parent Stockholder Approval	4.4
Parent Stockholders’ Meeting	5.3(c)
Parent Superior Proposal	Appendix A
Parent Termination Fee	Appendix A
Permitted Encumbrance	Appendix A
Person	Appendix A
Personal Data	Appendix A
Privacy Commitments	Appendix A
Proceedings	Appendix A
Real Property	3.18(d)
Real Property Lease	3.18(a)
Release	Appendix A
Representative	Appendix A
Restraint	6.1(e)
Reverse Termination Fee	Appendix A
Sanctioned Country	Appendix A
Sanctioned Person	Appendix A
Sanctions	Appendix A
Sarbanes-Oxley Act	Appendix A
SEC	Appendix A
Securities Act	Appendix A
Securities Laws	Appendix A
Security	Appendix A
Subsidiary	Appendix A
Surviving Corporation	1.1
Tax	Appendix A
Tax Returns	Appendix A
Taxes	Appendix A
Taxing Authority	Appendix A
Termination Date	7.1(b)(i)
Top Customer	3.20
Top Supplier	3.20
Trading Day	Appendix A
Treasury Regulations	Appendix A

A-vii

Term	Section
UK Defined Benefit Pension Plan	3.12(j)
Unacceptable Condition	5.4(d)
Voting Agreement	Recitals
VWAP	Appendix A

A-viii

THIS AGREEMENT AND PLAN OF MERGER, dated as of April 20, 2021 (this “Agreement”), is made by and among The Middleby Corporation, a Delaware corporation (“Parent”), Middleby Marshall Inc., a Delaware corporation and a direct wholly owned Subsidiary of Parent (“Acquiror”), Mosaic Merger Sub, Inc., a Delaware corporation and a direct wholly owned Subsidiary of Acquiror (“Merger Sub”), and Welbilt, Inc., a Delaware corporation (the “Company”). Defined terms used in this Agreement have the respective meanings ascribed to them herein.

W I T N E S S E T H:

WHEREAS, the respective boards of directors of Parent, Acquiror, Merger Sub and the Company have unanimously approved the acquisition of the Company by Acquiror upon the terms and subject to the conditions and limitations set forth in this Agreement;

WHEREAS, the respective boards of directors of the Company (the “Company Board”), Acquiror, Parent (the “Parent Board”) and Merger Sub have unanimously approved and declared advisable this Agreement and the transactions contemplated by this Agreement, including the merger of Merger Sub with and into the Company, with the Company surviving as an indirect wholly owned Subsidiary of Parent (the “Merger”), upon the terms and subject to the conditions and limitations set forth in this Agreement and in accordance with the General Corporation Law of the State of Delaware (the “DGCL”);

WHEREAS, the Company Board has, subject to Section 5.6, unanimously resolved to recommend that the Company’s stockholders adopt this Agreement;

WHEREAS, the Parent Board has, subject to Section 5.7, unanimously resolved to recommend that Parent’s stockholders approve the issuance of shares of Parent common stock, par value $0.01 per share (the “Parent Common Stock”) in connection with the Merger (the “Parent Stock Issuance”);

WHEREAS, Acquiror, as the sole stockholder of Merger Sub, has approved this Agreement and the transactions contemplated hereby, including the Merger;

WHEREAS, for U.S. federal income tax purposes, it is intended that the Merger qualify as a “reorganization” within the meaning of Section 368(a) of the Code and that this Agreement constitutes and is adopted as a “plan of reorganization” within the meaning of Treasury Regulations §§ 1.368-2(g) and 1.368-3(a);

WHEREAS, as an inducement to Parent, Acquiror and Merger Sub to enter into this Agreement, concurrently with the execution and delivery of this Agreement, certain stockholders of the Company have entered into a voting and support agreement (the “Voting Agreement”); and

WHEREAS, each of Parent, Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties and covenants and subject to the conditions herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

ARTICLE I

THE MERGER

Section 1.1 The Merger. Upon the terms and subject to the conditions of this Agreement, and in accordance with the DGCL, at the Effective Time, Merger Sub shall be merged with and into the Company, whereupon the separate existence of Merger Sub shall cease, and the Company shall continue as the surviving corporation of the Merger and an indirect wholly owned Subsidiary of Parent (the “Surviving Corporation”).

Section 1.2 The Closing. Subject to the provisions of Article VI, the closing of the Merger (the “Closing”) shall take place at 10:00 a.m. (local time) on a date to be specified by the parties hereto, but no later than the third (3rd) Business Day after the satisfaction or waiver of the conditions set forth in Article VI (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions), unless another time, date or place is agreed to in writing by the parties hereto (such date being the “Closing Date”). The Closing shall take place at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 155 North Wacker Drive, Chicago, Illinois.

Section 1.3 Effective Time. Concurrently with the Closing, the Company shall cause a certificate of merger with respect to the Merger (the “Certificate of Merger”) to be executed and filed with the Delaware Secretary of State as provided under the DGCL. The Merger shall become effective at the time the Certificate of Merger has been duly filed with the Delaware Secretary of State or at such other date and time as is agreed between Parent and the Company and specified in the Certificate of Merger (such date and time being hereinafter referred to as the “Effective Time”). The Merger shall have the effects set forth in this Agreement and the applicable provisions of the DGCL.

Section 1.4 Certificate of Incorporation/Charter; Bylaws.

(a) The certificate of incorporation of Merger Sub, as in effect immediately prior to the Effective Time, shall be amended in its entirety as set forth in Exhibit A hereto and, as so amended, shall be the certificate of incorporation of the Surviving Corporation, until thereafter amended as provided by Law and such certificate of incorporation.

(b) The bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the bylaws of the Surviving Corporation, except as to the name of the Surviving Corporation, which shall be “Welbilt, Inc.,” until thereafter amended as provided by Law, the certificate of incorporation of the Surviving Corporation and such bylaws.

Section 1.5 Board of Directors; Officers. The members of the board of directors of Merger Sub immediately prior to the Effective Time shall, from and after the Effective Time, be the members of the board of directors of the Surviving Corporation, and the officers of Merger Sub immediately prior to the Effective Time shall, from and after the Effective Time, be the officers of the Surviving Corporation, in each case to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation until the earlier of their death, resignation or removal or until their respective successors are duly elected, designated or qualified.

ARTICLE II

EFFECT OF THE MERGER ON CAPITAL STOCK; EXCHANGE OF CERTIFICATES

Section 2.1 Effect on Securities.

(a) Effect of Merger. At the Effective Time, by virtue of the Merger and without any action on the part of the Company, Parent, Merger Sub or the holders of any securities of the Company or Merger Sub:

(i) Cancellation of Company Securities. Each share of common stock, par value $0.01 per share, of the Company (the “Company Common Stock”) held by the Company as treasury stock or held, directly or indirectly, by Parent or Merger Sub immediately prior to the Effective Time shall automatically be canceled and retired and shall cease to exist, and no consideration or payment shall be delivered in exchange therefor or in respect thereof (such shares, “Canceled Shares”).

(ii) Conversion of Company Securities. Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than Canceled Shares) shall be converted into the right to receive, in accordance with the terms of this Agreement, 0.1240 validly issued, fully paid and non-assessable shares of Parent Common Stock (the “Exchange Ratio”) (and, if applicable, cash in lieu of fractional shares of Parent Common Stock payable in accordance with Section 2.1(c), such shares of Parent Common Stock and any such cash in lieu of fractional shares, the “Merger Consideration”). Each share of Company Common Stock to be converted into the right to receive the Merger Consideration as provided in this Section 2.1(a)(ii) shall no longer be outstanding and shall be automatically canceled and shall cease to exist, and the holders of certificates (the “Certificates”) or book-entry shares (“Book-Entry Shares”), which immediately prior to the Effective Time represented such Company Common Stock, shall cease to have any rights with respect to such Company Common Stock other than the right to receive, upon surrender of such Certificates or Book-Entry Shares in accordance with Section 2.2, the Merger Consideration and any dividends or other distributions payable to such holder pursuant to Section 2.2(e).

(iii) Conversion of Merger Sub Capital Stock. Each share of common stock, par value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one (1) fully paid share of common stock, par value $0.01 per share, of the Surviving Corporation and constitute the only outstanding shares of capital stock of the Surviving Corporation.

(b) Adjustments. Without limiting the other provisions of this Agreement, if at any time during the period between the date of this Agreement and the Effective Time, any change in the number or type of outstanding shares of Parent Common Stock or Company Common Stock shall occur as a result of a reclassification, recapitalization, exchange, stock split (including a reverse stock split) or combination or readjustment of shares or any stock dividend or stock distribution with a record date during such period, the Merger Consideration and any other similarly dependent items, as the case may be, shall be appropriately adjusted to provide the same economic effect as contemplated by this Agreement prior to such event. Nothing in this Section 2.1(b) shall be construed to permit any party to take any action that is otherwise prohibited or restricted by any other provision of this Agreement.

(c) Fractional Shares. No fractional shares of Parent Common Stock shall be issued upon the conversion of Company Common Stock pursuant to Section 2.1(a)(ii), and such fractional share interests shall not entitle the owner thereof to any Parent Common Stock or to vote or to any other rights of a holder of Parent Common Stock. All fractional shares that a single record holder of Company Common Stock would be otherwise entitled to receive shall be aggregated and calculations shall be rounded to three (3) decimal places. In lieu of any such fractional shares, each holder of Company Common Stock otherwise entitled to a fractional share of Parent Common Stock will be entitled to receive an amount in cash, without interest, rounded down to the nearest cent, equal to the product of (i) the amount of the fractional share interest in a share of Parent Common Stock to which such holder would, but for this Section 2.1(c), be entitled under Section 2.1(a)(ii) and (ii) the Parent Stock Price. As soon as practicable after the determination of the amount of cash, if any, to be paid to holders of Company Common Stock in lieu of any fractional share interests in Parent Common Stock, the Exchange Agent shall pay the applicable amount, without interest, to each of the holders of Company Common Stock entitled to receive such cash. The payment of cash in lieu of fractional share interests pursuant to this Section  2.1(c) is not a separately bargained-for consideration.

Section 2.2 Exchange of Certificates.

(a) Designation of Exchange Agent; Deposit of Exchange Fund. Prior to the Closing, Parent and the Company shall enter into a customary exchange agent agreement with a nationally recognized financial institution designated by Parent and reasonably acceptable to the Company (the “Exchange Agent”) for the payment of the Merger Consideration as provided in Section 2.1(a)(ii). At or prior to the Effective Time, Parent shall deposit or cause to be deposited with the Exchange Agent, for exchange in accordance with this Article II through the Exchange Agent, book-entry shares representing the full number of whole shares of Parent Common Stock issuable pursuant to Section 2.1(a)(ii) in exchange for outstanding shares of Company Common Stock that have been converted into the right to receive the Merger Consideration pursuant to Section 2.1(a)(ii), and Parent shall, after the Effective Time on the appropriate payment date, if applicable, provide or cause to be provided to the Exchange Agent any dividends or other distributions payable on such shares of Parent Common Stock pursuant to Section 2.2(e) (such shares of Parent Common Stock provided to the Exchange Agent, together with any dividends or other distributions with respect thereto and cash in lieu of fractional shares of Parent Common Stock to be paid pursuant to Section 2.1(c), the “Exchange Fund”). Following the determination of the aggregate amount of cash required to be paid in lieu of fractional shares pursuant to Section 2.1(c), Parent shall cause the Surviving Corporation to deposit or cause to be deposited with the Exchange Agent such amount of cash sufficient for payment by the Exchange Agent to the applicable holders of Company Common Stock in accordance with Section 2.1(c). The Exchange Fund shall not be used for any purpose other than to fund payments pursuant to Section 2.1, except as expressly provided for in this Agreement.

(b) As promptly as practicable following the Effective Time, Parent shall cause the Exchange Agent to mail to each holder of record of a Certificate that immediately prior to the Effective Time represented outstanding shares of Company Common Stock that have been converted into the right to receive the Merger Consideration pursuant to Section 2.1(a)(ii) (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass only upon proper delivery of the Certificates (or affidavits of loss in lieu thereof) to the Exchange Agent, and which shall be in the form and have such other provisions as Parent and the Company may reasonably specify) and (ii) instructions (which instructions shall be in the form and have such other provisions as Parent and the Company may reasonably specify) for use in effecting the surrender of the Certificates in exchange for (A) the number of shares of Parent Common Stock (which shall be in book-entry form) representing, in the aggregate, the whole number of shares that such holder has the right to receive in respect of such Certificates pursuant to Section 2.1(a)(ii), (B) any dividends or other distributions payable to such holder pursuant to Section 2.2(e) and (C) cash in lieu of fractional shares of Parent Common Stock payable to such holder pursuant to Section 2.1(c). Upon surrender of a Certificate (or affidavit of loss in lieu thereof) for cancellation to the Exchange Agent, together with a letter of transmittal duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefor, and Parent shall cause the Exchange Agent to pay and deliver in exchange therefor as promptly as reasonably practicable, (i) the number of shares of Parent Common Stock (which shall be in book-entry form) representing, in the aggregate, the whole number of shares that such holder has the right to receive in respect of such Certificate pursuant to Section 2.1(a)(ii), (ii) any dividends or other distributions payable pursuant to Section 2.2(e) and (iii) cash in lieu of fractional shares of Parent Common Stock payable pursuant to Section 2.1(c), and the Certificate (or affidavit of loss in lieu thereof) so surrendered shall be forthwith canceled. Until surrendered as contemplated by this Section 2.2(b), each Certificate (or affidavit of loss in lieu thereof) shall be deemed, from and after the Effective Time, to represent only the right to receive the applicable Merger Consideration as contemplated by this Section 2.2(b) and any dividends or other distributions payable pursuant to Section 2.2(e). The Exchange Agent shall accept such Certificates (or affidavits of loss in lieu thereof) upon compliance with such reasonable terms and conditions as the Exchange Agent may impose to effect an orderly exchange thereof in accordance with normal exchange practices.

(c) As promptly as practicable following the Effective Time, the Exchange Agent shall issue and deliver to each holder of Book-Entry Shares that immediately prior to the Effective Time represented shares of Company Common Stock that have been converted into the right to receive the Merger Consideration pursuant to Section 2.1(a)(ii) (i) the number of shares of Parent Common Stock (which shall be in book-entry form) representing, in the aggregate, the whole number of shares that such holder has the right to receive in respect of such Book-Entry Shares pursuant to Section 2.1(a)(ii), (ii) any dividends or other distributions payable pursuant to Section 2.2(e) and (iii) cash in lieu of any fractional share of Parent Common Stock payable pursuant to Section 2.1(c), and the Book-Entry Shares so surrendered shall be canceled, without such holder being required to deliver a Certificate or any letter of transmittal, “agent’s message” or other documents to the Exchange Agent.

(d) No interest shall be paid or accrued for the benefit of holders of the Certificates or Book-Entry Shares on the cash payable upon the surrender of the Certificates or Book-Entry Shares.

(e) Distributions with Respect to Unexchanged Shares. Subject to applicable Law, following surrender of a Certificate (or affidavit of loss in lieu thereof) or Book-Entry Shares for cancellation to the Exchange Agent, there shall be paid to the holder of the Parent Common Stock issued in exchange for such Certificate or Book-Entry Shares, without interest, (i) at the time of delivery of such Parent Common Stock by the Exchange Agent pursuant to Section 2.2(b), the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such shares of Parent Common Stock and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such delivery of such Parent Common Stock by the Exchange Agent pursuant to Section 2.2(b), and a payment date subsequent to such delivery of such Parent Common Stock by the Exchange Agent pursuant to Section 2.2(b), payable with respect to such shares of Parent Common Stock.

(f) In the event of a transfer of ownership of Company Common Stock that is not registered in the transfer records of the Company, payment of the appropriate amount of Merger Consideration (and any dividends or other distributions with respect to Parent Common Stock as contemplated by Section 2.2(e)) may be made to a Person other than the Person in whose name the Certificate or Book-Entry Share so surrendered is registered, if such Certificate shall be properly endorsed or otherwise be in proper form for transfer (and accompanied by all documents reasonably required by the Exchange Agent) or such Book-Entry Share shall be properly transferred and the Person requesting such payment shall pay any transfer or other Taxes required by reason of the payment to a Person other than the registered holder of such Certificate or Book-Entry Share or establish to the satisfaction of Parent that such Tax has been paid or is not applicable.

(g) Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the holders of the Certificates or Book-Entry Shares for one (1) year after the Effective Time shall be delivered to Parent or its designee upon demand, and any such holders prior to the Merger who have not theretofore complied with this Article II shall thereafter look only to Parent as general creditor thereof for payment of their claims for Merger Consideration and any dividends or distributions with respect to Parent Common Stock as contemplated by Section 2.2(e).

(h) No Liability. None of Parent, Merger Sub, the Company or the Exchange Agent shall be liable to any Person in respect of any shares of Parent Common Stock (or dividends or distributions with respect thereto) or cash held in the Exchange Fund delivered to a Governmental Authority pursuant to any applicable abandoned property, escheat or similar Law. If any Certificate or Book-Entry Share shall not have been surrendered immediately prior to the date on which any Merger Consideration in respect of such Certificate or Book-Entry Share would otherwise escheat to or become the property of any Governmental Authority, any such Merger Consideration in respect of such Certificate or Book-Entry Share shall, to the extent permitted by applicable Law, become the property of Parent free and clear of all claims or interest of any Person previously entitled thereto.

(i) Investment of Exchange Fund. The Exchange Agent shall invest any cash included in the Exchange Fund as directed by Parent; provided that no such investment shall relieve Parent or the Exchange Agent from making the payments required by this Article II, and following any losses Parent shall promptly provide additional funds to the Exchange Agent for the benefit of the holders of Company Common Stock in the amount of such losses. Any interest or income produced by such investments will be payable to Parent or its designee as directed by Parent.

(j) Withholding. Parent and the Exchange Agent shall be entitled to deduct and withhold from the Merger Consideration and any amounts otherwise payable pursuant to this Agreement to any former holder of Company Common Stock or holder of Company Equity Awards such amounts as Parent or the Exchange Agent are required to deduct and withhold with respect to the making of such payment under the Code or any provision of applicable Tax Law. Any amounts so withheld shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made by Parent or the Exchange Agent.

Section 2.3 Company Equity Awards.

(a) Treatment of Company Stock Options. As of the Effective Time, each Company Option that is then outstanding shall be converted into an option to purchase shares of Parent Common Stock upon substantially the same terms and conditions as are in effect with respect to such option immediately prior to the Effective Time, including with respect to vesting and termination-related provisions (each, a “Parent Option”) except that (a) such Parent Option shall provide the right to purchase that whole number of shares of Parent Common Stock (rounded down to the nearest whole share) equal to the number of shares of Company Common Stock subject to such Company Option, multiplied by the Exchange Ratio, and (b) the exercise price per share for each such Parent Option shall be equal to the exercise price per share of such Company Option in effect immediately prior to the Effective Time, divided by the Exchange Ratio (the exercise price per share, as so determined, being rounded up to the nearest full cent); provided, however, that the conversion of the Company Options will be made in a manner consistent with Treasury Regulation Section 1.424-1, such that such conversion will not constitute a “modification” of such Company Options for purposes of Section 409A or Section 424 of the Code.

(b) Treatment of Company Restricted Stock. As of the Effective Time, each award of Company Restricted Stock that is outstanding immediately prior to the Effective Time shall be converted into an award of restricted stock with respect to shares of Parent Common Stock (each a, “Parent Restricted Stock Award”) with substantially the same terms and conditions as were applicable to such award of Company Restricted Stock immediately prior to the Effective Time, including with respect to vesting and termination-related provisions, except that such Parent Restricted Stock Award shall be comprised of that number of shares of Parent Common Stock as is equal to the product of (i) the number of shares of Company Common Stock subject to such award of Company Restricted Stock immediately prior to the Effective Time, multiplied by (ii) the Exchange Ratio, with any fractional shares rounded down to the nearest whole share.

(c) Treatment of Company RSUs. As of the Effective Time, each Company RSU and each Company Director RSU that is outstanding immediately prior to the Effective Time shall be converted into a restricted stock unit award that will settle in shares of Parent Common Stock (each a, “Parent RSU Award”) with substantially the same terms and conditions as were applicable to such Company RSU or Company Director RSU, as applicable, immediately prior to the Effective Time, including with respect to vesting and termination-related provisions, except that such Parent RSU Award shall be comprised of that number of Parent restricted stock units as is equal to the product of (i) the number of Company RSUs or Company Director RSUs, as applicable, subject to such award immediately prior to the Effective Time, multiplied by (ii) the Exchange Ratio, with any fractional restricted stock units rounded down to the nearest whole restricted stock unit.

(d) Treatment of Company PSUs. As of the Effective Time, each Company PSU (other than a Company Director RSU) that is outstanding immediately prior to the Effective Time shall, as of the Effective Time, shall be converted into a Parent RSU Award that vests solely based on the passage of time on the terms and conditions (including, if applicable, any continuing vesting requirements and vesting acceleration terms) under the Company Equity Plan and applicable award agreement in effect immediately prior to the Effective Time, except that such Parent RSU Award shall be comprised of that number of Parent restricted stock units as is equal to the product of (i) the number of Company PSUs subject to such award immediately prior to the Effective Time assuming (x) in the case of Company PSUs granted in 2019, that the actual or projected actual performance is achieved; provided, that such Company PSUs are not assumed at greater than ten percent (10%) of target achievement, and (y) in the case of any other Company PSUs, that the maximum level of performance is achieved, multiplied by (ii) the Exchange Ratio, with any fractional restricted stock units rounded down to the nearest whole restricted stock unit.

(e) Certain Actions. Prior to the Effective Time, the parties shall take all actions that Parent and the Company determine are reasonably necessary or desirable to effectuate the provisions of this Section 2.3, including obtaining board or committee consents or adopting or assuming a Company Equity Plan by Parent. At or prior to the Effective Time, Parent shall take all actions reasonably necessary to reserve for issuance a number of shares of Parent Common Stock in respect of each Rollover Equity Award. At or prior to the Effective Time, Parent shall file a registration statement on Form S-8 with respect to the shares of Parent Common Stock subject to the assumed awards described herein. The Company shall reasonably assist Parent in the preparation of such registration statement and provide Parent with all information reasonably requested by Parent for such preparation.

Section 2.4 Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, then upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such Person of a bond, in such reasonable amount as Parent may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration to which the holder thereof is entitled pursuant to this Article II.

Section 2.5 No Appraisal Rights. In accordance with Section 262 of the DGCL, no appraisal rights shall be available to holders of shares of the Company Common Stock or Parent Common Stock in connection with the Merger.

Section 2.6 Transfers; No Further Ownership Rights. After the Effective Time, there shall be no registration of transfers on the stock transfer books of the Company of shares of Company Common Stock that were outstanding immediately prior to the Effective Time. If Certificates or Book-Entry Shares are presented to the Surviving Corporation, Parent or the Exchange Agent for transfer following the Effective Time, they shall be canceled against delivery of the applicable Merger Consideration, as provided for in Section 2.1(a)(ii), for each share of Company Common Stock formerly represented by such Certificates or Book-Entry Shares.

Section 2.7 Further Action. If, at any time after the Effective Time any further action is determined by Parent or the Surviving Corporation to be necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation or Parent with full right, title and possession of and to all rights and property of Merger Sub and the Company with respect to the Merger, the officers and managers of Parent shall be fully authorized (in the name of Merger Sub, the Company, the Surviving Corporation and otherwise) to take such action.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except (i) as disclosed in the Company SEC Documents filed with (or furnished to) the SEC by the Company on or after December 31, 2019 and at least two Business Days prior to the date of this Agreement (but in each case excluding any risk factor or similar non-specific disclosure contained under the heading “Risk Factors” or in any “forward-looking statements” legend or any similar non-specific, predictive, precautionary or forward-looking statements) and to the extent publicly available on the SEC’s Electronic Data Gathering Analysis and Retrieval System (“EDGAR”) or (ii) as disclosed in the particular section or subsection of the Company Disclosure Letter expressly referenced therein (it being understood and agreed that any information set forth in one section or subsection of the Company Disclosure Letter also shall be deemed to apply to each other section and subsection of this Agreement to which its applicability is reasonably apparent on its face from the text of the disclosure), the Company hereby represents and warrants to Parent and Merger Sub as follows:

Section 3.1 Organization; Qualification. Each of the Company and its Subsidiaries is (i) a legal entity duly organized and validly existing under the laws of the jurisdiction of its incorporation, formation or organization, as applicable, and (ii) has the requisite corporate or similar power and authority to conduct its business as it is now being conducted and to own, lease and operate its properties and assets in the manner in which its properties and assets are currently operated, except where the failure to be so validly existing and authorized has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Each of the Company and its Subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the character or location of the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) and Amended and Restated Bylaws (the “Bylaws”), each as amended as of the date of this Agreement, have been made available to Parent and are in full force and effect, and the Company is not in violation of any of the provisions thereof. No Subsidiary of the Company is in violation of any of the provisions of its organizational or governing documents, except where such violation has not been, and would not reasonably be expected to be, individually or in the aggregate, materially adverse to the Company and its Subsidiaries, taken as a whole.

Section 3.2 Capitalization; Subsidiaries.

(a) As of the close of business on April 19, 2021 (the “Capitalization Date”), the authorized capital stock of the Company consisted of (i) 300,000,000 shares of Company Common Stock, 141,683,891 of which were issued and outstanding and none of which were held by the Company as treasury stock, and (ii) 3,500,000 shares of preferred stock of the Company, par value $0.01 per share (“Company Preferred Stock”), no shares of which were outstanding. There are no other authorized classes of capital stock of the Company and no bonds, debentures, notes or other Indebtedness of the Company having the right to vote (or convertible into or exercisable for securities having the right to vote) on any matters on which holders of capital stock of the Company may vote authorized, issued or outstanding. As of the close of business on the Capitalization Date, there were (A) outstanding Company Options representing 2,166,909 shares of Company Common Stock, (B) no outstanding awards of Company Restricted Stock representing shares of Company Common Stock; (C) outstanding Company PSUs representing 729,199 shares of Company Common Stock, which amount may be increased to a maximum of 1,458,398 shares of Company Common Stock based on the satisfaction of performance conditions set forth in the applicable award agreements; (D) outstanding awards of Company RSUs representing 994,065 shares of Company Common Stock, (E) outstanding awards of Company Director RSUs representing 94,999 shares of Company Common Stock and (F) 2,393,410 shares of Company Common Stock reserved for future issuance under the Company Equity Plan. From the close of business on the Capitalization Date through the date of this Agreement, there have been no issuances of (i) any Company Common Stock, Company Preferred Stock or any other equity or voting interests in the Company other than issuances of shares of Company Common Stock pursuant to the exercise, vesting or settlement, as applicable, of the Company Equity Awards outstanding as of the close of business on the Capitalization Date in accordance with the terms of such Company Equity Awards in accordance with its terms and (ii) any Company Equity Awards or any other equity or equity-based awards.

(b) All of the issued and outstanding shares of Company Common Stock have been, and all of the shares of Company Common Stock that may be issued pursuant to the Company Equity Awards, the Company Equity Plan will be, when issued in accordance with the respective terms thereof, duly authorized and validly issued and are, or will be when issued, fully paid, nonassessable and free of preemptive rights. The Company has made available to Parent or its counsel accurate and complete copies of the Company Equity Plan and the forms of stock option, restricted stock and restricted stock unit agreements evidencing the Company Equity Awards and, other than differences with respect to the number of shares of Company Common Stock covered thereby, the grant date, the exercise price, regular vesting schedule and expiration date applicable thereto, no such stock option, restricted stock or restricted stock unit agreement contains material terms that are inconsistent with, or in addition to, such forms. Section 3.2(b) of the Company Disclosure Letter sets forth, as of the close of business on the Capitalization Date, each outstanding Company Equity Award and to the extent applicable, the employee identification number of the holder thereof, the number of shares of Company Common Stock subject thereto (including target and maximum numbers for Company Equity Awards subject to performance-based vesting), the expiration date, the exercise or conversion price relating thereto, the grant date, the vesting schedule, and whether or not it is subject to performance-based vesting. Each grant of Company Equity Awards was made in accordance with the terms of the Company Equity Plan, the Exchange Act and all other applicable Laws, including the listing and governance rules and regulations of the NYSE. All of the outstanding Company

Common Stock has been sold pursuant to an effective registration statement filed under the federal Securities Laws or an appropriate exemption therefrom.

(c) As of the date of this Agreement, other than as set forth in Section 3.2(a), there are no (i) existing options, warrants, calls, preemptive rights, subscriptions or other rights, restricted stock awards, restricted stock unit awards, convertible securities, agreements, arrangements or commitments of any kind obligating the Company or any of its Subsidiaries to issue, transfer, register or sell, or cause to be issued, transferred, registered or sold, any shares of capital stock of, or other equity interests in, the Company or any of its Subsidiaries or securities convertible into or exchangeable for such shares or other equity interests, or obligating the Company to grant, extend or enter into such options, warrants, calls, preemptive, subscriptions or other rights, restricted stock awards, restricted stock unit awards, convertible securities, agreements, arrangements or commitments, (ii) outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any capital stock or other equity interests of the Company or any of its Subsidiaries, or any securities representing the right to purchase or otherwise receive any capital stock or other equity interests of the Company or any of its Subsidiaries, (iii) agreements with any Person to which the Company or any of its Subsidiaries is party (A) restricting the transfer of the capital stock or other equity interests of the Company or any of its Subsidiaries or (B) affecting the voting rights of capital stock or other equity interests of the Company or any of its Subsidiaries (including stockholder agreements, voting trusts or similar agreements), (iv) outstanding or authorized equity or equity-based compensation awards, including any equity appreciation rights, security-based performance units, “phantom” stock, profit-participation or other security rights issued by the Company or any of its Subsidiaries, or other agreements, arrangements or commitments of any character (contingent or otherwise) to which the Company or any of its Subsidiaries is party, in each case pursuant to which any Person is entitled to receive any payment from the Company based in whole or in part on the value of any capital stock or other equity interests of the Company or any of its Subsidiaries or (v) outstanding obligations of the Company or any of its Subsidiaries to accelerate the vesting of any capital stock of the Company under any provision of the Company Equity Plan.

(d) Section 3.2(d) of the Company Disclosure Letter (i) sets forth, as of the date of this Agreement, each (x) Subsidiary of the Company and (y) other Person whom the Company, directly or indirectly, owns any share capital, capital stock or other equity or voting securities or other equity interests, or any securities or obligations convertible into or exchangeable or exercisable for such share capital, capital stock, securities or interests and (ii) identifies which of the foregoing are “significant subsidiaries,” as defined in Rule 1-02(w) of Regulation S-X promulgated by the SEC. Except as has not been, and would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole, the Company owns, beneficially and of record, directly or indirectly, all of the issued and outstanding company, partnership, corporate or similar (as applicable) ownership, voting or similar interests in each of its Subsidiaries, free and clear of all Encumbrances, and all company, partnership, corporate or similar (as applicable) ownership, voting or similar interests of each of the Subsidiaries are duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights. Except for investments in marketable securities and cash equivalents and except as set forth in Section 3.2(d) of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries (i) owns directly or indirectly any shares of capital stock or other equity interests, or any securities or obligations convertible into or exchangeable or exercisable for such shares or equity interests, in any Person or (ii) has any obligation or has made any commitment to acquire any shares of capital stock or other equity interests in any Person or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any Person.

Section 3.3 Authority Relative to Agreement.

(a) The Company has all necessary corporate power and authority to execute, deliver and perform its obligations under this Agreement and, subject (in the case of the Merger) to obtaining the Company Stockholder Approval, to consummate the transactions contemplated by this Agreement. The execution, delivery and performance of this Agreement by the Company, and the consummation by the Company of the transactions contemplated by this Agreement, have been duly and validly authorized by all necessary corporate action by the Company, and (in the case of the Merger, except for the (i) receipt of the Company Stockholder Approval and (ii) filing of the Certificate of Merger with the Delaware Secretary of State) no other corporate action or proceeding on the part of the Company is necessary to authorize the execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated by this Agreement. This Agreement has been duly executed and delivered by the Company and, assuming due authorization, execution and delivery of this Agreement by the other parties hereto, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that (A) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws, now or hereafter in effect, affecting creditors’ rights and remedies generally and (B) the remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any Proceeding therefor may be brought.

(b) The Company Board has, by resolutions unanimously adopted by the Company Board, (i) approved this Agreement and the transactions contemplated by this Agreement, (ii) determined that this Agreement and the transactions contemplated by this Agreement are advisable and in the best interests of the Company and the Company’s stockholders, (iii) directed that the adoption of this Agreement be submitted to a vote at the Company Stockholders’ Meeting and (iv) resolved to make the Company Recommendation. As of the date of this Agreement, none of the aforesaid actions by the Company Board has been amended, rescinded or modified.

Section 3.4 Vote Required. The adoption of this Agreement by the holders of at least a majority of the outstanding shares of Company Common Stock entitled to vote thereon at the Company Stockholders’ Meeting (the “Company Stockholder Approval”) is the only vote of holders of securities of the Company that is required in connection with the consummation of the transactions contemplated by this Agreement.

Section 3.5 No Conflict; Required Filings and Consents.

(a) Neither the execution and delivery of this Agreement by the Company nor the consummation by the Company of the transactions contemplated by this Agreement, nor compliance by the Company with any of the terms or provisions of this Agreement, will (i) violate any provision of the Company’s Certificate of Incorporation or Bylaws or the certificate of incorporation or bylaws (or equivalent organizational documents) of any Subsidiary of the Company, (ii) assuming that the Consents, registrations, declarations, filings and notices referenced in Section 3.5(b) have been obtained or made, conflict with or violate any Law applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected or (iii) violate, conflict with or result in any breach of any provision of, or loss of any benefit, or constitute a default (with or without notice or lapse of time, or both) under, give rise to any right of termination, acceleration or cancellation of or require the Consent of, notice to or filing with any third party pursuant to any of the terms or provisions of any Contract to which the Company or any of its Subsidiaries is a party, or by which any property or asset of the Company or any of its Subsidiaries is bound or affected, or result in the creation of any Encumbrance, other than any Permitted Encumbrance, upon any of the property or assets of the Company or any of its Subsidiaries, other than, in the case of clauses (ii) and (iii), any such conflict, violation, breach, default, termination, acceleration, cancellation or Encumbrance that has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(b) No consent, approval, license, permit, waiver, Order or authorization (a “Consent”) of, registration, declaration or filing with or notice to any Governmental Authority is required to be obtained or made by or with respect to the Company or any of its Subsidiaries in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated by this Agreement, other than (i) applicable requirements of and filings with the SEC under the Exchange Act or the Securities Act, (ii) the filing of the Certificate of Merger with the Delaware Secretary of State, (iii) applicable requirements under corporation, securities or “blue sky” laws of various states, (iv) compliance with applicable rules and regulations of the NYSE, (v) compliance with and filings or notifications under the HSR Act and any other applicable United

States or foreign competition, antitrust, merger control or investment Laws (together with the HSR Act, “Antitrust Laws”) and (vi) such other Consents, registrations, declarations, filings or notices the failure of which to be obtained or made has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 3.6 Company SEC Documents; Financial Statements .

(a) Since January 1, 2019, the Company has timely filed with (or furnished to) the SEC all forms, reports, schedules, statements, exhibits and other documents (including exhibits, financial statements and schedules thereto and all other information incorporated therein and amendments and supplements thereto) required by it to be filed (or furnished) under the Exchange Act or the Securities Act (collectively, the “Company SEC Documents”). As of its filing (or furnishing) date or, if amended prior to the date of this Agreement, as of the date of the last such amendment, each Company SEC Document complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be. As of its filing date or, if amended prior to the date of this Agreement, as of the date of the last such amendment, each Company SEC Document filed pursuant to the Exchange Act did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. Each Company SEC Document that is a registration statement, as amended or supplemented, if applicable, filed pursuant to the Securities Act, as of the date such registration statement or amendment became effective prior to the date of this Agreement, did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. As of the date of this Agreement, there are no amendments or modifications to the Company SEC Documents that were required to be filed with (or furnished to) the SEC prior to the date of this Agreement, but that have not yet been filed with (or furnished to) the SEC. No Subsidiary of the Company is subject to the periodic reporting requirements of the Exchange Act. All of the audited financial statements and unaudited interim financial statements of the Company included in the Company SEC Documents (i) comply in all material respects with the applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto; (ii) have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto and except, in the case of the unaudited interim financial statements, as may be permitted under Form 10-Q of the Exchange Act); and (iii) fairly present in all material respects the financial position, the stockholders’ equity, the results of operations and cash flows of the Company and its consolidated Subsidiaries as of the times and for the periods referred to therein (except as may be indicated in the notes thereto and subject, in the case of unaudited interim financial statements, to normal and recurring year-end adjustments).

(b) Prior to the date of this Agreement, the Company has furnished to Parent complete and correct copies of all comment letters from the SEC since January 1, 2019 through the date of this Agreement with respect to any of the Company SEC Documents, together with all written responses of the Company thereto, in each case, that are not publicly available on the SEC EDGAR system. As of the date of this Agreement, there are no outstanding or unresolved comments in comment letters received from the SEC staff with respect to any of the Company SEC Documents, and, to the Knowledge of the Company, none of the Company SEC Documents is subject to ongoing SEC review.

(c) The Company is in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act and the applicable listing and governance rules and regulations of the NYSE.

(d) The Company maintains a system of “internal control over financial reporting” (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) designed to provide reasonable assurance regarding the reliability of the Company’s financial reporting and the preparation of financial statements for external purposes in conformity with GAAP. The Company has evaluated the effectiveness of the Company’s internal control over financial reporting and, to the extent required by applicable Law, presented in any applicable Company SEC

Document that is a report on Form 10-K or Form 10-Q or any amendment thereto its conclusions about the effectiveness of the internal control over financial reporting as of the end of the period covered by such report or amendment based on such evaluation. The Company has disclosed, based on the most recent evaluation of internal control over financial reporting prior to the date of this Agreement, to the Company’s auditors and the audit committee of the Company Board (and made available to Parent a summary of the significant aspects of such disclosure, if any) (i) all “significant deficiencies” and “material weaknesses” (as such terms are defined in Auditing Standard No. 5 of the Public Company Accounting Oversight Board, as in effect on the date of this Agreement) in the design or operation of internal control over financial reporting that are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information and (ii) any fraud, whether or not material, that involves senior management or other employees who have a significant role in the Company’s internal control over financial reporting. The Company has not identified any material weaknesses in the design or operation of the Company’s internal control over financial reporting.

(e) The Company maintains “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) designed to ensure that all information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the chief executive officer and chief financial officer of the Company required under the Exchange Act with respect to such reports.

(f) To the Knowledge of the Company, since January 1, 2019 through the date of this Agreement, there have been no SEC inquiries or investigations, other governmental inquiries or investigations or internal investigations pending or threatened, in each case regarding any accounting practices of the Company or any of its Subsidiaries or any malfeasance by any director or executive officer of the Company or any of its Subsidiaries.

(g) Each of the principal executive officer of the Company and the principal financial officer of the Company (or each former principal executive officer of the Company and each former principal financial officer of the Company, as applicable) has made all certifications required by Rule 13a-14 or 15d-14 under the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act with respect to the Company SEC Documents, and the statements contained in such certifications are true and accurate. For purposes of this Agreement, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in the Sarbanes-Oxley Act. The Company does not have, and has not arranged, any outstanding “extensions of credit” to directors or executive officers within the meaning of Section 402 of the Sarbanes-Oxley Act.

(h) Since January 1, 2019, (i) neither the Company nor any of its Subsidiaries has received any material written, or, to the Knowledge of the Company, oral complaint, allegation, assertion or claim regarding accounting, internal accounting controls, auditing practices, procedures, methodologies or methods of the Company or any of its Subsidiaries, or unlawful accounting or auditing matters with respect to the Company or any of its Subsidiaries and (ii) no attorney representing the Company or any of its Subsidiaries, whether or not employed by the Company or any of its Subsidiaries, has reported evidence of a violation of Securities Laws, breach of fiduciary duty or similar violation by the Company or any of its Subsidiaries or any of their respective officers, directors, employees or agents to the Company Board or any committee thereof or to the general counsel or chief executive officer of the Company pursuant to the rules of the SEC adopted under Section 307 of the Sarbanes-Oxley Act.

(i) Neither the Company nor any of its Subsidiaries is a party to, or has any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar Contract (including any Contract or arrangement relating to any transaction or relationship between or among the Company and any of its Subsidiaries, on the one hand, and any unconsolidated affiliate, on the other hand), including any structured finance, special purpose or limited purpose entity or Person, or any “off-balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K under the Securities Act), where the result, purpose or effect of such Contract is to avoid disclosure of any material transaction involving, or material liabilities of, the Company or any of its Subsidiaries in the Company SEC Documents (including any audited financial statements and unaudited interim financial statements of the Company included therein).

Section 3.7 Absence of Certain Changes or Events. Since December 31, 2020 through the date of this Agreement, (a) the respective businesses of the Company and its Subsidiaries have been conducted in the ordinary course of business consistent with past practice, except for any reasonable and good faith actions taken or omitted to be taken, or any plans, procedures and practices adopted, solely to the extent necessary to preserve the property and assets of the Company and its Subsidiaries or to protect the safety or health of personnel of the Company and its Subsidiaries in connection with the COVID-19 pandemic, (b) there has not been any event, development or state of circumstances that has had, or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, and (c) neither the Company nor any of its Subsidiaries has taken any action that, if it had been taken after the date of this Agreement, would constitute a breach of any of the covenants set forth in Sections 5.1(b), 5.1(c), 5.1(d), 5.1(k), 5.1(q), 5.1(s), 5.1(y) or 5.1(z) (with respect to Section 5.1(z), solely as it relates to the foregoing Sections 5.1(b), 5.1(c), 5.1(d), 5.1(k), 5.1(q), 5.1(s) and 5.1(y)).

Section 3.8 No Undisclosed Liabilities. Except for liabilities or obligations (a) as (and to the extent) reflected, disclosed or reserved against in the Company’s financial statements (or the notes thereto) included in the Company’s Annual Report on Form 10-K filed with the SEC on February 26, 2021, (b) incurred in the ordinary course of business consistent with past practice since December 31, 2020, (c) incurred in connection with the transactions contemplated hereby in compliance with the terms of this Agreement or (d) that have not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, neither the Company nor any of its Subsidiaries has any liabilities or obligations of any nature, whether or not accrued, contingent, absolute or otherwise and whether or not required to be reflected in such financial statements (or the notes thereto) in accordance with GAAP.

Section 3.9 Litigation. As of the date of this Agreement, (a) there is no Proceeding pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries or any asset or property of the Company or any of its Subsidiaries, and (b) there is no Order outstanding against, or involving, the Company or any of its Subsidiaries or any asset or property of the Company or any of its Subsidiaries that, in each case, (i) has been, or would reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole or (ii) would not reasonably be expected to, individually or in the aggregate, impair in any material respect the ability of the Company to perform its obligations under this Agreement or to consummate the Merger, or prevent or materially delay the consummation of any of the Merger and the other transactions contemplated by this Agreement.

Section 3.10 Permits; Compliance with Laws.

(a) (i) The Company and its Subsidiaries are in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, exemptions, consents, certificates, approvals, listings, registrations, clearances, orders and other authorizations necessary for the Company and its Subsidiaries to own, lease and operate their respective properties and assets and to carry on their respective businesses as now being conducted, under and pursuant to all applicable Laws (the “Company Permits”), (ii) all such Company Permits are in full force and effect and (iii) as of the date of this Agreement, no suspension, cancellation, withdrawal or revocation thereof is pending or, to the Knowledge of the Company, threatened, except where the failure to be in possession of, failure to be in full force and effect or the suspension, cancellation, withdrawal or revocation thereof has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(b) Since January 1, 2019, the Company and its Subsidiaries have been and are in compliance with (i) all applicable Laws and (ii) all Company Permits, except where any failure to be in such compliance has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(c) Since January 1, 2019 through the date of this Agreement, to the Knowledge of the Company, neither the Company nor any of its Subsidiaries nor any of their respective directors, officers or employees has received any written or oral notification from a Governmental Authority asserting that the Company or any of its Subsidiaries is, or is suspected of, alleged to be or under investigation for being, not in compliance in all material respects with any Laws or Company Permits.

Section 3.11 Information Supplied. None of the information supplied or to be supplied by or on behalf of the Company or any of its Subsidiaries for inclusion or incorporation by reference in (a) the Form S-4 to be filed with the SEC by Parent in connection with the registration under the Securities Act of the shares of Parent Common Stock to be issued in the Merger (as amended or supplemented from time to time, the “Form S-4”) will, at the time the Form S-4 is filed with the SEC, and at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading and (b) the joint proxy statement to be sent to the stockholders of Parent relating to the Parent Stockholders’ Meeting and to the stockholders of the Company relating to the Company Stockholders’ Meeting (the “Joint Proxy Statement”) will, at the date it, or any amendment or supplement to it, is mailed to stockholders of the Company and stockholders of Parent and at the time of the Company Stockholders’ Meeting and at the time of the Parent Stockholders’ Meeting, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading (except that no representation or warranty is made by the Company regarding such portions thereof that relate expressly to Parent or any of its Subsidiaries, including Merger Sub, or to statements made therein based on information supplied by or on behalf of Parent or Merger Sub for inclusion or incorporation by reference therein). The Joint Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act.

Section 3.12 Employee Benefit Plans; Labor.

(a) Section 3.12(a) of the Company Disclosure Letter sets forth a true and complete list, as of the date of this Agreement, of (i) each material “employee benefit plan” (as such term is defined in Section 3(3) of ERISA), whether written or unwritten, that the Company, any of its Subsidiaries or any Company ERISA Affiliate adopted, maintains, sponsors, participates in, is a party or contributes to or with respect to which the Company or any of its Subsidiaries could reasonably be expected to have any material liability; and (ii) each other material employment or employee benefit plan, program, practice, policy, arrangement or agreement, whether written or unwritten, including any equity option, equity purchase, equity appreciation right or other equity or equity-based incentive, cash bonus or incentive compensation, employment, change in control, retention, retirement or supplemental retirement, deferred compensation, profit-sharing, unemployment, severance, termination pay, welfare, hospitalization or medical, life, accidental death and dismemberment, long- or short-term disability, fringe benefit or other similar compensation or employee benefit plan, program, practice, policy, arrangement or agreement for any current or former employee or director of, or other individual service provider to, the Company or any of its Subsidiaries that does not constitute an “employee benefit plan” (as defined in Section 3(3) of ERISA, whether or not ERISA applies), that the Company or any of its Subsidiaries adopted, maintains, sponsors, participates in, is a party or contributes to, or with respect to which the Company or any of its Subsidiaries could reasonably be expected to have any material liability (each, a “Company Benefit Plan”). With respect to each material Company Benefit Plan, the Company has made available to Parent a true and complete copy of (i) such Company Benefit Plan and all material amendments thereto (including a written description of the material provisions of each unwritten Company Benefit Plan), (ii) each trust, insurance, annuity or other funding Contract, (iii) the most recent financial statements and actuarial or other valuation reports, (iv) the three most recent annual reports on Form 5500, (v) the most recent determination letter (or, if applicable, advisory or opinion letter) from the IRS, (vi) the most recent summary plan description and any material modification and (vii) all material notices given to such Company Benefit Plan, the Company or any Company ERISA Affiliate by the IRS, United States Department of Labor, Pension Benefit Guarantee Corporation or other Governmental Authority since January 1, 2019.

(b) Except as has not been, and would reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole, (i) each of the Company Benefit Plans has been established, adopted, operated, maintained and administered in accordance with its terms and applicable Laws, including ERISA and the Code, (ii) all payments and contributions required to be made under the terms of any Company Benefit Plan and applicable Laws have been timely made or accrued or otherwise adequately reserved to the extent required by and in accordance with GAAP and (iii) neither the Company nor any of its Subsidiaries or, to the Knowledge of the Company, any third party, has engaged in any non-exempt “prohibited transaction” (within the meaning of Section 4975 of the Code or Section 406 of ERISA) with respect to any Company Benefit Plan that would result in the imposition of any liability to the Company or any of its Subsidiaries.

(c) Each Company Benefit Plan intended to be qualified under Section 401(a) of the Code has either received a favorable determination letter from the IRS with respect to such Company Benefit Plan as to its qualified status under the Code, or with respect to a prototype Company Benefit Plan, the prototype sponsor has received a favorable IRS opinion letter, or the Company Benefit Plan or prototype sponsor has remaining a period of time under applicable Code regulations or pronouncements of the IRS in which to apply for such a letter and make any amendments necessary to obtain a favorable determination or opinion as to the qualified status of each such Company Benefit Plan. To the Knowledge of the Company, no event has occurred since the most recent determination or opinion letter or application therefor relating to any such Company Benefit Plan and no condition exists that has been or would reasonably be expected to adversely affect the qualified status of any such Company Benefit Plan or result in the imposition of any material liability, penalty or tax under ERISA or the Code.

(d) Except as has not been, and would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole, neither the Company nor any Company ERISA Affiliate operates, maintains, contributes to, is required to contribute to or sponsors (or has in the past six (6) years established, operated, maintained, contributed to, was required to contribute to or sponsored) (i) a “multiemployer plan” (as defined in Section 3(37) of ERISA), (ii) a “multiple employer plan” (within the meaning of Section 413(c) of the Code), (iii) a “single-employer plan” (within the meaning of Section 4001(a)(15) of ERISA), or (iv) a “multiple employer welfare arrangement” (within the meaning of Section 3(40) of ERISA). Except as would be, or reasonably be expected to be, individually or in the aggregate, a material liability to the Company and its Subsidiaries, taken as a whole, no Subsidiary or connected or associated Person has now or at any time participated in, maintained or been liable to contribute to a defined benefit pension plan for the benefit or in respect of any employee or former employee. Neither the Company nor any Company ERISA Affiliate has incurred, or reasonably expects to incur, directly or indirectly, any material liability under Title IV of ERISA or related provisions of the Code that has not been satisfied in full, other than liability for premiums due to the Pension Benefit Guaranty Corporation (which premiums have been paid when due) and no condition exists that presents a material risk of incurring such liability.

(e) Except as would not be, or would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole, as of the date of this Agreement there are no claims pending, or, to the Knowledge of the Company, threatened Proceedings, disputes or claims (other than routine claims for benefits) against or affecting any Company Benefit Plan, by any employee or beneficiary covered under such Company Benefit Plan, as applicable, or otherwise involving such Company Benefit Plan.

(f) Except as set forth on Section 3.12(f) of the Company Disclosure Letter, neither the execution or delivery of nor performance of the Company’s obligations under this Agreement nor the consummation of the

Merger will, either alone or in conjunction with any other event (including any termination of employment upon or following the consummation of the Merger), (i) entitle any current or former director or employee of, or individual service provider to, the Company or any of its Subsidiaries to any payment or benefit (or result in the funding of any such payment or benefit), except as expressly provided in this Agreement, (ii) increase the amount or value of any benefit or compensation otherwise payable or required to be provided to any such director, employee or individual service provider, (iii) accelerate the time of payment, funding or vesting of amounts due any such director, employee or individual service provider or, except as provided for in this Agreement, (iv) result in any “excess parachute payment” (within the meaning of Section 280G of the Code) becoming due to any current or former employee or other individual service provider of the Company or any of its Subsidiaries or (v) limit or restrict the right of Parent, the Surviving Corporation, the Company or any of its Subsidiaries to merge, amend or terminate any Company Benefit Plan.

(g) Except as has not been, and would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole, neither the Company nor any of its Subsidiaries has any material obligations for post-termination health, welfare or life insurance benefits under any Company Benefit Plan (other than for continuation coverage required to be provided pursuant to Section 4980B of the Code) or coverage in which the full cost of such benefit is borne entirely by the former employee (or such former employee’s eligible dependents or beneficiaries).

(h) Except as has not been, and would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole, each Company Benefit Plan that constitutes in any part a “nonqualified deferred compensation plan” (as defined under Section 409A(d)(1) of the Code) subject to Section 409A of the Code has been operated and administered in all material respects in operational compliance with, and is in all material respects in documentary compliance with, Section 409A of the Code and its purpose, and no amount under any such plan, agreement or arrangement is or has been subject to the interest and additional Tax set forth under Section 409A(a)(1)(B) of the Code.

(i) Except as has not been, and would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole, each Foreign Plan (i) has been established, operated, maintained and administered in compliance with its terms and operated in compliance with all applicable Laws; (ii) if required to be registered or approved by a non-U.S. Governmental Authority, has been registered or approved and has been maintained in good standing with applicable regulatory authorities, and, to the Knowledge of the Company, no event has occurred since the date of the most recent approval or application therefor relating to any such Foreign Plan that would reasonably be expected to adversely affect any such approval or good standing; (iii) that is intended to qualify for special Tax treatment meets all requirements for such treatment; (iv) is fully funded or fully insured on an ongoing and termination or solvency basis (determined using reasonable actuarial assumptions) in compliance with applicable Laws; and (v) is not subject to any pending or, to the Knowledge of the Company, threatened claims by or on behalf of any participant in any Foreign Plan, or otherwise involving any such Foreign Plan or the assets of any Foreign Plan, other than routine claims for benefits.

(j) Except in respect of the Foreign Plans set forth on Section 3.12(j) of the Company Disclosure Letter or in respect of the Berisford (1948) Pension Scheme (the “UK Defined Benefit Pension Plan”), neither the Company nor any of its Subsidiaries has been a party to, a sponsoring employer of, or otherwise has any liability or obligation (whether current, contingent or prospective) with respect to any Foreign Plan that is a defined benefit pension scheme, final salary scheme or their equivalent and no employee of the Company or any of its Subsidiaries is or has ever been entitled to participate in any defined benefit pension scheme, final salary scheme or any retirement benefit calculated by reference to age, salary or length of service or any of them.

(k) With respect to the United Kingdom, no liability has become due by the Company or any associate or connected person within the meaning of the UK Pensions Act 2004 (including any of the Company’s Subsidiaries) who is or was a participating employer in the UK Defined Benefit Pension Plan under section 75 of the UK Pensions Act 1995 or otherwise, no such liability will become due as a result of the transactions contemplated in this Agreement or in connection with the execution of this Agreement and no steps have been taken to commence the winding up of any occupational pension scheme which directly or indirectly might have that consequence.

(l) Except as set forth on Section 3.12(l) of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries is a party to or otherwise bound by any collective bargaining agreement, Contract or other labor-related agreement, arrangement or understanding with a labor or trade union, or labor organization or works council (each a “Labor Agreement”), nor is any such Labor Agreement presently being negotiated, nor, to the Knowledge of the Company, are there any employees of the Company or any of its Subsidiaries represented by a labor or trade union, employee representative body, labor organization or works council (each a “Labor Organization”). The Company has made available to Parent a true and complete copy of each Labor Agreement and all material amendments thereto. To the Knowledge of the Company, there are no organizing activities, representation campaigns, certification proceedings or petitions seeking a representation proceeding pending or threatened by or with respect to any of the employees of the Company or any of its Subsidiaries. Since January 1, 2019, there has not been any, and there are no pending or, to the Knowledge of the Company, threatened strikes, walkouts, lockouts, slowdowns or other labor stoppages against or affecting the Company or its Subsidiaries.

(m) The Company and its Subsidiaries are, and since January 1, 2019 have been, in compliance with the terms of the Company Benefits Plans, any applicable Labor Agreement and all applicable Laws respecting or relating to recruitment, employment and employment practices, and agency and other workers, including all Laws respecting terms and conditions of employment, health and safety, wages and hours, worker classification, child labor, immigration, employment discrimination, disability rights or benefits, equal opportunity, plant closures and layoffs, affirmative action, workers’ compensation, labor relations, employee leave issues and unemployment insurance, except where failure to comply has not been, and would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole.

(n) The Company and its Subsidiaries have been in compliance with all Laws applicable to “workers” (as defined in the English Employment Rights Act 1996), and “contractors” or “subcontractors” (in each case, as defined by Executive Order 11246), except where failure to comply has not been, and would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole.

(o) Prior to the Effective Time, the Company and its Subsidiaries will have satisfied any legal or contractual requirement to provide notice to, or to enter into any consultation procedure with, any Labor Organization which is representing any employee, in connection with the execution of this Agreement or the transactions contemplated by this Agreement. There is no pre-signing legal or contractual requirement to provide notice to, or to enter into any consultation procedure with, any Labor Organization which is representing any employee, in connection with the execution of this Agreement or the transactions contemplated by this Agreement.

(p) To the Knowledge of the Company, no employee of the Company or any of its Subsidiaries who is at the level of Vice President or above is in any respect in violation of any term of any employment agreement, nondisclosure agreement, common law nondisclosure obligation, fiduciary duty, non-competition agreement, restrictive covenant or other obligation (i) to the Company or its Subsidiaries or (ii) to a former employer relating (A) to the right to be employed by the Company or its Subsidiaries or (B) to the knowledge or use of trade secrets or proprietary information. To the Knowledge of the Company, no officer of the Company or any of its Subsidiaries has given notice to terminate his or her employment with the Company or any of its Subsidiaries.

(q) Neither the Company nor any of its Subsidiaries is party to a settlement agreement that has been entered into since January 1, 2019 with a current or former officer, employee or independent contractor of the Company or its Subsidiaries that involves allegations relating to sexual or racial discrimination, harassment or other misconduct by either (i) an officer of the Company or its Subsidiaries or (ii) an employee of the Company or its Subsidiaries at the level of Vice President or above. To the Knowledge of the Company, in the last five (5) years, no allegations of sexual or racial discrimination, harassment or other misconduct have been made against (i) any officer of the Company or its Subsidiaries or (ii) an employee of the Company or its Subsidiaries at the level of Vice President or above.

Section 3.13 Taxes.

(a) The Company and each of its Subsidiaries have (i) timely filed or caused to be timely filed (taking into account any extension of time within which to file) all material Tax Returns required to be filed by any of them, and all such filed Tax Returns (taking into account all amendments thereto) are true, complete and accurate in all material respects and (ii) paid all material Taxes due and owing (whether or not shown on such Tax Returns), except, in the case of clause (ii) hereof, with respect to Taxes contested in good faith by appropriate Proceedings and for which adequate reserves or accruals have been established in accordance with GAAP.

(b) The unpaid Taxes of the Company and its Subsidiaries did not, as of the date of their most recent consolidated financial statements included in the Company SEC Documents prior to the date of this Agreement, materially exceed the reserve or accrual for Tax liability (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of such consolidated financial statements (rather than in any notes thereto). Since the date of their most recent consolidated financial statements, neither the Company nor any of its Subsidiaries has incurred any material liability for Taxes outside the ordinary course of business or otherwise inconsistent with past custom and practice.

(c) As of the date of this Agreement, there are no pending, threatened in writing or ongoing audits, examinations, investigations or other Proceedings by any Governmental Authority in respect of material Taxes of or with respect to the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries has waived any statute of limitations with respect to material Taxes or agreed to any extension of time with respect to a material Tax assessment or deficiency. No written claim has been made by any Governmental Authority in a jurisdiction where the Company or any of its Subsidiaries does not currently file a Tax Return that it is or may be subject to taxation by that jurisdiction in respect of Taxes that would be covered by or the subject of such Tax Return, nor has any such assertion been threatened or proposed in writing and received by the Company or any of its Subsidiaries.

(d) All Taxes that the Company or any of its Subsidiaries are or were required by Law to withhold or collect have been duly and timely withheld or collected in all material respects on behalf of its respective employees, independent contractors or other third parties and, have been timely paid to the proper Governmental Authority or other Person or properly set aside in accounts for this purpose.

(e) Neither the Company nor any of its Subsidiaries has ever been a member of a consolidated, combined or unitary Tax group (other than such a group the common parent of which is the Company or any of its Subsidiaries), and neither the Company nor any of its Subsidiaries has any liability for Taxes of any other Person (other than Taxes of the Company or any Subsidiary) under Treasury Regulation Section 1.1502-6 (or any similar provision of foreign, state or local law), as a transferee or successor, by Contract or otherwise.

(f) Neither the Company nor any of its Subsidiaries is a party to or is bound by any Tax sharing, Tax allocation or Tax indemnification agreement or arrangement (other than such an agreement or arrangement exclusively between or among the Company and its Subsidiaries or customary commercial Contracts entered into in the ordinary course of business, the principle subject matter of which is not Taxes) that will not be terminated on or before the Closing Date without any future liability to the Company or its Subsidiaries.

(g) There are no Encumbrances for Taxes on any of the assets of the Company or any of its Subsidiaries other than Permitted Encumbrances.

(h) Neither the Company nor any of its Subsidiaries has participated in or been a party to a transaction that, as of the date of this Agreement, constitutes a “listed transaction” that is required to be reported to the IRS pursuant to Section 6011 of the Code and applicable Treasury Regulations thereunder.

(i) Within the last two (2) years, neither the Company nor any of its Subsidiaries has been a party to any transaction intended to qualify under Section 355 of the Code.

Section 3.14 Material Contracts.

(a) Section 3.14(a) of the Company Disclosure Letter sets forth a complete and correct list, as of the date of this Agreement, of each Company Material Contract, a complete and correct copy of each of which has been made available to Parent. For purposes of this Agreement, “Company Material Contract” shall mean any Contract to which the Company or any of its Subsidiaries is a party, or to or by which any asset or property of the Company or any of its Subsidiaries is bound or affected, except for this Agreement, that:

(i) is a Contract with a Top Supplier;

(ii) is a Contract with a Top Customer;

(iii) constitutes a “material contract” (as such term is defined in item 601(b)(10) of Regulation S-K under the Securities Act);

(iv) is a joint venture, product development, alliance, partnership, shareholder or similar Contract that is material to the operation of the Company and its Subsidiaries, taken as a whole;

(v) is a management, service consulting or similar Contract that is material to the operation of the Company and its Subsidiaries, taken as a whole;

(vi) is an agency, sales, marketing, commission, export, customs, distribution, advertising, dealer, franchise, international or domestic sales representative or similar Contract that is material to the operation of the Company and its Subsidiaries, taken as a whole;

(vii) is a Contract (other than those solely between or among the Company and any of its Subsidiaries) relating to Indebtedness for borrowed money of the Company or any of its Subsidiaries (whether outstanding or as may be incurred) in an amount in excess of $15,000,000;

(viii) is a Contract (other than those solely between or among the Company or any of its Subsidiaries) relating to material Indebtedness of a third party owed to the Company or any of its Subsidiaries or any cash management agreement of the Company or any of its Subsidiaries;

(ix) creates future payment obligations, including settlement agreements, outside the ordinary course of business in excess of $10,000,000, or creates or would create any material Encumbrance (other than a Permitted Encumbrance) on any asset of the Company or its Subsidiaries, or restricts (A) the payment of dividends or other distributions, (B) the granting of any material Encumbrance on the assets of the Company or any of its Subsidiaries or (C) the Company or any of its Subsidiaries from guaranteeing the Indebtedness of one another;

(x) is a Contract under which the Company or any of its Subsidiaries has granted any Person registration rights (including demand and piggy-back registration rights);

(xi) obligates the Company or any of its Subsidiaries to conduct any business on an exclusive basis with any third party that is material to the Company and its Subsidiaries, taken as a whole, or upon consummation of the Merger, will obligate Parent or any of their Subsidiaries to conduct any material business with any third party on an exclusive, requirements or “most favored nation” basis;

(xii) is (A) a Contract between the Company or any of its Subsidiaries and (x) any Governmental Authority, (y) prime contractor (at any tier) or (z) any subcontractor (at any tier), (B) an outstanding bid, quotation or proposal by the Company or any of its Subsidiaries that, if accepted or awarded, could lead to the award of a Contract described in clause (A) above, or (c) an Order of a Governmental Authority to which the Company or any of its Subsidiaries is subject;

(xiii) is a Contract that materially limits (A) the localities in which any business of the Company and its Subsidiaries, taken as a whole, is or is permitted to be conducted or (B) the ability of the Company or its Subsidiaries to engage in any line of business;

(xiv) is a Contract relating to the acquisition or disposition of any business, assets or operations (whether by merger, sale of stock, sale of assets, consolidation or otherwise) with continuing or contingent obligations that would reasonably be expected to be in excess of $15,000,000;

(xv) is a Contract restricting the Company’s or its Subsidiaries’ rights to use, practice, register, obtain or enforce any material Intellectual Property owned by the Company or any of its Subsidiaries;

(xvi) is a Labor Agreement; or

(xvii) is a material hedging, derivative or similar Contract (including interest rate, currency or commodity swap agreements, cap agreements, collar agreements and any similar Contract designed to protect a Person against fluctuations in interest rates, currency exchange rates or commodity prices).

(b) Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) neither the Company nor any of its Subsidiaries is in breach of or default (or, with the giving of notice or lapse of time or both, would be in default) under the terms of, and has not taken any action resulting in the termination of, acceleration of performance required by, or resulting in a right of termination or acceleration under, any Company Material Contract, (ii) as of the date of this Agreement, to the Knowledge of the Company, no other party to any Company Material Contract is in breach of or default (or, with the giving of notice or lapse of time or both, would be in default) under the terms of, or has taken any action resulting in the termination of, acceleration of performance required by, or resulting in a right of termination or acceleration under, any Company Material Contract and (iii) each Company Material Contract is (A) a valid and binding obligation of the Company or its Subsidiary that is a party thereto, as applicable, and, to the Knowledge of the Company, the other parties thereto, (provided that (i) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws, now or hereafter in effect, relating to creditors’ rights and remedies generally and (ii) the remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any Proceeding therefor may be brought) and (B) in full force and effect.

Section 3.15 Related Party Transactions. No (i) current or former officer or director of the Company; (ii) beneficial owner of five percent (5%) or more of any voting securities of the Company; or (iii) any “affiliate” or “associate” of any such Person, has any interest in any Contract or property (real or personal, tangible or intangible), used in, or pertaining to the business of the Company or any of its Subsidiaries, which interest would be required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated under the Exchange Act and that have not been so disclosed in the Company SEC Documents.

Section 3.16 Intellectual Property.

(a) Section 3.16(a) of the Company Disclosure Letter sets forth a complete and accurate list (in all material respects) of all United States and foreign (i) patents and patent applications; (ii) trademark registrations and applications (including internet domain name registrations); and (iii) copyright registrations and applications, in each case owned by the Company or any of its Subsidiaries as of the date of this Agreement. Such applications and registrations are in effect and subsisting and, to the Knowledge of the Company, valid and enforceable. The Company or one of its Subsidiaries is the sole beneficial and record owner of all such applications and registrations, free and clear of all Encumbrances other than Permitted Encumbrances.

(b) Except as would not be, or reasonably be expected to be, individually, or in the aggregate, material to the Company and its Subsidiaries, taken as a whole, the Company and its Subsidiaries own, validly license or have the right to use in the manner currently used, all Intellectual Property that is used in the respective businesses of the Company and its Subsidiaries as currently conducted.

(c) To the Knowledge of the Company, except as would not be, or reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole, the conduct of the respective businesses of the Company and its Subsidiaries as currently conducted does not infringe upon, misappropriate or otherwise violate any Intellectual Property of any other Person. As of the date of this Agreement, there is no claim for any such infringement, misappropriation or other violation pending or, to the Knowledge of the Company, threatened, except for any such infringement, misappropriation or other violation that has not been, and would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole. To the Knowledge of the Company, no other Person is infringing, misappropriating or otherwise violating any Intellectual Property owned by the Company or any of its Subsidiaries, except for any such infringement, misappropriation or other violation as has not been, and would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole.

(d) Except as would not be, or reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole:

(i) all inventors listed in any patent application set forth in Section 3.16(a) of the Company Disclosure Letter have executed written assignments of such application and all Intellectual Property related thereto in favor of the Company or one of its Subsidiaries, as applicable;

(ii) the Company and each of its Subsidiaries have taken commercially reasonable measures to protect the confidentiality of the trade secrets owned, held for use or used by it;

(iii) no current or former partner, director, equityholder, officer, or employee of the Company or its Subsidiaries will, after giving effect to the transactions contemplated hereby, own or retain any rights to use any of the Intellectual Property owned, used or held for use by the Company or its Subsidiaries;

(iv) the consummation of the transactions contemplated hereby will not result in (A) the loss or impairment of the Company’s or its Subsidiaries’ right to own or use any Intellectual Property owned, held for use or used by the business of the Company and its Subsidiaries as it is currently conducted or (B) any obligation being imposed on Parent or any of its Subsidiaries to license to third parties Intellectual Property owned by Parent or any of its Subsidiaries as of the date hereof.

Section 3.17 Information Technology; Data Privacy.

(a) Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) neither the Company nor any of its Subsidiaries has experienced any defects in any Software or other information technology systems used or held for use by the Company or its Subsidiaries, including any material error, omission, interruption or delay in the processing of any transactions or data, and (ii) no Software used or held for use by the Company or its Subsidiaries contains any device or feature designed to disrupt, disable, or otherwise impair the functioning of any Software or any back door, time bomb, Trojan, worm, drop-dead device, or other code or routines that permit unauthorized access or the unauthorized disablement or erasure of such Software or information or data (or all parts thereof) or other Software of users.

(b) The Company and its Subsidiaries maintain disaster recovery plans that are adequate to ensure that the computer hardware, Software and data used by the Company and its Subsidiaries can be replaced or substituted without material disruption to their respective businesses.

(c) The Company and its Subsidiaries have adequate procedures in place to ensure internal and external security of the computer hardware, Software and data used or held for use in their respective businesses, including adequate technical, physical and organizational measures for preventing unauthorized access to Company Data, preventing the introduction of viruses and making and storing on-site and off-site back-up copies of Software and data. To the Knowledge of the Company, there have been no security breaches in the information technology systems used by the Company or any of its Subsidiaries except as would not be, or reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole.

(d) Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, no material Software owned by the Company or any of its Subsidiaries is subject to the terms of any “open source” or other similar license that provides for any source code of such Software to be disclosed, licensed, publicly distributed or dedicated to the public.

(e) The Company and its Subsidiaries’ data, privacy and security practices conform, and since January 1, 2019 have conformed, to all of the Privacy Commitments in all material respects. Neither the Company nor any of its Subsidiaries has received written notice of, and, to the Knowledge of the Company, there is no circumstance that would reasonably be expected to give rise to, any allegation from a Governmental Authority or other Person (including an end user) alleging or confirming non-compliance with a relevant requirement of the Privacy Commitments.

Section 3.18 Real and Personal Property.

(a) Except as has not been, and would not reasonably be expected to be, individually or in the aggregate, material to the Company or its Subsidiaries, taken as a whole, the Company and its Subsidiaries have good and marketable title to, or valid leasehold interests in, all of their respective properties and assets, free and clear of all Encumbrances, except for Permitted Encumbrances. The Company and each of its Subsidiaries enjoy peaceful and undisturbed possession under each lease, sublease, license or other use or occupancy agreement pursuant to which the Company or any of its Subsidiaries leases, subleases, licenses or otherwise uses or occupies real property (such real property, the “Leased Real Property” and each, together with all amendments or modifications thereto and guaranties thereof, a “Real Property Lease”), except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Schedule 3.18(a) sets forth, as of the date of this Agreement, (i) all of the real property that is owned by the Company or any Subsidiary (the “Owned Real Property”) and (ii) all of the material Leased Real Property.

(b) Each Real Property Lease is a valid and binding obligation of the Company or any of its Subsidiaries that is a party thereto, as applicable, and to the Knowledge of the Company, the other parties thereto and is in full force and effect, except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect; provided that (i) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws, now or hereafter in effect, relating to creditors’ rights and remedies generally and (ii) the remedies of specific performance and injunctive relief and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any Proceeding therefor may be brought.

(c) Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, neither the Company nor any of its Subsidiaries is in default under, and there is no event that with notice, lapse of time, or both, would constitute a default by Company or any of its Subsidiaries under, the provisions of any Real Property Lease, and to the Company’s Knowledge, no other party to a Real Property Lease is in default under, and there is no event that with notice, lapse of time, or both, would constitute a default by such other party under, any Real Property Lease. Neither the Company nor any of its Subsidiaries has received any written communication from, or given any written communication to, or to the Knowledge of the Company, received or given any other type of communication from or to, any other party to a Real Property Lease alleging that the Company, any of its Subsidiaries or such other party, as the case may be, is in default under such Real Property Lease.

(d) The Leased Real Property, together with the Owned Real Property, are referred to herein collectively as the “Real Property”. Except as set forth in Section 3.18(d) of the Company Disclosure Letter, no

Person, other than the Company or a Subsidiary of the Company, possesses, uses or occupies all or any portion of any Real Property. There are no outstanding options or rights of first refusal to purchase the Owned Real Property. Neither the Company nor any Subsidiary of the Company is a party to any agreement, right of first offer, right of first refusal or option with respect to the purchase or sale of any real property or interest therein. There are no pending or, to the Knowledge of the Company, threatened Proceedings to take all or any portion of the Real Property or any interest therein by eminent domain or any condemnation proceeding (or the jurisdictional equivalent thereof) or any sale or disposition in lieu thereof or to change or redefine the zoning classification of all or any portion of the Real Property, except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(e) Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, all improvements located on the Real Property are in good condition (ordinary wear and tear excepted). The Real Property is all of the material real property used in connection with the operation of the business of the Company and its Subsidiaries as currently conducted.

Section 3.19 Environmental. Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect:

(a) the Company and its Subsidiaries are and, except for matters which have been resolved, have been in compliance with all applicable Environmental Laws, including possessing and complying with the terms of all Company Permits required for their operations under applicable Environmental Laws;

(b) as of the date of this Agreement, there is no pending or, to the Knowledge of the Company, threatened Proceeding pursuant to any Environmental Law against the Company or any of its Subsidiaries. As of the date of this Agreement, neither the Company nor any of its Subsidiaries has received notice or a request for information from any Person, including any Governmental Authority, alleging that the Company or any of its Subsidiaries has been or is in actual or potential violation of any applicable Environmental Law or otherwise may be liable under any applicable Environmental Law, which violation or liability is unresolved. Neither the Company nor any of its Subsidiaries is a party or subject to any Order pursuant to Environmental Law;

(c) there have been no Releases of Hazardous Materials on or underneath any location that has resulted, or is reasonably likely to result in an obligation by the Company or any of its Subsidiaries to remediate such Releases pursuant to applicable Environmental Law or otherwise result in liability to the Company or any of its Subsidiaries pursuant to applicable Environmental Law with respect to such Releases; and

(d) the Company has delivered or otherwise made available for inspection to the Parent copies of any material reports, investigations, audits, assessments (including Phase I or II environmental site assessments), studies or other material documents in the possession of or reasonably available to the Company or any of its Subsidiaries pertaining to: (i) any unresolved claims arising under or related to any Environmental Law; (ii) any Hazardous Materials in, on, beneath or adjacent to any property currently or formerly owned, operated or leased by the Company or any of its Subsidiaries; or (iii) the Company’s or any of its Subsidiaries’ compliance with applicable Environmental Laws.

Section 3.20 Customers and Suppliers. Except as set forth in Section 3.20 of the Company Disclosure Letter, none of (a) the ten (10) largest customers (by revenue) of the businesses of the Company and its Subsidiaries during the two (2) years prior to the date of this Agreement (each, a “Top Customer”) or (b) the ten (10) largest suppliers (by cost) of the businesses of the Company and its Subsidiaries during the two (2) years prior to the date of this Agreement or any sole source supplier that is material to the business of the Company and its Subsidiaries (each, a “Top Supplier”) has canceled or otherwise terminated, or to the Knowledge of the Company, threatened to cancel or otherwise terminate, its relationship with the Company or any of its Subsidiaries or to decrease materially the quantity of products or services purchased from or sold to, respectively, the businesses of the Company or any of its Subsidiaries since January 1, 2019, outside of ordinary cyclical fluctuations in business from the placing and fulfillment of Contracts.

Section 3.21 Products. Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, since January 1, 2019, (a) each product developed, manufactured, marketed, sold, leased or distributed by the Company or any of its Subsidiaries (each, a “Company Product”) has been free of defects and in conformity with all applicable contractual specifications, applicable statutory requirements and all express and implied warranties made by the Company or any of its Subsidiaries, (b) neither the Company nor any of its Subsidiaries has any liability for replacement or repair of any Company Product or other damages in connection therewith, (c) there has not been any recall or post-sale warning concerning any Company Product and (d) neither the Company nor any of its Subsidiaries has received any written, or, to the Knowledge of the Company, oral notice of any product liability Proceeding by or before any Governmental Authority relating to any Company Product. There are not presently any pending, or, to the Knowledge of the Company, threatened, Proceedings relating to any alleged hazard or alleged defect in design, manufacture, materials or workmanship relating to any Company Product.

Section 3.22 Foreign Corrupt Practices Act; Anti-Corruption(a) .

(a) Since January 1, 2016, neither the Company nor any of its Subsidiaries, nor, to the Knowledge of the Company, any director, officer, employee, stockholder, agent or representative (including any distributor, reseller, systems integrator, value-added reseller, consultant, independent contractor, referral partner or other channel partner) of the Company or its Subsidiaries, has directly or indirectly made, offered to make, or attempted to make any contribution, gift, bribe, rebate, payoff, influence payment, kickback or other payment to any Person, private or public, regardless of what form, whether in money, property or services, in violation of the U.S. Foreign Corrupt Practices Act of 1977, the U.K. Bribery Act 2010, laws promulgated pursuant to the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or any other applicable Law, rule or regulation relating to anti-corruption or anti-bribery (collectively, the “Anti-Corruption Laws”). Without limiting the foregoing, neither the Company nor any of its Subsidiaries, nor, to the Knowledge of the Company or its Subsidiaries, any director, officer, employee, stockholder, agent or representative (including any distributor, reseller, systems integrator, value-added reseller, consultant, independent contractor, referral partner or other channel partner) of the Company, has directly or indirectly offered or given anything of value to (i) any foreign official, any foreign political party or official thereof or any candidate for political office or (ii) any Person, while knowing that all or a portion of such thing of value will be offered, given or promised, directly or indirectly, to any foreign official, to any foreign political party or official thereof or to any candidate for foreign political office for the purpose of the following: (A) influencing any act or decision of such foreign official, political party, party official or candidate in his, her or its official capacity, including influencing such foreign official, political party, party official or candidate to do or omit to do any act in violation of the lawful duty of such foreign official, political party, party official or candidate, or securing any improper advantage or (B) inducing such foreign official, political party, party official or candidate to use his, her or its influence with a foreign Governmental Authority or instrumentality thereof to affect or influence any act or decision of such Governmental Authority or instrumentality, in order to assist the Company or any Subsidiaries in obtaining or retaining business for or with, or directing business to, any Person.

(b) To the Knowledge of the Company, neither the Company nor any of its Subsidiaries or Affiliates nor any of their respective Representatives (i) is under external or internal investigation for (A) any potential violation of the Anti-Corruption Laws, (B) any alleged irregularity, misstatement or omission arising under or relating to any Contract between such Person and any Governmental Authority, or any instrumentality thereof or (C) any contribution, gift, bribe, rebate, payoff, influence payment, kickback or other payment or the provision of anything of value, directly or indirectly, to a foreign official, any foreign political party or official thereof or any candidate for foreign political office, (ii) has received any notice or other communication (in writing or otherwise) from any Governmental Authority regarding any actual, alleged or potential violation of, or failure to comply with, any Anti-Corruption Laws or (iii) is or has been since January 1, 2016, the subject of any internal complaint, audit or review process regarding allegations of potential violation of the Anti-Corruption Laws.

(c) The Company and its Subsidiaries and Affiliates have at all times since January 1, 2016, maintained an adequate system or systems of internal controls reasonably designed to (i) ensure compliance with the Anti-Corruption Laws and (ii) prevent and detect violations of the Anti-Corruption Laws.

(d) Since January 1, 2016, neither the Company nor any of its Subsidiaries has made any disclosure (voluntary or otherwise) to any Governmental Authority with respect to any alleged irregularity, misstatement or omission or other potential violation or liability arising under or relating to any applicable Anti-Corruption Laws.

Section 3.23 Customs and International Trade Laws.

(a) To the Knowledge of the Company, since January 1, 2016, the Company and its Subsidiaries have been in compliance with all applicable Customs and International Trade Laws and there are no unresolved formal claims or other Proceedings concerning the liability of any of the Company or its Subsidiaries under such Laws. Without limiting the foregoing, (i) since January 1, 2016, each director, officer, employee, and, to the Knowledge of the Company, agent of the Company or any of its Subsidiaries has been in compliance with all applicable Customs and International Trade Laws; (ii) at all times since January 1, 2016, the Company, its Subsidiaries and Persons acting on their behalf have obtained all required import and export licenses and all other Customs and International Trade Authorizations; (iii) since January 1, 2016, no Governmental Authority has initiated any Proceedings or imposed any civil or criminal fine, penalty, seizure, forfeiture, revocation of a Customs and International Trade Authorization, debarment or denial of future Customs and International Trade Authorizations against any of the Company or its Subsidiaries or any of their respective directors, officers, employees or, to the Knowledge of the Company, agents in connection with any actual or alleged violation of any applicable Customs and International Trade Laws; and (iv) since January 1, 2016, there have been no claims, investigations or requests for information by a Governmental Authority with respect to the Company’s and its Subsidiaries’ Customs and International Trade Authorizations and compliance with applicable Customs and International Trade Laws.

(b) Neither the Company nor any of its Subsidiaries, nor any director, officer, employee, or agent thereof, is a Sanctioned Person.

(c) Each of the Company and its Subsidiaries has in place adequate controls and systems reasonably designed to ensure compliance with applicable Customs and International Trade Laws in each of the jurisdictions in which the Company or any of its Subsidiaries conduct business.

(d) Since January 1, 2016, neither the Company nor any of its Subsidiaries has made any disclosure (voluntary or otherwise) to any Governmental Authority with respect to any alleged irregularity, misstatement or omission, or other potential violation or liability arising under or relating to any applicable Customs and International Trade Laws.

Section 3.24 Insurance. The Company and its Subsidiaries have paid, or caused to be paid, all premiums due under all material insurance policies of the Company and its Subsidiaries, and all such insurance policies are in full force and effect, other than as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. As of the date of this Agreement, neither the Company nor any of its Subsidiaries has received written notice that they are in default with respect to any obligations under such policies other than as have not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. As of the date of this Agreement, neither the Company nor any of its Subsidiaries has received any written notice of cancellation or termination with respect to any existing material insurance policy, or refusal or denial of any material coverage, reservation of rights or rejection of any material claim under any existing material insurance policy, in each case that is held by, or for the benefit of, the Company or any of its Subsidiaries, other than as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 3.25 Takeover Statutes. The Company Board has taken such actions and votes as are necessary to render the provisions of any “fair price,” “moratorium,” “control share acquisition” or any other takeover or anti-takeover statute or similar federal or state Law (including Section 203 of the DGCL) inapplicable to this Agreement, the Voting Agreement, the Merger or any other transactions contemplated by this Agreement.

Section 3.26 Brokers. No investment banker, broker or finder other than Morgan Stanley & Co. LLC, the fees and expenses of which will be paid by the Company, is entitled to any investment banking, brokerage, finder’s or similar fee or commission in connection with this Agreement or the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company or any of its Affiliates. True, correct and complete copies of all engagement letters in effect between the Company and Morgan Stanley & Co. LLC for the provision of financial advisory services have been made available to Parent.

Section 3.27 Opinion of Financial Advisor. The Company Board has received the opinion (or an oral opinion to be confirmed in writing) of its financial advisor, Morgan Stanley & Co. LLC to the effect that, as of the date of such opinion, and based upon and subject to the limitations, assumptions and qualifications and other matters set forth in the written opinion, the Exchange Ratio is fair from a financial point of view to the holders of shares of Company Common Stock. Such opinion has not been materially amended or rescinded as of the date of this Agreement. Promptly after the date of this Agreement, a true, correct and complete copy of such opinion in written form will be made available to Parent for informational purposes.

Section 3.28 No Other Representations or Warranties. Except for the representations and warranties contained in this Article III, neither the Company nor any other Person on behalf of the Company makes any express or implied representation or warranty with respect to the Company or any of its Subsidiaries or any other information provided to Parent or Merger Sub in connection with the transactions contemplated by this Agreement, including the accuracy, completeness or timeliness thereof. Neither the Company nor any of its Subsidiaries has made or makes any representation or warranty with respect to any projections, estimates or budgets made available to the public, Parent, Merger Sub or their Affiliates of future revenues, future production, future results of operations (or any component thereof), future cash flows, the future financial condition (or any component thereof) or the future business and operations of the Company and its Subsidiaries.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Except (i) as disclosed in the Parent SEC Documents filed with (or furnished to) the SEC by Parent on or after December 31, 2019 and at least two Business Days prior to the date of this Agreement (but in each case excluding any risk factor or similar non-specific disclosure contained under the heading “Risk Factors” or in any “forward-looking statements” legend or any similar non-specific, predictive, precautionary or forward-looking statements) and to the extent publicly available on EDGAR or (ii) as disclosed in the particular section or subsection of the Parent Disclosure Letter expressly referenced therein (it being understood and agreed that any information set forth in one section or subsection of the Parent Disclosure Letter also shall be deemed to apply to each other section and subsection of this Agreement to which its applicability is reasonably apparent on its face from the text of the disclosure), Parent and Merger Sub hereby, jointly and severally, represent and warrant to the Company as follows:

Section 4.1 Organization; Qualification. Each of Parent, Merger Sub and their respective Subsidiaries is (i) a legal entity duly organized and validly existing under the laws of the jurisdiction of its incorporation, formation or organization, as applicable, and (ii) has the requisite corporate or similar power and authority to conduct its business as it is now being conducted and to own, lease and operate its properties and assets in the manner in which its properties and assets are currently operated, except where the failure to be so validly existing and authorized has not had, and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Each of Parent, Merger Sub and their respective Subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the character or location of the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing has not had, and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. The Parent Organizational Documents have been made available to the Company and are in full force and effect, and neither Parent nor Merger Sub, as applicable, is in violation of any of the provisions thereof.

Section 4.2 Capitalization; Subsidiaries.

(a) As of the close of business on the Capitalization Date, the authorized capital stock of Parent consisted of (i) 95,000,000 shares of Parent Common Stock, 55,628,004 of which were issued and outstanding and 8,023,769 of which were held by Parent as treasury stock, and (ii) 2,000,000 shares of preferred stock of Parent, par value $0.01 per share, no shares of which were outstanding. There are no other authorized classes of capital stock of Parent and, except for the Parent Convertible Notes, no bonds, debentures, notes or other Indebtedness of Parent having the right to vote (or convertible into or exercisable for securities having the right to vote) on any matters on which holders of capital stock of Parent may vote authorized, issued or outstanding. As of the close of business on the Capitalization Date, there were (A) no outstanding options representing shares of Parent Common Stock, (B) outstanding Parent Equity Awards representing 751,969 shares of Parent Common Stock, of which (x) 352,324 were Parent RSU Awards and (y) 399,645 were Parent Restricted Stock Awards that are included in the number of shares of issued and outstanding Parent Common Stock set forth in subclause (i) above and (C) 7,729,225 shares of Parent Common Stock reserved for issuance upon conversion of the Parent Convertible Notes.

(b) All of the issued and outstanding shares of Parent Common Stock have been, and all of the shares of Parent Common Stock that may be issued pursuant to the Parent Equity Awards or the Parent Convertible Notes will be, when issued in accordance with the respective terms thereof, duly authorized and validly issued, and, along with the shares of Parent Common Stock issuable pursuant to this Agreement (subject to obtaining the Parent Stockholder Approval), are, or will be when issued, fully paid, nonassessable and free of preemptive rights. All of the outstanding Parent Common Stock has been sold pursuant to an effective registration statement filed under the federal Securities Laws or an appropriate exemption therefrom.

(c) As of the date of this Agreement, other than as set forth in Section 4.2(a), there are no (i) existing options, warrants, calls, preemptive rights, subscriptions or other rights, restricted stock awards, restricted stock unit awards, convertible securities, agreements, arrangements or commitments of any kind obligating Parent or any of its Subsidiaries to issue, transfer, register or sell, or cause to be issued, transferred, registered or sold, any shares of capital stock of, or other equity interests in, Parent or any of its Subsidiaries or securities convertible into or exchangeable for such shares, or obligating Parent to grant, extend or enter into such options, warrants, calls, preemptive, subscriptions or other rights, restricted stock awards, restricted stock unit awards, convertible securities, agreements, arrangements or commitments, (ii) outstanding obligations of Parent or any of its Subsidiaries to repurchase, redeem or otherwise acquire any capital stock or other equity interests of Parent or any of its Subsidiaries or any securities representing the right to purchase or otherwise receive any capital stock or other equity interests of Parent or any of its Subsidiaries, (iii) agreements with any Person to which Parent or any of its Subsidiaries is a party (A) restricting the transfer of the capital stock or other equity interests of Parent or any of its Subsidiaries or (B) affecting the voting rights of capital stock or other equity interests of Parent or any of its Subsidiaries (including stockholder agreements, voting trusts or similar agreements), (iv) outstanding or authorized equity or equity-based compensation awards, including any equity appreciation rights, security-based performance units, “phantom” stock, profit-participation or other security rights issued by Parent or any of its Subsidiaries, or other agreements, arrangements or commitments of any character (contingent or otherwise) to which Parent or any of its Subsidiaries is party, in each case pursuant to which any Person is entitled to receive any payment from Parent based in whole or in part on the value of any capital stock or other equity interests of Parent or any of its Subsidiaries or (v) outstanding obligations of Parent or any of its Subsidiaries to accelerate the vesting of any of its capital stock or other equity securities pursuant to the terms of any Parent Equity Awards.

(d) All of the issued and outstanding capital stock of Merger Sub is, and at the Effective Time will be, owned by Acquiror and beneficially owned by Parent. Merger Sub has no outstanding options, warrants, rights or any other agreements pursuant to which any Person other than Acquiror may acquire any equity security of Merger Sub.

Section 4.3 Authority Relative to Agreement.

(a) Each of Parent, Acquiror and Merger Sub have all necessary corporate power and authority to execute, deliver and perform their respective obligations under this Agreement and, subject (in the case of the issuance of shares of Parent Common Stock in connection with the Merger) to obtaining the Parent Stockholder Approval, to consummate the transactions contemplated by this Agreement. The execution, delivery and performance of this Agreement by Parent, Acquiror and Merger Sub, and the consummation by Parent, Acquiror and Merger Sub of the transactions contemplated by this Agreement, have been duly and validly authorized by all necessary corporate action by Parent, Acquiror and Merger Sub, and (in the case of the issuance of shares of Parent Common Stock in connection with the Merger, except for the (i) receipt of the Parent Stockholder Approval and (ii) filing of the Certificate of Merger with the Delaware Secretary of State) no other corporate action or proceeding on the part of Parent, Acquiror or Merger Sub is necessary to authorize the execution, delivery and performance of this Agreement by Parent, Acquiror and Merger Sub and the consummation by Parent, Acquiror and Merger Sub of the transactions contemplated by this Agreement. This Agreement has been duly executed and delivered by Parent, Acquiror and Merger Sub and, assuming due authorization, execution and delivery of this Agreement by the other parties hereto, constitutes a legal, valid and binding obligation of each of Parent, Acquiror and Merger Sub, enforceable against each of Parent, Acquiror and Merger Sub in accordance with its terms, except that (A) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws, now or hereafter in effect, affecting creditors’ rights and remedies generally and (B) the remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any Proceeding therefor may be brought.

(b) The Parent Board and the board of directors of Merger Sub have, by resolutions unanimously adopted thereby, (i) approved this Agreement and the transactions contemplated by this Agreement, (ii) determined that this Agreement and the transactions contemplated by this Agreement are advisable and in the best interests of Parent and Merger Sub and their respective stockholders, as applicable, (iii) in the case of the Parent Board, directed that the Parent Stock Issuance be submitted to a vote at the Parent Stockholders’ Meeting and (iv) in the case of the Parent Board, resolved to make the Parent Recommendation. Acquiror, acting in its capacity as the sole stockholder of Merger Sub, has approved and adopted this Agreement. As of the date of this Agreement, none of the aforesaid actions by the Parent Board or the board of directors of Merger Sub have been amended, rescinded or modified.

Section 4.4 Vote Required. The approval of the Parent Stock Issuance by the affirmative vote of the holders of outstanding Parent Common Stock representing a majority of votes cast at the Parent Stockholders’ Meeting with respect thereto (the “Parent Stockholder Approval”) is the only vote of holders of securities of Parent that is required in connection with the consummation of the transactions contemplated by this Agreement.

Section 4.5 No Conflict; Required Filings and Consents.

(a) Neither the execution and delivery of this Agreement by Parent and Merger Sub nor the consummation by Parent and Merger Sub of the transactions contemplated by this Agreement, nor compliance by Parent and Merger Sub with any of the terms or provisions of this Agreement, will (i) violate any provision of the Parent Organizational Documents or the certificate of incorporation or bylaws (or equivalent organizational documents) of any Subsidiary of the Company, (ii) assuming that the Consents, registrations, declarations, filings and notices referenced in Section 4.5(b) have been obtained or made, conflict with or violate any Law applicable to Parent, Merger Sub or their respective Subsidiaries or by which any property or asset of Parent, Merger Sub or their respective Subsidiaries is bound or affected or (iii) violate, conflict with or result in any breach of any provision of, or loss of any benefit, or constitute a default (with or without notice or lapse of time, or both) under, give rise to any right of termination, acceleration or cancellation of or require the Consent of, notice to or filing with any third party pursuant to any of the terms or provisions of any Contract to which Parent, Merger Sub or any of their respective Subsidiaries is a party, or by which any property or asset of Parent, Merger Sub or any of their respective Subsidiaries is bound or affected, or result in the creation of any Encumbrance, other than any Permitted Encumbrance, upon any of the property or assets of Parent, Merger Sub or any of their respective Subsidiaries, other than, in the case of clauses (ii) and (iii), any such conflict, violation, breach, default, termination, acceleration, cancellation or Encumbrance that has not had, and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

(b) No Consent of, registration, declaration or filing with or notice to any Governmental Authority is required to be obtained or made by or with respect to Parent or Merger Sub in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated by this Agreement, other than (i) applicable requirements of and filings with the SEC under the Exchange Act or the Securities Act, (ii) the filing of the Certificate of Merger with the Delaware Secretary of State, (iii) applicable requirements under corporation, state securities or “blue sky” laws of various states, (iv) compliance with applicable rules and regulations of NASDAQ, (v) such other items required solely by reason of the participation of the Company in the transactions contemplated by this Agreement, (vi) compliance with and filings or notifications under Antitrust Laws and (vii) such other Consents, registrations, declarations, filings or notices the failure of which to be obtained or made has not had, and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

Section 4.6 Parent SEC Documents; Financial Statements.

(a) Since January 1, 2019, Parent has timely filed with (or furnished to) the SEC all forms, reports, schedules, statements, exhibits and other documents (including exhibits, financial statements and schedules thereto and all other information incorporated therein and amendments and supplements thereto) required by it to be filed (or furnished) under the Exchange Act or the Securities Act (collectively, the “Parent SEC Documents”). As of its filing (or furnishing) date or, if amended prior to the date of this Agreement, as of the date of the last such amendment, each Parent SEC Document complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be. As of its filing date or, if amended prior to the date of this Agreement, as of the date of the last such amendment, each Parent SEC Document filed pursuant to the Exchange Act did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. Each Parent SEC Document that is a registration statement, as amended or supplemented, if applicable, filed pursuant to the Securities Act, as of the date such registration statement or amendment became effective prior to the date of this Agreement, did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. As of the date of this Agreement, there are no amendments or modifications to Parent SEC Documents that were required to be filed with (or furnished to) the SEC prior to the date of this Agreement, but that have not yet been filed with (or furnished to) the SEC. No Subsidiary of Parent is subject to the periodic reporting requirements of the Exchange Act. All of the audited financial statements and unaudited interim financial statements of Parent included in Parent SEC Documents (i) comply in all material respects with the applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto; (ii) have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto and except, in the case of the unaudited interim financial statements, as may be permitted under Form 10-Q of the Exchange Act); and (iii) fairly present in all material respects the financial position, the stockholders’ equity, the results of operations and cash flows of Parent and its consolidated Subsidiaries as of the times and for the periods referred to therein (except as may be indicated in the notes thereto and subject, in the case of unaudited interim financial statements, to normal and recurring year-end adjustments).

(b) Prior to the date of this Agreement, Parent furnished to the Company complete and correct copies of all comment letters from the SEC since January 1, 2019 through the date of this Agreement with respect to any of the Parent SEC Documents, together with all written responses of Parent thereto, in each case, that are not publicly available on the SEC EDGAR system. As of the date of this Agreement, there are no outstanding or unresolved comments in comment letters received from the SEC staff with respect to any of the Parent SEC Documents, and, to the Knowledge of Parent, none of the Parent SEC Documents is subject to ongoing SEC review.

(c) Parent is in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act and the applicable listing and governance rules and regulations of NASDAQ.

(d) Parent maintains a system of “internal control over financial reporting” (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) designed to provide reasonable assurance regarding the reliability of Parent’s financial reporting and the preparation of financial statements for external purposes in conformity with GAAP. Parent has evaluated the effectiveness of Parent’s internal control over financial reporting and, to the extent required by applicable Law, presented in any applicable Parent SEC Document that is a report on Form 10-K or Form 10-Q or any amendment thereto its conclusions about the effectiveness of the internal control over financial reporting as of the end of the period covered by such report or amendment based on such evaluation. Parent has disclosed, based on the most recent evaluation of internal control over financial reporting prior to the date of this Agreement, to Parent’s auditors and the audit committee of the Parent Board (and made available to Parent a summary of the significant aspects of such disclosure, if any) (i) all “significant deficiencies” and “material weaknesses” (as such terms are defined in Auditing Standard No. 5 of the Public Company Accounting Oversight Board, as in effect on the date of this Agreement) in the design or operation of internal control over financial reporting that are reasonably likely to adversely affect Parent’s ability to record, process, summarize and report financial information and (ii) any fraud, whether or not material, that involves senior management or other employees who have a significant role in Parent’s internal control over financial reporting. Parent has not identified any material weaknesses in the design or operation of Parent’s internal control over financial reporting.

(e) Parent maintains “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) designed to ensure that all information required to be disclosed by Parent in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such information is accumulated and communicated to Parent’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the chief executive officer and chief financial officer of Parent required under the Exchange Act with respect to such reports.

(f) To the Knowledge of Parent, since January 1, 2019 through the date of this Agreement, there have been no SEC inquiries or investigations, other governmental inquiries or investigations or internal investigations pending or threatened, in each case regarding any accounting practices of Parent or any of its Subsidiaries or any malfeasance by any director or executive officer of Parent or any of its Subsidiaries.

(g) Each of the principal executive officer of Parent and the principal financial officer of Parent (or each former principal executive officer of Parent and each former principal financial officer of Parent, as applicable) has made all certifications required by Rule 13a-14 or 15d-14 under the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act with respect to Parent SEC Documents, and the statements contained in such certifications are true and accurate. For purposes of this Agreement, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in the Sarbanes-Oxley Act. Parent does not have, and has not arranged any, outstanding “extensions of credit” to directors or executive officers within the meaning of Section 402 of the Sarbanes-Oxley Act.

(h) Since January 1, 2019, (i) neither Parent nor any of its Subsidiaries has received any material written, or, to the Knowledge of Parent, oral complaint, allegation, assertion or claim regarding accounting, internal accounting controls, auditing practices, procedures, methodologies or methods of Parent or any of its Subsidiaries, or unlawful accounting or auditing matters with respect to Parent or any of its Subsidiaries and (ii) no attorney representing Parent or any of its Subsidiaries, whether or not employed by Parent or any of its Subsidiaries, has reported evidence of a violation of Securities Laws, breach of fiduciary duty or similar violation by Parent or any of its Subsidiaries or any of their respective officers, directors, employees or agents to the Parent Board or any committee thereof or to the general counsel or chief executive officer of Parent pursuant to the rules of the SEC adopted under Section 307 of the Sarbanes-Oxley Act.

(i) Neither Parent nor any of its Subsidiaries is a party to, or has any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar Contract (including any Contract or arrangement relating to any transaction or relationship between or among Parent and any of its Subsidiaries, on the one hand, and any unconsolidated affiliate, on the other hand), including any structured finance, special purpose or limited purpose entity or Person, or any “off-balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K under the Securities Act), where the result, purpose or effect of such Contract is to avoid disclosure of any material transaction involving, or material liabilities of, Parent or any of its Subsidiaries in Parent SEC Documents (including any audited financial statements and unaudited interim financial statements of Parent included therein).

Section 4.7 Absence of Certain Changes or Events. Since December 31, 2020 through the date of this Agreement, (a) the respective businesses of Parent and its Subsidiaries have been conducted in the ordinary course of business consistent with past practice, except for any reasonable and good faith actions taken or omitted to be taken, or any plans, procedures and practices adopted, solely to the extent necessary to preserve the property and assets of Parent and its Subsidiaries or to protect the safety or health of personnel of Parent and its Subsidiaries in connection with the COVID-19 pandemic, (b) there has not been any event, development or state of circumstances that has had, or would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, and (c) neither Parent nor any of its Subsidiaries has taken any action that, if it had been taken after the date of this Agreement, would constitute a breach of any of the covenants set forth in Sections 5.2(d), 5.2(f), 5.2(h), or 5.2(i) (with respect to Section 5.2(i), solely as it relates to the foregoing Sections 5.2(d), 5.2(f) and 5.2(h)).

Section 4.8 No Undisclosed Liabilities. Except for liabilities or obligations (a) as (and to the extent) reflected, disclosed or reserved against in Parent’s financial statements (or the notes thereto) included in Parent’s Annual Report on Form 10-K filed with the SEC on March 3, 2021, (b) incurred in the ordinary course of business consistent with past practice since December 31, 2020, (c) incurred in connection with the transactions contemplated hereby in compliance with the terms of this Agreement or (d) that have not had, and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, neither Parent nor any of its Subsidiaries has any liabilities or obligations of any nature, whether or not accrued, contingent, absolute or otherwise and whether or not required to be reflected in such financial statements (or the notes thereto) in accordance with GAAP.

Section 4.9 Litigation. As of the date of this Agreement, (a) there is no Proceeding pending or, to the Knowledge of Parent, threatened against Parent or any of its Subsidiaries or any asset or property of Parent or any of its Subsidiaries, and (b) there is no Order outstanding against, or involving, Parent or any of its Subsidiaries or any asset or property of Parent or any of its Subsidiaries that, in each case, (i) has been, or would reasonably be expected to be, individually or in the aggregate, material to Parent and its Subsidiaries, taken as a whole or (i) would not reasonably be expected to, individually or in the aggregate, impair in any material respect the ability of the Company to perform its obligations under this Agreement or to consummate the Merger, or prevent or materially delay the consummation of any of the Merger and the other transactions contemplated by this Agreement.

Section 4.10 Permits; Compliance with Laws.

(a) (i) Parent and its Subsidiaries are in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, exemptions, consents, certificates, approvals, listings, registrations, clearances, orders and other authorizations necessary for Parent and its Subsidiaries to own, lease and operate their respective properties and assets and to carry on their respective businesses as now being conducted under and pursuant to all applicable Laws (the “Parent Permits”), (ii) all such Parent Permits are in full force and effect and (iii) as of the date of this Agreement, no suspension, cancellation, withdrawal or revocation thereof is pending or, to the Knowledge of Parent, threatened, except where the failure to be in possession of, failure to be in full force and effect or the suspension, cancellation, withdrawal or revocation thereof has not had, and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

(b) Since January 1, 2019, Parent and its Subsidiaries have been and are in compliance with (i) all applicable Laws and (ii) all Parent Permits, except where any failure to be in such compliance has not had, and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

(c) Since January 1, 2019 through the date of this Agreement, to the Knowledge of Parent, neither Parent nor any of its Subsidiaries nor any of their respective directors, officers or employees, has received any written or oral notification from a Governmental Authority asserting that Parent or any of its Subsidiaries is, or is suspected of, alleged to be or under investigation for being, not in compliance in all material respects with any Laws or Parent Permits.

Section 4.11 Information Supplied. None of the information supplied or to be supplied by or on behalf of Parent or any of its Subsidiaries for inclusion or incorporation by reference in (a) the Form S-4 will, at the time the Form S-4 is filed with the SEC, and at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading and (b) the Joint Proxy Statement will, at the date it, or any amendment or supplement to it, is mailed to stockholders of the Company and stockholders of Parent and at the time of the Company Stockholders’ Meeting and at the time of the Parent Stockholders’ Meeting, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading (except that no representation or warranty is made by Parent regarding such portions thereof that relate expressly to the Company or any of its Subsidiaries, or to statements made therein based on information supplied by or on behalf of the Company for inclusion or incorporation by reference therein). The Joint Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act.

Section 4.12 Employee Benefit Plans.

(a) Except as has not been, and would reasonably be expected to be, individually or in the aggregate, material to Parent and its Subsidiaries, taken as a whole, (i) each of the Parent Benefit Plans has been established, adopted, operated, maintained and administered in accordance with its terms and applicable Laws, including ERISA and the Code, (ii) all payments and contributions required to be made under the terms of any Parent Benefit Plan and applicable Laws have been timely made or accrued or otherwise adequately reserved to the extent required by and in accordance with GAAP and (iii) neither Parent nor any of its Subsidiaries or, to the Knowledge of Parent, any third party, has engaged in any non-exempt “prohibited transaction” (within the meaning of Section 4975 of the Code or Section 406 of ERISA) with respect to any Parent Benefit Plan that would result in the imposition of any liability to Parent or any of its Subsidiaries.

(b) Each Parent Benefit Plan intended to be qualified under Section 401(a) of the Code has either received a favorable determination letter from the IRS with respect to such Parent Benefit Plan as to its qualified status under the Code, or with respect to a prototype Parent Benefit Plan, the prototype sponsor has received a favorable IRS opinion letter, or the Parent Benefit Plan or prototype sponsor has remaining a period of time under applicable Code regulations or pronouncements of the IRS in which to apply for such a letter and make any amendments necessary to obtain a favorable determination or opinion as to the qualified status of each such Parent Benefit Plan. To the Knowledge of Parent, no event has occurred since the most recent determination or opinion letter or application therefor relating to any such Parent Benefit Plan and no condition exists that has been or would reasonably be expected to adversely affect the qualified status of any such Parent Benefit Plan or result in the imposition of any material liability, penalty or tax under ERISA or the Code.

(c) Except as has not been, and would not reasonably be expected to be, individually or in the aggregate, material to Parent and its Subsidiaries, taken as a whole, neither Parent nor any Parent ERISA Affiliate operates, maintains, contributes to, is required to contribute to or sponsors (or has in the past six (6) years established, operated, maintained, contributed to, was required to contribute to or sponsored) (i) a “multiemployer plan” (as defined in Section 3(37) of ERISA), (ii) a “multiple employer plan” (within the meaning of Section 413(c) of the Code), (iii) a “single-employer plan” (within the meaning of Section 4001(a)(15) of ERISA), or (iv) a “multiple employer welfare arrangement” (within the meaning of Section 3(40) of ERISA).

(d) Except as would not be, or would not reasonably be expected to be, individually or in the aggregate, material to Parent and its Subsidiaries, taken as a whole, as of the date of this Agreement there are no claims pending, or, to the Knowledge of Parent, threatened Proceedings, disputes or claims (other than routine claims for benefits) against or affecting any Parent Benefit Plan, by any employee or beneficiary covered under such Parent Benefit Plan, as applicable, or otherwise involving such Parent Benefit Plan.

(e) Except as has not been, and would not reasonably be expected to be, individually or in the aggregate, material to Parent and its Subsidiaries, taken as a whole, each Parent Benefit Plan that constitutes in any part a “nonqualified deferred compensation plan” (as defined under Section 409A(d)(1) of the Code) subject to Section 409A of the Code has been operated and administered in all material respects in operational compliance with, and is in all material respects in documentary compliance with, Section 409A of the Code and its purpose, and no amount under any such plan, agreement or arrangement is or has been subject to the interest and additional Tax set forth under Section 409A(a)(1)(B) of the Code.

(f) Parent and its Subsidiaries are, and since January 1, 2019 have been, in compliance with the terms of the Parent Benefits Plans, any applicable Labor Agreement and all applicable Laws respecting or relating to recruitment, employment and employment practices, and agency and other workers, including all Laws respecting terms and conditions of employment, health and safety, wages and hours, worker classification, child labor, immigration, employment discrimination, disability rights or benefits, equal opportunity, plant closures and layoffs, affirmative action, workers’ compensation, labor relations, employee leave issues and unemployment insurance, except where failure to comply has not been, and would not reasonably be expected to be, individually or in the aggregate, material to Parent and its Subsidiaries, taken as a whole.

Section 4.13 Taxes.

(a) Parent and each of its Subsidiaries have (i) timely filed or caused to be timely filed (taking into account any extension of time within which to file) all material Tax Returns required to be filed by any of them and all such filed Tax Returns (taking into account all amendments thereto) are true, complete and accurate in all material respects and (ii) paid all material Taxes due and owing (whether or not shown on such Tax Returns), except, in the case of clause (ii) hereof, with respect to Taxes contested in good faith by appropriate Proceedings and for which adequate reserves or accruals have been established in accordance with GAAP.

(b) The unpaid Taxes of Parent and its Subsidiaries did not, as of the date of their most recent consolidated financial statements included in the Parent SEC Documents prior to the date of this Agreement, materially exceed the reserve or accrual for Tax liability (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of such consolidated financial statements (rather than in any notes thereto). Since the date of their most recent consolidated financial statements, neither Parent nor any of its Subsidiaries has incurred any material liability for Taxes outside the ordinary course of business or otherwise inconsistent with past custom and practice.

(c) As of the date of this Agreement, there are no pending, threatened in writing or ongoing audits, examinations, investigations or other Proceedings by any Governmental Authority in respect of material Taxes of or with respect to Parent or any of its Subsidiaries. Neither Parent nor any of its Subsidiaries has waived any statute of limitations with respect to material Taxes or agreed to any extension of time with respect to a material Tax assessment or deficiency. No written claim has been made by any Governmental Authority in a jurisdiction where Parent or any of its Subsidiaries does not currently file a Tax Return that it is or may be subject to taxation by that jurisdiction in respect of Taxes that would be covered by or the subject of such Tax Return, nor has any such assertion been threatened or proposed in writing and received by Parent or any of its Subsidiaries.

(d) All Taxes that Parent or any of its Subsidiaries are or were required by Law to withhold or collect have been duly and timely withheld or collected in all material respects on behalf of its respective employees, independent contractors or other third parties and, have been timely paid to the proper Governmental Authority or other Person or properly set aside in accounts for this purpose.

(e) Neither Parent nor any of its Subsidiaries has ever been a member of a consolidated, combined or unitary Tax group (other than such a group the common parent of which is Parent or any of its Subsidiaries), and neither Parent nor any of its Subsidiaries has any liability for Taxes of any other Person (other than Taxes of Parent or any Subsidiary) under Treasury Regulation Section 1.1502-6 (or any similar provision of foreign, state or local law), as a transferee or successor, by Contract or otherwise.

(f) Neither Parent nor any of its Subsidiaries is a party to or is bound by any Tax sharing, Tax allocation or Tax indemnification agreement or arrangement (other than such an agreement or arrangement exclusively between or among Parent and its Subsidiaries or customary commercial Contracts entered into in the ordinary course of business, the principle subject matter of which is not Taxes) that will not be terminated on or before the Closing Date without any future liability to the Company or its Subsidiaries.

(g) There are no Encumbrances for Taxes on any of the assets of Parent or any of its Subsidiaries other than Permitted Encumbrances.

(h) Neither Parent nor any of its Subsidiaries has participated in or been a party to a transaction that, as of the date of this Agreement, constitutes a “listed transaction” that is required to be reported to the IRS pursuant to Section 6011 of the Code and applicable Treasury Regulations thereunder.

(i) Within the last two (2) years, neither Parent nor any of its Subsidiaries has been a party to any transaction intended to qualify under Section  355 of the Code.

Section 4.14 Data Privacy. Parent and its Subsidiaries’ data, privacy and security practices conform, and since January 1, 2019 have conformed, to all of the Privacy Commitments in all material respects. Neither Parent nor any of its Subsidiaries has received written notice of, and, to the Knowledge of Parent, there is no circumstance that would reasonably be expected to give rise to, any allegation from a Governmental Authority or other Person (including an end user) alleging or confirming non-compliance with a relevant requirement of the Privacy Commitments.

Section 4.15 Environmental. Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect:

(a) Parent and its Subsidiaries are and, except for matters which have been resolved, have been in compliance with all applicable Environmental Laws, including possessing and complying with the terms of all Parent Permits required for their operations under applicable Environmental Laws;

(b) as of the date of this Agreement, there is no pending or, to the Knowledge of Parent, threatened Proceeding pursuant to any Environmental Law against Parent or any of its Subsidiaries. As of the date of this Agreement, neither Parent nor any of its Subsidiaries has received notice or a request for information from any Person, including any Governmental Authority, alleging that Parent or any of its Subsidiaries has been or is in actual or potential violation of any applicable Environmental Law or otherwise may be liable under any applicable Environmental Law, which violation or liability is unresolved. Neither Parent nor any of its Subsidiaries is a party or subject to any Order pursuant to Environmental Law; and

(c) there have been no Releases of Hazardous Materials on or underneath any location that has resulted, or is reasonably likely to result in an obligation by Parent or any of its Subsidiaries to remediate such Releases pursuant to applicable Environmental Law or otherwise result in liability to Parent or any of its Subsidiaries pursuant to applicable Environmental Law with respect to such Releases.

Section 4.16 Foreign Corrupt Practices Act; Anti-Corruption.

(a) Since January 1, 2016, neither Parent nor any of its Subsidiaries, nor, to the Knowledge of Parent, any director, officer, employee, stockholder, agent or representative (including any distributor, reseller, systems integrator, value-added reseller, consultant, independent contractor, referral partner or other channel partner) of Parent or its Subsidiaries, has directly or indirectly made, offered to make, or attempted to make any contribution, gift, bribe, rebate, payoff, influence payment, kickback or other payment to any Person, private or public, regardless of what form, whether in money, property or services, in violation of Anti-Corruption Laws. Without limiting the foregoing, neither Parent nor any of its Subsidiaries, nor, to the Knowledge of Parent or its Subsidiaries, any director, officer, employee, stockholder, agent or representative (including any distributor, reseller, systems integrator, value-added reseller, consultant, independent contractor, referral partner or other channel partner) of Parent, has directly or indirectly offered or given anything of value to (i) any foreign official, any foreign political party or official thereof or any candidate for political office or (ii) any Person, while knowing that all or a portion of such thing of value will be offered, given or promised, directly or indirectly, to any foreign official, to any foreign political party or official thereof or to any candidate for foreign political office for the purpose of the following: (A) influencing any act or decision of such foreign official, political party, party official or candidate in his, her or its official capacity, including influencing such foreign official, political party, party official or candidate to do or omit to do any act in violation of the lawful duty of such foreign official, political party, party official or candidate, or securing any improper advantage or (B) inducing such foreign official, political party, party official or candidate to use his, her or its influence with a foreign Governmental Authority or instrumentality thereof to affect or influence any act or decision of such Governmental Authority or instrumentality, in order to assist Parent or any Subsidiaries in obtaining or retaining business for or with, or directing business to, any Person.

(b) To the Knowledge of Parent, neither Parent nor any of its Subsidiaries or Affiliates nor any of their respective Representatives (i) is under external or internal investigation for (A) any potential violation of the Anti-Corruption Laws, (B) any alleged irregularity, misstatement or omission arising under or relating to any Contract between such Person and any Governmental Authority, or any instrumentality thereof or (C) any contribution, gift, bribe, rebate, payoff, influence payment, kickback or other payment or the provision of anything of value, directly or indirectly, to a foreign official, any foreign political party or official thereof or any candidate for foreign political office, (ii) has received any notice or other communication (in writing or otherwise) from any Governmental Authority regarding any actual, alleged or potential violation of, or failure to comply with, any Anti-Corruption Laws or (iii) is or has been since January 1, 2016, the subject of any internal complaint, audit or review process regarding allegations of potential violation of the Anti-Corruption Laws.

(c) Parent and its Subsidiaries and Affiliates have at all times since January 1, 2016, maintained an adequate system or systems of internal controls reasonably designed to (i) ensure compliance with the Anti-Corruption Laws and (ii) prevent and detect violations of the Anti-Corruption Laws.

(d) Since January 1, 2016, neither Parent nor any of its Subsidiaries has made any disclosure (voluntary or otherwise) to any Governmental Authority with respect to any alleged irregularity, misstatement or omission or other potential violation or liability arising under or relating to any applicable Anti-Corruption Laws.

Section 4.17 Customs and International Trade Laws.

(a) To the Knowledge of Parent, since January 1, 2016, Parent and its Subsidiaries have been in compliance with all applicable Customs and International Trade Laws and there are no unresolved formal claims or other Proceedings concerning the liability of any of Parent or its Subsidiaries under such Laws. Without limiting the foregoing, (i) since January 1, 2016, each director, officer, employee, and, to the Knowledge of Parent, agent of Parent or any of its Subsidiaries has been in compliance with all applicable Customs and International Trade Laws; (ii) at all times since January 1, 2016, Parent, its Subsidiaries and Persons acting on their behalf have obtained all required import and export licenses and all other Customs and International Trade Authorizations; (iii) since January 1, 2016, no Governmental Authority has initiated any Proceedings or imposed any civil or criminal fine, penalty, seizure, forfeiture, revocation of a Customs and International Trade Authorization, debarment or denial of future Customs and International Trade Authorizations against any of Parent or its Subsidiaries or any of their respective directors, officers, employees or, to the Knowledge of Parent, agents in connection with any actual or alleged violation of any applicable Customs and International Trade Laws; and (iv) since January 1, 2016, there have been no claims, investigations or requests for information by a Governmental Authority with respect to Parent’s and its Subsidiaries’ Customs and International Trade Authorizations and compliance with applicable Customs and International Trade Laws.

(b) Neither Parent nor any of its Subsidiaries, nor any director, officer, employee, or agent thereof is a Sanctioned Person.

(c) Each of Parent and its Subsidiaries has in place adequate controls and systems reasonably designed to ensure compliance with applicable Customs and International Trade Laws in each of the jurisdictions in which Parent or any of its Subsidiaries conduct business.

(d) Since January 1, 2016, neither Parent nor any of its Subsidiaries has made any disclosure (voluntary or otherwise) to any Governmental Authority with respect to any alleged irregularity, misstatement or omission, or other potential violation or liability arising under or relating to any applicable Customs and International Trade Laws.

Section 4.18 Merger Sub. Merger Sub was formed by Parent or a direct or indirect wholly owned Subsidiary of Parent solely for the purpose of engaging in the transactions contemplated by this Agreement. Merger Sub has not conducted any business prior to the date of this Agreement and has no, and prior to the Effective Time will have no, assets, obligations or liabilities of any nature other than those incident to its incorporation and the transactions contemplated by this Agreement.

Section 4.19 Brokers. No investment banker, broker or finder other than Guggenheim Securities, LLC, the fees and expenses of which will be paid by Parent, is entitled to any investment banking, brokerage, finder’s or similar fee or commission in connection with this Agreement or the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or Merger Sub. True, correct and complete copies of all engagement letters in effect between Parent and Guggenheim Securities, LLC for the provision of financial advisory services have been made available to the Company.

Section 4.20 Opinion of Financial Advisor. The Parent Board has received the opinion of Guggenheim Securities, LLC to the effect that, as of the date of such opinion, and based upon and subject to the limitations, assumptions, qualifications and other matters set forth in such opinion, the Exchange Ratio is fair, from a financial point of view, to Parent. Such opinion has not been materially amended or rescinded as of the date of this Agreement. Promptly after the date of this Agreement, a true, correct and complete copy of such opinion will be made available to the Company for informational purposes.

Section 4.21 Share Ownership. None of Parent, Merger Sub or any of their Affiliates has been, at any time during the three (3) years preceding the date of this Agreement, an “interested stockholder” of the Company, as defined in Section 203 of the DGCL. As of the date of this Agreement, none of Parent, Merger Sub or their respective Affiliates owns (directly or indirectly, beneficially or of record) any Company Common Stock (other than pursuant to the Voting Agreement) and none of Parent, Merger Sub or any of their respective Affiliates holds any rights to acquire any Company Common Stock except pursuant to this Agreement (in each case other than de minimis holdings held by directors and officers of Parent or any of its Subsidiaries).

Section 4.22 No Other Representations or Warranties. Except for the representations and warranties contained in this Article IV, neither Parent nor any of Merger Sub nor any other Person on behalf of Parent or any of Merger Sub makes any express or implied representation or warranty with respect to Parent or any of its Subsidiaries or any other information provided to the Company in connection with the transactions contemplated by this Agreement, including the accuracy, completeness or timeliness thereof. Neither Parent nor any of its Subsidiaries has made or makes any representation or warranty with respect to any projections, estimates or budgets made available to the public, the Company or its Affiliates of future revenues, future production, future results of operations (or any component thereof), future cash flows, the future financial condition (or any component thereof) or the future business and operations of Parent and its Subsidiaries.

ARTICLE V

COVENANTS AND AGREEMENTS

Section 5.1 Conduct of Business by the Company Pending the Merger. The Company covenants and agrees that, between the date of this Agreement and the earlier of the Effective Time and the date, if any, on which this Agreement is terminated in accordance with Section 7.1, except (A) as may be required by Law, (B) as may be agreed in writing by Parent (which consent shall not be unreasonably withheld, delayed or conditioned), (C) as may be expressly contemplated or required pursuant to this Agreement, (D) for any reasonable and good faith actions taken or omitted to be taken, or any plans, procedures and practices adopted, solely to preserve the property and assets of the Company and its Subsidiaries or to protect the safety or health of personnel of the Company and its Subsidiaries in connection with the COVID-19 pandemic, in each case (i) consistent with prior practice or with respect to which the Company has reasonably consulted with Parent (to the extent practicable), and (ii) other than with respect to Sections 5.1(a), (b), (c), (d), (k), (m), (q), (r), (s), and (y), to which this clause (D) shall not apply, and Section 5.1(n), to which this clause (D) shall be limited as set forth therein, or (E) as set forth in Section 5.1 of the Company Disclosure Letter, (x) the Company shall, and shall cause its Subsidiaries to, conduct the business of the Company and its Subsidiaries in the ordinary course of business and in a manner consistent with past practice and use reasonable best efforts to preserve its assets and business organization and maintain its existing relationships and goodwill with material customers, suppliers, distributors, Governmental Authorities and business partners, and to keep available the services of its officers and key employees, and (y) the Company shall not, and shall cause its Subsidiaries not to, directly or indirectly:

(a) amend or otherwise change the Certificate of Incorporation or the Bylaws of the Company or such equivalent organizational or governing documents of any of its Subsidiaries;

(b) adjust, split, combine, subdivide, reclassify, redeem, repurchase or otherwise acquire or amend the terms of the Company’s or any of its Subsidiaries’ capital stock or other equity interests or any options, equity or equity-based compensation, warrants, convertible securities or other rights of any kind to acquire any shares of the Company’s or any of its Subsidiaries’ capital stock or other equity interests, other than the acceptance of shares of Company Common Stock as payment for the exercise price or withholding taxes incurred in connection with the exercise, vesting or settlement of Company Equity Awards outstanding as of the date hereof or equity awards granted following the date hereof pursuant to the Company Equity Plan and subject to the terms of this Agreement;

(c) issue, sell, pledge, dispose, encumber or grant, or authorize any of the foregoing with respect to, any shares of the Company’s or its Subsidiaries’ capital stock or other equity interests (other than pledges to the

Collateral Agent (as defined in the Existing Credit Agreement) securing the Existing Credit Agreement), or any options, equity or equity-based compensation, warrants, convertible securities or other rights of any kind to acquire any shares of the Company’s or any of its Subsidiaries’ capital stock or other equity interests; other than the issuance of Company Common Stock pursuant to the Company Equity Awards;

(d) declare, set aside, authorize, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to the Company’s or any of its Subsidiaries’ capital stock or other equity interests, other than dividends and distributions paid by any Subsidiary of the Company to the Company or any wholly owned Subsidiary of the Company;

(e) (i) establish, adopt, enter into any new, amend, terminate, or take any action to accelerate rights under, any Company Benefit Plan, or any plan, program, policy, practice, agreement or other arrangement that would be a Company Benefit Plan if it had been in effect on the date of this Agreement; (ii) grant or pay, or commit to grant or pay, any bonus, incentive or profit-sharing award or payment (other than the payment of accrued and unpaid bonuses or other incentive or profit-sharing compensation in the ordinary course of business consistent with past practice); (iii) increase, or commit to increase, the amount of the wages, salary, bonuses, commissions, fringe benefits, severance or other compensation (including equity or equity-based compensation, whether payable in stock, cash or other property), benefits or remuneration payable to any current or former employee or director of, or individual service provider to, the Company or any Subsidiary of the Company (other than increases in annual base salaries and incentive compensation opportunities at times and in amounts in the ordinary course of business consistent with past practice); (iv) take any action to accelerate any payment or benefit, the vesting of any equity or equity-based award or the funding of any payment or benefit, payable or to become payable to any current or former employee or director of, or individual service provider to, the Company or any Subsidiary of the Company; (v) enter into any employment, severance, change in control, retention, individual consulting or similar agreement with any current or former employee or director of, or individual service provider to, the Company or any Subsidiary of the Company (other than offer letters that provide for at-will employment without any severance, retention or change in control benefits for newly hired employees or individual service providers who are hired in the ordinary course of business and whose annual base compensation does not exceed $200,000 individually), (vi) communicate with the employees of the Company or any Subsidiary of the Company regarding the compensation, benefits or other treatment they will receive following the Effective Time, unless such communications are consistent with the terms provided herein; or (vii) except as may be required by GAAP, materially change any actuarial or other assumptions used to calculate funding obligations with respect to any Company Benefit Plan or materially change the manner in which contributions to such plans are made or the basis on which such contributions are determined;

(f) hire, engage, promote or (other than for cause) terminate any employee or other individual service provider who is or would be entitled to receive annual base compensation of $200,000 or more;

(g) waive the restrictive covenant obligations of any employee of the Company or its Subsidiaries;

(h) grant, confer or award equity or equity-based compensation, options, convertible securities, restricted stock, restricted stock units, deferred stock units or other rights to acquire any of the Company’s or its Subsidiaries’ capital stock or other equity interests;

(i) make any (A) loan or advance to (x) any officer or director of the Company or its Subsidiaries (other than travel and similar advances to its employees in the ordinary course of business) or (y) employees of the Company or its Subsidiaries in excess of $100,000 in the aggregate, or (B) loan, advance or capital contribution to, or investment in, any other Person in excess of $25,000 in the aggregate (other than to or in the Company or any direct or indirect wholly owned Subsidiary of the Company);

(j) (A) forgive any loans or advances to (x) any officers or directors of the Company or its Subsidiaries, or any of their respective Affiliates, or (y) employees of the Company or its Subsidiaries in excess of $100,000 in the aggregate, or (B) change its existing borrowing or lending arrangements for or on behalf of any of such Persons pursuant to an employee benefit plan or otherwise;

(k) acquire (including by merger, consolidation or acquisition of stock or assets) any corporation, partnership, limited liability company, joint venture, other business organization or any division thereof or all or any of the assets, business or properties of any other Person, in each case, with a value or purchase price that, individually or in the aggregate, exceeds $3,000,000, excluding any acquisitions of supplies and inventory in the ordinary course of business;

(l) sell, pledge, dispose of, transfer, abandon, lease, license, mortgage, incur any Encumbrance (other than Permitted Encumbrances) (including pursuant to a sale-leaseback transaction or an asset securitization transaction) on or otherwise transfer or encumber any of the assets, business, properties or rights of the Company or any of its Subsidiaries, in each case, with a value or purchase price that, individually or in the aggregate, exceeds $3,000,000, except (i) sales of inventory in the ordinary course of business and consistent with past practice, (ii) (x) transfers among, (y) the making and repayment of loans to, or (z) the guarantee of indebtedness of, the Company and its Subsidiaries (but in the case of clause (ii), solely to the extent such exception is required under Section 6.09(b) of the Existing Credit Agreement), or (iii) disposition of obsolete assets or expired inventory;

(m) (i) redeem, pay, discharge or satisfy any Indebtedness that has a prepayment cost, “make whole” amount, prepayment penalty or similar obligation (other than (A) the payment, discharge or satisfaction required pursuant to the terms of the Company’s Existing Credit Facilities as in effect as of the date of this Agreement and (B) Indebtedness incurred by the Company or its wholly owned Subsidiaries and owed to the Company or its wholly owned Subsidiaries) or (ii) cancel any material Indebtedness (individually or in the aggregate) or waive or amend any claims or rights of substantial value;

(n) incur, create, assume, guarantee or otherwise become liable for any Indebtedness (directly, contingently or otherwise) or assume or guarantee the obligations of any Person (or enter into a “keep well” or similar arrangement) or issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of the Company or any of its Subsidiaries (except for (i) indebtedness or guarantees for drawdowns with respect to, or the entry into letters of credit under, the Company’s revolving credit facility under its Existing Credit Facilities in the ordinary course of business consistent with past practice, (ii) Indebtedness owed to the Company or its wholly owned Subsidiaries, (iii) Indebtedness incurred pursuant to clause (D) of the first sentence of Section 5.1, which shall not exceed $5,000,000 in the aggregate, and (iv) other Indebtedness in an aggregate amount not to exceed $2,000,000);

(o) terminate, assign, enter into, agree to any material amendment or modification of, renew (other than renewals of the Contracts set forth in Section 3.14(a)(i) or Section 3.14(a)(ii) in the ordinary course of business), or waive any material rights under, any Company Material Contract or Real Property Lease, or any Contract that would have been a Company Material Contract or Real Property Lease had it been entered into prior to the date of this Agreement, in each case, (i) with respect to any Company Material Contract (x) that would result in expenditures or the incurrence of other liabilities or obligations (whether accrued or contingent) by the Company and its Subsidiaries in excess of $2 million over the term of such Company Material Contract or $10 million in the aggregate over the terms of all such Company Material Contracts and (y) for which the outstanding term of such Company Material Contract exceeds two years and (ii) with respect to any Real Property Lease, (x) that would result in additional expenditures or the incurrence of other liabilities or obligations (whether accrued or contingent) by the Company and its Subsidiaries in excess of $100,000 over the term of such Real Property Lease or (y) for which the outstanding term of such Real Property Lease exceeds three years;

(p) except as required pursuant to an applicable Contract, including any Labor Agreement, in effect as of the date of this Agreement, (i) modify, renew, extend or enter into any Labor Agreement or (ii) negotiate with, recognize or certify any Labor Organization as the bargaining representative of any employees of the Company or any of its Subsidiaries;

(q) make any material change to its methods of financial accounting, except as required by GAAP (or any interpretation thereof), Regulation S-X of the Exchange Act or a Governmental Authority or quasi-Governmental Authority (including the Financial Accounting Standards Board or any similar organization);

(r) make or agree to make any capital expenditure, other than (i) with respect to capital expenditures in the calendar year ending December 31, 2021, (x) any capital expenditures in the amounts contemplated by the capital expenditure budget of the Company and its Subsidiaries for the calendar year ending December 31, 2021 made available to Parent prior to the date hereof, or (y) additional capital expenditures of less than $2,500,000 in the aggregate; provided, that the aggregate capital expenditures under clauses (x) and (y) do not exceed $35,000,000 in the calendar year ending December 31, 2021, and (ii) with respect to capital expenditures in the calendar year ending December 31, 2022, capital expenditures of less than $2,500,000 in the aggregate per month; provided, however, that, in each case of clauses (i) and (ii), any capital expenditure greater than $500,000 relating to information technology systems or enhancements or digital projects shall require the prior written consent of Parent (even if contemplated by such capital expenditure budget);

(s) write up, write down or write off the book value of any material assets, except to the extent required by GAAP;

(t) commence, release, compromise, assign, settle or agree to settle any action, claim, investigation or Proceeding, other than (i) with respect to routine matters in the ordinary course of business and consistent with past practice, (ii) settlements that result solely in monetary obligations involving payment (without the admission of wrongdoing) by the Company or any of its Subsidiaries of the amounts specifically reserved in accordance with GAAP with respect to such action, claim, investigation or Proceeding on the Company’s consolidated financial statements for the year ending December 31, 2020 or (iii) an amount not greater than $500,000 individually or $3,000,000 in the aggregate;

(u) fail to use commercially reasonable efforts to maintain in effect the material insurance policies covering the Company and its Subsidiaries and their respective properties, assets and businesses;

(v) announce, implement or effect any facility closing, layoff, early retirement programs, severance programs or reductions in force affecting more than one hundred (100) employees of the Company or any of its Subsidiaries or giving rise to severance or other liabilities or obligations in excess of $3,000,000 in the aggregate with respect to all such actions;

(w) cancel, dedicate to the public, disclaim, forfeit, reissue, reexamine or abandon without filing a substantially identical counterpart in the same jurisdiction with the same priority or allow to lapse (except with respect to patents expiring in accordance with their terms) any Intellectual Property material to the Company, other than in the ordinary course of business consistent with the past practice of the Company;

(x) (i) make or change any material Tax election or change any method of Tax accounting; (ii) file any material amended Tax Return; (iii) settle, compromise or close any audit or Proceeding relating to (A) U.S. federal income Taxes in an amount in excess of $500,000 individually or $2,000,000 in the aggregate or (B) state, local or non-U.S. Taxes in an amount in excess of $250,000 individually or $1,000,000 in the aggregate; (iv) agree to an extension or waiver of the statute of limitations with respect to any material amount of Taxes; (v) enter into any “closing agreement” within the meaning of Section 7121 of the Code (or any similar provision of state, local or non-U.S. Law) with respect to any material Tax; or (vi) surrender any right to claim a material Tax refund;

(y) merge or consolidate the Company or any of its Subsidiaries with any Person or adopt a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of the Company or any of its Subsidiaries (other than any such transaction solely between or involving wholly-owned Subsidiaries of the Company); or

(z) enter into any agreement to do, authorize or adopt any resolutions approving, or announce any intention to do, any of the foregoing.

Section 5.2 Conduct of Business by Parent Pending the Merger. Parent covenants and agrees that, between the date of this Agreement and the earlier of the Effective Time and the date, if any, on which this Agreement is terminated in accordance with Section 7.1, except (A) as may be required by Law, (B) as may be agreed in writing by the Company (which consent shall not be unreasonably withheld, delayed or conditioned), (C) as may be expressly contemplated or required pursuant to this Agreement, (D) for any reasonable and good faith actions taken or omitted to be taken, or any plans, procedures and practices adopted, solely to preserve the property and assets of Parent and its Subsidiaries or to protect the safety or health of personnel of Parent and its Subsidiaries in connection with the COVID-19 pandemic, in each case (i) consistent with prior practice or with respect to which Parent has reasonably consulted with the Company (to the extent practicable) and (ii) other than with respect to Sections 5.2(a), (b), (c), (d), (f), and (h) to which this clause (D) shall not apply or (E) as set forth in Section 5.2 of the Parent Disclosure Letter, (x) Parent shall conduct its business in the ordinary course of business and in a manner consistent with past practice and use reasonable best efforts to preserve its assets and business organization and maintain its existing relationships and goodwill with material customers, suppliers, distributors, Governmental Authorities and business partners, and to keep available the services of its officers and key employees, and (y) Parent shall not, directly or indirectly:

(a) amend or otherwise change the Parent Organizational Documents or such equivalent organizational or governing documents of any of its Subsidiaries in a manner that would be materially adverse to the Company or its stockholders or would, or would reasonably be expected to, have the effect of delaying or preventing the consummation of the Merger or the other transactions contemplated by this Agreement;

(b) adjust, split, combine, subdivide, reclassify or otherwise amend the terms of the Parent Common Stock;

(c) issue, sell, pledge, dispose, encumber or grant, or authorize any of the foregoing with respect to, any shares of Parent’s or its Subsidiaries’ capital stock or other equity interests (other than pledges to the Administrative Agent (as defined in the Parent Credit Agreement) granted pursuant to the terms of the Loan Documents (as defined in the Parent Credit Agreement), or any options, equity or equity-based compensation, warrants, convertible securities or other rights of any kind to acquire any shares of Parent’s or any of its Subsidiaries’ capital stock or other equity interests; other than the issuance of Parent Common Stock pursuant to the Parent Equity Awards or the Parent Convertible Notes;

(d) declare, set aside, authorize, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to Parent’s or any of its Subsidiaries’ capital stock or other equity interests, other than dividends and distributions paid by any Subsidiary of Parent to Parent or any wholly owned Subsidiary of Parent;

(e) grant, confer or award equity or equity-based compensation, options, convertible securities, restricted stock, restricted stock units, deferred stock units or other rights to acquire any of Parent’s or its Subsidiaries’ capital stock or other equity interests;

(f) make any material change to its methods of financial accounting, except as required by GAAP (or any interpretation thereof), Regulation S-X of the Exchange Act or a Governmental Authority or quasi-Governmental Authority (including the Financial Accounting Standards Board or any similar organization);

(g) announce, implement or effect any facility closing, layoff, early retirement programs, severance programs or reductions in force affecting more than one hundred (100) employees of Parent or any of its Subsidiaries at a single site of employment or giving rise to severance or other liabilities or obligations in excess of $5,000,000 in the aggregate with respect to all such actions;

(h) adopt a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of Parent or any of its Subsidiaries (other than any such transaction solely between or involving wholly-owned Subsidiaries of Parent); or

(i) enter into any agreement to do, authorize or adopt any resolutions approving, or announce any intention to do, any of the foregoing.

Section 5.3 Preparation of the Form S-4 and the Joint Proxy Statement; Stockholder Meetings.

(a) Parent and the Company shall jointly prepare, and Parent and the Company, as applicable, shall use their reasonable best efforts to cause to be filed with the SEC within forty (40) days after the execution of this Agreement, the Joint Proxy Statement in preliminary form. Parent shall prepare (with the Company’s reasonable cooperation), and Parent shall use its reasonable best efforts to cause to be filed with the SEC within forty (40) days after the execution of this Agreement, the Form S-4, in which the Joint Proxy Statement will be included as a prospectus, in connection with the registration under the Securities Act of the Parent Common Stock to be issued in the Merger. Each of Parent and the Company shall use its reasonable best efforts to (i) cause the Form S-4 and the Joint Proxy Statement to comply with the applicable rules and regulations promulgated by the SEC, (ii) have the Form S-4 declared effective under the Securities Act as promptly as practicable after such filing (including by responding to comments from the SEC), and, prior to the effective date of the Form S-4, take all action reasonably required to be taken under any applicable state Securities Laws in connection with the Parent Stock Issuance and (iii) keep the Form S-4 effective through the Closing Date in order to permit the consummation of the Merger. Each of Parent and the Company shall furnish all information as may be reasonably requested by the other in connection with any such action and the preparation, filing and distribution of the Form S-4 and the Joint Proxy Statement. As promptly as reasonably practicable after the Form S-4 shall have become effective, each of Parent and the Company shall use its reasonable best efforts to cause the Joint Proxy Statement to be mailed to its respective stockholders. No filing of, or amendment or supplement to, the Form S-4 will be made by Parent, and no filing of, or amendment or supplement to, the Joint Proxy Statement will be made by Parent or the Company, in each case without providing the other party with a reasonable opportunity to review and comment thereon. If, at any time prior to the Effective Time, any information relating to Parent or the Company or any of their respective Affiliates, directors or officers should be discovered by Parent or the Company which should be set forth in an amendment or supplement to either the Form S-4 or the Joint Proxy Statement, so that either such document would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, the party that discovers such information shall promptly notify the other parties hereto and an appropriate amendment or supplement describing such information shall be prepared and, following a reasonable opportunity for the other party (and its counsel) to review and comment on such amendment or supplement, promptly filed with the SEC and, to the extent required by applicable Law, disseminated to the stockholders of Parent and the Company. Subject to applicable Law, each party shall notify the other promptly of the time when the Form S-4 has become effective, of the issuance of any stop order or suspension of the qualification of the Parent Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction (in which case the parties shall use their respective commercially reasonable efforts to have any such stop order or suspension lifted, reversed or otherwise terminated), or of the receipt of any written or oral comments from the SEC or the staff of the SEC and of any request by the SEC or the staff of the SEC for amendments or supplements to the Joint Proxy Statement or the Form S-4 or for additional information and shall supply each other with copies of all correspondence between either party or any of its Representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Joint Proxy Statement, the Form S-4 or the Merger.

(b) Subject to the earlier termination of this Agreement in accordance with Section 7.1, the Company shall, as soon as reasonably practicable following the effectiveness of the Form S-4, duly call, give notice of, convene (on a date selected by the Company in consultation with Parent, which date is intended to be the date of the Parent Stockholders’ Meeting) and hold a meeting of its stockholders (the “Company Stockholders’

Meeting”) for the purpose of seeking the Company Stockholder Approval, and shall submit such proposal to such holders at the Company Stockholders’ Meeting and shall not submit any other proposal to such holders in connection with the Company Stockholders’ Meeting without the prior written consent of Parent. The Company in consultation with Parent shall set a record date for Persons entitled to notice of, and to vote at, the Company Stockholders’ Meeting and shall not change such record date without the prior written consent of Parent and shall not adjourn or otherwise postpone or delay such Company Stockholders’ Meeting without the prior written consent of Parent. If the Company Board has not made a Company Adverse Recommendation Change, the Company shall, through the Company Board, make the Company Recommendation, and shall include such Company Recommendation in the Joint Proxy Statement, and use its reasonable best efforts to (i) solicit from its stockholders proxies in favor of the adoption of this Agreement and (ii) take all other action necessary or advisable to secure the Company Stockholder Approval. Notwithstanding any Company Adverse Recommendation Change, unless this Agreement is terminated in accordance with its terms, the obligations of the parties hereunder shall continue in full force and effect and such obligations shall not be affected by the commencement, public proposal, public disclosure or communication to the Company of any Company Acquisition Proposal (whether or not a Company Superior Proposal). Notwithstanding the foregoing provisions of this Section 5.3(b), if, on the date of the Company Stockholders’ Meeting, (i) the Company has not received proxies representing a sufficient number of shares of Company Common Stock to obtain the Company Stockholder Approval, whether or not a quorum is present, (ii) the Company does not have a sufficient number of shares of Company Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Company Stockholders’ Meeting or (iii) the Company Board has determined in good faith after consultation with outside counsel that it is advisable to allow reasonable additional time for the filing and mailing of supplemental or amended disclosure to be disseminated and reviewed by the Company’s stockholders prior to the Company Stockholders’ Meeting, which supplemental or amended disclosure has been determined by the Company Board in good faith after consultation with outside counsel to be required by applicable Law, the Company shall make one or more successive postponements or adjournments of the Company Stockholders’ Meeting (provided, that without the prior written consent of Parent, the Company Stockholders’ Meeting shall not be postponed or adjourned to a date that is more than 10 Business Days in the aggregate after the date for which the Company Stockholders’ Meeting was originally scheduled (excluding any adjournments or postponements required by applicable Law)); provided, further, that the Company Stockholders’ Meeting may not be postponed or adjourned on the date the Company Stockholders’ Meeting is scheduled if the Company shall have received proxies in respect of an aggregate number of shares of Company Common Stock, which have not been withdrawn, such that the Company Stockholder Approval will be obtained at such meeting.

(c) Subject to the earlier termination of this Agreement in accordance with Section 7.1, Parent shall, as soon as reasonably practicable following the effectiveness of the Form S-4, duly call, give notice of, convene (on a date selected by Parent in consultation with the Company, which date is intended to be the date of the Company Stockholders’ Meeting) and hold a meeting of its stockholders (the “Parent Stockholders’ Meeting”) for the purpose of seeking the Parent Stockholder Approval, and shall submit such proposal to such holders at the Parent Stockholders’ Meeting and, except for a proposal regarding the Charter Amendment and a customary proposal regarding adjournment of the Parent Stockholders’ Meeting, shall not submit any other proposal to such holders in connection with the Parent Stockholders’ Meeting without the prior written consent of the Company. Parent in consultation with the Company shall set a record date for Persons entitled to notice of, and to vote at, the Parent Stockholders’ Meeting and shall not change such record date without the prior written consent of the Company and shall not adjourn or otherwise postpone or delay such Parent Stockholders’ Meeting without the prior written consent of the Company. If the Parent Board has not made a Parent Adverse Recommendation Change, Parent shall, through the Parent Board, make the Parent Recommendation, and shall include such Parent Recommendation in the Joint Proxy Statement, and use its reasonable best efforts to (i) solicit from its stockholders proxies in favor of the Parent Stock Issuance and (ii) take all other action necessary or advisable to secure the Parent Stockholder Approval. Notwithstanding any Parent Adverse Recommendation Change, unless this Agreement is terminated in accordance with its terms, the obligations of the parties hereunder shall continue in full force and effect and such obligations shall not be affected by the commencement, public proposal, public disclosure or communication to Parent of any Parent Acquisition Proposal (whether or not a Parent Superior

Proposal). Notwithstanding the foregoing provisions of this Section 5.3(c), if, on the date of the Parent Stockholders’ Meeting, (i) Parent has not received proxies representing a sufficient number of shares of Parent Common Stock to obtain the Parent Stockholder Approval, whether or not a quorum is present, (ii) Parent does not have a sufficient number of shares of Parent Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Parent Stockholders’ Meeting or (iii) the Parent Board has determined in good faith after consultation with outside counsel that it is advisable to allow reasonable additional time for the filing and mailing of supplemental or amended disclosure to be disseminated and reviewed by Parent’s stockholders prior to the Parent Stockholders’ Meeting, which supplemental or amended disclosure has been determined by the Parent Board in good faith after consultation with outside counsel to be required by applicable Law, Parent shall make one or more successive postponements or adjournments of the Parent Stockholders’ Meeting (provided, that without the prior written consent of the Company, the Parent Stockholders’ Meeting shall not be postponed or adjourned to a date that is more than 10 Business Days in the aggregate after the date for which the Parent Stockholders’ Meeting was originally scheduled (excluding any adjournments or postponements required by applicable Law)); provided, further, that the Parent Stockholders’ Meeting may not be postponed or adjourned on the date the Parent Stockholders’ Meeting is scheduled if Parent shall have received proxies in respect of an aggregate number of shares of Parent Common Stock, which have not been withdrawn, such that the Parent Stockholder Approval will be obtained at such meeting.

(d) The Company and Parent will use their respective reasonable best efforts to hold the Company Stockholders’ Meeting and the Parent Stockholders’ Meeting on the same date and as soon as reasonably practicable after the date of this Agreement.

Section 5.4 Appropriate Action; Consents; Filings.

(a) Subject to the terms and conditions of this Agreement, the parties hereto will use their respective reasonable best efforts to consummate and make effective the transactions contemplated by this Agreement and to cause the conditions to the Merger set forth in Article VI to be satisfied, including using reasonable best efforts to accomplish the following: (i) the obtaining of all necessary actions or non-actions, consents and approvals from Governmental Authorities or other Persons necessary in connection with the consummation of the transactions contemplated by this Agreement, including the Merger, and the making of all necessary registrations and filings (including filings with Governmental Authorities, if any) and the taking of all reasonable steps as may be necessary to obtain an approval from, or to avoid a Proceeding by, any Governmental Authority or other Persons necessary in connection with the consummation of the transactions contemplated by this Agreement, including the Merger, (ii) the defending of any lawsuits or other legal Proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated by this Agreement, including the Merger, performed or consummated by such party in accordance with the terms of this Agreement, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Authority vacated or reversed and (iii) the execution and delivery of any additional instruments reasonably necessary to consummate the Merger and any other transactions to be performed or consummated by such party in accordance with the terms of this Agreement and to carry out fully the purposes of this Agreement. Each of the parties hereto shall promptly (and in no event later than ten (10) days after the date of this Agreement, unless otherwise agreed to by the parties) make its respective filings under the HSR Act, and thereafter make any other applications and filings as reasonably determined by the Company and Parent under other applicable Antitrust Laws with respect to the transactions contemplated by this Agreement as promptly as reasonably practicable (and in no event later than thirty (30) days after the date of this Agreement, unless otherwise agreed to by the parties) in draft form. The Company and Parent shall each pay fifty percent (50%) of all filing fees and other charges for the filings required under any Antitrust Law; provided, that, for the avoidance of doubt, the Company and Parent shall each bear its own legal fees, including consultant fees, incurred in connection with any applications and filings required under applicable Antitrust Laws.

(b) Subject to Parent’s obligations in Section 5.4(d), in connection with and without limiting the efforts referenced in Section 5.4(a), Parent shall, after reasonable consultation with the Company, have the right to devise, control and direct the strategy and timing for, and make all decisions relating to (and shall take the lead in all meetings and communications with any Governmental Authority relating to), any required submissions, responses to information requests and filings to any Governmental Authority or other Person and obtaining any consent or approval of any Governmental Authority or other Person contemplated by this Section 5.4, including resolving any Proceeding related to any such consent or approval and all matters relating to any Divestiture Actions, provided that each of the parties hereto will (i) furnish to the other such necessary information and reasonable assistance as the other may request in connection with the preparation of any governmental filings, submissions or other documents; (ii) give the other reasonable prior notice of any such filing, submission or other document and of any substantive communication with or from any Governmental Authority regarding the transactions contemplated by this Agreement, and permit the other to review and discuss in advance, and consider in good faith the views, and secure the participation, of the other in connection with any such filing, submission, document or communication; and (iii) cooperate in responding as promptly as reasonably practicable to any investigation or other inquiry from a Governmental Authority or in connection with any Proceeding initiated by a Governmental Authority or private party, including informing the other party as soon as practicable of any such investigation, inquiry or Proceeding, and consulting in advance before making any presentations or submissions to a Governmental Authority, or, in connection with any Proceeding initiated by a private party, to any other Person. In addition, each of the parties hereto will give reasonable notice to and consult with the other in advance of any meeting, conference, or Proceeding with any Governmental Authority, or in connection with any Proceeding by a private party, with any other Person, and to the extent permitted by the Governmental Authority or other Person, give the other the opportunity to attend and participate in such meeting, conference, or Proceeding.

(c) The parties shall consult with each other with respect to obtaining all permits and Consents necessary to consummate the transactions contemplated by this Agreement, including the Merger.

(d) In furtherance of and without limiting the efforts referenced in Section 5.4(a), Parent and the Company (if requested by Parent), along with their respective Subsidiaries, shall use reasonable best efforts to avoid or eliminate each and every impediment under any Antitrust Law that may be asserted by any Governmental Authority so as to enable the consummation of the Merger as soon as reasonably practicable (and in any event no later than the Termination Date), including (i) using reasonable best efforts to sell, divest, hold separate, lease, license, transfer, dispose of, subject to conduct remedies, otherwise encumber or impair or take any other action with respect to any assets, properties, businesses or product lines of Parent or the Company or any of their respective Subsidiaries Affiliates (separately and, in the aggregate, “Antitrust Action”), and (ii) in the event that any permanent or preliminary injunction or other Order is entered or becomes reasonably foreseeable to be entered in any Proceeding that would make consummation of the Merger unlawful or that would otherwise prevent or delay consummation of the Merger, using reasonable best efforts to vacate, modify or suspend such injunction or Order; provided that (x) no party hereto shall be required pursuant to this Section 5.4 to commit to or effect any action that is not conditioned upon the consummation of the Merger and (y) Parent shall, after reasonable consultation with the Company, control the decision to undertake and the process relating to any action contemplated above in this Section 5.4(d), and the Company, if so requested by Parent, shall take any and all actions so requested by Parent, and for the avoidance of doubt, the Company shall not, unless requested to do so by Parent, commit to or effect any action contemplated above in this Section 5.4(d). Without limiting the foregoing, Parent shall take all such action (including Antitrust Action) as may be necessary to avoid or eliminate, and minimize the impact of, each and every impediment under any Antitrust Law that is asserted by any Governmental Entity with respect to the Merger so as to enable the Closing to occur as soon as reasonably possible (and in any event no later than the Termination Date); provided, however, that nothing contained in this Agreement requires Parent or the Company to take, or cause to be taken, any Antitrust Action with respect to (i) assets, facilities or brands of Parent or the Company or their respective Subsidiaries or Affiliates representing, accounting for, or directly supporting, in the aggregate, more than $350,000,000 of the annual net sales of Parent and its Subsidiaries and the Company and its Subsidiaries, taken as a whole, during the twelve (12) month period ending December 31, 2020 (regardless of the revenue generated by such assets, facilities or brands after

December 31, 2020), or (ii) any assets, facilities or business operations of the brands set forth on Section 5.4(d) of the Parent Disclosure Letter (each of the foregoing clauses (i) and (ii), an “Unacceptable Condition”).

(e) Each of the parties hereto agrees that, from the date of this Agreement until the earlier of the Effective Time and the date, if any, on which this Agreement is terminated in accordance with Section 7.1, it shall not, and shall ensure that none of their Subsidiaries shall, consummate, enter into any agreement providing for, or announce, any investment, acquisition, divestiture, merger or other business combination that would reasonably be expected to materially delay or prevent the consummation of the transactions contemplated by this Agreement.

Section 5.5 Access to Information; Confidentiality. From the date of this Agreement until the earlier of the Effective Time and the date, if any, on which this Agreement is terminated in accordance with Section 7.1, upon reasonable notice, each party shall (and shall cause each of its Subsidiaries to) afford reasonable access to the other party’s Representatives, during normal business hours, to the personnel, advisors, properties, books and records of such party and its Subsidiaries and, during such period, shall (and shall cause each of its Subsidiaries to) furnish reasonably promptly to such Representatives all information concerning the business, properties and personnel of such party and its Subsidiaries, and to provide copies thereof, as may reasonably be requested; provided, however, that nothing herein shall require a party or any of its Subsidiaries to disclose any information to the other party if such disclosure would, in the reasonable judgment of the disclosing party, (i) violate applicable Law or the provisions of any agreement to which such party or any of its Subsidiaries is a party or (ii) jeopardize any attorney-client or other legal privilege; provided, further, that in each such case, the disclosing party shall cooperate with the other party to enable it and its Representatives to enter into appropriate confidentiality, joint defense or similar documents or arrangements so that it and its Representatives may have access to such information. No investigation or access permitted pursuant to this Section 5.5 shall affect or be deemed to modify any representation, warranty, covenant or agreement made by any party hereunder. All information furnished by a party, its Subsidiaries and its officers, employees and other Representatives pursuant to this Section 5.5 shall be kept confidential in accordance with the Confidentiality Agreement. No party hereto shall be deemed to violate any of its obligations under the Confidentiality Agreement as a result of performing any of its obligations under this Agreement, including actions required by Section 5.4(d).

Section 5.6 No Solicitation by the Company.

(a) From the date of this Agreement until the earlier of the Effective Time and the termination of this Agreement in accordance with Section 7.1, except as provided in Section 5.6(b) or Section 5.6(d), (i) the Company shall, and shall cause its Subsidiaries and its and their respective officers and directors to, immediately cease, and shall direct and use its reasonable best efforts to cause its and their respective other Representatives to immediately cease, and cause to be terminated all existing discussions, negotiations and communications with any Persons or entities with respect to any Company Acquisition Proposal (other than the transactions contemplated by this Agreement); (ii) the Company shall not, and shall not authorize or permit any of its Representatives to, directly or indirectly through another Person, (A) initiate, seek, solicit, knowingly facilitate, knowingly encourage (including by way of furnishing any non-public information relating to the Company or any of its Subsidiaries), or knowingly induce the making, submission or announcement of any proposal that constitutes, or would reasonably be expected to lead to, a Company Acquisition Proposal, (B) engage in negotiations or discussions with, or provide any non-public information or non-public data to, or afford access to the properties, books and records of the Company to, any Person (other than Parent or any of its Affiliates or Representatives) in connection with or in response to any Company Acquisition Proposal or any proposal reasonably expected to lead to any Company Acquisition Proposal or grant any waiver or release under any standstill, confidentiality or other agreement (except that if the Company Board determines in good faith, after consultation with its outside legal counsel, that the failure to grant any waiver or release would reasonably be expected to be inconsistent with its fiduciary duties under applicable Law, the Company may waive any such standstill provision in order to permit a third party to make a Company Acquisition Proposal), (C) enter into any binding or non-binding letter of intent, agreement in principle, memorandum of understanding, merger agreement, acquisition agreement, option agreement, joint venture agreement, partnership agreement or other agreement, commitment, arrangement or understanding contemplating or otherwise in connection with, or that is intended to or would reasonably be expected to lead to, any Company Acquisition Proposal, or (D) resolve to do any of the foregoing; (iii) the Company shall not provide and shall, within twenty-four (24) hours of execution of this Agreement, terminate access of any third party to any data room (virtual or actual) containing any of the Company’s information; and (iv) within twenty-four (24) hours of execution of this Agreement, the Company shall request the return or destruction of all confidential, non-public information and materials provided to third parties that have, entered into confidentiality agreements relating to a possible Company Acquisition Proposal with the Company or any of its Subsidiaries.

(b) Notwithstanding the foregoing, if at any time after the date of this Agreement and prior to obtaining the Company Stockholder Approval, the Company receives a bona fide written Company Acquisition Proposal from a third party and such Company Acquisition Proposal was not initiated, sought, solicited, knowingly facilitated, knowingly encouraged, knowingly induced or otherwise procured in breach of this Agreement, then the Company may (i) contact the Person who has made such Company Acquisition Proposal solely to clarify the terms of such Company Acquisition Proposal so that the Company Board may inform itself about such Company Acquisition Proposal, (ii) furnish information concerning its business, properties or assets to such Person pursuant to a confidentiality agreement with confidentiality and standstill terms that, taken as a whole, are not materially less favorable to the Company than those contained in the Confidentiality Agreement and (iii) negotiate and participate in discussions and negotiations with such Person concerning such Company Acquisition Proposal, in the case of clauses (ii) and (iii), only if the Company Board determines in good faith, after consultation with its outside financial advisors and outside legal counsel, that such Company Acquisition Proposal constitutes or is reasonably likely to constitute or result in a Company Superior Proposal. The Company (A) shall promptly (and in any case within twenty-four (24) hours) provide Parent notice (1) of the receipt of any Company Acquisition Proposal, which notice shall include a complete, unredacted copy of all written proposals, written indications of interest or draft agreements relating to, or other written materials that describe any of the terms and conditions of, such Company Acquisition Proposal, and (2) of any inquiries, proposals or offers received by, any requests for non-public information from, or any discussions or negotiations initiated or continued or sought to be initiated or continued with, the Company or any of its Representatives concerning a Company Acquisition Proposal, and disclose the identity of the other party (or parties) and the terms of such inquiry, offer, proposal or request and, in the case of written materials, provide copies of such materials, (B) shall promptly (and in any case within twenty-four (24) hours) make available to Parent copies of all written materials provided by the Company to such party but not previously made available to Parent and (C) shall keep Parent informed on a reasonably prompt basis (and, in any case, within twenty-four (24) hours of any significant development) of the status and material details (including amendments and proposed amendments) of any such Company Acquisition Proposal or other inquiry, offer, proposal or request.

(c) Except as permitted by Section 5.6(d) or Section 5.6(e), neither the Company Board nor any committee thereof shall (i) withdraw, qualify or modify, or publicly propose to withdraw, qualify or modify, the Company Recommendation, in each case in a manner adverse to Parent or Merger Sub or (ii) adopt, approve, authorize, declare advisable or recommend or publicly propose to adopt, approve, authorize, declare advisable or recommend, any Company Acquisition Proposal (any action described in the foregoing clauses (i) or (ii) of this sentence being referred to as a “Company Adverse Recommendation Change”).

(d) If, at any time after the date of this Agreement and prior to the receipt of the Company Stockholder Approval, the Company Board receives a Company Acquisition Proposal that the Company Board determines in good faith, after consultation with its outside financial advisors and outside legal counsel, constitutes a Company Superior Proposal that was not initiated, sought, solicited, knowingly facilitated, knowingly encouraged, knowingly induced or otherwise procured in breach of this Agreement, the Company Board may effect a Company Adverse Recommendation Change or terminate this Agreement pursuant to Section 7.1(c)(iii) in order to enter into a definitive agreement with respect to such Company Superior Proposal if (A) the Company Board determines in good faith, after consultation with its outside legal counsel, that the failure to take such action would reasonably be expected to be inconsistent with its fiduciary duties under applicable Law; (B) the Company provides Parent with five (5) Business Days’ prior written notice of the Company Board’s intention to effect such a Company Adverse Recommendation Change or terminate this Agreement pursuant to Section 7.1(c)(iii), which notice shall include the identity of the party (or parties) making such Company Superior Proposal, the material terms of such Company Superior Proposal (including the price) and copies of the current drafts of material agreements providing for such Company Superior Proposal; (C) for a period of five (5) Business Days following the notice delivered pursuant to clause (B) of this Section 5.6(d), the Company shall have discussed and negotiated in good faith and made the Company’s Representatives available to discuss and negotiate in good faith (in each case to the extent Parent desires to negotiate) with Parent’s Representatives any proposed modifications to the terms and conditions of this Agreement so that the failure to take such action would no longer reasonably be expected to be inconsistent with the fiduciary duties of the Company Board under applicable Law (it being understood and agreed that any amendment to any material term or condition of any Company Superior Proposal shall require a new notice and a new three (3)-Business Day negotiation period); and (D) no earlier than the end of such negotiation period, the Company Board shall have determined in good faith, after consultation with its outside legal counsel and after considering the terms of any proposed amendment or modification to this Agreement, that (x) the Company Acquisition Proposal that is the subject of the notice described in clause (B) above still constitutes a Company Superior Proposal and (y) the failure to take such action would still be reasonably expected to be inconsistent with its fiduciary duties under applicable Law.

(e) Other than in connection with a Company Superior Proposal (which shall be subject to Section 5.6(d) and shall not be subject to this Section 5.6(e)), prior to obtaining the Company Stockholder Approval, the Company Board may, in response to a Company Intervening Event, take any action prohibited by clause (i) of Section 5.6(c), only if (i) the Company Board determines in good faith, after consultation with its outside legal counsel, that the failure to take such action would reasonably be expected to be inconsistent with its fiduciary duties under applicable Law; (ii) the Company has notified Parent in writing that the Company Board intends to effect such a Company Adverse Recommendation Change pursuant to this Section 5.6(e) (which notice shall specify the material facts and circumstances providing the basis of the Company Intervening Event and for the Company Board’s determination to effect such a Company Adverse Recommendation Change in reasonable detail); (iii) for a period of five (5) Business Days following the notice delivered pursuant to clause (ii) of this Section 5.6(e), the Company shall have discussed and negotiated in good faith and made the Company’s Representatives available to discuss and negotiate in good faith (in each case to the extent Parent desires to negotiate), with Parent’s Representatives any proposed modifications to the terms and conditions of this Agreement so that the failure to take such action would no longer reasonably be expected to be inconsistent with the fiduciary duties of the Company Board under applicable Law (it being understood and agreed that any material change to the relevant facts and circumstances shall require a new notice and a new three (3)-Business Day negotiation period); and (iv) no earlier than the end of such negotiation period, the Company Board shall have determined in good faith, after consultation with its outside legal counsel and after considering the terms of any proposed amendment or modification to this Agreement, that the failure to take such action would still be reasonably expected to be inconsistent with its fiduciary duties under applicable Law.

(f) Nothing contained in this Agreement shall prohibit the Company or the Company Board from (i) disclosing to its stockholders a position contemplated by Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act, or from issuing a “stop, look and listen” statement pending disclosure of its position thereunder or (ii) making any disclosure to its stockholders if the Company Board determines in good faith, after consultation with its outside legal counsel, that the failure of the Company Board to make such disclosure would reasonably be expected to be inconsistent with its fiduciary duties under applicable Law; provided, however, that (A) in no event shall this Section 5.6(f) affect the obligations specified in Section 5.6(d) or Section 5.6(e) and (B) any such disclosure (other than issuance by the Company of a “stop, look and listen” or similar communication of the type contemplated by Rule 14d-9(f) under the Exchange Act) that addresses or relates to the approval, recommendation or declaration of advisability by the Company Board with respect to this Agreement or a Company Acquisition Proposal shall be deemed to be a Company Adverse Recommendation Change unless the Company Board in connection with such communication publicly states that its recommendation with respect to this Agreement has not changed or refers to the prior recommendation of the Company Board, without disclosing any Company Adverse Recommendation Change.

Section 5.7 No Solicitation by Parent.

(a) From the date of this Agreement until the earlier of the Effective Time and the termination of this Agreement in accordance with Section 7.1, except as provided in Section 5.7(b) or Section 5.7(d), (i) Parent shall, and shall cause its Subsidiaries and its and their respective officers and directors to, immediately cease, and shall direct and use its reasonable best efforts to cause its and their respective other Representatives to immediately cease, and cause to be terminated all existing discussions, negotiations and communications with any Persons or entities with respect to any Parent Acquisition Proposal (other than the transactions contemplated by this Agreement); (ii) Parent shall not, and shall not authorize or permit any of its Representatives to, directly or indirectly through another Person, (A) initiate, seek, solicit, knowingly facilitate, knowingly encourage (including by way of furnishing any non-public information relating to Parent or any of its Subsidiaries), or knowingly induce the making, submission or announcement of any proposal that constitutes, or would reasonably be expected to lead to, a Parent Acquisition Proposal, (B) engage in negotiations or discussions with, or provide any non-public information or non-public data to, or afford access to the properties, books and records of Parent to, any Person (other than Parent or any of its Affiliates or Representatives) in connection with or in response to any Parent Acquisition Proposal or any proposal reasonably expected to lead to any Parent Acquisition Proposal or grant any waiver or release under any standstill, confidentiality or other agreement (except that if the Parent Board determines in good faith, after consultation with its outside legal counsel, that the failure to grant any waiver or release would reasonably be expected to be inconsistent with its fiduciary duties under applicable Law, Parent may waive any such standstill provision in order to permit a third party to make a Parent Acquisition Proposal), (C) enter into any binding or non-binding letter of intent, agreement in principle, memorandum of understanding, merger agreement, acquisition agreement, option agreement, joint venture agreement, partnership agreement or other agreement, commitment, arrangement or understanding contemplating or otherwise in connection with, or that is intended to or would reasonably be expected to lead to, any Parent Acquisition Proposal, or (D) resolve to do any of the foregoing; (iii) Parent shall not provide and shall, within twenty-four (24) hours of execution of this Agreement, terminate access of any third party to any data room (virtual or actual) containing any of Parent’s information; and (iv) within twenty-four (24) hours of execution of this Agreement, Parent shall request the return or destruction of all confidential, non-public information and materials provided to third parties that have, entered into confidentiality agreements relating to a possible Parent Acquisition Proposal with Parent or any of its Subsidiaries.

(b) Notwithstanding the foregoing, if at any time after the date of this Agreement and prior to obtaining the Parent Stockholder Approval, Parent receives a bona fide written Parent Acquisition Proposal from a third party and such Parent Acquisition Proposal was not initiated, sought, solicited, knowingly facilitated, knowingly encouraged, knowingly induced or otherwise procured in breach of this Agreement, then Parent may (i) contact the Person who has made such Parent Acquisition Proposal solely to clarify the terms of such Parent Acquisition Proposal so that the Parent Board may inform itself about such Parent Acquisition Proposal, (ii) furnish information concerning its business, properties or assets to such Person pursuant to a confidentiality agreement with confidentiality and standstill terms that, taken as a whole, are not materially less favorable to Parent than those contained in the Confidentiality Agreement and (iii) negotiate and participate in discussions and negotiations with such Person concerning such Parent Acquisition Proposal, in the case of clauses (ii) and (iii), only if the Parent Board determines in good faith, after consultation with its outside financial advisors and outside legal counsel, that such Parent Acquisition Proposal constitutes or is reasonably likely to constitute or result in a Parent Superior Proposal. Parent (A) shall promptly (and in any case within twenty-four (24) hours) provide the Company notice (1) of the receipt of any Parent Acquisition Proposal, which notice shall include a complete, unredacted copy of all written proposals, written indications of interest or draft agreements relating to, or other written materials that describe any of the terms and conditions of, such Parent Acquisition Proposal, and (2) of any inquiries, proposals or offers received by, any requests for non-public information from, or any discussions or negotiations initiated or continued or sought to be initiated or continued with, Parent or any of its

Representatives concerning a Parent Acquisition Proposal, and disclose the identity of the other party (or parties) and the terms of such inquiry, offer, proposal or request and, in the case of written materials, provide copies of such materials, (B) shall promptly (and in any case within twenty-four (24) hours) make available to the Company copies of all written materials provided by Parent to such party but not previously made available to the Company and (C) shall keep the Company informed on a reasonably prompt basis (and, in any case, within twenty-four (24) hours of any significant development) of the status and material details (including amendments and proposed amendments) of any such Parent Acquisition Proposal or other inquiry, offer, proposal or request.

(c) Except as permitted by Section 5.7(d) or Section 5.7(e), neither the Parent Board nor any committee thereof shall (i) withdraw, qualify or modify, or publicly propose to withdraw, qualify or modify, the Parent Recommendation, in each case in a manner adverse to the Company or (ii) adopt, approve, authorize, declare advisable or recommend or publicly propose to adopt, approve, authorize, declare advisable or recommend any Parent Acquisition Proposal (any action described in the foregoing clauses (i) or (ii) of this sentence being referred to as a “Parent Adverse Recommendation Change”).

(d) If, at any time after the date of this Agreement and prior to the receipt of the Parent Stockholder Approval, the Parent Board receives a Parent Acquisition Proposal that the Parent Board determines in good faith, after consultation with its outside financial advisors and outside legal counsel, constitutes a Parent Superior Proposal that was not initiated, sought, solicited, knowingly facilitated, knowingly encouraged, knowingly induced or otherwise procured in breach of this Agreement, the Parent Board may effect a Parent Adverse Recommendation Change or terminate this Agreement pursuant to Section 7.1(d)(iii) in order to enter into a definitive agreement with respect to such Parent Superior Proposal if (A) the Parent Board determines in good faith, after consultation with its outside legal counsel, that the failure to take such action would reasonably be expected to be inconsistent with its fiduciary duties under applicable Law; (B) Parent provides the Company with five (5) Business Days’ prior written notice of the Parent Board’s intention to effect such a Parent Adverse Recommendation Change or terminate this Agreement pursuant to Section 7.1(d)(iii), which notice shall include the identity of the party (or parties) making such Parent Superior Proposal, the material terms of such Parent Superior Proposal (including the price) and copies of the current drafts of material agreements providing for such Parent Superior Proposal; (C) for a period of five (5) Business Days following the notice delivered pursuant to clause (B) of this Section 5.7(d), Parent shall have discussed and negotiated in good faith and made Parent’s Representatives available to discuss and negotiate in good faith (in each case to the extent Company desires to negotiate) with the Company’s Representatives any proposed modifications to the terms and conditions of this Agreement so that the failure to take such action would no longer be inconsistent with the fiduciary duties of the Parent Board under applicable Law (it being understood and agreed that any amendment to any material term or condition of any Parent Superior Proposal shall require a new notice and a new three (3)-Business Day negotiation period); and (D) no earlier than the end of such negotiation period, the Parent Board shall have determined in good faith, after consultation with its outside legal counsel and after considering the terms of any proposed amendment or modification to this Agreement, that (x) Parent Acquisition Proposal that is the subject of the notice described in clause (B) above still constitutes a Parent Superior Proposal and (y) the failure to take such action would still be reasonably expected to be inconsistent with its fiduciary duties under applicable Law.

(e) Other than in connection with a Parent Superior Proposal (which shall be subject to Section 5.7(d) and shall not be subject to this Section 5.7(e)), prior to obtaining the Parent Stockholder Approval, the Parent Board may, in response to a Parent Intervening Event, take any action prohibited by clause (i) of Section 5.7(c), only if (i) the Parent Board determines in good faith, after consultation with its outside legal counsel, that the failure to take such action would reasonably be expected to be inconsistent with its fiduciary duties under applicable Law; (ii) Parent has notified the Company in writing that the Parent Board intends to effect such a Parent Adverse Recommendation Change pursuant to this Section 5.7(e) (which notice shall specify the material facts and circumstances providing the basis of the Parent Intervening Event and for the Parent Board’s determination to effect such a Parent Adverse Recommendation Change in reasonable detail); (iii) for a period of five (5) Business Days following the notice delivered pursuant to clause (ii) of this Section 5.7(e), Parent shall have discussed and negotiated in good faith and made Parent’s Representatives available to discuss and negotiate in good faith (in each case to the extent Company desires to negotiate), with Company’s Representatives any proposed modifications to the terms and conditions of this Agreement so that the failure to take such action would no longer be inconsistent with the fiduciary duties of the Parent Board under applicable Law (it being understood and agreed that any material change to the relevant facts and circumstances shall require a new notice and a new three (3)-Business Day negotiation period); and (iv) no earlier than the end of such negotiation period, the Parent Board shall have determined in good faith, after consultation with its outside legal counsel and after considering the terms of any proposed amendment or modification to this Agreement, that the failure to take such action would still be reasonably expected to be inconsistent with its fiduciary duties under applicable Law.

(f) Nothing contained in this Agreement shall prohibit Parent or the Parent Board from (i) disclosing to its stockholders a position contemplated by Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act, or from issuing a “stop, look and listen” statement pending disclosure of its position thereunder or (ii) making any disclosure to its stockholders if the Parent Board determines in good faith, after consultation with its outside legal counsel, that the failure of the Parent Board to make such disclosure would reasonably be expected to be inconsistent with its fiduciary duties under applicable Law; provided, however, that (A) in no event shall this Section 5.7(f) affect the obligations specified in Section 5.7(d) or Section 5.7(e) and (B) any such disclosure (other than issuance by Parent of a “stop, look and listen” or similar communication of the type contemplated by Rule 14d-9(f) under the Exchange Act) that addresses or relates to the approval, recommendation or declaration of advisability by the Parent Board with respect to this Agreement or a Parent Acquisition Proposal shall be deemed to be a Parent Adverse Recommendation Change unless the Parent Board in connection with such communication publicly states that its recommendation with respect to this Agreement has not changed or refers to the prior recommendation of the Parent Board, without disclosing any Parent Adverse Recommendation Change.

Section 5.8 Directors’ and Officers’ Indemnification and Insurance.

(a) Without limiting any additional rights that any director or officer may have under any agreement or Company Benefit Plan, from the Effective Time through the sixth anniversary of the date on which the Effective Time occurs, Parent shall cause the Surviving Corporation to indemnify and hold harmless each present (as of the Effective Time) and former director and officer of the Company and its Subsidiaries (the “D&O Indemnified Parties”) against all claims, losses, liabilities, damages, judgments, inquiries, fines and reasonable fees, costs and expenses, including attorneys’ fees and disbursements incurred in connection with any Proceeding arising out of or pertaining to the fact that such D&O Indemnified Party is or was an officer or director of the Company or any of its Subsidiaries at or prior to the Effective Time (including with respect to this Agreement and the transactions and actions contemplated hereby), whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent permitted under applicable Law and the Certificate of Incorporation or the Bylaws as at the date hereof; provided that no D&O Indemnified Party shall be entitled to indemnification for any act or omission which constitutes fraud or willful misconduct by such D&O Indemnified Party. In the event of any such Proceeding, (A) each D&O Indemnified Party shall be entitled to advancement of expenses incurred in the defense of any Proceeding from the Surviving Corporation to the fullest extent permitted under applicable Law and the Certificate of Incorporation and the Bylaws as of the date hereof provided that such D&O Indemnified Party first provides a written undertaking to repay such advances if it is ultimately determined that such Person is not entitled to indemnification and (B) the Surviving Corporation shall not settle, compromise or consent to the entry of any judgment in any Proceeding for which indemnification has been sought by such D&O Indemnified Party hereunder, unless such settlement, compromise or consent includes an unconditional release of such D&O Indemnified Party from all liability arising out of such Proceeding or such D&O Indemnified Party otherwise consents.

(b) Parent and Merger Sub agree that all rights to indemnification and exculpation from liabilities, including advancement of expenses, for acts or omissions occurring at or prior to the Effective Time now existing in favor of the D&O Indemnified Parties as provided in the Certificate of Incorporation, the Bylaws or any indemnification Contract between such directors or officers and the Company (in each case, as in effect on, and, in the case of any indemnification Contracts, to the extent made available to Parent prior to, the date of this Agreement) shall survive the Merger and shall continue in full force and effect. For a period of six (6) years from the Effective Time, the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, maintain in effect the exculpation, indemnification and advancement of expenses equivalent to the provisions of the Certificate of Incorporation and Bylaws as in effect immediately prior to the Effective Time with respect to acts or omissions occurring prior to the Effective Time and shall not amend, repeal or otherwise modify any such provisions in any manner that would adversely affect the rights thereunder of any D&O Indemnified Parties; provided, however, that all rights to indemnification in respect of any action pending or asserted or any claim made within such period shall continue until the disposition of such action or resolution of such claim. From and after the Effective Time, Parent shall guarantee and stand surety for, and shall cause the Surviving Corporation to honor, in accordance with their respective terms, each of the covenants contained in this Section 5.8(b).

(c) Prior to the Effective Time, the Company shall or, if the Company is unable to, Parent shall cause the Surviving Corporation as of or after the Effective Time to, purchase a six (6)-year prepaid “tail” policy, with terms, conditions, retentions and limits of liability that are no less favorable than the coverage provided under the Company’s existing policies of directors’ and officers’ liability insurance and fiduciary liability insurance, with respect to matters arising on or before the Effective Time (including in connection with this Agreement and the transactions or actions contemplated by this Agreement), and Parent shall cause such policy to be maintained in full force and effect, for its full term, and cause all obligations thereunder to be honored by the Surviving Corporation, and no other party shall have any further obligation to purchase or pay for insurance hereunder; provided, however, that the Company shall not pay, and the Surviving Corporation shall not be required to pay, in the aggregate, in excess of three hundred percent (300%) of the last annual premium paid by the Company prior to the date of this Agreement in respect of such “tail” policy. If the Company or the Surviving Corporation for any reason fails to obtain such “tail” insurance policy prior to, as of or after the Effective Time, Parent shall, for a period of six (6) years from the Effective Time, cause the Surviving Corporation to maintain in effect the current policies of directors’ and officers’ liability insurance and fiduciary liability insurance maintained by the Company with respect to matters arising on or before the Effective Time; provided, however, that after the Effective Time, Parent shall not be required to pay, in the aggregate, in excess of three hundred percent (300%) of the last annual premium paid by the Company prior to the date of this Agreement in respect of the coverage required to be obtained pursuant hereto, but in such case shall purchase as much coverage as reasonably practicable for such amount.

(d) The covenants contained in this Section 5.8 are intended to be for the benefit of, and shall be enforceable by, each of the D&O Indemnified Parties and their respective heirs and shall not be deemed exclusive of any other rights to which any such Person is entitled, whether pursuant to Law, contract or otherwise.

(e) In the event that Parent or the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, proper provision shall be made so that the successors or assigns of Parent or the Surviving Corporation, as the case may be, shall assume the obligations set forth in this Section 5.8.

Section 5.9 Notification of Certain Matters. Subject to applicable Law, the Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of (a) the occurrence or non-occurrence of any event whose occurrence or non-occurrence, as the case may be, would reasonably be expected to cause, in the case of the Company, any condition set forth in Section 6.2 not to be satisfied, or in the case of Parent, any condition set forth in Section 6.3 not to be satisfied, at any time from the date of this Agreement to the Effective Time; (b) any notice or other communication received by such party from any Governmental Authority in connection with this Agreement, the Merger or the other transactions contemplated by this Agreement, or from any Person alleging that the consent of such Person is or may be required in connection with the Merger or the other transactions contemplated by this Agreement and (c) any claims, investigations or Proceedings commenced or, to such party’s Knowledge, threatened against, relating to or involving or otherwise affecting such party or any of its Subsidiaries that relate to this Agreement, the Merger or the other transactions contemplated by this Agreement. Notwithstanding anything in this Agreement to the contrary, (i) no such notification shall affect the representations, warranties, covenants or agreements of the parties hereto or the conditions to the obligations of the parties hereunder and (ii) failure by a party hereto to comply with the obligations set forth in this Section 5.9 shall not result in the failure of the condition set forth in Section 6.2(b) (with respect to any non-compliance by the Company) or Section 6.3(b) (with respect to any non-compliance by Parent or Merger Sub); provided, however, that the delivery of any notice pursuant to this Section 5.9 shall not cure any breach of, or noncompliance with, any other provision of this Agreement or limit or otherwise affect the remedies available hereunder to the party receiving such notice.

Section 5.10 Public Disclosure. So long as this Agreement is in effect, neither Parent, nor the Company, nor any of their respective Affiliates, will disseminate any press release or other public announcement or disclosure concerning this Agreement, the Merger or the other transactions contemplated by this Agreement, except as may be required by Law or the rules of a national securities exchange, to the extent disclosed in or consistent with the Joint Proxy Statement or Form S-4 or in connection with ordinary course communications regarding this Agreement and the transactions contemplated hereby to their respective employees, without the prior consent of each of the other parties hereto, which consent shall not be unreasonably withheld, conditioned or delayed. The Company shall consult with Parent prior to making any substantive communications to its employees or other constituents with respect to this Agreement and the transactions contemplated hereby to the extent the substance of such communications was not previously approved by Parent in connection with any prior communications, and shall consider in good faith the reasonable comments proposed by Parent. The parties hereto have agreed to the text of the joint press release announcing the execution of this Agreement. Notwithstanding any other provision of this Agreement, the requirements of this Section 5.10 shall not apply to (i) any such press release or public announcement if (A) the Company Board has effected any Company Adverse Recommendation Change in accordance with this Agreement or (B) the Parent Board has effected a Parent Adverse Recommendation Change in accordance with this Agreement or (ii) any disclosure by the Company or Parent of any information concerning this Agreement, the Merger or the other transactions contemplated by this Agreement in connection with a determination by (A) the Company in accordance with Section 5.6(b) or Section 5.6(d) that a Company Acquisition Proposal constitutes, or may constitute, a Company Superior Proposal, (B) Parent in accordance with Section 5.7(b) or Section 5.7(d) that a Parent Acquisition Proposal constitutes, or may constitute, a Parent Superior Proposal, or (C) any dispute between the parties regarding this Agreement, the Merger or the transactions contemplated by this Agreement; provided, however, that in the case of either of clauses (i) or (ii), to the extent not prohibited by applicable Law, the disclosing party gives the other party reasonable advance notice of (including the contents of) its intended release, announcement or disclosure.

Section 5.11 Employee Matters.

(a) For purposes of this Section 5.11, (i) the term “Covered Employees” shall mean employees who are actively employed by the Company or any of its Subsidiaries immediately prior to the Effective Time; and (ii) the term “Continuation Period” shall mean the period beginning at the Effective Time and ending on the date that is twelve months following the Effective Time.

(b) Subject to any Labor Agreement that applies to the Covered Employees, during the Continuation Period or, if sooner, upon the termination of employment of the applicable Covered Employee, Parent shall provide each Covered Employee with (i) base salaries no less than in effect immediately prior to the Closing Date, (ii) annual cash target bonus (other than change in control and retention bonuses) and commission opportunities no less than in effect immediately prior to the Closing Date, and (iii) employee benefits (excluding defined benefit pension plans, plans providing for retiree medical benefits, plans that provide equity-based compensation and plans that provide for payments or benefits upon a change in control), that are substantially comparable in the aggregate to either, as determined by Parent in its sole discretion: (x) the employee benefits provided by Parent (or a Subsidiary thereof) to its similarly situated employees or (ii) the employee benefits provided by the Company or its Subsidiaries to Covered Employees under the Company Benefit Plans listed in Section 3.12(a) of the Company Disclosure Letter as in effect immediately before the Effective Time. In addition, (i) during the one hundred twenty (120) day period following the Closing, Parent shall provide each Covered Employee with severance benefits no less favorable than those provided by the Company and its Subsidiaries immediately prior to the Effective Time and (i) following such one hundred twenty (120) day period and for the remainder of the Continuation Period, Parent shall provide each Covered Employee with severance benefits on the same basis that such severance benefits are made available to similarly situated employees of Parent (or a Subsidiary thereof).

(c) In the event any Covered Employee first becomes eligible to participate under any Parent Benefit Plan following the Effective Time, Parent shall, or shall cause a Subsidiary of Parent to, for Covered Employees who become eligible during the calendar year including the Effective Time, to (i) waive any preexisting condition exclusions and waiting periods with respect to participation and coverage requirements applicable to any Covered Employee under any Parent Benefit Plan providing medical, dental or vision benefits to the same extent such limitation would have been waived or satisfied under any similar Company Benefit Plan the Covered Employee participated in immediately prior to coverage under the Parent Benefit Plan; and (ii) provide each Covered Employee with credit for any copayments and deductibles paid prior to the Covered Employee’s coverage under any Parent Benefit Plan during the plan year in which the Effective Time occurs, to the same extent such credit was given under any similar Company Benefit Plan that Covered Employee participated in immediately prior to coverage under the Parent Benefit Plan, in satisfying any applicable deductible or out-of-pocket requirements under the Parent Benefit Plan for the plan year in which the Effective Time occurs.

(d) As of the Effective Time, Parent shall recognize, or shall cause a Subsidiary of Parent to recognize, all service of each Covered Employee prior to the Effective Time, to the Company (or any predecessor entities of the Company or any of its Subsidiaries) for vesting and eligibility purposes (but not for benefit accrual purposes under any defined benefit pension plan) and for purposes of determining future vacation accruals, retirement plan contributions and severance amounts to the same extent as such Covered Employee received, immediately before the Effective Time, credit for such service under any similar Company Benefit Plan in which such Covered Employee participated immediately prior to the Effective Time; provided that service of each Covered Employee prior to the Effective Times shall not be recognized for the purpose of any entitlement to participate in, or receive benefits with respect to, any Parent retiree medical program in which any Covered Employee participates after the Effective Times. In no event shall anything contained in this Section 5.11 result in any duplication of benefits for the same period of service.

(e) If requested by Parent no later than five (5) Business Days prior to the Closing Date, each of the Company, its Subsidiaries and any Company ERISA Affiliates shall terminate any and all Company Benefit Plans intended to include a Code Section 401(k) arrangement (each a “Company 401(k) Plan”), subject to the condition subsequent that the transactions contemplated by this Agreement shall be consummated. If so requested by Parent, the Company shall provide Parent with evidence that such Company 401(k) Plan(s) have been terminated (effective as of no later than the day immediately preceding the Closing Date and subject to the condition subsequent that the transactions contemplated by this Agreement will be consummated) pursuant to resolutions of the Company Board or the board of directors of the applicable Subsidiaries of the Company or such Company ERISA Affiliates, as the case may be. The form and substance of such resolutions and related plan amendments shall be subject to review and approval by Parent, which approval shall not be unreasonably withheld or delayed. The Company also shall take such other actions in furtherance of terminating such Company 401(k) Plan(s) as Parent may reasonably require if so requested. Upon termination of the Company 401(k) Plan, Parent shall cause a tax-qualified defined contribution plan with a Code Section 401(k) arrangement established or maintained by Parent or an affiliate (the “Parent 401(k) Plan”) to accept direct rollovers of eligible rollover distributions (as defined in Section 402(c)(4) of the Code) by Covered Employees. The Company and Parent shall cooperate in good faith to take any and all commercially reasonable actions needed to permit each Covered Employee with an outstanding loan balance under the Company 401(k) Plan as of the date such plan is terminated to continue to make scheduled loan payments to the Company 401(k) Plan after the Closing, pending the distribution and in-kind rollover of the promissory notes evidencing such loans from the Company 401(k) Plan to the Parent 401(k) Plan, as provided in the preceding sentence, such as to prevent, to the extent reasonably possible, a deemed distribution or loan offset with respect to such outstanding loans.

(f) The Company and its Subsidiaries shall satisfy all legal or contractual requirements to provide notice to, or to carry out any consultation procedure with, any employee or groups of employees of the Company or any of its Subsidiaries, or any Labor Organization, which is representing any employee of the Company or any of its Subsidiaries, in connection with the transactions contemplated by this Agreement.

(g) Upon Parent’s written request, which request shall be made at least five (5) Business Days prior to the Closing Date, the Company Board shall adopt resolutions, no earlier than thirty (30) days prior to the Closing Date, to terminate the Company’s Deferred Compensation Plan in accordance with the rules set forth in Treas. Reg. Section 1.409A-3(j)(4)(ix), and Parent shall cause the amounts payable thereunder to be distributed as soon as reasonably practicable after the Closing Date.

(h) The parties hereto acknowledge and agree that all provisions contained in this Section 5.11 with respect to employees of the Company and its Subsidiaries are included for the sole benefit of the respective parties hereto and shall not create any right (i) in any other Person, including employees, former employees, any participant or any beneficiary thereof, in any Company Benefit Plan, or (ii) to continued employment with the Company, Parent or their respective Subsidiaries or Affiliates. Notwithstanding anything in this Section 5.11 to the contrary, nothing in this Agreement, whether express or implied, shall be treated as an amendment or other modification of any Company Benefit Plan or any other employee benefit plans of the Company, Parent or any of their respective Subsidiaries or Affiliates or shall prohibit Parent or any of its Subsidiaries or Affiliates from amending or terminating any employee benefit plan.

Section 5.12 Certain Tax Matters. For U.S. federal income Tax purposes, it is intended that (a) the Merger qualifies as a “reorganization” within the meaning of Section 368(a) of the Code, (b) with respect to the Merger, this Agreement constitutes a “plan of reorganization” within the meaning of Treasury Regulations §§ 1.368-2(g) and 1.368-3(a), and (c) with respect to the Merger, Parent, Acquiror, Merger Sub, and the Company are each a “party to a reorganization” within the meaning of Section 368(b) of the Code. Each of Parent and the Company shall use its reasonable best efforts to cause the Merger to qualify, and will not take (and will use its reasonable best efforts to prevent any Affiliate of such party from taking) any actions that would reasonably be expected to prevent the Merger from qualifying, as a reorganization under the provisions of Section 368(a) of the Code.

Section 5.13 Section 16 Matters. Prior to the Effective Time, Parent and the Company shall take all such steps as may be reasonably necessary or advisable (to the extent permitted under applicable Law and no-action letters issued by the SEC) to cause any dispositions of Company Common Stock (including derivative securities with respect to Company Common Stock) or acquisitions of Parent Common Stock (including derivative securities with respect to Parent Common Stock) resulting from the transactions contemplated by this Agreement by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company or will become subject to such reporting requirements with respect to Parent, to be exempt under Rule 16b-3 promulgated under the Exchange Act, to the extent permitted by applicable Law.

Section 5.14 Repayment, Termination and Defeasance of Existing Indebtedness. At least five (5) Business Days prior to the Closing Date, the Company shall use commercially reasonable efforts to deliver to Parent (i) an executed copy of a customary payoff letter from the agents under the Existing Credit Agreement in form and substance reasonably satisfactory to Parent relating to the repayment in full of all obligations thereunder or secured or guaranteed thereby, the termination of all commitments in connection therewith, the release of all Encumbrances granted thereunder or securing the obligations thereunder and the release of all guarantees granted thereunder or in connection therewith and (ii) final drafts of customary certificates and opinions, in form and substance reasonably satisfactory to Parent, relating to and required for the defeasance and discharge all of the obligations under the Existing Indenture. The Company shall use commercially reasonable efforts to, and shall use commercially reasonable efforts to cause its Subsidiaries to, deliver to Parent (or to the agent or trustee, as applicable, under the Existing Credit Facilities, in the case of prepayment and termination notices or deliverables related to defeasance) prior to the Closing, in form and substance reasonably satisfactory to Parent, all the documents, filings and notices required for (i) the termination of commitments under the Existing Credit Agreement, the release of all guarantees and other loan documents executed in connection therewith, and the release of all Encumbrances granted in connection therewith, including the filing of UCC releases, termination of control agreements, and delivery of possessory collateral, which shall in each case be subject to the occurrence of the Closing and the repayment in full of all obligations then outstanding under the Existing Credit Facilities and (ii) the defeasance and discharge of all obligations under the Existing Indenture and the release of all guarantees executed in connection therewith.

Section 5.15 Stock Exchange Listing. Parent shall use its reasonable best efforts to cause the shares of Parent Common Stock to be issued in connection with the Merger to be approved for listing on NASDAQ, subject to official notice of issuance, at or prior to the Effective Time.

Section 5.16 Parent’s Financing Activities.

(a) Without limiting the generality of Sections 5.4 and 5.5, prior to the Closing, the Company shall use commercially reasonable efforts to, and shall use commercially reasonable efforts to cause its Affiliates and its and their respective Representatives to, on a timely basis, provide all reasonable cooperation requested by Parent, any of its Affiliates or Representatives or any Financing Source in connection with the arrangement, marketing, syndication and consummation of debt and/or equity financing (and the satisfaction of the conditions precedent to funding thereof) deemed reasonably necessary or advisable by Parent in connection with the transactions contemplated by this Agreement. Such cooperation shall, at the reasonable request of Parent, any of its Affiliates or Representatives or any Financing Source, include the following:

(i) furnishing, or causing to be furnished, to such Person, (A) audited balance sheets and related statements of operations, stockholders’ equity and cash flows for the fiscal years ended December 31, 2020, December 31, 2019, December 31, 2018, and prior fiscal years if applicable, and such further fiscal years ended at least sixty (60) days prior to the Closing Date and (B) unaudited balance sheets and related statements of income and cash flows for each fiscal quarter ended after the close of its most recent fiscal year which are no more than one hundred and thirty (130) days old at Closing, in the case of clauses (A) and (B), prepared in accordance with GAAP and reviewed (SAS 100) by the Company’s accountants (with such review (x) including a review of the financial statements for the corresponding period in the previous fiscal year and (y) being conducted in accordance with applicable accounting standards), together with all other historical financial information and other customary information (and related management discussion and analysis prepared in connection therewith) regarding the Company and its Affiliates as may be reasonably requested by Parent, any of its Affiliates or Representatives or any Financing Source that may be required in order for Parent to complete and deliver pro forma financial statements, customary confidential information, bank or offering memoranda or prospectuses, in connection with such financing (other than portions customarily provided by Financing Sources), including the information required under any commitment letter, engagement letter or definitive financing document in connection with the transactions contemplated by this Agreement or in connection with a customary offering of securities;

(ii) providing reasonable assistance to Parent for the preparation of pro forma financial information and projections required to consummate any such financing or to comply with applicable Law;

(iii) using reasonable best efforts to secure the consent of the independent accountants of the Company and its Affiliates related to the financial statements described in this Section 5.16;

(iv) requesting that the Company’s and its Affiliates’ independent accountants participate in drafting sessions and accounting due diligence sessions and cooperate with the financing, including requesting that they provide customary comfort letters (including “negative assurance” comfort) to the extent required in connection with the marketing and syndication of the financing or as are customarily required in an underwritten offering of securities;

(v) providing reasonable assistance to Parent and its Affiliates in their preparation of customary rating agency presentations, road show materials, customary bank or co-investor information memoranda, prospectuses, bank syndication materials, credit agreements, offering memoranda, private placement memoranda, definitive financing documents (as well as customary certificates) and similar or related documents customarily prepared in connection with financings of the type described in this Section 5.16, and which may incorporate by reference periodic and current reports filed by the Company with the SEC;

(vi) reasonably cooperating with customary marketing efforts and due diligence efforts of Parent and its Affiliates for all or any portion of such financing, including requesting its management team, with appropriate seniority and expertise, and external auditors and advisors, to assist in preparation for and to participate in a reasonable number of meetings (including customary one-on-one meetings with the parties acting as lead arrangers or agents for, and prospective lenders, underwriters, initial purchasers and purchasers of, the financing), presentations, road shows, due diligence sessions, drafting sessions, and sessions with rating agencies, in each case, upon reasonable notice and at mutually agreeable dates and times, and including, without limitation, virtual meetings;

(vii) using reasonable best efforts to ensure that any syndication or marketing effort in connection with the financing benefits materially from any existing lending and investment banking relationship of the Company and its Affiliates;

(viii) reasonably cooperating with any Financing Sources of Parent or any of Parent’s Affiliates in an evaluation of the assets of the Company or any of its Subsidiaries for the purpose of establishing collateral arrangements in connection with such financing;

(ix) using reasonable best efforts to deliver to Parent, no later than five (5) Business Days prior to the Closing Date (to the extent requested no later than ten (10) Business Days prior to the Closing Date), any materials and documentation about the Company and its Subsidiaries required under applicable “know your customer” and anti-money laundering rules, Laws and regulations (including the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 and 31 C.F.R. § 1010.230 regarding beneficial ownership requirements for legal entity customers);

(x) provide information concerning the Company and its Affiliates reasonably necessary for the completion of definitive agreements for financings of the type described in this Section 5.16, including any schedules thereto, and to the extent the Company or any of its Affiliates will become a party to any such definitive agreement, provide (including using reasonable best efforts to obtain such documents from its advisors) customary certificates (including solvency certificates), corporate authorizations and other customary closing documents and definitive agreements as may be reasonable requested by Parent or the Financing Sources;

(xi) informing Parent promptly in writing if the Company Board or a committee thereof, the Company’s chief financial officer or any other executive officer of the Company concludes that any previously issued financial statements included or intended to be used in connection with the financing should no longer be relied upon;

(xii) informing Parent promptly in writing if any member of the Company Board, the Company’s chief financial officer or any other executive officer of the Company shall have knowledge of any facts as a result of which a restatement of any of the Company’s or its Subsidiaries’ financial statements is probable; and

(xiii) reasonably cooperating with Parent and its Financing Sources in connection with (A) Parent’s efforts to obtain customary corporate, facilities and securities ratings; (B) assisting Parent in obtaining opinions of the Company’s counsel; (C) providing customary authorization letters to Parent’s Financing Sources; (D) providing customary authorizations for the use of the trademarks, service marks and logos of the Company and its Affiliates; provided that such trademarks, service marks and logos are used in a manner that is not intended to or reasonably likely to harm or disparage the Company or its Affiliates or the reputation or goodwill of the Company or its Affiliates; (E) providing access to documents and other information in connection with continuing due diligence investigations; and (F) the payoff of existing Indebtedness of the Company, whether in the form of a tender offer, change of control offer, redemption, defeasance, satisfaction and discharge, consent solicitation, or otherwise;

provided that (1) neither the Company nor any of its Affiliates shall be required to pay any commitment or other similar fee in connection with any financing to be obtained by Parent or any of Parent’s Affiliates in connection with the transactions contemplated by this Agreement (except to the extent Parent promptly reimburses (in the case of ordinary course out-of-pocket costs and expenses) or provides the funding (in all other cases) to the Company or such Affiliate of the Company therefor), (2) the effectiveness of any documentation executed by the Company with respect thereto, and the attachment of any Encumbrance to any assets of the Company or any of its Subsidiaries, shall be subject to the consummation of the Closing, (3) no director or officer of any the Company shall be required to execute any agreement, certificate, document or instrument with respect to such financing that would be effective prior to the Closing (other than certifications of the financial statements and customary authorization letters contemplated by clause (xiii) above), (4) the Company, its controlled Affiliates and their respective Representatives shall be indemnified and held harmless by Parent from and against any and all liabilities, losses, damages, claims, interest, awards, judgments and penalties suffered or incurred by them in connection with claims asserted by a Financing Source in connection with the arrangement of such financing to the fullest extent permitted by Law and with appropriate contribution to the extent such indemnification is not available, other than to the extent any such liabilities, losses, damages, claims, costs, expenses, interest, awards, judgments or penalties are the result of the fraud or willful misconduct of the Company, its Affiliates or their respective Representatives, and (5) Parent shall promptly after termination of this Agreement in accordance with Section 7.1, upon written request by the Company, reimburse the Company or any of its controlled Affiliates for all reasonable and documented out-of-pocket costs or expenses actually incurred by each such Person in complying with their respective covenants pursuant to this Section 5.16. Parent acknowledges and agrees that the obtaining of any such financing is not a condition to the Closing.

(b) All non-public or other confidential information regarding the Company or its Affiliates obtained by Parent, its Affiliates, their Financing Sources or their respective Representatives, in each case pursuant to this Section 5.16, shall be kept confidential in accordance with the Confidentiality Agreement; provided that such information may be shared (i) on a non-public basis with Financing Sources and prospective lenders and investors during syndication and marketing of any financing in connection herewith and participants in such financing, in each case that enter into confidentiality arrangements customary for financing transactions of the same type as such financing (including “click-through” confidentiality arrangements), and (ii) on a confidential basis with rating agencies; provided, further, that the foregoing shall not prohibit such information from being included in bank or co-investor information memoranda, prospectuses, bank syndication materials, offering memoranda and private placement memoranda (including under Rule 144A or a registered offering under the Securities Act). The Company hereby consents to the reasonable use of the Company’s, its Affiliates’ trademarks, service marks and logos in connection with any financing; provided that such trademarks, service marks and logos are used in a manner that is not intended to or reasonably likely to harm or disparage the Company or its Affiliates or the reputation or goodwill of the Company or its Affiliates, and on such other customary terms and conditions as shall be mutually agreed.

Section 5.17 Stock Exchange Delisting; Deregistration. Prior to the Effective Time, the Company shall cooperate with Parent and use its reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things, necessary, proper or advisable on its part under Laws and rules and policies of the NYSE to cause the delisting of the Company and of the shares of Company Common Stock from the NYSE as promptly as practicable after the Effective Time and the deregistration of the shares of Company Common Stock under the Exchange Act as promptly as practicable after such delisting. The Company shall not cause the Company Common Stock to be delisted from the NYSE prior to the Effective Time.

Section 5.18 Takeover Laws. If any takeover statute becomes or is deemed to become applicable to the Company or the Merger or the other transactions contemplated by this Agreement, then the Company Board shall use reasonable best efforts to take any and all actions necessary to render such statutes inapplicable to the foregoing or otherwise minimize the effect of such takeover statute on the foregoing.

Section 5.19 Stockholder Litigation. The Company shall give Parent prompt notice and the opportunity to participate in the defense or settlement of any Proceeding brought by any stockholder against the Company and/or its directors or executive officers relating to this Agreement, the Merger and the other transactions contemplated by this Agreement, whether commenced prior to or after the execution and delivery of this Agreement. Parent shall give the Company prompt notice of, and shall consider in good faith the Company’s advice with respect to, any Proceeding brought by any stockholder against Parent, Merger Sub and/or their respective directors or executive officers relating to this Agreement, the Merger and the other transactions contemplated by this Agreement, whether commenced prior to or after the execution and delivery of this Agreement. The Company agrees that it shall not settle or offer to compromise or settle any Proceeding commenced prior to or after the date of this Agreement against the Company or any of its directors or executive officers by any stockholder of the Company relating to this Agreement, the Merger, any other transaction contemplated by this Agreement or otherwise, without the prior written consent of Parent.

Section 5.20 Resignations. Prior to the Effective Time, upon Parent’s request, the Company shall use reasonable best efforts to cause any director or officer of the Company and each of its Subsidiaries to execute and deliver a letter effectuating his or her resignation as a director and/or officer, as applicable, of such entity effective as of the Effective Time.

Section 5.21 Board Membership. Prior to the Effective Time, Parent shall take all necessary corporate action so that, upon the Effective Time, (i) the size of the Parent Board consists of nine (9) members and (ii) each of Cynthia M. Egnotovich and William C. Johnson are appointed to the Parent Board (each, a “Company Designee”) to serve on the Parent Board until the expiration of such Company Designee’s term in accordance with the Parent Organizational Documents and the policies of the Parent Board; provided, that if such Company Designee is not willing or able to serve on the Parent Board as of the Effective Time, then the Company shall be entitled to designate a replacement for such Company Designee who is reasonably acceptable to Parent. After the Effective Time, the Nominating and Corporate Governance Committee of the Parent Board shall (i) nominate each Company Designee as part of the slate of directors that is included in the proxy statement of Parent relating to the election of directors for the next annual meeting of the Parent stockholders following the Effective Time, and (ii) provide the same support for the election of each such Company Designee as it provides for all other individuals standing for election at such annual meeting.

ARTICLE VI

CONDITIONS TO THE MERGER

Section 6.1 Conditions to the Obligations of Each Party. The respective obligations of each party to consummate the Merger and the other transactions contemplated by this Agreement are subject to the satisfaction or (to the extent permitted by Law) waiver by the Company and Parent at or prior to the Closing of the following conditions:

(a) Parent shall have obtained the Parent Stockholder Approval and the Company shall have obtained the Company Stockholder Approval;

(b) the Parent Stock Issuance shall have been approved for listing on NASDAQ, subject to official notice of issuance;

(c) the Form S-4 shall have become effective under the Securities Act and shall not be the subject of any stop order or any Proceedings by or before the SEC seeking a stop order;

(d) (i) any applicable waiting period (and any extension thereof, including under any agreement between a party and a Governmental Authority agreeing not to consummate the Merger prior to a certain date) under the HSR Act relating to the consummation of the Merger shall have expired or early termination thereof shall have been granted and (ii) each Consent from a Governmental Authority required to be obtained with respect to the Merger under any Antitrust Law set forth on Section 6.1(d) of the Company Disclosure Letter shall have been obtained and shall remain in full force and effect, in each case, without the imposition, individually or in the aggregate, of an Unacceptable Condition;

(e) no Governmental Authority of competent jurisdiction shall have issued or entered any Order after the date of this Agreement, and no Law shall have been enacted or promulgated after the date of this Agreement, in each case, that (whether temporary or permanent) is then in effect and has the effect of (i) restraining, enjoining or otherwise prohibiting the consummation of the Merger or the other transactions contemplated by this Agreement or (ii) resulting, individually or in the aggregate, in an Unacceptable Condition (any such Order or Law in clause (i) or (ii), a “Restraint”).

Section 6.2 Conditions to Obligations of Parent and Merger Sub to Effect the Merger. The obligations of Parent and Merger Sub to effect the Merger and the other transactions contemplated by this Agreement are subject to the satisfaction or (to the extent permitted by Law) waiver by Parent at or prior to the Closing of the following additional conditions:

(a) the representations and warranties of the Company (i) contained in Section 3.2(a) shall be true and correct in all respects (other than de minimis inaccuracies) both as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties are expressly made as of a specific date, in which case such representations and warranties shall be so true and correct as of such specific date), (ii) contained in Sections 3.2(b), 3.2(c), 3.2(d), 3.3, 3.4 and 3.26 (together with Section 3.2(a), the “Company Fundamental Representations”) shall be true and correct in all material respects, without giving effect to any materiality or “Company Material Adverse Effect” qualifications therein, both as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties are expressly made as of a specific date, in which case such representations and warranties shall be so true and correct as of such specific date) and (iii) contained in this Agreement (other than the Company Fundamental Representations), shall be true and correct, without giving effect to any materiality or “Company Material Adverse Effect” qualifications therein, both as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties are expressly made as of a specific date, in which case such representations and warranties shall be so true and correct as of such specific date), except where the failure of such representations and warranties to be so true and correct, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Company Material Adverse Effect;

(b) the Company shall have performed or complied in all material respects with its obligations required under this Agreement to be performed or complied with on or prior to the Closing;

(c) since the date of this Agreement, there shall not have been any event, circumstance, occurrence, effect, fact, development or change that, individually or in the aggregate, has had, or would reasonably be expected to have, a Company Material Adverse Effect; and

(d) Parent shall have received a certificate signed by an executive officer of the Company certifying as to the matters set forth in Section 6.2(a), Section 6.2(b) and Section  6.2(c).

Section 6.3 Conditions to Obligation of the Company to Effect the Merger. The obligation of the Company to effect the Merger and the other transactions contemplated by this Agreement is subject to the satisfaction or (to the extent permitted by Law) waiver by the Company at or prior to the Closing of the following additional conditions:

(a) the representations and warranties of Parent and Merger Sub (i) contained in Section 4.2(a) shall be true and correct in all respects (other than de minimis inaccuracies) both as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties are expressly made as of a specific date, in which case such representations and warranties shall be so true and correct as of such specific date), (ii) contained in Sections 4.2(b), 4.2(c), 4.3, 4.4 and 4.19 (together with Section 4.2(a), the “Parent Fundamental Representations”) shall be true and correct in all material respects, without giving effect to any materiality or “Parent Material Adverse Effect” qualifications therein, both as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties are expressly made as of a specific date, in which case such representations and warranties shall be so true and correct as of such specific date) and (iii) contained in this Agreement (other than the Parent Fundamental Representations) shall be true and correct, without giving effect to any materiality or “Parent Material Adverse Effect” qualifications therein, both as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties are expressly made as of a specific date, in which case such representations and warranties shall be so true and correct as of such specific date), except where the failure of such representations and warranties to be so true and correct, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Parent Material Adverse Effect;

(b) Parent and Merger Sub shall have performed or complied in all material respects with each of their respective obligations required under this Agreement to be performed or complied with on or prior to the Closing;

(c) since the date of this Agreement, there shall not have been any event, circumstance, occurrence, effect, fact, development or change that, individually or in the aggregate, has had, or would reasonably be expected to have, a Parent Material Adverse Effect; and

(d) the Company shall have received a certificate signed by an executive officer of Parent certifying as to the matters set forth in Section 6.3(a), Section 6.3(b) and Section 6.3(c).

Section 6.4 Frustration of Closing Conditions. Neither Parent nor Merger Sub may rely on the failure of any condition set forth in Section 6.1 or Section 6.2 to be satisfied if such failure was primarily caused by the failure of Parent or Merger Sub to perform any of their respective material obligations under this Agreement. The Company may not rely on the failure of any condition set forth in Section 6.1 or Section 6.3 to be satisfied if such failure was primarily caused by its failure to perform any of its material obligations under this Agreement.

ARTICLE VII

TERMINATION, AMENDMENT AND WAIVER

Section 7.1 Termination. Notwithstanding anything contained in this Agreement to the contrary, this Agreement may be terminated at any time prior to the Effective Time, whether before or after the Company Stockholder Approval or Parent Stockholder Approval is obtained (except as otherwise expressly noted), as follows:

(a) by mutual written consent of each of Parent and the Company; or

(b) by either Parent or the Company, if:

(i) the Merger shall not have been consummated on or before April 20, 2022 (the “Termination Date”); provided, however, that if, on the Termination Date, the conditions to the Closing set forth in

Section 6.1(d) or Section 6.1(e) (solely to the extent any such Restraint is in respect of an Antitrust Law) shall not have been fulfilled but all other conditions to the Closing set forth in Article VI have been waived or fulfilled (other than those conditions that by their terms cannot be satisfied prior to the Closing, but which conditions would be satisfied if the Closing occurred on such date), then the Termination Date shall automatically, without any action on the part of the parties hereto, be extended to October 20, 2022; provided, further, that the Termination Date may be further extended at the option of either Parent or the Company in the circumstance described in Section 6.1(d) of the Company Disclosure Letter to a date no later than June 20, 2023 and such date, as so extended, shall be the “Termination Date” for purposes of this Agreement; provided, further, that the right to terminate this Agreement pursuant to this Section 7.1(b)(i) shall not be available to any party if a material breach by such party of any of its obligations under this Agreement has been the cause of or resulted in the failure of the Closing to have occurred on or before the Termination Date;

(ii) (A) prior to the Effective Time, any Governmental Authority of competent jurisdiction shall have issued or entered any Order after the date of this Agreement or any Law shall have been enacted or promulgated after the date of this Agreement that has the effect of permanently restraining, enjoining or otherwise prohibiting the Merger or the other transactions contemplated by this Agreement, and in the case of such an Order, such Order shall have become final and non-appealable or (B) any Consent from a Governmental Authority required to be obtained pursuant to Section 6.1(d) shall have become incapable of being obtained prior to the Termination Date; provided, however, that the right to terminate this Agreement under this Section 7.1(b)(ii) shall not be available to a party if a material breach by such party of its obligations under Section 5.4 has been the cause of or resulted in the issuance of such Order or the failure to obtain such Consent;

(iii) the Company Stockholder Approval shall not have been obtained upon a vote taken thereon at the Company Stockholders’ Meeting duly convened therefor or at any adjournment or postponement thereof; or

(iv) the Parent Stockholder Approval shall not have been obtained upon a vote taken thereon at the Parent Stockholders’ Meeting duly convened therefor or at any adjournment or postponement thereof;

(c) by the Company if:

(i) Parent or Merger Sub shall have breached or failed to perform any of their respective representations, warranties, covenants or other agreements set forth in this Agreement, which breach or failure to perform (A) would result in the failure of a condition set forth in Section 6.3(a) or Section 6.3(b) and (B) is not capable of being cured by Parent or Merger Sub, as applicable, by the Termination Date or, if capable of being cured, shall not have been cured by Parent or Merger Sub on or before the earlier of (x) the Termination Date and (y) the date that is thirty (30) calendar days following the Company’s delivery of written notice to Parent of such breach or failure to perform; provided, however, that the Company shall not have the right to terminate this Agreement pursuant to this Section 7.1(c)(i) if the Company is then in material breach of any of its obligations under this Agreement so as to result in the failure of a condition set forth in Section 6.2(b);

(ii) the Parent Board shall have made a Parent Adverse Recommendation Change, Parent shall have failed to include in the Joint Proxy Statement the Parent Recommendation or Parent shall have materially violated or breached any of its obligations under Section 5.7; or

(iii) prior to obtaining the Company Stockholder Approval, the Company Board shall have authorized the Company to enter into a definitive agreement with respect to a Company Superior Proposal and the Company enters into such definitive agreement concurrently with its termination of this Agreement, but only if (A) the Company is permitted to terminate this Agreement to accept a Company Superior Proposal pursuant to, and subject to its compliance with the applicable terms and conditions of, Section 5.6(d) and (B) as a condition to the effectiveness of such termination, the Company pays to Parent the Company Termination Fee prior to or simultaneously with such termination.

(d) by Parent if:

(i) the Company shall have breached or failed to perform any of its representations, warranties, covenants or other agreements set forth in this Agreement, which breach or failure to perform (A) would result in the failure of a condition set forth in Section 6.2(a) or Section 6.2(b) and (B) is not capable of being cured by the Company by the Termination Date or, if capable of being cured, shall not have been cured by the Company on or before the earlier of (x) the Termination Date and (y) the date that is thirty (30) calendar days following Parent’s delivery of written notice to the Company of such breach or failure to perform; provided, however, that Parent shall not have the right to terminate this Agreement pursuant to this Section 7.1(d)(i) if Parent or Merger Sub is then in material breach of any of its obligations under this Agreement so as to result in the failure of a condition set forth in Section 6.3(b);

(ii) the Company Board shall have made a Company Adverse Recommendation Change, the Company shall have failed to include in the Joint Proxy Statement the Company Recommendation or the Company shall have materially violated or breached any of its obligations under Section 5.6; or

(iii) prior to obtaining the Parent Stockholder Approval, the Parent Board shall have authorized Parent to enter into a definitive agreement with respect to a Parent Superior Proposal and Parent enters into such definitive agreement concurrently with its termination of this Agreement, but only if (A) Parent is permitted to terminate this Agreement to accept a Parent Superior Proposal pursuant to, and subject to its compliance with the applicable terms and conditions of, Section 5.7(d) and (B) as a condition to the effectiveness of such termination, Parent pays to the Company the Parent Termination Fee prior to or simultaneously with such termination.

Section 7.2 Effect of Termination. In the event that this Agreement is terminated and the Merger abandoned pursuant to Section 7.1, written notice thereof shall be given by the terminating party to the other party, specifying the provisions hereof pursuant to which such termination is made, and this Agreement shall forthwith become null and void and of no effect without liability on the part of any party hereto, and all rights and obligations of any party hereto shall cease; provided, however, that, except as otherwise provided in Section 7.3, no such termination shall relieve any party hereto of any liability or damages resulting from any willful breach of this Agreement prior to such termination or fraud; and provided, further, that the Confidentiality Agreement, this Section 7.2, Section 7.3, and Article VIII shall survive any termination of this Agreement pursuant to Section 7.1.

Section 7.3 Termination Fees.

(a) If this Agreement is terminated by:

(i) Parent pursuant to Section 7.1(d)(i) on the basis of a breach of a covenant or agreement contained in this Agreement or either Parent or the Company pursuant to Section 7.1(b)(i) or Section 7.1(b)(iii) and in any such case (A) prior to such termination (or prior to the Company Stockholders’ Meeting in the case of termination pursuant to Section 7.1(b)(iii)), a Company Acquisition Proposal that has been made after the date of this Agreement shall have been publicly disclosed and not publicly withdrawn prior to such date and (B) within twelve (12) months after such termination, a Company Acquisition Proposal is consummated or the Company enters into a definitive agreement with respect to a Company Acquisition Proposal (provided, however, that for purposes of this Section 7.3(a)(i)), the references to “twenty percent (20%)” in the definition of Company Acquisition Proposal shall be deemed to be references to “fifty percent (50%)”);

(ii) Parent pursuant to Section 7.1(d)(ii) (or pursuant to any other provision of Section 7.1 if Parent was then entitled to terminate this Agreement pursuant to Section 7.1(d)(ii)); or

(iii) the Company pursuant to Section 7.1(c)(iii);

then, in each such case, the Company shall pay, or cause to be paid, to Parent the Company Termination Fee. Any payments required to be made under this Section 7.3(a) shall be made by wire transfer of same day funds to the account or accounts designated by Parent, (x) in the case of clause (i) above, on the earlier of the date of consummation of, or entry into a definitive agreement with respect to, such Company Acquisition Proposal, (y) in the case of clause (ii) above, promptly, but in no event later than three (3) Business Days after the date of such termination and (z) in the case of clause (iii) above, immediately prior to or concurrently with the termination of this Agreement.

(b) If this Agreement is terminated by:

(i) the Company pursuant to Section 7.1(c)(i) on the basis of a breach of a covenant or agreement contained in this Agreement or either Parent or the Company pursuant to Section 7.1(b)(i) or Section 7.1(b)(iv) and in any such case (A) prior to such termination (or prior to the Parent Stockholders’ Meeting in the case of termination pursuant to Section 7.1(b)(iv)), a Parent Acquisition Proposal that has been made after the date of this Agreement shall have been publicly disclosed and not publicly withdrawn prior to such date and (B) within twelve (12) months after such termination, a Parent Acquisition Proposal is consummated or Parent enters into a definitive agreement with respect to a Parent Acquisition Proposal (provided, however, that for purposes of this Section 7.3(b)(i)), the references to “twenty percent (20%)” in the definition of Parent Acquisition Proposal shall be deemed to be references to “fifty percent (50%)”);

(ii) the Company pursuant to Section 7.1(c)(ii) (or pursuant to any other provision of Section 7.1 if the Company was then entitled to terminate this Agreement pursuant to Section 7.1(c)(ii)); or

(iii) Parent pursuant to Section 7.1(d)(iii);

then, in each such case, Parent shall pay, or cause to be paid, to the Company the Parent Termination Fee. Any payments required to be made under this Section 7.3(b) shall be made by wire transfer of same day funds to the account or accounts designated by the Company (x) in the case of clause (i) above, on the earlier of the date of consummation of, or entry into a definitive agreement with respect to, such Parent Acquisition Proposal, (y) in the case of clause (ii) above, promptly, but in no event later than three (3) Business Days after the date of such termination and (z) in the case of clause (iii) above, immediately prior to or concurrently with the termination of this Agreement.

(c) If this Agreement is terminated by (i) either Parent or the Company pursuant to Section 7.1(b)(i) and at the time of such termination any of the conditions to the Closing set forth in Section 6.1(d) or Section 6.1(e) (solely as a result of an Order in respect of an Antitrust Law issued or entered after the date of this Agreement) shall not have been fulfilled but all other conditions to the Closing set forth in Article VI either have been waived or fulfilled or would be fulfilled if the Closing were to occur on such date or (ii) either Parent or the Company pursuant to Section 7.1(b)(ii) (solely as a result of (1) a final and non-appealable Order in respect of an Antitrust Law issued or entered after the date of this Agreement or (2) a failure to obtain a Consent of a Governmental Authority under an Antitrust Law required to be obtained pursuant to Section 6.1(d)), then Parent shall pay, or cause to be paid, to the Company the Reverse Termination Fee by wire transfer of same-day funds to the account or accounts designated by the Company promptly, but in no event later than three (3) Business Days after the date of such termination; provided, however, that Parent shall not be required to pay the Reverse Termination Fee pursuant to this Section 7.3(c) if a breach by the Company of any of its obligations under this Agreement has been the principal cause of the circumstances that would have otherwise required the payment of the Reverse Termination Fee pursuant to this Section 7.3(c).

(d) In the event this Agreement is terminated by either Parent or the Company pursuant to Section 7.1(b)(iii), then the Company shall pay Parent the reasonable and documented out-of-pocket costs and expenses, including all fees and expenses incurred in connection with the financing of the transactions contemplated by this Agreement and the fees and expenses of counsel, accountants, investment bankers, experts and consultants, incurred by Parent and Merger Sub in connection with this Agreement and the transactions contemplated by this Agreement in an amount not to exceed $20,000,000 (the “Parent Expenses”); provided that any payment of the Parent Expenses shall not affect Parent’s right to receive any Company Termination Fee otherwise due under Section 7.3(a), but shall reduce, on a dollar for dollar basis, any Company Termination Fee that becomes due and payable under Section 7.3(a). Any Parent Expenses required to be paid by the Company under this Section 7.3(d) shall be made by wire transfer of immediately available funds promptly, but in no event later than three (3) Business Days after the Company’s receipt of documentation supporting such Parent Expenses.

(e) In the event this Agreement is terminated by either Parent or the Company pursuant to Section 7.1(b)(iv), then Parent shall pay the Company the reasonable and documented out-of-pocket costs and expenses, including the fees and expenses of counsel, accountants, investment bankers, experts and consultants, incurred by the Company in connection with this Agreement and the transactions contemplated by this Agreement in an amount not to exceed $20,000,000 (the “Company Expenses”), plus any amounts payable to the Company pursuant to Section 5.16(a); provided that any payment of the Company Expenses shall not affect the Company’s right to receive any Parent Termination Fee otherwise due under Section 7.3(b), but shall reduce, on a dollar for dollar basis, any Parent Termination Fee that becomes due and payable under Section 7.3(b). Any Company Expenses required to be paid by Parent under this Section 7.3(e) shall be made by wire transfer of immediately available funds promptly, but in no event later than three (3) Business Days after Parent’s receipt of documentation supporting such Company Expenses.

(f) Notwithstanding anything to the contrary set forth in this Agreement, the parties agree that in no event shall the Company be required to pay the Company Termination Fee, or Parent be required to pay the Parent Termination Fee or the Reverse Termination Fee, as applicable, on more than one occasion. For the avoidance of doubt, in no event shall Parent be required to pay both the Parent Termination Fee and the Reverse Termination Fee.

(g) Notwithstanding anything to the contrary set forth in this Agreement, Parent’s right to receive payment from the Company of the Company Termination Fee pursuant to Section 7.3(a) and/or the right to receive payment of the Parent Expenses pursuant to Section 7.3(c), shall, in circumstances in which the Company Termination Fee or Parent Expenses (as applicable) are owed, constitute the sole and exclusive monetary remedy (other than Parent’s right, after having received the Parent Expenses, to receive the Company Termination Fee less the Parent Expenses in the circumstances expressly contemplated in Section 7.3(a)) of Parent and Merger Sub against the Company and its Subsidiaries and any of their respective former, current or future general or limited partners, stockholders, members, managers, directors, officers, employees, agents, Representatives or assignees (collectively, the “Company Related Parties”) for all losses and damages suffered as a result of the failure of the transactions contemplated by this Agreement to be consummated or for a breach or failure to perform hereunder or otherwise, and upon payment of such amounts, none of the Company Related Parties shall have any further liability or obligation relating to or arising out of this Agreement or the transactions contemplated by this Agreement (except that the Company shall also be obligated with respect to any amounts owing pursuant to Section 7.3(h)(ii)). Notwithstanding anything to the contrary set forth in this Agreement, the Company’s right to receive payment from Parent of the Parent Termination Fee pursuant to Section 7.3(b), the Reverse Termination Fee pursuant to Section 7.3(c) and/or the right to receive payment of the Company Expenses pursuant to Section 7.3(e), shall, in circumstances in which the Parent Termination Fee, the Reverse Termination Fee or Company Expenses (as applicable) are owed, constitute the sole and exclusive monetary remedy (other than the Company’s right, after having received the Company Expenses and the expenses contemplated by Section 5.16(a), to receive the Parent Termination Fee less the Company Expenses and the expenses contemplated by Section 5.16(a) in the circumstances expressly contemplated in Section 7.3(b)) of the Company against Parent and its Subsidiaries and any of their respective former, current or future general or limited partners, stockholders, members, managers, directors, officers, employees, agents, Representatives or assignees (collectively, the “Parent Related Parties”) for all losses and damages suffered as a result of the failure of the transactions contemplated by this Agreement to be consummated or for a breach or failure to perform hereunder or otherwise, and upon payment of such amounts, none of the Parent Related Parties shall have any further liability or obligation relating to or arising out of this Agreement or the transactions contemplated by this Agreement (except that Parent shall also be obligated with respect to any amounts owing pursuant to Section 7.3(h)(ii)).

(h) Each of the parties hereto acknowledges that (i) the agreements contained in this Section 7.3 are an integral part of the transactions contemplated by this Agreement, and (ii) without these agreements, the parties would not enter into this Agreement; accordingly, if the Company or Parent, as applicable, fails to timely pay any amount due pursuant to this Section 7.3 and, in order to obtain such payment, Parent or the Company, as applicable, commences a suit that results in a judgment against the other for the payment of any amount set forth in this Section 7.3, the Company or Parent, as applicable, shall pay the other its costs and expenses in connection with such suit (including reasonable attorneys’ fees), together with interest on such amount at an annual rate equal to the prime rate as published in The Wall Street Journal in effect on the date such payment was required to be made through the date such payment was actually received, or such lesser rate as is the maximum permitted by applicable Law.

Section 7.4 Amendment. This Agreement may be amended by mutual agreement of the parties hereto in writing at any time before or after receipt of the Company Stockholder Approval or Parent Stockholder Approval; provided, however, that after the Company Stockholder Approval or Parent Stockholder Approval has been obtained, there shall not be any amendment that by applicable Law or in accordance with the rules of any stock exchange requires further approval by the stockholders of the Company or Parent, as applicable, without such further approval of such stockholders nor any amendment or change not permitted under applicable Law.

Section 7.5 Extension; Waiver. At any time prior to the Effective Time, subject to applicable Law, any party hereto may (a) extend the time for the performance of any obligation or other act of any other party hereto, (b) waive any inaccuracy in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto and (c) waive compliance with any agreement or condition contained herein. Any such extension or waiver shall only be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby. Notwithstanding the foregoing, no failure or delay by the Company, Parent or Merger Sub in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

ARTICLE VIII

GENERAL PROVISIONS

Section 8.1 Non-Survival of Representations and Warranties. The representations and warranties in this Agreement and in any certificate delivered pursuant hereto by any Person and the covenants and agreements in this Agreement shall terminate at the Effective Time, other than those covenants and agreements which by their terms apply, or are to be performed in whole or in part, after the Effective Time.

Section 8.2 Expenses. Except as expressly set forth herein (including Section 7.3), all expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such expenses, whether or not the Merger are consummated.

Section 8.3 Notices. All notices, consents and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by hand delivery, by prepaid overnight courier (providing written proof of delivery) or by electronic mail (providing written confirmation of receipt), addressed as follows:

if to Parent, Acquiror or Merger Sub:

The Middleby Corporation

1400 Toastmaster Drive

Elgin, Illinois 60120

Attention: Timothy J. FitzGerald, Chief Executive Officer

Email: tfitzgerald@middleby.com

with a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP

155 North Wacker Drive

Chicago, Illinois 60606

Attention: Shilpi Gupta

Email: Shilpi.Gupta@skadden.com

Skadden, Arps, Slate, Meagher & Flom LLP

1000 Louisiana, Suite 6800

Houston, Texas 77002

Attention: Eric C. Otness

Email: Eric.Otness@Skadden.com

if to the Company:

Welbilt, Inc.

2227 Welbilt Boulevard

New Port Richey, Florida 34655

Attention: William C. Johnson, President and Chief Executive Officer

Email: Bill.Johnson@welbilt.com

with a copy (which shall not constitute notice) to:

Gibson, Dunn & Crutcher LLP

200 Park Avenue

New York, New York 10166

Attention: Barbara L. Becker, Saee M. Muzumdar

Email: bbecker@gibsondunn.com, smuzumdar@gibsondunn.com

or to such other address or electronic mail address as shall be specified in a notice given in accordance with this Section 8.3; provided that any notice received by electronic mail or otherwise at the addressee’s location on any Business Day after 5:00 P.M. (addressee’s local time) or on any day that is not a Business Day shall be deemed to have been received at 9:00 A.M. (addressee’s local time) on the next Business Day; provided, further, that notice of any change to the address or any of the other details specified in or pursuant to this Section 8.3 shall not be deemed to have been received until, and shall be deemed to have been received upon, the later of the date specified in such notice or the date that is five (5) Business Days after such notice would otherwise be deemed to have been received pursuant to this Section 8.3.

Section 8.4 Interpretation; Certain Definitions.

(a) The parties have participated collectively in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted collectively by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement. The parties agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

(b) The words “hereof,” “herein,” “hereby,” “hereunder” and “herewith” and words of similar import shall refer to this Agreement as a whole and not to any particular provision of this Agreement. References to articles, sections, paragraphs, exhibits, annexes and schedules are to the articles, sections and paragraphs of, and exhibits, annexes and schedules to, this Agreement, unless otherwise specified, and the table of contents and headings of the articles, sections or subsections in this Agreement are for reference purposes only and shall not define, limit, construe or describe the scope or extent of such section, or affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the phrase “without limitation.” All definitions set forth herein are deemed applicable whether the words defined are used herein in the singular or in the plural and correlative forms of defined terms have corresponding meanings. Words denoting any gender shall be deemed to include all genders, words denoting natural persons shall be deemed to include business entities and vice versa and references to a Person are also to its predecessors and permitted successors and assigns. The word “or” is not exclusive and has the inclusive meaning represented by the phrase “and/or”. The phrases “the date of this Agreement” and “the date hereof” and terms or phrases of similar import shall be deemed to refer to April 20, 2021, unless the context requires otherwise. References to any information or document being “made available” or “furnished” and words of similar import (i) when used in reference to anything made available to Parent, Merger Sub or their Representatives shall include such information or document having been posted to the online data room hosted on behalf of the Company by Datasite under the name “Project Shelby,” and (ii) when used in reference to anything made available to the Company or its Representatives shall include such information or document having been posted to the online data room hosted on behalf of Parent by Firmex under the name “Project Shelby,” in each case, at least one day prior to the date of this Agreement. Terms defined in the text of this Agreement have such meaning throughout this Agreement (regardless of whether it appears before or after the place where it is defined), unless otherwise indicated in this Agreement, and all terms defined in this Agreement shall have such meanings when used in any exhibit, schedule, certificate or other document made or delivered pursuant hereto unless otherwise defined therein. Any Law defined or referred to herein or in any agreement or instrument that is referred to herein means such Law as from time to time amended, modified or supplemented, including (in the case of statutes) by succession of comparable successor Laws (provided that for purposes of any representations and warranties contained in this Agreement that are made as of a specific date or dates, references to any statute shall be deemed to refer to such statute, as amended, and to any rules or regulations promulgated thereunder, in each case, as of such date). All references to “dollars” or “$” refer to currency of the United States.

Section 8.5 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the Merger be consummated as originally contemplated to the fullest extent possible.

Section 8.6 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of Law or otherwise) without the prior written consent of the other parties, except that (i) Merger Sub may assign any or all of its rights, interests and obligations hereunder to one or more direct or indirect wholly owned Subsidiaries of Parent, or a combination thereof so long as such assignment would not delay, impair or prevent consummation of the Merger or otherwise have a Parent Material Adverse Effect and (ii) Parent and its Subsidiaries may pledge this Agreement and their rights hereunder to the extent required by the Parent Credit Agreement and the other Loan Documents (as defined in the Parent Credit Agreement). Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective permitted successors and assigns. Any attempted assignment in violation of this Section 8.6 shall be null and void.

Section 8.7 Entire Agreement. This Agreement (including the exhibits, annexes and appendices hereto) constitutes, together with the Confidentiality Agreement, the Company Disclosure Letter and the Parent Disclosure Letter, the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

Section 8.8 No Third-Party Beneficiaries. This Agreement is not intended to and shall not confer upon any Person other than the parties hereto any rights or remedies hereunder; except (a) that it is specifically intended that the D&O Indemnified Parties (with respect to Section 5.8 and this Section 8.8 from and after the Effective Time) are intended third-party beneficiaries hereof, (b) from and after the Effective Time, for the rights of holders of shares of Company Common Stock to receive the Merger Consideration set forth in Article II and (c) from and after the Effective Time, for the rights of holders of Company Options, Company Restricted Stock, Company RSUs, Company Director RSUs and Company PSUs to receive the payments contemplated by the applicable provisions of Section 2.3 in accordance with the terms and conditions of this Agreement.

Section 8.9 Governing Law. This Agreement and all Proceedings (whether based on contract, tort or otherwise) arising out of or relating to this Agreement or the actions of Parent, Merger Sub or the Company in the negotiation, administration, performance and enforcement thereof, shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to any choice or conflict of laws provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.

Section 8.10 Specific Performance. The parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that any party hereto does not perform the provisions of this Agreement (including failing to take such actions as are required of it hereunder to consummate this Agreement) in accordance with its specified terms or otherwise breach such provisions. Accordingly, the parties acknowledge and agree that, prior to any termination of this Agreement in accordance with Section 7.1, the parties shall be entitled to an injunction, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, in addition to any other remedy to which they are entitled at law or in equity. Each of the parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that any other party has an adequate remedy at law or that any award of specific performance is not an appropriate remedy for any reason at law or in equity. Any party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement shall not be required to provide any bond or other security in connection with any such order or injunction.

Section 8.11 Consent to Jurisdiction.

(a) Each of the parties hereto hereby, with respect to any legal claim or Proceeding arising out of this Agreement or the transactions contemplated by this Agreement, (i) expressly and irrevocably submits, for itself and with respect to its property, generally and unconditionally, to the exclusive jurisdiction of the Delaware Court of Chancery and any appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery does not have jurisdiction over a particular matter, any state or federal court within the State of Delaware), (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such courts, (iii) agrees that it will not bring any claim or Proceeding relating to this Agreement or the transactions contemplated by this Agreement except in such courts and (iv) waives, to the fullest extent it may legally and effectively do so, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, any objection which it may now or hereafter have to the laying of venue in such courts of any claim or Proceeding arising out of or relating to this Agreement. Notwithstanding the foregoing, each of Parent, Merger Sub and the Company agrees that a final and nonappealable judgment in any Proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.

(b) Each party irrevocably consents to the service of process in any claim or Proceeding with respect to this Agreement and the transactions contemplated by this Agreement or for recognition and enforcement of any judgment in respect hereof brought by any other party hereto may be made by mailing copies thereof by registered or certified United States mail, postage prepaid, return receipt requested, to its address as specified in or pursuant to Section 8.3 and such service of process shall be sufficient to confer personal jurisdiction over such party in such claim or Proceeding and shall otherwise constitute effective and binding service in every respect.

Section 8.12 Counterparts. This Agreement may be executed in multiple counterparts, all of which shall together be considered one and the same agreement. Delivery of an executed signature page to this Agreement by electronic transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

Section 8.13 WAIVER OF JURY TRIAL. EACH OF PARENT, MERGER SUB AND THE COMPANY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) BETWEEN ANY OF THEM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF PARENT, MERGER SUB OR THE COMPANY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT THEREOF, INCLUDING WITH RESPECT TO ANY PROCEEDING OR COUNTERCLAIM THAT INVOLVES THE FINANCING SOURCES.

[Remainder of page intentionally left blank; signature page follows.]

IN WITNESS WHEREOF, Parent, Acquiror, Merger Sub and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

THE MIDDLEBY CORPORATION

By:	/s/ Timothy J. FitzGerald
Name: Timothy J. FitzGerald
Title: Chief Executive Officer

MIDDLEBY MARSHALL INC.

By:	/s/ Timothy J. FitzGerald
Name: Timothy J. FitzGerald
Title: Chief Executive Officer

MOSAIC MERGER SUB, INC.

By:	/s/ Timothy J. FitzGerald
Name: Timothy J. FitzGerald
Title: President

WELBILT, INC.

By:	/s/ William C. Johnson
Name: William C. Johnson
Title: President and Chief Executive Officer

Signature Page to Merger Agreement

APPENDIX A

DEFINITIONS

As used in this Agreement, the following terms shall have the following meanings:

“Affiliate” shall mean, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with, the Person specified.

“Business Day” shall mean any day other than a Saturday, Sunday or a day on which all banking institutions in New York, New York are authorized or obligated by Law or executive order to close.

“Charter Amendment” shall mean an amendment to Parent’s certificate of incorporation to increase the number of authorized shares of Parent Common Stock to such amount as determined by the Parent Board.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Company Acquisition Proposal” shall mean a proposal, offer or inquiry from any Person providing for any (i) merger, consolidation, share exchange, business combination, recapitalization or similar transaction involving the Company, pursuant to which any such Person would own or control, directly or indirectly, twenty percent (20%) or more of the voting power of the Company, (ii) sale, lease, license, dissolution or other disposition, directly or indirectly, of assets of the Company (including the capital stock or other equity interests of any of its Subsidiaries) or any Subsidiary of the Company representing twenty percent (20%) or more of the consolidated assets, net revenues or net income of the Company and its Subsidiaries taken as a whole, or to which twenty percent (20%) or more of the net revenues, net income or assets of the Company and its Subsidiaries, taken as a whole, are attributable, (iii) issuance or sale or other disposition of capital stock or other equity interests representing twenty percent (20%) or more of the voting power of the Company or any of its Subsidiaries whose business constitutes twenty percent (20%) or more of the net revenues, net income or assets of the Company and its Subsidiaries, taken as a whole, (iv) tender offer, exchange offer or any other transaction or series of transactions in which any Person will acquire, directly or indirectly, beneficial ownership or the right to acquire beneficial ownership of capital stock or other equity interests representing twenty percent (20%) or more of the voting power of the Company or any of its Subsidiaries whose business constitutes twenty percent (20%) or more of the net revenues, net income or assets of the Company and its Subsidiaries, taken as a whole, or (v) any combination of the foregoing.

“Company Data” means all Personal Data Processed by the Company or any of its Subsidiaries.

“Company Director RSU” shall mean an award of Company RSUs held by a non-employee member of the Company Board granted under the Company Equity Plan.

“Company Disclosure Letter” shall mean the disclosure letter delivered by the Company to Parent simultaneously with the execution of this Agreement.

“Company Equity Awards” shall mean the Company Options, Company Restricted Stock, Company RSUs, Company PSUs and Company Director RSUs granted under the Company Equity Plan.

“Company Equity Plan” shall mean the Welbilt, Inc. 2016 Omnibus Incentive Plan, as amended from time to time, and any other equity or equity-based plan, program, or arrangement of the Company or any of its Subsidiaries or any predecessor thereof.

“Company ERISA Affiliate” shall mean any Person under common control with the Company within the meaning of Section 414(b), Section 414(c), Section 414(m) or Section 414(o) of the Code, and the regulations issued thereunder.

Appendix A-1

“Company Intervening Event” shall mean a material event or circumstance that was not known or reasonably foreseeable to the Company Board on the date of this Agreement (or if known, the material consequences of which were not known or reasonably foreseeable to the Company Board as of the date of this Agreement), which event or circumstance, or any consequence thereof, becomes known to the Company Board prior to the Company Stockholder Approval; provided that in no event shall any inquiry, offer or proposal that constitutes or would reasonably be expected to lead to a Company Acquisition Proposal constitute a Company Intervening Event.

“Company Material Adverse Effect” shall mean any event, circumstance, occurrence, effect, fact, development or change that (a) would prevent or materially impair the ability of the Company to consummate the Merger or (b) has, or would have, a material adverse effect on the business, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole; provided, however, that for purposes of this clause (b), none of the following (or the results thereof) shall constitute or be taken into account in determining whether a Company Material Adverse Effect shall have occurred: (i) changes in general economic, financial market, regulatory, business, financial, political, geopolitical, credit or capital market conditions, including interest or exchange rates; (ii) general changes or developments in any of the industries or markets in which the Company or any of its Subsidiaries operate; (iii) changes in any applicable Laws or accounting regulations or principles or interpretations thereof; (iv) any change in the price or trading volume of the Company’s securities or other financial instruments or change in the Company’s credit rating, in and of itself (provided, however, that the facts or occurrences giving rise to or contributing to such change that are not otherwise excluded from the definition of “Company Material Adverse Effect” may constitute or be taken into account in determining whether a Company Material Adverse Effect has occurred); (v) any failure by the Company to meet its internal or published projections, budgets, plans or forecasts of its revenues, earnings or other financial performance or results of operation or any published analyst or other third-party estimates or expectations of the Company’s revenue, earnings or other financial performance or results of operations for any period, in and of itself (provided, however, that the facts or occurrences giving rise to or contributing to such failure that are not otherwise excluded from the definition of “Company Material Adverse Effect” may constitute or be taken into account in determining whether a Company Material Adverse Effect has occurred); (vi) acts of war (whether or not declared), hostilities, military actions or acts of terrorism, or any escalation or worsening of the foregoing, weather related events, fires, natural disasters, pandemics (including the existence and impact of the COVID-19 pandemic), public health or other emergencies or any other acts of God; (vii) the execution and delivery of this Agreement or the public announcement or the pendency of the Merger or the other transactions contemplated hereby (provided, that this clause (vii) does not apply with respect to the representations and warranties set forth in Section 3.5); or (viii) the taking of any action expressly required by this Agreement (other than any obligation under this Agreement to operate in the ordinary course of business (or similar obligation) pursuant to Section 5.1); provided, further, that the exceptions in clauses (i), (ii), (iii) and (vi) shall not apply to the extent the events, circumstances, occurrences, effects, facts, developments or changes set forth in such clauses have a disproportionate impact on the Company and its Subsidiaries, taken as a whole, relative to the other participants in the industries in which the Company and its Subsidiaries operate.

“Company Option” shall mean each option to purchase shares of Company Common Stock under the Company Equity Plan.

“Company PSU” shall mean each award of performance stock units granted pursuant to a Company Equity Plan or otherwise that vests on the basis of time and the achievement of performance targets and pursuant to which the holder has a right to receive shares of Company Common Stock following the vesting or lapse of restrictions applicable to such performance stock unit.

“Company Recommendation” shall mean the recommendation of the Company Board that the stockholders of the Company adopt this Agreement and approve the transactions contemplated by this Agreement, including the Merger.

Appendix A-2

“Company Restricted Stock” shall mean any outstanding shares of Company Common Stock that are unvested or subject to a risk of forfeiture or repurchase option in favor of the Company and granted under the Company Equity Plan.

“Company RSU” shall mean each award of restricted stock units constituting the right to be issued a share of Company Common Stock upon vesting granted under the Company Equity Plan that is not a Company Director RSU.

“Company Superior Proposal” shall mean a bona fide unsolicited written Company Acquisition Proposal (provided that for purposes of this definition references to twenty percent (20%) in the definition of “Company Acquisition Proposal” shall be deemed to be references to fifty percent (50%)) which the Company Board determines in good faith (i) to be reasonably likely to be consummated on the terms proposed on a timely basis if accepted and (ii) to be more favorable to the Company’s stockholders from a financial point of view than the Merger and the other transactions contemplated by this Agreement, in each case, taking into account at the time of determination all relevant circumstances, including the various legal, financial and regulatory aspects of the proposal, all the terms and conditions of such proposal and this Agreement, and any changes to the terms of this Agreement offered by the Company in response to such Company Acquisition Proposal in accordance with Section 5.6(d).

“Company Termination Fee” shall mean $110,000,000.

“Confidentiality Agreement” shall mean the confidentiality agreement, dated December 13, 2020, between Parent and the Company.

“Contract” shall mean any written or oral contract, subcontract, arrangement, lease, sublease, conditional sales contract, purchase order, sales order, license, indenture, note, bond, loan, instrument, understanding, permit, concession, franchise, commitment, partnership, limited liability company or other agreement.

“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities or partnership or other interests, by Contract or otherwise. The terms “Controlling” and “Controlled” shall have correlative meanings.

“COVID-19” shall mean the COVID-19 or SARS-CoV-2 virus (or any evolution, mutation or variation thereof).

“Customs and International Trade Authorizations” shall mean any and all Consents, licenses, registrations, filings, and other approvals or notifications required pursuant to the Customs and International Trade Laws.

“Customs and International Trade Laws” shall mean the export control, Sanctions, import, customs, trade and anti-boycott Laws of any jurisdiction in which the Company or any of its Subsidiaries is incorporated or does business, including the Tariff Act of 1930, as amended, and other Laws administered or enforced by the U.S. Department of Commerce, U.S. Department of State, U.S. International Trade Commission, U.S. Customs and Border Protection, U.S. Immigration and Customs Enforcement, and their predecessor or successor agencies, including the Export Control Reform Act of 2018 and the Export Administration Regulations, including related restrictions with regard to transactions involving Persons on the U.S. Department of Commerce Denied Persons List, Unverified List or Entity List; the Arms Export Control Act, as amended and the International Traffic in Arms Regulations, including related restrictions with regard to transactions involving Persons on the Debarred List; the anti-boycott Laws administered by the U.S. Department of Commerce; and the anti-boycott Laws administered by the U.S. Department of the Treasury.

Appendix A-3

“Delaware Secretary of State” shall mean the Secretary of State of the State of Delaware.

“Divestiture Action” shall mean any divestiture, sale, license or other disposition, or subjection to any hold-separate order, of assets, properties, businesses or product lines of Parent, the Company, or any of their respective Affiliates.

“Encumbrance” shall mean any lien, pledge, hypothecation, charge, mortgage, deed of trust, security interest, encumbrance, easement, right of way, adverse claim of ownership or use, title defect, conditional sale agreement, assignment by way of security, lease, sublease, claim, infringement, interference, option, right of first refusal or preemptive right (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset), whether arising by contract, as a matter of law, by judicial process or otherwise.

“Environmental Laws” shall mean all applicable Laws relating to pollution or protection of the environment, natural resources or human health and safety, including Laws relating to Releases of Hazardous Materials and the manufacture, processing, distribution, use, treatment, storage, Release, transport or handling of Hazardous Materials, including the Federal Water Pollution Control Act (33 U.S.C. §1251 et seq.), the Resource Conservation and Recovery Act of 1976 (42 U.S.C. §6901 et seq.), the Safe Drinking Water Act (42 U.S.C. §3000(f) et seq.), the Toxic Substances Control Act (15 U.S.C. §2601 et seq.), the Clean Air Act (42 U.S.C. §7401 et seq.), the Oil Pollution Act of 1990 (33 U.S.C. §2701 et seq.), the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. §9601 et seq.), the Endangered Species Act of 1973 (16 U.S.C. §1531 et seq.), and other similar foreign, state and local Laws.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Existing Credit Agreement” shall mean the Credit Agreement, dated as of March 3, 2016, among the Company, as borrower, the subsidiary borrowers party thereto from time to time, the lenders party thereto, and JPMorgan Chase Bank, N.A., as administrative agent, as amended, restated, supplemented or otherwise modified prior to the date of this Agreement.

“Existing Credit Facilities” shall mean the Existing Credit Agreement and the Existing Indenture.

“Existing Indenture” shall mean the Indenture, dated as of February 18, 2016, among MTW Foodservice Escrow Corp., as issuer, the guarantors party thereto from time to time, and Wells Fargo Bank, National Association, as trustee.

“Financing Source” shall mean, in its capacity as such, any agent, arranger, lender, underwriter, purchaser, noteholder or other debt or equity financing source providing a commitment to provide or arrange all or part of the financing pursuant to any commitment letter, engagement letter or any definitive financing documents, or amendments or amendment and restatements of existing financing arrangements, in connection with the transactions contemplated by this Agreement, or any alternative financing in connection therewith (whether debt or equity and whether public or private), including any joinder agreements, indentures or credit agreements entered into pursuant thereto or related thereto, and their respective Affiliates, and such agent’s, arranger’s, lender’s, underwriter’s, purchaser’s, noteholder’s or other debt or equity financing source’s (and their respective Affiliates’) equityholders, members, employees, officers, directors, attorneys, agents, advisors or Representatives, and their respective successors and permitted assigns.

“Foreign Plan” shall mean Company Benefit Plans that are subject to any Law other than U.S., federal, state or local law.

Appendix A-4

“GAAP” shall mean the United States generally accepted accounting principles, consistently applied.

“Governmental Authority” shall mean any United States (federal, state or local) or foreign government, or any governmental, regulatory, judicial or administrative authority, agency or commission.

“Hazardous Materials” shall mean (i) any material, substance, chemical, or waste (or combination thereof) that (A) is listed, defined, designated, regulated or classified as hazardous, toxic, radioactive, dangerous, a pollutant, a contaminant, petroleum, oil, or words of similar meaning or effect under any Law relating to pollution, waste, or the environment or (B) can form the basis of any liability under any Law relating to pollution, waste, or the environment; and (ii) any petroleum, petroleum products, per- and polyfluoroalkyl substances (including PFAs, PFOA, PFOS, Gen X, and PFBs), polychlorinated biphenyls (PCBs), asbestos and asbestos-containing materials, radon, mold, fungi and other substances, including related precursors and breakdown products.

“HSR Act” shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder.

“Indebtedness” of any Person shall mean (i) any indebtedness or other obligation for borrowed money, whether current, short term or long term and whether secured or unsecured, (ii) any indebtedness evidenced by a note, bond, debenture or other Security or similar instrument, (iii) any liabilities or obligations with respect to interest rate, currency or commodity swaps, collars, caps and similar hedging obligations, (iv) all obligations as lessee under any lease of (or other agreement conveying the right to use) any real or personal property, or a combination thereof which have been or should be recorded as liabilities on a balance sheet of such Person in accordance with GAAP (but excluding, for the avoidance of doubt, any operating or real estate leases of such Person), (v) any obligations, contingent or otherwise, under letters of credit, bankers’ acceptances, bank guarantees, surety bonds and similar instruments (in each case for this clause (v), whether or not drawn or utilized), (vi) any obligations of such Person to pay the deferred purchase or acquisition price for any property of such Person or any services received by such Person, including, in any such case, “earnout” payments, (vii) indebtedness of any partnership in which the Company or any of its Subsidiaries or Parent or any of its Subsidiaries, as applicable, is a general partner unless such debt is made expressly non-recourse to such Person, (viii) penalties, breakages, “make whole amounts” and other similar obligations relating to the foregoing, and (ix) Indebtedness of others as described in the foregoing clauses (i) through (viii) above in any manner guaranteed by such Person or for which such Person is or may become contingently liable; but Indebtedness does not include accounts payable to trade creditors, or accrued expenses arising in the ordinary course of business consistent with past practice, in each case, that are not yet due and payable, or are being disputed in good faith, and the endorsement of negotiable instruments for collection in the ordinary course of business.

“Intellectual Property” means all intellectual property rights and all other intangible proprietary information throughout the world, including all patents, invention disclosures and industrial designs (including any continuations, divisionals, continuations-in-part, renewals, reissues, re-examinations, substitutions and extensions thereof), trademarks, trade names, service marks, designs, trade dress, logos, slogans, Internet domain names, and other similar designations of source or origin together with the goodwill symbolized by the foregoing, copyrights, copyrightable subject matter, authors’ rights, moral rights, schematics, technology, know-how, trade secrets, confidential information, methods, procedures, techniques, ideas, concepts, discoveries, proprietary processes, formulae, algorithms, models, methodologies, databases, customer lists, supplier lists, specifications, design notes, logic diagrams, flow charts, operating instructions, technical data, technical and user manuals, quality control information, sales and customer support materials, technologies and research and development information, and Software, in each case whether patentable or unpatentable and whether or not reduced to practice, registrations and applications in any jurisdiction related to the foregoing, all documents, records and files related to the foregoing, and rights to sue for past, present and future infringement, misappropriation or other violation thereof.

“IRS” shall mean the United States Internal Revenue Service.

Appendix A-5

“Knowledge” shall mean the actual knowledge of each of the following officers and employees of the Company or Parent, as applicable, after reasonable inquiry by each such person: (i) for the Company: William C. Johnson, Martin D. Agard, Joel H. Horn, Richard N. Caron, Jennifer Gudenkauf and Philip Dei Dolori; and (ii) for Parent: Timothy J. Fitzgerald, Bryan E. Mittelman, Martin M. Lindsay, James K. Pool and Steve Spittle.

“Law” shall mean any domestic, federal, state, municipal, local, national, supranational, foreign or other statute, law (whether statutory or common law), constitution, code, ordinance, rule, administrative interpretation, regulation, order, writ, judgment, decree, directive (including those of any self-regulatory organization), arbitration award, agency requirement, license, permit, standard, binding guideline or policy or any other enforceable requirement of any Governmental Authority.

“NASDAQ” shall mean The NASDAQ Stock Market.

“NYSE” shall mean the New York Stock Exchange.

“OFAC” shall mean the Office of Foreign Assets Control of the U.S. Department of the Treasury.

“Order” shall mean any decree, order, judgment, injunction, temporary restraining order or other order in any Proceeding by or with any Governmental Authority.

“Parent Acquisition Proposal” shall mean a proposal, offer or inquiry from any Person providing for any (i) merger, consolidation, share exchange, business combination, recapitalization or similar transaction involving Parent, pursuant to which any such Person would own or control, directly or indirectly, twenty percent (20%) or more of the voting power of Parent, (ii) sale, lease, license, dissolution or other disposition, directly or indirectly, of assets of Parent (including the capital stock or other equity interests of any of its Subsidiaries) or any Subsidiary of Parent representing twenty percent (20%) or more of the consolidated assets, net revenues or net income of Parent and its Subsidiaries taken as a whole, or to which twenty percent (20%) or more of the net revenues, net income or assets of Parent and its Subsidiaries, taken as a whole, are attributable (iii) issuance or sale or other disposition of capital stock or other equity interests representing twenty percent (20%) or more of the voting power of Parent or any of its Subsidiaries whose business constitutes twenty percent (20%) or more of the net revenues, net income or assets of Parent and its Subsidiaries, taken as a whole, (iv) tender offer, exchange offer or any other transaction or series of transactions in which any Person will acquire, directly or indirectly, beneficial ownership or the right to acquire beneficial ownership of capital stock or other equity interests representing twenty percent (20%) or more of the voting power of Parent or any of its Subsidiaries whose business constitutes twenty percent (20%) or more of the net revenues, net income or assets of Parent and its Subsidiaries, taken as a whole, or (v) any combination of the foregoing, in the case of each of (i) through (v) above, a condition of which is that the transactions contemplated by this Agreement do not occur or that could only be completed if the transactions contemplated by this Agreement do not occur.

“Parent Benefit Plan” shall mean (i) each material “employee benefit plan” (as such term is defined in Section 3(3) of ERISA), whether written or unwritten, that Parent, any of its Subsidiaries adopted, maintains, sponsors, participates in, is a party or contributes to or with respect to which Parent or any of its Subsidiaries could reasonably be expected to have any material liability; and (ii) each other material employment or employee benefit plan, program, practice, policy, arrangement or agreement, whether written or unwritten, including any equity option, equity purchase, equity appreciation right or other equity or equity-based incentive, cash bonus or incentive compensation, employment, change in control, retention, retirement or supplemental retirement, deferred compensation, profit-sharing, unemployment, severance, termination pay, welfare, hospitalization or medical, life, accidental death and dismemberment, long- or short-term disability, fringe benefit or other similar compensation or employee benefit plan, program, practice, policy, arrangement or agreement for any current or former employee or director of, or other individual service provider to, Parent or any of its Subsidiaries that does not constitute an “employee benefit plan” (as defined in Section 3(3) of ERISA), that Parent or any of its Subsidiaries adopted, maintains, sponsors, participates in, is a party or contributes to, or with respect to which Parent or any of its Subsidiaries could reasonably be expected to have any material liability.

Appendix A-6

“Parent Convertible Notes” shall mean the 1.00% Convertible Senior Notes due 2025 issued by Parent pursuant to the Indenture, dated as of August 21, 2020, between Parent and U.S. Bank National Association, as trustee.

“Parent Credit Agreement” shall mean that certain Seventh Amended and Restated Credit Agreement, dated as of January 31, 2020 (as amended, restated, amended and restated or supplemented from time to time), among Parent, Acquiror, the Subsidiaries of Acquiror party thereto as borrowers and guarantors, the lenders party thereto and Bank of America, N.A., as administrative agent.

“Parent Data” means all Personal Data Processed by Parent or any of its Subsidiaries.

“Parent Disclosure Letter” shall mean the disclosure letter delivered by Parent to the Company simultaneously with the execution of this Agreement.

“Parent Equity Awards” shall mean options to purchase Parent Common Stock, restricted stock unit awards and awards of Parent Common Stock subject to time-based, performance or other vesting or lapse restrictions.

“Parent ERISA Affiliate” shall mean any Person under common control with Parent within the meaning of Section 414(b), Section 414(c), Section 414(m) or Section 414(o) of the Code, and the regulations issued thereunder.

“Parent Intervening Event” shall mean a material event or circumstance that was not known or reasonably foreseeable to the Parent Board on the date of this Agreement (or if known, the material consequences of which were not known or reasonably foreseeable to the Parent Board as of the date of this Agreement), which event or circumstance, or any consequence thereof, becomes known to the Parent Board prior to the Parent Stockholder Approval; provided that in no event shall any inquiry, offer or proposal that constitutes or would reasonably be expected to lead to a Parent Acquisition Proposal constitute a Parent Intervening Event.

“Parent Material Adverse Effect” shall mean any event, circumstance, occurrence, effect, fact, development or change that (a) would prevent or materially impair the ability of Parent to consummate the Merger or (b) has, or would have, a material adverse effect on the business, financial condition or results of operations of Parent and its Subsidiaries, taken as a whole; provided, however, that for purposes of this clause (b), none of the following (or the results thereof) shall constitute or be taken into account in determining whether a Parent Material Adverse Effect shall have occurred: (i) changes in general economic, financial market, regulatory, business, financial, political, geopolitical, credit or capital market conditions, including interest or exchange rates; (ii) general changes or developments in any of the industries or markets in which Parent or any of its Subsidiaries operate; (iii) changes in any applicable Laws or accounting regulations or principles or interpretations thereof; (iv) any change in the price or trading volume of Parent’s securities or other financial instruments or change in Parent’s credit rating, in and of itself (provided, however, that the facts or occurrences giving rise to or contributing to such change that are not otherwise excluded from the definition of “Parent Material Adverse Effect” may constitute or be taken into account in determining whether a Parent Material Adverse Effect has occurred); (v) any failure by Parent to meet its internal or published projections, budgets, plans or forecasts of its revenues, earnings or other financial performance or results of operation or any published analyst or other third party estimates or expectations of Parent’s revenue, earnings or other financial performance or results of operations for any period, in and of itself (provided, however, that the facts or occurrences giving rise to or contributing to such failure that are not otherwise excluded from the definition of “Parent Material Adverse Effect” may constitute or be taken into account in determining whether a Parent Material Adverse Effect has occurred); (vi) acts of war (whether or not declared), hostilities, military actions or acts of terrorism, or any escalation or worsening of the foregoing, weather related events, fires, natural disasters, pandemics (including the existence and impact of the COVID-19 pandemic), public health or other emergencies or any other acts of God; (vii) the execution and delivery of this Agreement or the public announcement or the pendency of the Merger or

Appendix A-7

the other transactions contemplated hereby (provided, that this clause (vii) does not apply with respect to the representations and warranties set forth in Section 4.5); or (viii) the taking of any action expressly required by this Agreement (other than any obligation under this Agreement to operate in the ordinary course of business (or similar obligation) pursuant to Section 5.2); provided, further, that the exceptions in clauses (i), (ii), (iii) and (vi) shall not apply to the extent the events, circumstances, occurrences, effects, facts, developments or changes set forth in such clauses have a disproportionate impact on Parent and its Subsidiaries, taken as a whole, relative to the other participants in the industries in which Parent and its Subsidiaries operate.

“Parent Organizational Documents” shall mean the certificate of incorporation and bylaws, each as amended as of the date of this Agreement, of each of Parent and Merger Sub.

“Parent Recommendation” shall mean the recommendation of the Parent Board that the stockholders of Parent approve the Parent Stock Issuance.

“Parent Stock Price” shall mean the arithmetic average VWAP of Parent Common Stock for the ten (10) consecutive Trading Days ending immediately prior to the Closing Date, starting with the opening of trading on the first such Trading Day to the closing of the last Trading Day prior to the Closing Date.

“Parent Superior Proposal” shall mean a bona fide unsolicited written Parent Acquisition Proposal (provided that for purposes of this definition references to twenty percent (20%) in the definition of “Parent Acquisition Proposal” shall be deemed to be references to fifty percent (50%)) which the Parent Board determines in good faith (i) to be reasonably likely to be consummated on the terms proposed on a timely basis if accepted and (ii) to be more favorable to Parent’s stockholders from a financial point of view than the Merger and the other transactions contemplated by this Agreement, in each case, taking into account at the time of determination all relevant circumstances, including the various legal, financial and regulatory aspects of the proposal, all the terms and conditions of such proposal and this Agreement, and any changes to the terms of this Agreement offered by Parent in response to such Parent Acquisition Proposal in accordance with Section 5.7(d).

“Parent Termination Fee” shall mean $160,000,000.

“Permitted Encumbrance” shall mean (i) any Encumbrance for Taxes not yet due or that are being contested in good faith by appropriate Proceedings and for which adequate accruals or reserves have been established in accordance with GAAP, (ii) statutory Encumbrances of landlords and Encumbrances of carriers, warehousemen, mechanics, materialmen, repairmen and other Encumbrances arising in the ordinary course of business and securing amounts not yet due or that are being contested in good faith by appropriate Proceedings and for which adequate accruals or reserves have been established in accordance with GAAP, (iii) Encumbrances incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance or other types of social security or foreign equivalents, (iv) zoning, building codes, and other land use Laws regulating the use or occupancy of leased real property or the activities conducted thereon that are imposed by any Governmental Authority having jurisdiction over such leased real property and that are not violated by the current use and operation of such leased real property or the operation of (a) in the case of the Company and its Subsidiaries, the business of the Company and its Subsidiaries or (b) in the case of Parent and its Subsidiaries, the business of Parent and its Subsidiaries, (v) with respect to all leased real property, all Encumbrances encumbering the interest of the fee owner or any superior lessor, sublessor or licensor, (vi) with respect to any real property, Encumbrances that are recorded in a public record or other imperfections of title, in each case, that do not and would not reasonably be expected to, individually or in the aggregate, materially adversely affect the value of the assets to which they relate, or impair the continued use and operation of the assets to which they relate in (a) in the case of the Company and its Subsidiaries, the business of the Company and its Subsidiaries as currently conducted or (b) in the case of Parent and its Subsidiaries, the business of Parent and its Subsidiaries as currently conducted, (vii) nonmonetary Encumbrances, if any, that do not, and would not reasonably be expected to, individually or in the aggregate, materially adversely affect the value of the assets to which they relate, or impair the continued use and operation of the assets to which they relate in (a) in the case of

Appendix A-8

the Company and its Subsidiaries, the business of the Company and its Subsidiaries as currently conducted or (b) in the case of Parent and its Subsidiaries, the business of Parent and its Subsidiaries as currently conducted, (viii) in the case of Intellectual Property, non-exclusive licenses of rights entered into in the ordinary course of business, (ix) encumbrances granted by Parent or its Subsidiaries in connection with the Parent Credit Agreement, and (x) any other Encumbrances that will be released on or prior to the Closing Date.

“Person” shall mean an individual, a corporation, a limited liability company, a partnership, an association, a trust or any other entity or organization, including a Governmental Authority.

“Personal Data” means a natural Person’s (including an end user’s or an employee’s) name, street address, telephone number, e-mail address, photograph, social security number, driver’s license number, passport number, payment card number, bank information, biometric identifiers, geolocation, or user or account number or any other piece of information that allows the identification of a natural Person or is otherwise considered personally identifiable information or personal data under applicable Law.

“Privacy Commitments” means (i) each Law applicable to the protection or Processing or both of Personal Data, including, without limitation the California Consumer Privacy Act, the EU General Data Protection Regulation, the U.K. General Data Protection Regulation and the U.K. Data Protection Act 2018 and direct marketing, e-mails, text messages or telemarketing, and guidance issued by a Governmental Authority that pertains to any of these Laws, (ii) industry self-regulatory principles applicable to the protection or Processing of Personal Data, direct marketing, e-mails, text messages or telemarketing, (iii) all applicable payment card network rules and regulations, including Payment Card Industry Data Security Standards, (iv) policies and obligations applicable to the a party hereto or its Subsidiaries relating to the Processing of Company Data (including the Company’s and its Subsidiaries’ data privacy and security policies published on their websites or otherwise made available by the Company or any of its Subsidiaries to its customers or employees) or Parent Data (including Parent’s and its Subsidiaries’ data privacy and security policies published on their websites or otherwise made available by Parent or any of its Subsidiaries to its customers or employees), as applicable, (v) Contracts involving (x) Company Data to which the Company or any of its Subsidiaries is a party or is bound or (y) Parent Data to which Parent or any of its Subsidiaries is a party or is bound, and (vi) any privacy choices (including opt-out preferences) of end users relating to Personal Data.

“Proceedings” shall mean legal, administrative, arbitral or other proceedings, suits, actions or investigations.

“Process” or “Processing” means, with respect to data, the use, collection, processing, storage, recording, organization, adaption, alteration, transfer, retrieval, consultation, disclosure, dissemination or combination of such data.

“Release” shall mean any actual or threatened release, spill, emission, discharge, leaking, pumping, injection, deposit, disposal, dispersal, leaching or migration of Hazardous Materials, including the movement of Hazardous Materials through or in the air, soil, surface water, groundwater or real property.

“Representatives” shall mean, with respect to any Person, such Person’s Affiliates and its and their respective officers, directors, managers, partners, employees, accountants, counsel, financial advisors, consultants and other advisors or representatives and, with respect to Parent and its Affiliates, its Financing Sources.

“Reverse Termination Fee” shall mean $140,000,000.

“Rollover Equity Awards” shall mean, collectively, Parent Options, Parent Restricted Stock Awards and Parent RSU Awards.

Appendix A-9

“Sanctioned Country” shall mean, at any time, a country or territory which is itself the subject or target of comprehensive Sanctions (at the time of this Agreement, Crimea, Cuba, Iran, North Korea and Syria).

“Sanctioned Person” shall mean any Person that is the target of Sanctions, including, (i) any Person listed in any Sanctions-related list of designated Persons maintained by the United States (including through OFAC or the U.S. Department of State), the United Nations Security Council, the European Union or any European Union member state, the United Kingdom, Switzerland, or any jurisdiction in which the Company or any of its Subsidiaries is incorporated or does business, (ii) any Person located, organized or resident in a Sanctioned Country, or (iii) any Person 50% or more owned or otherwise controlled by any such Person or Persons described in the foregoing clauses (i) or (ii).

“Sanctions” shall mean economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the U.S. government (including through OFAC or the U.S. Department of State), the United Nations Security Council, the European Union or any European Union member state, the United Kingdom, Switzerland, or any jurisdiction in which the Company or any of its Subsidiaries is incorporated or does business.

“Sarbanes-Oxley Act” shall mean the Sarbanes-Oxley Act of 2002, as amended.

“SEC” shall mean the United States Securities and Exchange Commission.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Securities Laws” shall mean the Securities Act, the Exchange Act, state securities or “blue sky” laws and the rules and regulations promulgated thereunder, and all similar foreign securities laws and the rules and regulations promulgated thereunder.

“Security” shall mean, with respect to any Person, any series of common stock, preferred stock and any other equity securities or capital stock of such Person (including interests convertible into or exchangeable or exercisable for any equity interest in any such series of common stock, preferred stock, and any other equity securities or capital stock of such Person), however described and whether voting or non-voting.

“Software” means all (a) computer programs (including all software implementations of algorithms, models and methodologies, firmware, software design and maintenance tools and all object codes, source codes, versions, releases updates, upgrades, modifications, enhancements, improvements and derivations of the foregoing), (b) databases and compilations, including all data and collections of data, (c) technology supporting the foregoing and (d) all documentation, including user manuals and training materials, relating to any of the foregoing.

“Subsidiary” of a Person shall mean any other Person with respect to which the first Person (i) has the right to elect a majority of the board of directors or other Persons performing similar functions or (ii) beneficially owns more than fifty percent (50%) of the voting stock (or of any other form of voting or controlling equity interest in the case of a Person that is not a corporation), in each case, directly or indirectly through one or more other Persons.

“Tax” or “Taxes” shall mean any and all taxes, fees, levies, duties, tariffs, imposts, and other similar charges (together with any and all interest, penalties and additions to tax) imposed by any Governmental Authority or Taxing Authority, whether disputed or not, including taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers’ compensation, unemployment compensation, or net worth, and taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value added, or gains taxes.

Appendix A-10

“Tax Returns” shall mean returns, reports and information statements, including any schedule or attachment thereto, with respect to Taxes required to be filed with the IRS or any other Governmental Authority or Taxing Authority.

“Taxing Authority” shall mean any Governmental Authority having jurisdiction over the assessment, determination, collection or other imposition of any Tax.

“Trading Day” shall mean any day on which NASDAQ and the NYSE is open for trading; provided that a “Trading Day” only includes those days that have a scheduled closing time of 4:00 PM New York City time.

“Treasury Regulations” shall mean regulations promulgated by the IRS under the Code.

“VWAP” shall mean, for any Trading Day, the arithmetic average of the volume-weighted average price per share of Parent Common Stock on NASDAQ (as reported by Bloomberg L.P. or, if not reported therein, in another authoritative source mutually selected by the Company and Parent).

Appendix A-11

ANNEX B

Guggenheim Securities, LLC 330 Madison Avenue New York, New York 10017 GuggenheimPartners.com

April 20, 2021

The Board of Directors

The Middleby Corporation

1400 Toastmaster Drive

Elgin, IL 60120

Members of the Board:

We understand that The Middleby Corporation (“Middleby”) and Welbilt, Inc. (“Welbilt”) intend to enter into an Agreement and Plan of Merger dated as of April 20, 2021 (the “Agreement”) pursuant to which Mosaic Merger Sub, Inc., an indirect wholly owned subsidiary of Middleby (“Merger Sub”), will merge with and into Welbilt (the “Merger”) and Welbilt will become an indirect wholly owned subsidiary of Middleby. Pursuant to the Agreement, each of the issued and outstanding shares of the common stock, par value $0.01 per share, of Welbilt (other than shares held by Welbilt as treasury stock or held, directly or indirectly, by Middleby or Merger Sub immediately prior to the effective time of the Merger) will be converted into 0.1240 shares of common stock, par value $0.01 per share, of Middleby (the “Exchange Ratio”). The terms and conditions of the Merger are more fully set forth in the Agreement.

You have asked us to render our opinion as to whether the Exchange Ratio is fair, from a financial point of view, to Middleby.

In connection with rendering our opinion, we have:

•	Reviewed the execution version of the Agreement;

•	Reviewed certain publicly available business and financial information regarding each of Middleby and Welbilt;

•

Reviewed certain non-public business and financial information regarding Middleby’s and Welbilt’s respective businesses and future prospects (including (i) certain financial projections for Middleby for the fiscal years ending December 2021 through 2024 that were provided by Middleby to Welbilt (the “Middleby-Exchanged Financial Projections”), (ii) certain financial projections for Middleby and for Welbilt for the fiscal years ending December 2021 through 2024 (together, the “Middleby-Provided Financial Projections”) and (iii) certain other estimates and other forward-looking information), all as prepared and approved for our use by Middleby’s senior management (collectively with the Synergy Estimates (as defined below), the “Middleby-Provided Information”);

•

Reviewed certain non-public business and financial information regarding Welbilt’s business and future prospects (including certain financial projections for Welbilt on a stand-alone basis for the fiscal years ending December 2021 through 2024 the “Welbilt-Provided Financial Projections” and, together with the Middleby-Exchanged Financial Projections and the Middleby-Provided Financial Projections, the “Financial Projections”) and certain other estimates and other forward-looking information), all as prepared by Welbilt’s senior management and reviewed by, discussed with and approved for our use by Middleby’s senior management (collectively, the “Welbilt-Provided Information”);

•

Reviewed certain estimated cost savings, other combination benefits and financial synergies expected to result from the Merger and estimated costs to achieve the same (collectively, the “Synergy Estimates”), all as prepared and approved for our use by Middleby’s senior management;

The Board of Directors

The Middleby Corporation

April 20, 2021

•

Discussed with Middleby’s senior management their strategic and financial rationale for the Merger as well as their views of Middleby’s and Welbilt’s respective businesses, operations, historical and projected financial results and future prospects and the commercial, competitive and regulatory dynamics in the commercial foodservice equipment, food processing equipment and residential kitchen equipment sectors;

•

Discussed with Welbilt’s senior management their views of Welbilt’s business, operations, historical and projected financial results and future prospects and the commercial, competitive and regulatory dynamics in the commercial foodservice equipment sector;

•	Performed discounted cash flow analyses of Welbilt and Middleby based on the Middleby-Provided Financial Projections and the Synergy Estimates;

•	Reviewed the valuation and financial metrics of certain mergers and acquisitions that we deemed relevant in evaluating the Merger;

•	Reviewed the historical prices, trading multiples and trading activity of the common shares of Middleby and Welbilt;

•

Compared the financial performance of Middleby and Welbilt and the trading multiples and trading activity of the common shares of Middleby and Welbilt with corresponding data for certain other publicly traded companies that we deemed relevant in evaluating Middleby and Welbilt;

•	Reviewed the pro forma financial results, financial condition and capitalization of Middleby giving effect to the Merger; and

•	Conducted such other studies, analyses, inquiries and investigations as we deemed appropriate.

With respect to the information used in arriving at our opinion:

•

We have relied upon and assumed the accuracy, completeness and reasonableness of all industry, business, financial, legal, regulatory, tax, accounting, actuarial and other information provided by or discussed with Middleby and Welbilt (including, without limitation, the Middleby-Provided Information and the Welbilt-Provided Information) or obtained from public sources, data suppliers and other third parties.

•

We (i) do not assume any responsibility, obligation or liability for the accuracy, completeness, reasonableness, achievability or independent verification of, and we have not independently verified, any such information (including, without limitation, the Middleby-Provided Information and the Welbilt-Provided Information), (ii) express no view or opinion regarding the reasonableness or achievability of the Financial Projections, the Synergy Estimates, any other estimates and any other forward-looking information provided by Middleby or Welbilt or the assumptions upon which any of the foregoing are based and (iii) have relied upon the assurances of Middleby’s senior management that they are (in the case of the Middleby-Provided Information) and have assumed that Welbilt’s senior management are (in the case of the Welbilt-Provided Information) unaware of any facts or circumstances that would make the Middleby-Provided Information or the Welbilt-Provided Information incomplete, inaccurate or misleading.

•

Specifically, with respect to (i) the Middleby-Provided Financial Projections and the Synergy Estimates utilized in our analyses, (a) we have been advised by Middleby’s senior management, and we have assumed, that the Middleby-Provided Financial Projections and the Synergy Estimates have been reasonably prepared on bases reflecting the best currently available estimates and judgments of Middleby’s senior management as to the expected future performance of Middleby and Welbilt and the expected amounts and realization of the Synergy Estimates and (b) we have assumed that the

The Board of Directors

The Middleby Corporation

April 20, 2021

Middleby-Provided Financial Projections and the Synergy Estimates have been reviewed by Middleby’s Board of Directors with the understanding that such information will be used and relied upon by us in connection with rendering our opinion, (ii) the Welbilt-Provided Financial Projections, we have assumed that such financial projections have been reasonably prepared on bases reflecting the best currently available estimates and judgments of Welbilt’s senior management as to the expected future performance of Welbilt on a stand-alone basis and (iii) any financial projections/forecasts, any other estimates and/or any other forward-looking information obtained by us from public sources, data suppliers and other third parties, we have assumed that such information is reasonable and reliable.

•

At the direction of Middleby’s senior management, for purposes of our analyses and opinion we have utilized the Middleby-Provided Financial Projections and not the other financial projections provided by Middleby or Welbilt.

In arriving at our opinion, we have not performed or obtained any independent appraisal of the assets or liabilities (including any contingent, derivative or off-balance sheet assets and liabilities) of Middleby, Welbilt or any other entity or the solvency or fair value of Middleby, Welbilt or any other entity, nor have we been furnished with any such appraisals. We are not legal, regulatory, tax, consulting, accounting, appraisal or actuarial experts and nothing in our opinion should be construed as constituting advice with respect to such matters; accordingly, we have relied on the assessments of Middleby’s senior management, Welbilt’s senior management and Middleby’s and Welbilt’s respective other professional advisors with respect to such matters. We have assumed that the Merger will qualify, for US federal income tax purposes, as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended. We are not expressing any view or rendering any opinion regarding the tax consequences of the Merger to Middleby, Welbilt or their respective securityholders.

In rendering our opinion, we have assumed that, in all respects meaningful to our analyses, (i) Middleby, Welbilt and Merger Sub will comply with all terms and provisions of the Agreement and (ii) the representations and warranties of Middleby, Welbilt and Merger Sub contained in the Agreement are true and correct and all conditions to the obligations of each party to the Agreement to consummate the Merger will be satisfied without any waiver, amendment or modification thereof. We also have assumed that the Merger will be consummated in a timely manner in accordance with the terms of the Agreement and in compliance with all applicable legal and other requirements, without any delays, limitations, restrictions, conditions, divestiture or other requirements, waivers, amendments or modifications (regulatory, tax-related or otherwise) that would have an effect on Middleby, Welbilt, Merger Sub or the Merger (including its contemplated benefits) in any way meaningful to our analyses or opinion.

In rendering our opinion, we do not express any view or opinion as to the price or range of prices at which the shares of common stock or other securities or financial instruments of or relating to Middleby or Welbilt may trade or otherwise be transferable at any time, including subsequent to the announcement or consummation of the Merger.

We have acted as a financial advisor to Middleby in connection with the Merger and will receive a customary fee for such services, a substantial portion of which is payable upon successful consummation of the Merger and a portion of which is payable upon the rendering of our opinion. In addition, Middleby has agreed to reimburse us for certain expenses and to indemnify us against certain liabilities arising out of our engagement.

Aside from our current engagement by Middleby, we have not been previously engaged during the past two years by Middleby, nor have we been previously engaged during the past two years by Welbilt, to provide financial advisory or investment banking services for which we received fees, except in connection with Middleby’s

The Board of Directors

The Middleby Corporation

April 20, 2021

convertible senior notes offering which closed in August 2020 and in respect of which we acted as a joint bookrunner and received agreed upon fees. We may seek to provide Middleby and its affiliates with financial advisory and investment banking services unrelated to the Merger in the future, for which services we would expect to receive compensation.

We and our affiliates and related entities engage in a wide range of financial services activities for our and their own accounts and the accounts of customers, including but not limited to: asset, investment and wealth management; insurance services; investment banking, corporate finance, mergers and acquisitions and restructuring; merchant banking; fixed income and equity sales, trading and research; and derivatives, foreign exchange and futures. In the ordinary course of these activities, we and our affiliates and related entities may (i) provide such financial services to Middleby, Welbilt, other participants in the Merger and their respective affiliates, for which services we and our affiliates and related entities may have received, and may in the future receive, compensation and (ii) directly and indirectly hold long and short positions, trade and otherwise conduct such activities in or with respect to loans, debt and equity securities and derivative products of or relating to Middleby, Welbilt or their respective affiliates. Furthermore, we and our affiliates and related entities and our or their respective directors, officers, employees, consultants and agents may have investments in Middleby, Welbilt or their respective affiliates.

Consistent with applicable legal and regulatory guidelines, we have adopted certain policies and procedures to establish and maintain the independence of our research departments and personnel. As a result, our research analysts may hold views, make statements or investment recommendations and publish research reports with respect to Middleby, Welbilt or their respective affiliates and the Merger that differ from the views of our investment banking personnel.

Our opinion has been provided to Middleby’s Board of Directors (in its capacity as such) for its information and assistance in connection with its evaluation of the Exchange Ratio. Our opinion may not be disclosed publicly, made available to third parties or reproduced, disseminated, quoted from or referred to at any time, in whole or in part, without our prior written consent; provided, however, that this letter may be included in its entirety in any joint proxy statement/prospectus to be distributed to the holders of Middleby common stock in connection with the Merger.

Our opinion and any materials provided in connection therewith do not constitute a recommendation to Middleby’s Board of Directors with respect to the Merger, nor does our opinion or any summary of our underlying analyses constitute advice or a recommendation to any holder of Middleby or Welbilt common stock as to how to vote or act in connection with the Merger or otherwise. Our opinion does not address Middleby’s underlying business or financial decision to pursue or effect the Merger, the relative merits of the Merger as compared to any alternative business or financial strategies that might exist for Middleby or the effects of any other transaction in which Middleby might engage. Our opinion addresses only the fairness, from a financial point of view and as of the date hereof, of the Exchange Ratio to Middleby. We do not express any view or opinion as to (i) any other term, aspect or implication of (a) the Merger (including, without limitation, the form or structure of the Merger) or the Agreement or (b) any other agreement, transaction document or instrument contemplated by the Agreement or to be entered into or amended in connection with the Merger or (ii) the fairness, financial or otherwise, of the Merger to, or of any consideration to be paid to or received by, the holders of any class of securities, creditors or other constituencies of Middleby or Welbilt. Furthermore, we do not express any view or opinion as to the fairness, financial or otherwise, of the amount or nature of any compensation payable to or to be received by any of Middleby’s or Welbilt’s directors, officers or employees, or any class of such persons, in connection with the Merger relative to the Exchange Ratio or otherwise.

The Board of Directors

The Middleby Corporation

April 20, 2021

Our opinion has been authorized for issuance by our Fairness Opinion and Valuation Committee. Our opinion is subject to the assumptions, limitations, qualifications and other conditions contained herein and is necessarily based on economic, business, capital markets and other conditions, and the information made available to us, as of the date hereof. As Middleby is aware, global economic conditions and the global capital markets have been experiencing and remain subject to significant volatility, and Guggenheim Securities expresses no view or opinion as to any potential effects of such volatility on Middleby, Welbilt or the Merger. We assume no responsibility for updating or revising our opinion based on facts, circumstances or events occurring after the date hereof.

Based on and subject to the foregoing, it is our opinion that, as of the date hereof, the Exchange Ratio is fair, from a financial point of view, to Middleby.

Very truly yours,

GUGGENHEIM SECURITIES, LLC

ANNEX C

April 20, 2021

Board of Directors

Welbilt, Inc.

2227 Welbilt Boulevard

New Port Richey, FL 34655

Members of the Board:

We understand that Welbilt, Inc. (the “Company”), The Middleby Corporation (the “Buyer”), Middleby Marshall Inc., a direct wholly owned subsidiary of the Buyer, and Mosaic Merger Sub, Inc., an indirect wholly owned subsidiary of the Buyer (“Merger Sub”), propose to enter into an Agreement and Plan of Merger, substantially in the form of the draft dated April 20, 2021 (the “Merger Agreement”), which provides, among other things, for the merger (the “Merger”) of Merger Sub with and into the Company. Pursuant to the Merger, the Company will become a wholly owned subsidiary of the Buyer, and each outstanding share of common stock, par value $0.01 per share, of the Company (the “Company Common Stock”), other than shares held in treasury or held, directly or indirectly, by the Buyer or Merger Sub, will be converted into the right to receive 0.1240 shares (the “Exchange Ratio”) of common stock, par value $0.01 per share, of the Buyer (the “Buyer Common Stock”), subject to adjustment in certain circumstances. The terms and conditions of the Merger are more fully set forth in the Merger Agreement.

You have asked for our opinion as to whether the Exchange Ratio pursuant to the Merger Agreement is fair from a financial point of view to the holders of shares of the Company Common Stock.

For purposes of the opinion set forth herein, we have:

1)	Reviewed certain publicly available financial statements and other business and financial information of the Company and the Buyer, respectively;

2)	Reviewed certain internal financial statements and other financial and operating data concerning the Company and the Buyer, respectively;

3)

Reviewed certain financial projections prepared by the managements of the Company and the Buyer, respectively, and certain extrapolations of such financial projections prepared at the direction of the Company (which financial projections and extrapolations were reviewed and approved for our use by the management of the Company) (collectively, the “Financial Projections”);

4)

Reviewed certain financial projections prepared at the direction of the Company, which were based on a consensus of publicly available Wall Street equity research financial forecasts, and certain extrapolations of such financial projections prepared at the direction of the Company (which financial projections and extrapolations were reviewed and approved for our use by the management of the Company) (collectively, the “Consensus Projections”);

5)

Reviewed information relating to certain strategic, financial and operational benefits anticipated from the Merger, prepared by the management of the Buyer (which were reviewed and approved for our use by the management of the Company) (the “Synergies”);

6)	Discussed the past and current operations and financial condition and the prospects of the Company, including information relating to the Synergies, with senior executives of the Company;

7)	Discussed the past and current operations and financial condition and the prospects of the Buyer, including information relating to the Synergies, with senior executives of the Buyer;

8)	Reviewed the pro forma impact of the Merger on the Buyer’s earnings per share, cash flow, consolidated capitalization and certain financial ratios;

9)	Reviewed the reported prices and trading activity for the Company Common Stock and the Buyer Common Stock;

10)

Compared the financial performance of the Company and the Buyer and the prices and trading activity of the Company Common Stock and the Buyer Common Stock with that of certain other publicly-traded companies comparable with the Company and the Buyer, respectively, and their securities;

11)	Reviewed the financial terms, to the extent publicly available, of certain comparable transactions;

12)	Participated in certain discussions and negotiations among representatives of the Company and the Buyer and their financial and legal advisors;

13)	Reviewed the Merger Agreement and certain related documents; and

14)	Performed such other analyses, reviewed such other information and considered such other factors as we have deemed appropriate.

We have assumed and relied upon, without independent verification, the accuracy and completeness of the information that was publicly available or supplied or otherwise made available to us by the Company and the Buyer, and formed a substantial basis for this opinion. With respect to the Financial Projections, including information relating to the Synergies, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the respective managements of the Company and the Buyer of the future financial performance of the Company and the Buyer and of such Synergies (including the amount, timing and achievability thereof). With respect to the Consensus Projections, we have assumed that the Consensus Projections are a reasonable basis upon which to evaluate the business and financial prospects of the Company and the Buyer, respectively. We assume no responsibility for and express no view as to the Financial Projections, the Consensus Projections or the Synergies or the assumptions on which they are based. We have relied upon, without independent verification, the assessment by the managements of the Company and the Buyer of: (i) the Synergies (including the amount, timing and achievability thereof); (ii) the timing and risks associated with the integration of the Company and the Buyer; (iii) their ability to retain key employees of the Company and the Buyer, respectively; and (iv) the validity of, and risks associated with, the Company’s and the Buyer’s existing and future technologies, intellectual property, products, services and business models. Based on our discussions with you and at your direction, we have used the Financial Projections, the Consensus Projections and the Synergies for purposes of our analyses and this opinion. In addition, we have assumed that the Merger will be consummated in accordance with the terms set forth in the Merger Agreement without any waiver, amendment or delay of any terms or conditions, including, among other things, that the Merger will be treated as a tax-free reorganization, pursuant to the Internal Revenue Code of 1986, as amended, and that the definitive Merger Agreement will not differ in any material respect from the draft thereof furnished to us. Morgan Stanley has assumed that in connection with the receipt of all the necessary governmental, regulatory or other approvals and consents required for the proposed Merger, no delays, limitations, conditions or restrictions will be imposed that would have a material adverse effect on the contemplated benefits expected to be derived in the proposed Merger. In arriving at our opinion, we were not authorized to solicit, and did not solicit, interest from any party with respect to any acquisition, business combination or other extraordinary transaction involving the Company. Our opinion does not address the relative merits of the Merger as compared to any other alternative business transaction, or other alternatives, or whether or not such alternatives could be achieved or are available, nor does it address the underlying business decision of the Company to enter into the Merger Agreement or proceed with the Merger. We are not legal, tax or regulatory advisors. We are financial advisors only and have relied upon, without independent verification, the assessment of the Buyer and the Company and their legal, tax and regulatory advisors with respect to legal, tax and regulatory matters. We express no opinion with respect to the fairness of the amount or nature of the compensation to any of the Company’s officers, directors or employees, or any class of such persons, relative to the consideration to be received by the holders of shares of the Company Common Stock in the transaction. We have not made any independent valuation or appraisal of the assets or liabilities of the Company or the Buyer, nor have we been furnished with any such valuations or appraisals. Our opinion is necessarily based on financial,

economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. Events occurring after the date hereof may affect this opinion and the assumptions used in preparing it, and we do not assume any obligation to update, revise or reaffirm this opinion.

We have acted as financial advisor to the Board of Directors of the Company in connection with this transaction and will receive a fee for our services, a substantial portion of which is contingent upon the closing of the Merger. In the two years prior to the date hereof, we have provided financial advisory and financing services for the Company and have received fees in connection with such services. Morgan Stanley may also seek to provide financial advisory and financing services to the Buyer and the Company and their respective affiliates in the future and would expect to receive fees for the rendering of these services.

Please note that Morgan Stanley is a global financial services firm engaged in the securities, investment management and individual wealth management businesses. Our securities business is engaged in securities underwriting, trading and brokerage activities, foreign exchange, commodities and derivatives trading, prime brokerage, as well as providing investment banking, financing and financial advisory services. Morgan Stanley, its affiliates, directors and officers may at any time invest on a principal basis or manage funds that invest, hold long or short positions, finance positions, and may trade or otherwise structure and effect transactions, for their own account or the accounts of its customers, in debt or equity securities or loans of the Buyer, the Company, or any other company, or any currency or commodity, that may be involved in this transaction, or any related derivative instrument.

This opinion has been approved by a committee of Morgan Stanley investment banking and other professionals in accordance with our customary practice. This opinion is for the information of the Board of Directors of the Company and may not be used for any other purpose or disclosed without our prior written consent, except that a copy of this opinion may be included in its entirety in any filing the Company is required to make with the Securities and Exchange Commission in connection with this transaction if such inclusion is required by applicable law. In addition, this opinion does not in any manner address the prices at which the Buyer Common Stock will trade following consummation of the Merger or at any time and Morgan Stanley expresses no opinion or recommendation as to how the shareholders of the Buyer and the Company should vote at the shareholders’ meetings to be held in connection with the Merger.

Based on and subject to the foregoing, we are of the opinion on the date hereof that the Exchange Ratio pursuant to the Merger Agreement is fair from a financial point of view to the holders of shares of the Company Common Stock.

Very truly yours,
MORGAN STANLEY & CO. LLC

By:	/s/ Thomas Miles
Thomas Miles
Managing Director

ANNEX D

STRICTLY CONFIDENTIAL

Execution Version

VOTING AND SUPPORT AGREEMENT

This VOTING AND SUPPORT AGREEMENT (this “Agreement”), dated as of April 20, 2021, is entered into by and among The Middleby Corporation, a Delaware corporation (“Parent”), and the undersigned stockholders (the “Stockholders”) and beneficial owners (the “Beneficial Owners” and together with the Stockholders, the “Stockholder Parties”). Capitalized terms used but not defined herein shall have the meanings given to them in the Merger Agreement (as defined below).

RECITALS

WHEREAS, concurrently with this Agreement, (i) Welbilt, Inc., a Delaware corporation (the “Company”), (ii) Parent (iii) Middleby Marshall Inc., a Delaware corporation and a direct wholly owned Subsidiary of Parent (“Acquiror”) and (iv) Mosaic Merger Sub, Inc., a Delaware corporation and a direct wholly owned Subsidiary of Acquiror (“Merger Sub”), have entered into an Agreement and Plan of Merger as of the date hereof (as may be amended from time to time, the “Merger Agreement”), which provides for the merger of Merger Sub with and into the Company (the “Merger”) with the Company surviving the Merger as a wholly owned subsidiary of Parent;

WHEREAS, the Stockholders and the Beneficial Owners are the beneficial owners (within the meaning of Rule 13d-3 under the Exchange Act, which meaning will apply for all purposes of this Agreement whenever the term “beneficial owner” or “beneficially own” is used) of shares of common stock, par value $0.01 per share, of the Company (the “Shares”);

WHEREAS, the Owned Shares (as defined on Exhibit A) and any additional Shares or other voting securities of the Company acquired by the Stockholder Parties after the date hereof and prior to the Termination Date (as defined herein) and pursuant to which the Stockholder Parties have the right to vote such Shares or other voting securities, including, without limitation, by purchase, as a result of a stock dividend, stock split, recapitalization, combination, reclassification, exchange or change of such shares, or upon exercise or conversion of any securities, by the Stockholder Parties are referred to in this Agreement as, the “Covered Shares”;

WHEREAS, as a condition and inducement to Parent’s willingness to enter into the Merger Agreement and to proceed with the transactions contemplated thereby, including the Merger, Parent and the Stockholder Parties are entering into this Agreement; and

WHEREAS, the Stockholder Parties acknowledge that Parent is entering into the Merger Agreement in reliance on the representations, warranties, covenants and other agreements of the Stockholder Parties set forth in this Agreement, and would not enter into the Merger Agreement if the Stockholder Parties did not enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Parent and the Stockholder Parties hereby agree as follows:

Section 1. Agreement to Vote. From and after the date hereof until the termination of this Agreement in accordance with Section 3, at any meeting of the Company’s stockholders (or any adjournment or postponement thereof), however called, or in connection with any action proposed to be taken by written consent of the stockholders of the Company, the Stockholders agree to take the following actions (or cause the applicable holder of record of its Covered Shares to take the following actions) and each Beneficial Owner agrees to cause any applicable holder of record of its, his or her Covered Shares to take the following actions:

(a) appear and be present (in accordance with the Bylaws of the Company) at such meeting of the Company’s stockholders or otherwise cause its Covered Shares to be counted as present thereat for purposes of calculating a quorum;

(b) to affirmatively vote and cause to be voted all of its, his or her Covered Shares in favor of (“for”), or, if action is to be taken by written consent in lieu of a meeting of the Company’s stockholders, deliver to the Company a duly executed affirmative written consent in favor of (“for”), the Merger and the adoption of the Merger Agreement (the “Supported Matters”); and

(c) to vote or cause to be voted all of its Covered Shares against, and not provide any written consent with respect to (i) any Company Acquisition Proposal and (ii) any action, proposal, transaction or agreement that is intended to or would (1) result in a breach in any material respect of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or of the Stockholder Parties under this Agreement, (2) impede, interfere with, delay, postpone, discourage or adversely affect the timely consummation of the Merger or any of the other transactions expressly contemplated by the Merger Agreement or this Agreement or (3) change in any manner the voting rights of any class of shares of the Company (including any amendments to the Company’s Certificate of Incorporation or Bylaws).

Notwithstanding the foregoing, the obligations in this Section 1 shall only apply with respect to (A) sub-sections (a) and (b) to the extent that the Supported Matters are submitted for a vote at any such meeting or are the subject of any such written consent and (B) sub-section (c) to the extent that any Company Acquisition Proposal or any of the matters contemplated by Section 1(c)(ii) are submitted for a vote at any such meeting or are the subject of any such written consent. No Stockholder Party shall take or commit or agree to take any action inconsistent with the foregoing.

Section 2. Inconsistent Agreements. Except as contemplated by this Agreement, each Stockholder Party hereby represents, covenants and agrees that it, he or she, nor any entity under the control of such Stockholder Party:

(a) has entered into, or shall enter into at any time prior to the Termination Date (as defined below), any voting agreement or voting trust with respect to its Covered Shares; nor

(b) has granted, or shall grant at any time prior to the Termination Date, a proxy or power of attorney with respect to its Covered Shares, in either case, which has not subsequently been revoked or which is inconsistent with the obligations of such Stockholder Party pursuant to this Agreement.

Section 3. Termination. This Agreement shall terminate upon the earliest of (a) the Effective Time, (b) the termination of the Merger Agreement in accordance with its terms, (c) the entry into or effectiveness of any amendment, modification or waiver of any provision of the Merger Agreement (including the Schedules and Exhibits thereto) that (i) reduces the amount or changes the form of the Merger Consideration in a manner adverse to the Stockholders, (ii) extends the Termination Date (as such term is defined in the Merger Agreement), or (iii) imposes any material restrictions or additional material conditions on the consummation of the Merger or the payment of the Merger Consideration or otherwise in a manner adverse to the Stockholders, (d) the Company Board having effected a Company Adverse Recommendation Change in accordance with the terms of the Merger Agreement, or (e) written notice of termination of this Agreement by Parent to the Stockholder Parties (such earliest date being referred to herein as the “Termination Date”); provided, that the provisions set forth in Sections 7, and 10 through 23 shall survive the termination of this Agreement; provided, further that no such termination will relieve any party hereto from any liability for any willful and material breach of this Agreement occurring prior to such termination.

Section 4. Representations and Warranties of the Stockholder Parties. Each Stockholder Party hereby represents and warrants to Parent as follows:

(a) The Stockholders are the record owners, and the Beneficial Owners are the beneficial owners of, the Owned Shares, and the Stockholders have good and valid title to the Owned Shares free and clear of Encumbrances other than as created by this Agreement or under prime broker agreements. The Stockholder Parties have the only voting power, power of disposition, power to demand appraisal rights and power to agree to all of the matters set forth in this Agreement, in each case with respect to all of such Owned Shares, with no limitations, qualifications or restrictions on such rights, subject to applicable federal securities Laws and the terms of this Agreement. As of the date hereof, other than the Owned Shares, the Stockholder Parties do not own beneficially or of record any (i) shares of capital stock or voting securities of the Company, (ii) securities of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company or (iii) options or other rights to acquire from the Company any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company.

(b) Each Stockholder Party that is an entity is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation. Each Stockholder Party has all requisite power, authority and legal capacity to execute and deliver this Agreement and to perform its, his or her obligations hereunder. The execution, delivery and performance of this Agreement by each Stockholder Party that is an entity, the performance by such Stockholder Party of its obligations hereunder and the consummation by such Stockholder Party of the transactions contemplated hereby have been duly and validly authorized by such Stockholder Party and no other actions or proceedings on the part of such Stockholder Party are necessary to authorize the execution and delivery by such Stockholder Party of this Agreement, the performance by such Stockholder Party of its obligations hereunder or the consummation by such Stockholder Party of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by each Stockholder Party and, assuming due authorization, execution and delivery by Parent, constitutes a legal, valid and binding obligation of such Stockholder Party, enforceable against it, him or her in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws, now or hereafter in effect, affecting creditors’ rights and remedies generally (regardless of whether considered in a Proceeding in equity or at law).

(c) Except for the applicable requirements of the Exchange Act, (i) no filing with, and no permit, authorization, consent or approval of, any Governmental Authority is necessary on the part of any Stockholder Party for the execution, delivery and performance of this Agreement by such Stockholder Party or the consummation by such Stockholder Party of the transactions contemplated hereby, other than as contemplated by the Merger Agreement, and (ii) neither the execution, delivery or performance of this Agreement by such Stockholder Party, nor the consummation by such Stockholder Party of the transactions contemplated hereby, nor compliance by such Stockholder Party with any of the provisions hereof shall (A) conflict with or violate, any provision of the organizational documents of such Stockholder Party (if such Stockholder Party is an entity), (B) result in any breach or violation of, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of an Encumbrance on any property or asset of such Stockholder Party pursuant to, any Contract to which such Stockholder Party is a party or by which such Stockholder Party or any properties or assets of such Stockholder Party is bound or affected or (C) violate any order, writ, injunction, decree, statute, rule or regulation applicable to such Stockholder Party or any of such Stockholder Party’s properties or assets, except, in the case of each of sub-clause (i) and (ii), as would not restrict, prohibit or impair the performance by such Stockholder of its obligations under this Agreement.

(d) As of the date hereof, there are no Proceedings pending or, to the knowledge of any Stockholder Party, threatened against such Stockholder Party or any of its or his Affiliates that would impair the ability of such Stockholder Party to perform its obligations under this Agreement or consummate the transactions contemplated by this Agreement in a timely manner.

Section 5. Representations and Warranties of Parent. Parent hereby represents and warrants to each Stockholder Party as follows:

(a) Parent is an entity duly organized, validly existing and in good standing under the laws of Delaware. Parent has all requisite power, authority and legal capacity to execute and deliver this Agreement. The execution and delivery of this Agreement by Parent have been duly and validly authorized by Parent and no other actions or proceedings on the part of Parent are necessary to authorize the execution and delivery by Parent of this Agreement. This Agreement has been duly and validly executed and delivered by Parent and, assuming due authorization, execution and delivery by each Stockholder Party, constitutes a legal, valid and binding obligation of Parent, enforceable against Parent in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws, now or hereafter in effect, affecting creditors’ rights and remedies generally (regardless of whether considered in a Proceeding in equity or at law).

(b) Except for the applicable requirements of the Exchange Act, (i) no filing with, and no permit, authorization, consent or approval of, any Governmental Authority is necessary on the part of Parent for the execution and delivery of this Agreement by Parent, and (ii) the execution and delivery of this Agreement by Parent shall not (A) conflict with or violate, any provision of the Parent Organizational Documents, (B) result in any breach or violation of, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of an Encumbrance on any property or asset of Parent pursuant to, any Contract to which Parent is a party or by which Parent or any properties or assets of Parent is bound or affected or (C) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Parent or any of Parent’s properties or assets, except, in the case of each of sub-clause (i) and (ii), as would not restrict, prohibit or impair the performance by Parent of its obligations under this Agreement.

(c) Parent has taken and will take any and all action necessary (including, as applicable, the adoption of relevant resolutions by the Parent Board) to render inapplicable any control share acquisition, business combination, or other similar anti-takeover provisions under Parent’s articles of incorporation or bylaws, or any applicable “fair price,” “moratorium,” “interested stockholder,” “control share acquisition,” “business combination” or other anti-takeover Law or similar Law enacted under state or federal Law, that is or could become applicable to any of Parent, the Stockholder Parties and their Affiliates, this Agreement and the transactions contemplated hereby, and the Merger Agreement and the transactions contemplated thereby.

(d) As of the date hereof, there are no Proceedings pending or, to the knowledge of Parent, threatened against Parent or any of its Affiliates that would impair the ability of Parent to consummate the transactions contemplated by the Merger Agreement.

Section 6. Certain Covenants of the Parties.

(a) Each Stockholder Party hereby covenants and agrees as follows:

(i) Prior to the Termination Date, and except as contemplated hereby, such Stockholder Party shall not (A) tender any Covered Shares into any tender or exchange offer, (B) except for an Exempt Transfer, sell (constructively or otherwise), transfer, offer, exchange, pledge, hypothecate, grant, encumber, assign or otherwise dispose of or encumber (collectively “Transfer”), or enter into any contract, option, agreement or other arrangement or understanding with respect to the Transfer of any of its Covered Shares or beneficial ownership or voting power thereof or therein (including by operation of Law, or through the granting of any proxies or powers of attorney, in connection with a voting trust or voting agreement); (C) acquire, offer to acquire, or agree to acquire, directly or indirectly, by purchase or otherwise, any material assets of the Company or any of its subsidiaries; (D) make, or in any way participate in, directly or indirectly, any “solicitation” of “proxies” (as such terms are used in the rules of the SEC) to vote any voting securities of the Company to (I) not adopt or approve the Supported Matters or (II) approve any other matter that if approved would reasonably be expected to prevent, interfere with, discourage, impair or delay the consummation of the Supported Matters; (E) make any public announcement (other than public statements relating to the Merger) with respect to, or submit a proposal for, or offer for (with or without conditions), any transaction involving the Company or its subsidiaries or its and its subsidiaries’ securities or assets, except as required by Law; provided that nothing in this Agreement shall restrict any of the Stockholder Parties from acquiring additional securities of the Company; provided, however, any securities acquired by any such Stockholder Party or their respective Affiliates after the date of this Agreement shall be subject to this Agreement in all respects; (F) form, join or in any way participate in a “group” (as defined in Section 13(d)(3) under the Exchange Act) in connection with any of the actions expressly described in any of clauses (A)-(E) of this Section 6(a)(i); or (G) agree (whether or not in writing) to take any of the actions referred to in this Section 6(a)(i). Any action in violation of this provision shall be void.

For purposes of this Agreement, an “Exempt Transfer” means any Transfer of Covered Shares (a) in open market transactions, (b) in block trade transactions arranged through an investment bank, (c) as a bona fide gift or gifts, or for bona fide estate planning purposes, (d) by will or intestacy, (e) to any trust for the direct or indirect benefit of the Mr. Carl Icahn or the immediate family of Mr. Icahn (for purposes of this Agreement, “immediate family” shall mean any relationship by blood, current or former marriage, domestic partnership or adoption, not more remote than first cousin), (f) to any immediate family member, (g) to a partnership, limited liability company or other entity of which Mr. Icahn and the immediate family of Mr. Icahn is the legal and beneficial owner of all of the outstanding equity securities or similar interests, (h) to a nominee or custodian of a person or entity to whom a disposition or Transfer would be permissible under clauses (c) through (g) above, (i) by operation of law, such as pursuant to a qualified domestic order, divorce settlement, divorce decree or separation agreement, or (j) if the Stockholder Party is a corporation, partnership, limited liability company, trust or other business entity, (A) to another corporation, partnership, limited liability company, trust or other business entity that is an affiliate (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended) of such Stockholder Party, or to any investment fund or other entity controlling, controlled by, managing or managed by or under common control with such Stockholder Party or affiliates of such Stockholder Party (including, for the avoidance of doubt, where such Stockholder Party is a partnership, to its general partner or a successor partnership or fund, or any other funds managed by such partnership), or (B) as part of a distribution, transfer or disposition without consideration by such Stockholder Party to its stockholders, partners, members or other equity holders; provided that (x) in the case of any Transfer or series of related Transfers pursuant to clauses (a) or (b), if the Stockholder Parties know that such Transfer or related Transfers involves the aggregate Transfer(s) of 5% or more of the then-outstanding Shares of the Company (based on the number of outstanding Shares of disclosed in the Company’s most recent quarterly or annual report on Form 10-Q or Form 10-K) to one or more related parties, then as a precondition to such Transfer(s), the transferee will agree in a writing reasonably satisfactory in form and substance to Parent, to be bound to vote such Shares in favor of the Supported Matters, and (y) in the case of a transfer or distribution pursuant to clauses (c), (d), (e), (f), (g), (h), (i) or (j), such transferee will execute a joinder to this Agreement in form and substance reasonably satisfactory to Parent.

(ii) From and after the date hereof until the Termination Date, each Stockholder Party agrees that it shall not, directly or indirectly, initiate, solicit, facilitate or knowingly encourage any Company Acquisition Proposal or the making or submission thereof or the making of any proposal that could reasonably be expected to lead to any Company Acquisition Proposal. Each Stockholder Party agrees that it shall cease immediately and cause to be terminated, and shall not authorize or knowingly permit any of its or their Representatives to continue, any and all existing activities, discussion or negotiations, if any, with any third party conducted prior to the date hereof with respect to any Company Acquisition Proposal and shall use its reasonable best efforts to cause any such third party (or its agents or advisors) in possession of non-public information in respect of the Company or any of its Subsidiaries that was furnished on behalf of the Company and its Affiliates to return or destroy (and confirm destruction of) all such information, if any.

(iii) Prior to the Termination Date, in the event that any Stockholder Party acquires the power to vote or direct the voting of, any additional Shares or other voting interests with respect to the Company, such Shares or voting interests shall, without further action of the parties, be deemed Covered Shares and subject to the provisions of this Agreement in all respects, and the number of Owned Shares held by such Stockholder Party set forth on Exhibit A will be deemed amended accordingly.

Section 7. Stockholder Party Capacity. This Agreement is being entered into by each Stockholder Party solely in its, his or her capacity as a record and/or beneficial owner of the Covered Shares, and nothing in this Agreement shall restrict or limit the ability of such Stockholder Party or any affiliate of such Stockholder Party who is a director, officer or employee of the Company to take any action in his or her capacity as a director, officer or employee of the Company, including the exercise of fiduciary duties to the Company or its stockholders.

Section 8. Appraisal Rights. Prior to the Termination Date, no Stockholder Party shall exercise any rights to demand appraisal of any Covered Shares or right to dissent that may arise with respect to the Merger, and each Stockholder Party hereby waives any such rights of appraisal or rights to dissent that such Stockholder Party may have under applicable Law.

Section 9. Disclosure. Prior to the Termination Date, none of the Stockholder Parties or Parent shall issue any press release or make any public statement with respect to this Agreement without the prior written consent of each other party (which consent shall not be unreasonably withheld, conditioned or delayed), except (a) as may be required by applicable Law or the rules or regulations of any applicable U.S. securities exchange or Governmental Authority to which the relevant party is subject, in which case the party required to make the release or announcement shall use its reasonable best efforts to allow each other party reasonable time to comment on such release or announcement in advance or (b) with respect to any press release or other public statement by such Stockholder Party permitted by Section 6(a)(i)(E).

Section 10. Non-Survival of Representations, Warranties and Covenants. The representations, warranties and covenants of the Stockholder Parties contained herein shall not survive the Termination Date, other than those contained within the provisions that the parties have agreed will survive the termination of this Agreement pursuant to Section 3.

Section 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or if by email, upon the first Business Day after such email is sent if written confirmation of receipt by email is obtained, (b) on the first Business Day following the date of dispatch if delivered utilizing a next-day service by a nationally recognized next-day courier if next Business Day delivery is requested, or (c) on the earlier of confirmed receipt or the fifth Business Day following the date of mailing if delivered by United States registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered to the addresses set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

if to Parent, Acquiror or Merger Sub:

The Middleby Corporation

1400 Toastmaster Drive

Elgin, Illinois 60120

Attention: Timothy J. FitzGerald, Chief Executive Officer

Email: tfitzgerald@middleby.com

with a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP

155 North Wacker Drive

Chicago, Illinois 60606

Attention: Shilpi Gupta

Email: Shilpi.Gupta@skadden.com

Skadden, Arps, Slate, Meagher & Flom LLP

1000 Louisiana, Suite 6800

Houston, Texas 77002

Attention: Eric C. Otness

Email: Eric.Otness@Skadden.com

if to any Stockholder Party, to the address(es) set forth on the signature page to this Agreement, with a copy (which shall not constitute notice) to:

Icahn Capital LP

16690 Collins Avenue

Sunny Isles Beach, FL 3316

Attention: Andrew Langham

Email: alangham@sfire.com

Section 12. Interpretation. When a reference is made in this Agreement to a Section, Article, Schedule or Exhibit, such reference shall be to a Section, Article, Schedule or Exhibit of this Agreement unless otherwise indicated. The headings contained in this Agreement or in any Schedule or Exhibit are for convenience of reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Any capitalized terms used in any Schedule or Exhibit but not otherwise defined therein shall have the meaning set forth in this Agreement. All Schedules and Exhibits annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth herein. The word “including” and words of similar import when used in this Agreement will mean “including, without limitation,” unless otherwise specified.

Section 13. Entire Agreement. This Agreement (including the Schedules and Exhibits hereto) constitutes the entire agreement of the parties, and supersedes all prior written agreements, arrangements, communications and understandings and all prior and contemporaneous oral agreements, arrangements, communications and understandings among the parties with respect to the subject matter hereof and thereof.

Section 14. No Third Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of the parties and their respective successors and permitted assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, other than the Company, which shall be and hereby is, an express third-party beneficiary of this Agreement.

Section 15. Governing Law. This Agreement and all claims and causes of action based upon, arising out of or in connection herewith shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without regard to Laws that may be applicable under conflicts of laws principles (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.

Section 16. Submission to Jurisdiction. Each of the parties hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Court of Chancery of the State of Delaware or, if such Court does not have jurisdiction, any Delaware State court, or Federal court of the United States of America, sitting in Delaware, and any appellate court from any thereof, in any Proceeding arising out of or relating to this Agreement or the transactions contemplated hereby or for recognition or enforcement of any judgment relating thereto, and each of the parties hereby irrevocably and unconditionally (i) agrees not to commence any such Proceeding except in such courts, (ii) agrees that any claim in respect of any such Proceeding may be heard and determined in such court, (iii) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such Proceeding in any such court, and (iv) waives, to the fullest extent permitted by Law, the defense of an inconvenient forum to the maintenance of such Proceeding in any such court. Each of the parties agrees that a final judgment in any such Proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 11. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by Law.

Section 17. Assignment; Successors. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of Law or otherwise, by any party without the prior written consent of the other parties, and any such assignment without such prior written consent shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

Section 18. Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, subject to the limitations contained in this Section 18, Parent shall be entitled to seek specific performance of the terms hereof, including an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the State of Delaware located in New Castle County, Delaware or any federal court located in Wilmington, Delaware, this being in addition to any other remedy to which such party is entitled at Law or in equity, without any requirement to post security as a prerequisite to obtaining equitable relief.

Section 19. Severability. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

Section 20. Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (C) IT MAKES SUCH WAIVERS VOLUNTARILY AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 20.

Section 21. Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties. This Agreement may be executed by signatures delivered by facsimile or email, and a copy hereof that is executed and delivered by a party by facsimile or email (including in .pdf format) will be binding upon that party to the same extent as a copy hereof containing that party’s original signature.

Section 22. Facsimile or Electronic Signature. This Agreement may be executed by facsimile or electronic signature and a facsimile or electronic signature shall constitute an original for all purposes.

Section 23. No Presumption Against Drafting Party. Parent and the Stockholder Parties acknowledge that each party to this Agreement has been represented by counsel in connection with this Agreement and the transactions contemplated by this Agreement. Accordingly, any rule of Law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the drafting party has no application and is expressly waived.

[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

THE MIDDLEBY CORPORATION

By:	/s/ Timothy J. FitzGerald
Name: Timothy J. FitzGerald
Title: Chief Executive Officer

[Signature Page to Voting and Support Agreement]

ICAHN PARTNERS MASTER FUND LP

By:	/s/ Irene March
Name: Irene March
Title: Executive Vice President

ICAHN OFFSHORE LP

By:	/s/ Irene March
Name: Irene March
Title: Executive Vice President

ICAHN PARTNERS LP

By:	/s/ Irene March
Name: Irene March
Title: Executive Vice President

[Signature Page to Voting and Support Agreement]

ICAHN ONSHORE LP

By:	/s/ Irene March
Name: Irene March
Title: Executive Vice President

ICAHN CAPITAL LP

By:	/s/ Irene March
Name: Irene March
Title: Executive Vice President

IPH GP LLC

By:	/s/ Irene March
Name: Irene March
Title: Executive Vice President

ICAHN ENTERPRISES HOLDINGS L.P.

By:	/s/ Ted Papapostolou
Name: Ted Papapostolou
Title: Principal Accounting Officer

ICAHN ENTERPRISES G.P. INC.

By:	/s/ Ted Papapostolou
Name: Ted Papapostolou
Title: Principal Accounting Officer

BECKTON CORP.

By:	/s/ Irene March
Name: Irene March
Title: Vice President

[Signature Page to Voting and Support Agreement]

CARL C. ICAHN

By:	/s/ Carl C. Icahn
Name: Carl C. Icahn

[Signature Page to Voting and Support Agreement]

EXHIBIT A

Record or Beneficial Owner	Shares of Common Stock (the “Owned Shares”)
Icahn Partners Master Fund LP (Direct Owner)	4,956,068
Icahn Offshore LP	4,956,068
Icahn Partners LP (Direct Owner)	6,986,170
Icahn Onshore LP	6,986,170
Icahn Capital LP	11,942,238
IPH GP LLC	11,942,238
Icahn Enterprises Holdings LP	11,942,238
Icahn Enterprises G.P. Inc.	11,942,238
Beckton Corp.	11,942,238
Carl C. Icahn	11,942,238

ANNEX E—THE MIDDLEBY CHARTER AMENDMENT

CERTIFICATE OF AMENDMENT

OF THE

RESTATED CERTIFICATE OF INCORPORATION

OF

THE MIDDLEBY CORPORATION

The Middleby Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY:

1.

The Board of Directors of the Corporation, by the unanimous written consent of its members, duly adopted a resolution setting forth a proposed amendment to the Corporation’s Restated Certificate of Incorporation (as amended, the “Restated Certificate of Incorporation”), declared such amendment to be advisable and directed that such amendment be considered at the special meeting of the stockholders of the Corporation on [                    ], 2021. The resolution setting forth the amendment is as follows:

RESOLVED that the Restated Certificate of Incorporation of the Corporation be amended by amending and restating the first sentence of Article 4 thereof to read in its entirety as follows:

“The Corporation shall have authority to issue 2,000,000 shares of Preferred Stock, par value $0.01 per share (“Preferred Stock”) and 150,000,000 shares of Common Stock, par value $0.01 per share (“Common Stock”).”

2.

On [                    ], [                    ], this Certificate of Amendment of the Restated Certificate of Incorporation was duly adopted and approved by the stockholders of the Corporation in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

[Signature page follows]

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be duly executed in its corporate name this [        ] day of [            ], [        ].

THE MIDDLEBY CORPORATION,
a Delaware corporation

By:
Name: Timothy J. FitzGerald
Title:	Chief Executive Officer

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM	20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Delaware General Corporation Law

Middleby is incorporated under the laws of the State of Delaware.

Section 145(a) of the DGCL authorizes a corporation to indemnify any person who was or is a party, or is threatened to be made a party, to a threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Section 145(b) of the DGCL provides in relevant part that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

The DGCL also provides that indemnification under Sections 145(a) and (b) can only be made upon a determination that indemnification of the present or former director, officer or employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in Sections 145(a) and (b). Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of directors who are not a party to the action at issue (even though less than a quorum), (2) by a majority vote of a designated committee of these directors (even though less than a quorum), (3) if there are no such directors, or these directors authorize, by the written opinion of independent legal counsel, or (4) by the stockholders.

Section 145(c) of the DGCL provides that to the extent a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 145(a) or (b), or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorney’s fees) actually and reasonably incurred by such person in connection therewith.

Section 145(e) of the DGCL provides that expenses (including attorneys’ fees) incurred by an officer or director of the corporation in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in

Section 145 of the DGCL. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents of the corporation or by persons serving at the request of the corporation as directors, officers, employees or agents of another corporation, partnership, joint venture, trust or other enterprise may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

Section 145(g) of the DGCL also empowers a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under Section 145 of the DGCL.

Section 102(b)(7) of the DGCL permits a corporation to provide for eliminating or limiting the personal liability of one of its directors for any monetary damages related to a breach of fiduciary duty as a director, as long as the corporation does not eliminate or limit the liability of a director for (a) a breach of the director’s duty of loyalty to the corporation or its stockholders, (b) acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law, (c) a violation of Section 174 of the DGCL (unlawful dividends) or (d) any transaction from which the director derived an improper personal benefit.

Section 8 of Middleby’s restated certificate of incorporation eliminates the personal liability of Middleby’s directors to the fullest extent permitted by law, which indemnification will include, but not be limited to, payment by Middleby of expenses incurred in defending a civil or criminal action or proceeding in advance of the final disposition of such action or proceeding, upon receipt of an undertaking by the person indemnified to repay such payments if he shall be adjudicated to be not entitled to indemnification under the law. Any such indemnification will be provided although the person to be indemnified is no longer an officer, director, employee, or agent of Middleby or of such other organization. No indemnification will be provided for any person with respect to any matter as to which he or she will have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his or her action was in the best interests of Middleby.

ITEM	21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

A list of exhibits included as part of this registration statement is set forth in the Exhibit Index in accordance with Item 601 of Regulation S-K, which is hereby incorporated by reference.

The exhibits contain representations, warranties and covenants that were made by the parties to the applicable agreement only for purposes of such agreement and as of specific dates; were made solely for the benefit of the contracting parties; may be subject to limitations agreed upon by the contracting parties, including being qualified by any applicable confidential disclosures exchanged between such parties in connection with the execution of such agreement (which disclosures may include information that has been included in such parties’ public disclosures, as well as additional non-public information); may have been made for the purposes of allocating contractual risk between the contracting parties instead of establishing these matters as facts; and may be subject to standards of materiality applicable to such parties that differ from those applicable to investors. Additionally, the representations, warranties, covenants, conditions and other terms of such agreements may be subject to subsequent waiver or modification. For the foregoing reasons, one should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the contracting parties or any of their respective subsidiaries or affiliates, which are disclosed in the other information provided elsewhere in the registration statement or incorporated by reference herein.

Middleby and Welbilt acknowledge that, notwithstanding the inclusion of the foregoing cautionary statements, they are responsible for considering whether additional specific disclosures of material information regarding material contractual provisions are required to make the statements in the registration statement not misleading. Additional information about Middleby and Welbilt may be found elsewhere in the registration statement and Middleby’s and Welbilt’s other public filings, which are available without charge through the SEC’s website at www.sec.gov. See “Where You Can Find More Information” beginning on page 217.

ITEM	22. UNDERTAKINGS

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i).	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii).

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii).

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser: if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i).	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii).	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii).

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv).	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)

That, for the purpose of determining liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)

(i). That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

(ii).

That every prospectus (a) that is filed pursuant to paragraph (7)(i) above or (b) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to this registration statement and will not be used until such amendment has become effective, and that for the purpose of determining liabilities under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(8)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(b)	The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(c)

The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and Middleby being acquired involved therein, that was not the subject of and included in this registration statement when it became effective.

EXHIBIT INDEX

Exhibit No.	Description
2.1†	Agreement and Plan of Merger, dated as of April 20, 2021, by and among The Middleby Corporation, Welbilt, Inc., Middleby Marshall Inc. and Mosaic Merger Sub, Inc. (attached as Annex A to the joint proxy statement/prospectus that forms a part of this registration statement).
3.1	Restated Certificate of Incorporation of The Middleby Corporation (effective as of May 13, 2005), incorporated by reference to the company’s Form 8-K, Exhibit 3.1, dated April 29, 2005, filed on May 17, 2005.
3.2	Fourth Amended and Restated Bylaws of The Middleby Corporation (effective as of February 26, 2021), incorporated by reference to Middleby’s Form 10-K, Exhibit 3.2, filed March 3, 2021.
5.1**	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP regarding the validity of securities being registered.
10.1	Voting and Support Agreement, dated as of April 20, 2021, by and among The Middleby Corporation and the Icahn Stockholders named therein (attached as Annex D to the joint proxy statement/prospectus that forms a part of this registration statement).
21	List of subsidiaries of The Middleby Corporation (incorporated by reference to Exhibit 21 of Middleby’s Form 10-K filed on March 3, 2021).
23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm for The Middleby Corporation.
23.2	Consent of PricewaterhouseCoopers, Independent Registered Public Accounting Firm for Welbilt, Inc.
23.3**	Consent of Skadden, Arps, Slate, Meagher & Flom (included in Exhibit 5.1).
24.1**	Power of Attorney (included on the signature page to Form S-4).
99.1	Consent of Guggenheim Securities, LLC.
99.2	Consent of Morgan Stanley & Co. LLC.
99.3**	Consent of William C. Johnson to be named as a director upon the completion of the Merger.
99.4**	Consent of Cynthia M. Egnotovich to be named as a director upon the completion of the Merger.
99.5	Form of Proxy Card for Special Meeting of The Middleby Corporation.
99.6	Form of Proxy Card for Special Meeting of Welbilt, Inc.

†	Pursuant to Item 601(b)(2) of Regulation S-K, Middleby agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Agreement and Plan of Merger to the SEC upon request.

**	Previously filed

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Elgin, state of Illinois, on this 8th day of June, 2021.

THE MIDDLEBY CORPORATION

/s/ Timothy J. FitzGerald
Name: Timothy J. FitzGerald Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on June 8, 2021.

Signatures	Title

/s/ Timothy FitzGerald	Chief Executive Officer and Director (principal executive officer)
Timothy FitzGerald

/s/ *	Chief Financial Officer (principal financial officer and principal accounting officer)
Bryan Mittelman

/s/ *	Chairman of the Board of Directors
Gordon O’Brien

/s/ *	Director
Sarah Palisi Chapin

/s/ *	Director
Cathy L. McCarthy

/s/ *	Director
John R. Miller III

/s/ *	Director
Robert Nerbonne

/s/ *	Director
Nassem Ziyad

*

The undersigned, by signing his name hereto, signs and executes this registration statement pursuant to the Powers of Attorney executed by the above named signatories and previously filed with the Securities and Exchange Commission on May 28, 2021.

/s/ Timothy FitzGerald
Timothy FitzGerald Attorney-In-Fact